UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☑	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
ISOPLEXIS CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply)
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-269466

MERGER PROPOSAL—YOUR VOTE IS VERY IMPORTANT
Dear Berkeley Lights Stockholders and IsoPlexis Stockholders:
On December 21, 2022, Berkeley Lights, Inc., which is referred to as “Berkeley Lights,” Iceland Merger Sub Inc., a wholly owned subsidiary of Berkeley Lights, which is referred to as “Merger Sub,” and IsoPlexis Corporation, which is referred to as “IsoPlexis,” entered into an Agreement and Plan of Merger, as it may be amended from time to time, which is referred to as the “merger agreement,” that provides for the acquisition of IsoPlexis by Berkeley Lights. On the terms and subject to the conditions of the merger agreement, Berkeley Lights will acquire IsoPlexis through a merger of Merger Sub with and into IsoPlexis, with IsoPlexis continuing as the surviving corporation and becoming a wholly owned subsidiary of Berkeley Lights. The combined company will be named PhenomeX.
On the successful completion of the merger, each issued and outstanding share of IsoPlexis common stock (other than certain excluded shares as described in the merger agreement) will be converted into the right to receive 0.6120 of a share of Berkeley Lights common stock, which number is referred to as the “exchange ratio,” with cash (without interest and after giving effect to any required tax withholdings as provided in the merger agreement) being paid in lieu of any fractional shares of Berkeley Lights common stock that IsoPlexis stockholders would otherwise be entitled to receive. Berkeley Lights stockholders will continue to own their existing Berkeley Lights shares.
The exchange ratio is fixed and will not be adjusted for changes in the market price of either Berkeley Lights common stock or IsoPlexis common stock between the date of signing of the merger agreement and the completion date of the merger. Based on the number of shares of Berkeley Lights common stock and IsoPlexis common stock outstanding on February 6, 2023, on completion of the merger, we expect that former IsoPlexis stockholders would own approximately 25% of the outstanding shares of the combined company and Berkeley Lights stockholders immediately prior to the merger would own approximately 75% of the outstanding shares of the combined company. Berkeley Lights common stock is traded on the Nasdaq Global Select Market, which is referred to as “Nasdaq” when used with respect to Berkeley Lights, under the symbol “BLI.” IsoPlexis common stock is traded on the Nasdaq Stock Market LLC, which is referred to as “Nasdaq” when used with respect to IsoPlexis, under the symbol “ISO.” We encourage you to obtain current quotes for the common stock of both Berkeley Lights and IsoPlexis.
Because the exchange ratio is fixed, the market value of the merger consideration to IsoPlexis stockholders will fluctuate with the market price of the Berkeley Lights common stock and will not be known at the time that IsoPlexis stockholders vote on the merger. Based on the $2.39 per share closing price of Berkeley Lights common stock on Nasdaq on December 21, 2022, the last full trading day before the public announcement of the merger agreement, the implied value of the merger consideration to IsoPlexis stockholders was approximately $1.46 per share of IsoPlexis common stock. On February 7, 2023, the latest practicable trading day before the date of the filing of the accompanying joint proxy statement/prospectus, the closing price of Berkeley Lights common stock on Nasdaq was $2.26 per share, resulting in an implied value of the merger consideration to IsoPlexis stockholders of $1.38 per share of IsoPlexis common stock.
Berkeley Lights and IsoPlexis will each hold special meetings of their respective stockholders to vote on the proposals necessary to complete the proposed merger. Such special meetings are referred to as the “Berkeley Lights special meeting” and the “IsoPlexis special meeting,” respectively.
At the Berkeley Lights special meeting, Berkeley Lights stockholders will be asked to consider and vote on (1) a proposal to approve the issuance of shares of Berkeley Lights common stock to IsoPlexis stockholders in connection with the merger, which proposal is referred to as the “Berkeley Lights share issuance proposal,” and (2) a proposal to adjourn the Berkeley Lights special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Berkeley Lights share issuance proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to Berkeley Lights stockholders. The board of directors of Berkeley Lights unanimously recommends that Berkeley Lights stockholders vote “FOR” each of the proposals to be considered at the Berkeley Lights special meeting.
At the IsoPlexis special meeting, IsoPlexis stockholders will be asked to consider and vote on (1) a proposal to adopt the merger agreement, which proposal is referred to as the “IsoPlexis merger proposal,” and (2) a proposal to adjourn the IsoPlexis special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the IsoPlexis merger proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to IsoPlexis stockholders. The board of directors of IsoPlexis unanimously recommends that IsoPlexis stockholders vote “FOR” each of the proposals to be considered at the IsoPlexis special meeting.
We cannot complete the merger unless the Berkeley Lights share issuance proposal is approved by Berkeley Lights stockholders and the IsoPlexis merger proposal is approved by IsoPlexis stockholders. Your vote on these matters is very important, regardless of the number of shares you own. Whether or not you plan to attend your company’s respective special meeting, please promptly mark, sign and date the accompanying proxy card and return it in the enclosed postage-paid envelope or call the toll-free telephone number or use the Internet as described in the instructions included with your proxy card in order to authorize the individuals named on your proxy card to vote your shares at the applicable special meeting.
The accompanying joint proxy statement/prospectus provides you with important information about the special meetings, the merger, and each of the proposals. We encourage you to read the entire document carefully, in particular the “Risk Factors” section beginning on page 32 for a discussion of risks relevant to the merger.
We look forward to the successful completion of the merger.
Sincerely,

Siddhartha Kadia Chief Executive Officer Berkeley Lights, Inc.	Sean Mackay Chief Executive Officer and Co-Founder IsoPlexis Corporation
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger, the adoption of the merger agreement, the Berkeley Lights common stock to be issued in the merger or any of the other transactions described in this joint proxy statement/prospectus or determined if this joint proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
This joint proxy statement/prospectus is dated February 13, 2023 and is first being mailed to the stockholders of Berkeley Lights on or about February 13, 2023 and to the stockholders of IsoPlexis on or about February 14, 2023.

Berkeley Lights, Inc.
5858 Horton Street, Suite 320
Emeryville, California 94608
(510) 858-2855
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 16, 2023
To the Stockholders of Berkeley Lights, Inc.:
Notice is hereby given that Berkeley Lights, Inc., which is referred to as “Berkeley Lights,” will hold a special meeting of its stockholders, which is referred to as the “Berkeley Lights special meeting,” virtually via the Internet, on March 16, 2023, beginning at 8:00 a.m., Pacific Time (unless the special meeting is adjourned or postponed).
The Berkeley Lights special meeting will be held in a virtual meeting format only, via live webcast, and there will not be a physical meeting location. You will be able to attend the Berkeley Lights special meeting online and to vote your shares electronically at the meeting by visiting www.virtualshareholdermeeting.com/BLI2023SM, which is referred to as the “Berkeley Lights special meeting website.”
The Berkeley Lights special meeting will be held for the purpose of Berkeley Lights stockholders considering and voting on the following proposals:
1.
to approve the issuance of shares of Berkeley Lights common stock to the stockholders of IsoPlexis Corporation, which is referred to as “IsoPlexis,” in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of December 21, 2022, as it may be amended from time to time, which is referred to as the “merger agreement,” by and among Berkeley Lights, Iceland Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Berkeley Lights, which is referred to as “Merger Sub,” and IsoPlexis, which issuance is referred to as the “share issuance” and which proposal is referred to as the “Berkeley Lights share issuance proposal;” and

2.
to approve the adjournment of the Berkeley Lights special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Berkeley Lights special meeting to approve the Berkeley Lights share issuance proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to Berkeley Lights stockholders, which proposal is referred to as the “Berkeley Lights adjournment proposal.”

Berkeley Lights will transact no other business at the Berkeley Lights special meeting except such business as may properly be brought before the Berkeley Lights special meeting or any adjournment or postponement thereof. The accompanying joint proxy statement/prospectus, including the merger agreement attached thereto as Annex A, contains further information with respect to these matters.
Only holders of record of Berkeley Lights common stock at the close of business on February 14, 2023, the record date for determining stockholders entitled to notice of, and to vote at, the Berkeley Lights special meeting, which is referred to as the “Berkeley Lights record date,” are entitled to notice of and to vote at the Berkeley Lights special meeting and any adjournments or postponements thereof.
The board of directors of Berkeley Lights, which is referred to as the “Berkeley Lights board of directors,” unanimously approved and declared advisable the merger agreement, the merger of Merger Sub with and into IsoPlexis, which is referred to as the “merger,” and the other transactions contemplated by the merger agreement and declared that it is fair to, and in the best interests of, Berkeley Lights and the Berkeley Lights stockholders that Berkeley Lights enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement. Accordingly, the Berkeley Lights board of directors unanimously recommends that Berkeley Lights stockholders vote:
•	“FOR” the Berkeley Lights share issuance proposal; and
•	“FOR” the Berkeley Lights adjournment proposal.

Your vote is very important, regardless of the number of shares of Berkeley Lights common stock you own. The parties cannot complete the merger unless the Berkeley Lights share issuance proposal is approved by Berkeley Lights stockholders. Assuming a quorum is present, the approval of the Berkeley Lights share issuance proposal requires the affirmative vote of a majority of votes cast on the proposal.
Whether or not you plan to attend the Berkeley Lights special meeting via the Berkeley Lights special meeting website, Berkeley Lights urges you to please promptly mark, sign and date the accompanying proxy card and return it in the enclosed postage-paid envelope, which requires no postage if mailed in the United States, or to submit your votes electronically by calling the toll-free telephone number or using the Internet as described in the instructions included with the accompanying proxy card, so that your shares may be represented and voted at the Berkeley Lights special meeting. If you hold your shares through a broker, bank or other nominee in “street name” (instead of as a registered holder), please follow the instructions on the voting instruction form provided by your bank, broker or nominee to vote your shares. The list of Berkeley Lights stockholders entitled to vote at the Berkeley Lights special meeting will be available for examination by any Berkeley Lights stockholder for any purpose germane to the meeting for a period of at least ten days prior to the Berkeley Lights special meeting. During such period, the list of Berkeley Lights stockholders entitled to vote at the Berkeley Lights special meeting will be made available for examination on an electronic network that will be available to only the Berkeley Lights stockholders. The list of Berkeley Lights stockholders entitled to vote at the Berkeley Lights special meeting will also be available for examination by any Berkeley Lights stockholder during the Berkeley Lights special meeting via the Berkeley Lights special meeting website at www.virtualshareholdermeeting.com/BLI2023SM.
If you have any questions about the merger, please contact Berkeley Lights at (510) 858-2855 or write to Berkeley Lights, Inc., Attn: Secretary, 5858 Horton Street, Suite 320, Emeryville, California 94608. If you have any questions about how to vote or direct a vote in respect of your shares of Berkeley Lights common stock, you may contact Berkeley Lights’ proxy solicitor, Innisfree M&A Incorporated, at (888) 750-5834.
By Order of the Board of Directors,

Siddhartha Kadia Chief Executive Officer
Emeryville, California
Dated: February 13, 2023

IsoPlexis Corporation
35 NE Industrial Road
Branford, Connecticut 06405
(203) 208-4111
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 16, 2023
To the Stockholders of IsoPlexis Corporation:
Notice is hereby given that IsoPlexis Corporation, which is referred to as “IsoPlexis,” will hold a special meeting of its stockholders, which is referred to as the “IsoPlexis special meeting,” virtually via the Internet, on March 16, 2023, beginning at 11:00 a.m., Eastern Time (unless the special meeting is adjourned or postponed).
The IsoPlexis special meeting will be held in a virtual meeting format only, via live webcast, and there will not be a physical meeting location. You will be able to attend the IsoPlexis special meeting online and to vote your shares electronically at the meeting by visiting meetnow.global/MXPL9X4, which is referred to as the “IsoPlexis special meeting website.”
The IsoPlexis special meeting will be held for the purpose of IsoPlexis stockholders considering and voting on the following proposals:
1.
to adopt the Agreement and Plan of Merger, dated as of December 21, 2022, as it may be amended from time to time, which is referred to as the “merger agreement,” by and among Berkeley Lights, Inc., which is referred to as “Berkeley Lights,” Iceland Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Berkeley Lights, which is referred to as “Merger Sub,” and IsoPlexis, which proposal is referred to as the “IsoPlexis merger proposal;” and

2.
to approve the adjournment of the IsoPlexis special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the IsoPlexis special meeting to approve the IsoPlexis merger proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to IsoPlexis stockholders, which proposal is referred to as the “IsoPlexis adjournment proposal.”

IsoPlexis will transact no other business at the IsoPlexis special meeting except such business as may properly be brought before the IsoPlexis special meeting or any adjournment or postponement thereof. The accompanying joint proxy statement/prospectus, including the merger agreement attached thereto as Annex A, contains further information with respect to these matters.
Only holders of record of IsoPlexis common stock at the close of business on February 14, 2023, the record date for determining stockholders entitled to notice of, and to vote at, the IsoPlexis special meeting, which is referred to as the “IsoPlexis record date,” are entitled to notice of and to vote at the IsoPlexis special meeting and any adjournments or postponements thereof.
The board of directors of IsoPlexis, which is referred to as the “IsoPlexis board of directors,” unanimously approved and declared advisable the merger agreement, the merger of Merger Sub with and into IsoPlexis, which is referred to as the “merger,” and the other transactions contemplated by the merger agreement and declared that it is fair to, and in the best interests of, IsoPlexis and the IsoPlexis stockholders that IsoPlexis enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement.
Accordingly, the IsoPlexis board of directors unanimously recommends that IsoPlexis stockholders vote:
•	“FOR” the IsoPlexis merger proposal; and
•	“FOR” the IsoPlexis adjournment proposal.
Your vote is very important, regardless of the number of shares of IsoPlexis common stock you own. The parties cannot complete the merger unless the IsoPlexis merger proposal is approved by IsoPlexis stockholders.

Assuming a quorum is present, the approval of the IsoPlexis merger proposal requires the affirmative vote of a majority of the outstanding shares of IsoPlexis common stock entitled to vote on the IsoPlexis merger proposal.
Whether or not you plan to attend the IsoPlexis special meeting via the IsoPlexis special meeting website, IsoPlexis urges you to please promptly mark, sign and date the accompanying proxy card and return it in the enclosed postage-paid envelope, which requires no postage if mailed in the United States, or to submit your votes electronically by calling the toll-free telephone number or using the Internet as described in the instructions included with the accompanying proxy card, so that your shares may be represented and voted at the IsoPlexis special meeting. If you hold your shares through a broker, bank or other nominee in “street name” (instead of as a registered holder), please follow the instructions on the voting instruction form provided by your bank, broker or nominee to vote your shares. The list of IsoPlexis stockholders entitled to vote at the IsoPlexis special meeting will be available for examination by any IsoPlexis stockholder for any purpose germane to the meeting for a period of at least ten days prior to the IsoPlexis special meeting. During such period, the list of IsoPlexis stockholders entitled to vote at the IsoPlexis special meeting will be made available for examination during ordinary business hours, at IsoPlexis’ principal place of business, located at 35 NE Industrial Road, Branford, Connecticut 06405. The list of IsoPlexis stockholders entitled to vote at the IsoPlexis special meeting will also be available for examination by any IsoPlexis stockholder during the IsoPlexis special meeting via the IsoPlexis special meeting website at meetnow.global/MXPL9X4.
If you have any questions about the merger, please contact IsoPlexis at (203) 208-4111 or write to IsoPlexis Corporation, Attn: Secretary, 35 NE Industrial Road, Branford, Connecticut 06405.
If you have any questions about how to vote or direct a vote in respect of your shares of IsoPlexis common stock, you may contact IsoPlexis’ proxy solicitor, Okapi Partners LLC, at (855) 208-8902.
By Order of the Board of Directors,

Richard W. Rew II Senior Vice President, General Counsel & Secretary
Branford, Connecticut
Dated: February 13, 2023

REFERENCES TO ADDITIONAL INFORMATION
The accompanying joint proxy statement/prospectus incorporates important business and financial information about Berkeley Lights from other documents that Berkeley Lights has filed with the U.S. Securities and Exchange Commission, which is referred to as the “SEC,” and that are not contained in and are instead incorporated by reference into this joint proxy statement/prospectus and with respect to IsoPlexis from other documents that IsoPlexis has filed with the SEC that have been included herein and delivered herewith as annexes. For a more detailed description of where you can find information about Berkeley Lights and IsoPlexis and a list of Berkeley Lights documents incorporated by reference in the accompanying joint proxy statement/prospectus, see the section entitled “Where You Can Find More Information” beginning on page 170. This information is available for you free of charge to review through the SEC’s website at www.sec.gov.
This joint proxy statement/prospectus includes as annexes documents that IsoPlexis previously filed with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (which is referred to as the “Exchange Act”), as set forth below. Any statement contained (a) in such a document shall be deemed to be modified or superseded for purposes of this joint proxy statement/prospectus or (b) in an annex hereto, consisting of a document filed with the SEC subsequent to such document, modifies or replaces such statement. The information included in the annexes hereto is incorporated into this joint proxy statement/prospectus, except to the extent so modified or superseded and except as provided below.
Set forth below is a list of the documents previously filed with the SEC by IsoPlexis under the Exchange Act that are included as annexes to this joint proxy statement/prospectus.
•	IsoPlexis’ Current Report on Form 8-K filed with the SEC on February 2, 2022;
•	IsoPlexis’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 30, 2022;
•	IsoPlexis’ Current Report on Form 8-K (excluding any information and exhibits furnished under Item 2.02 thereof) filed with the SEC on April 11 2022;
•	IsoPlexis’ definitive proxy statement on Schedule 14A for IsoPlexis’ 2022 annual meeting of stockholders, filed with the SEC on April 29, 2022;
•	IsoPlexis’ Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the SEC on May 11, 2022;
•	IsoPlexis’ Current Report on Form 8-K filed with the SEC on June 21, 2022;
•	IsoPlexis’ Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, filed with the SEC on August 15, 2022;
•	IsoPlexis’ Current Report on Form 8-K (excluding any information and exhibits furnished under Item 7.01 thereof) filed with the SEC on August 23, 2022;
•	IsoPlexis’ Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, filed with the SEC on November 10, 2022; and
•	IsoPlexis’ Current Report on Form 8-K filed with the SEC on December 21, 2022.
You may request a copy of this joint proxy statement/prospectus and any of the documents incorporated by reference into this joint proxy statement/prospectus or other information filed with the SEC by Berkeley Lights or IsoPlexis, without charge, by written or telephonic request directed to the appropriate company or its proxy solicitor at the following contacts:
For Berkeley Lights stockholders:	For IsoPlexis stockholders:

Berkeley Lights, Inc. Attn: Secretary 5858 Horton Street, Suite 320 Emeryville, California 94608	IsoPlexis Corporation Attn: Secretary 35 NE Industrial Road Branford, Connecticut 06405

In order for you to receive timely delivery of the documents in advance of the special meeting of Berkeley Lights stockholders to be held on March 16, 2023, which is referred to as the “Berkeley Lights special meeting,” or the special meeting of IsoPlexis stockholders to be held on March 16, 2023, which is referred to as the “IsoPlexis special meeting,” as applicable, you must request the information no later than March 9, 2023.
If you have any questions about the Berkeley Lights special meeting or the IsoPlexis special meeting, or need to obtain proxy cards or other information, please contact the applicable company’s proxy solicitor set forth below:
For Berkeley Lights stockholders:	For IsoPlexis stockholders:

Innisfree M&A Incorporated 501 Madison Avenue, 20th Floor New York, New York 10022 Call Toll-Free: (888) 750-5834 Banks and Brokers Call: (212) 750-5833 Email: info@innisfreema.com	Okapi Partners LLC 1212 Avenue of the Americas, 17th Floor New York, New York 10036 Call Toll-Free: (855) 208-8902 Banks and Brokers Call: (212) 297-0720 Email: info@okapipartners.com
The contents of the websites of the SEC, Berkeley Lights, IsoPlexis or any other entity are not being incorporated into this joint proxy statement/prospectus. The information about how you can obtain certain documents that are incorporated by reference into this joint proxy statement/prospectus at these websites is being provided only for your convenience.

ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS
This document, which forms part of a registration statement on Form S-4 filed with the SEC by Berkeley Lights (Registration No. 333-269466), constitutes a prospectus of Berkeley Lights under Section 5 of the Securities Act of 1933, as amended, which is referred to as the “Securities Act,” with respect to the shares of common stock of Berkeley Lights to be issued to IsoPlexis stockholders pursuant to the Agreement and Plan of Merger, dated as of December 21, 2022, as it may be amended from time to time, by and among Berkeley Lights, Merger Sub and IsoPlexis, which is referred to as the “merger agreement.” This document also constitutes a proxy statement of each of Berkeley Lights and IsoPlexis under Section 14(a) of the Exchange Act. It also constitutes a notice of meeting with respect to the Berkeley Lights special meeting and a notice of meeting with respect to the IsoPlexis special meeting.
Berkeley Lights has supplied all information contained or incorporated by reference into this joint proxy statement/prospectus relating to Berkeley Lights and Merger Sub, and IsoPlexis has supplied all information contained in this joint proxy statement/prospectus relating to IsoPlexis. Berkeley Lights and IsoPlexis have both contributed to the information related to the merger contained in this joint proxy statement/prospectus.
You should rely only on the information contained in or incorporated by reference into this joint proxy statement/prospectus. Berkeley Lights and IsoPlexis have not authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated February 13, 2023, and you should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than such date unless otherwise specifically provided herein.
Further, you should not assume that the information incorporated by reference into this joint proxy statement/prospectus is accurate as of any date other than the date of the incorporated document. Neither the mailing of this joint proxy statement/prospectus to Berkeley Lights stockholders or IsoPlexis stockholders nor the issuance by Berkeley Lights of shares of its common stock pursuant to the merger agreement will create any implication to the contrary.
This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.
Unless otherwise indicated or the context otherwise requires, all references in this joint proxy statement/prospectus to:
•	“Berkeley Lights” refer to Berkeley Lights, Inc., a Delaware corporation;
•
“Berkeley Lights adjournment proposal” refer to the proposal to adjourn the Berkeley Lights special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Berkeley Lights share issuance proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to Berkeley Lights stockholders;

•	“Berkeley Lights board of directors” refer to the board of directors of Berkeley Lights;
•	“Berkeley Lights common stock” refer to the common stock of Berkeley Lights, par value $0.00005 per share;
•	“Berkeley Lights record date” refer to February 14, 2023;
•
“Berkeley Lights share issuance proposal” refer to the proposal that Berkeley Lights stockholders approve the issuance of shares of Berkeley Lights common stock to IsoPlexis stockholders in connection with the merger;

•	“Berkeley Lights special meeting” refer to the special meeting of Berkeley Lights stockholders to consider and vote upon the Berkeley Lights share issuance proposal and related matters;
•	“Code” refer to the Internal Revenue Code of 1986, as amended;
•	“combined company” refer to PhenomeX, the combined company following completion of the merger and the other transactions contemplated by the merger agreement;
•	“Cowen” refer to Cowen and Company, LLC, financial advisor to Berkeley Lights in connection with the proposed merger;

•	“DGCL” refer to the General Corporation Law of the State of Delaware;
•	“DOJ” refer to the Department of Justice Antitrust Division;
•
“effective time” refer to the date and time when the merger becomes effective under the DGCL, which will be the date and time at which the certificate of merger with respect to the merger is filed with the Secretary of State of the State of Delaware, or such later date and time as may be mutually agreed to in writing by Berkeley Lights and IsoPlexis and specified in the certificate of merger;

•
“end date” refer to June 21, 2023, the date on which, subject to certain limitations in the merger agreement, the merger agreement may be terminated and the merger abandoned by either IsoPlexis or Berkeley Lights (which date will be automatically extended in certain circumstances related to the receipt of required regulatory approvals or the absence of restraints under certain competition laws to September 21, 2023, and, subsequently, to December 21, 2023, pursuant to the terms of the merger agreement);

•	“Evercore” refer to Evercore Group L.L.C., financial advisor to IsoPlexis in connection with the proposed merger;
•	“Exchange Act” refer to the Securities Exchange Act of 1934, as amended;
•
“exchange ratio” refer to 0.6120, which figure reflects the number of shares of Berkeley Lights common stock that IsoPlexis stockholders will be entitled to receive in the merger for each share of IsoPlexis common stock held immediately prior to the effective time;

•	“FTC” refer to the Federal Trade Commission;
•	“GAAP” refer to U.S. generally accepted accounting principles;
•	“HSR Act” refer to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;
•	“IsoPlexis” refer to IsoPlexis Corporation, a Delaware corporation;
•
“IsoPlexis adjournment proposal” refer to the proposal to adjourn the IsoPlexis special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the IsoPlexis merger proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to IsoPlexis stockholders;

•	“IsoPlexis board of directors” refer to the board of directors of IsoPlexis;
•	“IsoPlexis common stock” refer to the common stock of IsoPlexis, par value $0.001 per share;
•	“IsoPlexis merger proposal” refer to the proposal that IsoPlexis stockholders adopt the merger agreement;
•	“IsoPlexis record date” refer to February 14, 2023;
•	“IsoPlexis special meeting” refer to the special meeting of IsoPlexis stockholders to consider and vote upon the IsoPlexis merger proposal and related matters;
•	“merger” refer to the merger of Merger Sub with and into IsoPlexis;
•	“merger agreement” refer to the Agreement and Plan of Merger, dated as of December 21, 2022, as it may be amended from time to time, by and among Berkeley Lights, Merger Sub and IsoPlexis;
•
“Merger Sub” refer to Iceland Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Berkeley Lights formed for the purpose of effecting the merger as described in this joint proxy statement/prospectus;

•	“Nasdaq” refer to, with respect to Berkeley Lights, the Nasdaq Global Select Market and, with respect to IsoPlexis, the Nasdaq Stock Market LLC;
•	“Securities Act” refer to the Securities Act of 1933, as amended; and
•	“share issuance” refer to the issuance of shares of Berkeley Lights common stock to IsoPlexis stockholders in connection with the merger.

i

QUESTIONS AND ANSWERS
The following are brief answers to certain questions that you, as a stockholder of Berkeley Lights or a stockholder of IsoPlexis, may have regarding the merger, and the other matters being considered at the Berkeley Lights special meeting and the IsoPlexis special meeting, as applicable. You are urged to carefully read this joint proxy statement/prospectus and the other documents referred to in this joint proxy statement/prospectus in their entirety because this section may not provide all the information that is important to you regarding these matters. Please refer to the section entitled “Summary” beginning on page 14 for a summary of important information regarding the merger agreement, the merger and the related transactions. Additional important information is contained in the annexes to, and the documents incorporated by reference into, this joint proxy statement/prospectus. You may obtain the information incorporated by reference in this joint proxy statement/prospectus, without charge, by following the instructions under the section entitled “Where You Can Find More Information” beginning on page 170.
Q:	Why am I receiving this joint proxy statement/prospectus?
A:
You are receiving this joint proxy statement/prospectus because IsoPlexis has agreed to be acquired by Berkeley Lights through a merger of Merger Sub with and into IsoPlexis, with IsoPlexis continuing as the surviving corporation in the merger and becoming a wholly owned subsidiary of Berkeley Lights. The merger agreement, which governs the terms and conditions of the merger, is attached to this joint proxy statement/prospectus as Annex A.

Your vote is required in connection with the merger. Berkeley Lights and IsoPlexis are sending these materials to their respective stockholders to help them decide how to vote their shares with respect to the share issuance, in the case of Berkeley Lights, the adoption of the merger agreement, in the case of IsoPlexis, and other important matters.
Q:	What matters am I being asked to vote on?
A:	In order to complete the merger, among other things:
•
Berkeley Lights stockholders must approve the issuance of Berkeley Lights common stock to IsoPlexis stockholders in connection with the merger in accordance with the rules of Nasdaq, which proposal is referred to as the “Berkeley Lights share issuance proposal;” and

•	IsoPlexis stockholders must adopt the merger agreement in accordance with the DGCL, which proposal is referred to as the “IsoPlexis merger proposal.”
Berkeley Lights: Berkeley Lights is holding the Berkeley Lights special meeting to obtain approval of the Berkeley Lights share issuance proposal. At the Berkeley Lights special meeting, Berkeley Lights stockholders will also be asked to approve a proposal to adjourn the Berkeley Lights special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Berkeley Lights special meeting to approve the Berkeley Lights share issuance proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to Berkeley Lights stockholders, which proposal is referred to as the “Berkeley Lights adjournment proposal.”
IsoPlexis: IsoPlexis is holding the IsoPlexis special meeting to obtain approval of the IsoPlexis merger proposal. At the IsoPlexis special meeting, IsoPlexis stockholders will also be asked to approve a proposal to adjourn the IsoPlexis special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the IsoPlexis special meeting to approve the IsoPlexis merger proposal or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to IsoPlexis stockholders, which proposal is referred to as the “IsoPlexis adjournment proposal.”
Your vote is very important, regardless of the number of shares that you own. The approval of the Berkeley Lights share issuance proposal and the approval of the IsoPlexis merger proposal are conditions to the obligations of Berkeley Lights and IsoPlexis to complete the merger. Neither the approval of the Berkeley Lights adjournment proposal nor the IsoPlexis adjournment proposal are conditions to the obligations of Berkeley Lights or IsoPlexis to complete the merger.
Q:	When and where will each of the special meetings take place?
A:
Berkeley Lights: The Berkeley Lights special meeting will be held virtually via the Internet on March 16, 2023, beginning at 8:00 a.m., Pacific Time (unless the special meeting is adjourned or postponed). The Berkeley Lights special meeting will be held solely via live webcast and there will not be a physical meeting location. Berkeley Lights stockholders will be able to attend the Berkeley Lights special meeting online and vote their shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/BLI2023SM, which is referred to as the “Berkeley Lights special meeting website.” If you choose to attend the Berkeley Lights special meeting via the Berkeley Lights special meeting website and to vote your shares in person via the website, you will need the 16-digit control number located on your proxy card as described in the section entitled “The Berkeley Lights Special Meeting—Attending the Berkeley Lights Special Meeting” beginning on page 49.
IsoPlexis: The IsoPlexis special meeting will be held virtually via the Internet on March 16, 2023, beginning at 11:00 a.m., Eastern Time (unless the special meeting is adjourned or postponed). The IsoPlexis special meeting will be held solely via live webcast and there will not be a physical meeting location. IsoPlexis stockholders will be able to attend the IsoPlexis special meeting online and vote their shares electronically during the meeting by visiting meetnow.global/MXPL9X4, which is referred to as the “IsoPlexis special meeting website.” If you choose to attend the IsoPlexis special meeting via the IsoPlexis special meeting website and to vote your shares in person via the website, you will need the 16-digit control number located on your proxy card as described in the section entitled “The IsoPlexis Special Meeting—Attending the IsoPlexis Special Meeting” beginning on page 57.
Even if you plan to attend your respective company’s special meeting, Berkeley Lights and IsoPlexis recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to or become unable to attend the applicable special meeting.
For Berkeley Lights stockholders, if you hold your shares in “street name” you may only vote them in person if you obtain a specific control number from your bank, broker or other nominee giving you the right to vote the shares.
For IsoPlexis stockholders, if you hold your shares in “street name” you must register in advance to attend and participate in the IsoPlexis special meeting. To register in advance, you must first obtain a legal proxy from your bank, broker or other nominee. Once you have received a legal proxy from your bank, broker or other nominee, please email a scan or image of it to Computershare at legalproxy@computershare.com with “Legal Proxy” noted in the subject line. Requests for registration must be received by Computershare no later than 5:00 p.m., Eastern Time, on March 13, 2023. Upon receipt of your legal proxy, Computershare will provide you with a control number by email.
Q:	Does my vote matter?
A:
Yes, your vote is very important, regardless of the number of shares that you own. The merger cannot be completed unless the Berkeley Lights share issuance proposal is approved by Berkeley Lights stockholders and the IsoPlexis merger proposal is approved by IsoPlexis stockholders.

For Berkeley Lights stockholders, a failure to return or submit your proxy or to vote at the Berkeley Lights special meeting as provided in this joint proxy statement/prospectus will have no effect on the Berkeley Lights share issuance proposal (assuming a quorum is present) or the Berkeley Lights adjournment proposal, but the failure of any shares present or represented at the Berkeley Lights special meeting to vote on the proposal will have the same effect as a vote “AGAINST” the Berkeley Lights share issuance proposal and “AGAINST” the Berkeley Lights adjournment proposal, as applicable. The Berkeley Lights board of directors unanimously recommends that you vote “FOR” the Berkeley Lights share issuance proposal and “FOR” the Berkeley Lights adjournment proposal.
For IsoPlexis stockholders, a failure to return or submit your proxy or to vote at the IsoPlexis special meeting as provided in this joint proxy statement/prospectus will have the same effect as a vote “AGAINST” the IsoPlexis merger proposal. The failure to return or submit your proxy or to vote at the IsoPlexis special meeting will have no effect on the IsoPlexis adjournment proposal, but the failure of any shares present or represented at the IsoPlexis special meeting to vote on the proposal will have the same effect as a vote “AGAINST” the IsoPlexis adjournment proposal. The IsoPlexis board of directors unanimously recommends that you vote “FOR” the IsoPlexis merger proposal and “FOR” the IsoPlexis adjournment proposal.
Q:	What will IsoPlexis stockholders receive for their shares if the merger is completed?
A:
If the merger is completed, each share of IsoPlexis common stock (other than certain excluded shares as described in the merger agreement) issued and outstanding immediately prior to the effective time will be converted into the right to receive 0.6120 of a share of Berkeley Lights common stock, which number is referred to as the “exchange ratio.” Each IsoPlexis stockholder will receive cash (without interest and after giving effect to any required tax withholdings as provided in the merger agreement) in lieu of any fractional shares of Berkeley Lights common stock that such stockholder would otherwise receive in the merger. Any cash amounts to be received by an IsoPlexis stockholder in lieu of any fractional shares of Berkeley Lights common stock will be rounded down to the nearest whole cent. IsoPlexis stockholders will also have the right to receive any unpaid dividends or other distributions in accordance with procedures set forth in the merger agreement.
Because Berkeley Lights will issue a fixed number of shares of Berkeley Lights common stock in exchange for each share of IsoPlexis common stock, the value of the merger consideration that IsoPlexis stockholders will receive in the merger will depend on the market price of shares of Berkeley Lights common stock at the time the merger is completed. The market price of shares of Berkeley Lights common stock that IsoPlexis stockholders receive at the time the merger is completed could be greater than, less than or the same as the market price of shares of Berkeley Lights common stock on the date of this joint proxy statement/prospectus or at the time of the Berkeley Lights special meeting or the IsoPlexis special meeting. Accordingly, you should obtain current market quotations for Berkeley Lights common stock and IsoPlexis common stock before deciding how to vote with respect to the Berkeley Lights share issuance proposal or the IsoPlexis merger proposal, as applicable. Berkeley Lights common stock and IsoPlexis common stock are traded on Nasdaq, under the symbols “BLI” and “ISO,” respectively. Shares of common stock of the combined company will trade on Nasdaq under the symbol “CELL” after completion of the merger. For more information regarding the merger consideration to be received by IsoPlexis stockholders if the merger is completed, see the section entitled “The Merger Agreement—Merger Consideration” beginning on page 110.
Q:	What are the material U.S. federal income tax consequences of the merger to U.S. holders of IsoPlexis common stock?
A:
As further described below in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger,” it is the opinion of Cravath, Swaine & Moore LLP that the merger will qualify as a tax-free “reorganization” within the meaning of Section 368(a) of the Code. Accordingly, the exchange of IsoPlexis common stock for shares of Berkeley Lights common stock will generally be tax-free to U.S. holders (as defined below under the section entitled “Material U.S. Federal Income Tax Consequences of the Merger”), except with respect to any cash received in lieu of fractional shares of Berkeley Lights common stock.

U.S. holders of IsoPlexis common stock should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 149 for a more complete discussion of the material U.S. federal income tax consequences of the merger.
The U.S. federal income tax consequences described above may not apply to all holders of IsoPlexis common stock. The tax consequences to holders of IsoPlexis common stock will generally depend on each holder’s individual situation. Accordingly, holders of IsoPlexis common stock are strongly urged to consult their tax advisors for a full understanding of the particular tax consequences of the merger.
Q:	How does the Berkeley Lights board of directors recommend that I vote at the Berkeley Lights special meeting?
A:	The Berkeley Lights board of directors unanimously recommends that you vote “FOR” the Berkeley Lights share issuance proposal and “FOR” the Berkeley Lights adjournment proposal.
In considering the recommendations of the Berkeley Lights board of directors, Berkeley Lights stockholders should be aware that Berkeley Lights directors and executive officers have interests in the merger that are different from, or in addition to, their interests as Berkeley Lights stockholders. These interests may include, among others, the continued service of directors of Berkeley Lights as directors of the combined company and the continued employment of executive officers of Berkeley Lights by the combined company. For a more complete description of these interests, see the information provided in the section entitled “Interests of Berkeley Lights’ Directors and Executive Officers in the Merger” beginning on page 145.
Q:	How does the IsoPlexis board of directors recommend that I vote at the IsoPlexis special meeting?
A:	The IsoPlexis board of directors unanimously recommends that you vote “FOR” the IsoPlexis merger proposal and “FOR” the IsoPlexis adjournment proposal.

In considering the recommendations of the IsoPlexis board of directors, IsoPlexis stockholders should be aware that IsoPlexis’ directors and executive officers may have certain interests in the merger that may be different from, or in addition to, the interests of IsoPlexis stockholders generally. These interests may include, among others, the payment of severance benefits and acceleration of outstanding IsoPlexis equity awards upon certain terminations of employment or service, and the combined company’s agreement to indemnify IsoPlexis directors and executive officers against certain claims and liabilities. For a more complete description of these interests, see the information provided in the section entitled “Interests of IsoPlexis’ Directors and Executive Officers in the Merger” beginning on page 146.
Q:	If my IsoPlexis common stock is represented by physical stock certificates, should I send my stock certificates now?
A:
No. After the merger is completed, you will receive a transmittal form with instructions for the surrender of your IsoPlexis common stock certificates. Please do not send your stock certificates with your proxy card. For more information, see the section entitled “The Merger Agreement—Exchange of Shares” beginning on page 110.

Q:	Who is entitled to vote at the Berkeley Lights special meeting?
A:
All holders of record of shares of Berkeley Lights common stock who held shares at the close of business on February 14, 2023, the Berkeley Lights record date, are entitled to receive notice of, and to vote at, the Berkeley Lights special meeting. Each such holder of Berkeley Lights common stock is entitled to cast one vote on each matter properly brought before the Berkeley Lights special meeting for each share of Berkeley Lights common stock that such holder owned of record as of the Berkeley Lights record date. Attendance at the Berkeley Lights special meeting via the Berkeley Lights special meeting website is not required to vote. See below and the section entitled “The Berkeley Lights Special Meeting—Methods of Voting” beginning on page 47 for instructions on how to vote your shares without attending the Berkeley Lights special meeting.

Q:	Who is entitled to vote at the IsoPlexis special meeting?
A:
All holders of record of shares of IsoPlexis common stock who held shares at the close of business on February 14, 2023, the IsoPlexis record date, are entitled to receive notice of, and to vote at, the IsoPlexis special meeting. Each such holder of IsoPlexis common stock is entitled to cast one vote on each matter properly brought before the IsoPlexis special meeting for each share of IsoPlexis common stock that such holder owned of record as of the IsoPlexis record date. Attendance at the IsoPlexis special meeting via the IsoPlexis special meeting website is not required to vote. See below and the section entitled “The IsoPlexis Special Meeting—Methods of Voting” beginning on page 56 for instructions on how to vote your shares without attending the IsoPlexis special meeting.

Q:	What is a proxy?
A:
A proxy is a stockholder’s legal designation of another person to vote shares owned by such stockholder on their behalf. The document used to designate a proxy to vote your shares of Berkeley Lights common stock or IsoPlexis common stock, as applicable, is referred to as a “proxy card.”

Q:	How many votes do I have for the Berkeley Lights special meeting?
A:
Each Berkeley Lights stockholder is entitled to one vote for each share of Berkeley Lights common stock held of record as of the close of business on the Berkeley Lights record date. As of the close of business on February 6, 2023, there were 72,173,586 outstanding shares of Berkeley Lights common stock.

Q:	How many votes do I have for the IsoPlexis special meeting?
A:
Each IsoPlexis stockholder is entitled to one vote for each share of IsoPlexis common stock held of record as of the close of business on the IsoPlexis record date. As of the close of business on February 6, 2023, there were 40,351,574 outstanding shares of IsoPlexis common stock.

Q:	What constitutes a quorum for the Berkeley Lights special meeting?
A:	A quorum is the minimum number of shares required to be represented, either by the appearance of the stockholder in person or through representation by proxy, to hold a valid meeting.

The holders of a majority of the outstanding shares of Berkeley Lights common stock entitled to vote at the Berkeley Lights special meeting must be present in person via the Berkeley Lights special meeting website or represented by proxy in order to constitute a quorum.
Q:	What constitutes a quorum for the IsoPlexis special meeting?
A:	A quorum is the minimum number of shares required to be represented, either by the appearance of the stockholder in person or through representation by proxy, to hold a valid meeting.
The holders of a majority of the outstanding shares of IsoPlexis common stock entitled to vote at the IsoPlexis special meeting must be present in person via the IsoPlexis special meeting website or represented by proxy in order to constitute a quorum.
Q:	Where will the shares of the combined company that I receive in the merger be publicly traded?
A:	The shares of the combined company that IsoPlexis stockholders will receive in the merger will be listed for trading on Nasdaq under the symbol “CELL.”
Q:	What happens if the merger is not completed?
A:
If the Berkeley Lights share issuance proposal is not approved by Berkeley Lights stockholders, if the IsoPlexis merger proposal is not approved by IsoPlexis stockholders, or if the merger is not completed for any other reason, IsoPlexis stockholders will not receive the merger consideration or any other consideration in connection with the merger, and their shares of IsoPlexis common stock will remain outstanding.

If the merger is not completed, IsoPlexis will remain an independent public company and the IsoPlexis common stock will continue to be listed and traded on Nasdaq under the symbol “ISO” and Berkeley Lights will not complete the share issuance contemplated by the merger agreement, regardless of whether the Berkeley Lights share issuance proposal is approved by Berkeley Lights stockholders.
If the merger agreement is terminated under specified circumstances, IsoPlexis or Berkeley Lights, as applicable, may be required to pay the other party a termination fee of $2.3 million. See the section entitled “The Merger Agreement—Termination Fees” beginning on page 128 for a more detailed discussion of the termination fees.
Q:	What is a “broker non-vote”?
A:
Under New York Stock Exchange (“NYSE”) and Nasdaq rules, banks, brokers and other nominees may use their discretion to vote “uninstructed” shares (i.e., shares of record held by banks, brokers or other nominees, but with respect to which the beneficial owner of such shares has not provided instructions on how to vote on a particular proposal) with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. All of the proposals currently expected to be brought before the Berkeley Lights special meeting and the IsoPlexis special meeting are “non-routine” matters under the NYSE and Nasdaq rules.

A “broker non-vote” occurs on an item when (1) a bank, broker or other nominee has discretionary authority to vote on one or more proposals to be voted on at a meeting of shareholders, but is not permitted to vote on other proposals without instructions from the beneficial owner of the shares and (2) the beneficial owner fails to provide the bank, broker or other nominee with such instructions. Because all of the proposals currently expected to be voted on at the Berkeley Lights special meeting and the IsoPlexis special meeting are non-routine matters under the NYSE and Nasdaq rules for which brokers do not have discretionary authority to vote, Berkeley Lights and IsoPlexis do not expect there to be any broker non-votes at the Berkeley Lights special meeting or the IsoPlexis special meeting.
Q:
What stockholder vote is required for the approval of each proposal at the Berkeley Lights special meeting? What will happen if I fail to vote or abstain from voting on each proposal at the Berkeley Lights special meeting?

A:
Berkeley Lights Proposal 1: Berkeley Lights Share Issuance Proposal. Assuming the presence of a quorum, the approval of the Berkeley Lights share issuance proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) at the Berkeley Lights special meeting on the Berkeley Lights share issuance proposal. An abstention, a broker non-vote or other failure to vote will have no effect on the outcome of the Berkeley Lights share issuance proposal.

Berkeley Lights Proposal 2: Berkeley Lights Adjournment Proposal. If there is a quorum present, approval of the Berkeley Lights adjournment proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) at the Berkeley Lights special meeting on the Berkeley Lights adjournment proposal. In that case, an abstention, a broker non-vote or other failure to vote will have no effect on the outcome of the Berkeley Lights adjournment proposal.
If a quorum is not present, then either (1) the person presiding over the meeting or (2) a majority in voting power of the stockholders entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall have power to adjourn the Berkeley Lights special meeting. In the case of (2), a Berkeley Lights stockholder’s abstention from voting, a broker non-vote or the failure of a Berkeley Lights stockholder not present at the meeting to vote will have the same effect as a vote “AGAINST” the Berkeley Lights adjournment proposal.
Q:
What stockholder vote is required for the approval of each proposal at the IsoPlexis special meeting? What will happen if I fail to vote or abstain from voting on each proposal at the IsoPlexis special meeting?

A:
IsoPlexis Proposal 1: IsoPlexis Merger Proposal. Assuming a quorum is present at the IsoPlexis special meeting, the approval of the IsoPlexis merger proposal requires the affirmative vote of a majority of the outstanding shares of IsoPlexis common stock entitled to vote on the proposal. Accordingly, shares of IsoPlexis common stock not present at the IsoPlexis special meeting, shares that are present and not voted on the IsoPlexis merger proposal, including due to the failure of any IsoPlexis stockholder who holds their shares in “street name” through a bank, broker or other nominee to provide any voting instructions to such bank, broker or other nominee with respect to the IsoPlexis merger proposal, and abstentions will have the same effect as a vote “AGAINST” the IsoPlexis merger proposal.

IsoPlexis Proposal 2: IsoPlexis Adjournment Proposal. If a quorum is present at the IsoPlexis special meeting, the approval of the IsoPlexis adjournment proposal requires the affirmative vote of the majority of voting power of IsoPlexis common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal. Accordingly, any shares not present in person via the IsoPlexis special meeting website or represented by proxy at the IsoPlexis special meeting, including due to the failure of any stockholder holding their shares in “street name” to provide any voting instructions to their bank, broker or other nominee with respect to the IsoPlexis special meeting, will have no effect on the outcome of the IsoPlexis adjournment proposal. However, an abstention or other failure of any represented shares to vote on the proposal will have the same effect as a vote “AGAINST” the IsoPlexis adjournment proposal. In addition, if any IsoPlexis stockholder who holds their shares in “street name” through a bank, broker or other nominee provides voting instructions to such bank, broker or other nominee with respect to the IsoPlexis merger proposal, but not the IsoPlexis adjournment proposal, before the IsoPlexis special meeting it will have the same effect as a vote “AGAINST” the IsoPlexis adjournment proposal.
If a quorum is not present at the IsoPlexis special meeting, the chairperson of the meeting or the holders of a majority of the voting power present in person or represented by proxy at the meeting and entitled to vote at the meeting may adjourn the meeting to another time and/or place from time to time until a quorum shall be present in person or represented by proxy. In the case of an adjournment by holders of a majority of the voting power present in person or represented by proxy at the meeting and entitled to vote at the meeting, an abstention or other failure of any represented shares to vote on the proposal will have the same effect as a vote “AGAINST” the IsoPlexis adjournment proposal. In addition, if any IsoPlexis stockholder who holds their shares in “street name” through a bank, broker or other nominee provides voting instructions to such bank, broker or other nominee with respect to the IsoPlexis merger proposal, but not the IsoPlexis adjournment proposal, before the IsoPlexis special meeting it will have the same effect as a vote “AGAINST” the IsoPlexis adjournment proposal.
Q:	Are any Berkeley Lights stockholders already committed to vote in favor of the proposals at the Berkeley Lights special meeting?
A:
Yes. Concurrently with the execution of the merger agreement, on December 21, 2022, IsoPlexis, Berkeley Lights and Merger Sub entered into a Berkeley Lights voting agreement with each of Dr. Igor Khandros and Susan Bloch, which is referred to as the “Berkeley Lights voting agreement.” Pursuant to the Berkeley Lights voting agreement, each Berkeley Lights supporting stockholder has agreed to vote the shares of Berkeley Lights common stock beneficially owned by such stockholder in favor of, among other things, the Berkeley Lights share issuance proposal and the Berkeley Lights adjournment proposal. As of February 6, 2023, the supporting stockholders subject to the Berkeley Lights voting agreement owned and were entitled to vote in the aggregate approximately 13% of the outstanding shares of Berkeley Lights common stock. For more information, see the section entitled “The Merger Agreement—Voting Agreements” beginning on page 131.
Q:	Are any IsoPlexis stockholders already committed to vote in favor of the proposals at the IsoPlexis special meeting?
A:
Yes. Concurrently with the execution of the merger agreement, on December 21, 2022, IsoPlexis, Berkeley Lights and Merger Sub entered into an IsoPlexis voting agreement with each of Brian Paul Miller, Brian P Miller and Giovanna R Miller, JTWROS, Connecticut Innovations, Incorporated, Northpond Capital, LP, Northpond Ventures, LP, North Sound Trading, LP, PCOF EQ AIV III, LP, Perceptive Credit Holdings III, LP, Perceptive Life Sciences Master Fund, Ltd., SMC Growth Capital Partners II, LP, SMC Holdings II, LP, SMC Private Equity Holdings, LP, Sean Mackay, The Miller Family 2011 Trust and Rong Fan. Pursuant to the IsoPlexis voting agreement, each IsoPlexis supporting stockholder has agreed to vote the shares of IsoPlexis common stock beneficially owned by such stockholder in favor of, among other things, the IsoPlexis share issuance proposal and the IsoPlexis adjournment proposal. As of February 6, 2023, the supporting stockholders subject to the IsoPlexis voting agreement owned and were entitled to vote in the aggregate approximately 68% of the outstanding shares of IsoPlexis common stock (which are referred to as the “IsoPlexis covered shares”). In addition, under the IsoPlexis voting agreement, if the IsoPlexis board of directors makes a change of recommendation, then the aggregate number of IsoPlexis covered shares will automatically be reduced on a pro rata basis so that the IsoPlexis covered shares will collectively only constitute 30% of the outstanding shares of IsoPlexis common stock. For more information, see the section entitled “The Merger Agreement—Voting Agreements” beginning on page 131.

Q:	What will happen to IsoPlexis equity awards?
A:
At the effective time, each IsoPlexis stock option with a per share exercise price that is less than the average closing sale price for a share of IsoPlexis common stock, rounded to the nearest one-tenth of a cent, as reported on Nasdaq for the five most recent trading days ending on and including the third business day prior to the closing date of the merger (and the closing date of the merger is referred to as the “closing date”) that is outstanding and unexercised, whether vested or unvested, that is held by a continuing employee (each such IsoPlexis stock option an “Assumed IsoPlexis Stock Option”), immediately prior to the effective time will cease to represent a right to acquire shares of IsoPlexis common stock and will be automatically assumed and converted into a Berkeley Lights stock option on the same terms and conditions (including with respect to and expiration provisions) as applied to such Assumed IsoPlexis Stock Option immediately prior to the effective time, except that:

•
the number of shares of Berkeley Lights common stock subject to such Assumed IsoPlexis Stock Option shall equal (a) the number of shares of IsoPlexis common stock subject to the Assumed IsoPlexis Stock Option immediately prior to the effective time (with any performance-based vesting conditions being deemed satisfied in full), multiplied by (b) the exchange ratio, rounded down to the nearest whole share number; and

•
the per share exercise price of such Assumed IsoPlexis Stock Option shall equal (a) the per share exercise price applicable to such Assumed IsoPlexis Stock Option immediately prior to the effective time, divided by (b) the exchange ratio, rounded up to the nearest whole hundredth of a cent.

Each IsoPlexis stock option that is vested or would vest pursuant to its terms as a result of the consummation of the merger that is held by any individual who is an IsoPlexis non-employee service provider or who will otherwise not be a continuing employee will be exercisable no later than ten days prior to, and contingent on, the closing of the merger and, to the extent unexercised as of such date, will be automatically canceled for no consideration at the effective time.
At the effective time, each IsoPlexis stock option that is not an Assumed IsoPlexis Stock Option that is outstanding immediately prior to the effective time will be automatically canceled for no consideration.

At the effective time, each restricted stock award of IsoPlexis that is outstanding immediately prior to the effective time will be automatically converted into a restricted stock award of Berkeley Lights, on the same terms and conditions as were applicable to such restricted stock award of IsoPlexis (including with respect to lapsing restrictions), except the number of shares of Berkeley Lights common stock subject to such award shall equal (a) the number of shares of IsoPlexis common stock subject to the restricted stock award of IsoPlexis immediately prior to the effective time, multiplied by (b) the exchange ratio, rounded to the nearest whole share.
Q:	What will happen to the IsoPlexis Employee Stock Purchase Plan (the “IsoPlexis ESPP”)?
A:
The IsoPlexis ESPP will terminate ten business days prior to the closing date. No offering under the IsoPlexis ESPP was outstanding as of December 21, 2022 and no new offering under the IsoPlexis ESPP may commence thereafter.

Q:	What if I hold shares in both Berkeley Lights and IsoPlexis?
A:
If you are both a Berkeley Lights stockholder and an IsoPlexis stockholder, you will receive two separate packages of proxy materials. A vote cast as a Berkeley Lights stockholder will not count as a vote cast as an IsoPlexis stockholder, and a vote cast as an IsoPlexis stockholder will not count as a vote cast as a Berkeley Lights stockholder. Therefore, please follow the instructions received with each set of materials in order to submit separate proxies for your shares of Berkeley Lights common stock and your shares of IsoPlexis common stock.

Q:	How can I vote my shares in person at my respective special meeting?
A:	Berkeley Lights:
Shares held directly in your name as the stockholder of record of Berkeley Lights may be voted in person during the Berkeley Lights special meeting via the Berkeley Lights special meeting website. If you choose to vote your shares in person during the virtual meeting, you will need the 16-digit control number included on your proxy card in order to access the Berkeley Lights special meeting website and to vote in person as described in the section entitled “The Berkeley Lights Special Meeting—Attending the Berkeley Lights Special Meeting” beginning on page 49.
Shares held in “street name” may be voted in person via the Berkeley Lights special meeting website only if you obtain a specific control number and follow the instructions provided by your bank, broker or other nominee. See the section entitled “The Berkeley Lights Special Meeting—Attending the Berkeley Lights Special Meeting” beginning on page 49.
IsoPlexis:
Shares held directly in your name as the stockholder of record of IsoPlexis may be voted in person during the IsoPlexis special meeting via the IsoPlexis special meeting website. If you choose to vote your shares in person during the virtual meeting, you will need the 16-digit control number included on your proxy card in order to access the IsoPlexis special meeting website and to vote in person as described in the section entitled “The IsoPlexis Special Meeting—Attending the IsoPlexis Special Meeting” beginning on page 57.
Shares held in “street name” may be voted in person via the IsoPlexis special meeting website only if you first obtain a legal proxy issued in your name from your bank, broker or other nominee. Once you have received a legal proxy issued in your name from your bank, broker or other nominee, please email a scan or image of it to Computershare at legalproxy@computershare.com with “Legal Proxy” noted in the subject line. Upon receipt of your legal proxy, Computershare will provide you with a control number by email. The cut-off time for requesting a control number is March 13, 2023, three business days prior to the date of the IsoPlexis special meeting, at 5:00 p.m., Eastern Time. See the section entitled “The IsoPlexis Special Meeting—Attending the IsoPlexis Special Meeting” beginning on page 57.
Even if you plan to attend the Berkeley Lights special meeting or the IsoPlexis special meeting, as applicable, Berkeley Lights and IsoPlexis recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to or become unable to attend the respective special meeting.
Additional information on attending the special meetings can be found under the section entitled “The Berkeley Lights Special Meeting” on page 45 and under the section entitled “The IsoPlexis Special Meeting” on page 53.

Q:	How can I vote my shares without attending my special meeting?
A:
Whether you hold your shares directly as the stockholder of record of Berkeley Lights or IsoPlexis or beneficially in “street name,” you may direct your vote by proxy without attending the Berkeley Lights special meeting or the IsoPlexis special meeting, as applicable. If you are a stockholder of record, you can vote by proxy over the Internet, by telephone or by mail by following the instructions provided in the enclosed proxy card. Please note that if you hold shares beneficially in “street name,” you should follow the voting instructions provided by your bank, broker or other nominee.

Additional information on voting procedures can be found under the section entitled “The Berkeley Lights Special Meeting” on page 45 and under the section entitled “The IsoPlexis Special Meeting” on page 53.
Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner of shares held in “street name?”
A:
If your shares of common stock in Berkeley Lights are registered directly in your name with American Stock Transfer & Trust Company, LLC, which is referred to as “AST” and is the transfer agent of Berkeley Lights, or if your shares of common stock in IsoPlexis are registered directly in your name with Computershare Trust Company, N.A., which is referred to as “Computershare” and is the transfer agent of IsoPlexis, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to vote your shares directly at the applicable special meeting. You may also grant a proxy for your vote directly to Berkeley Lights or IsoPlexis, as applicable, or to a third party to vote your shares at the applicable special meeting.

If your shares of common stock in Berkeley Lights or IsoPlexis are held by a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name.” Your bank, broker or other nominee will send you, as the beneficial owner, a package describing the procedures for voting your shares. You should follow the instructions provided by them to vote your shares. If you are a Berkeley Lights stockholder, in order to attend the special meeting via the Berkeley Lights special meeting website and to vote via the website at the special meeting, you will need to obtain a specific control number and follow the other procedures provided by your bank, broker or other nominee in order to vote your shares. If you are an IsoPlexis stockholder, in order to attend the special meeting via the IsoPlexis special meeting website and to vote via the website at the special meeting, you will need to first obtain a legal proxy issued in your name from your bank, broker or other nominee. Once you have received a legal proxy issued in your name from your bank, broker or other nominee, please email a scan or image of it to Computershare at legalproxy@computershare.com with “Legal Proxy” noted in the subject line. Upon receipt of your legal proxy, Computershare will provide you with a control number by email. The cut-off time for requesting a control number is March 13, 2023, three business days prior to the date of the IsoPlexis special meeting, at 5:00 p.m., Eastern Time.
Q:
If my shares of Berkeley Lights common stock or IsoPlexis common stock are held in “street name” by my bank, broker or other nominee, will my bank, broker or other nominee automatically vote those shares for me?

A:
No. Your bank, broker or other nominee will only be permitted to vote your shares of Berkeley Lights common stock or IsoPlexis common stock, as applicable, if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee regarding the voting of your shares. Under NYSE and Nasdaq rules, banks, brokers and other nominees who hold shares of Berkeley Lights common stock or IsoPlexis common stock in “street name” for their customers have authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokers and other nominees are prohibited from exercising their voting discretion with respect to non-routine matters, which include all the proposals currently scheduled to be considered and voted on at each of the Berkeley Lights special meeting and the IsoPlexis special meeting. As a result, absent specific instructions from the beneficial owner of such shares, banks, brokers and other nominees are not empowered to vote such shares.

For Berkeley Lights stockholders, the effect of not instructing your bank, broker or other nominee how you wish to vote your shares is that such shares will not be counted as “FOR” or “AGAINST,” and, assuming a quorum is present at the Berkeley Lights special meeting, will have no effect on, the Berkeley Lights share issuance proposal or the Berkeley Lights adjournment proposal. However, if you provide voting instructions with respect to one proposal, your failure to instruct your bank, broker or nominee how to vote your shares with respect to the other proposal will have the same effect as a vote “AGAINST” such other proposal, as your shares will be represented at the meeting.

For IsoPlexis stockholders, the effect of not instructing your bank, broker or other nominee how you wish to vote your shares will be the same as a vote “AGAINST” the IsoPlexis merger proposal. If you fail to provide any voting instructions to your bank, broker or other nominee with respect to the IsoPlexis special meeting, such failure will have no effect on the IsoPlexis adjournment proposal. However, if you provide voting instructions with respect to one proposal, your failure to instruct your bank, broker or nominee how to vote your shares with respect to the other proposal will have the same effect as a vote “AGAINST” such other proposal, as your shares will be represented at the meeting.
Q:	What should I do if I receive more than one set of voting materials for the same special meeting?
A:
If you hold shares of Berkeley Lights common stock or IsoPlexis common stock in “street name” and also directly in your name as a stockholder of record or otherwise, or if you hold shares of Berkeley Lights common stock or IsoPlexis common stock in more than one brokerage account, you may receive more than one set of voting materials relating to the same special meeting.

Record Holders. For shares held directly, please complete, sign, date and return each proxy card (or cast your vote by telephone or Internet as provided on each proxy card) or otherwise follow the voting instructions provided in this joint proxy statement/prospectus in order to ensure that all of your shares of Berkeley Lights common stock or IsoPlexis common stock are voted.
Shares in “street name.” For shares held in “street name” through a bank, broker or other nominee, you should follow the procedures provided by your bank, broker or other nominee to vote your shares.
Q:	If a stockholder gives a proxy, how are the shares of Berkeley Lights or IsoPlexis common stock voted?
A:
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card will vote your shares of Berkeley Lights common stock or IsoPlexis common stock, as applicable, in the way that you indicate. For each item before the Berkeley Lights special meeting or IsoPlexis special meeting, as applicable, you may specify whether your shares of Berkeley Lights common stock or IsoPlexis common stock, as applicable, should be voted for or against, or abstain from voting.

Q:	How will my shares of Berkeley Lights common stock be voted if I return a blank proxy?
A:
If you sign, date and return your proxy and do not indicate how you want your shares of Berkeley Lights common stock to be voted, then your shares of Berkeley Lights common stock will be voted in accordance with the recommendation of the Berkeley Lights board of directors: “FOR” the Berkeley Lights share issuance proposal and “FOR” the Berkeley Lights adjournment proposal.

Q:	How will my shares of IsoPlexis common stock be voted if I return a blank proxy?
A:
If you sign, date and return your proxy and do not indicate how you want your shares of IsoPlexis common stock to be voted, then your shares of IsoPlexis common stock will be voted in accordance with the recommendation of the IsoPlexis board of directors: “FOR” the IsoPlexis merger proposal and “FOR” the IsoPlexis adjournment proposal.

Q:	Can I change my vote after I have submitted my proxy?
A:
Any Berkeley Lights stockholder or IsoPlexis stockholder giving a proxy has the right to revoke the proxy and change their vote before the proxy is voted at the applicable special meeting by doing any of the following:

•
subsequently submitting a new proxy (including by submitting a proxy via the Internet or telephone) for the applicable special meeting that is received by the deadline specified on the accompanying proxy card;

•	giving written notice of your revocation to Berkeley Lights’ Secretary or IsoPlexis’ Secretary, as applicable; or
•	revoking your proxy and voting in person at the applicable special meeting.

Execution or revocation of a proxy will not in any way affect your right to attend the applicable special meeting and vote in person. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed:
if you are a Berkeley Lights stockholder, to:	if you are an IsoPlexis stockholder, to:

Berkeley Lights, Inc. Attn: Secretary 5858 Horton Street, Suite 320 Emeryville, California 94608	IsoPlexis Corporation Attn: Secretary 35 NE Industrial Road Branford, Connecticut 06405
For more information, see the section entitled “The Berkeley Lights Special Meeting—Revocability of Proxies” beginning on page 48 and the section entitled “The IsoPlexis Special Meeting—Revocability of Proxies” beginning on page 56, as applicable.
Q:	If I hold my shares in “street name,” can I change my voting instructions after I have submitted voting instructions to my bank, broker or other nominee?
A:
If your shares are held in the name of a bank, broker or other nominee and you previously provided voting instructions to your bank, broker or other nominee, you should follow the instructions provided by your bank, broker or other nominee to revoke or change your voting instructions.

Q:	Where can I find the voting results of the special meetings?
A:
The preliminary voting results for each special meeting are expected to be announced at that special meeting. In addition, within four business days following certification of the final voting results, each of Berkeley Lights and IsoPlexis will file the final voting results of its respective special meeting (or, if the final voting results have not yet been certified, the preliminary results) with the SEC on a Current Report on Form 8-K.

Q:	Do IsoPlexis stockholders have dissenters’ or appraisal rights?
A:
IsoPlexis stockholders are not entitled to appraisal or dissenters’ rights under the DGCL. If IsoPlexis stockholders are not in favor of the merger, IsoPlexis stockholders may vote against or choose to abstain from voting on the IsoPlexis merger proposal. For more information, see the section entitled “No Appraisal Rights” beginning on page 161. Information about how IsoPlexis stockholders may vote on the proposals being considered in connection with the merger can be found under the section entitled “The IsoPlexis Special Meeting” beginning on page 53.

Q:	Are there any risks that I should consider in deciding whether to vote for the approval of the Berkeley Lights share issuance proposal or the approval of the IsoPlexis merger proposal?
A:
Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page 32. You also should read and carefully consider the risk factors with respect to Berkeley Lights that are contained in the documents that are incorporated by reference into this joint proxy statement/prospectus and with respect to IsoPlexis that are contained in the documents that are included as annexes to this joint proxy statement/prospectus.

Q:	What happens if I sell my shares of Berkeley Lights common stock or IsoPlexis common stock after the respective record date but before the respective special meeting?
A:
The Berkeley Lights record date is earlier than the date of the Berkeley Lights special meeting, and the IsoPlexis record date is earlier than the date of the IsoPlexis special meeting. If you sell or otherwise transfer your shares of Berkeley Lights common stock or IsoPlexis common stock after the applicable record date but before the applicable special meeting, you will, unless special arrangements are made, retain your right to vote at the applicable special meeting. However, if you are an IsoPlexis stockholder, the right to receive the merger consideration will pass to the person to whom you transferred your shares of IsoPlexis common stock.

Q:	Who will solicit and pay the cost of soliciting proxies?
A:
Berkeley Lights has engaged Innisfree M&A Incorporated, which is referred to as “Innisfree,” to assist in the solicitation of proxies for the Berkeley Lights special meeting. Berkeley Lights estimates that it will pay

Innisfree a fee of approximately $20,000, plus additional fees to be determined at the conclusion of the solicitation and reimbursement of reasonable expenses. Berkeley Lights has agreed to indemnify Innisfree against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).
IsoPlexis has engaged Okapi Partners LLC, which is referred to as “Okapi Partners,” to assist in the solicitation of proxies for the IsoPlexis special meeting. IsoPlexis estimates that it will pay Okapi Partners a fee of approximately $14,000, plus additional fees to be determined at the conclusion of the solicitation and reimbursement of reasonable expenses. IsoPlexis has agreed to indemnify Okapi Partners against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).
Berkeley Lights and IsoPlexis also may be required to reimburse banks, brokers and other custodians, nominees and fiduciaries or their respective agents for their expenses in forwarding proxy materials to beneficial owners of Berkeley Lights common stock and IsoPlexis common stock, respectively. Berkeley Lights’ directors, officers and employees and IsoPlexis’ directors, officers and employees also may solicit proxies by telephone, by electronic means or in person. They will not be paid any additional amounts for soliciting proxies.
Q:	When is the merger expected to be completed?
A:
Subject to the satisfaction or waiver of the closing conditions described under the section entitled “The Merger Agreement—Conditions to the Completion of the Merger” beginning on page 126, including approval of the Berkeley Lights share issuance proposal by Berkeley Lights stockholders and approval of the IsoPlexis merger proposal by IsoPlexis stockholders, the merger is expected to be completed in the first quarter of 2023. However, neither Berkeley Lights nor IsoPlexis can predict the actual date on which the merger will be completed, or if the merger will be completed at all, because completion of the merger is subject to conditions and factors outside the control of both companies, including the receipt of any required regulatory approvals. Berkeley Lights and IsoPlexis hope to complete the merger as soon as reasonably practicable. See also the section entitled “The Merger—Regulatory Approvals” beginning on page 106.

Q:	Is the closing of the merger subject to any conditions?
A:
Yes. The obligations of each of Berkeley Lights, Merger Sub and IsoPlexis to effect the merger are subject to the satisfaction or waiver, on or prior to the closing date, of each of the following conditions:

•	approval by IsoPlexis’ stockholders of the IsoPlexis merger proposal must have been obtained;
•	approval by Berkeley Lights’ stockholders of the Berkeley Lights share issuance proposal must have been obtained;
•	the shares of Berkeley Lights common stock to be issued as consideration under the merger agreement must have been approved for listing on Nasdaq, subject to official notice of issuance;
•	any waiting period applicable to the merger under the HSR Act must have been terminated or expired;
•
no judgment or order enacted, promulgated, issued, entered, amended or enforced by any governmental authority or applicable law may be in effect that prevents, makes illegal, enjoins or prohibits the consummation of the merger; and

•
the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, must have been declared effective by the SEC under the Securities Act, no stop order suspending the effectiveness of the Form S-4 may have been issued by the SEC and no proceedings for that purpose may have been initiated or threatened by the SEC.

In addition, each party’s obligation to effect the merger is subject to, among other things, the accuracy of certain representations and warranties of the other party and the compliance by such other party with certain of its covenants, in each case, subject to the materiality standards set forth in the merger agreement, as well as the receipt by IsoPlexis of an opinion from outside legal counsel regarding certain tax matters.
For a more complete summary of the conditions that must be satisfied or waived prior to the closing of the merger, please see the section entitled “The Merger Agreement—Conditions to the Completion of the Merger” beginning on page 126.

Q:	What respective equity stakes will Berkeley Lights stockholders and IsoPlexis stockholders hold in the combined company immediately following the merger?
A:
Based on the number of shares of Berkeley Lights common stock and IsoPlexis common stock outstanding on February 6, 2023, on completion of the merger, former IsoPlexis stockholders are expected to own approximately 25% of the outstanding shares of the combined company and Berkeley Lights stockholders immediately prior to the merger are expected to own approximately 75% of the outstanding shares of the combined company. The relative ownership interests of Berkeley Lights stockholders and former IsoPlexis stockholders in the combined company immediately following the merger will depend on the number of shares of Berkeley Lights common stock and the number of shares of IsoPlexis common stock outstanding immediately prior to the merger.

Q:	If I am an IsoPlexis stockholder, how will I receive the merger consideration to which I am entitled?
A:
If you hold your shares of IsoPlexis common stock in book-entry form, whether through The Depository Trust Company, which is referred to as “DTC,” or otherwise, you will not be required to take any specific actions to exchange your shares of IsoPlexis common stock for shares of Berkeley Lights common stock. Such shares will, following the effective time, be automatically exchanged for shares of Berkeley Lights common stock (in book-entry form) and cash in lieu of any fractional shares of Berkeley Lights common stock to which you are entitled. If you instead hold your shares of IsoPlexis common stock in certificated form, then, after receiving the proper documentation from you following the effective time, the exchange agent will deliver to you the Berkeley Lights common stock (in book-entry form) and cash in lieu of any fractional shares to which you are entitled. More information may be found in the sections entitled “The Merger Agreement—Exchange of Shares” beginning on page 110.

Q:	What should I do now?
A:
You should read this joint proxy statement/prospectus carefully and in its entirety, including the annexes, and return your completed, signed and dated proxy card(s) by mail in the enclosed postage-paid envelope or submit your voting instructions by telephone or over the Internet as soon as possible so that your shares will be voted in accordance with your instructions.

Q:	How can I find more information about Berkeley Lights and IsoPlexis?
A:
You can find more information about Berkeley Lights and IsoPlexis from various sources described in the section entitled “Where You Can Find More Information” beginning on page 170 and in the annexes to this joint proxy statement/prospectus.

Q:	Whom do I call if I have questions about the Berkeley Lights special meeting, the IsoPlexis special meeting or the merger?
A:
If you have questions about the Berkeley Lights special meeting, the IsoPlexis special meeting or the merger, or desire additional copies of this joint proxy statement/prospectus or additional proxies, you may contact:

for Berkeley Lights stockholders:	for IsoPlexis stockholders:

Innisfree M&A Incorporated 501 Madison Avenue, 20th Floor New York, New York 10022 Call Toll-Free: (888) 750-5834 Banks and Brokers Call: (212) 750-5833 Email: info@innisfreema.com	Okapi Partners LLC 1212 Avenue of the Americas, 17th Floor New York, New York 10036 Call Toll-Free: (855) 208-8902 Banks and Brokers Call: (212) 297-0720 Email: info@okapipartners.com

SUMMARY
For your convenience, provided below is a brief summary of certain information contained in this joint proxy statement/prospectus. This summary highlights selected information from this joint proxy statement/ prospectus and does not contain all of the information that may be important to you as a Berkeley Lights stockholder or an IsoPlexis stockholder. To understand the merger fully and for a more complete description of the terms of the merger, you should read carefully this entire joint proxy statement/prospectus, its annexes and the other documents to which you are referred. Items in this summary include a page reference directing you to a more complete description of those items. You may obtain the information incorporated by reference into this joint proxy statement/prospectus without charge by following the instructions under the section entitled “Where You Can Find More Information” beginning on page 170.
The Parties to the Merger (Page 44)
Berkeley Lights, Inc.
Berkeley Lights is a life sciences tools company focused on enabling and accelerating the rapid development and commercialization of biotherapeutics and other cell-based products for their customers. The Berkeley Lights Platform captures deep phenotypic, functional, and genotypic information for thousands of single cells in parallel and can also deliver the live biology customers desire in the form of the best cells. The principal executive offices of Berkeley Lights are located at 5858 Horton Street, Suite 320, Emeryville, CA 94608, and its telephone number is (510) 858-2855.
IsoPlexis Corporation
IsoPlexis is empowering labs to leverage the cells and proteome changing the course of human health. IsoPlexis’ platforms provide insights into how multi-functional immune cells communicate and respond, assisting researchers in understanding and predicting disease progression, treatment resistance and therapeutic efficacy. The principal executive offices of IsoPlexis are located at 35 NE Industrial Road, Branford, Connecticut 06405, and its telephone number is (203) 208-4111.
Iceland Merger Sub Inc.
Merger Sub was formed by Berkeley Lights solely in contemplation of the merger, has not conducted any business and has no assets, liabilities or obligations of any nature other than as set forth in the merger agreement. By operation of the merger, Merger Sub will be merged with and into IsoPlexis, with IsoPlexis continuing as the surviving corporation and as a wholly owned subsidiary of Berkeley Lights. The principal executive offices of Iceland Merger Sub Inc. are located at 5858 Horton Street, Suite 320, Emeryville, CA 94608, and its telephone number is (510) 858-2855.
The Merger and the Merger Agreement (Pages 61 and 109)
The terms and conditions of the merger are contained in the merger agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus. Berkeley Lights and IsoPlexis encourage you to read the merger agreement carefully and in its entirety, as it is the legal document that governs the merger.
The merger agreement provides that, subject to the terms and conditions of the merger agreement, Merger Sub will be merged with and into IsoPlexis, with IsoPlexis continuing as the surviving corporation in the merger and as a wholly owned subsidiary of Berkeley Lights.
Merger Consideration (Pages 61 and 110)
At the effective time, each share of IsoPlexis common stock (other than certain excluded shares described in the merger agreement) issued and outstanding immediately prior to the effective time will be converted into the right to receive 0.6120 of a share of Berkeley Lights common stock. Each IsoPlexis stockholder will receive cash (without interest and after giving effect to any required tax withholdings as provided in the merger agreement) in lieu of any fractional shares of Berkeley Lights common stock that such stockholder would otherwise receive in the merger. Any cash amounts to be received by an IsoPlexis stockholder in lieu of any fractional shares of Berkeley Lights common stock will be rounded down to the nearest whole cent. IsoPlexis stockholders will also have the right to receive any unpaid dividends or other distributions in accordance with procedures set forth in the merger agreement.

The exchange ratio is fixed, which means that it will not change between now and the closing date, regardless of whether the market price of Berkeley Lights common stock or IsoPlexis common stock changes.
Treatment of IsoPlexis Equity Awards (Page 113)
IsoPlexis Stock Options
At the effective time, each IsoPlexis stock option with a per share exercise price that is less than the average closing sale price for a share of IsoPlexis common stock, rounded to the nearest one-tenth of a cent, as reported on Nasdaq for the five most recent trading days ending on and including the third business day prior to the closing date, that is outstanding and unexercised, whether vested or unvested, that is held by a continuing employee (each such IsoPlexis stock option an “Assumed IsoPlexis Stock Option”), immediately prior to the effective time will cease to represent a right to acquire shares of IsoPlexis common stock and will be automatically assumed and converted into a Berkeley Lights stock option on the same terms and conditions (including with respect to time-based vesting) as applied to such Assumed IsoPlexis Stock Option immediately prior to the effective time, except that:
•
the number of shares of Berkeley Lights common stock subject to such Assumed IsoPlexis Stock Option shall equal (a) the number of shares of IsoPlexis common stock subject to the Assumed IsoPlexis Stock Option immediately prior to the effective time (with any performance-based vesting conditions being deemed satisfied in full), multiplied by (b) the exchange ratio, rounded down to the nearest whole share number; and

•
the per share exercise price of such Assumed IsoPlexis Stock Option shall equal (a) the per share exercise price applicable to such Assumed IsoPlexis Stock Option immediately prior to the effective time, divided by (b) the exchange ratio, rounded up to the nearest whole hundredth of a cent.

Each IsoPlexis stock option that is vested or would vest, pursuant to its terms as a result of the consummation of the merger, that is held by any individual who is an IsoPlexis non-employee service provider or who will otherwise not be a continuing employee will be exercisable no later than ten days prior to, and contingent on, the closing of the merger and, to the extent unexercised as of such date, will be automatically canceled for no consideration at the effective time.
At the effective time, each IsoPlexis stock option that is not an Assumed IsoPlexis Stock Option that is outstanding immediately prior to the effective time will be automatically canceled for no consideration.
IsoPlexis Restricted Stock Awards
At the effective time, each restricted stock award of IsoPlexis that is outstanding immediately prior to the effective time will be automatically converted into a restricted stock award of Berkeley Lights, on the same terms and conditions as were applicable to such restricted stock award of IsoPlexis (including with respect to lapsing restrictions), except the number of shares of Berkeley Lights common stock subject to such award shall equal (a) the number of shares of IsoPlexis common stock subject to the restricted stock award of IsoPlexis immediately prior to the effective time, multiplied by (b) the exchange ratio, rounded to the nearest whole share.
Treatment of the IsoPlexis Employee Stock Purchase Plan (Page 113)
The IsoPlexis ESPP will terminate ten business days prior to the closing date. No offering under the IsoPlexis ESPP was outstanding as of December 21, 2022 and no new offering under the IsoPlexis ESPP may commence thereafter.
Treatment of the IsoPlexis Warrant Certificate (Page 113)
At the effective time, the outstanding warrant for shares of IsoPlexis common stock issued by IsoPlexis to Perceptive Credit Holdings III, LP (“Perceptive”) will become exercisable for the merger consideration in accordance with the terms of the Amended Warrant Certificate, dated March 30, 2022, between IsoPlexis and Perceptive.
Recommendation of the Berkeley Lights Board of Directors; Berkeley Lights’ Reasons for the Merger (Page 76)
The Berkeley Lights board of directors unanimously recommends that you vote “FOR” the Berkeley Lights share issuance proposal and “FOR” the Berkeley Lights adjournment proposal. For a description of some of the factors considered by the Berkeley Lights board of directors in reaching its decision to approve the merger agreement and the transactions contemplated thereby, including the merger and the share issuance, and additional information on the recommendation of the Berkeley Lights board of directors that Berkeley Lights stockholders approve the share issuance, see the section entitled “The Merger—Recommendation of the Berkeley Lights Board of Directors; Berkeley Lights’ Reasons for the Merger” beginning on page 76.
Recommendation of the IsoPlexis Board of Directors; IsoPlexis’ Reasons for the Merger (Page 79)
The IsoPlexis board of directors unanimously recommends that you vote “FOR” the IsoPlexis merger proposal and “FOR” the IsoPlexis adjournment proposal. For a description of some of the factors considered by the IsoPlexis board of directors in reaching its decision to approve the merger agreement and additional information on the recommendation of the IsoPlexis board of directors that IsoPlexis stockholders adopt the merger agreement, see the section entitled “The Merger—Recommendation of the IsoPlexis Board of Directors; IsoPlexis’ Reasons for the Merger” beginning on page 79.
Opinion of Berkeley Lights’ Financial Advisor (Page 84 and Annex D)
Berkeley Lights has engaged Cowen as its financial advisor in connection with the merger. In connection with this engagement, Cowen delivered a written opinion, dated December 20, 2022, to the Berkeley Lights board of directors as to the fairness, from a financial point of view and as of the date of such opinion, to Berkeley Lights of the exchange ratio provided for pursuant to the merger agreement. The full text of Cowen’s written opinion, dated December 20, 2022, is attached as Annex D to this joint proxy statement/prospectus and is incorporated herein by reference. The summary of Cowen’s written opinion set forth herein is qualified in its entirety by reference to the full text of such opinion. Cowen’s analyses and opinion were prepared for and addressed to the Berkeley Lights board of directors and were directed only to the fairness, from a financial point of view, to Berkeley Lights of the exchange ratio. Cowen’s opinion did not in any manner address Berkeley Lights’ underlying business decision to effect the merger or the relative merits of the merger as compared to other business strategies or transactions that might be available to Berkeley Lights. The exchange ratio was determined through negotiations between Berkeley Lights and IsoPlexis and Cowen’s opinion does not constitute a recommendation to any securityholder or any other person as to how to vote or act with respect to the merger or otherwise.
Opinion of IsoPlexis’ Financial Advisor (Page 90 and Annex E)
Pursuant to an engagement letter dated as of October 18, 2022, IsoPlexis engaged Evercore to provide strategic and financial advice and assistance in connection with a potential merger or sale of all or a majority of the equity, business or assets of IsoPlexis. IsoPlexis selected Evercore to act as its financial advisor based on Evercore’s qualifications, expertise and reputation and its knowledge of the business and affairs of IsoPlexis. As part of this engagement, the IsoPlexis board of directors requested that Evercore evaluate the fairness of the exchange ratio pursuant to the merger agreement, from a financial point of view, to the holders of IsoPlexis common stock.
At a meeting of the IsoPlexis board of directors held on December 21, 2022, Evercore rendered to the IsoPlexis board of directors its oral opinion, subsequently confirmed by delivery of a written opinion dated December 21, 2022, that as of the date of such opinion and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s written opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to the holders of IsoPlexis common stock.
The full text of the written opinion of Evercore, dated as of December 21, 2022, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex E to this joint proxy statement/prospectus and is incorporated by reference in its entirety into this joint proxy statement/prospectus. You are urged to read Evercore’s opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the IsoPlexis board of directors (in its capacity as such) in connection with its evaluation of the proposed merger. The opinion did not constitute a recommendation to the IsoPlexis board of directors or to any other persons in respect of the merger, including as to how any holder of shares of IsoPlexis common stock should vote or act in respect of the merger. Evercore’s opinion does not address the relative merits of the merger as compared to other business or financial strategies that might be available to IsoPlexis, nor does it address the underlying business decision of IsoPlexis to engage in the merger.

For further information, see the section entitled “The Merger—Opinion of IsoPlexis’ Financial Advisor” beginning on page 90 and the full text of the written opinion of Evercore attached as Annex E to this joint proxy statement/prospectus.
The Berkeley Lights Special Meeting (Page 45)
The Berkeley Lights special meeting is scheduled to be held virtually via the Internet on March 16, 2023, beginning at 8:00 a.m., Pacific Time, unless the special meeting is adjourned or postponed. The Berkeley Lights special meeting will be held in a virtual meeting format only, via live webcast, and there will not be a physical meeting location. Berkeley Lights stockholders will be able to attend the Berkeley Lights special meeting online and vote their shares electronically at the meeting by visiting www.virtualshareholdermeeting.com/BLI2023SM, which is referred to as the “Berkeley Lights special meeting website.” Berkeley Lights stockholders will need the 16-digit control number found on their proxy card in order to access the Berkeley Lights special meeting website.
The purposes of the Berkeley Lights special meeting are as follows:
•	Berkeley Lights Proposal 1: Approval of the Share Issuance. To consider and vote on the Berkeley Lights share issuance proposal; and
•	Berkeley Lights Proposal 2: Adjournment of the Berkeley Lights Special Meeting. To consider and vote on the Berkeley Lights adjournment proposal.
Completion of the merger is conditioned on the approval of the Berkeley Lights share issuance proposal by Berkeley Lights stockholders.
Only holders of record of shares of Berkeley Lights common stock outstanding as of the close of business on February 14, 2023, the record date for the Berkeley Lights special meeting, are entitled to notice of, and to vote at, the Berkeley Lights special meeting or any adjournment or postponement of the Berkeley Lights special meeting. Berkeley Lights stockholders may cast one vote for each share of Berkeley Lights common stock that Berkeley Lights stockholders own of record as of that record date.
A quorum of Berkeley Lights stockholders is necessary to hold the Berkeley Lights special meeting. A quorum will exist at the Berkeley Lights special meeting if holders of record of shares of Berkeley Lights common stock representing a majority of the outstanding shares of Berkeley Lights common stock entitled to vote at the meeting are present in person via the Berkeley Lights special meeting website or represented by proxy. All shares of Berkeley Lights common stock represented by a valid proxy and all abstentions will be counted as present for purposes of establishing a quorum. All of the proposals for consideration at the Berkeley Lights special meeting are considered “non-routine” matters under the NYSE and Nasdaq rules, and, therefore, banks, brokers and other nominees are not permitted to vote on any of the matters to be considered at the Berkeley Lights special meeting unless they have received instructions from the beneficial owners. As a result, no “broker non-votes” are expected at the meeting, and shares held in “street name” will not be counted as present for the purpose of determining the existence of a quorum unless the stockholder provides their bank, broker or other nominee with voting instructions for at least one of the proposals brought before the Berkeley Lights special meeting.
Assuming the presence of a quorum, the approval of the Berkeley Lights share issuance proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) at the Berkeley Lights special meeting on the Berkeley Lights share issuance proposal. An abstention, a broker non-vote or other failure to vote will have no effect on the outcome of the Berkeley Lights share issuance proposal.
If there is a quorum present, approval of the Berkeley Lights adjournment proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) at the Berkeley Lights special meeting on the Berkeley Lights adjournment proposal. In that case, an abstention, a broker non-vote or other failure to vote will have no effect on the outcome of the Berkeley Lights adjournment proposal.
If a quorum is not present, then either (1) the person presiding over the meeting or (2) a majority in voting power of the stockholders entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall have power to adjourn the Berkeley Lights special meeting. In the case of (2), a Berkeley Lights stockholder’s abstention from voting, a broker non-vote or the failure of a Berkeley Lights stockholder not present at the meeting to vote will have the same effect as a vote “AGAINST” the Berkeley Lights adjournment proposal.

The IsoPlexis Special Meeting (Page 53)
The IsoPlexis special meeting is scheduled to be held virtually via the Internet on March 16, 2023, beginning at 11:00 a.m., Eastern Time, unless the special meeting is adjourned or postponed. The IsoPlexis special meeting will be held in a virtual meeting format only, via live webcast, and there will not be a physical meeting location. IsoPlexis stockholders will be able to attend the IsoPlexis special meeting online and vote their shares electronically at the meeting by visiting meetnow.global/MXPL9X4, which is referred to as the “IsoPlexis special meeting website.” IsoPlexis stockholders will need the 16-digit control number found on their proxy card in order to access the IsoPlexis special meeting website.
The purposes of the IsoPlexis special meeting are as follows:
•	IsoPlexis Proposal 1: Adoption of the Merger Agreement. To consider and vote on the IsoPlexis merger proposal; and
•	IsoPlexis Proposal 2: Adjournment of the IsoPlexis Special Meeting. To consider and vote on the IsoPlexis adjournment proposal.
Completion of the merger is conditioned on the approval of the IsoPlexis merger proposal by IsoPlexis stockholders.
Only holders of record of shares of IsoPlexis common stock outstanding as of the close of business on February 14, 2023, the record date for the IsoPlexis special meeting, are entitled to notice of, and to vote at, the IsoPlexis special meeting or any adjournment or postponement of the IsoPlexis special meeting. IsoPlexis stockholders may cast one vote for each share of IsoPlexis common stock that IsoPlexis stockholders own of record as of that record date.
A quorum of IsoPlexis stockholders is necessary to hold the IsoPlexis special meeting. A quorum will exist at the IsoPlexis special meeting if holders of record of shares of IsoPlexis common stock representing a majority of the outstanding shares of IsoPlexis common stock entitled to vote at the meeting are present in person via the IsoPlexis special meeting website or represented by proxy. All shares of IsoPlexis common stock represented by a valid proxy and all abstentions will be counted as present for purposes of establishing a quorum. All of the proposals for consideration at the IsoPlexis special meeting are considered “non-routine” matters under the NYSE and Nasdaq rules, and, therefore, banks, brokers and other nominees are not permitted to vote on any of the matters to be considered at the IsoPlexis special meeting unless they have received instructions from the beneficial owners. As a result, no “broker non-votes” are expected at the meeting, and shares held in “street name” will not be counted as present for the purpose of determining the existence of a quorum unless the stockholder provides their bank, broker or other nominee with voting instructions for at least one of the proposals brought before the IsoPlexis special meeting.
Assuming a quorum is present at the IsoPlexis special meeting, the approval of the IsoPlexis merger proposal requires the affirmative vote of a majority of the outstanding shares of IsoPlexis common stock entitled to vote on the proposal. Accordingly, shares of IsoPlexis common stock not present at the IsoPlexis special meeting, shares that are present and not voted on the IsoPlexis merger proposal, including due to the failure of any IsoPlexis stockholder who holds their shares in “street name” through a bank, broker or other nominee to provide any voting instructions to such bank, broker or other nominee with respect to the IsoPlexis merger proposal, and abstentions will have the same effect as a vote “AGAINST” the IsoPlexis merger proposal.
If a quorum is present at the IsoPlexis special meeting, the approval of the IsoPlexis adjournment proposal requires the affirmative vote of the majority of voting power of IsoPlexis common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal. Accordingly, any shares not present in person via the IsoPlexis special meeting website or represented by proxy at the IsoPlexis special meeting, including due to the failure of any stockholder holding their shares in “street name” to provide any voting instructions to their bank, broker or other nominee with respect to the IsoPlexis special meeting, will have no effect on the outcome of the IsoPlexis adjournment proposal. However, an abstention or other failure of any represented shares to vote on the proposal will have the same effect as a vote “AGAINST” the IsoPlexis adjournment proposal. In addition, if any IsoPlexis stockholder who holds their shares in “street name” through a bank, broker or other nominee provides voting instructions to such bank, broker or other nominee with respect to the IsoPlexis merger proposal, but not the IsoPlexis adjournment proposal, before the IsoPlexis special meeting it will have the same effect as a vote “AGAINST” the IsoPlexis adjournment proposal.

If a quorum is not present at the IsoPlexis special meeting, the chairperson of the meeting or the holders of a majority of the voting power present in person or represented by proxy at the meeting and entitled to vote at the meeting may adjourn the meeting to another time and/or place from time to time until a quorum shall be present in person or represented by proxy. In the case of an adjournment by holders of a majority of the voting power present in person or represented by proxy at the meeting and entitled to vote at the meeting, an abstention or other failure of any represented shares to vote on the proposal will have the same effect as a vote “AGAINST” the IsoPlexis adjournment proposal. In addition, if any IsoPlexis stockholder who holds their shares in “street name” through a bank, broker or other nominee provides voting instructions to such bank, broker or other nominee with respect to the IsoPlexis merger proposal, but not the IsoPlexis adjournment proposal, before the IsoPlexis special meeting it will have the same effect as a vote “AGAINST” the IsoPlexis adjournment proposal.
Interests of Berkeley Lights’ Directors and Executive Officers in the Merger (Page 145)
In considering the recommendations of the Berkeley Lights board of directors, Berkeley Lights stockholders should be aware that Berkeley Lights’ directors and executive officers have interests in the merger, including financial interests, that may be different from, or in addition to, the interests of the other Berkeley Lights stockholders generally. The Berkeley Lights board of directors was aware of and considered these interests, among other matters, when it approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement, declared that it is fair to, and in the best interests of, Berkeley Lights and the Berkeley Lights stockholders that Berkeley Lights enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement and recommended that the Berkeley Lights stockholders approve the Berkeley Lights share issuance proposal.
These interests are discussed in more detail in the section entitled “Interests of Berkeley Lights’ Directors and Executive Officers in the Merger” beginning on page 145.
Interests of IsoPlexis’ Directors and Executive Officers in the Merger (Page 146)
In considering the recommendations of the IsoPlexis board of directors, IsoPlexis stockholders should be aware that IsoPlexis’ directors and executive officers may have certain interests in the merger that may be different from, or in addition to, the interests of IsoPlexis stockholders generally. The IsoPlexis board of directors was aware of and considered these interests when it approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement, declared that it is fair to, and in the best interests of, IsoPlexis and its stockholders that IsoPlexis enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement and recommended that IsoPlexis stockholders adopt the merger agreement and directed that the merger agreement be submitted to IsoPlexis stockholders for adoption at the IsoPlexis special meeting.
See the section entitled “The Merger—Interests of IsoPlexis’ Directors and Executive Officers in the Merger” beginning on 120 of this joint proxy statement/prospectus for further information regarding these interests.
Organizational Documents and Directors and Officers of the Surviving Corporation (Page 113)
At the effective time, IsoPlexis’ certificate of incorporation will, by virtue of the merger, be amended and restated in its entirety to be in the form set forth in Exhibit A to the merger agreement. The parties to the merger agreement will also take all necessary action so that, at the effective time, the bylaws of IsoPlexis are amended and restated in their entirety to be in the form of the bylaws of Merger Sub as in effect immediately prior to the effective time (except that references to “Iceland Merger Sub Inc.” will be replaced by references to “IsoPlexis Corporation”). The directors of Merger Sub immediately prior to the effective time will become the initial directors of IsoPlexis as the surviving corporation. The officers of IsoPlexis immediately prior to the effective time will become the initial officers of IsoPlexis as the surviving corporation.
Certain Beneficial Owners of Berkeley Lights Common Stock (Page 164)
At the close of business on February 6, 2023, the latest practicable date prior to the date of the filing of this joint proxy statement/prospectus, Berkeley Lights’ directors and executive officers, as a group, beneficially owned and were entitled to vote approximately 17% of the shares of Berkeley Lights common stock then outstanding. Dr. Igor Khandros, a director of Berkeley Lights, has entered into a voting agreement in connection with the merger agreement, solely in his capacity as a stockholder of Berkeley Lights, under which he has agreed to vote all shares of Berkeley Lights common stock that he beneficially owns in favor of the Berkeley Lights share issuance proposal and certain other matters. Berkeley Lights currently expects that all of its other directors and executive officers will vote their shares “FOR” the Berkeley Lights share issuance proposal and “FOR” the Berkeley Lights adjournment proposal. For more information regarding the security ownership of Berkeley Lights’ directors and executive officers, see the information provided in the section entitled “Certain Beneficial Owners of Berkeley Lights Common Stock—Security Ownership of Berkeley Lights Directors and Executive Officers” beginning on page 164.
Certain Beneficial Owners of IsoPlexis Common Stock (Page 166)
At the close of business on February 6, 2023, the latest practicable date prior to the date of the filing of this joint proxy statement/prospectus, IsoPlexis’ directors and executive officers, as a group, beneficially owned and were entitled to vote approximately 25% of the shares of IsoPlexis common stock then outstanding. Sean Mackay, the Chief Executive Officer of IsoPlexis and a director of IsoPlexis, has entered into a voting agreement in connection with the merger agreement, solely in his capacity as a stockholder of IsoPlexis, under which he has agreed to vote all shares of IsoPlexis common stock that he beneficially owns in favor of the IsoPlexis merger proposal and certain other matters. IsoPlexis currently expects that all of its other directors and executive officers will vote their shares “FOR” the IsoPlexis merger proposal and “FOR” the IsoPlexis adjournment proposal. For more information regarding the security ownership of IsoPlexis’ directors and executive officers, see the information provided in the section entitled “Certain Beneficial Owners of IsoPlexis Common Stock” beginning on page 166.
Regulatory Approvals (Page 124)
Each of Berkeley Lights, Merger Sub and IsoPlexis has agreed to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the merger and the other transactions contemplated by the merger agreement as promptly as practicable, including using reasonable best efforts to obtain or make all necessary or appropriate filings under applicable law.
The obligations of Berkeley Lights, Merger Sub and IsoPlexis to consummate the merger may be subject to, among other conditions, the termination or expiration of any waiting period applicable to the merger under the HSR Act.
Under the merger agreement, in the event that Berkeley Lights and IsoPlexis determine in good faith that filing of Notification and Report Forms under the HSR Act is required, such filings are required to be made within ten business days following the date of such determination; provided that, in the period between the fifth business day prior to the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, being declared effective by the SEC and the fifth business day after the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, is declared effective by the SEC, Berkeley Lights and IsoPlexis are required to make a determination in good faith as to whether such a filing is required and, if such determination is that the filing is required, such filing is required to be made no later than the sixth business day after the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, is declared effective by the SEC.
Ownership of the Combined Company (Page 107)
Based on the number of shares of Berkeley Lights common stock and IsoPlexis common stock outstanding on February 6, 2023 and the exchange ratio, upon completion of the merger, former IsoPlexis stockholders are expected to own approximately 25% of the outstanding shares of the combined company and Berkeley Lights stockholders immediately prior to the merger are expected to own approximately 75% of the combined company. The relative ownership interests of Berkeley Lights stockholders and former IsoPlexis stockholders in the combined company immediately following the merger will depend on the number of shares of Berkeley Lights common stock and IsoPlexis common stock issued and outstanding immediately prior to the merger.
Litigation Relating to the Merger (Page 107)
As of February 7, 2023, two complaints have been filed in federal court in connection with the merger. On February 2, 2023, a purported IsoPlexis stockholder filed a complaint in the United States District Court for the Southern District of New York, naming IsoPlexis and the members of the IsoPlexis board of directors as defendants. On February 6, 2023, a purported IsoPlexis stockholder filed a complaint in the United States District Court for the Southern District of New York, naming IsoPlexis and the members of the IsoPlexis board of directors as defendants.

The complaints allege, among other things, that the registration statement on Form S-4 filed by Berkeley Lights relating to the merger omits material information concerning the transactions contemplated by the merger agreement in violation of Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder. For additional information see the section entitled “The Merger—Litigation Relating to the Merger” beginning on page 107.
No Appraisal Rights (Page 161)
Neither Berkeley Lights stockholders nor IsoPlexis stockholders are entitled to appraisal of their shares or dissenters’ rights with respect to the merger.
Conditions to the Completion of the Merger (Page 126)
The obligations of each of Berkeley Lights, Merger Sub and IsoPlexis to effect the merger are subject to the satisfaction or waiver, on or prior to the closing date, of each of the following conditions:
•	approval by IsoPlexis’ stockholders of the IsoPlexis merger proposal must have been obtained;
•	approval by Berkeley Lights’ stockholders of the Berkeley Lights share issuance proposal must have been obtained;
•	the shares of Berkeley Lights common stock to be issued as consideration under the merger agreement must have been approved for listing on Nasdaq, subject to official notice of issuance;
•	any waiting period applicable to the merger under the HSR Act must have been terminated or expired;
•
no judgment or order enacted, promulgated, issued, entered, amended or enforced by any governmental authority or applicable law may be in effect that prevents, makes illegal, enjoins or prohibits the consummation of the merger; and

•
the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, must have been declared effective by the SEC under the Securities Act, no stop order suspending the effectiveness of the Form S-4 may have been issued by the SEC and no proceedings for that purpose may have been initiated or threatened by the SEC.

In addition, each party’s obligation to effect the merger is subject to, among other things, the accuracy of certain representations and warranties of the other party and the compliance by such other party with certain of its covenants, in each case, subject to the materiality standards set forth in the merger agreement.
In addition, IsoPlexis’ obligation to effect the merger is subject to the receipt by IsoPlexis of an opinion from its legal counsel, Cravath, Swaine & Moore LLP, or Freshfields Bruckhaus Deringer US LLP, counsel to Berkeley Lights, dated as of the closing date, to the effect that (1) the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, (2) Berkeley Lights, Merger Sub and IsoPlexis each will be a party to such reorganization within the meaning of Section 368(b) of the Code and (3) the merger agreement is intended to be, and is adopted as, a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code.
Neither Berkeley Lights nor IsoPlexis can be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.
No Solicitation of Acquisition Proposals (Page 120)
As more fully described in the section of this joint proxy statement/prospectus entitled “The Merger Agreement—No Solicitation of Acquisition Proposals,” subject to the exceptions summarized below, IsoPlexis and Berkeley Lights have each agreed that they will not, directly or indirectly, (1) solicit or initiate, or knowingly encourage, induce or facilitate, any inquiry, proposal or offer that constitutes, or may reasonably be expected to lead to, an acquisition proposal (as defined in the section entitled “The Merger Agreement—No Solicitation of Acquisition Proposals” beginning on page 120), (2) furnish to any person any non-public information regarding Berkeley Lights or IsoPlexis, as applicable, or its respective subsidiaries, or afford to any person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Berkeley Lights or IsoPlexis, as applicable, or its respective subsidiaries, with the intent of encouraging, inducing, facilitating or assisting the making, submission or announcement of any inquiry, proposal or offer that constitutes, or may reasonably be expected to lead to, an acquisition proposal, (3) participate or engage in any discussions or negotiations with any person regarding, or furnish to any person any information with respect to, or cooperate in any way with any person (whether or not such person is making an acquisition proposal) with respect to, any inquiry, proposal or offer that constitutes, or may reasonably be expected to lead to, an acquisition proposal or (4) resolve or agree to do any of the foregoing.
Notwithstanding the restrictions described above, if at any time prior to obtaining approval of the IsoPlexis merger proposal, in the case of IsoPlexis, or the Berkeley Lights share issuance proposal, in the case of Berkeley Lights, in response to a bona fide written acquisition proposal that did not result from a breach of the applicable non-solicitation provisions in the merger agreement and that the IsoPlexis board of directors or the Berkeley Lights board of directors, as applicable, determines in good faith (after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation) constitutes or is reasonably expected to result in a superior proposal (as defined in the section entitled “The Merger Agreement—No Solicitation of Acquisition Proposals” beginning on page 120), IsoPlexis or Berkeley Lights, as applicable, and its respective subsidiaries may (1) furnish information with respect to IsoPlexis or Berkeley Lights, as applicable, and its respective subsidiaries to the person making the acquisition proposal, in either case, subject to certain conditions and obligations in the merger agreement and (2) participate in discussions regarding the terms of the acquisition proposal and the negotiation of such terms with, and only with, the person making the acquisition proposal and its representatives and financing sources.
Berkeley Lights and IsoPlexis have also agreed that if either of them obtains knowledge of the receipt of any inquiry, proposal or offer that constitutes, or may reasonably be expected to lead to, an acquisition proposal, then Berkeley Lights or IsoPlexis, as applicable, will promptly (and in any event, within 24 hours after obtaining knowledge of the receipt of such acquisition proposal or request) notify the other party in writing of such acquisition proposal or request (which notification must include the identity of the person making the acquisition proposal and the material terms and conditions thereof (and copies of all definitive documentation and other relevant proposed transaction documentation received from the person making the acquisition proposal). Berkeley Lights or IsoPlexis, as applicable, must keep the other party informed in all material respects, on a reasonably current basis, of the status and details of such acquisition proposal or request (including any material change to the terms of such proposal) and provide to the other party as soon as practicable after receipt or delivery thereof all drafts of agreements relating to any acquisition proposal and any written proposals containing any material terms of any acquisition proposal or a counterproposal to an acquisition proposal, in each case exchanged between such party or any of its subsidiaries or any of its other representatives, on the one hand, and the person making the acquisition proposal or any of its affiliates or any of its or their representatives, on the other hand.
No Change of Recommendation (Page 122)
The merger agreement provides that, among other restrictions and subject to certain exceptions, neither the IsoPlexis board of directors nor the Berkeley Lights board of directors will:
•
withdraw (or modify or qualify in a manner adverse to Berkeley Lights or to IsoPlexis, as applicable) the IsoPlexis board of directors’ recommendation to IsoPlexis stockholders to adopt the merger agreement or the Berkeley Lights board of directors’ recommendation to Berkeley Lights stockholders to approve the share issuance, as applicable (or publicly propose to do so);

•
if an acquisition proposal structured as a tender or exchange offer is commenced, fail to recommend against acceptance of such tender or exchange offer by the applicable stockholders within ten business days after the commencement thereof; or

•	approve, recommend or declare advisable any acquisition proposal (or publicly propose to do so).
The actions described in the preceding three bullets are referred to as a “change of recommendation.”
IsoPlexis and Berkeley Lights have also agreed that, except as otherwise set forth in the merger agreement, neither the IsoPlexis board of directors nor the Berkeley Lights board of directors will adopt (or publicly propose to do so) or allow IsoPlexis or Berkeley Lights, as applicable, or any of its respective controlled affiliates to execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, alliance agreement, partnership agreement or other agreement or arrangement (other than an acceptable confidentiality agreement (as defined in the section entitled “The Merger Agreement—No Solicitation of Acquisition Proposals” beginning on page 120) related to any acquisition proposal.

Notwithstanding the restrictions described above, at any time prior to obtaining the approval by IsoPlexis stockholders of the IsoPlexis merger proposal or by Berkeley Lights stockholders of the Berkeley Lights share issuance proposal, as the case may be, the IsoPlexis board of directors or the Berkeley Lights board of directors, as applicable, may make a change of recommendation following receipt of an acquisition proposal that did not result from a breach of the applicable non-solicitation provisions in the merger agreement that it determines in good faith (after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation) constitutes a superior proposal if it determines in good faith (after consultation with its outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties (and subject to compliance with certain obligations set forth in the merger agreement, including providing the other party with prior notice and the opportunity to negotiate for a period to match the terms of the superior proposal).
In addition, at any time prior to obtaining the approval by IsoPlexis stockholders of the IsoPlexis merger proposal or by Berkeley Lights stockholders of the Berkeley Lights share issuance proposal, as the case may be, the IsoPlexis board of directors or the Berkeley Lights board of directors, as applicable, may make a change of recommendation in response to an intervening event (unrelated to an acquisition proposal) if it determines in good faith (after consultation with its outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties (and subject to compliance with certain obligations set forth in the merger agreement, including providing the other party with prior notice and the opportunity to negotiate for a period to amend the terms of the merger agreement).
Termination of the Merger Agreement (Page 128)
The merger agreement may be terminated and the merger abandoned:
•	by mutual written consent of IsoPlexis and Berkeley Lights at any time prior to the effective time;
•
by either IsoPlexis or Berkeley Lights, if the merger has not been consummated on or prior to the end date, including any automatic extensions thereof (however, a party may not terminate the merger agreement pursuant to this provision if the failure of the merger to occur on or before the end date is a proximate result of a breach of the merger agreement by such party);

•
by either IsoPlexis or Berkeley Lights, if a judgment or order has been enacted, promulgated, issued, entered, amended or enforced by any governmental authority or an applicable law is in effect that prevents, makes illegal, enjoins or prohibits the consummation of the merger, and such judgment, order or applicable law has become final and non-appealable (however, the party seeking to terminate the merger agreement must have complied with its obligations in the merger agreement described in the section entitled “The Merger Agreement—Regulatory Approvals”);

•
by either IsoPlexis or Berkeley Lights, if the approval by Berkeley Lights stockholders of the Berkeley Lights share issuance proposal is not obtained at the Berkeley Lights special meeting duly convened (unless the Berkeley Lights special meeting is adjourned, in which case at the final adjournment thereof);

•
by either IsoPlexis or Berkeley Lights, if the approval by IsoPlexis stockholders of the IsoPlexis merger proposal is not obtained at the IsoPlexis special meeting duly convened (unless the IsoPlexis special meeting is adjourned, in which case at the final adjournment thereof);

•	by Berkeley Lights, if the IsoPlexis board of directors has made a change of recommendation;
•	by IsoPlexis, if the Berkeley Lights board of directors has made a change of recommendation; or
•
by either IsoPlexis or Berkeley Lights, if the other party has breached or failed to perform any of its covenants or agreements contained in the merger agreement or if any of the other party’s representations or warranties contained in the merger agreement fails to be true and correct, which breach or failure (1) would give rise to the failure of conditions to closing relating to the accuracy of the other party’s representations and warranties or compliance with its covenants and (2) is not reasonably capable of being cured by the end date or is not cured within 45 days after receiving written notice from the terminating party (however, the terminating party may not exercise this termination right if it is then in material breach of any of its representations, warranties, obligations or agreements contained in the merger agreement).

Termination Fees (Page 128)
IsoPlexis and Berkeley Lights have each agreed to pay a termination fee of $2.3 million in cash to the other party if the merger agreement is terminated in certain circumstances involving a change of recommendation by the party obligated to pay the fee (including the failure of such party to obtain the required stockholder approval following its change of recommendation). IsoPlexis and Berkeley Lights are also required to pay a termination fee of $2.3 million if the party obligated to pay the fee enters into or consummates a superior proposal following certain terminations of the merger agreement, including a termination due to such party’s failure to obtain the required stockholder approval or the merger not being consummated on or before the end date. Neither Berkeley Lights nor IsoPlexis will be required to pay a termination fee on more than one occasion.
Accounting Treatment (Page 108)
Berkeley Lights prepares its financial statements in accordance with GAAP. The merger will be accounted for using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) 805, “Business Combinations” (“ASC 805”), with Berkeley Lights representing the accounting acquirer under this guidance. Berkeley Lights will record assets acquired, including identifiable intangible assets, and liabilities assumed from IsoPlexis at their respective fair values at the date of completion of the merger. Any excess of the purchase price (as described under Note 2 — “Basis of Pro Forma Presentation” under “Unaudited Pro Forma Condensed Combined Financial Statements—Notes to Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 138 over the net fair value of such assets and liabilities will be recorded as goodwill.
The financial condition and results of operations of Berkeley Lights after completion of the merger will reflect IsoPlexis after completion of the merger, but will not be restated retroactively to reflect the historical financial condition or results of operations of IsoPlexis. The earnings of Berkeley Lights following completion of the merger will reflect acquisition accounting adjustments, including the effect of changes in the carrying value for assets and liabilities on depreciation expense and amortization expense. Indefinite-lived intangible assets, including goodwill, will not be amortized but will be tested for impairment at least annually, and all tangible and intangible assets including goodwill will be tested for impairment when certain indicators are present. If, in the future, Berkeley Lights determines that tangible or intangible assets (including goodwill) are impaired, Berkeley Lights would record an impairment charge at that time.
Material U.S. Federal Income Tax Consequences of the Merger (Page 149)
Berkeley Lights and IsoPlexis intend for the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and currently expect to report the merger as qualifying as a reorganization for U.S. federal income tax purposes.
Assuming the merger qualifies as a reorganization, U.S. holders (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 149) of shares of IsoPlexis common stock will generally not be subject to U.S. federal income tax as a result of the exchange of their shares of IsoPlexis common stock for shares of Berkeley Lights common stock in the merger (except in connection with any cash received in lieu of any fractional shares of Berkeley Lights common stock). The material U.S. federal income tax consequences of the merger are discussed in more detail in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 149. The discussion of the material U.S. federal income tax consequences contained in this joint proxy statement/prospectus is intended to provide only a general discussion and is not a complete analysis or description of all potential U.S. federal income tax consequences of the merger that may vary with, or are dependent on, individual circumstances. In addition, it does not address the effects of any foreign, state, or local tax laws or any U.S. federal tax laws other than U.S. federal income tax laws.
All IsoPlexis stockholders should consult their own tax advisors as to the specific tax consequences to them of the merger, including the applicability and effect of any U.S. federal, state, local, foreign and other tax laws.
Comparison of Stockholders Rights (Page 152)
Upon completion of the merger, IsoPlexis stockholders receiving shares of Berkeley Lights common stock will become Berkeley Lights stockholders. The rights of Berkeley Lights stockholders will be governed by the DGCL and Berkeley Lights’ governing documents in effect at the effective time. Differences between the rights of IsoPlexis stockholders and the rights of Berkeley Lights stockholders as of the date of this joint proxy statement/prospectus are described in more detail under the section entitled “Comparison of Stockholders Rights” beginning on page 152.

Listing of Berkeley Lights Common Stock; Delisting and Deregistration of IsoPlexis Common Stock (Page 108)
It is a condition to the merger that the shares of Berkeley Lights common stock to be issued as consideration in the merger be approved for listing on Nasdaq, subject to official notice of issuance. If the merger is completed, IsoPlexis common stock will be delisted from Nasdaq and deregistered under the Exchange Act, following which IsoPlexis will no longer be required to file periodic reports with the SEC with respect to IsoPlexis common stock.
IsoPlexis has agreed to cooperate with Berkeley Lights prior to the closing of the merger, which is referred to as the “closing,” to cause the IsoPlexis common stock to be delisted from Nasdaq and be deregistered under the Exchange Act as promptly as practicable after the effective time.
Risk Factors (Page 32)
In evaluating the merger agreement, the merger or the share issuance, you should carefully read this joint proxy statement/prospectus and give special consideration to the factors discussed in the section entitled “Risk Factors” beginning on page 32.

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following table presents selected unaudited pro forma condensed combined financial data of Berkeley Lights after giving effect to the merger, which is referred to as the “selected pro forma financial data.” The information under “Pro Forma Statements of Income Data” in the table below gives effect to the merger as if it had been consummated on January 1, 2021, the beginning of the earliest period for which unaudited pro forma condensed combined financial statements have been presented. The information under “Pro Forma Balance Sheet Data” in the table below assumes the merger had been consummated on September 30, 2022. This pro forma financial data was prepared using the acquisition method of accounting with Berkeley Lights considered the accounting acquirer of IsoPlexis. See the section entitled “The Merger—Accounting Treatment” beginning on page 108.
The selected pro forma financial data reflects preliminary pro forma adjustments that have been made solely for the purpose of providing the pro forma financial data presented in this joint proxy statement/prospectus. The acquisition method of accounting requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. Fair value measurements recorded in acquisition accounting are dependent upon certain valuation studies of IsoPlexis’ assets and liabilities and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Accordingly, Berkeley Lights estimated the fair value of IsoPlexis’ assets and liabilities as of September 30, 2022 based on discussions with IsoPlexis’ management, due diligence information, and information presented in IsoPlexis’ SEC filings and other publicly available information. Until the merger is completed, both companies are limited in their ability to share certain information. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed.
Upon completion of the merger, a final determination of the fair value of IsoPlexis’ assets and liabilities will be performed. Any changes in the fair values of the net assets or total purchase consideration as compared with the information shown in the pro forma financial data may change the amount of the total purchase consideration allocated to goodwill, if any, and other assets and liabilities and may impact the combined company statements of income due to, among other things, adjustments in depreciation and amortization of the adjusted assets or liabilities and related deferred income tax effects. The final purchase consideration allocation may be materially different than the preliminary purchase consideration allocation presented in the pro forma financial data.
The information presented below should be read in conjunction with the historical consolidated financial statements and related notes of Berkeley Lights, as filed by Berkeley Lights with the SEC in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, which are incorporated by reference into this joint proxy statement/prospectus, with the historical consolidated financial statements and related notes of IsoPlexis, as filed by IsoPlexis with the SEC in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, which are attached as Annexes F-1 and F-4, respectively, to this joint proxy statement/prospectus, and with the unaudited pro forma condensed combined financial statements of Berkeley Lights and IsoPlexis, including the related notes, appearing in the sections entitled “Unaudited Pro Forma Condensed Combined Financial Statements” and “Notes to Unaudited Pro Forma Condensed Combined Financial Statements” beginning on pages 133 and 138, respectively. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of results that actually would have occurred or that may occur in the future had the merger been completed on the dates indicated, or the future operating results or financial position of the combined company following the merger. Future results may vary significantly from the results reflected because of various factors, including those discussed in the section entitled “Risk Factors” beginning on page 32.

(in thousands, except per share amounts)	Nine Months ended September 30, 2022	Year Ended December 31, 2021
Pro forma Statements of Income Data:
Revenue	$74,154	$102,646
Net loss attributable to common stockholders	$(140,638)	$(178,889)
Net loss attributable to common stockholders per share, basic and diluted	$(1.52)	$(1.97)
(in thousands)	September 30, 2022
Pro forma Balance Sheet Data:
Total assets	$345,908
Long-term debt obligations	67,327

COMPARATIVE HISTORICAL UNAUDITED PRO FORMA PER SHARE DATA
Presented below are Berkeley Lights’ and IsoPlexis’ historical and unaudited pro forma combined per share financial data as of and for the nine months ended September 30, 2022 and the year ended December 31, 2021. Except for the historical financial data for the year ended December 31, 2021, the financial data provided in the table below is unaudited. This financial data should be read together with the historical consolidated financial statements and related notes of Berkeley Lights, as filed by Berkeley Lights with the SEC in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, which are incorporated by reference into this joint proxy statement/prospectus, with the historical consolidated financial statements and related notes of IsoPlexis, as filed by IsoPlexis with the SEC in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, which are attached as Annexes F-1 and F-4, respectively, to this joint proxy statement/prospectus, and with the unaudited pro forma condensed combined financial statements, including the related notes, appearing in the sections entitled “Unaudited Pro Forma Condensed Combined Financial Statements” and “Notes to Unaudited Pro Forma Condensed Combined Financial Statements” beginning on pages 133 and 138, respectively.
The pro forma financial data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed as of the beginning of the periods presented, nor is it necessarily indicative of the future operating results or financial position of the combined company. The pro forma financial data, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings (or associated costs or capital expenditures to achieve such savings), opportunities to earn additional revenue, the impact of restructuring, or other factors that may result as a consequence of the merger and, accordingly, does not attempt to predict or suggest future results.
The historical net book value per share is computed by dividing stockholders’ equity by the number of shares of IsoPlexis or Berkeley Lights common stock outstanding at the end of the period. The pro forma loss per share of the combined company is computed by dividing the pro forma loss by the pro forma weighted average number of shares outstanding. The pro forma net book value per share of the combined company is computed by dividing total pro forma stockholders’ equity by the pro forma number of common shares outstanding at September 30, 2022, the date upon which the pro forma balance sheet assumes the merger had been completed.
	As of/For the Nine Months ended September 30, 2022	As of/For the Year Ended December 31, 2021
Berkeley Lights historical data:
Net loss per common share attributable to Berkeley Lights common stockholders (basic and diluted)	$(1.01)	$(1.08)
Net book value per share	$2.31	$3.08
IsoPlexis Historical data:
Net loss per common share attributable to IsoPlexis common stockholders (basic and diluted)	$(1.86)	$(8.99)
Net book value per share	$1.86	$3.64
Pro forma combined data:
Net loss per common share attributable to common shareholders (basic and diluted)	$(1.52)	$(1.97)
Net book value per share	$2.21	N/A

COMPARISON OF BERKELEY LIGHTS AND ISOPLEXIS MARKET PRICES AND IMPLIED VALUE OF MERGER CONSIDERATION
Berkeley Lights common stock is traded on the Nasdaq Global Select Market under the Symbol “BLI.” IsoPlexis common stock is traded on the Nasdaq Stock Market LLC under the symbol “ISO.”
The following table presents trading information for Berkeley Lights common stock and IsoPlexis common stock on December 21, 2022, the last full trading day before the public announcement of the merger agreement and February 7, 2023, the most recent practicable trading day before the date of this joint proxy statement/prospectus. The table also shows the estimated equivalent per-share value of the per share consideration proposed for each share of IsoPlexis common stock as of the same two dates. This estimated equivalent per-share value was calculated by multiplying the closing price of a share of Berkeley Lights common stock on the relevant date by the exchange ratio of 0.6120 shares for each share of IsoPlexis common stock.
	IsoPlexis Common Stock			Berkeley Lights Common Stock			Equivalent Per-Share Value
	High	Low	Close	High	Low	Close	High	Low	Close
Date
December 21, 2022	$0.76	$0.69	$0.69	$2.47	$2.30	$2.39	$1.51	$1.41	$1.46
February 7, 2023	$1.40	$1.31	$1.34	$2.31	$2.20	$2.26	$1.41	$1.35	$1.38
The market prices of Berkeley Lights common stock and IsoPlexis common stock fluctuated prior to and have fluctuated after the date of the announcement of the merger agreement and may continue to fluctuate prior to the completion of the merger. No assurance can be given concerning the market prices of Berkeley Lights common stock or IsoPlexis common stock before completion of the merger or of the market price of the common stock of the combined company after completion of the merger. Because the exchange ratio is fixed and will not be adjusted for changes in the market prices of either Berkeley Lights common stock or IsoPlexis common stock, the market price of Berkeley Lights common stock (and, therefore, the value of the merger consideration) when received by IsoPlexis stockholders after the merger is completed could be greater than, less than or the same as shown in the table above. Accordingly, these comparisons may not provide meaningful information to Berkeley Lights stockholders and IsoPlexis stockholders in determining how to vote with respect to the proposals described in this joint proxy statement/prospectus. Berkeley Lights stockholders and IsoPlexis stockholders are encouraged to obtain current market quotations for Berkeley Lights common stock and IsoPlexis common stock and to review carefully the other information contained in this joint proxy statement/prospectus, including in the annexes hereto, or incorporated by reference into this joint proxy statement/prospectus. For more information, see the section entitled “Where You Can Find More Information” beginning on page 170.
Dividends
Berkeley Lights has not paid any cash dividends on Berkeley Lights common stock to date and does not intend to pay cash dividends for the foreseeable future. The payment of cash dividends in the future will depend upon Berkeley Lights’ revenues and earnings, in each case, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of the Berkeley Lights board of directors at such time. Berkeley Lights’ ability to pay dividends will also be limited by restrictive covenants under Berkeley Lights’ loan and security agreement with East West Bank.
IsoPlexis has not paid any cash dividends on IsoPlexis common stock to date and does not intend to pay cash dividends for the foreseeable future. The payment of cash dividends in the future will depend upon IsoPlexis revenues and earnings, in each case, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of the IsoPlexis board of directors at such time. IsoPlexis’ ability to pay dividends will also be limited by restrictive covenants under IsoPlexis’ credit agreement with Perceptive.
The terms of the merger agreement restrict the ability of each of Berkeley Lights and IsoPlexis to declare, set aside or pay any dividend or make any other distribution between the date of signing of the merger agreement and the completion of the merger.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, and the documents that Berkeley Lights and IsoPlexis refer you to in this registration statement, as well as oral statements made or to be made by Berkeley Lights and IsoPlexis, include certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, which are referred to as the “safe harbor provisions.” Statements included in or incorporated by reference into the registration statement, of which this joint proxy statement/prospectus forms a part, that are not historical facts are forward-looking statements, including statements about the beliefs and expectations of the management of each of Berkeley Lights and IsoPlexis, their expectations relating to the merger and their future financial condition and performance. Words such as “believe,” “continue,” “could,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward-looking statements that are intended to be covered by the safe harbor provisions. Berkeley Lights and IsoPlexis caution investors that any forward-looking statements are subject to known and unknown risks and uncertainties, many of which are outside Berkeley Lights’ and IsoPlexis’ control, and which may cause actual results and future trends to differ materially from those matters expressed in, or implied or projected by, such forward-looking statements, which speak only as of the date of this joint proxy statement/prospectus. Although these forward-looking statements are based on assumptions that Berkeley Lights and IsoPlexis management, as applicable, believe to be reasonable, they can give no assurance that these expectations will prove to be correct. Investors are cautioned not to place undue reliance on these forward-looking statements. Among the risks and uncertainties that could cause actual results to differ from those described in forward-looking statements are the following:
•
the occurrence of any change, event, series of events or circumstances that could give rise to the termination of the merger agreement, including a termination of the merger agreement under circumstances that could require Berkeley Lights to pay a termination fee to IsoPlexis or require IsoPlexis to pay a termination fee to Berkeley Lights;

•
uncertainties related to the timing of the receipt of required regulatory approvals for the merger, if any, and the possibility that Berkeley Lights and IsoPlexis may be required to accept conditions that could reduce or eliminate the anticipated benefits of the merger as a condition to obtaining regulatory approvals or that the required regulatory approvals might not be obtained at all;

•
the stock price for Berkeley Lights common stock and IsoPlexis common stock could change before the completion of the merger, including as a result of uncertainty as to the long-term value of the common stock of the combined company or as a result of broader stock market movements;

•
the possibility that the parties are unable to complete the merger due to the failure of Berkeley Lights stockholders to approve the share issuance or of IsoPlexis stockholders to adopt the merger agreement, or the failure to satisfy any of the other conditions to the completion of the merger, or unexpected delays in satisfying any conditions;

•	delays in closing, or the failure to close, the merger for any reason, which could negatively impact Berkeley Lights, IsoPlexis or the combined company;
•
risks that the pendency or completion of the merger and the other transactions contemplated by the merger agreement disrupt current plans and operations, which may adversely impact Berkeley Lights’ or IsoPlexis’ respective businesses;

•
difficulties or delays in integrating the businesses of Berkeley Lights and IsoPlexis following completion of the merger or fully realizing the anticipated synergies or other benefits expected from the merger;

•	certain restrictions during the pendency of the proposed merger that may impact the ability of Berkeley Lights or IsoPlexis to pursue certain business opportunities or strategic transactions;
•	the risk of legal proceedings that have been or may be instituted against Berkeley Lights, IsoPlexis, their directors and/or others relating to the merger;
•	risks related to the diversion of the attention and time of Berkeley Lights’ or IsoPlexis’ respective management teams from ongoing business concerns;

•
the risk that the proposed merger or any announcement relating to the proposed merger could have an adverse effect on the ability of Berkeley Lights or IsoPlexis to retain and hire key personnel or maintain relationships with customers, suppliers, distributors, vendors, strategic partners or other third parties, including regulators and other governmental authorities or agencies, or on Berkeley Lights’ or IsoPlexis’ respective operating results and businesses generally;

•	the potentially significant amount of any costs, fees, expenses, impairments or charges related to the merger;
•
the potential dilution of Berkeley Lights stockholders’ and IsoPlexis stockholders’ ownership percentage of the combined company as compared to their ownership percentage of Berkeley Lights or IsoPlexis, as applicable, prior to the merger;

•	the business, economic, political and other conditions in the countries in which Berkeley Lights or IsoPlexis operate;
•
events beyond Berkeley Lights’ and IsoPlexis’ control, such as acts of terrorism or the continuation or worsening of the COVID-19 pandemic and changes in applicable law, including changes in Berkeley Lights’ or IsoPlexis’ estimates of their expected tax rate based on current tax law;

•	the potential dilution of the combined company’s earnings per share as a result of the merger;
•
Berkeley Lights’ and IsoPlexis’ directors and executive officers having interests in the merger that are different from, or in addition to, the interests of Berkeley Lights stockholders and IsoPlexis stockholders more generally; and

•
the possibility that the combined company’s results of operations, cash flows and financial position after the merger may differ materially from the unaudited pro forma condensed combined financial information contained in this proxy statement/prospectus.

For further discussion of these and other risks, contingencies and uncertainties applicable to Berkeley Lights and IsoPlexis, their respective businesses and the proposed merger, see the section entitled “Risk Factors” beginning on page 32 and in Berkeley Lights’ other filings with the SEC that are incorporated by reference into this joint proxy statement/prospectus and in IsoPlexis' other filings with the SEC that are contained in this joint proxy statement/prospectus. See also the annexes included with this joint proxy statement/prospectus and the section entitled “Where You Can Find More Information” beginning on page 170 for more information about the SEC filings that are contained in or incorporated by reference into this joint proxy statement/prospectus.
All subsequent written or oral forward-looking statements attributable to Berkeley Lights or IsoPlexis or any person acting on its or their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Neither Berkeley Lights nor IsoPlexis is under any obligation to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise, and each expressly disclaims any obligation to do so, except as may be required by law.

RISK FACTORS
In considering how to vote with respect to the proposals to be considered and voted on at the IsoPlexis special meeting, in the case of IsoPlexis stockholders, or the Berkeley Lights special meeting, in the case of Berkeley Lights stockholders, you are urged to carefully consider all of the information included or incorporated by reference in this joint proxy statement/prospectus, which is listed in the section entitled “Where You Can Find More Information” beginning on page 170. You should also read and consider the risks associated with each of the businesses of Berkeley Lights and IsoPlexis because these risks will also affect the combined company. The risks associated with the business of Berkeley Lights can be found in Berkeley Lights’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as such risks may be updated or supplemented in each company’s subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K (excluding any information and exhibits furnished under Item 2.02 or 7.01 thereof), each of which are incorporated by reference into this joint proxy statement/prospectus. The risks associated with the business of IsoPlexis can be found in IsoPlexis' Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which is attached as Annex F-1 hereto. In addition, you are urged to carefully consider the following material risks relating to the merger, the business of Berkeley Lights, the business of IsoPlexis and the business of the combined company.
Risks Relating to the Merger
Because the exchange ratio is fixed and will not be adjusted in the event of any change in either Berkeley Lights’ or IsoPlexis’ stock price, the value of the consideration that IsoPlexis stockholders will receive in the merger is uncertain.
On completion of the merger, each share of IsoPlexis common stock outstanding immediately prior to the merger (other than certain excluded shares as described in the merger agreement) will be converted into the right to receive 0.6120 of a share of Berkeley Lights common stock, with cash (without interest and after giving effect to any required tax withholdings as provided in the merger agreement) being paid in lieu of any fractional shares of Berkeley Lights common stock that IsoPlexis stockholders would otherwise be entitled to receive. This exchange ratio is fixed in the merger agreement and will not be adjusted for changes in the market price of either Berkeley Lights common stock or IsoPlexis common stock prior to the completion of the merger. The market prices of Berkeley Lights common stock and IsoPlexis common stock have fluctuated prior to and after the date of the announcement of the merger agreement and will continue to fluctuate from the date of this joint proxy statement/prospectus to the date of the Berkeley Lights special meeting and the IsoPlexis special meeting, respectively, and through the date the merger is consummated.
Because the value of the merger consideration will depend on the market price of Berkeley Lights common stock at the time the merger is completed, IsoPlexis stockholders will not know or be able to determine at the time of the IsoPlexis special meeting the market value of the merger consideration they would receive on completion of the merger. Similarly, Berkeley Lights stockholders will not know or be able to determine at the time of the Berkeley Lights special meeting the market value of the shares of Berkeley Lights common stock to be issued pursuant to the merger agreement compared to the market value of the shares of IsoPlexis common stock that are being exchanged in the merger.
Stock price changes may result from a variety of factors, including, among others, general market and economic conditions, changes in Berkeley Lights’ or IsoPlexis’ respective businesses, operations and prospects, market assessments of the likelihood that the merger will be completed, interest rates, general market, industry and economic conditions and other factors generally affecting the respective prices of Berkeley Lights’ or IsoPlexis’ common stock, federal, state and local legislation, governmental regulation and legal developments in the industry segments in which Berkeley Lights or IsoPlexis operate, and the timing of the merger and receipt of required regulatory approvals, if any.
Many of these factors are beyond Berkeley Lights’ and IsoPlexis’ control, and neither Berkeley Lights nor IsoPlexis is permitted to terminate the merger agreement solely due to a decline in the market price of the common stock of the other party. You are urged to obtain current market quotations for Berkeley Lights common stock and IsoPlexis common stock in determining whether to vote in favor of the Berkeley Lights share issuance proposal, in the case of Berkeley Lights stockholders, or the IsoPlexis merger proposal, in the case of IsoPlexis stockholders.
The market price of Berkeley Lights common stock will continue to fluctuate after the merger.
On completion of the merger, IsoPlexis stockholders will become holders of Berkeley Lights common stock. The market price of the common stock of the combined company will continue to fluctuate, potentially significantly, following completion of the merger, including for the reasons described above. As a result, former IsoPlexis stockholders could lose some or all of the value of their investment in Berkeley Lights common stock. In addition, any significant price or volume fluctuations in the stock market generally could have a material adverse effect on the market for, or liquidity of, the Berkeley Lights common stock received in the merger, regardless of the combined company’s actual operating performance.
The merger may not be completed and the merger agreement may be terminated in accordance with its terms.
The merger is subject to a number of conditions that must be satisfied, including the approval by Berkeley Lights stockholders of the Berkeley Lights share issuance proposal and approval by IsoPlexis stockholders of the IsoPlexis merger proposal, or waived (to the extent permitted), in each case prior to the completion of the merger. These conditions are described in the section entitled “The Merger Agreement—Conditions to the Completion of the Merger” beginning on page 126. These conditions to the completion of the merger, some of which are beyond the control of Berkeley Lights and IsoPlexis, may not be satisfied or waived in a timely manner or at all, and, accordingly, the merger may be delayed or not completed.
Additionally, either Berkeley Lights or IsoPlexis may terminate the merger agreement under certain circumstances, including, among other reasons, if the merger is not completed by June 21, 2023 (which date will be automatically extended to September 21, 2023 under certain circumstances if certain regulatory approvals have not been obtained by June 21, 2023 and then again to December 21, 2023 under such circumstances if such regulatory approvals have still not been obtained by September 21, 2023). In addition, if the merger agreement is terminated under certain circumstances specified in the merger agreement, Berkeley Lights or IsoPlexis, as applicable, may be required to pay the other party a termination fee of $2.3 million, including certain circumstances in which the Berkeley Lights board of directors or the IsoPlexis board of directors, as applicable, effects a change of recommendation (as defined in the section entitled “The Merger Agreement—No Change of Recommendation” beginning on page 122) or under certain circumstances where Berkeley Lights or IsoPlexis, as applicable, enters into an agreement with respect to (or consummates) a superior proposal following the termination of the merger agreement. See the section entitled “The Merger Agreement—Termination of the Merger Agreement” beginning on page 128 and the section entitled “The Merger Agreement—Termination Fees” beginning on page 128 for a more complete discussion of the circumstances under which the merger agreement could be terminated and when a termination fee may be payable by Berkeley Lights or IsoPlexis.
The termination of the merger agreement could negatively impact Berkeley Lights or IsoPlexis and the trading prices of Berkeley Lights common stock or IsoPlexis common stock.
If the merger is not completed for any reason, including because Berkeley Lights stockholders fail to approve the Berkeley Lights share issuance proposal or because IsoPlexis stockholders fail to approve the IsoPlexis merger proposal, the ongoing businesses of Berkeley Lights and IsoPlexis may be adversely affected and, without realizing any of the expected benefits of having completed the merger, Berkeley Lights and IsoPlexis would be subject to a number of risks, including the following:
•	each company may experience negative reactions from the financial markets, including negative impacts on its stock price;
•	each company may experience negative reactions from its customers, suppliers, distributors and employees;
•
each company will be required to pay its respective costs relating to the merger, such as financial advisory, legal, financing and accounting costs and associated fees and expenses, whether or not the merger is completed;

•
the merger agreement places certain restrictions on the conduct of each company’s business prior to completion of the merger and such restrictions, the waiver of which is subject to the consent of the other company (not to be unreasonably withheld, conditioned or delayed), which may have prevented Berkeley Lights and IsoPlexis from making certain acquisitions or Berkeley Lights and IsoPlexis from taking certain other specified actions during the pendency of the merger that would have been beneficial (see the section entitled “The Merger Agreement—Conduct of Business Prior to the Merger’s Completion” beginning on page 116 for a description of the restrictive covenants applicable to Berkeley Lights and IsoPlexis); and

•
matters relating to the merger (including integration planning) will require substantial commitments of time and resources by Berkeley Lights management and IsoPlexis management, which could otherwise have been devoted to day-to-day operations or to other opportunities that may have been beneficial to Berkeley Lights or IsoPlexis, as applicable, as an independent company.

The market price for shares of common stock of Berkeley Lights may be affected by factors different from, or in addition to, those that historically have affected or currently affect the market prices of shares of Berkeley Lights common stock or IsoPlexis common stock.
On consummation of the merger, Berkeley Lights stockholders and IsoPlexis stockholders will both hold shares of common stock in the combined company. Berkeley Lights’ businesses differ from those of IsoPlexis, and IsoPlexis’ businesses differ from those of Berkeley Lights, and, accordingly, the results of operations of the combined company will be affected by some factors that are different from those currently or historically affecting the results of operations of Berkeley Lights and those currently or historically affecting the results of operations of IsoPlexis. The results of operations of the combined company may also be affected by factors different from those that currently affect or have historically affected either Berkeley Lights or IsoPlexis. For a discussion of the businesses of each of Berkeley Lights and IsoPlexis and some important factors to consider in connection with those businesses, see the section entitled “The Parties to the Merger” beginning on page 44 and the documents and information included elsewhere in this joint proxy statement/prospectus, including in the annexes included with this joint proxy statement/prospectus, or incorporated by reference into this joint proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 170.
In addition, based on the number of shares of IsoPlexis common stock outstanding as of February 6, 2023, it is expected that Berkeley Lights will issue approximately 24.7 million shares of Berkeley Lights common stock in the merger. Former IsoPlexis stockholders may decide not to hold the shares of Berkeley Lights common stock that they will receive in the merger, and Berkeley Lights stockholders may decide to reduce their investment in Berkeley Lights as a result of the changes to Berkeley Lights’ investment profile as a result of the merger. Other IsoPlexis stockholders, such as funds with limitations on their permitted holdings of stock in individual issuers, may be required to sell the shares of Berkeley Lights common stock that they receive in the merger. Such sales of Berkeley Lights common stock could have the effect of depressing the market price for Berkeley Lights common stock.
The shares of common stock of the combined company to be received by IsoPlexis stockholders as a result of the merger will have rights that are different from the shares of Berkeley Lights common stock.
On completion of the merger, IsoPlexis stockholders will no longer be stockholders of IsoPlexis but will instead become Berkeley Lights stockholders, and their rights as stockholders will be governed by the terms of Berkeley Lights’ amended and restated certificate of incorporation, which is referred to as the “Berkeley Lights charter,” and Berkeley Lights’ amended and restated bylaws, which are referred to as the “Berkeley Lights bylaws.” See the section entitled “Comparison of Stockholders Rights” beginning on page 152 for a discussion of these rights.
After the merger, IsoPlexis stockholders will have a significantly lower ownership and voting interest in Berkeley Lights than they currently have in IsoPlexis and will exercise less influence over management and policies of the combined company.
Based on the number of shares of Berkeley Lights common stock and IsoPlexis common stock outstanding on February 6, 2023 and the exchange ratio, upon completion of the merger, former IsoPlexis stockholders are expected to own approximately 25% of the outstanding shares of Berkeley Lights common stock and Berkeley Lights stockholders immediately prior to the merger are expected to own approximately 75% of the outstanding shares of Berkeley Lights common stock. Consequently, former IsoPlexis stockholders will have less influence over the management and policies of the combined company than they currently have over the management and policies of IsoPlexis.
Until the completion of the merger or the termination of the merger agreement in accordance with its terms, Berkeley Lights and IsoPlexis are each prohibited from entering into certain transactions and taking certain actions that might otherwise be beneficial to Berkeley Lights or IsoPlexis and their respective stockholders.
From and after the date of the merger agreement and prior to completion of the merger, the merger agreement restricts Berkeley Lights and IsoPlexis from taking specified actions without the consent of the other party and requires that the business of each company and its respective subsidiaries be conducted in the ordinary course in all material respects. These restrictions may prevent Berkeley Lights or IsoPlexis, as applicable, from making appropriate changes to their respective businesses or organizational structures or from pursuing attractive business opportunities that may arise prior to the completion of the merger, and could have the effect of delaying or preventing other strategic transactions. Adverse effects arising from these restrictions during the pendency of the merger could be exacerbated by any delays in consummation of the merger or termination of the merger agreement. See the section entitled “The Merger Agreement—Conduct of Business Prior to the Merger’s Completion” beginning on page 116.

Obtaining required approvals and satisfying closing conditions may prevent or delay completion of the merger.
The merger is subject to a number of conditions to closing as specified in the merger agreement. These closing conditions include, among others, the effectiveness of the registration statement on Form S-4 (of which this joint proxy statement/prospectus forms a part) registering the Berkeley Lights common stock issuable pursuant to the merger agreement and the absence of any stop order or proceedings by the SEC with respect thereto, the expiration or earlier termination of any applicable waiting period under the HSR Act, approval for listing on Nasdaq of the shares of Berkeley Lights common stock to be issued pursuant to the merger agreement, and the absence of any judgment or order enacted, promulgated, issued, entered, amended or enforced by any governmental authority or any applicable law that prevents, makes illegal, enjoins or prohibits the consummation of the merger. The obligation of each of IsoPlexis and Berkeley Lights to consummate the merger is also conditioned on, among other things, the accuracy of the representations and warranties made by the other party on the date of the merger agreement and on the closing date (subject to certain materiality and material adverse effect qualifiers), and the performance by the other party in all material respects of its obligations under the merger agreement. No assurance can be given that the required stockholder, governmental and regulatory consents and approvals will be obtained or that the required conditions to closing will be satisfied, and, if all required consents and approvals are obtained and the required conditions are satisfied, no assurance can be given as to the terms, conditions and timing of such consents and approvals. Any delay in completing the merger could cause the combined company not to realize, or to be delayed in realizing, some or all of the benefits that Berkeley Lights and IsoPlexis expect to achieve if the merger is successfully completed within its expected time frame. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the merger, see the section entitled “The Merger Agreement—Conditions to the Completion of the Merger” beginning on page 126.
Berkeley Lights and IsoPlexis may be required to obtain certain regulatory approvals and clearances to consummate the merger, which, if delayed, not granted or granted with burdensome or unacceptable conditions, could prevent, substantially delay or impair consummation of the merger, result in additional expenditures of money and resources or reduce the anticipated benefits of the merger.
The completion of the merger may be subject to the receipt of regulatory clearance in the United States and in certain foreign jurisdictions. Each of Berkeley Lights, Merger Sub and IsoPlexis has agreed to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the merger and the other transactions contemplated by the merger agreement as promptly as practicable, including using reasonable best efforts to obtain or make all necessary or appropriate filings under applicable law.
With respect to the United States, if the transaction becomes reportable under the HSR Act, the merger may not be completed until Notification and Report Forms have been filed with the FTC and the DOJ and the applicable waiting period (or any extension thereof) has expired or been terminated. A transaction requiring notification under the HSR Act may not be completed until the expiration of a 30-calendar-day waiting period following the parties’ filing of their respective HSR notifications or the early termination of that waiting period, at the earliest. At any time before or after the completion of the merger, the DOJ or the FTC could take action under the U.S. competition laws. Private parties may also seek to take legal action against the transaction under competition laws.
Failure to attract, motivate and retain executives and other key employees could diminish the anticipated benefits of the merger.
The success of the merger will depend in part on the retention of personnel critical to the business and operations of the combined company due to, for example, their technical skills or management expertise. Competition for qualified personnel can be intense.
Current and prospective employees of Berkeley Lights and IsoPlexis may experience uncertainty about their future role with Berkeley Lights and IsoPlexis until strategies with regard to these employees are announced or executed, which may impair Berkeley Lights’ and IsoPlexis’ ability to attract, retain and motivate key management, sales, marketing, technical and other personnel prior to and following the merger. Employee retention may be particularly challenging during the pendency of the merger, as employees of Berkeley Lights and IsoPlexis may experience uncertainty about their future roles with the combined company. If Berkeley Lights and IsoPlexis are unable to retain personnel that are critical to the successful integration and future operations of the companies, Berkeley Lights and IsoPlexis could face disruptions in their operations, loss of existing customers or loss of sales to existing customers, loss of key information, expertise or know-how, and unanticipated additional recruitment and training costs. In addition, the loss of key personnel could diminish the anticipated benefits of the merger.

If key employees of Berkeley Lights or IsoPlexis depart, the integration of the companies may be more difficult and the combined company’s business following the merger may be harmed. Furthermore, the combined company may incur significant costs in identifying, hiring and retaining replacements for departing employees and may lose significant expertise and talent relating to the business of each of Berkeley Lights or IsoPlexis, and the combined company’s ability to realize the anticipated benefits of the merger may be adversely affected. In addition, there could be disruptions to or distractions for the workforce and management, including disruptions associated with integrating employees into the combined company. No assurance can be given that the combined company will be able to attract or retain key employees of Berkeley Lights and IsoPlexis to the same extent that those companies have been able to attract or retain their own employees in the past.
The merger, and uncertainty regarding the merger, may cause customers, suppliers, distributors or strategic partners to delay or defer decisions concerning Berkeley Lights or IsoPlexis and adversely affect each company’s ability to effectively manage its respective business.
The merger will happen only if the stated conditions are met, including the approval of the Berkeley Lights share issuance proposal, the approval of the IsoPlexis merger proposal and the receipt of any required regulatory approvals, among other conditions. Many of the conditions are outside the control of Berkeley Lights and IsoPlexis, and both parties also have certain rights to terminate the merger agreement. Accordingly, there may be uncertainty regarding the completion of the merger. This uncertainty may cause customers, suppliers, distributors, vendors, strategic partners or others that deal with Berkeley Lights or IsoPlexis to delay or defer entering into contracts with Berkeley Lights or IsoPlexis or making other decisions concerning Berkeley Lights or IsoPlexis or seek to change or cancel existing business relationships with Berkeley Lights or IsoPlexis, which could negatively affect their respective businesses. Any delay or deferral of those decisions or changes in existing agreements could have an adverse impact on the respective businesses of Berkeley Lights and IsoPlexis, regardless of whether the merger is ultimately completed.
In addition, the merger agreement restricts Berkeley Lights, IsoPlexis and their respective subsidiaries from making certain acquisitions and Berkeley Lights and IsoPlexis and their respective subsidiaries from taking other specified actions during the pendency of the merger without the consent of the other parties. These restrictions may prevent Berkeley Lights and IsoPlexis from pursuing attractive business opportunities or strategic transactions that may arise prior to the completion of the merger. See the section entitled “The Merger Agreement—Conduct of Business Prior to the Merger’s Completion” beginning on page 116 for a description of the restrictive covenants to which each of Berkeley Lights and IsoPlexis is subject.
Whether or not the merger is completed, the announcement and pendency of the merger could cause disruptions in the businesses of Berkeley Lights and IsoPlexis, which could have an adverse effect on their respective businesses and financial results.
Whether or not the merger is completed, the announcement and pendency of the merger could cause disruptions in the businesses of Berkeley Lights and IsoPlexis. Specifically:
•
current and prospective employees of Berkeley Lights and IsoPlexis will experience uncertainty about their future roles with the combined company, which might adversely affect Berkeley Lights’ or IsoPlexis’ abilities to retain key managers and other employees; and

•	the attention of management of each of Berkeley Lights and IsoPlexis may be directed toward the completion of the merger.
In addition, Berkeley Lights and IsoPlexis have each diverted significant management resources in an effort to complete the merger and are each subject to restrictions contained in the merger agreement on the conduct of their respective businesses. If the merger is not completed, Berkeley Lights and IsoPlexis will have incurred significant costs, including the diversion of management resources, for which they will have received little or no benefit.
The directors and executive officers of Berkeley Lights and IsoPlexis have interests and arrangements that may be different from, or in addition to, those of Berkeley Lights stockholders and IsoPlexis stockholders.
When considering the recommendations of the Berkeley Lights board of directors or the IsoPlexis board of directors, as applicable, with respect to the proposals described in this joint proxy statement/prospectus, stockholders should be aware that the directors and executive officers of each of Berkeley Lights and IsoPlexis have interests in the merger that are different from, or in addition to, those of Berkeley Lights stockholders and IsoPlexis stockholders generally. These interests include the continued employment of certain executive officers of Berkeley Lights by the combined company, the continued service of certain directors of Berkeley Lights as directors of the combined company, the treatment in the merger of outstanding equity, equity-based and incentive awards, severance arrangements, other compensation and benefit arrangements, and the right to continued indemnification of former Berkeley Lights and IsoPlexis directors and officers by the combined company.
Berkeley Lights stockholders and IsoPlexis stockholders should be aware of these interests when they consider the recommendations of the Berkeley Lights board of directors or the IsoPlexis boards of directors, as applicable, that they vote to approve the Berkeley Lights share issuance proposal, in the case of Berkeley Lights stockholders, or that they vote to approve the IsoPlexis merger proposal, in the case of IsoPlexis stockholders. The Berkeley Lights board of directors was aware of and considered these interests when it approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement, declared that it is fair to, and in the best interests of, Berkeley Lights and the Berkeley Lights stockholders that Berkeley Lights enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement and recommended that the Berkeley Lights stockholders approve the Berkeley Lights share issuance proposal.. The interests of Berkeley Lights directors and executive officers are described in more detail in the section entitled “Interests of Berkeley Lights’ Directors and Executive Officers in the Merger” beginning on page 145. Likewise, the IsoPlexis board of directors was aware of and considered these interests when it approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement, declared that it is fair to, and in the best interests of, IsoPlexis and the IsoPlexis stockholders that IsoPlexis enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement and recommended that the IsoPlexis stockholders approve the IsoPlexis merger proposal. The interests of IsoPlexis directors and executive officers are described in more detail in the section entitled “Interests of IsoPlexis’ Directors and Executive Officers in the Merger” beginning on page 145.
Berkeley Lights or IsoPlexis may waive one or more of the closing conditions without re-soliciting stockholder approval.
To the extent permitted by law, Berkeley Lights or IsoPlexis may determine to waive, in whole or part, one or more of the conditions to their respective obligations to consummate the merger. Berkeley Lights and IsoPlexis currently expect to evaluate the materiality of any waiver and its effect on Berkeley Lights stockholders or IsoPlexis stockholders, as applicable, in light of the facts and circumstances at the time to determine whether any amendment of this joint proxy statement/prospectus or any re-solicitation of proxies or voting cards is required in light of such waiver. Any determination as to whether to waive any condition to the merger or as to re-soliciting stockholder approval or amending this joint proxy statement/prospectus as a result of a waiver will be made by Berkeley Lights or IsoPlexis, as applicable, at the time of such waiver based on the facts and circumstances as they exist at that time.
The merger agreement contains provisions that could discourage a potential competing acquirer that might be willing to pay more to acquire or merge with either Berkeley Lights or IsoPlexis.
The merger agreement contains “no shop” provisions that restrict each of Berkeley Lights’ and IsoPlexis’ ability to, among other things (each as described under the section entitled “The Merger Agreement—No Solicitation of Acquisition Proposals” beginning on page 120):
•	solicit or initiate or knowingly encourage, induce or facilitate any inquiry, proposal or offer that constitutes, or may reasonably be expected to lead to, an acquisition proposal;
•
furnish to any person any non-public information regarding Berkeley Lights or IsoPlexis, as applicable, or its respective subsidiaries, or afford to any person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Berkeley Lights or IsoPlexis, as applicable, or its respective subsidiaries, with the intent of encouraging, inducing, facilitating or assisting the making, submission or announcement of any inquiry, proposal or offer that constitutes, or may reasonably be expected to lead to, an acquisition proposal;

•
participate or engage in any discussions or negotiations with any person regarding, or furnish to any person any information with respect to, or cooperate in any way with any person (whether or not such person is making an acquisition proposal) with respect to, any inquiry, proposal or offer that constitutes, or may reasonably be expected to lead to, an acquisition proposal; or

•	resolve or agree to do any of the foregoing.

Furthermore, there are only limited exceptions to the requirement under the merger agreement that neither the Berkeley Lights board of directors nor the IsoPlexis board of directors withdraw (or modify or qualify in any manner adverse to the other party) the Berkeley Lights recommendation or the IsoPlexis recommendation, as applicable (each as defined in the section entitled “The Merger Agreement—Representations and Warranties” beginning on page 114). Although the Berkeley Lights board of directors or IsoPlexis board of directors is permitted to effect a change of recommendation, after complying with certain procedures set forth in the merger agreement, in response to a superior proposal or to an intervening event (if the applicable board of directors determines in good faith that a failure to do so would be inconsistent with its fiduciary duties under applicable law), such change of recommendation would entitle the other party to terminate the merger agreement and collect a termination fee from the party making a change of recommendation in the amount of $2.3 million. For more information, see the sections entitled “The Merger Agreement—Termination of the Merger Agreement” beginning on page 128 and “The Merger Agreement—Termination Fees” beginning on page 128.
These provisions could discourage a potential competing acquirer from considering or proposing an acquisition or merger, even if it were prepared to pay consideration with a higher value than that implied by the exchange ratio in the merger, or might result in a potential competing acquirer proposing to pay a lower per share price than it might otherwise have proposed to pay because of the added expense of the termination fee.
The merger will involve substantial costs.
Berkeley Lights and IsoPlexis have incurred and expect to incur a number of non-recurring costs associated with combining the operations of the two companies, as well as transaction fees and other costs related to the merger. These costs and expenses include fees paid to financial, legal and accounting advisors, facilities and systems consolidation costs, severance and other potential employment-related costs, including severance payments that may be made to certain IsoPlexis employees, filing fees, printing expenses and other related charges. Some of these costs are payable by Berkeley Lights or IsoPlexis regardless of whether the merger is completed.
The combined company will also incur restructuring and integration costs in connection with the merger. The costs related to restructuring will be expensed as a cost of the ongoing results of operations of either Berkeley Lights or the combined company. There are a large number of processes, policies, procedures, operations, technologies and systems that must be integrated in connection with the merger and the integration of IsoPlexis’ business. Although Berkeley Lights expects that the elimination of duplicative costs, strategic benefits and additional income, as well as the realization of other efficiencies related to the integration of the businesses, may offset incremental transaction, merger-related and restructuring costs over time, any net benefit may not be achieved in the near term or at all. Many of these costs will be borne by Berkeley Lights even if the merger is not completed.
While Berkeley Lights has assumed that certain expenses would be incurred in connection with the merger and the other transactions contemplated by the merger agreement, there are many factors beyond Berkeley Lights’ control that could affect the total amount or the timing of the integration and implementation expenses.
Berkeley Lights stockholders and IsoPlexis stockholders will not be entitled to appraisal rights in the merger.
Appraisal rights are statutory rights that, if applicable under law, enable stockholders of a corporation to dissent from an extraordinary transaction, such as a merger, and to demand that such corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to such stockholders in connection with the extraordinary transaction. Under the DGCL, stockholders do not have appraisal rights if the shares of stock they hold are either listed on a national securities exchange or held of record by more than 2,000 holders. Notwithstanding the foregoing, appraisal rights are available if stockholders are required by the terms of the merger agreement to accept for their shares anything other than (a) shares of stock of the surviving corporation, (b) shares of stock of another corporation that will either be listed on a national securities exchange or held of record by more than 2,000 holders, (c) cash in lieu of fractional shares or (d) any combination of the foregoing.
Because the merger is of Merger Sub with and into IsoPlexis and holders of Berkeley Lights common stock will continue to hold their shares following completion of the merger, holders of Berkeley Lights common stock are not entitled to appraisal rights in the merger.
Because shares of Berkeley Lights common stock are listed on Nasdaq, a national securities exchange, and are expected to continue to be so listed, and because IsoPlexis stockholders are not required by the terms of the merger agreement to accept for their shares anything other than shares of Berkeley Lights common stock and cash in lieu of fractional shares, holders of IsoPlexis common stock will not be entitled to appraisal rights in the merger. See the section entitled “No Appraisal Rights” beginning on page 161.
Risks Relating to the Combined Company
Combining the businesses of Berkeley Lights and IsoPlexis may be more difficult, costly or time-consuming than expected and the combined company may fail to realize the anticipated benefits of the merger, which may adversely affect the combined company’s business results and negatively affect the value of the combined company’s common stock.
The success of the merger will depend on, among other things, the ability of Berkeley Lights and IsoPlexis to combine their businesses in a manner that facilitates growth opportunities and realizes expected cost savings. Berkeley Lights and IsoPlexis have entered into the merger agreement because each believes that the merger and the other transactions contemplated by the merger agreement are fair to and in the best interests of their respective stockholders and that combining the businesses of Berkeley Lights and IsoPlexis will produce benefits and cost savings. See also the section entitled “The Merger—Recommendation of the Berkeley Lights Board of Directors; Berkeley Lights’ Reasons for the Merger” beginning on page 76 and “The Merger—Recommendation of the IsoPlexis Board of Directors; IsoPlexis’ Reasons for the Merger” beginning on page 79.
However, Berkeley Lights and IsoPlexis must successfully combine their respective businesses in a manner that permits these benefits to be realized. In addition, the combined company must achieve the anticipated growth and cost savings without adversely affecting current revenues and investments in future growth. If the combined company is not able to successfully achieve these objectives, the anticipated benefits of the merger may not be realized fully, or at all, or may take longer to realize than expected.
An inability to realize the full extent of the anticipated benefits of the merger and the other transactions contemplated by the merger agreement, as well as any delays encountered in the integration process, could have an adverse effect upon the revenues, level of expenses and operating results of the combined company, which may adversely affect the value of the common stock of the combined company.
In addition, the actual integration may result in additional and unforeseen expenses, and the anticipated benefits of the integration plan may not be realized. Actual growth and cost savings, if achieved, may be lower than what Berkeley Lights and IsoPlexis expect and may take longer to achieve than anticipated. If Berkeley Lights and IsoPlexis are not able to adequately address integration challenges, they may be unable to successfully integrate their operations or realize the anticipated benefits of the integration of the two companies.
The failure to successfully integrate the businesses and operations of Berkeley Lights and IsoPlexis in the expected time frame may adversely affect the combined company’s future results.
Berkeley Lights and IsoPlexis have operated and, until the completion of the merger, will continue to operate independently. There can be no assurances that their businesses can be integrated successfully. It is possible that the integration process could result in the loss of key Berkeley Lights employees or key IsoPlexis employees, the loss of customers, the disruption of either company’s or both companies’ ongoing businesses, inconsistencies in standards, controls, procedures and policies, unexpected integration issues, higher than expected integration costs and an overall post-completion integration process that takes longer than originally anticipated. Specifically, the following issues, among others, must be addressed in integrating the operations of Berkeley Lights and IsoPlexis in order to realize the anticipated benefits of the merger so the combined company performs as expected:
•	combining the companies’ operations and corporate functions;
•
combining the businesses of Berkeley Lights and IsoPlexis and meeting the capital requirements of the combined company, in a manner that permits the combined company to achieve any cost savings or other synergies anticipated to result from the merger, the failure of which would result in the anticipated benefits of the merger not being realized in the time frame currently anticipated or at all;

•	integrating personnel from the two companies;
•	integrating the companies’ technologies;
•	integrating and unifying the offerings and services available to customers;

•	identifying and eliminating redundant and underperforming functions and assets;
•	harmonizing the companies’ operating practices, employee development and compensation programs, internal controls and other policies, procedures and processes;
•	maintaining existing agreements with customers, suppliers, distributors and vendors and avoiding delays in entering into new agreements with prospective customers, suppliers, distributors and vendors;
•	addressing possible differences in business backgrounds, corporate cultures and management philosophies;
•	consolidating the companies’ administrative and information technology infrastructure;
•	coordinating distribution and marketing efforts;
•	managing the movement of certain positions to different locations;
•	coordinating geographically dispersed organizations; and
•	effecting actions that may be required in connection with obtaining regulatory approvals.
In addition, at times the attention of certain members of either company’s or both companies’ management and resources may be focused on completion of the merger and the integration of the businesses of the two companies and diverted from day-to-day business operations or other opportunities that may have been beneficial to such company, which may disrupt each company’s ongoing business and the business of the combined company.
The combined company may not be able to retain customers, suppliers or distributors, or customers, suppliers or distributors may seek to modify contractual relationships with the combined company, which could have an adverse effect on the combined company’s business and operations. Third parties may terminate or alter existing contracts or relationships with Berkeley Lights or IsoPlexis.
As a result of the merger, the combined company may experience impacts on relationships with customers, suppliers and distributors that may harm the combined company’s business and results of operations. Certain customers, suppliers or distributors may seek to terminate or modify contractual obligations following the merger whether or not contractual rights are triggered as a result of the merger. There can be no guarantee that customers, suppliers and distributors will remain with or continue to have a relationship with the combined company or do so on the same or similar contractual terms following the merger. If any customers, suppliers or distributors seek to terminate or modify contractual obligations or discontinue the relationship with the combined company, then the combined company’s business and results of operations may be harmed. Furthermore, the combined company will not have long-term arrangements with many of its significant suppliers. If the combined company’s suppliers were to seek to terminate or modify an arrangement with the combined company, then the combined company may be unable to procure necessary supplies from other suppliers in a timely and efficient manner and on acceptable terms, or at all.
Berkeley Lights and IsoPlexis also have contracts with vendors, landlords, licensors and other business partners which may require Berkeley Lights or IsoPlexis, as applicable, to obtain consent from these other parties in connection with the merger. If these consents cannot be obtained, the combined company may suffer a loss of potential future revenue, incur costs and lose rights that may be material to the combined company’s business. In addition, third parties with whom Berkeley Lights or IsoPlexis currently have relationships may terminate or otherwise reduce the scope of their relationship with either party in anticipation of the merger. Any such disruptions could limit the combined company’s ability to achieve the anticipated benefits of the merger. The adverse effect of any such disruptions could also be exacerbated by a delay in the completion of the merger or by a termination of the merger agreement.
The combined company may be exposed to increased litigation, which could have an adverse effect on the combined company’s business and operations.
The combined company may be exposed to increased litigation from stockholders, customers, suppliers, distributors, consumers and other third parties due to the combination of Berkeley Lights’ business and IsoPlexis’ business following the merger. Such litigation may have an adverse impact on the combined company’s business and results of operations or may cause disruptions to the combined company’s operations.

If it is determined that the merger does not qualify as a tax-free “reorganization” for U.S. federal income tax purposes, U.S. holders of IsoPlexis common stock will generally recognize capital gain or loss as a result of the merger.
As further described below in “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 149, it is the opinion of Cravath, Swaine & Moore LLP that the merger will qualify as a tax-free “reorganization” within the meaning of Section 368(a) of the Code. However, such opinion is not binding on the IRS or any court. If it is determined that the merger does not qualify as a tax-free “reorganization,” the merger would be a taxable transaction to IsoPlexis stockholders for U.S. federal income tax purposes. In that case, a U.S. holder (as defined below in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger”) would generally recognize capital gain or loss measured by reference to the fair market value of BLI common stock received in exchange for such U.S. holder’s IsoPlexis common stock. For more information about the tax consequences related to the merger, see the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 149.
The Berkeley Lights and IsoPlexis unaudited prospective financial information included in this joint proxy statement/prospectus is inherently subject to uncertainties, the unaudited pro forma condensed combined financial information included in this document is preliminary and the combined company’s actual financial position and results of operations after the merger may differ materially from these estimates and the unaudited pro forma condensed combined financial information included in this joint proxy statement/prospectus.
The unaudited pro forma condensed combined financial information and unaudited pro forma per share data included in this joint proxy statement/prospectus are presented for illustrative purposes only, contain a variety of adjustments, assumptions and preliminary estimates and are not necessarily indicative of what the combined company’s actual financial position or results of operations would have been had the merger been completed on the dates indicated. The combined company’s actual results and financial position after the merger may differ materially and adversely from the unaudited pro forma condensed combined financial information included in this joint proxy statement/prospectus. For more information, see the sections entitled “Comparative Historical Unaudited Pro Forma Per Share Data” beginning on page 28 and “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 133.
While presented with numeric specificity, the Berkeley Lights and IsoPlexis unaudited pro forma condensed combined financial information included in this joint proxy statement/prospectus is based on numerous variables and assumptions (including, but not limited to, those related to industry performance and competition, general business conditions, the biotechnology and related industries, and economic, market and financial conditions and additional matters specific to Berkeley Lights’ or IsoPlexis’ business, as applicable) that are inherently subjective and uncertain and are beyond the control of the respective management teams of Berkeley Lights and IsoPlexis. As a result, actual results may differ materially from the unaudited pro forma condensed combined financial information. Important factors that may affect actual results and cause these unaudited projected financial forecasts to not be achieved include, but are not limited to, risks and uncertainties relating to Berkeley Lights’ or IsoPlexis’ business, as applicable (including each company’s ability to achieve strategic goals, objectives and targets over applicable periods), industry performance and general business and economic conditions. For more information see the sections entitled “The Merger—Berkeley Lights Unaudited Financial Projections” beginning on page 99 and “The Merger—IsoPlexis Unaudited Financial Projections” beginning on page 99.
The combined company may be unable to retain Berkeley Lights and IsoPlexis personnel successfully after the merger is completed.
The success of the merger will depend in part on the combined company’s ability to retain the talents and dedication of the professionals currently employed by Berkeley Lights and IsoPlexis. It is possible that these employees may decide not to remain with Berkeley Lights or IsoPlexis, as applicable, while the merger is pending, or with the combined company. If key employees terminate their employment, or if an insufficient number of employees are retained to maintain effective operations, the combined company’s business activities may be adversely affected and management’s attention may be diverted from successfully integrating Berkeley Lights and IsoPlexis to hiring suitable replacements, all of which may cause the combined company’s business to suffer. In addition, Berkeley Lights and IsoPlexis may not be able to locate suitable replacements for any key employees that leave either company or offer employment to potential replacements on reasonable terms.
The existing indebtedness of Berkeley Lights and IsoPlexis may limit the financial flexibility of the combined company.

Berkeley Lights and IsoPlexis continue to review the treatment of their existing indebtedness, which will accelerate at the completion of the merger unless the lenders to such indebtedness provide their prior written consent. Berkeley Lights and IsoPlexis may seek to repay, refinance, repurchase, redeem, replace, exchange or otherwise terminate their existing indebtedness prior to, in connection with or following the completion of the merger. If either Berkeley Lights or IsoPlexis seeks to refinance or replace its existing indebtedness, there can be no guarantee that it will be able to execute the refinancing or replacement on favorable terms or at all.
The substantial indebtedness of the combined company could have adverse effects on the combined company’s financial condition and results of operations, including:
•	increasing its vulnerability to changing economic, regulatory and industry conditions;
•	limiting its ability to compete and its flexibility in planning for, or reacting to, changes in its business and the industry;
•	limiting its ability to borrow additional funds; and
•
increasing its interest expense and requiring it to dedicate a substantial portion of its cash flow from operations to payments on its debt, thereby reducing funds available for working capital, capital expenditures, acquisitions, share repurchases, dividends and other purposes.

The combined company’s ability to arrange any additional financing for the purposes described above or otherwise will depend on, among other factors, the companies’ respective financial positions and performance on a pro forma basis, as well as prevailing market conditions and other factors that may be beyond their control. The level and quality of the combined company’s earnings, operations, business and management, among other things, will impact the determination of the combined company’s credit ratings. A decrease in the ratings assigned to the combined company by the ratings agencies may negatively impact the combined company’s access to the debt capital markets and increase the combined company’s cost of borrowing. There can be no assurance that the combined company will be able to obtain financing on acceptable terms or at all. In addition, there can be no assurance that the combined company will be able to maintain the current creditworthiness or prospective credit ratings of the combined company, and any actual or anticipated changes or downgrades in such credit ratings may have a negative impact on the liquidity, capital position or access to capital markets of the combined company.
If any of the existing indebtedness of Berkeley Lights or IsoPlexis remains outstanding under the existing credit agreement of such company (as such credit agreement may be amended, restated, amended and restated or otherwise modified), covenants contained in such credit agreements may impose restrictions on the combined company (or either applicable company) and certain of its subsidiaries that may affect their ability to operate their businesses.
The definitive credit agreements governing the indebtedness of Berkeley Lights, IsoPlexis or the combined company may contain various affirmative and negative covenants. Such covenants may, subject to certain significant exceptions, restrict the ability of the combined company and certain of its subsidiaries to, among other things, incur liens, incur debt, engage in mergers, consolidations and acquisitions, transfer assets outside the ordinary course of business, make loans or other investments, pay dividends, repurchase equity interests, make other payments with respect to equity interests, repay or repurchase subordinated debt and engage in affiliate transactions. In addition, such credit agreements may contain financial covenants that would require the combined company to maintain certain financial ratios under certain circumstances. The ability of the combined company and its subsidiaries to comply with these provisions may be affected by events beyond their control. Failure to comply with these covenants could result in an event of default, which, if not cured or waived, could accelerate the combined company’s repayment obligations.
The combined company is subject to risks arising from the ongoing COVID-19 pandemic.
The ongoing COVID-19 pandemic has impacted each of Berkeley Lights’ and IsoPlexis’ businesses, and Berkeley Lights and IsoPlexis expect that the ongoing effects of the COVID-19 pandemic will continue to impact the combined company’s business. Governments and businesses have taken, and may continue to take, unprecedented measures in response to the COVID-19 pandemic. Such measures have included restrictions on travel and business operations, temporary closures of businesses, and quarantines and shelter-in-place orders. The COVID-19 pandemic has caused significant volatility and disruption in global financial markets.

The extent to which the COVID-19 pandemic will impact the combined company is highly uncertain and is difficult to predict. The pandemic’s effects and their extent will depend on various factors, including, but not limited to, the duration, scope and impact of the pandemic, restrictions on business and social distancing guidelines that may be requested or mandated by governmental authorities and how quickly and to what extent normal economic and operating conditions can resume. Relevant adverse consequences of the pandemic could include reduced liquidity, increased volatility of the combined company’s stock price, operational disruption or failure due to spread of disease within the combined company or due to restrictions on business and social distancing guidelines imposed or requested by governmental authorities, unavailability of raw materials, disruption in the supply chain and increased cybersecurity and fraud risks due to increased online and remote activity, as well as the adverse consequences of a macroeconomic slowdown, recession or depression.
Even after the COVID-19 pandemic has subsided, the combined company may continue to experience adverse impacts to its business as a result of the COVID-19’s global economic impact, including reduced availability of credit, adverse impacts on liquidity and the negative financial effects from any recession or depression that may occur.
Other Risk Factors of Berkeley Lights
Berkeley Lights’ business is and will be subject to the risks described above. In addition, Berkeley Lights is, and will continue to be, subject to the risks described in the Berkeley Lights Annual Report on Form 10-K for the year ended December 31, 2021, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (excluding any information and exhibits furnished under Item 2.02 or 7.01 thereof), all of which are filed with the SEC and incorporated by reference into this joint proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 170 for the location of information incorporated by reference into this joint proxy statement/prospectus.
Other Risk Factors of IsoPlexis
IsoPlexis’ business is and will be subject to the risks described above. In addition, IsoPlexis is, and will continue to be, subject to the risks described in IsoPlexis’ Annual Report on Form 10-K for the year ended December 31, 2021, which is included as Annex F-1 to this joint proxy statement/prospectus.

THE PARTIES TO THE MERGER
Berkeley Lights, Inc.
5858 Horton Street, Suite 320
Emeryville, CA 94608
(510) 858-2855
Berkeley Lights is a life sciences tools company focused on enabling and accelerating the rapid development and commercialization of biotherapeutics and other cell-based products for their customers. The Berkeley Lights Platform captures deep phenotypic, functional, and genotypic information for thousands of single cells in parallel and can also deliver the live biology customers desire in the form of the best cells.
Berkeley Lights common stock is listed on Nasdaq under the ticker symbol “BLI.”
For more information about Berkeley Lights, please visit Berkeley Lights’ website at http://www.berkeleylights.com. The information contained on Berkeley Lights’ website or accessible through it (other than the documents incorporated by reference herein) does not constitute a part of this joint proxy statement/prospectus or any other report or document on file with or furnished to the SEC. Additional information about Berkeley Lights is included in the documents incorporated by reference into this joint proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 170.
IsoPlexis Corporation
35 NE Industrial Road
Branford, Connecticut 06405
(203) 208-4111
IsoPlexis is empowering labs to leverage the cells and proteome changing the course of human health. IsoPlexis’ platforms provide insights into how multi-functional immune cells communicate and respond, assisting researchers in understanding and predicting disease progression, treatment resistance and therapeutic efficacy.
IsoPlexis common stock is listed on Nasdaq under the ticker symbol “ISO.”
For more information about IsoPlexis, please visit IsoPlexis’ website at http://www.isoplexis.com. The information contained on IsoPlexis’ website or accessible through it (other than the documents incorporated by reference herein) does not constitute a part of this joint proxy statement/prospectus or any other report or document on file with or furnished to the SEC. Additional information about IsoPlexis is included in the documents incorporated by reference into this joint proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 170.
Iceland Merger Sub Inc.
5858 Horton Street, Suite 320
Emeryville, CA 94608
(510) 858-2855
Merger Sub was formed by Berkeley Lights solely in contemplation of the merger, has not conducted any business and has no assets, liabilities or obligations of any nature other than as set forth in the merger agreement. By operation of the merger, Merger Sub will be merged with and into IsoPlexis, with IsoPlexis continuing as the surviving corporation and as a wholly owned subsidiary of Berkeley Lights.

THE BERKELEY LIGHTS SPECIAL MEETING
This joint proxy statement/prospectus is being mailed to holders of record of Berkeley Lights common stock as of the close of business on February 14, 2023 and constitutes notice of the Berkeley Lights special meeting in conformity with the requirements of the DGCL and the Berkeley Lights bylaws.
This joint proxy statement/prospectus is being provided to Berkeley Lights stockholders in connection with the solicitation of proxies by the Berkeley Lights board of directors for use at the Berkeley Lights special meeting and at any adjournments or postponements of the Berkeley Lights special meeting. Berkeley Lights stockholders are encouraged to read the entire document carefully, including the annexes to and documents incorporated by reference into this document, for more detailed information regarding the merger agreement and the transactions contemplated by the merger agreement.
Date, Time and Place of the Berkeley Lights Special Meeting
The Berkeley Lights special meeting is scheduled to be held virtually via the Internet on March 16, 2023, beginning at 8:00 a.m., Pacific Time (unless the special meeting is adjourned or postponed).
The Berkeley Lights special meeting will be held in a virtual meeting format only, via live webcast, and there will not be a physical meeting location. Berkeley Lights stockholders will be able to attend the Berkeley Lights special meeting online and vote their shares electronically at the meeting by visiting www.virtualshareholdermeeting.com/BLI2023SM, which is referred to as the “Berkeley Lights special meeting website.” Berkeley Lights stockholders will need the 16-digit control number found on their proxy card in order to access the Berkeley Lights special meeting website.
Matters to Be Considered at the Berkeley Lights Special Meeting
The purpose of the Berkeley Lights special meeting is to consider and vote on each of the following proposals, each of which is further described in this joint proxy statement/prospectus:
•	Berkeley Lights Proposal 1: Approval of the Share Issuance. To consider and vote on the Berkeley Lights share issuance proposal; and
•	Berkeley Lights Proposal 2: Adjournment of the Berkeley Lights Special Meeting. To consider and vote on the Berkeley Lights adjournment proposal.
Recommendation of the Berkeley Lights Board of Directors
The Berkeley Lights board of directors unanimously recommends that Berkeley Lights stockholders vote:
•	Berkeley Lights Proposal 1: “FOR” the Berkeley Lights share issuance proposal; and
•	Berkeley Lights Proposal 2: “FOR” the Berkeley Lights adjournment proposal.
After careful consideration, the Berkeley Lights board of directors unanimously: (1) approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement; (2) declared that it is fair to, and in the best interests of, Berkeley Lights and the Berkeley Lights stockholders that Berkeley Lights enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement; and (3) recommended that the Berkeley Lights stockholders approve the Berkeley Lights share issuance proposal and directed that the Berkeley Lights share issuance proposal be submitted to the Berkeley Lights stockholders at the Berkeley Lights special meeting.
See also the section entitled “The Merger—Recommendation of the Berkeley Lights Board of Directors; Berkeley Lights’ Reasons for the Merger” beginning on page 76.
Record Date for the Berkeley Lights Special Meeting and Voting Rights
The record date to determine stockholders who are entitled to receive notice of and to vote at the Berkeley Lights special meeting or any adjournments or postponements thereof is February 14, 2023. As of the close of business on February 6, 2023, there were 72,173,586 shares of Berkeley Lights common stock issued and outstanding and entitled to vote at the Berkeley Lights special meeting.

Each Berkeley Lights stockholder will have one vote for any matter properly brought before the Berkeley Lights special meeting for each share of Berkeley Lights common stock such holder owned at the close of business on the Berkeley Lights record date. Only Berkeley Lights stockholders of record at the close of business on the Berkeley Lights record date are entitled to receive notice of and to vote at the Berkeley Lights special meeting and any and all adjournments or postponements thereof.
Quorum; Abstentions and Broker Non-Votes
A quorum of stockholders is necessary to conduct the Berkeley Lights special meeting. The holders of a majority of the shares of Berkeley Lights common stock issued and outstanding and entitled to vote at the meeting must be present in person or represented by proxy at the Berkeley Lights special meeting in order to constitute a quorum. Abstentions will be counted for purposes of determining whether a quorum exists. If a quorum is not present, the Berkeley Lights special meeting will be postponed until the holders of the number of shares of Berkeley Lights common stock required to constitute a quorum attend.
Banks, brokers or other nominees who hold shares in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokers or other nominees are not allowed to exercise their voting discretion with respect to the approval of matters that Nasdaq determines to be “non-routine.” Generally, a broker non-vote occurs on an item when a bank, broker or other nominee returns a proxy but does not provide instructions as to how shares should be voted on a particular matter. Because none of the proposals to be voted on at the Berkeley Lights special meeting are “routine” matters for which brokers may have discretionary authority to vote, Berkeley Lights does not expect any broker non-votes at the Berkeley Lights special meeting. As a result, if you hold your shares of Berkeley Lights common stock in “street name,” your shares will not be represented and will not be voted on any matter unless you affirmatively instruct your bank, broker or other nominee how to vote your shares in one of the ways indicated by your bank, broker or other nominee. It is therefore critical that you cast your vote by instructing your bank, broker or other nominee on how to vote.
If you submit a properly executed proxy card, even if you abstain from voting or vote against the Berkeley Lights share issuance proposal or Berkeley Lights adjournment proposal, your shares of Berkeley Lights common stock will be counted for purposes of calculating whether a quorum is present at the Berkeley Lights special meeting. Executed but unvoted proxies will be voted in accordance with the recommendations of the Berkeley Lights board of directors. If additional votes must be solicited to approve the Berkeley Lights share issuance proposal, it is expected that the meeting will be adjourned to solicit additional proxies.
Required Votes
The vote required to approve the Berkeley Lights share issuance proposal assumes the presence of a quorum. As described above, Berkeley Lights does not expect there to be any broker non-votes at the Berkeley Lights special meeting.
Proposal	Required Vote	Effects of Certain Actions
Berkeley Lights Proposal 1: Berkeley Lights Share Issuance Proposal
Assuming the presence of a quorum, approval requires the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) at the Berkeley Lights special meeting on the Berkeley Lights share issuance proposal.
An abstention, a broker non-vote or other failure to vote will have no effect on the outcome of the Berkeley Lights share issuance proposal.

Berkeley Lights Proposal 2: Berkeley Lights Adjournment Proposal	If there is a quorum present, approval of the Berkeley Lights adjournment proposal requires the affirmative vote of the holders of a majority in voting power of the	If there is a quorum present, an abstention, a broker non-vote or other failure to vote will have no effect on the outcome of the Berkeley Lights adjournment

Proposal	Required Vote	Effects of Certain Actions

votes cast (excluding abstentions and broker non-votes) at the Berkeley Lights special meeting on the Berkeley Lights adjournment proposal.

If a quorum is not present, then either (1) the person presiding over the meeting or (2) a majority in voting power of the stockholders entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall have power to adjourn the Berkeley Lights special meeting.

proposal.

If a quorum is not present, and if the person presiding over the meeting does not adjourn the Berkeley Lights special meeting, a Berkeley Lights stockholder’s abstention from voting, a broker non-vote or the failure of a Berkeley Lights stockholder not present at the meeting to vote will have the same effect as a vote “AGAINST” the Berkeley Lights adjournment proposal.

Vote of Berkeley Lights’ Directors and Executive Officers
As of February 6, 2023, Berkeley Lights directors and executive officers, as a group, beneficially owned and were entitled to vote 17% of the total number of shares of Berkeley Lights common stock then outstanding. Dr. Igor Khandros, a director of Berkeley Lights, has entered into a voting agreement in connection with the merger agreement, solely in his capacity as a stockholder of Berkeley Lights, under which he has agreed to vote all shares of Berkeley Lights that he beneficially owns in favor of the Berkeley Lights share issuance proposal and certain other matters. Berkeley Lights currently expects that all of its other directors and executive officers will vote their shares “FOR” the Berkeley Lights share issuance proposal and “FOR” the Berkeley Lights adjournment proposal. See also the section entitled “Interests of Berkeley Lights’ Directors and Executive Officers in the Merger” beginning on page 145 and the arrangements described in Part III of Berkeley Lights’ Annual Report on Form 10-K for the fiscal year ended on December 31, 2021, and Berkeley Lights’ Definitive Proxy Statement on Schedule 14A for Berkeley Lights’ annual meeting filed with the SEC on April 15, 2022, both of which are incorporated into this joint proxy statement/prospectus by reference.
Methods of Voting
Registered Stockholders
If you are a stockholder of record, you may vote at the Berkeley Lights special meeting by proxy through the Internet, by telephone or by mail, or by attending the Berkeley Lights special meeting and voting in person via the Berkeley Lights special meeting website, as described below.
•	By Internet: By visiting the Internet address provided on the proxy card and following the instructions provided on your proxy card.
•	By Telephone: By calling the number located on the proxy card and following the recorded instructions.
•
By Mail: If you have received a paper copy of the proxy materials by mail, you may complete, sign, date and return by mail the enclosed proxy card in the envelope provided to you with your proxy materials.

•
In Person via the Berkeley Lights Special Meeting Website: All stockholders of record may vote in person at the Berkeley Lights special meeting by attending the meeting via the Berkeley Lights special meeting website. Stockholders who plan to attend the Berkeley Lights special meeting in person will need the 16-digit control number included on their proxy card in order to access the Berkeley Lights special meeting website and to attend and vote in person.

Unless revoked, all duly executed proxies representing shares of Berkeley Lights common stock entitled to vote will be voted at the Berkeley Lights special meeting and, where a choice has been specified on the proxy card, will be voted in accordance with such specification. By executing and submitting a proxy in connection with the Berkeley Lights special meeting, you designate certain Berkeley Lights officers identified therein as your proxies at the

Berkeley Lights special meeting. If you submit an executed proxy without providing instructions with respect to any proposal, then the Berkeley Lights officers identified on the proxy will vote your shares consistent with the recommendation of the Berkeley Lights board of directors on such proposal. If you are a stockholder of record, proxies submitted over the Internet, by telephone or by mail as described above must be received by 11:59 p.m., Eastern Time, on March 15, 2023. To reduce administrative costs and help the environment by conserving natural resources, Berkeley Lights asks that you vote through the Internet or by telephone.
Beneficial (Street Name) Stockholders
If you hold your shares through a bank, broker or other nominee in “street name” instead of as a registered holder, you must follow the voting instructions provided by your bank, broker or other nominee in order to vote your shares. Your voting instructions must be received by your bank, broker or other nominee prior to the deadline set forth in the information from your bank, broker or other nominee on how to submit voting instructions. If you do not provide voting instructions to your bank, broker or other nominee with respect to a proposal, your shares of Berkeley Lights common stock will not be voted on that proposal as your bank, broker or other nominee does not have discretionary authority to vote on any of the proposals to be voted on at the Berkeley Lights special meeting; see the section entitled “The Berkeley Lights Special Meeting—Quorum; Abstentions and Broker Non-Votes” beginning on page 46.
If you hold your shares through a bank, broker or other nominee in “street name” instead of as a registered holder, you must obtain a specific control number from your bank, broker or other nominee in order to attend and vote in person at the Berkeley Lights special meeting via the Berkeley Lights special meeting website. For more information on how to attend in person, see the section entitled “The Berkeley Lights Special Meeting—Attending the Berkeley Lights Special Meeting” beginning on page 49.
Revocability of Proxies
Any stockholder giving a proxy has the right to revoke it at any time before the proxy is voted at the Berkeley Lights special meeting. If you are a Berkeley Lights stockholder of record, you may revoke your proxy by any of the following actions:
•	by sending a signed written notice of revocation to Berkeley Lights’ Secretary, provided such statement is received no later than March 15, 2023;
•	by voting again by Internet or telephone as instructed on your proxy card before the closing of the voting facilities at 11:59 p.m., Eastern Time, on March 15, 2023;
•	by submitting a properly signed and dated proxy card with a later date than your original proxy that is received by Berkeley Lights no later than the close of business on March 15, 2023; or
•	by attending the Berkeley Lights special meeting via the Berkeley Lights special meeting website and requesting that your proxy be revoked or voting in person via the website as described above.
Only your last submitted proxy card will be considered.
Execution or revocation of a proxy will not in any way affect a stockholder’s right to attend the Berkeley Lights special meeting and vote in person.
Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to:
Berkeley Lights, Inc.
5858 Horton Street, Suite 320
Emeryville, California 94608
(510) 858-2855
Attn: Secretary
If your shares are held in “street name” and you previously provided voting instructions to your broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee to revoke or change your voting instructions. You may also change your vote by obtaining your specific control number and instructions from your bank, broker or other nominee and voting your shares at the Berkeley Lights special meeting via the Berkeley Lights special meeting website.

Proxy Solicitation Costs
Berkeley Lights is soliciting proxies to provide an opportunity to all Berkeley Lights stockholders to vote on agenda items, whether or not the stockholders are able to attend the Berkeley Lights special meeting or any adjournment or postponement thereof. Berkeley Lights will bear the entire cost of soliciting proxies from its stockholders. In addition to the solicitation of proxies by mail, Berkeley Lights will ask banks, brokers and other custodians, nominees and fiduciaries to forward the proxy solicitation materials to the beneficial owners of shares of Berkeley Lights common stock held of record by such nominee holders. Berkeley Lights will reimburse these nominee holders for their reasonable out-of-pocket expenses incurred in forwarding the proxy solicitation materials to the beneficial owners.
Berkeley Lights has retained Innisfree to assist in the solicitation process. Berkeley Lights estimates that it will pay Innisfree a fee of approximately $20,000, plus additional fees to be determined at the conclusion of the solicitation and reimbursement of reasonable expenses. Berkeley Lights also has agreed to indemnify Innisfree against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions). Proxies may be solicited on behalf of Berkeley Lights or by Berkeley Lights directors, officers and other employees in person, by mail, by telephone, by facsimile, by messenger, via the Internet or by other means of communication, including electronic communication. Directors, officers and employees of Berkeley Lights will not be paid any additional amounts for their services or solicitation in this regard.
Attending the Berkeley Lights Special Meeting
If you wish to attend the Berkeley Lights special meeting via the Berkeley Lights special meeting website, you must (i) be a stockholder of record of Berkeley Lights at the close of business on February 14, 2023 (the record date for the Berkeley Lights special meeting), (ii) hold your shares of Berkeley Lights common stock beneficially in the name of a broker, bank or other nominee as of the Berkeley Lights record date or (iii) hold a valid proxy for the Berkeley Lights special meeting.
To enter the Berkeley Lights special meeting website and attend the Berkeley Lights special meeting, you will need the 16-digit control number located on your proxy card. If you hold your Berkeley Lights shares in street name beneficially through a broker, bank or other nominee and you wish to attend the Berkeley Lights special meeting via the Berkeley Lights special meeting website, you will need to obtain your specific control number and further instructions from your bank, broker or other nominee.
If you plan to attend the Berkeley Lights special meeting and vote in person via the Berkeley Lights special meeting website, Berkeley Lights still encourages you to vote in advance by the Internet, telephone or (if you received a paper copy of the proxy materials) by mail so that your vote will be counted even if you later decide not to attend the Berkeley Lights special meeting via the Berkeley Lights special meeting website. Voting your proxy by the Internet, telephone or mail will not limit your right to vote at the Berkeley Lights special meeting via the Berkeley Lights special meeting website if you later decide to attend in person.
Householding
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can request prompt delivery of a copy of this joint proxy statement/prospectus by writing to: Berkeley Lights, Inc., Attn: Investor Relations, 5858 Horton Street, Suite 320, Emeryville, California, 94608 or by calling (510) 858-2855.
Tabulation of Votes
The Berkeley Lights board of directors will appoint an independent inspector of election for the Berkeley Lights special meeting. The inspector of election will, among other matters, determine the number of shares of Berkeley

Lights common stock present in person or represented by proxy at the Berkeley Lights special meeting to confirm the existence of a quorum, determine the validity of all proxies and ballots and certify the results of voting on all proposals submitted to Berkeley Lights stockholders.
Adjournments
If a quorum is present at the Berkeley Lights special meeting but there are insufficient votes at the time of the Berkeley Lights special meeting to approve the Berkeley Lights share issuance proposal, then Berkeley Lights stockholders may be asked to vote on the Berkeley Lights adjournment proposal.
At any subsequent reconvening of the Berkeley Lights special meeting at which a quorum is present, any business may be transacted that might have been transacted at the original meeting and all proxies will be voted in the same manner as they would have been voted at the original convening of the Berkeley Lights special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the time the proxy is voted at the reconvened meeting.
Assistance
If you need assistance voting or completing your proxy card or have questions regarding the Berkeley Lights special meeting, please contact Innisfree, the proxy solicitation agent for Berkeley Lights:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders may call toll-free: (888) 750-5834
Banks and brokers may call collect: (212) 750-5833
Email: info@innisfreema.com
BERKELEY LIGHTS STOCKHOLDERS SHOULD CAREFULLY READ THIS JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY FOR MORE DETAILED INFORMATION CONCERNING THE MERGER AGREEMENT AND THE MERGER. IN PARTICULAR, BERKELEY LIGHTS STOCKHOLDERS ARE DIRECTED TO THE MERGER AGREEMENT, WHICH IS ATTACHED
AS ANNEX A HERETO.

BERKELEY LIGHTS PROPOSAL 1: APPROVAL OF THE SHARE ISSUANCE
This joint proxy statement/prospectus is being furnished to you as a Berkeley Lights stockholder as part of the solicitation of proxies by the Berkeley Lights board of directors for use at the Berkeley Lights special meeting to consider and vote upon a proposal to approve the issuance of shares of Berkeley Lights common stock to IsoPlexis stockholders in connection with the merger, which issuance is referred to as the “share issuance” and which proposal is referred to as the “Berkeley Lights share issuance proposal.” Based on the number of shares of IsoPlexis common stock outstanding as of February 6, 2023, Berkeley Lights expects to issue, in the aggregate, approximately 24,695,163 shares of Berkeley Lights common stock to IsoPlexis stockholders in connection with the merger. The actual number of shares of Berkeley Lights common stock to be issued in connection with the merger will be determined at the effective time based on the exchange ratio and the number of shares of IsoPlexis common stock outstanding at such time. Based on the number of shares of Berkeley Lights common stock and IsoPlexis common stock outstanding on February 6, 2023, on completion of the merger, former IsoPlexis stockholders are expected to own approximately 25% of the outstanding shares of the combined company and Berkeley Lights stockholders immediately prior to the merger are expected to own approximately 75% of the outstanding shares of the combined company.
The Berkeley Lights board of directors unanimously approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement and declared that it is fair to, and in the best interests of, Berkeley Lights and the Berkeley Lights stockholders that Berkeley Lights enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement. Accordingly, the Berkeley Lights board of directors unanimously recommends that Berkeley Lights stockholders vote “FOR” the Berkeley Lights share issuance proposal, and “FOR” the Berkeley Lights adjournment proposal.
The merger cannot be completed unless the Berkeley Lights share issuance proposal is approved by Berkeley Lights stockholders. Assuming the presence of a quorum, approval requires the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) at the Berkeley Lights special meeting on the Berkeley Lights share issuance proposal. An abstention, a broker non-vote or other failure to vote will have no effect on the outcome of the Berkeley Lights share issuance proposal.
IF YOU ARE A BERKELEY LIGHTS STOCKHOLDER, THE BERKELEY LIGHTS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE BERKELEY LIGHTS
SHARE ISSUANCE PROPOSAL (BERKELEY LIGHTS PROPOSAL 1)

BERKELEY LIGHTS PROPOSAL 2: ADJOURNMENT OF THE BERKELEY LIGHTS SPECIAL MEETING
The Berkeley Lights special meeting may be adjourned to another time and place if necessary or appropriate in order to permit the solicitation of additional proxies if there are insufficient votes to approve the Berkeley Lights share issuance proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to Berkeley Lights stockholders.
Berkeley Lights is asking its stockholders to authorize the holder of any proxy solicited by the Berkeley Lights board of directors to vote in favor of any adjournment of the Berkeley Lights special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Berkeley Lights share issuance proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to Berkeley Lights stockholders.
The Berkeley Lights board of directors unanimously recommends that Berkeley Lights stockholders approve the proposal to adjourn the Berkeley Lights special meeting, if necessary.
If there is a quorum present, approval of the Berkeley Lights adjournment proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) at the Berkeley Lights special meeting on the Berkeley Lights adjournment proposal. In that case, an abstention, a broker non-vote or other failure to vote will have no effect on the outcome of the Berkeley Lights adjournment proposal.
If a quorum is not present, then either (1) the person presiding over the meeting or (2) a majority in voting power of the stockholders entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall have power to adjourn the Berkeley Lights special meeting. In the case of (2), a Berkeley Lights stockholder’s abstention from voting, a broker non-vote or the failure of a Berkeley Lights stockholder not present at the meeting to vote will have the same effect as a vote “AGAINST” the Berkeley Lights adjournment proposal.
IF YOU ARE A BERKELEY LIGHTS STOCKHOLDER, THE BERKELEY LIGHTS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE BERKELEY LIGHTS
ADJOURNMENT PROPOSAL (BERKELEY LIGHTS PROPOSAL 2)

THE ISOPLEXIS SPECIAL MEETING
This joint proxy statement/prospectus is being mailed to holders of record of IsoPlexis common stock as of the close of business on February 14, 2023 and constitutes notice of the IsoPlexis special meeting in conformity with the requirements of the DGCL and the IsoPlexis bylaws.
This joint proxy statement/prospectus is being provided to IsoPlexis stockholders in connection with the solicitation of proxies by the IsoPlexis board of directors for use at the IsoPlexis special meeting and at any adjournments or postponements of the IsoPlexis special meeting. IsoPlexis stockholders are encouraged to read the entire document carefully, including the annexes to and documents incorporated by reference into this document, for more detailed information regarding the merger agreement and the transactions contemplated by the merger agreement.
Date, Time and Place of the IsoPlexis Special Meeting
The IsoPlexis special meeting is scheduled to be held virtually via the Internet on March 16, 2023, beginning at 11:00 a.m., Eastern Time (unless the special meeting is adjourned or postponed).
The IsoPlexis special meeting will be held in a virtual meeting format only, via live webcast, and there will not be a physical meeting location. IsoPlexis stockholders will be able to attend the IsoPlexis special meeting online and vote their shares electronically at the meeting by visiting meetnow.global/MXPL9X4, which is referred to as the “IsoPlexis special meeting website.” IsoPlexis stockholders will need the 16-digit control number found on their proxy card in order to access the IsoPlexis special meeting website.
Matters to Be Considered at the IsoPlexis Special Meeting
The purpose of the IsoPlexis special meeting is to consider and vote on each of the following proposals, each of which is further described in this joint proxy statement/prospectus:
•	IsoPlexis Proposal 1: Adoption of the Merger Agreement. To consider and vote on the IsoPlexis merger proposal; and
•	IsoPlexis Proposal 2: Adjournment of the IsoPlexis Special Meeting. To consider and vote on the IsoPlexis adjournment proposal.
Recommendation of the IsoPlexis Board of Directors
The IsoPlexis board of directors unanimously recommends that IsoPlexis stockholders vote:
•	IsoPlexis Proposal 1: “FOR” the IsoPlexis merger proposal; and
•	IsoPlexis Proposal 2: “FOR” the IsoPlexis adjournment proposal.
After careful consideration, the IsoPlexis board of directors unanimously: (1) approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement; (2) declared that it is fair to, and in the best interests of, IsoPlexis and the IsoPlexis stockholders that IsoPlexis enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement; and (3) recommended that IsoPlexis stockholders adopt the merger agreement and directed that the merger agreement be submitted to IsoPlexis stockholders for adoption at the IsoPlexis special meeting.
See also the section entitled “The Merger—Recommendation of the IsoPlexis Board of Directors; IsoPlexis’ Reasons for the Merger” beginning on page 79.
Record Date for the IsoPlexis Special Meeting and Voting Rights
The record date to determine stockholders who are entitled to receive notice of and to vote at the IsoPlexis special meeting or any adjournments or postponements thereof is February 14, 2023. As of the close of business on February 6, 2023, there were 40,351,574 shares of IsoPlexis common stock issued and outstanding and entitled to vote at the IsoPlexis special meeting.
Each IsoPlexis stockholder is entitled to one vote for each share of IsoPlexis common stock held of record as of the close of business on the IsoPlexis record date. Only IsoPlexis stockholders of record at the close of business on the IsoPlexis record date are entitled to receive notice of and to vote at the IsoPlexis special meeting and any and all adjournments or postponements thereof.

Quorum; Abstentions and Broker Non-Votes
A quorum of IsoPlexis stockholders is necessary to hold the IsoPlexis special meeting. A quorum will exist at the IsoPlexis special meeting if holders of record of shares of IsoPlexis common stock representing a majority of the outstanding shares of IsoPlexis common stock entitled to vote at the meeting are present in person via the IsoPlexis special meeting website or represented by proxy at the IsoPlexis special meeting. All shares of IsoPlexis common stock represented by a valid proxy and all abstentions will be counted as present for purposes of establishing a quorum. All of the proposals for consideration at the IsoPlexis special meeting are considered “non-routine” matters under the NYSE and Nasdaq rules, and, therefore, banks, brokers and other nominees are not permitted to vote on any of the matters to be considered at the IsoPlexis special meeting unless they have received instructions from the beneficial owners. As a result, no “broker non-votes” are expected at the meeting, and shares held in “street name” will not be counted as present for the purpose of determining the existence of a quorum unless the stockholder provides their bank, broker or other nominee with voting instructions for at least one of the proposals brought before the IsoPlexis special meeting.
Required Votes
The vote required to approve the IsoPlexis merger proposal assumes the presence of a quorum. As described above, IsoPlexis does not expect there to be any broker non-votes at the IsoPlexis special meeting.
Proposal	Required Vote	Effects of Certain Actions
IsoPlexis Proposal 1: IsoPlexis Merger Proposal	Approval requires the affirmative vote of a majority of the outstanding shares of IsoPlexis common stock entitled to vote on the IsoPlexis merger proposal.
Shares of IsoPlexis common stock not present at the IsoPlexis special meeting, shares that are present and not voted on the IsoPlexis merger proposal, including due to the failure of any IsoPlexis stockholder who holds their shares in “street name” through a bank, broker or other nominee to provide any voting instructions to such bank, broker or other nominee with respect to the IsoPlexis merger proposal, and abstentions will have the same effect as a vote “AGAINST” the IsoPlexis merger proposal.

IsoPlexis Proposal 2: IsoPlexis Adjournment Proposal
If a quorum is present, approval requires the affirmative vote of the majority of voting power of IsoPlexis common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal.

Shares of IsoPlexis common stock not present in person via the IsoPlexis special meeting website or represented by proxy at the IsoPlexis special meeting, including due to the failure of any stockholder holding their shares in “street name” to provide any voting instructions to their bank, broker or other nominee with respect to the IsoPlexis special meeting, will have no effect on the outcome of the IsoPlexis adjournment proposal. However, an abstention or other failure of any represented shares to vote on the proposal will have the same effect as a vote “AGAINST” the

Proposal	Required Vote	Effects of Certain Actions

IsoPlexis adjournment proposal. In addition, if any IsoPlexis stockholder who holds their shares in “street name” through a bank, broker or other nominee provides voting instructions to such bank, broker or other nominee with respect to the IsoPlexis merger proposal, but not the IsoPlexis adjournment proposal, before the IsoPlexis special meeting it will have the same effect as a vote “AGAINST” the IsoPlexis adjournment proposal.

If a quorum is not present, the chairperson of the meeting or the holders of a majority of the voting power present in person or represented by proxy at the meeting and entitled to vote at the meeting may adjourn the meeting to another time and/or place from time to time until a quorum shall be present in person or represented by proxy.

In the case of an adjournment by holders of a majority of the voting power present in person or represented by proxy at the meeting and entitled to vote at the meeting, an abstention or other failure of any represented shares to vote on the proposal will have the same effect as a vote “AGAINST” the IsoPlexis adjournment proposal. In addition, if any IsoPlexis stockholder who holds their shares in “street name” through a bank, broker or other nominee provides voting instructions to such bank, broker or other nominee with respect to the IsoPlexis merger proposal, but not the IsoPlexis adjournment proposal, before the IsoPlexis special meeting it will have the same effect as a vote “AGAINST” the IsoPlexis adjournment proposal.

Vote of IsoPlexis’ Directors and Executive Officers
As of February 6, 2023, IsoPlexis directors and executive officers, as a group, beneficially owned and were entitled to vote approximately 25% of the total number of shares of IsoPlexis common stock then outstanding. Sean Mackay, Chief Executive Officer of IsoPlexis and a director of IsoPlexis, has entered into a voting agreement in connection with the merger agreement, solely in his capacity as a stockholder of IsoPlexis, under which he has agreed to vote all shares of IsoPlexis that he beneficially owns in favor of the IsoPlexis merger proposal and certain other matters. IsoPlexis currently expects that all of its other directors and executive officers will vote their shares “FOR” the IsoPlexis merger proposal and “FOR” the IsoPlexis adjournment proposal. See the section entitled “Interests of IsoPlexis’ Directors and Executive Officers in the Merger” beginning on page 146 and the arrangements described in Part III of IsoPlexis’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and IsoPlexis’ Definitive Proxy Statement on Schedule 14A for IsoPlexis’ 2022 annual meeting of stockholders filed with the SEC on April 29, 2022, which are attached as Annexes F-1 and G, respectively, to this joint proxy statement/prospectus.

Methods of Voting
Registered Stockholders
If you are a stockholder of record, you may vote at the IsoPlexis special meeting by proxy through the Internet, by telephone or by mail, or by attending the IsoPlexis special meeting and voting in person via the IsoPlexis special meeting website, as described below.
•	By Internet: By visiting the Internet address provided on the proxy card and following the instructions provided on your proxy card.
•	By Telephone: By calling the number located on the proxy card and following the recorded instructions.
•
By Mail: If you have received a paper copy of the proxy materials by mail, you may complete, sign, date and return by mail the enclosed proxy card in the envelope provided to you with your proxy materials.

•
In Person via the IsoPlexis Special Meeting Website: All stockholders of record may vote in person at the IsoPlexis special meeting by attending the meeting via the IsoPlexis special meeting website. Stockholders who plan to attend the IsoPlexis special meeting in person will need the 16-digit control number included on their proxy card in order to access the IsoPlexis special meeting website and to attend and vote in person.

Unless revoked, all duly executed proxies representing shares of IsoPlexis common stock entitled to vote will be voted at the IsoPlexis special meeting and, where a choice has been specified on the proxy card, will be voted in accordance with such specification. By executing and submitting a proxy in connection with the IsoPlexis special meeting, you designate certain IsoPlexis officers and directors identified therein as your proxies at the IsoPlexis special meeting. If you submit an executed proxy without providing instructions with respect to any proposal, then the IsoPlexis officers and directors identified on the proxy will vote your shares consistent with the recommendation of the IsoPlexis board of directors on such proposal. If you are a stockholder of record, proxies submitted by mail as described above must be received by 11:59 p.m., Eastern Time, on March 15, 2023. To reduce administrative costs and help the environment by conserving natural resources, IsoPlexis asks that you vote through the Internet or by telephone.
Beneficial (Street Name) Stockholders
If you hold your shares through a bank, broker or other nominee in “street name” instead of as a registered holder, you must follow the voting instructions provided by your bank, broker or other nominee in order to vote your shares. Your voting instructions must be received by your bank, broker or other nominee prior to the deadline set forth in the information from your bank, broker or other nominee on how to submit voting instructions. If you do not provide voting instructions to your bank, broker or other nominee with respect to a proposal, your shares of IsoPlexis common stock will not be voted on that proposal as your bank, broker or other nominee does not have discretionary authority to vote on any of the proposals to be voted on at the IsoPlexis special meeting; see the section entitled “The IsoPlexis Special Meeting—Quorum; Abstentions and Broker Non-Votes” beginning on page 54.
If you hold your shares through a bank, broker or other nominee in “street name” instead of as a registered holder, you must first obtain a legal proxy issued in your name from your bank, broker or other nominee. Once you have received a legal proxy issued in your name from your bank, broker or other nominee, please email a scan or image of it to Computershare at legalproxy@computershare.com with “Legal Proxy” noted in the subject line. Upon receipt of your legal proxy, Computershare will provide you with a control number by email. The cut-off time for requesting a control number is March 13, 2023, three business days prior to the date of the IsoPlexis special meeting, at 5:00 p.m., Eastern Time. For more information on how to attend in person, see the section entitled “The IsoPlexis Special Meeting—Attending the IsoPlexis Special Meeting” beginning on page 57.
Revocability of Proxies
Any stockholder giving a proxy has the right to revoke it at any time before the proxy is voted at the IsoPlexis special meeting. If you are an IsoPlexis stockholder of record, you may revoke your proxy by any of the following actions:
•	by sending a signed written notice of revocation to IsoPlexis’ Secretary, provided such statement is received no later than March 15, 2023;
•	by voting again by Internet or telephone as instructed on your proxy card before the closing of the voting facilities;
•	by submitting a properly signed and dated proxy card with a later date than your original proxy that is received by IsoPlexis no later than the close of business on March 15, 2023; or

•	by attending the IsoPlexis special meeting via the IsoPlexis special meeting website and requesting that your proxy be revoked or voting in person via the website as described above.
Only your last submitted proxy card will be considered.
Execution or revocation of a proxy will not in any way affect a stockholder’s right to attend the IsoPlexis special meeting and vote in person.
Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to:
IsoPlexis Corporation.
35 NE Industrial Road
Branford, Connecticut 06405
(203) 208-4111
Attn: Secretary
If your shares are held in “street name” and you previously provided voting instructions to your broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee to revoke or change your voting instructions. You may also change your vote by obtaining your specific control number and instructions from your bank, broker or other nominee and voting your shares at the IsoPlexis special meeting via the IsoPlexis special meeting website. See “—Attending the IsoPlexis Special Meeting” beginning on page 57.
Proxy Solicitation Costs
IsoPlexis is soliciting proxies to provide an opportunity to all IsoPlexis stockholders to vote on agenda items, whether or not the stockholders are able to attend the IsoPlexis special meeting or any adjournment or postponement thereof. IsoPlexis will bear the entire cost of soliciting proxies from its stockholders. In addition to the solicitation of proxies by mail, IsoPlexis will request that banks, brokers and other nominee record holders send proxies and proxy materials to the beneficial owners of shares of IsoPlexis common stock held of record by such banks, brokers and other nominees and secure their voting instructions, if necessary. IsoPlexis may be required to reimburse those banks, brokers and other nominees on request for their reasonable expenses in taking those actions.
IsoPlexis has retained Okapi Partners to assist in the solicitation of proxies for the IsoPlexis special meeting. IsoPlexis estimates that it will pay Okapi Partners a fee of approximately $14,000, plus additional fees to be determined at the conclusion of the solicitation and reimbursement of reasonable expenses. IsoPlexis has agreed to indemnify Okapi Partners against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions). Proxies may be solicited on behalf of IsoPlexis or by IsoPlexis directors, officers and other employees in person, by mail, by telephone, by facsimile, by messenger, via the Internet or by other means of communication, including electronic communication. Directors, officers and employees of IsoPlexis will not be paid any additional amounts for their services or solicitation in this regard.
Attending the IsoPlexis Special Meeting
If you wish to attend the IsoPlexis special meeting via the IsoPlexis special meeting website, you must (i) be a stockholder of record of IsoPlexis at the close of business on February 14, 2023 (the record date for the IsoPlexis special meeting), (ii) hold your shares of IsoPlexis common stock beneficially in the name of a broker, bank or other nominee as of the IsoPlexis record date or (iii) hold a valid proxy for the IsoPlexis special meeting.
To enter the IsoPlexis special meeting website and attend the IsoPlexis special meeting, you will need the 16-digit control number located on your proxy card. If you hold your IsoPlexis shares in street name beneficially through a broker, bank or other nominee and you wish to attend the IsoPlexis special meeting via the IsoPlexis special meeting website, you will need to first obtain a legal proxy issued in your name from your bank, broker or other nominee. Once you have received a legal proxy issued in your name from your bank, broker or other nominee, please email a scan or image of it to Computershare at legalproxy@computershare.com with “Legal Proxy” noted in the subject line. Upon receipt of your legal proxy, Computershare will provide you with a control number by email. The cut-off time for requesting a control number is March 13, 2023, three business days prior to the date of the IsoPlexis special meeting, at 5:00 p.m., Eastern Time.
If you plan to attend the IsoPlexis special meeting and vote in person via the IsoPlexis special meeting website, IsoPlexis still encourages you to vote in advance by the Internet, telephone or (if you received a paper copy of the proxy materials) by mail so that your vote will be counted even if you later decide not to attend the IsoPlexis special meeting via the IsoPlexis special meeting website. Voting your proxy by the Internet, telephone or mail will not limit your right to vote at the IsoPlexis special meeting via the IsoPlexis special meeting website if you later decide to attend in person.
Householding
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. IsoPlexis has previously adopted householding for stockholders of record. As a result, stockholders with the same address and last name may receive only one copy of this joint proxy statement/prospectus. Registered IsoPlexis stockholders (those who hold shares directly in their name with IsoPlexis’ transfer agent) may opt out of householding and receive a separate joint proxy statement/prospectus or other proxy materials by sending a written request to IsoPlexis at the address below.
Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker.
IsoPlexis will promptly deliver a copy of this joint proxy statement/prospectus to any IsoPlexis stockholder who received only one copy of these materials due to householding upon request in writing to: IsoPlexis Corporation, Attn: Secretary, 35 NE Industrial Road, Branford, Connecticut 06405 or by calling (203) 208-4111.
Tabulation of Votes
The IsoPlexis board of directors will appoint an independent inspector of election for the IsoPlexis special meeting. The inspector of election will, among other matters, determine the number of shares of IsoPlexis common stock present in person or represented by proxy at the IsoPlexis special meeting to confirm the existence of a quorum, determine the validity of all proxies and ballots and certify the results of voting on all proposals submitted to IsoPlexis stockholders at the IsoPlexis special meeting.
Adjournments
If a quorum is present at the IsoPlexis special meeting but there are insufficient votes at the time of the IsoPlexis special meeting to approve the IsoPlexis merger proposal, then IsoPlexis stockholders may be asked to vote on the IsoPlexis adjournment proposal.
At any subsequent reconvening of the IsoPlexis special meeting at which a quorum is present, any business may be transacted that might have been transacted at the original meeting and all proxies will be voted in the same manner as they would have been voted at the original convening of the IsoPlexis special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the time the proxy is voted at the reconvened meeting.
Assistance
If you need assistance voting or completing your proxy card or have questions regarding the IsoPlexis special meeting, please contact Okapi Partners, IsoPlexis’ proxy solicitor for the IsoPlexis special meeting:
Okapi Partners LLC
1212 Avenue of the Americas, 17th Floor
New York, New York 10036
Call Toll-Free: (855) 208-8902
Banks and Brokers Call: (212) 297-0720
Email: info@okapipartners.com
ISOPLEXIS STOCKHOLDERS SHOULD CAREFULLY READ THIS JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY FOR MORE DETAILED INFORMATION CONCERNING THE MERGER AGREEMENT AND THE MERGER. IN PARTICULAR, ISOPLEXIS STOCKHOLDERS ARE
DIRECTED TO THE MERGER AGREEMENT, WHICH IS ATTACHED AS ANNEX A HERETO.

ISOPLEXIS PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT
This joint proxy statement/prospectus is being furnished to you as a stockholder of IsoPlexis in connection with the solicitation of proxies by the IsoPlexis board of directors for use at the IsoPlexis special meeting. At the IsoPlexis special meeting, IsoPlexis is asking stockholders to consider and vote upon a proposal to adopt the merger agreement, pursuant to which Merger Sub will merge with and into IsoPlexis, with IsoPlexis being the surviving corporation in the merger and becoming a wholly owned subsidiary of Berkeley Lights. On completion of the merger, IsoPlexis stockholders will be entitled to receive 0.6120 of a share of Berkeley Lights common stock for each share of IsoPlexis common stock held immediately prior to the effective time of the merger (other than certain excluded shares as described in the merger agreement), with cash (without interest and after giving effect to any required tax withholdings as provided in the merger agreement) being paid in lieu of any fractional shares of Berkeley Lights common stock that IsoPlexis stockholders would otherwise be entitled to receive.
The IsoPlexis board of directors unanimously approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement and declared that it is fair to, and in the best interests of, IsoPlexis and the IsoPlexis stockholders that IsoPlexis enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement.
Accordingly, the IsoPlexis board of directors unanimously recommends that IsoPlexis stockholders vote “FOR” the IsoPlexis merger proposal. The merger and a summary of the terms of the merger agreement are described in more detail in the sections of this joint proxy statement/prospectus entitled “The Merger” beginning on page 61 and “The Merger Agreement” beginning on page 109, and IsoPlexis stockholders are encouraged to read the full text of the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus.
Completion of the merger is conditioned on the approval of the IsoPlexis merger proposal by IsoPlexis stockholders. Only holders of record of shares of IsoPlexis common stock outstanding as of the close of business on February 14, 2023, the record date for the IsoPlexis special meeting, are entitled to notice of, and to vote at, the IsoPlexis special meeting or any adjournment or postponement of the IsoPlexis special meeting. IsoPlexis stockholders may cast one vote for each share of IsoPlexis common stock that IsoPlexis stockholders own of record as of that record date.
Assuming a quorum is present at the IsoPlexis special meeting, the approval of the IsoPlexis merger proposal requires the affirmative vote of a majority of the outstanding shares of IsoPlexis common stock entitled to vote on the proposal. Accordingly, shares of IsoPlexis common stock not present at the IsoPlexis special meeting, shares that are present and not voted on the IsoPlexis merger proposal, including due to the failure of any IsoPlexis stockholder who holds their shares in “street name” through a bank, broker or other nominee to provide any voting instructions to such bank, broker or other nominee with respect to the IsoPlexis merger proposal, and abstentions will have the same effect as a vote “AGAINST” the IsoPlexis merger proposal.
IF YOU ARE AN ISOPLEXIS STOCKHOLDER, THE ISOPLEXIS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ISOPLEXIS MERGER PROPOSAL
(ISOPLEXIS PROPOSAL 1)

ISOPLEXIS PROPOSAL 2: ADJOURNMENT OF THE ISOPLEXIS SPECIAL MEETING
The IsoPlexis special meeting may be adjourned to another time and place if necessary or appropriate in order to permit the solicitation of additional proxies if there are insufficient votes to approve the IsoPlexis merger proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to IsoPlexis stockholders.
IsoPlexis is asking its stockholders to authorize the holder of any proxy solicited by the IsoPlexis board of directors to vote in favor of any adjournment of the IsoPlexis special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the IsoPlexis merger proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to IsoPlexis stockholders.
The IsoPlexis board of directors unanimously recommends that IsoPlexis stockholders approve the proposal to adjourn the IsoPlexis special meeting, if necessary or appropriate.
If a quorum is present at the IsoPlexis special meeting, the approval of the IsoPlexis adjournment proposal requires the affirmative vote of the majority of voting power of IsoPlexis common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal. Accordingly, any shares not present in person via the IsoPlexis special meeting website or represented by proxy at the IsoPlexis special meeting, including due to the failure of any stockholder holding their shares in “street name” to provide any voting instructions to their bank, broker or other nominee with respect to the IsoPlexis special meeting, will have no effect on the outcome of the IsoPlexis adjournment proposal. However, an abstention or other failure of any represented shares to vote on the proposal will have the same effect as a vote “AGAINST” the IsoPlexis adjournment proposal. In addition, if any IsoPlexis stockholder who holds their shares in “street name” through a bank, broker or other nominee provides voting instructions to such bank, broker or other nominee with respect to the IsoPlexis merger proposal, but not the IsoPlexis adjournment proposal, before the IsoPlexis special meeting it will have the same effect as a vote “AGAINST” the IsoPlexis adjournment proposal.
If a quorum is not present at the IsoPlexis special meeting, the chairperson of the meeting or the holders of a majority of the voting power present in person or represented by proxy at the meeting and entitled to vote at the meeting may adjourn the meeting to another time and/or place from time to time until a quorum shall be present in person or represented by proxy. In the case of an adjournment by holders of a majority of the voting power present in person or represented by proxy at the meeting and entitled to vote at the meeting, an abstention or other failure of any represented shares to vote on the proposal will have the same effect as a vote “AGAINST” the IsoPlexis adjournment proposal. In addition, if any IsoPlexis stockholder who holds their shares in “street name” through a bank, broker or other nominee provides voting instructions to such bank, broker or other nominee with respect to the IsoPlexis merger proposal, but not the IsoPlexis adjournment proposal, before the IsoPlexis special meeting it will have the same effect as a vote “AGAINST” the IsoPlexis adjournment proposal.
IF YOU ARE AN ISOPLEXIS STOCKHOLDER, THE ISOPLEXIS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ISOPLEXIS ADJOURNMENT PROPOSAL (ISOPLEXIS
PROPOSAL 2)

THE MERGER
The following is a description of material aspects of the merger. While Berkeley Lights and IsoPlexis believe that the following description covers the material terms of the merger, the description may not contain all of the information that is important to you. You are encouraged to read carefully this entire joint proxy statement/prospectus, including the text of the merger agreement attached to this joint proxy statement/prospectus as Annex A, for a more complete understanding of the merger. In addition, important business and financial information about each of Berkeley Lights and IsoPlexis is included in or incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 170.
General
Berkeley Lights, Merger Sub and IsoPlexis have entered into the merger agreement, which provides for the merger of Merger Sub with and into IsoPlexis. As a result of the merger, the separate corporate existence of Merger Sub will cease and IsoPlexis will continue its existence under the DGCL as the surviving corporation and as a wholly owned subsidiary of Berkeley Lights. The surviving corporation will be named “IsoPlexis Corporation”.
Merger Consideration
At the effective time, each share of IsoPlexis common stock (other than shares to be canceled or converted in accordance with the merger agreement as described in the section entitled “The Merger Agreement—Merger Consideration) issued and outstanding immediately prior to the effective time will be converted into the right to receive 0.6120 of a share of Berkeley Lights common stock. Each IsoPlexis stockholder will receive cash (without interest and after giving effect to any required tax withholdings as provided in the merger agreement) in lieu of any fractional shares of Berkeley Lights common stock that such stockholder would otherwise receive in the merger. Any cash amounts to be received by an IsoPlexis stockholder in lieu of any fractional shares of Berkeley Lights common stock will be rounded down to the nearest whole cent. IsoPlexis stockholders will also have the right to receive any unpaid dividends or other distributions in accordance with procedures set forth in the merger agreement.
The exchange ratio is fixed, which means that it will not change between now and the closing date, regardless of whether the market price of Berkeley Lights common stock or IsoPlexis common stock changes. Therefore, the value of the merger consideration will depend on the market price of Berkeley Lights common stock at the effective time. The market price of Berkeley Lights common stock has fluctuated since the date of the announcement of the merger agreement and is expected to continue to fluctuate from the date of this joint proxy statement/prospectus to the date of the respective Berkeley Lights and IsoPlexis special meeting, through the date the merger is completed and thereafter. The market price of Berkeley Lights common stock, when received by IsoPlexis stockholders in connection with the merger, could be greater than, less than or the same as the market price of Berkeley Lights common stock on the date of this joint proxy statement/prospectus or at the time of the IsoPlexis special meeting. Accordingly, you should obtain current market quotations for Berkeley Lights common stock and IsoPlexis common stock before deciding how to vote with respect to any of the proposals described in this joint proxy statement/prospectus. Berkeley Lights common stock is traded on Nasdaq under the symbol “BLI” and IsoPlexis common stock is traded on Nasdaq under the symbol “ISO.”
Background of the Merger
The following chronology summarizes the key meetings and events that led to the signing of the merger agreement. This chronology does not catalogue every conversation of or among members of the IsoPlexis board of directors or Berkeley Lights board of directors, members of IsoPlexis management or Berkeley Lights management, IsoPlexis’ or Berkeley Lights’ financial or legal advisors or any other person.
As part of Berkeley Lights’ ongoing strategic planning process, the Berkeley Lights board of directors and the Berkeley Lights management team regularly review and assess Berkeley Lights’ businesses and operations, and regularly review and assess various potential strategic alternatives available to enhance value for Berkeley Lights stockholders. Since before the consummation of Berkeley Lights’ initial public offering in July 2020, Cowen and Company, LLC (“Cowen”), as financial advisor, has from time to time assisted Berkeley Lights in evaluating such strategic alternatives.
In October 2021, IsoPlexis consummated its initial public offering (the “IPO”), in which shares of IsoPlexis common stock were priced at $15.00 per share. Prior to the IPO, IsoPlexis, together with its financial and legal advisors, reviewed and evaluated a range of strategic alternatives to an initial public offering, including the potential sale of IsoPlexis or a business combination with a strategic transaction partner.

As part of this review, in April and May 2021, IsoPlexis, with assistance from its financial advisor, Evercore Group L.L.C. (“Evercore”), contacted over 15 potential transaction counterparties, including Berkeley Lights. As a result of these discussions, IsoPlexis executed non-disclosure agreements with customary provisions (and no standstill provisions) with eight potential transaction counterparties, including a biotechnology company that is referred to as Party A, a biotechnology company that is referred to as Party B, a life sciences company that is referred to as Party C and a life sciences company that is referred to as Party D. IsoPlexis did not execute a non-disclosure agreement with Berkeley Lights at this time. IsoPlexis, with assistance from Evercore, facilitated due diligence and engaged in further discussions regarding a potential transaction with each of those eight parties. The IsoPlexis board of directors determined that it would be in the best interests of IsoPlexis and its stockholders to pursue the IPO instead of a sale or business combination at that time.
Since the consummation of the IPO, the IsoPlexis board of directors and IsoPlexis management have, from time to time and working with financial and legal advisors, evaluated various financial and strategic opportunities and alternatives with a view to enhancing stockholder value. These evaluations focused on, among other things, IsoPlexis’ business, strategic objectives, financial results, liquidity needs and rate of cash burn as well as current industry, regulatory, economic and market conditions, trends and cycles.
On October 18, 2021, a senior executive of a life sciences company that is referred to as Party E contacted Sean Mackay, one of the co-founders and the Chief Executive Officer of IsoPlexis, to discuss the potential for a business combination between IsoPlexis and Party E. IsoPlexis engaged with Party E, but the discussions did not advance beyond preliminary discussions at that time and no offer or valuation was proposed.
On January 26, 2022, a senior executive of a biotechnology company that is referred to as Party F contacted Mr. Mackay to discuss the potential for exploring the technical compatibility of certain potential use cases for Party F products on the IsoPlexis platform, and that executive also indicated that Party F may be interested in a subsequent business combination with IsoPlexis. Mr. Mackay indicated that IsoPlexis was currently focused on executing its strategic plan as a stand-alone public company but that he would discuss the outreach with the IsoPlexis board of directors.
On February 12, 2022, Mr. Mackay and John Strahley, the Chief Financial Officer of IsoPlexis, were contacted by a senior executive of a biotechnology company that is referred to as Party G. The Party G senior executive expressed to Messrs. Mackay and Strahley interest in exploring a potential business combination between IsoPlexis and Party G. Messrs. Mackay and Strahley indicated that IsoPlexis was currently focused on executing its strategic plan as a stand-alone public company but that they would discuss the outreach with the IsoPlexis board of directors.
On February 15, 2022, the IsoPlexis board of directors held a meeting, with members of IsoPlexis management present. Michael Egholm, who was at the time (and still is) the Chief Executive Officer of Standard BioTools, Inc., identified a potential conflict with respect to the exploration by IsoPlexis of potential strategic alternatives and recused himself from attendance in advance of the meeting. In addition, from that point through his resignation from the IsoPlexis board of directors on August 22, 2022, Mr. Egholm was excluded by the IsoPlexis board of directors from attending any meetings of the IsoPlexis board of directors relating to the exploration of any potential strategic alternatives, waived notice with respect to any such meetings and was excluded from receiving any information in his capacity as an IsoPlexis director from IsoPlexis or its representatives regarding potential strategic alternatives. The IsoPlexis board of directors discussed the calls from Party F and Party G and the possibility of exploring a potential strategic transaction. Richard W. Rew II, Senior Vice President, General Counsel & Secretary of IsoPlexis, outlined the fiduciary duties of directors in the context of a potential strategic transaction. After discussion, the IsoPlexis board of directors determined it was advisable, and directed IsoPlexis management to work with Evercore, to continue to gather additional information and gauge third-party interest in potential strategic transactions. The closing price of IsoPlexis common stock was $5.99 per share on February 14, 2022, the last trading day prior to this meeting.
From February 16, 2022 through March 2022, representatives of Evercore conducted preliminary discussions with representatives of a number of companies, including Party A, Party B, Party C, Party D, Party F, Party G, a biotechnology company that is referred to as Party H and a technology manufacturing company that is referred to as Party I, to gauge interest in a potential strategic transaction with IsoPlexis. Except as described below, discussions with such parties did not advance beyond preliminary stages.
On February 18, 2022, Mr. Mackay contacted a senior executive of a biotechnology company that is referred to as Party J and held a preliminary discussion with that executive regarding possible synergies in a potential business combination between IsoPlexis and Party J.

On February 25, 2022, a senior executive of Party G communicated to Mr. Mackay that Party G anticipated submitting a non-binding letter of interest in the coming weeks regarding Party G’s interest in a potential stock-for-stock merger with IsoPlexis. Over the course of the following three weeks, the Party G senior executive and Mr. Mackay continued periodic preliminary discussions concerning a potential business combination and the possibility that Party G may submit a non-binding letter of interest.
On February 28, 2022, Mr. Mackay and representatives of Party H held a discussion regarding the life sciences industry and updates in their respective businesses. The representatives of Party H expressed preliminary interest in exploring a potential strategic transaction with IsoPlexis, including an equity investment and other potential collaboration opportunities.
On March 1, 2022, a senior executive of Party B indicated to Mr. Mackay that the Party B management team conducted a preliminary analysis of IsoPlexis, and that Party B would likely submit a non-binding letter of interest regarding Party B’s interest in a business combination with IsoPlexis with mixed cash-and-stock consideration.
On March 4, 2022, representatives of Party F expressed interest in a business combination with IsoPlexis to representatives of Evercore.
On March 7, 2022, IsoPlexis and Party F executed a non-disclosure agreement (which did not include a standstill provision) to facilitate sharing of confidential information relating to the exploration of the technical compatibility of certain potential use cases for Party F products on the IsoPlexis platform. Also on that day, representatives of Party F expressed to representatives of Evercore that, while they may be interested in a broader transaction with IsoPlexis, they had questions about the strategic fit between the two companies and concerns about IsoPlexis’ rate of cash burn.
Also on March 7, 2022, Mr. Mackay contacted the Chair of Party E to reinitiate a discussion regarding a potential business combination between IsoPlexis and Party E.
On March 9, 2022, representatives of Party B notified IsoPlexis management that after additional analysis they had determined that IsoPlexis’ technology did not sufficiently fit with Party B’s strategic direction at that time, and thus that Party B would not be submitting a letter of interest or actively pursuing a business combination with IsoPlexis at that time.
Also on March 9, 2022, Siddhartha Kadia, who was at the time a director of IsoPlexis, was appointed Chief Executive Officer of Berkeley Lights.
On March 11, 2022, the IsoPlexis board of directors held a meeting, with members of IsoPlexis management present, to discuss the status of discussions with third parties regarding a potential strategic transaction. Dr. Kadia recused himself from attendance in advance of the meeting. In addition, from that point through his resignation from the IsoPlexis board of directors on August 22, 2022, Dr. Kadia was excluded by the IsoPlexis board of directors from attending any meetings of the IsoPlexis board of directors relating to the exploration of any potential strategic alternatives, waived notice with respect to any such meetings and was excluded from receiving any information in his capacity as an IsoPlexis director from IsoPlexis or its representatives regarding potential strategic alternatives. The IsoPlexis board of directors also reviewed a proposed engagement letter with Evercore and a related disclosure letter provided to the IsoPlexis board of directors by Evercore that identified Evercore’s prior and current relationships with IsoPlexis and certain other parties. After consideration of the related disclosure letter, the IsoPlexis board of directors approved the engagement letter with Evercore, which was executed later that day.
On March 18, 2022, a senior executive of Party G indicated to Mr. Mackay that Party G’s management was currently more focused on pursuing other matters and no longer expected to submit an indication of interest letter to IsoPlexis at that time but that Party G remained interested in exploring a potential business combination with IsoPlexis at a later date.
Also on March 18, 2022, Dr. Kadia contacted Mr. Mackay and expressed interest in a potential business combination between Berkeley Lights and IsoPlexis.
On March 23, 2022, the IsoPlexis board of directors held a meeting, with members of IsoPlexis management present. The IsoPlexis board of directors discussed and approved a revised annual operating plan and budget, which, among other things, would reduce employee headcount and other operating expenditures in light of IsoPlexis’ revised revenue projections and end-of-quarter cash projections.

On March 24, 2022, Dr. Kadia contacted Mr. Mackay to re-affirm Berkeley Lights’ interest in exploring a business combination with IsoPlexis.
Also on March 24, 2022, representatives of Party A notified representatives of Evercore that Party A was not interested in pursuing a business combination with IsoPlexis based on its own internal review and strategic priorities.
On March 29, 2022, the IsoPlexis board of directors held a meeting, with members of IsoPlexis management present. The IsoPlexis board of directors discussed and approved (i) an amendment to IsoPlexis’ credit agreement with Perceptive Credit Holdings III, LP (together with its affiliates that hold IsoPlexis debt, shares or warrants, as applicable, “Perceptive”), pursuant to which the size of the existing Tranche C term loan would be decreased and a new Tranche D term loan in the amount of such decrease would be made available subject to several conditions, and (ii) an amendment to the Warrant Certificate originally issued to Perceptive in December 2020, pursuant to which the exercise price of the warrant shares would be decreased.
Also on March 29, 2022, senior executives of Party F indicated to Mr. Mackay that they were continuing to evaluate a potential business combination with IsoPlexis but that their management team was currently more focused on other objectives.
On March 31, 2022, the IsoPlexis board of directors held a meeting, with members of IsoPlexis management present. The IsoPlexis board of directors discussed, among other things, certain financing matters, including the recent changes to IsoPlexis’ credit agreement described above and the impact of those changes, including that there was no immediate need for IsoPlexis to increase liquidity. The IsoPlexis board of directors determined that, in light of the impact of the changes to IsoPlexis’ credit agreement and following consideration of the process to date, IsoPlexis would pause any outreach efforts to actively pursue a potential strategic transaction but would continue to evaluate strategic initiatives to increase liquidity or otherwise enhance stockholder value, including by evaluating and responding to any inbound substantive interest, including with respect to Berkeley Lights, as appropriate.
On April 1, 2022, members of the respective management teams of Berkeley Lights and IsoPlexis met to discuss the strategic fit between Berkeley Lights and IsoPlexis and other aspects of a potential business combination between the two companies.
On April 9, 2022, at Berkeley Lights’ direction, representatives of Cowen contacted representatives of Evercore to express Berkeley Lights’ interest in submitting an indication of interest for a potential business combination with IsoPlexis. Evercore conveyed to Cowen that IsoPlexis was not currently actively pursuing a potential strategic transaction but would evaluate and respond to any inbound substantive interest as appropriate.
On April 14, 2022, the Berkeley Lights board of directors held a meeting, with members of Berkeley Lights management and representatives of Cowen present, to discuss the potential business combination with IsoPlexis. At the request of the Berkeley Lights board of directors, Cowen reviewed certain historical financial information with respect to IsoPlexis and certain preliminary illustrative financial analyses with respect to a potential business combination utilizing publicly available information, including research analyst forecasts for Berkeley Lights and IsoPlexis. The Berkeley Lights board of directors, members of Berkeley Lights management and representatives of Cowen also discussed Berkeley Lights’ perspectives regarding the potential strategic rationale for pursuing a potential transaction with IsoPlexis. Following this discussion, the Berkeley Lights board of directors authorized Dr. Kadia to deliver to IsoPlexis a non-binding written proposal for a stock-for-stock merger between Berkeley Lights and IsoPlexis.
On April 21, 2022, Berkeley Lights provided IsoPlexis with a preliminary non-binding letter of interest (the “Berkeley Lights April 21 LOI”) stating its interest in a potential stock-for-stock merger with IsoPlexis. The Berkeley Lights April 21 LOI did not contain a proposed exchange ratio, an implied premium or other proposed economic terms of a potential transaction, but indicated that Berkeley Lights had engaged a consulting firm at its own cost to conduct a detailed market study which was expected to take six weeks and scheduled to begin on May 2, 2022. The closing price of IsoPlexis common stock was $2.21 per share on April 20, 2022, the last trading day prior to IsoPlexis’ receipt of the Berkeley Lights April 21 LOI.
Between April 21, 2022 and April 25, 2022, the Chairman of the IsoPlexis board of directors, other members of the IsoPlexis board of directors, members of IsoPlexis management and representatives of Evercore and Cravath, Swaine & Moore LLP (“Cravath”), IsoPlexis’ legal advisor, discussed the Berkeley Lights April 21 LOI and the status of other third-party interest in a potential strategic transaction, as well as the current requirements on management in operating IsoPlexis’ business.

On April 25, 2022, the Chairman of the IsoPlexis board of directors and the Chairman of the Berkeley Lights board of directors met to discuss the Berkeley Lights April 21 LOI, and the Chairman of the IsoPlexis board of directors conveyed that IsoPlexis did not believe the Berkeley Lights April 21 LOI was sufficient to form the basis for moving forward to further explore a potential business combination between IsoPlexis and Berkeley Lights at that time. The Chairman of the Berkeley Lights board of directors stated that Berkeley Lights would provide IsoPlexis with a revised proposal that would, among other things, provide more detail regarding the proposed economic terms of a potential transaction.
On April 29, 2022, the Berkeley Lights board of directors held a meeting, with members of Berkeley Lights management and representatives of Cowen present, to receive an update on the discussions with IsoPlexis and to further discuss the potential business combination. At the request of the Berkeley Lights board of directors, Cowen provided an updated overview of certain historical financial information with respect to IsoPlexis and certain preliminary illustrative financial analyses with respect to a potential business combination utilizing publicly available information, including research analyst forecasts for Berkeley Lights and IsoPlexis. Following discussion, the Berkeley Lights board of directors authorized Dr. Kadia to deliver to IsoPlexis a revised non-binding written proposal for a stock-for-stock merger between Berkeley Lights and IsoPlexis that would result in IsoPlexis shareholders owning approximately 29% of the combined company.
Later on April 29, 2022, Berkeley Lights provided IsoPlexis with a revised preliminary non-binding letter of interest (the “Berkeley Lights April 29 LOI”) re-confirming its interest in a potential stock-for-stock merger with IsoPlexis. The Berkeley Lights April 29 LOI proposed a 75% premium to the closing price of IsoPlexis common stock on April 28, 2022 (which was $2.03), the last trading day prior to IsoPlexis’ receipt of the Berkeley Lights April 29 LOI, which implied a price per share to IsoPlexis stockholders of $3.55, such that IsoPlexis stockholders would own approximately 29% of the combined company based on the closing price of Berkeley Lights common stock on April 28, 2022, and which implied an exchange ratio of 0.6993 shares of Berkeley Lights stock for each share of IsoPlexis stock as of such date. The Berkeley Lights April 29 LOI was subject to the completion of the detailed market study by Berkeley Lights’ consulting firm, the completion of due diligence, further assessment of potential synergies and negotiation of definitive agreements, among other things.
On May 5, 2022, Mr. Mackay and the Chair of Party E continued their prior discussions regarding a potential business combination between IsoPlexis and Party E. The discussions between IsoPlexis and Party E did not advance beyond a preliminary stage.
On May 6, 2022, the IsoPlexis board of directors held a meeting, with members of IsoPlexis management and representatives of Evercore and Cravath present, to discuss the Berkeley Lights April 29 LOI and the discussions with other parties potentially interested in a strategic transaction with IsoPlexis. The IsoPlexis board of directors discussed the key terms of the Berkeley Lights April 29 LOI and other topics related to a potential business combination, including other potential counterparties, the status of discussions with those potential counterparties and the directors’ fiduciary duties in the context of a potential strategic transaction. Representatives of Evercore provided preliminary illustrative financial analyses with respect to a potential business combination between IsoPlexis and Berkeley Lights utilizing publicly available information. After deliberation, the IsoPlexis board of directors concluded that IsoPlexis management, together with Evercore and Cravath, should engage with Berkeley Lights, including participating in the market study to be conducted by Berkeley Lights’ consultant.
After the IsoPlexis board of directors meeting concluded on May 6, 2022, representatives of Evercore sent a draft non-disclosure agreement on behalf of IsoPlexis to representatives of Cowen on behalf of Berkeley Lights.
On May 10, 2022, Party G provided IsoPlexis with a preliminary non-binding letter of interest (the “Party G May 10 LOI”) stating its interest in a potential stock-for-stock merger with IsoPlexis. The Party G May 10 LOI proposed a fixed exchange ratio of shares of the common stock of Party G for each share of IsoPlexis common stock within a range that implied a price per share range to IsoPlexis stockholders of $3.04 to $3.59 based on the 10-day volume weighted average price of the common stock of Party G as of May 9, 2022 (the last trading day prior to IsoPlexis’ receipt of the Party G May 10 LOI), representing a premium of approximately 32% to 56% to the closing price of IsoPlexis common stock on May 9, 2022 (which was $2.30), and which would result in IsoPlexis stockholders owning approximately 20% to 23% of the combined company. The Party G May 10 LOI included a request that IsoPlexis engage with Party G on an exclusive basis until June 15, 2022.
On May 13, 2022, the IsoPlexis board of directors held a meeting, with members of IsoPlexis management and representatives of Evercore and Cravath present, to discuss the Party G May 10 LOI. The IsoPlexis board of directors instructed IsoPlexis and its advisors to negotiate a non-disclosure agreement with Party G to facilitate mutual due diligence and to enable IsoPlexis to explore a potential business combination with Party G, and did not authorize IsoPlexis to grant any exclusivity period to Party G at that time.
On May 17, 2022, IsoPlexis and Berkeley Lights executed a non-disclosure agreement (the “Berkeley Lights NDA”). The Berkeley Lights NDA contained a customary standstill provision that would automatically terminate upon the entry by IsoPlexis into a definitive agreement with a third party and other customary provisions.
Also on May 17, 2022, representatives of a financial sponsor with experience in the biotechnology and scientific tools sectors that is referred to as Party K contacted representatives of IsoPlexis to express preliminary interest in a potential strategic transaction with IsoPlexis.
On May 18, 2022, IsoPlexis and Party G executed a non-disclosure agreement (the “Party G NDA”). The Party G NDA contained a customary standstill provision that would automatically terminate upon the entry by IsoPlexis into a definitive agreement with a third party and other customary provisions; it did not include any period for exclusive negotiations as was requested by Party G.
On May 20, 2022, representatives of Evercore contacted a senior executive of Party G and communicated that while the Party G May 10 LOI was not sufficiently compelling to grant Party G exclusivity at that time, IsoPlexis would agree to engage in mutual due diligence to enable each of IsoPlexis and Party G to explore a potential business combination between IsoPlexis and Party G; Evercore and Party G coordinated with respect to data requests and other due diligence matters.
On May 25, 2022, the IsoPlexis board of directors held a meeting, with members of IsoPlexis management and representatives of Evercore and Cravath present, to further discuss the indication of interest letters received by IsoPlexis from Berkeley Lights and Party G, to discuss the recent outreach by Party K, to review the discussions with other third parties regarding a potential strategic transaction and to discuss potential next steps. The IsoPlexis board of directors discussed the key terms of each of the Berkeley Lights April 29 LOI and the Party G May 10 LOI. Representatives of Evercore also presented a summary of discussions with other strategic and financial parties regarding a potential strategic transaction. The IsoPlexis board of directors also discussed, among other things, IsoPlexis’ financial results, liquidity needs, rate of cash burn and the broader industry and macroeconomic environment. Representatives of Evercore discussed public company valuations in the small-market capitalization biotechnology and life sciences tools sectors, and liquidity concerns among IsoPlexis and its industry peers in light of free cash flow generation challenges. The IsoPlexis board of directors discussed with members of IsoPlexis management and representatives of Evercore and Cravath a range of IsoPlexis’ strategic alternatives, including, among others, potential equity and debt issuances, potential joint ventures, potential partnerships and potential alternative investments and transactions involving financial sponsors. The IsoPlexis board of directors considered the risks to IsoPlexis and its business inherent in a potential sale process. The IsoPlexis board of directors further considered all of the information gathered during the exploration of a potential sale of the company conducted prior to the IPO described above. After deliberation, the IsoPlexis board of directors directed IsoPlexis management, together with Evercore, to continue to share confidential business information with Berkeley Lights and Party G to enable them to conduct a due diligence review of IsoPlexis and in parallel to reach out to specified additional potential transaction counterparties that would be most likely to deliver actionable written proposals to enter into a strategic transaction agreement with IsoPlexis.
On May 26, 2022, representatives of Evercore contacted the respective representatives of each of Party F, Party H, Party J and a diversified industrial conglomerate that is referred to as Party L and invited each to submit a non-binding letter of interest for a strategic transaction with IsoPlexis.
From May 26, 2022 through July 2022, members of IsoPlexis management, Evercore and Cravath coordinated with Berkeley Lights and Party G and their respective representatives with respect to providing non-public financial and operational information about IsoPlexis, facilitating due diligence and related process matters.
On May 27, 2022, representatives of Evercore sent a draft non-disclosure agreement to the respective representatives of each of Party H and Party L. Party H did not ultimately return or execute the draft non-disclosure agreement.
On May 31, 2022, Mr. Mackay invited Party K to enter into a non-disclosure agreement with IsoPlexis to facilitate due diligence and a potential written proposal regarding a strategic transaction with IsoPlexis.

On June 3, 2022, Mr. Mackay contacted a financial sponsor with experience in the biotechnology sector that is referred to as Party M, and a financial sponsor with experience in the biotechnology sector that is referred to as Party N, to discuss the business and operations of IsoPlexis and to invite each to enter into a non-disclosure agreement to facilitate due diligence and potentially submit a written proposal regarding a strategic transaction with IsoPlexis.
Also on June 3, 2022, representatives of Evercore contacted four financial sponsors with experience in the biotechnology sector that are referred to as Party O, Party P, Party Q and Party R to discuss the business and operations of IsoPlexis and to invite each to enter into a non-disclosure agreement to facilitate due diligence and potentially submit a written proposal regarding a strategic transaction with IsoPlexis. Each of Party P, Party Q and Party R declined to enter into a non-disclosure agreement and declined to pursue a potential strategic transaction with IsoPlexis.
Later on June 3, 2022, representatives of Evercore sent a draft non-disclosure agreement to representatives of each of Party M, Party N and Party O.
Also on June 3, 2022, members of IsoPlexis management and representatives of Party G participated in a management presentation, during which the parties and their representatives engaged in various discussions regarding IsoPlexis, its business, operations, activities and financial information.
On June 8, 2022, IsoPlexis and Party M executed a non-disclosure agreement, which contained a customary standstill provision that would automatically terminate upon the entry by IsoPlexis into a definitive agreement with a third party and other customary provisions, after which IsoPlexis management and representatives of Evercore provided certain non-public financial and operational information about IsoPlexis to Party M.
Also on June 8, 2022, representatives of Party K notified representatives of Evercore that after further analysis they determined that Party K would not be submitting a letter of interest or otherwise pursuing a strategic transaction with IsoPlexis at that time.
On June 9, 2022, IsoPlexis and Party L executed a non-disclosure agreement, which contained a customary standstill provision that would automatically terminate upon the entry by IsoPlexis into a definitive agreement with a third party and other customary provisions, after which IsoPlexis management and representatives of Evercore provided certain non-public financial and operational information about IsoPlexis to Party L.
On June 10, 2022, members of IsoPlexis management and representatives of Party G participated in a management presentation, during which the parties and their representatives engaged in various discussions regarding Party G, its business, operations, activities and financial information.
On June 14, 2022, IsoPlexis and Party N executed a non-disclosure agreement, which contained a customary standstill provision that would automatically terminate upon the entry by IsoPlexis into a definitive agreement with a third party and other customary provisions, after which IsoPlexis management and representatives of Evercore provided certain non-public financial and operational information about IsoPlexis to Party N.
Also on June 14, 2022, members of IsoPlexis management and representatives of Party L participated in a management presentation, during which the parties and their representatives engaged in various discussions regarding IsoPlexis, its business, operations, activities and financial information. After the presentation, the representatives of Party L indicated that they anticipated Party L would submit a non-binding letter of interest for a potential business combination with IsoPlexis.
On June 15, 2022, representatives of Evercore contacted the representatives of Party F that had previously contacted IsoPlexis management to confirm if Party F was still evaluating a potential strategic transaction with IsoPlexis. The representatives of Party F stated that Party F was unlikely to submit a written proposal or otherwise pursue a strategic transaction with IsoPlexis at that time.
Also on June 15, 2022, the Chairman of the IsoPlexis board of directors contacted the Chairman of the Berkeley Lights board of directors, and representatives of Evercore contacted representatives of Cowen, each requesting an update on the status of Berkeley Lights’ due diligence review, including the status of the market study being performed by Berkeley Lights’ consultant. Each of the Chairman of the Berkeley Lights board of directors and, at Berkeley Lights' direction, the representatives of Cowen indicated that Berkeley Lights’ work was ongoing and that Berkeley Lights would revert when it was prepared to submit a revised proposal or continue negotiations regarding a potential business combination with IsoPlexis.

On June 16, 2022, the IsoPlexis board of directors held a meeting, with members of IsoPlexis management present, to discuss various topics, including financial and operational business updates and updates regarding the process of exploring strategic alternatives.
On June 17, 2022, IsoPlexis and Party O executed a non-disclosure agreement, which contained a customary standstill provision that would automatically terminate upon the entry by IsoPlexis into a definitive agreement with a third party and other customary provisions, after which IsoPlexis management and representatives of Evercore provided certain non-public financial and operational information about IsoPlexis to Party O.
Also on June 17, 2022, representatives of Evercore connected with representatives of Party J to follow up on the status of Party J’s internal evaluation of a potential strategic transaction with IsoPlexis. On June 23, 2022, IsoPlexis and Party J executed a non-disclosure agreement, which contained a customary standstill provision that would automatically terminate upon the entry by IsoPlexis into a definitive agreement with a third party and other customary provisions, after which IsoPlexis management and representatives of Evercore provided certain non-public financial and operational information about IsoPlexis to Party J.
Also on June 23, 2022, members of IsoPlexis management and representatives of Party O participated in a management presentation, during which the parties and their representatives engaged in various discussions regarding IsoPlexis, its business, operations, activities and financial information.
On June 27, 2022, Party G provided IsoPlexis with a revised non-binding letter of interest (the “Party G June 27 LOI”) re-confirming its interest in a potential business combination with IsoPlexis. The Party G June 27 LOI proposed a fixed exchange ratio of shares of common stock of Party G for each share of IsoPlexis common stock within a range that implied a price per share range to IsoPlexis stockholders of $3.05 to $3.43 based on the 10-day volume weighted average price of the common stock of Party G as of June 27, 2022 (the last trading day prior to IsoPlexis’ receipt of the Party G June 27 LOI), representing a premium of approximately 51% to 70% to the closing price of IsoPlexis common stock on June 27, 2022 (which was $2.02), and which would result in IsoPlexis stockholders owning approximately 29% to 31% of the combined company. The Party G June 27 LOI included a request that IsoPlexis engage with Party G on an exclusive basis until July 25, 2022.
Also on June 27, 2022, Mr. Mackay connected with a representative of Party C to discuss the business and operations of IsoPlexis and to gauge Party C’s interest in a potential business combination with IsoPlexis.
On June 29, 2022, representatives of Party C contacted representatives of Evercore and notified them of Party C’s interest in exploring a potential business combination with IsoPlexis.
On June 30, 2022, representatives of Evercore sent a draft non-disclosure agreement to representatives of Party C.
On July 7, 2022, members of IsoPlexis management and representatives of Party J participated in a management presentation, during which the parties and their representatives engaged in various discussions regarding IsoPlexis, its business, operations, activities and financial information.
Later on July 7, 2022, the IsoPlexis board of directors held a meeting, with members of IsoPlexis management present, to discuss the process, including the Party G June 27 LOI and the status of interactions with the other potential counterparties to a strategic transaction. After discussion, the IsoPlexis board of directors determined that the Party G June 27 LOI was not sufficiently compelling to grant Party G exclusivity at that time, and the IsoPlexis board of directors instructed IsoPlexis management, together with Evercore, to continue to engage with Party G and other parties regarding a potential strategic transaction.
Later on July 7, 2022, representatives of Evercore contacted a senior executive of Party G to communicate that the Party G June 27 LOI was not sufficiently compelling to grant Party G exclusivity at that time and to invite Party G to submit a revised proposal regarding a potential business combination with IsoPlexis by July 22, 2022.
On July 8, 2022, IsoPlexis and Party C executed a non-disclosure agreement, which contained a customary standstill provision that would automatically terminate upon the entry by IsoPlexis into a definitive agreement with a third party and other customary provisions, after which IsoPlexis management and representatives of Evercore provided certain non-public financial and operational information about IsoPlexis to Party C.

On July 11, 2022, members of IsoPlexis management and representatives of Party C participated in a management presentation, during which the parties and their representatives engaged in various discussions regarding IsoPlexis, its business, operations, activities and financial information.
During the period beginning on July 13, 2022 and ending on July 15, 2022, representatives of Evercore contacted the parties which had participated in the process to date for an update on the status of their evaluation, and encouraged each to submit a written proposal by July 22, 2022 if they had continued interest in pursuing a potential strategic transaction with IsoPlexis. Each of Party C, Party L, Party M, Party N and Party O affirmatively indicated that they were not interested in pursuing a potential strategic transaction with IsoPlexis at that time or declined to respond.
On July 18, 2022, members of IsoPlexis management and representatives of Party J participated in a management presentation, during which the parties and their representatives engaged in various discussions regarding Party J, its business, operations, activities and financial information.
On July 28, 2022, Party J provided IsoPlexis with a non-binding letter of interest (the “Party J LOI”) stating its interest in a potential business combination with IsoPlexis. The Party J LOI proposed the issuance of a fixed number of shares which would equal 19.9% of issued and outstanding Party J common stock immediately prior to closing of the transaction, together with the payment of $7.0 million in cash consideration, which collectively represented approximately an implied 9% discount to the closing price of IsoPlexis common stock on July 27, 2022 (which was $3.20), the last trading day prior to IsoPlexis’ receipt of the Party J LOI. The transaction contemplated by the Party J LOI would result in IsoPlexis stockholders owning approximately 16% of the combined company. The Party J LOI requested that IsoPlexis engage with Party J on an exclusive basis, and attached a proposed form of exclusivity agreement.
On July 29, 2022, the IsoPlexis board of directors held a meeting, with members of IsoPlexis management and representatives of Evercore and Cravath present, to discuss the process. Representatives of Evercore reviewed the Party J LOI, provided an update on the other written proposals that had been submitted to date and provided an update on the other discussions and due diligence processes that had occurred with 19 parties over the prior months, including those parties that had stated that they would not be pursuing a transaction or had not been responsive. Representatives of Evercore further noted that, after outreach by Evercore, only Party J appeared to be remaining in the process and the Party J LOI currently represented a discount or negative premium to IsoPlexis’ share price. The IsoPlexis board of directors, together with IsoPlexis management and representatives of Evercore and Cravath, discussed the benefits and considerations related to continuing the process and remaining a stand-alone public company. After discussion, the IsoPlexis board of directors concluded that it would disengage from active discussions with Party J and determined that, while it would remain open to any potential strategic alternatives that enhance stockholder value, in the absence of any actionable bids following an extensive process, at that time, it was in the best interests of IsoPlexis and its stockholders to end the transaction process and instead focus on IsoPlexis executing its strategic plan as a stand-alone public company.
On August 1, 2022, IsoPlexis sent instructions to each of Berkeley Lights, Party C, Party G, Party J, Party L, Party M, Party N and Party O to return or destroy confidential IsoPlexis information pursuant to the applicable non-disclosure agreement between IsoPlexis and each such party.
On August 10, 2022, IsoPlexis terminated Evercore’s engagement letter.
On August 22, 2022, each of Dr. Kadia and Dr. Egholm resigned from the IsoPlexis board of directors.
On September 24, 2022, a senior executive of Party G and Mr. Mackay discussed renewed interest that Party G had in exploring a potential business combination with IsoPlexis.
On September 27, 2022, the IsoPlexis board of directors held a meeting, with members of IsoPlexis management and representatives of Evercore and Cravath present. The IsoPlexis board of directors discussed the recent conversation between Mr. Mackay and the Party G executive. The IsoPlexis board of directors also discussed potential strategic alternatives available to IsoPlexis in light of its capital requirements necessary to fund operations prior to achieving IsoPlexis’ projected cash flow breakeven point, including various forms of capital raises, a merger or similar strategic transaction and potential alternative financing sources; the transaction outreach process conducted in the Spring and Summer of 2022 and the proposals or other feedback received from the 19 strategic and financial parties that were contacted as part of the process, as well as Evercore’s views regarding any change in the interest level of potential counterparties since the last contact; the potential benefits of a business combination with Party G;

an illustrative timeline for reaching a potential agreement with Party G, and related considerations regarding IsoPlexis’ next earnings release in early November 2022; various preliminary financial analyses relating to a potential transaction with Party G; and the terms of the Party G June 27 LOI. The IsoPlexis board of directors directed IsoPlexis management, together with Evercore, to engage with Party G to better understand its current proposal regarding a potential transaction, including with respect to a proposed exchange ratio, and to understand any changes to Party G’s financial projections versus its financial projections that were shared with IsoPlexis in June 2022 in connection with due diligence relating to the Party G June 27 LOI.
On October 5, 2022, a senior executive of Party G informed Mr. Mackay that Party G intended to submit a non-binding letter of interest for a potential business combination with IsoPlexis in the coming days.
On October 6, 2022, Party G provided IsoPlexis with a revised non-binding letter of interest (the “Party G October 6 LOI”) stating its interest in a potential business combination with IsoPlexis. The Party G October 6 LOI proposed a fixed exchange ratio of shares of common stock of Party G for each share of IsoPlexis common stock within a range that implied a price per share range to IsoPlexis stockholders of $2.36 to $2.75 based on the closing price of the common stock of Party G on October 5, 2022, the last trading day prior to IsoPlexis’ receipt of the Party G October 6 LOI, representing a premium of approximately 28% to 50% to the closing price of IsoPlexis common stock on that date (which was $1.84), and which would result in IsoPlexis stockholders owning approximately 31% to 35% of the combined company. The Party G October 6 LOI included a request that IsoPlexis engage with Party G on an exclusive basis until November 23, 2022.
Later on October 6, 2022, the IsoPlexis board of directors held a meeting, with members of IsoPlexis management and representatives of Evercore and Cravath present, to discuss the Party G October 6 LOI. The IsoPlexis board of directors discussed the terms of the Party G October 6 LOI, including as compared to the Party G May 10 LOI and the Party G June 27 LOI, various preliminary financial analyses relating to a potential transaction with Party G, non-financial aspects of the Party G October 6 LOI, including process and timing considerations relative to the companies’ respective next earnings announcements, Party G’s request for exclusivity, as well as related legal and fiduciary duty considerations. The IsoPlexis board of directors also discussed the current challenges facing IsoPlexis, including its rate of cash burn, IsoPlexis’ opportunities, the transaction outreach process conducted in the Spring and Summer of 2022 and related considerations. After deliberation, the IsoPlexis board of directors directed IsoPlexis management, together with Evercore, to engage with Party G and to negotiate an exclusivity agreement, in each case on the basis discussed.
Between October 8, 2022 and October 12, 2022, representatives of Evercore, Cravath and the financial and legal advisors to Party G negotiated a draft exclusivity agreement, which was executed by IsoPlexis and Party G on October 12, 2022, and which would expire on November 6, 2022.
Over the next several weeks, Party G and its advisors conducted a due diligence review of IsoPlexis, and IsoPlexis and its advisors conducted a due diligence review of Party G. As part of this due diligence review, IsoPlexis, Party G and their respective representatives engaged in various discussions regarding each company and its respective business, operations, activities and financial information. This included management presentations delivered by members of IsoPlexis management to representatives of Party G on October 13, 2022 and October 14, 2022; a management presentation delivered by representatives of Party G to members of IsoPlexis management on October 18, 2022; an on-site due diligence visit to IsoPlexis’ facilities in Branford, Connecticut on October 25, 2022; and an on-site due diligence visit to Party G’s facilities on October 27, 2022.
On October 15, 2022, representatives of Cravath sent a draft merger agreement to representatives of Party G’s legal advisor.
From October 15, 2022 through November 4, 2022, Cravath and Party G’s legal advisor engaged in regular discussions and negotiations with respect to the draft merger agreement and related ancillary definitive documentation.
On October 18, 2022, IsoPlexis and Evercore executed a new engagement letter on substantially the same terms as the engagement letter terminated in August 2022. Evercore also provided IsoPlexis with an updated disclosure letter that identified Evercore’s prior and current relationships with IsoPlexis and Party G.
On October 20, 2022, the Berkeley Lights board of directors held a regularly scheduled meeting with members of Berkeley Lights management present. At the meeting, the Berkeley Lights board of directors determined that it would be beneficial to create a committee so that a smaller group of directors would be available to Berkeley Lights management and advisors, including at times when it was not practicable to convene the full Berkeley Lights board of directors. The Berkeley Lights board of directors then created a committee of the Berkeley Lights of board of directors, which is referred to as the “Berkeley Lights transaction committee,” for that purpose, comprised of independent directors John Chiminski, Jessica Hopfield, Greg Lucier and Elizabeth Nelson. The Berkeley Lights transaction committee was not created to address any actual or perceived conflict of interest. The Berkeley Lights board of directors authorized the Berkeley Lights transaction committee to, among other things, (1) examine and discuss Berkeley Lights’ strategic alternatives with Berkeley Lights management, (2) lead and provide guidance to Berkeley Lights management with respect to the process of such strategic alternatives and (3) report back to the Berkeley Lights board of directors on the progress of any such strategic alternatives.
On October 26, 2022, representatives of Cravath received comments from representatives of Party G’s legal advisor on the initial draft merger agreement.
On October 28, 2022, representatives of Cravath sent a revised draft merger agreement to representatives of Party G’s legal advisor.
On November 1, 2022, the IsoPlexis board of directors held a meeting, with IsoPlexis management present, to discuss the status of negotiations with Party G regarding a potential business combination. The IsoPlexis board of directors discussed the upcoming expiration of the exclusivity agreement with Party G, which was scheduled to expire by its terms at 5:00 p.m. on November 6, 2022, and determined that IsoPlexis should not offer an extension of exclusivity to Party G at that time. The IsoPlexis board of directors also reviewed and discussed a presentation regarding IsoPlexis’ revenue projections.
On November 4, 2022, representatives of Party G’s financial advisor notified representatives of Evercore that Party G was revising the economic terms that were set forth in the Party G October 6 LOI (the “Party G November 4 Proposal”). The Party G November 4 Proposal proposed a fixed exchange ratio of shares of Party G common stock for each share of IsoPlexis stock that was one-third of the lower end of the range of exchange ratios in the Party G October 6 LOI and implied an aggregate merger consideration equal to approximately $25 million, based on the closing price of the common stock of Party G on November 3, 2022, the last trading day prior to IsoPlexis’ receipt of the Party G November 4 Proposal, representing an approximately 60% discount to the closing price of IsoPlexis common stock on that date (which was $1.81), along with contingent value rights that could result in approximately $25 million of additional consideration payable at each of the first and second anniversaries of the closing date of the transaction if certain conditions were satisfied. The Party G November 4 Proposal also assumed that all existing IsoPlexis debt held by Perceptive would convert into equity, but noted that Perceptive had not agreed on that arrangement.
Also on November 4, 2022, representatives of Party G’s legal advisor sent a revised draft merger agreement to representatives of Cravath.
On November 5, 2022, the IsoPlexis board of directors held a meeting, with IsoPlexis management and representatives of Evercore present, to discuss the Party G November 4 Proposal. The IsoPlexis board of directors also discussed the current challenges facing IsoPlexis, including its capital requirements, its rate of cash burn, the state of financial markets and the economy, IsoPlexis’ opportunities, the various strategic alternatives available and benefits and considerations related to remaining a stand-alone public company. After deliberation, the IsoPlexis board of directors determined that the Party G November 4 Proposal was not in the best interests of IsoPlexis stockholders, and directed IsoPlexis management, together with Evercore, to communicate to Party G that Party G would need to re-affirm an exchange ratio within the range presented in the Party G October 6 LOI or IsoPlexis would disengage and would allow the Party G exclusivity agreement to expire by its terms at 5:00 p.m. on November 6, 2022.
Later on November 5, 2022, representatives of IsoPlexis informed representatives of Party G that the Party G November 4 Proposal was not acceptable to IsoPlexis, and that Party G needed to re-affirm an exchange ratio within the range presented in the Party G October 6 LOI or IsoPlexis would disengage and would allow the Party G exclusivity agreement to expire by its terms at 5:00 p.m. on November 6, 2022. Party G did not provide any such re-affirmation and the Party G exclusivity agreement did expire by its terms at 5:00 p.m. on November 6, 2022.
On November 7, 2022, Dr. Kadia and Mr. Mackay coordinated to schedule a call for the following day, and on November 8, 2022, Dr. Kadia and Mr. Mackay had a call during which Dr. Kadia expressed Berkeley Lights’ renewed interest in a potential business combination with IsoPlexis.

Later on November 8, 2022, the IsoPlexis board of directors held a meeting, with members of IsoPlexis management present, to discuss, among other things, Berkeley Lights’ renewed interest in a potential business combination with IsoPlexis. Mr. Mackay summarized the conversation he had with Dr. Kadia earlier that day, and the IsoPlexis board of directors discussed potential considerations relating to a transaction with Berkeley Lights, including the anticipated treatment of IsoPlexis’ existing debt arrangements with Perceptive. After deliberation, the IsoPlexis board of directors determined that Mr. Mackay should continue to engage with members of Berkeley Lights management regarding a potential business combination between IsoPlexis and Berkeley Lights.
On November 9, 2022, the Berkeley Lights transaction committee held a meeting, with members of Berkeley Lights management and representatives of Cowen present, to discuss various financing and strategic alternatives for Berkeley Lights, including the possibility of a business combination with IsoPlexis.
On November 10, 2022, Dr. Kadia and Rolando Brawer, Executive Vice President, Strategy & Corporate Development of Berkeley Lights, met with Mr. Mackay to discuss a potential business combination between Berkeley Lights and IsoPlexis.
On November 12, 2022, the Berkeley Lights transaction committee held a meeting, with members of Berkeley Lights management and representatives of Cowen present, to receive an update on the discussions between Dr. Kadia and Mr. Mackay regarding the potential business combination. At the request of the Berkeley Lights transaction committee, Cowen reviewed certain historical financial information with respect to IsoPlexis and certain preliminary illustrative financial analyses with respect to the potential business combination. The Berkeley Lights transaction committee then discussed whether Berkeley Lights would submit a non-binding indication of interest (which would include an exclusivity period) to IsoPlexis. Following discussion, the Berkeley Lights transaction committee approved submitting a non-binding written proposal for a stock-for-stock merger between Berkeley Lights and IsoPlexis that would result in IsoPlexis shareholders owning 28.88% of the combined company and that would include a request that IsoPlexis enter into exclusive negotiations with Berkeley Lights through December 15, 2022.
Also on November 12, 2022, the IsoPlexis board of directors held a meeting, with members of IsoPlexis management and representatives of Evercore and Cravath present, to discuss the process. The IsoPlexis board of directors discussed the outreach from Dr. Kadia to Mr. Mackay on November 8, 2022 and subsequent discussions between Dr. Kadia and Mr. Mackay, during which Dr. Kadia informed Mr. Mackay that Berkeley Lights intended to submit an offer for an all-stock transaction in which IsoPlexis stockholders would receive Berkeley Lights stock at a fixed exchange ratio in an aggregate amount equal to 28.88% of the combined company, representing a premium of approximately 61% to IsoPlexis stockholders based on the most recent closing prices of the companies’ respective stock. Mr. Rew and a representative of Cravath discussed the IsoPlexis board of directors’ fiduciary duties, considerations regarding a potential grant of exclusivity and other matters relating to the expected process, timing and documentation in connection with a potential transaction with Berkeley Lights. The IsoPlexis board of directors also discussed, among other things, the latest proposal from Party G, the current challenges facing IsoPlexis, including its rate of cash burn, IsoPlexis’ opportunities, the transaction outreach process conducted in the Spring and Summer of 2022 and related considerations. After deliberation, the IsoPlexis board of directors directed IsoPlexis management and Evercore to engage with Berkeley Lights and to execute an exclusivity agreement through December 15, 2022, in the event that Berkeley Lights submitted an offer letter that was substantially consistent with the terms discussed.
Later on November 12, 2022, Berkeley Lights provided IsoPlexis with a non-binding letter of interest (the “Berkeley Lights November 12 LOI”) stating its interest in a potential stock-for-stock merger with IsoPlexis. The Berkeley Lights November 12 LOI proposed a fixed exchange ratio that would result in IsoPlexis stockholders owning 28.88% of the combined company, which was consistent with the relative ownership split implied by the Berkeley Lights April 29 LOI. The Berkeley Lights November 12 LOI implied a price per share to IsoPlexis stockholders of $2.64, which represented a premium of approximately 70% to the closing price of IsoPlexis common stock on November 11, 2022 (which was $1.55), the last trading day prior to IsoPlexis’ receipt of the Berkeley Lights November 12 LOI. The Berkeley Lights November 12 LOI included a request that IsoPlexis enter into exclusive negotiations with Berkeley Lights through December 15, 2022. The terms of the Berkeley Lights November 12 LOI were substantially consistent with the terms discussed by the IsoPlexis board of directors at its meeting earlier that day.
On November 13, 2022, IsoPlexis sent an instruction to Party G to return or destroy confidential IsoPlexis information pursuant to the non-disclosure agreement between IsoPlexis and Party G.
On November 14, 2022, IsoPlexis and Berkeley Lights entered into an exclusivity agreement that would expire by its terms at the end of the day on December 15, 2022.

Over the next several weeks, Berkeley Lights and its advisors conducted a due diligence review of IsoPlexis, and IsoPlexis and its advisors conducted a due diligence review of Berkeley Lights. As part of this due diligence review, IsoPlexis, Berkeley Lights and their respective representatives engaged in various discussions regarding each company and its respective business, operations, activities and financial information.
On November 15, 2022, Mr. Rew sent a draft merger agreement to the Chief Legal Officer of Berkeley Lights. The draft contemplated that certain stockholders of IsoPlexis and Berkeley Lights would enter into voting agreements concurrently with the execution of the merger agreement, committing to vote in favor of the IsoPlexis merger proposal and the Berkeley Lights share issuance proposal, respectively. On November 18, 2022, representatives of Cravath sent a draft of the IsoPlexis voting agreement to representatives of Freshfields Bruckhaus Deringer US LLP (“Freshfields”), legal advisor to Berkeley Lights.
From November 15, 2022 through December 21, 2022, Cravath and Freshfields engaged in regular discussions and negotiations with respect to the draft merger agreement, the voting agreements and related ancillary definitive documentation.
On November 20, 2022, the Berkeley Lights transaction committee held a meeting, with members of Berkeley Lights management present. At the meeting, the Berkeley Lights transaction committee discussed, among other things, (1) potential cost synergies that could result from the proposed business combination with IsoPlexis, (2) IsoPlexis’ product and technology and its compatibility with Berkeley Lights’ existing platform, (3) due diligence and reverse due diligence and (4) certain financing opportunities in connection with the potential transaction. The Berkeley Lights transaction committee met again on a regular basis until the execution of the merger agreement with members of Berkeley Lights management to receive updates on the discussions with IsoPlexis. Representatives of Cowen and Freshfields were present at some of these meetings.
On November 23, 2022, representatives of Cravath received comments from representatives of Freshfields on the draft merger agreement. On November 30, 2022, representatives of Cravath sent a revised draft merger agreement to representatives of Freshfields.
On November 28, 2022, the IsoPlexis board of directors held a meeting, with members of IsoPlexis management present, to discuss the status of negotiations with Berkeley Lights regarding a potential business combination. Members of IsoPlexis management provided an update on due diligence matters and the status of the draft merger agreement. The IsoPlexis board of directors also reviewed and discussed the potential cost synergies that could result from the potential business combination with Berkeley Lights.
On December 1, 2022, the Berkeley Lights board of directors held a meeting, with members of Berkeley Lights management present. At the meeting, the Berkeley Lights board of directors discussed, among other things, (1) the proposed transaction structure with IsoPlexis, (2) the current status of negotiations with respect to the transaction, (3) IsoPlexis’ product and technology and its compatibility with Berkeley Lights’ existing platform, (4) due diligence, (5) governance of the potential combined company and (6) financial analyses with respect to the transaction.
On December 2, 2022, Berkeley Lights executed an engagement letter with Cowen with respect to the potential business combination.
On December 6, 2022, representatives of Cravath received comments from representatives of Freshfields on the draft merger agreement, and on December 9, 2022, representatives of Cravath sent a revised draft merger agreement to representatives of Freshfields.
Also on December 9, 2022, the IsoPlexis board of directors held a meeting, with members of IsoPlexis management and representatives of Evercore and Cravath present, to discuss the process with Berkeley Lights. IsoPlexis management and a representative of Cravath provided updates on the interactions with Berkeley Lights, including with respect to the parties’ respective due diligence processes, development of synergy estimates, drafting of transaction documents, negotiations of key terms, preparation of transaction announcement communications and related matters.
On December 13, 2022, a senior executive of Party J contacted Mr. Mackay seeking to reinitiate discussions regarding the potential merits of a business combination between Party J and IsoPlexis. Mr. Mackay did not respond to the Party J senior executive, and IsoPlexis notified Berkeley Lights of the receipt of the unsolicited message on a no-names basis, in each case in accordance with the terms of the Berkeley Lights exclusivity agreement.

Also on December 13, 2022, the Berkeley Lights board of directors held a meeting, with members of Berkeley Lights management and Berkeley Lights’ consultant with respect to the potential transaction present. At the meeting, the Berkeley Lights board of directors discussed, among other things, (1) commercial due diligence results provided by the consultant, (2) the status of Berkeley Lights’ internal due diligence efforts, (3) the pro forma financials and synergies (including projections), (4) various financing considerations, (5) financing options and (6) timing of the potential transaction.
On December 14, 2022, representatives of Cravath received comments from representatives of Freshfields on the draft merger agreement.
On December 14, 2022 and December 15, 2022, representatives of Berkeley Lights discussed with representatives of IsoPlexis Berkeley Lights’ request that exclusivity be extended by one week from December 15, 2022 to December 22, 2022. Representatives of IsoPlexis provided representatives of Berkeley Lights an update that IsoPlexis management expected revenue in the fourth quarter of 2022 and full year 2022 to be lower than projected, without quantifying the expected revenue shortfall. Representatives of IsoPlexis also requested that representatives of Berkeley Lights re-affirm the economic terms set forth in the Berkeley Lights November 12 LOI. Representatives of Berkeley Lights re-affirmed in these discussions the proposed 28.88% ownership of the combined company by IsoPlexis stockholders as set forth in the Berkeley Lights November 12 LOI.
On December 15, 2022, the IsoPlexis board of directors held a meeting, with members of IsoPlexis management and representatives of Evercore and Cravath present, to discuss the process with Berkeley Lights. Mr. Mackay noted that the exclusivity period granted by IsoPlexis to Berkeley Lights was set to expire at the end of the day on December 15, 2022, and that Berkeley Lights was requesting a one-week extension of exclusivity through December 22, 2022. Mr. Rew and a representative of Cravath provided updates on the status of negotiations with Berkeley Lights, the drafting of transaction documents, expected timing to be in a position to sign and announce a transaction and related matters. IsoPlexis management and a representative of Cravath discussed various considerations regarding the potential exclusivity extension in light of the existing facts and circumstances. After deliberation, the IsoPlexis board of directors concluded that IsoPlexis should extend the expiration of exclusive negotiations with Berkeley Lights from December 15, 2022 to December 22, 2022.
Later on December 15, 2022, IsoPlexis and Berkeley Lights executed an amendment to the Berkeley Lights exclusivity agreement, which extended the period of exclusive negotiations on the terms described above.
On December 17, 2022, IsoPlexis provided to Berkeley Lights the quantified preliminary estimates of its revenue for the fourth quarter of 2022 and full year 2022, which were significantly lower than prior internal projections or external consensus projections as of such date.
On December 18, 2022, a senior executive of Party G contacted Mr. Mackay seeking to reinitiate discussions regarding the potential merits of a business combination between IsoPlexis and Party G. Mr. Mackay did not respond to the Party G senior executive in light of the exclusivity agreement in place with Berkeley Lights. On December 19, 2022, representatives of Party G’s financial advisor contacted representatives of Evercore on behalf of Party G seeking to reinitiate discussions regarding the potential merits of a business combination between IsoPlexis and Party G. The representatives of Evercore did not respond to the representatives of Party G’s financial advisor in light of the exclusivity agreement in place with Berkeley Lights. On December 19, 2022, a representative of IsoPlexis notified representatives of Berkeley Lights of the receipt of the unsolicited messages from Party G and its financial advisor, in each case on a no-names basis and in accordance with the terms of the Berkeley Lights exclusivity agreement.
On December 19, 2022, Dr. Kadia contacted Mr. Mackay to notify him that, as a result of additional due diligence conducted by Berkeley Lights, including with respect to IsoPlexis’ preliminary revenue estimates for the fourth quarter of 2022 and full year 2022, Berkeley Lights was revising its proposal to provide for aggregate stock consideration with a fixed exchange ratio that would result in IsoPlexis stockholders owning 22.8% of the combined company. The closing price of IsoPlexis common stock was $0.71 per share on December 16, 2022, the last trading day prior to IsoPlexis’ receipt of Berkeley Lights’ revised proposal.
Later on December 19, 2022, the IsoPlexis board of directors held a meeting, with members of IsoPlexis management and representatives of Evercore and Cravath present, to discuss the status of the negotiations and the revised proposal from Berkeley Lights. Mr. Mackay and a representative of Evercore discussed the revised proposal from Berkeley Lights, the unsolicited inbound inquiries that IsoPlexis recently received from Party G and Party J regarding a potential re-initiation of discussions regarding a potential transaction, and recent conversations that Mr. Mackay had with certain substantial IsoPlexis stockholders regarding their views on a potential transaction. A representative of Cravath discussed the IsoPlexis board of directors’ fiduciary duties, as well as matters relating to the status of the process with Berkeley Lights and the potential process and timing of a potential transaction with an alternative counterparty. After deliberation, the IsoPlexis board of directors directed IsoPlexis management, together with Evercore, to convey to Berkeley Lights that the revised proposal was unacceptable and to request a best-and-final proposal from Berkeley Lights by December 20, 2022.
Later on December 19, 2022, representatives of Evercore notified representatives of Cowen that the IsoPlexis board of directors would not approve the merger at the exchange ratio proposed by Dr. Kadia earlier that day, and requested a best-and-final offer from Berkeley Lights by December 20, 2022.
On December 20, 2022, Dr. Kadia contacted Mr. Mackay and notified him that Berkeley Lights’ best-and-final proposal consisted of a fixed exchange ratio that would result in IsoPlexis stockholders owning 24.8% of the combined company (which proposal had been discussed and approved by the Berkeley Lights transaction committee at a meeting of the committee on December 18, 2022). The closing price of IsoPlexis common stock was $0.66 per share on December 19, 2022, the last trading day prior to IsoPlexis’ receipt of Berkeley Lights’ revised proposal.
Later on December 20, 2022, the IsoPlexis board of directors held a meeting, with members of IsoPlexis management and representatives of Evercore and Cravath present, to discuss the most recent proposal from Berkeley Lights. The IsoPlexis board of directors discussed the benefits and considerations of accepting the proposal versus attempting to continue negotiations with Berkeley Lights on the exchange ratio or pursuing a potential transaction with an alternative counterparty or remaining a stand-alone public company. After deliberation, the IsoPlexis board of directors authorized IsoPlexis management, together with Evercore and Cravath, to proceed toward finalizing the merger agreement and other transaction documents on the basis of the most recent proposal from Berkeley Lights.
Also on December 20, 2022, the Berkeley Lights board of directors held a meeting, with members of Berkeley Lights management and representatives of Cowen and Freshfields present, to discuss the final status of the negotiations with IsoPlexis. A representative of Freshfields delivered a legal presentation outlining the terms of the final draft of the merger agreement and the final drafts of the voting agreements, and reviewed with the Berkeley Lights board of directors its fiduciary duties. Following the legal presentation, Cowen reviewed with the Berkeley Lights board of directors Cowen’s financial analysis of the exchange ratio and delivered an oral opinion, confirmed by delivery of a written opinion dated December 20, 2022, to the Berkeley Lights board of directors to the effect that, based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Cowen as set forth in such opinion, as of December 20, 2022, the exchange ratio provided for pursuant to the merger agreement was fair, from a financial point of view, to Berkeley Lights. After discussion and consideration of a variety of factors, including those described in “—Recommendation of the Berkeley Lights Board of Directors; Berkeley Lights’ Reasons for the Merger” beginning on page 76, the Berkeley Lights board of directors unanimously (1) approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement and the voting agreements, (2) declared that it is fair to, and in the best interests of, Berkeley Lights and the Berkeley Lights stockholders that Berkeley Lights enter into the merger agreement and the merger and consummate the merger and the other transactions contemplated by the merger agreement and the voting agreements and (3) recommended that the Berkeley Lights stockholders approve the Berkeley Lights share issuance proposal and directed that the Berkeley Lights share issuance proposal be submitted to the Berkeley Lights stockholders at the Berkeley Lights special meeting.
Thereafter, on December 20, 2022, IsoPlexis’ legal and financial advisors continued discussions with Berkeley Lights’ legal and financial advisors, as well as the parties to the voting agreements and their respective legal advisors, in order to finalize the merger agreement and other transaction documents. Representatives of the parties exchanged drafts of the merger agreement, the voting agreements and other related definitive transaction documentation.
In the morning of December 21, 2022, the IsoPlexis board of directors held a meeting, with members of IsoPlexis management and representatives of Evercore and Cravath present, to discuss the final status of the negotiations. Members of IsoPlexis management, together with representatives of Evercore and Cravath, reviewed the final proposed terms of the merger agreement, including the fixed exchange ratio of 0.6120 shares of Berkeley Lights common stock for each outstanding share of IsoPlexis common stock, which would result in IsoPlexis stockholders owning 24.8% of the combined company upon the closing of the merger. The IsoPlexis board of directors discussed the results of the due diligence process conducted by IsoPlexis management with respect to

Berkeley Lights. A representative of Cravath discussed the IsoPlexis board of directors’ fiduciary duties in the context of a potential strategic transaction. The IsoPlexis board of directors reviewed the updated disclosure letter that Evercore delivered to the IsoPlexis board of directors, which identified Evercore’s prior and current relationships with IsoPlexis and Berkeley Lights. Representatives of Evercore, with the assistance of a representative from Cravath, discussed the terms of the voting agreements to be delivered by certain stockholders of IsoPlexis and Berkeley Lights, and the other related definitive transaction documentation. Representatives of Evercore presented their financial analysis and rendered to the IsoPlexis board of directors Evercore’s oral opinion, subsequently confirmed by delivery of a written opinion dated December 21, 2022, to the effect that as of the date of such opinion and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s written opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to the holders of IsoPlexis common stock, as more fully described below in the section entitled “—Opinion of IsoPlexis’ Financial Advisor” beginning on page 90. A representative of Cravath delivered a legal presentation outlining the terms of the final draft of the merger agreement.
After discussion and consideration of a variety of factors, including those described in “—Recommendation of the IsoPlexis Board of Directors; IsoPlexis’ Reasons for the Merger” beginning on page 79, the IsoPlexis board of directors unanimously (i) approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement, (ii) declared that it is fair to, and in the best interests of, IsoPlexis and its stockholders that IsoPlexis enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement and (iii) recommended that IsoPlexis stockholders adopt the merger agreement and directed that the merger agreement be submitted to IsoPlexis stockholders for adoption at the IsoPlexis special meeting.
Following the meeting of the IsoPlexis board of directors, on the afternoon of December 21, 2022, IsoPlexis and Berkeley Lights executed and delivered the merger agreement and, together with the other applicable entities, the voting agreements and the other ancillary documentation related to the merger.
Following the closing of trading on Nasdaq on December 21, 2022, IsoPlexis and Berkeley Lights issued a joint press release announcing the execution of the merger agreement.
Recommendation of the Berkeley Lights Board of Directors; Berkeley Lights’ Reasons for the Merger
At a special meeting held on December 20, 2022, the Berkeley Lights board of directors unanimously: (1) approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement and the voting agreements; (2) declared that it is fair to, and in the best interests of, Berkeley Lights and the Berkeley Lights stockholders that Berkeley Lights enter into the merger agreement and the merger and consummate the merger and the other transactions contemplated by the merger agreement; and (3) recommended that the Berkeley Lights stockholders approve the Berkeley Lights share issuance proposal and directed that the Berkeley Lights share issuance proposal be submitted to the Berkeley Lights stockholders at the Berkeley Lights special meeting. Accordingly, the Berkeley Lights board of directors unanimously recommends that Berkeley Lights stockholders vote “FOR” the Berkeley Lights share issuance proposal, and “FOR” the Berkeley Lights adjournment proposal.
In evaluating the merger, the Berkeley Lights board of directors consulted with Berkeley Lights’ senior management and outside legal and financial advisors and, in reaching its determinations and recommendations, the Berkeley Lights board of directors considered a number of factors, including the following factors that weighed in favor of the merger.
•
Benefits of a Combined Company. The Berkeley Lights board of directors believe that the combination with IsoPlexis strengthens Berkeley Lights’ leadership position in the cell biology industry. Combining Berkeley Lights’ and IsoPlexis’ best-in-class technologies is expected to enhance Berkeley Lights’ depth of domain expertise and biotechnology capabilities and enable Berkeley Lights to offer more complete solutions and expand its customer base. In this regard, the Berkeley Lights board of directors noted:

•
that IsoPlexis’ strengths with respect to cell and proteome technologies are highly complementary with Berkeley Lights’ strengths across the broad functional cell biology, life sciences and biopharma markets;

•	that IsoPlexis’ platform with respect to cells and proteomes are highly complementary with Berkeley Lights’ general purpose;

•
that the combined company will have a world-class team with a track record of scaling life science tools and services companies, which will allow Berkeley Lights to better serve customers who have an increasing need for application and cell biology research tools;

•	that the combined company’s complementary product offerings will be aligned with important growth trends, such as trends with respect to human health;
•
that the cultures of Berkeley Lights and IsoPlexis are strongly aligned, including shared values and commitment to innovation and engineering excellence, and that this culture along with Berkeley Lights’ commitment to research and development and the combined company’s scale will enhance Berkeley Lights’ standing as a destination for the most talented scientists across multiple domains of expertise;

•	the expectation that the combined company will have increased financial strength and flexibility;
•	the expectation that the combined companies will deliver cost synergies of approximately $70 million annualized by 2024, which will increase profitability and accelerate the timeline to breakeven; and
•
that the new company is expected to generate positive operating cash flow at approximately $150 million in revenue by 2024, which is earlier than Berkeley Lights was expected to achieve positive operating cash flow as a standalone company.

•
Exchange Ratio and Merger Consideration. The Berkeley Lights board of directors considered the relative favorability of the exchange ratio relative to the exchange ratios historically implied by the relative trading prices of Berkeley Lights and IsoPlexis common stock over various periods and relative to the current assessment of the valuation of each company and of the anticipated synergies and other anticipated benefits of the merger, in addition to:

•
the fact that the merger agreement provides for a fixed exchange ratio and no adjustment will be made in the merger consideration to be received by IsoPlexis stockholders in the merger as a result of possible increases or decreases in the trading price of Berkeley Lights common stock or IsoPlexis common stock following the announcement of the merger;

•
the fact that, upon completion of the merger, Berkeley Lights stockholders will own approximately 75% and former IsoPlexis stockholders will own approximately 25% of the combined company (based on fully diluted shares outstanding of the combined company); and

•
the opinion of Cowen, dated December 20, 2022, to the Berkeley Lights board of directors as to the fairness, from a financial point of view and as of the date of such opinion, to Berkeley Lights of the exchange ratio provided for pursuant to the merger agreement, which opinion was based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Cowen set forth in such opinion as more fully described under the heading “—Opinion of Berkeley Lights’ Financial Advisor” beginning on page 84.

•
Other Factors Considered by the Berkeley Lights Board of Directors. In addition to considering the factors described above, the Berkeley Lights board of directors considered the following additional factors that weighed in favor of the merger:

•
historical information concerning Berkeley Lights’ and IsoPlexis’ respective businesses, financial condition, results of operations, earnings, trading prices, technology positions, managements, competitive positions and prospects on a stand-alone basis and forecasted combined basis; and

•
the current and prospective business environment in which Berkeley Lights and IsoPlexis operate, including international, national and local economic conditions and the competitive and regulatory environment, and the likely effect of these factors on Berkeley Lights and the combined company.

•
Terms of the Merger Agreement. The Berkeley Lights board of directors considered that the terms of the merger agreement, taken as a whole, including the parties’ representations, warranties and covenants, and the circumstances under which the merger agreement may be terminated, in its belief, are reasonable. The Berkeley Lights board of directors also reviewed and considered the conditions to the completion of the merger, and concluded that while the completion of the merger may be subject to various regulatory approvals, such approvals and other closing conditions were likely to be satisfied on a timely basis.

The Berkeley Lights board of directors weighed these advantages and opportunities against a number of potentially negative factors in its deliberations concerning the merger agreement and the merger, including:
•
the risk that, because the exchange ratio under the merger agreement would not be adjusted for changes in the market price of Berkeley Lights common stock or IsoPlexis common stock, the then-current trading price of the shares of Berkeley Lights common stock to be issued to holders of shares of IsoPlexis common stock upon the consummation of the merger could be significantly higher than the trading price prevailing at the time the merger agreement was entered into;

•	the risk that IsoPlexis’ financial performance may not meet Berkeley Lights’ expectations;
•
the potential challenges and difficulties in integrating the operations of Berkeley Lights and IsoPlexis and the risk that anticipated cost savings and operational efficiencies between the two companies, or other anticipated cost benefits of the merger, might not be realized or might take longer to realize than expected;

•
the difficulties and management challenges inherent in completing the merger and integrating the businesses, operations and workforce of IsoPlexis with those of Berkeley Lights and the possibility of encountering difficulties in achieving expected revenue growth and other synergies;

•	the possible diversion of management attention for an extended period of time during the pendency of the merger and, following closing, the integration of the two companies;
•	the substantial costs to be incurred in connection with the merger, including those incurred regardless of whether the merger is consummated;
•
the risk that Berkeley Lights stockholders may not approve the Berkeley Lights share issuance proposal at the Berkeley Lights special meeting or that IsoPlexis stockholders may not approve the adoption of the merger agreement at the IsoPlexis special meeting;

•	the ability of the IsoPlexis board of directors, in certain circumstances, to change its recommendation that IsoPlexis stockholders approve the IsoPlexis merger proposal;
•
that Berkeley Lights would be required to pay to IsoPlexis a termination fee of $2.3 million in the event the merger agreement were to be terminated by IsoPlexis in connection with a change in the recommendation by the Berkeley Lights board of directors to its stockholders with respect to approval of the share issuance; and

•
the risks of the type and nature described in the section entitled “Risk Factors” beginning on page 32 and the matters described in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 30.

The Berkeley Lights board of directors considered all of these factors as a whole and, on balance, concluded that the potential benefits of the merger outweighed the risks and uncertainties of the merger.
In addition, the Berkeley Lights board of directors was aware of and considered the interests of its directors and executive officers that are different from, or in addition to, the interests of Berkeley Lights stockholders generally described in the section entitled “Interests of Berkeley Lights’ Directors and Executive Officers in the Merger” beginning on page 145.
The foregoing discussion of the information and factors that the Berkeley Lights board of directors considered is not intended to be exhaustive, but rather is meant to include the material factors that the Berkeley Lights board of directors considered. The Berkeley Lights board of directors collectively reached the conclusion to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement in light of the various factors described above and other factors that the members of the Berkeley Lights board of directors believed were appropriate. In view of the complexity and wide variety of factors, both positive and negative, that the Berkeley Lights board of directors considered in connection with its evaluation of the merger, the Berkeley Lights board of directors did not find it practical, and did not attempt, to quantify, rank or otherwise assign relative or specific weights or values to any of the factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Berkeley Lights board of directors. In considering the factors discussed above, individual directors may have given different weights to different factors.

The foregoing description of Berkeley Lights’ consideration of the factors supporting the merger is forward-looking in nature. This information should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 30.
Recommendation of the IsoPlexis Board of Directors; IsoPlexis’ Reasons for the Merger
At a meeting held on December 21, 2022, the IsoPlexis board of directors unanimously:
•	approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement;
•
declared that it is fair to, and in the best interests of, IsoPlexis and its stockholders that IsoPlexis enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement; and

•	recommended that IsoPlexis stockholders adopt the merger agreement and directed that the merger agreement be submitted to IsoPlexis stockholders for adoption at the IsoPlexis special meeting.
ACCORDINGLY, THE ISOPLEXIS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ISOPLEXIS STOCKHOLDERS VOTE “FOR” THE ISOPLEXIS MERGER PROPOSAL AND “FOR” THE ISOPLEXIS ADJOURNMENT PROPOSAL.
As described in the section entitled “—Background of the Merger” beginning on page 61, in evaluating the merger agreement, the merger and the other transactions contemplated by the merger agreement, the IsoPlexis board of directors held a number of meetings together with IsoPlexis management and IsoPlexis’ financial and legal advisors. In reaching its decision to approve the merger agreement and recommend that IsoPlexis’ stockholders adopt the merger agreement, the IsoPlexis board of directors considered a variety of factors weighing positively in favor of the merger agreement, the merger and the other transactions contemplated by the merger agreement, including the following non-exhaustive list of material factors (which are not necessarily presented in order of their relative importance to the IsoPlexis board of directors):
•
the exchange ratio of 0.6120 shares of Berkeley Lights common stock for each share of IsoPlexis common stock, and the resulting 24.8% post-closing ownership of the combined company by IsoPlexis stockholders, represented a significant premium for IsoPlexis stockholders versus the implied market exchange ratio and corresponding hypothetical post-closing ownership calculation that existed based solely on the parties’ respective closing stock prices on December 20, 2022, the last calendar day prior to the public announcement of the merger, which were 0.330x and 14.9%, respectively, and the implied value per share of IsoPlexis common stock of $1.40 as of December 20, 2022, which represented an implied premium of approximately:

•	85.7% over the closing price of IsoPlexis common stock on December 20, 2022, which was $0.75 per share; and
•	55.8% over the 10-day volume-weighted average trading price of IsoPlexis common stock as of December 20, 2022;
•
the consideration to be received by IsoPlexis stockholders is in the form of Berkeley Lights common stock, and IsoPlexis stockholders will own approximately 24.8% of the combined company upon completion of the merger (calculated based on the exchange ratio and the number of shares of IsoPlexis common stock and Berkeley Lights common stock outstanding as of December 16, 2022 on a fully diluted basis), which will provide IsoPlexis stockholders with the opportunity to participate in the future earnings and growth potential of the combined company, and to participate in the benefits of any synergies, noting that Berkeley Lights expects the merger to result in cost synergies of approximately $70 million annualized by 2024;

•
the belief of the IsoPlexis board of directors that the merger is expected to provide a number of significant strategic opportunities and benefits to the combined company to support potential future price appreciation of Berkeley Lights common stock, including, without limitation, the following (which are not necessarily presented in order of their relative importance to the IsoPlexis board of directors):

•
the combined company is expected to have an enhanced financial profile that will provide greater access to the capital markets and be better positioned to withstand challenges facing the life sciences industry with a stronger balance sheet, potential for stronger free cash flow generation and enhanced liquidity as compared with IsoPlexis on a stand-alone basis;

•	the combined company will unite complementary portfolios, which is expected to enhance the combined company’s competitiveness;
•	the merger is expected to create a platform for potential further consolidation in high-growth functional cell biology tools; and
•
Berkeley Lights anticipates the combined company delivering cost synergies of approximately $70 million annualized by 2024, which would increase profitability and accelerate the combined company’s timeline to cash flow breakeven, and expects the combined company to generate positive operating cash flow at approximately $150 million in revenue by 2024;

•
the IsoPlexis board of directors’ knowledge of, and discussions with IsoPlexis management regarding, IsoPlexis’ business, operations, financial condition, earnings and strategy, on both a historical and prospective basis, as well as current industry, regulatory, economic and market conditions, trends and cycles;

•
the IsoPlexis board of directors’ consideration of the current state of the economy and financing markets and uncertainty surrounding forecasted economic conditions in the near term and the long term, which has, and could continue to, negatively affect IsoPlexis’ financial performance;

•
the IsoPlexis board of directors’ consideration of the fact that IsoPlexis had to reduce employee headcount and expenses significantly in 2022 and, related to that, financial results had underperformed relative to internal and external guidance and projections in recent fiscal quarters, and the possibility that such underperformance and related effects could continue or worsen in the future as a stand-alone public company;

•
the IsoPlexis board of directors’ assessment, taking into account the factors described herein, of IsoPlexis’ value on a stand-alone basis relative to the implied value of the merger consideration described above, and the possibility that the trading price of IsoPlexis common stock, absent the merger, would not reach and sustain at least the level implied by the merger consideration in the near term, or at all, including as a result of the following non-exhaustive list of factors (which are not necessarily presented in order of their relative importance to the IsoPlexis board of directors):

•	the potential that IsoPlexis will continue to generate operating losses and negative operating cash flows for the foreseeable future as a stand-alone public company;
•
IsoPlexis' liquidity needs and rate of cash burn, and the expectation that IsoPlexis would need to seek additional funding within the next year as a stand-alone public company, which IsoPlexis may not be able to obtain on acceptable terms, or at all;

•
the possibility that IsoPlexis may, from time to time, need to obtain additional waivers of financial covenants in the IsoPlexis credit agreement, without which IsoPlexis may be required to repay or refinance its outstanding debt, which may not be possible on acceptable terms, or at all; and

•
the potential risk associated with the possibility that, even if IsoPlexis successfully executes its strategic plan as a stand-alone public company, the equity capital markets may not reflect such execution in IsoPlexis’ stock price;

•	the recent market volatility and significant decline in the equity capital markets in the life sciences industry generally and in the shares of IsoPlexis common stock specifically;
•
the IsoPlexis board of directors’ belief, based on negotiations between members of senior management of IsoPlexis and Berkeley Lights, that the exchange ratio set forth in the merger agreement was the maximum exchange ratio that IsoPlexis could obtain from Berkeley Lights at this time;

•
the oral opinion of Evercore rendered to the IsoPlexis board of directors on December 21, 2022, subsequently confirmed in Evercore’s written opinion dated as of December 21, 2022, that as of the date of such opinion and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s written opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to the holders of IsoPlexis common stock, as more fully described below in the section entitled “—Opinion of IsoPlexis’ Financial Advisor” beginning on page 90;
•
the fact that the exchange ratio is fixed, which provides certainty as to the pro forma ownership percentage of the combined company that the IsoPlexis stockholders would receive in the merger and affords IsoPlexis stockholders the opportunity to benefit from any appreciation in the value of Berkeley Lights’ common stock after the public announcement of the merger and prior to closing;

•
the level of IsoPlexis stockholder support for the merger on the terms set forth in the merger agreement, including the exchange ratio, as is evidenced by the fact that IsoPlexis stockholders which collectively owned approximately 68% of the outstanding shares of IsoPlexis common stock as of the date of the merger agreement executed the IsoPlexis voting agreement;

•
the IsoPlexis board of directors’ consideration, from time to time, with the assistance of IsoPlexis management and IsoPlexis’ financial and legal advisors, of various strategic alternatives available to IsoPlexis, including remaining a stand-alone public company and continuing to execute on IsoPlexis’ strategic plan, and the IsoPlexis board of directors’ belief that the merger presents a more favorable opportunity for IsoPlexis stockholders than the potential value that may result from pursuing such other strategic alternatives;

•
the IsoPlexis board of directors’ belief, including after consideration of IsoPlexis’ exploration of strategic alternatives conducted from February 2022 through July 2022 and again from September 2022 through December 2022 (as described in further detail in the section entitled “—Background of the Merger” beginning on page 61), that it was unlikely that other potential counterparties would engage in a transaction with IsoPlexis at the same or better price and other terms offered by Berkeley Lights for the reasons described above in the section entitled “—Background of the Merger” beginning on page 61, including that:

•	the IsoPlexis board of directors, with the assistance of IsoPlexis management and IsoPlexis’ financial advisor, contacted or responded to 19 strategic and financial parties;
•	IsoPlexis entered into non-disclosure agreements with nine potential transaction counterparties;
•	IsoPlexis provided management presentations to six potential transaction counterparties; and
•
of the 19 potential transaction counterparties, IsoPlexis only received written letters of interest from three potential transaction counterparties, including Berkeley Lights, and that, notwithstanding the expenditure of significant time and effort by IsoPlexis, its management and its advisors, none of the letters of interest from other potential transaction counterparties offered any meaningful prospect of a more attractive transaction than the merger with Berkeley Lights;

•
the fact that the merger agreement was negotiated at arm’s length between IsoPlexis and Berkeley Lights, with the assistance of their respective advisors and supported by a fulsome business and legal due diligence review;

•
the fact that the merger is anticipated to qualify as a tax-free reorganization under Section 368(a) of the U.S. Internal Revenue Code of 1986 for U.S. federal income tax purposes, as more fully described below in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 149;

•
the fact that resolutions adopting the merger agreement, the merger and the other transactions contemplated by the merger agreement were unanimously approved by the IsoPlexis board of directors, which is comprised of a majority of independent directors who are not affiliated with IsoPlexis and are not employees of IsoPlexis or any of its subsidiaries;

•	the likelihood that the merger would be consummated and the anticipated timing of closing based on, among other things:
•
the limited number and customary nature of the conditions to closing of the merger as well as the assessment of the IsoPlexis board of directors, after considering the advice of its legal advisor, regarding the likelihood of the closing conditions being satisfied in a timely manner;

•	the absence of any financing conditions or contingencies in the merger agreement; and
•	that IsoPlexis is entitled to specific performance of Berkeley Lights’ obligations under the merger agreement; and
•	other terms of the merger agreement, including, but not limited to, the following (which are not necessarily presented in order of relative importance):
•
the provisions of the merger agreement that permit IsoPlexis, in response to certain unsolicited takeover proposals, to furnish information to and conduct discussions and negotiations with third parties prior to the IsoPlexis stockholder meeting under certain circumstances and, under certain conditions, to accept a superior proposal;

•
the right of the IsoPlexis board of directors to change its recommendation that IsoPlexis stockholders adopt the merger agreement, prior to receipt of the requisite approval of the IsoPlexis stockholders, in response to a superior proposal or certain intervening events, subject to certain conditions; and

•
the IsoPlexis board of directors’ assessment, after considering the advice of its financial and legal advisors, that the termination fee of $2.3 million is reasonable and would not preclude a willing and financially capable third party from making or consummating an alternative acquisition proposal for IsoPlexis.

In the course of its evaluation of the merger agreement, the merger and the other transactions contemplated by the merger agreement, the IsoPlexis board of directors also considered a variety of risks, uncertainties and other potentially negative factors, including, but not limited to (which are not necessarily presented in order of relative importance):
•
the potential opportunity in IsoPlexis’ stand-alone strategic plan and that, following the completion of the merger, IsoPlexis would no longer exist as an independent public company and IsoPlexis stockholders would be able to participate in any future earnings and growth potential IsoPlexis might have achieved solely through their ownership of Berkeley Lights common stock;

•
the possibility that the merger might not be completed on the timeline currently contemplated or at all, including due to a failure of certain conditions, including conditions outside the control of IsoPlexis, such as the risk that Berkeley Lights stockholders may not approve the Berkeley Lights share issuance proposal at the Berkeley Lights special meeting;

•
the fact that the exchange ratio is fixed, which means that IsoPlexis stockholders cannot be certain as of the date of the IsoPlexis special meeting as to the market value of the merger consideration, and the possibility that IsoPlexis stockholders could be adversely affected by a decrease in the trading price of Berkeley Lights common stock before the closing of the merger;

•
that former IsoPlexis stockholders are expected to own less than 25% of the outstanding Berkeley Lights common stock upon consummation of the merger and, accordingly, will have limited ability to directly influence Berkeley Lights’ corporate affairs;

•	that existing members of the IsoPlexis board of directors are not expected to join the board of directors of the combined company upon consummation of the merger;
•	the risk that the cost synergies and other benefits to the combined company expected to result from the merger might not be fully realized or might not be realized at all;
•	the risk that a different strategic alternative potentially could be more beneficial to IsoPlexis stockholders than the merger;
•	the ability of the Berkeley Lights board of directors, under certain circumstances, to make an adverse recommendation change;

•
the risk that the provisions of the merger agreement that restrict or prohibit IsoPlexis’ ability to solicit, participate in, facilitate, discuss, negotiate or furnish information in connection with alternative acquisition proposals, subject to certain exceptions, would dissuade third parties from making or consummating an alternative acquisition proposal for IsoPlexis that might provide IsoPlexis stockholders with greater value than the merger, including that:

•	IsoPlexis will be required to afford Berkeley Lights certain match rights prior to the IsoPlexis board of directors being able to make an adverse recommendation change;
•
IsoPlexis will not be able to terminate the merger agreement to accept a superior proposal even if the IsoPlexis board of directors makes an adverse recommendation change and will instead, absent the valid termination of the merger agreement for another reason, still be required to submit the merger agreement to IsoPlexis stockholders for adoption at the IsoPlexis special meeting; and

•
Berkeley Lights will be entitled to the termination fee of $2.3 million in specified circumstances, including if IsoPlexis terminates the merger agreement because the IsoPlexis board of directors makes an adverse recommendation change prior to the IsoPlexis special meeting or pursuant to the Fee Tail Provision (as defined in the section above entitled “The Merger Agreement—Termination of the Merger Agreement” beginning on page 128);

•
the costs incurred by IsoPlexis in connection with negotiating and entering into the merger agreement, including those costs which will be incurred if the merger is not consummated, and that such costs (if the merger is not consummated) will generally be borne by IsoPlexis;

•
that the announcement or pendency of the merger may impede IsoPlexis’ ability to retain and hire key personnel and its ability to maintain relationships with its customers, suppliers and other business partners or negatively impact its operating results and business generally;

•
that matters relating to the merger, including integration planning, may require substantial commitments of time and resources by IsoPlexis management and employees and may divert the attention of management and employees, which may affect IsoPlexis’ business operations;

•
the risks and challenges inherent in the combination of two businesses, including the potential for unforeseen difficulties in integrating operations, including the possibility that IsoPlexis’ financial performance may not meet Berkeley Lights’ expectations and that the expected synergies may not be realized or will cost more to achieve than anticipated;

•
that, if the merger is completed, the merger will bind all IsoPlexis stockholders, including those who did not vote to adopt the merger agreement at the IsoPlexis special meeting, and that appraisal rights will not be available to IsoPlexis stockholders in connection with the merger;

•	the potential for litigation relating to the proposed merger and the associated costs, burden and inconvenience involved in defending any such proceedings;
•
the restrictions in the merger agreement on the conduct of IsoPlexis’ business during the period between execution of the merger agreement and the consummation of the merger, including that IsoPlexis is required to conduct its business in the ordinary course consistent with past practice in all material respects, subject to specific limitations, which could delay or prevent IsoPlexis from pursuing certain business opportunities or strategic or financing transactions that may arise and could have a negative impact on IsoPlexis’ ability to maintain its existing business and employee relationships, even if such actions would prove beneficial to IsoPlexis; and

•	various other risks associated with the merger and the businesses of IsoPlexis, Berkeley Lights and the combined company described in the section above entitled “Risk Factors” beginning on page 32.
The IsoPlexis board of directors determined that, overall, these potential risks, uncertainties and other potentially negative factors were outweighed by the benefits that the IsoPlexis board of directors expects to achieve for IsoPlexis stockholders as a result of the merger. The IsoPlexis board of directors realized that there can be no assurance about future results, including results considered or expected as disclosed in the foregoing reasons.
In considering the recommendation of the IsoPlexis board of directors that IsoPlexis stockholders adopt the merger agreement, IsoPlexis’ stockholders should be aware that IsoPlexis’ directors and executive officers may have certain interests in the merger that are different from, or in addition to, the interests of IsoPlexis’ stockholders generally, including the treatment of equity awards held by such directors and executive officers in the merger, as described in the section below entitled “Interests of IsoPlexis’ Directors and Executive Officers in the Merger” beginning on page 146. The IsoPlexis board of directors was aware of and took these interests into account when approving the merger agreement and determining that the merger agreement, the merger and the consummation of the other transactions contemplated by the merger agreement were advisable and in the best interests of IsoPlexis’ stockholders.
The foregoing discussion of the information and factors that the IsoPlexis board of directors considered is not, and is not intended to be, exhaustive. The IsoPlexis board of directors collectively reached the conclusion to approve the merger agreement, the merger and the consummation of the other transactions contemplated by the merger agreement in light of the various factors described above and other factors that the members of the IsoPlexis board of directors believed were appropriate. In view of the complexity and wide variety of factors, both positive and negative, that the IsoPlexis board of directors considered in connection with its evaluation of the merger, the IsoPlexis board of directors did not find it useful to, and did not attempt, to quantify, rank or otherwise assign relative or specific weights or values to any of the factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the IsoPlexis board of directors. In considering the factors discussed above, individual directors may have given different weights to different factors.
The foregoing discussion of the information and factors considered by the IsoPlexis board of directors in approving the merger agreement is forward-looking in nature. This information should be read in light of the factors discussed in the section above entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 30.
Opinion of Berkeley Lights’ Financial Advisor
Berkeley Lights has engaged Cowen as its financial advisor in connection with the merger. In connection with this engagement, the Berkeley Lights board of directors requested that Cowen evaluate the fairness, from a financial point of view, to Berkeley Lights of the exchange ratio provided for pursuant to the merger agreement.
At a meeting of the Berkeley Lights board of directors held on December 20, 2022, Cowen reviewed with the Berkeley Lights board of directors Cowen’s financial analysis of the exchange ratio and delivered an oral opinion, confirmed by delivery of a written opinion dated December 20, 2022, to the Berkeley Lights board of directors to the effect that, based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Cowen as set forth in such opinion, as of December 20, 2022, the exchange ratio provided for pursuant to the merger agreement was fair, from a financial point of view, to Berkeley Lights. The full text of Cowen’s written opinion, dated December 20, 2022, is attached as Annex D to this joint proxy statement/prospectus and is incorporated herein by reference. The summary of Cowen’s written opinion set forth herein is qualified in its entirety by reference to the full text of such opinion. Cowen’s analyses and opinion were prepared for and addressed to the Berkeley Lights board of directors and were directed only to the fairness, from a financial point of view, to Berkeley Lights of the exchange ratio. Cowen’s opinion did not in any manner address Berkeley Lights’ underlying business decision to effect the merger or the relative merits of the merger as compared to other business strategies or transactions that might be available to Berkeley Lights. The exchange ratio was determined through negotiations between Berkeley Lights and IsoPlexis and Cowen’s opinion does not constitute a recommendation to any securityholder or any other person as to how to vote or act with respect to the merger or otherwise.
In connection with its opinion, Cowen reviewed and considered such financial and other matters as it deemed relevant, including, among other things:
•	a draft, dated December 20, 2022, of the merger agreement;
•	certain publicly available financial and other information for IsoPlexis and certain other relevant financial and operating data furnished to Cowen by the management of IsoPlexis;
•	certain publicly available financial and other information for Berkeley Lights and certain other relevant financial and operating data furnished to Cowen by the management of Berkeley Lights;
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certain internal financial analyses, financial forecasts, reports and other information concerning IsoPlexis prepared by the management of IsoPlexis as adjusted by the management of Berkeley Lights (referred to in this section as the “IsoPlexis forecasts”) and the amounts and timing of the cost savings and related expenses expected to result from the merger furnished to Cowen by the management of Berkeley Lights (referred to in this section as the “estimated cost savings”);
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certain internal financial analyses, financial forecasts, reports and other information concerning Berkeley Lights prepared by the management of Berkeley Lights (referred to in this section as the “Berkeley Lights forecasts”);

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discussions Cowen had with certain members of the managements of IsoPlexis and Berkeley Lights, as the case may be, concerning the historical and current business operations, financial conditions and prospects of IsoPlexis and Berkeley Lights, the estimated cost savings and such other matters Cowen deemed relevant;

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certain operating results of, and financial and stock market information for, IsoPlexis and Berkeley Lights as compared to similar information for certain publicly traded companies Cowen deemed relevant;

•	the relative contributions of IsoPlexis and Berkeley Lights to certain financial data of the pro forma combined company utilizing the IsoPlexis forecasts and the Berkeley Lights forecasts; and
•	such other information, financial studies, analyses and investigations and such other factors that Cowen deemed relevant for the purposes of its opinion.
In conducting its review and arriving at its opinion, Cowen, at the direction of the Berkeley Lights board of directors, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to Cowen by IsoPlexis and Berkeley Lights, respectively, or which was publicly available or was otherwise reviewed by Cowen. Cowen did not undertake any responsibility for the accuracy, completeness or reasonableness of, or independent verification of, such information. Cowen relied upon the respective representations of IsoPlexis and Berkeley Lights that all information provided to Cowen by IsoPlexis and Berkeley Lights, as the case may be, was accurate and complete in all material respects and Cowen expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion of which Cowen becomes aware after the date of Cowen’s opinion.
Cowen assumed, at the direction of the Berkeley Lights board of directors, that the IsoPlexis forecasts, the Berkeley Lights forecasts and the estimated cost savings were reasonably prepared by the managements of IsoPlexis and Berkeley Lights, as the case may be, on bases reflecting the best currently available estimates and good faith judgments of such managements as to the future performance of IsoPlexis, Berkeley Lights and the other matters covered thereby, and that such IsoPlexis forecasts, the Berkeley Lights forecasts and the estimated cost savings utilized in Cowen’s analyses provided a reasonable basis for its opinion. Cowen also assumed, at the direction of the Berkeley Lights board of directors, that the financial results reflected in the IsoPlexis forecasts, the Berkeley Lights forecasts and the estimated cost savings would be realized in the amounts and at the times projected. Cowen relied on the assessments of the managements of IsoPlexis and Berkeley Lights as to, among other things, (i) the existing products and services of, or the viability of and risks associated with the future products and services of, IsoPlexis and Berkeley Lights, (ii) certain historical and potential equity issuances of IsoPlexis and Berkeley Lights, including the potential impact thereof on IsoPlexis and Berkeley Lights, and (iii) the ability of Berkeley Lights to integrate IsoPlexis with the operations of Berkeley Lights and to realize the estimated cost savings expected by the management of Berkeley Lights to result from the merger as contemplated. Cowen assumed that there would be no developments with respect to any such matters that would have an adverse effect on IsoPlexis, Berkeley Lights or the merger (including the expected benefits thereof) or that otherwise would be meaningful in any respect to Cowen’s analyses or opinion. Cowen expressed no opinion as to the Berkeley Lights forecasts, the Berkeley Lights forecasts, the estimated cost savings or the assumptions on which they were based.
In addition, Cowen assumed that there had been no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of IsoPlexis or Berkeley Lights since the dates of the last financial statements made available to Cowen. Cowen did not make or obtain any independent evaluations, valuations or appraisals of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise) of IsoPlexis, Berkeley Lights or any other entity, nor was Cowen furnished with such materials. Cowen did not conduct nor did Cowen assume any obligation to conduct any physical inspection of the properties or facilities of IsoPlexis, Berkeley Lights or any other entity. Cowen also did not evaluate the solvency or fair value of IsoPlexis, Berkeley Lights or any other entity under any state or federal laws relating to bankruptcy, insolvency or similar matters. In addition,

Cowen did not undertake an independent evaluation of any actual or potential litigation, settlements, governmental or regulatory proceedings or investigations, possible unasserted claims or other contingent liabilities to which IsoPlexis, Berkeley Lights or any other entity may be a party or subject. Cowen assumed that the merger would qualify for the intended tax treatment contemplated by the merger agreement. Cowen’s opinion did not address any legal, tax, accounting or regulatory matters related to the merger agreement or the merger, as to which Cowen assumed that Berkeley Lights and the Berkeley Lights board of directors received such advice from legal, tax, accounting and regulatory advisors as each determined appropriate.
Cowen’s opinion addressed only the fairness of the exchange ratio, from a financial point of view, to Berkeley Lights. Cowen expressed no view as to any other aspect or implication of the merger, including, without limitation, any support agreements or any other agreement, arrangement or understanding entered into in connection with the merger or otherwise. Cowen’s opinion was necessarily based upon economic and market conditions and other circumstances as they existed and could be evaluated by Cowen on the date of such opinion. It should be understood that although subsequent developments may affect Cowen’s opinion, Cowen does not have any obligation to update, revise or reaffirm its opinion and Cowen expressly disclaims any responsibility to do so.
Cowen did not consider any potential legislative or regulatory changes currently being considered or recently enacted by the United States or any foreign government, or any domestic or foreign regulatory body, or any changes in accounting methods or generally accepted accounting principles that may be adopted by the Securities and Exchange Commission, the Financial Accounting Standards Board, or any similar foreign regulatory body or board.
For purposes of rendering its opinion, Cowen assumed in all respects material to its analyses that the representations and warranties of each party contained in the merger agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the merger agreement and that all conditions to the consummation of the merger would be satisfied without waiver thereof. Cowen also assumed that the final form of the merger agreement would be substantially similar to the draft reviewed by Cowen. Cowen further assumed that all governmental, regulatory and other consents and approvals contemplated by the merger agreement would be obtained and that in the course of obtaining any of those consents no restrictions would be imposed or waivers made that would have an adverse effect on IsoPlexis, Berkeley Lights or the merger (including the contemplated benefits thereof). In addition, Cowen assumed that the merger would be consummated in a manner that complies with the applicable provisions of the Securities Act, the Exchange Act and all other applicable state or federal statutes, rules and regulations.
It was understood that Cowen’s opinion was intended for the benefit and use of the Berkeley Lights board of directors (in its capacity as such) in its evaluation of the exchange ratio. Cowen’s opinion did not and does not constitute a recommendation to the Berkeley Lights board of directors, any securityholder or any other person as to how to vote or act with respect to the merger or otherwise. Cowen expressed no opinion as to the actual value, price or trading range of IsoPlexis common stock or Berkeley Lights common stock following announcement or consummation of the merger. Cowen was not requested to opine as to, and its opinion did not in any manner address, Berkeley Lights’ underlying business decision to effect the merger or the relative merits of the merger as compared to other business strategies or transactions that might be available to Berkeley Lights. In addition, Cowen was not requested to opine as to, and its opinion did not in any manner address, (i) the fairness of the amount or nature of the compensation to the officers, directors or employees, or class of such persons, of any parties to the merger relative to the exchange ratio or otherwise or (ii) the fairness of the merger or the exchange ratio to the holders of any class of securities, creditors or other constituencies of IsoPlexis or Berkeley Lights.
Financial Analyses
The summary of the principal financial analyses described below under this heading “—Financial Analyses” is a summary of the material financial analyses performed by Cowen to arrive at its opinion. Some of the summaries of Cowen’s financial analyses include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses. Cowen performed certain procedures, including each of the financial analyses described below, and reviewed with the Berkeley Lights board of directors certain assumptions on which such analyses were based and other factors, including the historical and projected financial results of Berkeley Lights and IsoPlexis.

Approximate implied exchange ratio reference ranges derived from the financial analyses described below were rounded to the nearest 0.25x. In calculating approximate implied exchange ratio reference ranges as reflected in the financial analyses described below, Cowen divided the low-ends (or high-ends, as the case may be) of the approximate implied per share equity value reference ranges derived for IsoPlexis from such analyses by the high-ends (or low-ends, as the case may be) of the approximate implied per share equity value reference ranges derived for Berkeley Lights from such analyses in order to calculate the low-ends (or high-ends) of the approximate implied exchange ratio reference ranges. Except as otherwise noted, for purposes of the financial analyses described below, (i) financial data utilized for IsoPlexis was based on the IsoPlexis forecasts, which included, as applicable, the Berkeley Lights-adjusted IsoPlexis unaudited projections, and financial data utilized for Berkeley Lights was based on the Berkeley Lights forecasts, which included, as applicable, the Berkeley Lights unaudited projections and (ii) the term estimated cost savings refers to estimated cost synergies.
Selected Publicly Traded Companies Analyses. Cowen performed separate selected publicly traded companies analyses of IsoPlexis and Berkeley Lights in which Cowen reviewed certain financial and stock market information of IsoPlexis, Berkeley Lights and the selected publicly traded companies listed below.
IsoPlexis. In its selected publicly traded companies analysis of IsoPlexis, Cowen reviewed selected financial and stock market information of IsoPlexis and certain life sciences tools companies the securities of which are publicly traded and that Cowen considered generally relevant for purposes of analysis (collectively referred to in this section as the “selected companies”). These companies were:
•	10x Genomics, Inc.
•	Akoya Biosciences, Inc.
•	Cytek Biosciences, Inc.
•	NanoString Technologies, Inc.
•	Singular Genomics Systems, Inc.
The financial data reviewed included, to the extent meaningful, enterprise values, calculated as implied equity values based on closing stock prices on December 20, 2022 plus total debt and less cash and cash equivalents, as multiples of calendar year 2023, calendar year 2024 and calendar year 2025 estimated revenue (referred to in this section as “revenue multiples”). Financial data of the selected companies were based on publicly available Wall Street research analysts’ estimates, public filings and other publicly available information. Financial data of IsoPlexis was based on public filings and the IsoPlexis forecasts.
The overall low to high calendar year 2023, calendar year 2024 and calendar year 2025 estimated revenue multiples observed for the selected companies were 2.04x to 6.21x (with a mean of 4.42x and a median of 4.72x), 1.56x to 5.13x (with a mean of 3.54x and a median of 3.73x) and 1.49x to 4.24x (with a mean of 3.02x and a median of 3.18x), respectively. Cowen then applied selected ranges of calendar year 2023, calendar year 2024 and calendar year 2025 estimated revenue multiples derived from the selected companies of 2.00x to 6.25x, 1.50x to 5.25x and 1.50x to 4.25x, respectively, to corresponding data of IsoPlexis based on the Berkeley Lights-adjusted IsoPlexis unaudited projections. This analysis indicated approximate implied equity value reference ranges for IsoPlexis based on calendar year 2023, calendar year 2024 and calendar year 2025 estimated revenue multiples of $0.93 to $2.65 per share, $1.16 to $3.73 per share and $1.53 to $4.06 per share, respectively.
Berkeley Lights. In its selected publicly traded companies analysis of Berkeley Lights, Cowen reviewed selected financial and stock market information of Berkeley Lights and the selected companies. The financial data reviewed included, to the extent meaningful, enterprise values, calculated as implied equity values based on closing stock prices on December 20, 2022 plus total debt and less cash and cash equivalents, as multiples of calendar year 2023, calendar year 2024 and calendar year 2025 estimated revenue. Financial data of the selected companies were based on publicly available Wall Street research analysts’ estimates, public filings and other publicly available information. Financial data of Berkeley Lights was based on public filings and the Berkeley Lights forecasts.
The overall low to high calendar year 2023, calendar year 2024 and calendar year 2025 estimated revenue multiples observed for the selected companies were as described above under the heading “—Selected Publicly Traded Companies Analyses—IsoPlexis.” Cowen then applied the same selected ranges of calendar year 2023, calendar year 2024 and calendar year 2025 estimated revenue multiples derived from the selected companies as described above under the heading “—Selected Publicly Traded Companies Analyses—IsoPlexis” to corresponding data of Berkeley Lights based on the Berkeley Lights unaudited projections. This analysis indicated approximate implied equity value reference ranges for Berkeley Lights based on calendar year 2023, calendar year 2024 and calendar year 2025 estimated revenue multiples of $4.07 to $9.05 per share, $3.94 to $9.49 per share and $4.51 to $9.58 per share, respectively.
Utilizing the approximate implied per share equity value reference ranges derived for IsoPlexis and the approximate implied per share equity value reference ranges derived for Berkeley Lights as described above, Cowen calculated the following approximate implied exchange ratio reference ranges, as compared to the exchange ratio:
Implied Exchange Ratio Reference Ranges Based On:			Exchange Ratio
Calendar Year 2023E Revenue	Calendar Year 2024E Revenue	Calendar Year 2025E Revenue
0.1025x – 0.6518x	0.1221x – 0.9471x	0.1594x – 0.9003x	0.6120x
Although the selected companies were used for comparison purposes, none of those companies is directly comparable to IsoPlexis or Berkeley Lights. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the selected companies and other factors that could affect the public trading value of the selected companies, IsoPlexis or Berkeley Lights.
Discounted Cash Flow Analyses. Cowen performed separate discounted cash flow analyses of IsoPlexis and Berkeley Lights as described below.
IsoPlexis. Cowen performed a discounted cash flow analysis of IsoPlexis by calculating the estimated present value of the standalone unlevered, after-tax free cash flows that IsoPlexis was forecasted to generate during the fourth quarter of the fiscal year ended December 31, 2022 through the full fiscal year ending December 31, 2027 based on the Berkeley Lights-adjusted IsoPlexis unaudited projections both before and after taking into account estimated cost savings. For purposes of this analysis, stock-based compensation was treated as a cash expense. Cowen calculated implied terminal values for IsoPlexis by applying to the fiscal year 2027 estimated revenue of IsoPlexis a selected range of terminal revenue multiples of 3.00x to 5.00x. The present values (as of September 30, 2022) of the cash flows and terminal values were then calculated using a selected range of discount rates of 13.25% to 17.25%. This analysis indicated approximate implied equity value reference ranges for IsoPlexis of $0.97 to $1.80 per share, before taking into account estimated cost savings and after taking into account illustrative net proceeds of $130 million from a potential equity financing based on information provided by the management of Berkeley Lights, and $2.47 to $4.88 per share, after taking into account estimated cost savings per the management of Berkeley Lights and without taking into account such potential equity financing.
Berkeley Lights. Cowen performed a discounted cash flow analysis of Berkeley Lights by calculating the estimated present value of the standalone unlevered, after-tax free cash flows that Berkeley Lights was forecasted to generate during the fourth quarter of the fiscal year ended December 31, 2022 through the full fiscal year ending December 31, 2027 based on the Berkeley Lights unaudited projections after taking into account potential net operating loss carryforwards of Berkeley Lights per the management of Berkeley Lights. For purposes of this analysis, stock-based compensation was treated as a cash expense. Cowen calculated implied terminal values for Berkeley Lights by applying to the fiscal year 2027 estimated revenue of Berkeley Lights a selected range of terminal revenue multiples of 3.00x to 5.00x. The present values (as of September 30, 2022) of the cash flows and terminal values were then calculated using a selected range of discount rates of 19.25% to 23.25%. This analysis indicated an approximate implied equity value reference range for Berkeley Lights of $3.04 to $5.76 per share.
Utilizing the approximate implied per share equity value reference ranges derived for IsoPlexis and the approximate implied per share equity value reference range derived for Berkeley Lights as described above, Cowen calculated the following implied exchange ratio reference ranges, as compared to the exchange ratio:
Implied Exchange Ratio Reference Ranges:		Exchange Ratio
Before Estimated Cost Savings (With Potential Equity Financing for IsoPlexis)	After Estimated Cost Savings (Without Potential Equity Financing for IsoPlexis)
0.1686x – 0.5907x	0.4279x – 1.6033x	0.6120x
Relative Contributions Analysis. Cowen performed a relative contributions analysis in which Cowen reviewed the relative contributions of IsoPlexis and Berkeley Lights to, among other things, calendar year 2023 through calendar year

2027 estimated revenue and calendar year 2023 through calendar year 2027 estimated gross profit of the pro forma combined company resulting from the merger. Financial data for IsoPlexis was based on the Berkeley Lights-adjusted IsoPlexis unaudited projections, public filings and other publicly available information and financial data for Berkeley Lights was based on the Berkeley Lights unaudited projections, public filings and other publicly available information. This analysis indicated overall ranges of approximate implied relative contribution percentages of IsoPlexis to the estimated revenue and gross profit of such pro forma combined company during such calendar years of 15.5% to 26.2% and 10.7% to 24.5%, respectively. Cowen noted that the pro forma ownership implied by the exchange ratio for holders of IsoPlexis common stock upon consummation of the merger was approximately 24.8%.
Illustrative Gives/Gets Analyses. Cowen performed an illustrative gives/gets analysis in which Cowen reviewed the illustrative potential value creation of the merger to holders of Berkeley Lights common stock based on the exchange ratio after taking into account estimated cost savings. In its illustrative gives/gets analysis, Cowen compared (i) the implied potential value given to holders of IsoPlexis common stock as a result of the issuance of shares of Berkeley Lights common stock in the merger based on the approximate implied equity value reference ranges derived for Berkeley Lights on a standalone basis described above under “—Selected Publicly Traded Companies Analyses—Berkeley” and “—Discounted Cash Flow Analyses—Berkeley” relative to (ii) the implied potential value gained by holders of Berkeley Lights common stock as a result of the merger based on the approximate implied equity value reference ranges derived for IsoPlexis on a standalone basis (before taking into account estimated cost savings) described above under “—Selected Publicly Traded Companies Analyses—IsoPlexis” and “—Discounted Cash Flow Analyses—IsoPlexis” after taking into account such holders’ pro rata share of estimated cost savings forecasted by the management of Berkeley Lights to be realized from the merger. Cowen observed that the merger could result in an illustrative potential value creation to holders of Berkeley Lights common stock of approximately (i) 7.55% to 36.01%, 26.59% to 43.80% and 33.23% to 44.29%, based on the selected publicly traded companies analyses utilizing calendar year 2023 estimated revenue, calendar year 2024 estimated revenue and calendar year 2025 estimated revenue, respectively, and (ii) 94.93% to 105.89% based on the discounted cash flow analyses. Actual results achieved by IsoPlexis, Berkeley Lights and the pro forma combined company may vary from forecasted results and variations may be material.
Certain Additional Information
Cowen also observed certain additional information that was not considered part of its financial analyses with respect to its opinion but was noted for informational purposes, including the following:
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historical closing prices of IsoPlexis common stock and Berkeley Lights common stock during the 52-week period ended December 20, 2022, which indicated low and high closing prices of IsoPlexis common stock of $0.66 per share and $10.07 per share, respectively, and low and high closing prices of Berkeley Lights common stock of $1.90 per share and $20.63 per share, respectively, and an approximate implied historical exchange ratio reference range based on such closing stock prices of 0.0320x to 5.3000x; and

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publicly available Wall Street research analysts’ price targets for IsoPlexis common stock and Berkeley Lights common stock, which indicated an overall low to high stock price target range for IsoPlexis common stock of $2.00 to $5.00 per share (with a mean of $3.33 per share and a median of $3.00 per share), implying a range of approximately $1.74 to $4.34 per share on a discounted basis (discounted one year using a selected discount rate of 15.13%), an overall low to high stock price target range for Berkeley Lights common stock of $5.00 to $18.00 per share (with a mean of $10.33 per share and a median of $8.00 per share), implying a range of approximately $4.12 to $14.84 per share on a discounted basis (discounted one year using a selected discount rate of 21.30%), and an approximate implied exchange ratio reference range based on such stock price targets of 0.1171x to 1.0537x.

Miscellaneous
The summary set forth above does not purport to be a complete description of all the analyses performed by Cowen. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Cowen did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, notwithstanding the separate factors summarized above, Cowen believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion. In performing its analyses, Cowen made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Berkeley Lights and IsoPlexis. The analyses performed by Cowen are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities may actually be sold. Accordingly, such analyses and estimates are inherently subject to uncertainty and are based upon numerous factors or events beyond the control of the parties or their respective advisors. None of Berkeley Lights, IsoPlexis, Cowen or any other person assumes responsibility if future results are materially different from those projected. The analyses performed by Cowen and its opinion were only one among many factors taken into consideration by the Berkeley Lights board of directors in evaluating the exchange ratio and should not be considered as determinative of the views of the Berkeley Lights board of directors or Berkeley Lights management with respect to the merger, the exchange ratio or otherwise.
Cowen was selected by Berkeley Lights to act as financial advisor to Berkeley Lights in connection with the merger because Cowen is a nationally recognized investment banking firm and because, as part of its investment banking business, Cowen is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.
Cowen is acting as financial advisor to Berkeley Lights in connection with the merger and will receive from Berkeley Lights for such services an aggregate fee of $3 million, of which $1 million was payable in connection with Cowen’s opinion and $2 million is payable contingent upon consummation of the merger. In addition, Berkeley Lights has agreed to reimburse Cowen’s expenses, including fees and expenses of counsel, and indemnify Cowen for certain liabilities, including liabilities under federal securities laws, that may arise out of Cowen’s engagement.
Cowen in the past has provided and in the future may provide financial advisory and/or investment banking services to IsoPlexis and/or its affiliates, for which services Cowen has received and may receive compensation, including during the two years preceding the date of Cowen’s opinion having served as bookrunning underwriter for the initial public offering of IsoPlexis common stock, for which service Cowen received during such two-year period aggregate fees of approximately $2 million from IsoPlexis. Although Cowen has not had a material relationship with Berkeley Lights during the two years preceding the date of Cowen’s opinion unrelated to the merger, Cowen in the future may provide services to Berkeley Lights and/or its affiliates and may receive compensation for the rendering of such services. In addition, in the ordinary course of its business, Cowen and its affiliates may actively trade the securities of Berkeley Lights, IsoPlexis and/or their respective affiliates for their own account and for the accounts of their customers, and, accordingly, may at any time hold a long or short position in such securities. The issuance of Cowen’s opinion was approved by Cowen’s fairness opinion review committee.
Opinion of IsoPlexis’ Financial Advisor
At a meeting of the IsoPlexis board of directors held on December 21, 2022, Evercore rendered to the IsoPlexis board of directors its oral opinion, subsequently confirmed by delivery of a written opinion dated December 21, 2022, that as of the date of such opinion and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s written opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to the holders of IsoPlexis common stock.
The full text of the written opinion of Evercore, dated as of December 21, 2022, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex E to this joint proxy statement/prospectus and is incorporated by reference in its entirety into this joint proxy statement/prospectus. You are urged to read Evercore’s opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the IsoPlexis board of directors (in its capacity as such) in connection with its evaluation of the proposed merger. The opinion does not constitute a recommendation to the IsoPlexis board of directors or to any other persons in respect of the merger, including as to how any holder of shares of IsoPlexis common stock should vote or act in respect of the merger. Evercore’s opinion does not address the relative merits of the merger as compared to other business or financial strategies that might be available to IsoPlexis, nor does it address the underlying business decision of IsoPlexis to engage in the merger.

In connection with rendering its opinion, Evercore, among other things:
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reviewed certain publicly available business and financial information relating to IsoPlexis and Berkeley Lights that Evercore deemed to be relevant, including publicly available research analysts’ estimates;

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reviewed certain internal projected financial data relating to IsoPlexis and furnished to Evercore by the management of IsoPlexis and certain projected financial data relating to Berkeley Lights prepared and furnished to Evercore by management of IsoPlexis, each as approved for Evercore’s use by IsoPlexis (the “IsoPlexis forecasts,” as defined and summarized in the section entitled “—IsoPlexis Unaudited Financial Projections”), including certain cost synergies prepared by the management of IsoPlexis expected to result from the merger (referred to in this section as the “Synergies”), estimates prepared by the management of IsoPlexis regarding the amount and terms of the financing required to fund IsoPlexis’ operations (referred to in this section as the “Financing Estimates”), estimates prepared by the management of IsoPlexis regarding the cost of stock based compensation of IsoPlexis and Berkeley Lights (referred to in this section as the “SBC Estimates”), and estimates prepared by the management of IsoPlexis regarding the amount, timing and use of certain tax attributes of IsoPlexis and Berkeley Lights (referred to in this section as the “Tax Attributes Estimates”), each as approved for Evercore’s use by IsoPlexis;

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discussed with managements of IsoPlexis and Berkeley Lights their assessment of the past and current operations of IsoPlexis and Berkeley Lights, the current financial condition and prospects of IsoPlexis and Berkeley Lights, and the IsoPlexis forecasts;

•	reviewed the reported prices and the historical trading activity of the IsoPlexis common stock and the Berkeley Lights common stock;
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compared the financial performance of IsoPlexis and Berkeley Lights and their respective stock market trading multiples with those of certain other publicly traded companies that Evercore deemed relevant;

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compared the financial performance of IsoPlexis and the valuation multiples relating to the merger with the financial terms, to the extent publicly available, of certain other transactions that Evercore deemed relevant;

•	reviewed the financial terms and conditions of an execution version of the merger agreement; and
•	performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.
For purposes of its analysis and opinion, Evercore assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, without any independent verification of such information (and did not assume responsibility or liability for any independent verification of such information), and further relied upon the assurances of the managements of IsoPlexis and Berkeley Lights that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the IsoPlexis forecasts, including the Synergies, the Financing Estimates, the SBC Estimates and the Tax Attributes Estimates, Evercore assumed with the consent of the IsoPlexis board of directors that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of IsoPlexis as to the future financial performance of IsoPlexis and Berkeley Lights and the other matters covered thereby. Evercore relied, at the direction of IsoPlexis, on the assessments of the management of IsoPlexis as to Berkeley Lights’ ability to achieve the Synergies and was advised by IsoPlexis, and assumed with the consent of the IsoPlexis board of directors, that the Synergies would be realized in the amounts and at the times projected. Evercore also relied, at the direction of IsoPlexis, on the Financing Estimates and the SBC Estimates and was advised by IsoPlexis, and assumed with the consent of the IsoPlexis board of directors, that the financing reflected in the Financing Estimates would be undertaken in the amounts and terms projected, and that the cost of stock based compensation of IsoPlexis and Berkeley Lights reflected in the SBC Estimates would be in the amounts projected. Evercore expressed no view as to the IsoPlexis forecasts, including the Synergies, the Financing Estimates, the SBC Estimates and the Tax Attributes Estimates, or the assumptions on which they were based.
For purposes of its analysis and opinion, Evercore assumed, in all respects material to its analysis, that the final executed merger agreement would not differ from the execution version of the merger agreement reviewed by Evercore, that the representations and warranties of each party contained in the merger agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the merger agreement and that all conditions to the consummation of the merger would be satisfied without waiver or modification thereof. Evercore further assumed, in all respects material to its analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the merger would be obtained without any delay, limitation, restriction or condition that would have an adverse effect on IsoPlexis, Berkeley Lights or the consummation of the merger or reduce the contemplated benefits to the holders of IsoPlexis common stock of the merger. The credit, financial and stock markets were experiencing unusual volatility and Evercore expressed no opinion or view as to any potential effects of such volatility on the parties or the merger.
Evercore did not conduct a physical inspection of the properties or facilities of IsoPlexis or Berkeley Lights and did not make or assume any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of IsoPlexis or Berkeley Lights, nor was Evercore furnished with any such valuations or appraisals, nor did Evercore evaluate the solvency or fair value of IsoPlexis or Berkeley Lights under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore’s opinion was necessarily based upon information made available to Evercore as of December 21, 2022 and financial, economic, market and other conditions as they existed and as could be evaluated as of that date. Developments subsequent to Evercore’s opinion could affect its opinion and Evercore did not and does not have any obligation to update, revise or reaffirm its opinion.
Evercore was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness to the holders of IsoPlexis common stock, from a financial point of view, of the exchange ratio. Evercore did not express any view on, and its opinion did not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of IsoPlexis, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of IsoPlexis, or any class of such persons, whether relative to the exchange ratio or otherwise. Evercore was not asked to, nor did it express any view on, and its opinion did not address, any other term or aspect of the merger agreement or the merger, including, without limitation, the structure or form of the merger, or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the merger agreement. Evercore’s opinion did not address the relative merits of the merger as compared to other business or financial strategies that might be available to IsoPlexis, nor did it address the underlying business decision of IsoPlexis to engage in the merger. Evercore did not express any view on, and its opinion did not address, what the value of Berkeley Lights common stock actually would be when issued or the prices at which IsoPlexis common stock or Berkeley Lights common stock would trade at any time, including following announcement or consummation of the merger. Evercore’s opinion did not constitute a recommendation to the IsoPlexis board of directors or to any other persons in respect of the merger, including as to how any holder of shares of IsoPlexis common stock should vote or act in respect of the merger. Evercore did not express any opinion as to the prices at which shares of IsoPlexis common stock would trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on IsoPlexis or the merger or as to the impact of the merger on the solvency or viability of IsoPlexis or the ability of IsoPlexis to pay its obligations when they come due. Evercore expressed no view or opinion as to the tax impact of the merger on any person or entity. Evercore is not a legal, regulatory, accounting or tax expert and assumed the accuracy and completeness of assessments by IsoPlexis and its advisors with respect to legal, regulatory, accounting and tax matters.
Set forth below is a summary of the material financial analyses reviewed by Evercore with the IsoPlexis board of directors on December 21, 2022 in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the analyses performed by Evercore. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to these analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before December 20, 2022, and is not necessarily indicative of current market conditions.
The following summary of Evercore’s financial analyses includes information presented in tabular format. In order to fully understand the analyses, the tables must be read together with the full text of each summary. The tables are not intended to stand alone and alone do not constitute a complete description of Evercore’s financial analyses. Considering the tables below without considering the full narrative description of Evercore’s financial analyses, including the methodologies and assumptions underlying such analyses, could create a misleading or incomplete view of such analyses.

Summary of Evercore’s Financial Analyses
Discounted Cash Flow Analyses
IsoPlexis — Standalone
Evercore performed a discounted cash flow analysis of IsoPlexis to calculate the estimated present value of the standalone, unlevered, after-tax free cash flows that IsoPlexis was forecasted to generate during calendar years 2023 through 2031 based on the IsoPlexis forecasts, including the impact of future equity raise based on the Financing Estimates, the cost of stock based compensation of IsoPlexis (which was treated as a cash expense) based on the SBC Estimates and the impact of certain tax attributes of IsoPlexis based on the Tax Attributes Estimates. Evercore calculated terminal values for IsoPlexis by applying perpetuity growth rates of 4.0% to 5.0%, which range was selected based on Evercore’s professional judgment and experience, to a terminal year estimate of the unlevered, after-tax free cash flows that IsoPlexis was forecasted to generate based on the IsoPlexis forecasts. The cash flows and terminal values in each case were then discounted to present value as of December 31, 2022 using discount rates ranging from 17.0% to 19.0%, representing an estimate of IsoPlexis’ weighted average cost of capital, as estimated by Evercore based on its professional judgment and experience. Based on this range of implied enterprise values, IsoPlexis’ estimated net debt as of December 31, 2022, and the estimated number of fully diluted outstanding shares of IsoPlexis common stock as of December 16, 2022 (including the impact of future equity raise based on the Financing Estimates), in each case as provided to Evercore by IsoPlexis management, this analysis indicated a range of implied equity values per share of IsoPlexis common stock of $1.78 to $2.34, compared to the closing price of IsoPlexis common stock of $0.75 per share on December 20, 2022.
Berkeley Lights — Standalone
Evercore performed a discounted cash flow analysis of Berkeley Lights to calculate the estimated present value of the standalone, unlevered, after-tax free cash flows that Berkeley Lights was forecasted to generate during calendar years 2023 through 2031 based on the IsoPlexis forecasts, including the cost of stock based compensation of Berkeley Lights (which was treated as a cash expense) based on the SBC Estimates and the impact of certain tax attributes of Berkeley Lights based on the Tax Attributes Estimates. Evercore calculated terminal values for Berkeley Lights by applying perpetuity growth rates of 4.0% to 5.0%, which range was selected based on Evercore’s professional judgment and experience, to a terminal year estimate of the unlevered, after-tax free cash flows that Berkeley Lights was forecasted to generate based on the IsoPlexis forecasts. The cash flows and terminal values in each case were then discounted to present value as of December 31, 2022 using discount rates ranging from 17.0% to 19.0%, representing an estimate of Berkeley Lights’ weighted average cost of capital, as estimated by Evercore based on its professional judgment and experience. Based on this range of implied enterprise values, Berkeley Lights’ estimated net debt as of December 31, 2022, and the estimated number of fully diluted outstanding shares of Berkeley Lights common stock as of December 16, 2022, in each case as provided to Evercore by IsoPlexis management, this analysis indicated a range of implied equity values per share of Berkeley Lights common stock of $2.67 to $3.36, compared to the closing price of Berkeley Lights common stock of $2.28 per share on December 20, 2022.
Berkeley Lights — Pro Forma
Evercore performed a discounted cash flow analysis of Berkeley Lights on a pro forma basis giving effect to the merger to calculate the estimated present value of the unlevered, after-tax free cash flows that Berkeley Lights on a pro forma basis giving effect to the merger was forecasted to generate during calendar years 2023 through 2031 based on the IsoPlexis forecasts, taking into account the projected Synergies, and including the cost of stock based compensation of Berkeley Lights on a pro forma basis (which was treated as a cash expense) based on the SBC Estimates and the impact of certain tax attributes of Berkeley Lights on a pro forma basis based on the Tax Attributes Estimates. Evercore calculated terminal values for Berkeley Lights on a pro forma basis by applying perpetuity growth rates of 4.0% to 5.0%, which range was selected based on Evercore’s professional judgment and experience, to a terminal year estimate of the unlevered, after-tax free cash flows that Berkeley Lights on a pro forma basis was forecasted to generate based on the IsoPlexis forecasts. The cash flows and terminal values in each case were then discounted to present value as of December 31, 2022 using discount rates ranging from 17.0% to 19.0%, representing an estimate of the weighted average cost of capital of Berkeley Lights on a pro forma basis, as estimated by Evercore based on its professional judgment and experience. Based on this range of implied enterprise values, the estimated net debt of Berkeley Lights on a pro forma basis as of December 31, 2022, and the estimated number of fully diluted outstanding shares of Berkeley Lights common stock on a pro forma basis (based on the number of fully diluted outstanding shares of Berkeley Lights common stock as of December 16, 2022 plus the estimated number of shares of Berkeley Lights common stock to be issued to holders of shares of IsoPlexis common stock based on the exchange ratio of 0.6120x pursuant to the merger agreement), in each case as provided to Evercore by IsoPlexis management, this analysis indicated (i) an aggregate equity value for Berkeley Lights on a pro forma basis giving effect to the merger (at the mid-point of the perpetuity growth rates and discount rates) of $826 million and (ii) a range of implied equity values per share of Berkeley Lights common stock on a pro forma basis giving effect to the merger of $7.22 to $9.17.
Implied Exchange Ratio
Utilizing the approximate implied per share equity value reference ranges derived for IsoPlexis and Berkeley Lights described above, Evercore calculated an implied exchange ratio range of 0.530x to 0.879x, compared to the exchange ratio of 0.6120x pursuant to the merger agreement.
Present Value of Future Share Price Analyses
IsoPlexis
Evercore performed an illustrative analysis of the present value of the future stock price of IsoPlexis common stock, which was designed to provide an indication of the present value of a theoretical future value of IsoPlexis as a function of IsoPlexis’ estimated future revenue and its assumed multiple of enterprise value to next-twelve-months (which is referred to in this section as “NTM”) revenue.
In calculating the implied present value of the future price per share of IsoPlexis common stock, Evercore first calculated the implied future enterprise value of IsoPlexis by multiplying IsoPlexis’ estimated 2028 revenue based on the IsoPlexis forecasts by an illustrative enterprise value to NTM revenue multiple range of 1.6x to 2.1x, which range was selected based on Evercore’s professional judgment and experience, to derive an implied future enterprise value reference range for IsoPlexis. Evercore then subtracted IsoPlexis’ estimated net debt as of December 31, 2027, and divided by the estimated number of fully diluted outstanding shares of IsoPlexis common stock as of December 31, 2027 (including the impact of future equity raise based on the Financing Estimates), in each case as provided to Evercore by IsoPlexis management, to calculate a reference range of implied future equity values per share for IsoPlexis. Evercore then discounted the implied future equity values of IsoPlexis to December 31, 2022 using discount rates ranging from 21.0% to 23.0%, reflecting an estimate of IsoPlexis’ cost of equity, as estimated by Evercore based on its professional judgment and experience. This analysis indicated a range of implied equity values per share of IsoPlexis common stock of $0.53 to $0.75, compared to the closing price of IsoPlexis common stock of $0.75 per share on December 20, 2022.
Berkeley Lights
Evercore performed an illustrative analysis of the present value of the future stock price of Berkeley Lights common stock, which was designed to provide an indication of the present value of a theoretical future value of Berkeley Lights as a function of Berkeley Lights’ estimated future revenue and its assumed multiple of enterprise value to NTM revenue.
In calculating the implied present value of the future price per share of Berkeley Lights common stock, Evercore first calculated the implied future enterprise value of Berkeley Lights by multiplying Berkeley Lights’ estimated 2028 revenue based on the IsoPlexis forecasts by an illustrative enterprise value to NTM revenue multiple range of 1.6x to 2.1x, which range was selected based on Evercore’s professional judgment and experience, to derive an implied future enterprise value reference range for Berkeley Lights. Evercore then subtracted Berkeley Lights’ estimated net debt as of December 31, 2027, and divided by the estimated number of fully diluted outstanding shares of Berkeley Lights common stock as of December 31, 2027, in each case as provided to Evercore by IsoPlexis management, to calculate a reference range of implied future equity values per share for Berkeley Lights. Evercore then discounted the implied future equity values of Berkeley Lights to December 31, 2022 using discount rates ranging from 21.0% to 23.0%, reflecting an estimate of Berkeley Lights’ cost of equity, as estimated by Evercore based on its professional judgment and experience. This analysis indicated a range of implied equity values per share of Berkeley Lights common stock of $1.72 to $2.36, compared to the closing price of Berkeley Lights common stock of $2.28 per share on December 20, 2022.
Implied Exchange Ratio
Utilizing the approximate implied per share equity value reference ranges derived for IsoPlexis and Berkeley Lights described above, Evercore calculated an implied exchange ratio range of 0.223x to 0.436x, compared to the exchange ratio of 0.6120x pursuant to the merger agreement.

Selected Publicly Traded Companies Analysis
Evercore reviewed and compared certain financial and operating information of each of IsoPlexis and Berkeley Lights to corresponding financial information for the following selected publicly traded companies that Evercore deemed to have certain characteristics that are similar to those of IsoPlexis and Berkeley Lights.
The selected companies consisted of:
•	908 Devices Inc.;
•	Akoya Biosciences, Inc.;
•	Biodesix, Inc.;
•	NanoString Technologies, Inc.;
•	Quanterix Corporation;
•	Standard BioTools Inc.; and
•	Telesis Bio Inc.
For each of the selected companies, Evercore calculated enterprise value (calculated as equity market capitalization plus total debt, plus preferred equity and minority interest, less cash and cash equivalents) as a multiple of estimated calendar year 2023 revenue (which we refer to in this section as “TEV/2023E Revenue”), in each case based on closing share prices as of December 20, 2022. Estimated financial data of the selected companies were based on publicly available research analysts’ estimates.
Evercore also presented similar financial and operating information for the following companies, but excluded such information in the calculations described below because TEV/2023E Revenue calculations were either less than 0.0x or greater than 30.0x and accordingly, in the professional judgment of Evercore, not appropriate for inclusion in this analysis:
•	Nautilus Biotechnology, Inc.;
•	Quantum-Si Incorporated;
•	Seer, Inc.;
•	Singular Genomics Systems, Inc.; and
•	SomaLogic, Inc.
This analysis indicated the following:
Financial Metric	Mean	Median
TEV/2023E Revenue	1.8x	1.7x
Although none of the selected companies is directly comparable to IsoPlexis, Evercore selected these companies because they are publicly traded companies in the life sciences tools, diagnostics and medical technology industries that Evercore, in its professional judgment and experience, considered generally relevant to IsoPlexis for purposes of its financial analyses. In evaluating the selected companies, Evercore made judgments and assumptions with regard to general business, economic and market conditions affecting the selected companies and other matters, as well as differences in the selected companies’ financial, business and operating characteristics. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the selected companies and the multiples derived from the selected companies. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the data of the selected companies.
IsoPlexis
Based on the multiples it derived for the selected companies and based on its professional judgment and experience, Evercore applied TEV/2023E Revenue multiple reference ranges of 1.6x to 2.1x to IsoPlexis’ estimated calendar year 2023 revenue, based on the IsoPlexis forecasts, to derive an implied enterprise value reference range for IsoPlexis. Evercore then subtracted IsoPlexis’ estimated net debt as of December 31, 2022, and divided by the estimated number of fully diluted outstanding shares of IsoPlexis common stock as of December 16, 2022, in each case as provided to Evercore by IsoPlexis management, to calculate a reference range of implied equity values per share of IsoPlexis common stock. This analysis indicated a range of implied equity values per share of IsoPlexis common stock of $0.69 to $1.01, compared to the closing price of IsoPlexis common stock of $0.75 per share on December 20, 2022.
Berkeley Lights
Based on the multiples it derived for the selected companies and based on its professional judgment and experience, Evercore applied TEV/2023E Revenue multiple reference ranges of 1.6x to 2.1x to Berkeley Lights’ estimated calendar year 2023 revenue, based on the IsoPlexis forecasts, to derive an implied enterprise value reference range for Berkeley Lights. Evercore then subtracted Berkeley Lights’ estimated net debt as of December 31, 2022, and divided by the estimated number of fully diluted outstanding shares of Berkeley Lights common stock as of December 16, 2022, in each case as provided to Evercore by IsoPlexis management, to calculate a reference range of implied equity values per share of Berkeley Lights common stock. This analysis indicated a range of implied equity values per share of Berkeley Lights common stock of $3.26 to $3.84, compared to the closing price of Berkeley Lights common stock of $2.28 per share on December 20, 2022.
Implied Exchange Ratio
Utilizing the approximate implied per share equity value reference ranges derived for IsoPlexis and Berkeley Lights described above, Evercore calculated an implied exchange ratio range of 0.178x to 0.311x, compared to the exchange ratio of 0.6120x pursuant to the merger agreement.
Precedent Transactions Analysis
Evercore reviewed, to the extent publicly available, financial information related to the following selected transactions involving publicly traded target companies in the life sciences tools, diagnostics and medical technology industries. The selected transactions reviewed by Evercore, and the month and year each was announced, were as follows:
Announced	Target	Acquiror
Oct-22	SeaSpine Holdings Corporation	Orthofix Medical Inc.
Apr-21	Luminex Corporation	DiaSorin S.p.A.
Oct-18	Merck KGaA (Flow Cytometry Business)	Luminex Corporation
May-16	Nanosphere, Inc.	Luminex Corporation
Jan-16	Affymetrix, Inc.	Thermo Fisher Scientific Inc.
Although none of the target companies or businesses reviewed in the selected transactions analysis is directly comparable to IsoPlexis or Berkeley Lights and none of the selected transactions is directly comparable to the merger, Evercore selected these transactions because they involve companies or businesses that Evercore, in its professional judgment and experience, considered generally relevant to IsoPlexis and Berkeley Lights for purposes of its financial analyses. In evaluating the selected transactions, Evercore made judgments and assumptions with regard to general business, economic and market conditions and other factors existing at the time of the selected transactions, and other matters, as well as differences in financial, business and operating characteristics and other factors relevant to the target companies or businesses in the selected transactions. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the target companies or businesses in the selected transactions and the multiples derived from the selected transactions. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the data of the selected transactions. For each selected transaction, Evercore utilized the publicly available information on transaction value or otherwise calculated the implied enterprise value (calculated as the target company’s implied equity value based on the consideration paid in the applicable transaction plus total debt, plus preferred equity and minority interest, less cash and cash equivalents) as a multiple of last twelve-month revenue (which is referred to in this section as “TEV/LTM Revenue”) for the target company at the time of the announcement of the applicable transaction. Estimated financial data of the selected transactions were based on publicly available information at the time of announcement of the relevant transaction.
This analysis indicated the following:
Financial Metric	Mean	Median
TEV/LTM Revenue	2.9x	3.6x

IsoPlexis
Based on the multiples it derived from the selected transactions and based on its professional judgment and experience, Evercore selected a reference range of TEV/LTM Revenue multiples of 2.4x to 3.4x and applied this range of multiples to IsoPlexis’ estimated calendar year 2022 revenue, based on the IsoPlexis forecasts, to derive an implied enterprise value reference range for IsoPlexis. Evercore then subtracted IsoPlexis’ estimated net debt as of December 31, 2022, and divided by the estimated number of fully diluted outstanding shares of IsoPlexis common stock as of December 16, 2022, in each case as provided to Evercore by IsoPlexis management, to calculate a reference range of implied equity values per share of IsoPlexis common stock. This analysis indicated a range of implied equity values per share of IsoPlexis common stock of $0.80 to $1.27, compared to the closing price of IsoPlexis common stock of $0.75 per share on December 20, 2022.
Berkeley Lights
Based on the multiples it derived from the selected transactions and based on its professional judgment and experience, Evercore selected a reference range of TEV/LTM Revenue multiples of 2.4x to 3.4x and applied this range of multiples to Berkeley Lights’ estimated calendar year 2022 revenue, based on the IsoPlexis forecasts, to derive an implied enterprise value reference range for Berkeley Lights. Evercore then subtracted Berkeley Lights’ estimated net debt as of December 31, 2022, and divided by the estimated number of fully diluted outstanding shares of Berkeley Lights common stock as of December 16, 2022, in each case as provided to Evercore by IsoPlexis management, to calculate a reference range of implied equity values per share of Berkeley Lights common stock. This analysis indicated a range of implied equity values per share of Berkeley Lights common stock of $4.11 to $5.23, compared to the closing price of Berkeley Lights common stock of $2.28 per share on December 20, 2022.
Implied Exchange Ratio
Utilizing the approximate implied per share equity value reference ranges derived for IsoPlexis described above and the closing price of Berkeley Lights common stock of $2.28 per share on December 20, 2022, Evercore calculated an implied exchange ratio range of 0.351x to 0.557x, in each case compared to the exchange ratio of 0.6120x pursuant to the merger agreement.
“Has-Gets” Analysis
Evercore reviewed the implied aggregate equity value of Berkeley Lights attributable to IsoPlexis stockholders on a pro forma basis giving effect to the merger based on a discounted cash flow analysis. The pro forma implied equity value attributable to IsoPlexis stockholders was equal to the product obtained by multiplying 24.8% (IsoPlexis stockholders’ pro forma ownership of the combined company immediately following the completion of the merger based on the exchange ratio of 0.6120x set forth in the merger agreement) by an amount equal to the implied aggregate equity value of Berkeley Lights on a pro forma basis giving effect to the merger, calculated using the discounted cash flow analysis summarized above under the caption “—Discounted Cash Flow Analyses—Berkeley Lights – Pro Forma” (using the mid-point discount rate of 18.0% and the mid-point perpetuity growth rate of 4.5% from the ranges of each such metric that Evercore had previously selected). This analysis resulted in an implied incremental aggregate equity value of Berkeley Lights on a pro forma basis attributable to IsoPlexis stockholders of approximately $126 million.
Other Financial Analysis
The analysis and data described below were presented to IsoPlexis for informational and reference purposes only and did not provide the basis for, and were not otherwise material to, the rendering of Evercore’s fairness opinion.
Contribution Analysis – IsoPlexis and Berkeley Lights
Evercore analyzed the respective implied relative equity contributions of IsoPlexis and Berkeley Lights to the combined company based on:
•	estimated revenue for calendar years 2023 and 2024; and
•	estimated gross profit for calendar years 2023 and 2024.

This analysis indicated the following relative equity contributions of IsoPlexis and Berkeley Lights to the combined company, in each case compared to the relative pro forma ownership of the combined company immediately following the completion of the merger based on the exchange ratio of 24.8% for IsoPlexis stockholders and 75.2% for Berkeley Lights stockholders:
	Relative Contribution
Financial Metric	IsoPlexis	Berkeley Lights
2023 Revenue	23.2%	76.8%
2024 Revenue	28.6%	71.4%
2023 Gross Profit	21.0%	79.0%
2024 Gross Profit	27.2%	72.8%
This analysis indicated implied exchange ratios of 0.560x based on relative 2023 revenue contributions, 0.742x based on relative 2024 revenue contributions, 0.494x based on relative 2023 gross profit contributions and 0.693x based on relative 2024 gross profit contributions, in each case compared to the exchange ratio of 0.6120x pursuant to the merger agreement.
Analysts’ Price Targets – IsoPlexis and Berkeley Lights
Evercore reviewed selected publicly available share price targets of research analysts’ estimates known to Evercore as of December 19, 2022, noting that the low and high share price targets ranged from (i) $2.00 to $5.00 for IsoPlexis common stock and (ii) $5.00 to $18.00 for Berkeley Lights common stock. This analysis indicated an implied exchange ratio of 0.333x based on the median of analyst price targets of $3.00 for IsoPlexis and $9.00 for Berkeley Lights, compared to the exchange ratio of 0.6120x pursuant to the merger agreement. Public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for the shares of IsoPlexis common stock and the shares of Berkeley Lights common stock and these target prices and the analysts’ earnings estimates on which they were based are subject to risk and uncertainties, including factors affecting the financial performance of IsoPlexis, Berkeley Lights and future general industry and market conditions.
52-Week Trading Range Analysis – IsoPlexis and Berkeley Lights
Evercore reviewed historical trading prices of shares of IsoPlexis common stock and shares of Berkeley Lights common stock during the 52-week period ended December 20, 2022, noting that low and high prices (based on intraday values) during such period ranged from (i) $0.60 to $10.13 per share of IsoPlexis common stock and (ii) $1.83 to $21.66 per share of Berkeley Lights common stock.
Miscellaneous
The foregoing summary of Evercore’s financial analyses does not purport to be a complete description of the analyses or data presented by Evercore to the IsoPlexis board of directors. In connection with the evaluation of the merger by the IsoPlexis board of directors, Evercore performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evercore’s opinion. In arriving at its fairness determination, Evercore considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Evercore made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. In addition, Evercore may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Evercore with respect to the actual value of shares of IsoPlexis common stock or shares of Berkeley Lights common stock. Further, Evercore’s analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies used, including judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of IsoPlexis or its advisors.
Evercore prepared these analyses for the purpose of providing an opinion to the IsoPlexis board of directors as to the fairness, from a financial point of view, of the exchange ratio pursuant to the merger agreement to the holders of IsoPlexis common stock. These analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Evercore’s analyses are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates.
Evercore’s financial advisory services and its opinion were provided for the information and benefit of the IsoPlexis board of directors (in its capacity as such) in connection with its evaluation of the proposed merger. The issuance of Evercore’s fairness opinion was approved by an Opinion Committee of Evercore.
Evercore did not recommend any specific amount of consideration to the IsoPlexis board of directors or members of IsoPlexis management or that any specific amount of consideration constituted the only appropriate consideration in the merger.
Pursuant to the terms of Evercore’s engagement letter with IsoPlexis, IsoPlexis agreed to pay Evercore fees for its services with respect to the merger in the aggregate amount of $3 million, of which $1 million became payable upon the rendering of Evercore’s opinion and the remainder is payable upon the consummation of the merger. IsoPlexis has also agreed to reimburse Evercore for its reasonable expenses and to indemnify Evercore for certain liabilities arising out of its engagement.
During the two-year period prior to the date of its written opinion, Evercore and its affiliates provided financial advisory services to IsoPlexis, for which Evercore received fees in the amount of approximately $2 million. During the two-year period prior to the date of its written opinion, Evercore and its affiliates have not been engaged to provide financial advisory or other services to Berkeley Lights and Evercore did not receive any compensation from Berkeley Lights during such period. In the future, Evercore may provide financial advisory or other services to IsoPlexis and Berkeley Lights, and in connection with any such services Evercore may receive compensation.
In the ordinary course of business, Evercore and its affiliates engage in a wide range of activities for its and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore and its affiliates and/or its or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to IsoPlexis, Berkeley Lights, parties to the merger and/or any of their respective affiliates or persons that are competitors, customers or suppliers of IsoPlexis or Berkeley Lights.
IsoPlexis selected Evercore to act as its financial advisor based on Evercore’s qualifications, expertise and reputation and its knowledge of the business and affairs of IsoPlexis. Evercore is an internationally recognized investment banking firm and regularly provides fairness opinions in connection with mergers and acquisitions, leveraged buyouts and valuations for corporate and other purposes.
Berkeley Lights Unaudited Financial Projections
Other than quarterly financial guidance provided to investors, which may be updated from time to time, Berkeley Lights does not as a matter of course make public long-term forecasts or projections as to future performance, revenues, earnings or other results, given, among other reasons, the inherent difficulty of predicting financial performance for future periods and the uncertainty of the underlying assumptions and estimates.
However, in connection with discussions relating to the merger, Berkeley Lights management prepared certain unaudited prospective financial information concerning Berkeley Lights for its fiscal years ending December 31, 2022 through 2027. These projections are referred to as the “Berkeley Lights unaudited projections.” Also in connection with the discussions relating to the merger, IsoPlexis management prepared and provided to Berkeley Lights the IsoPlexis projections described below under “—IsoPlexis Unaudited Financial Projections”, which Berkeley Lights management then adjusted to reflect a more conservative view of IsoPlexis’ revenue growth and profitability given a tightening macroeconomic environment with elongated sales cycles and constrained capital budgets. These adjusted projections are referred to as the “Berkeley Lights-adjusted IsoPlexis unaudited projections” and, together with the Berkeley Lights unaudited projections, as the “projections by Berkeley Lights.”

Also in connection with discussions relating to the merger, Berkeley Lights’ management estimated that $70 million of annual pre-tax cost synergies would be achieved by the combined company as a result of the merger, with half of this amount to be achieved in 2023 and the full amount to be achieved during 2024 and subsequent years (which estimates we refer to as the “estimated gross cost synergies”), and also provided an estimate of the net impact on cash flow resulting from these cost synergies, after taking into account the cost of achieving these synergies and the adjustment to operating expenses due to the impact of stock-based compensation. These estimates are referred to collectively as the “estimated cost synergies.” The estimated cost synergies are not reflected in the projections by Berkeley Lights or the financial projections prepared by IsoPlexis.
The estimated cost synergies assumed that the expected benefits of the merger would be realized, including that no restrictions, terms or other conditions would be imposed in connection with the receipt of any necessary governmental, regulatory or other approvals or consents in connection with the consummation of the merger. See the sections entitled “—Berkeley Lights Unaudited Financial Projections” and “—IsoPlexis Unaudited Financial Projections” beginning on pages 99 and 103, respectively, for further information regarding the uncertainties underlying the estimated cost synergies as well as the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” beginning on pages 30 and 32, respectively, for further information regarding the uncertainties and factors associated with realizing the synergies in connection with the merger.
The projections by Berkeley Lights and the estimated cost synergies were provided to the Berkeley Lights board of directors for the purposes of considering, analyzing and evaluating the merger, and to Berkeley Lights’ financial advisor, Cowen, for its use and reliance in connection with its financial analyses and opinion to the Berkeley Lights board of directors described under the section entitled “—Opinion of Berkeley Lights’ Financial Advisor.” The Berkeley Lights unaudited projections and a version of the estimated gross cost synergies that showed $30 million (rather than $35 million) of estimated gross cost synergies realized in 2023 (but was otherwise identical in all respects) were provided to IsoPlexis management in connection with its consideration and evaluation of the merger with Berkeley Lights and to IsoPlexis’ financial advisor, Evercore. The Berkeley Lights unaudited projections and, to the knowledge of Berkeley Lights, the Berkeley Lights-adjusted IsoPlexis unaudited projections were prepared treating each of Berkeley Lights and IsoPlexis on a standalone basis, without giving effect to the merger, including the impact of negotiating or executing the merger, the expenses that may be incurred in connection with consummating the merger, the potential synergies that may be achieved by the combined company as a result of the merger, the effect of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions which would likely have been taken if the merger agreement had not been executed but which were instead altered, accelerated, postponed or not taken in anticipation of the merger.
The projections by Berkeley Lights and the estimated cost synergies are included in this joint proxy statement/prospectus to give stockholders access to certain non-public information provided to the Berkeley Lights board of directors, Berkeley Lights’ financial advisor and IsoPlexis (which was provided only the Berkeley Lights unaudited projections and the estimated gross cost synergies) for purposes of considering and evaluating the merger. The inclusion of the projections by Berkeley Lights should not be regarded as an indication that the Berkeley Lights board of directors, Berkeley Lights, the IsoPlexis board of directors, IsoPlexis, any of their respective advisors or any other recipient of this information considered, or now considers, it to be an assurance of the achievement of future results or necessarily predictive of actual future results, and they should not be relied on as such.
The projections by Berkeley Lights and the estimated cost synergies were not prepared with a view toward public disclosure or with a view toward compliance with the published guidelines established by the SEC or the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information, or GAAP, but, in the view of Berkeley Lights’ management, were prepared on a reasonable basis, reflected the best available estimates and judgments at the time of preparation, and presented as of the time of preparation, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of Berkeley Lights or IsoPlexis, as applicable. However, this information is not fact and should not be relied upon as necessarily indicative of actual future results, and readers of this joint proxy statement/prospectus are cautioned not to place undue reliance on the projections by Berkeley Lights or the estimated cost synergies. Although Berkeley Lights’ management believes there is a reasonable basis for the projections by Berkeley Lights and the estimated cost synergies, Berkeley Lights cautions stockholders that future results could be materially different from the projections by Berkeley Lights and the estimated cost synergies. This summary of the projections by Berkeley Lights and the estimated cost synergies is not included in this joint proxy statement/prospectus to influence your decision on whether to vote for the share issuance or for adoption of the merger agreement but rather because the projections by Berkeley Lights and the estimated cost synergies were provided to the Berkeley Lights board of directors and Cowen and the Berkeley Lights unaudited projections and the estimated gross cost synergies were shared between Berkeley Lights and IsoPlexis and provided to the IsoPlexis board of directors and Evercore for purposes of considering and evaluating the merger and the merger agreement. Berkeley Lights’ independent registered public accounting firm has not audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the projections by Berkeley Lights and, accordingly, does not express an opinion or any other form of assurance with respect thereto.
The projections by Berkeley Lights and the estimated cost synergies are subject to estimates and assumptions in many respects and, as a result, subject to interpretation. While presented with numerical specificity, the projections by Berkeley Lights and the estimated cost synergies are based upon a variety of estimates and assumptions that are inherently uncertain, although considered reasonable by Berkeley Lights’ management as of the date of their preparation. These estimates and assumptions are inherently uncertain for any number of reasons, including general economic and business conditions, challenges inherent in developing, manufacturing, launching, marketing and selling existing and new products, uncertainties in contractual relationships and the other risks discussed in this joint proxy statement/prospectus under the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” beginning on pages 30 and 32, respectively. See also “Where You Can Find More Information” beginning on page 170. The projections by Berkeley Lights and the estimated cost synergies also reflect assumptions as to certain business decisions that are subject to change. Because the projections by Berkeley Lights were developed for Berkeley Lights on a standalone basis without giving effect to the merger, they do not reflect any divestitures or other restrictions that may be imposed in connection with the receipt of any necessary governmental or regulatory approvals, any synergies that may be realized as a result of the merger or any changes to Berkeley Lights’ operations or strategy that may be implemented after completion of the merger. There can be no assurance that the projections by Berkeley Lights or the estimated cost synergies will be realized, and actual results may differ materially from those shown. Generally, the further out the period to which projections by Berkeley Lights and the estimated cost synergies relate, the less predictable the information becomes.
The projections by Berkeley Lights contain certain non-GAAP financial measures that Berkeley Lights believes are helpful in understanding its past financial performance and future results. Berkeley Lights management regularly uses a variety of financial measures that are not in accordance with GAAP. The non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures. While Berkeley Lights believes that these non-GAAP financial measures provide meaningful information to help investors understand the operating results and to analyze Berkeley Lights’ financial and business trends on a period-to-period basis, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of Berkeley Lights’ competitors or IsoPlexis and may not be directly comparable to similarly titled measures of Berkeley Lights’ competitors or IsoPlexis given potential differences in the exact method of calculation.
The non-GAAP financial measures included in the Berkeley Lights unaudited projections and the Berkeley Lights-adjusted IsoPlexis unaudited projections were used and relied upon by the Berkeley Lights board of directors for the purposes of considering, analyzing and evaluating the merger and by Cowen in connection with its financial analysis and opinion. Financial measures provided to a financial advisor in connection with a business combination transaction are not subject to SEC rules regarding disclosures of non-GAAP financial measures, and reconciliations of non-GAAP financial measures were not provided to, or relied upon by, the Berkeley Lights board of directors or Cowen. In addition, neither IsoPlexis nor any other party that received the Berkeley Lights unaudited projections was provided with any such reconciliation. Accordingly, no such reconciliations are included in this joint proxy statement/prospectus.
None of Berkeley Lights, IsoPlexis, the combined company or their respective affiliates, officers, directors, advisors or other representatives can provide any assurance that actual results will not differ from the projections by Berkeley Lights or the estimated cost synergies, and none of Berkeley Lights, IsoPlexis or the combined company undertakes any obligation to update, or otherwise revise or reconcile, the projections by Berkeley Lights or the estimated cost synergies to reflect circumstances existing after the date the projections by Berkeley Lights or the estimated cost synergies were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying projections by Berkeley Lights or the estimated cost synergies, as applicable, are shown to be inappropriate. Except as required by applicable securities laws, Berkeley Lights does not intend to make publicly available any update or other revision to the projections by Berkeley Lights or the estimated cost synergies, even in the event that any or all assumptions are shown to be inappropriate. Berkeley Lights has made publicly available its actual results of operations for the fiscal year ended December 31, 2021 on Berkeley Lights’ Annual Report on Form 10-K filed with the SEC on February 28, 2022. None of Berkeley Lights or its affiliates, officers, directors, advisors or other representatives has made or makes any representation to any Berkeley Lights stockholder or other person regarding Berkeley Lights’ ultimate performance compared to the information contained in the projections by Berkeley Lights, the estimated cost synergies or that forecasted results will be achieved. Berkeley Lights has made no representation to IsoPlexis, in the merger agreement or otherwise, concerning the projections by Berkeley Lights or the estimated cost synergies.
Summary of the Berkeley Lights Unaudited Projections
The following table provides a summary of the Berkeley Lights unaudited projections.
($ in millions)	2022E	2023E	2024E	2025E	2026E	2027E
Revenue	$80.7	$95.2	$120.2	$150.2	$173.5	$219.3
Gross Profit	$54.5	$67.9	$87.5	$107.6	$125.0	$158.4
EBIT (after SBC)(1)	($92.3)	($65.5)	($44.4)	($28.8)	($16.2)	$12.3
(1)	EBIT (after SBC), a non-GAAP term, refers to earnings before interest and tax, including the burden of stock-based compensation expense.
Summary of the Berkeley Lights-Adjusted IsoPlexis Unaudited Projections
The following table provides a summary of the Berkeley Lights-adjusted IsoPlexis unaudited projections.
($ in millions)	2022E	2023E	2024E	2025E	2026E	2027E
Revenue	$17.3	$17.4	$29.7	$40.1	$53.9	$78.0
Gross Profit(1)	$9.0	$8.2	$15.4	$22.3	$32.3	$51.3
EBIT (after SBC)(2)	($80.7)	($48.7)	($37.4)	($33.9)	($27.3)	($14.9)
(1)
In order to align the treatment of manufacturing overhead between the Berkeley Lights unaudited projections and the Berkeley Lights-adjusted IsoPlexis unaudited projections, Berkeley Lights management, when calculating the Berkeley Lights-adjusted IsoPlexis unaudited projections, included the burden manufacturing overhead in years 2023E through 2027E in the calculation of Gross Profit for IsoPlexis.

(2)
EBIT (after SBC), a non-GAAP term, refers to earnings before interest and tax, including the burden of stock-based compensation expense. In order to align the treatment of restructuring expenses between the Berkeley Lights unaudited projections and the Berkeley Lights-adjusted IsoPlexis unaudited projections, Berkeley Lights management, when calculating the Berkeley Lights-adjusted IsoPlexis unaudited projections, included the burden of restructuring expenses in 2023E in the calculation of EBIT (after SBC) for IsoPlexis.

Unlevered Free Cash Flow Projections
The following table sets forth the estimated amounts of unlevered free cash flow of each of Berkeley Lights and IsoPlexis (including and excluding the estimated cost synergies) for the fourth quarter of the fiscal year ended December 31, 2022 and the fiscal years ended December 31, 2023 through 2027. The estimated amounts of unlevered free cash flow of Berkeley Lights were based on the Berkeley Lights unaudited projections and the estimated amounts of unlevered free cash flow of IsoPlexis were based on the Berkeley Lights-adjusted IsoPlexis unaudited projections, both with and without the estimated cost synergies.
($ in millions)(1)	Q4 2022E	2023E	2024E	2025E	2026E	2027E
Berkeley Lights	($17.1)	($61.7)	($38.0)	($23.8)	($19.4)	$3.5
IsoPlexis	($16.3)	($45.6)	($34.9)	($32.9)	($27.9)	($15.5)
IsoPlexis (including estimated cost synergies)	($16.3)	($29.8)	$9.1	$16.0	$18.5	$30.6
(1)
Unlevered free cash flow, a non-GAAP term, refers to EBIT (after SBC) (as defined and used in the Berkeley Lights unaudited projections and Berkeley Lights-adjusted IsoPlexis unaudited projections above) less a tax provision, capital expenditures and change in net working capital, plus depreciation and amortization, and was calculated by Cowen based on information approved or provided, as applicable, by Berkeley Lights management and reviewed and approved by the Berkeley Lights board directors for purposes of Cowen’s discounted cash flow analyses described in the section “—Opinion of Berkeley Lights’ Financial Advisor.” For the purposes of this calculation, stock-based compensation expense was treated as a cash expense.

Summary of the Estimated Cost Synergies
The following table provides a summary of the estimated cost synergies.
($ in millions)	2023E	2024E	2025E	2026E	2027E
Estimated gross cost synergies	$35.0	$70.0	$70.0	$70.0	$70.0
Estimated net impact on cash flow	$1.0	$38.3	$45.6	$44.1	$47.3
IsoPlexis Unaudited Financial Projections
Other than its annual guidance with respect to total revenue, which guidance IsoPlexis presents as a range and which guidance may be updated from time to time, IsoPlexis does not, as a matter of course, publicly disclose projections as to future revenues, earnings or other results due to the uncertainty of the underlying assumptions and estimates. However, in connection with the proposed merger, IsoPlexis management prepared certain unaudited prospective financial information concerning IsoPlexis on a standalone basis for fiscal years ending December 31, 2022 through December 31, 2027. IsoPlexis management then extrapolated these projections for fiscal years ending December 31, 2028 through December 31, 2031. These unaudited projections and extrapolations are referred to together as the “IsoPlexis unaudited projections.” The IsoPlexis unaudited projections were provided to the IsoPlexis board of directors in connection with its consideration of the proposed merger as well as to IsoPlexis’ financial advisor Evercore for its use and reliance in connection with Evercore’s opinion and financial analyses described above under the section entitled “The Merger—Opinion of IsoPlexis’ Financial Advisor.” The IsoPlexis unaudited projections for fiscal years ending December 31, 2022 through December 31, 2027 (but not the extrapolations for fiscal years ending December 31, 2028 through December 31, 2031) were also provided to Berkeley Lights and certain other parties potentially interested in a transaction with IsoPlexis.
Also in connection with the merger, Berkeley Lights provided IsoPlexis with certain unaudited prospective financial information concerning Berkeley Lights on a standalone basis for fiscal years ending December 31, 2022 through December 31, 2027, as described in the section entitled “—Berkeley Lights Unaudited Financial Projections,” which IsoPlexis management then adjusted to reflect IsoPlexis management’s view of Berkeley Lights’ potential performance, including IsoPlexis management estimates of Berkeley Lights' future stock-based compensation. IsoPlexis management then extrapolated these adjusted projections for fiscal years ending December 31, 2028 through December 31, 2031. For purposes of this section entitled “IsoPlexis Unaudited Financial Projections,” these adjusted projections and extrapolations are referred to together as the “IsoPlexis-adjusted Berkeley Lights unaudited projections.” The IsoPlexis unaudited projections and the IsoPlexis-adjusted Berkeley Lights unaudited projections are collectively referred to as the “IsoPlexis forecasts.” The IsoPlexis-adjusted Berkeley Lights unaudited projections were provided to the IsoPlexis board of directors in connection with its consideration of the proposed merger as well as to Evercore and were approved by IsoPlexis management for use and reliance by Evercore in connection with its opinion and financial analyses described above under the section entitled “The Merger—Opinion of IsoPlexis’ Financial Advisor.”
The IsoPlexis unaudited projections and, to the knowledge of IsoPlexis, the unaudited projected financial information provided by Berkeley Lights that formed the basis for the IsoPlexis-adjusted Berkeley Lights unaudited projections, were prepared treating IsoPlexis and Berkeley Lights, respectively, on a standalone basis, without giving effect to the proposed merger, including any impact of the negotiation or execution of the proposed merger, the expenses that may be incurred in connection with the proposed merger or the consummation thereof, the potential synergies that may be achieved by the combined company as a result of the proposed merger, the effect of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed or in anticipation of the proposed merger, or the effect of any business or strategic decisions or actions which would likely have been taken if the merger agreement had not been executed but which were instead altered, accelerated, postponed or not taken in anticipation of the merger. In connection with the proposed merger, Berkeley Lights management also prepared, and IsoPlexis management approved, the estimated gross cost synergies which are summarized in the section entitled “—Berkeley Lights Unaudited Financial Projections” beginning on page 99. The estimated gross cost synergies were provided to the IsoPlexis board of directors in connection with its consideration of the proposed merger as well as to Evercore and were approved by IsoPlexis management for use and reliance by Evercore in connection with its opinion and financial analyses described above under the section entitled “The Merger—Opinion of IsoPlexis’ Financial Advisor.” The estimated gross cost synergies are not reflected in the IsoPlexis unaudited projections or the IsoPlexis-adjusted Berkeley Lights unaudited projections.
The accompanying IsoPlexis unaudited projections, the IsoPlexis-adjusted Berkeley Lights unaudited projections and the estimated gross cost synergies were not prepared with a view toward public disclosure or with a view toward compliance with the published guidelines established by the SEC or the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information, or GAAP, but, in the view of IsoPlexis’ management were, or, in the case of the IsoPlexis-adjusted Berkeley Lights unaudited projections, the underlying unaudited prospective financial information provided by Berkeley Lights was assumed to have been, prepared on a reasonable basis, reflected the best available estimates and judgments at the time of preparation, and presented as of the time of preparation, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of IsoPlexis or Berkeley Lights, as applicable. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this joint proxy statement/prospectus are cautioned not to place undue reliance on the IsoPlexis unaudited projections, the IsoPlexis-adjusted Berkeley Lights unaudited projections or the estimated gross cost synergies. Although IsoPlexis’ management believes there is, or, in the case of the unaudited prospective financial information provided by Berkeley Lights that formed the basis for the IsoPlexis-adjusted Berkeley Lights unaudited projections assumed there was, a reasonable basis for the IsoPlexis unaudited projections, the IsoPlexis-adjusted Berkeley Lights unaudited projections and the estimated gross cost synergies, IsoPlexis cautions stockholders that future results could be materially different from the IsoPlexis unaudited projections, the IsoPlexis-adjusted Berkeley Lights unaudited projections and the estimated gross cost synergies. This summary of the IsoPlexis unaudited projections, the IsoPlexis-adjusted Berkeley Lights unaudited projections and the estimated gross cost synergies is not being included in this joint proxy statement/prospectus to influence your decision whether to vote for the IsoPlexis merger proposal or the Berkeley Lights share issuance proposal, but because the IsoPlexis unaudited projections, the IsoPlexis-adjusted Berkeley Lights unaudited projections and the estimated gross cost synergies were provided to the IsoPlexis board of directors for purposes of considering and evaluating the merger and the merger agreement and were approved by IsoPlexis management for use and reliance by Evercore in connection with its opinion and financial analyses described above under the section entitled “The Merger—Opinion of IsoPlexis’ Financial Advisor.” The prospective financial information of IsoPlexis and Berkeley Lights included in this joint proxy statement/prospectus has been prepared by, and is the responsibility of, IsoPlexis management or Berkeley Lights management, as applicable. Deloitte & Touche LLP (“Deloitte”), IsoPlexis’ independent registered public accounting firm, has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the prospective financial information, and, accordingly, Deloitte does not express an opinion or any other form of assurance with respect thereto. The Deloitte report incorporated by reference into this joint proxy statement/prospectus relates to IsoPlexis’ previously issued consolidated financial statements. It does not extend to the prospective financial information, and should not be read to do so.
The IsoPlexis unaudited projections, the IsoPlexis-adjusted Berkeley Lights unaudited projections and the estimated gross cost synergies are subject to estimates and assumptions in many respects and, as a result, subject to interpretation. While presented with numerical specificity, the IsoPlexis unaudited projections, the IsoPlexis-adjusted Berkeley Lights unaudited projections and the estimated gross cost synergies are based upon a variety of estimates and assumptions that are inherently uncertain, though considered reasonable by IsoPlexis management or, in the case of the unaudited prospective financial information provided by Berkeley Lights that formed the basis for the IsoPlexis-adjusted Berkeley Lights unaudited projections, assumed to have been reasonable, as of the date of their preparation. These estimates and assumptions may prove to be inaccurate for any number of reasons, including general economic and business conditions, challenges inherent in developing, manufacturing, launching, marketing and selling existing and new products, uncertainties in contractual relationships and the other risks discussed in this joint proxy statement/prospectus under the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” beginning on pages 30 and 32, respectively, and included in IsoPlexis' Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which is attached as Annex F-1 to this joint proxy statement/prospectus. The IsoPlexis unaudited projections, the IsoPlexis-adjusted Berkeley Lights unaudited projections and the estimated gross cost synergies also reflect assumptions as to certain business decisions that are subject to change. Because the IsoPlexis unaudited projections and the IsoPlexis-adjusted Berkeley Lights unaudited projections were developed for IsoPlexis and Berkeley Lights, respectively, on a standalone basis without giving effect to the merger, they do not reflect any synergies that may be realized as a result of the merger or any changes to IsoPlexis’ or Berkeley Lights’ operations or strategy that may be implemented after completion of the merger. There can be no assurance that the IsoPlexis unaudited projections, the IsoPlexis-adjusted Berkeley Lights unaudited projections or the estimated gross cost synergies will be realized, and actual results may differ materially from those shown. Generally, the further out the period to which the IsoPlexis unaudited projections, the IsoPlexis-adjusted Berkeley Lights unaudited projections and the estimated gross cost synergies relate, the less predictable and more unreliable the information becomes.
The IsoPlexis unaudited projections and the IsoPlexis-adjusted Berkeley Lights unaudited projections contain certain non-GAAP financial measures, including EBITDA and Unlevered Free Cash Flow (each as defined below), that IsoPlexis believes are helpful in understanding its past financial performance and future results. IsoPlexis management regularly uses a variety of financial measures that are not in accordance with GAAP for forecasting, budgeting and measuring financial performance. The non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures. While IsoPlexis believes that these non-GAAP financial measures provide meaningful information to help investors understand the operating results and to analyze financial and business trends on a period-to-period basis, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of IsoPlexis’ competitors and may not be directly comparable to similarly titled measures used by IsoPlexis’ competitors, or similarly titled measures used by Berkeley Lights, due to potential differences in the exact method of calculation.
The non-GAAP financial measures included in the IsoPlexis unaudited projections and the IsoPlexis-adjusted Berkeley Lights unaudited projections were used and relied upon by Evercore in connection with its financial analysis for purposes of rendering its fairness opinion as described above under the section entitled “—Opinion of IsoPlexis’ Financial Advisor” and by the IsoPlexis board of directors for its consideration of the merger. Financial measures provided to a financial advisor in connection with a business combination transaction are not subject to SEC rules regarding disclosures of non-GAAP financial measures, and reconciliations of non-GAAP financial measures were not provided to, nor relied upon by, Evercore or by the IsoPlexis board of directors. In addition, neither Berkeley Lights nor any other party that received the IsoPlexis unaudited projections was provided with any such reconciliation. Accordingly, no such reconciliations are included in this joint proxy statement/prospectus.
None of IsoPlexis, Berkeley Lights, the combined company or their respective affiliates, advisors, officers, directors or other representatives can provide any assurance that actual results will not differ from the IsoPlexis unaudited projections, the IsoPlexis-adjusted Berkeley Lights unaudited projections or the estimated gross cost synergies, and none of them undertakes any obligation to update, or otherwise revise or reconcile, the IsoPlexis unaudited projections, the Berkeley Lights projections or the estimated gross cost synergies to reflect circumstances existing after the date the IsoPlexis unaudited projections, the IsoPlexis-adjusted Berkeley Lights unaudited projections or the estimated gross cost synergies were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the IsoPlexis unaudited projections, the IsoPlexis-adjusted Berkeley Lights unaudited projections or the estimated gross cost synergies, as applicable, are shown to be in error. Except as required by applicable securities laws, IsoPlexis does not intend to publicly disclose any update or other revision to the IsoPlexis unaudited projections, the IsoPlexis-adjusted Berkeley Lights unaudited projections or the estimated gross cost synergies, even in the event that any or all assumptions are shown to be in error. None of IsoPlexis or its affiliates, advisors, officers, directors or other representatives has made or makes any representation to any IsoPlexis stockholder or other person regarding IsoPlexis’ ultimate performance compared to the information contained in the IsoPlexis unaudited projections, the IsoPlexis-adjusted Berkeley Lights unaudited projections or the estimated gross cost synergies or that forecasted results will be achieved. IsoPlexis has made no representation to Berkeley Lights, in the merger agreement or otherwise, concerning the IsoPlexis unaudited projections, the IsoPlexis-adjusted Berkeley Lights unaudited projections or the estimated gross cost synergies.
Summary of the IsoPlexis Unaudited Projections
The following table presents certain unaudited prospective financial information concerning IsoPlexis prepared by IsoPlexis management for fiscal years ending December 31, 2022 through December 31, 2027, and extrapolated by IsoPlexis management for fiscal years ending December 31, 2028 through December 31, 2031.
	Fiscal Year
($ in millions)	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E
Revenue	$20	$27	$42	$63	$90	$124	$161	$210	$271	$342
EBITDA(1)	($75)	($34)	($22)	($9)	$8	$27	$48	$78	$117	$165
Unlevered Free Cash Flow(2)	($78)	($29)	($18)	($12)	($3)	$11	$35	$57	$92	$127
(1)
EBITDA is defined as operating income plus depreciation and amortization. EBITDA is further adjusted to exclude certain non-recurring items, treating stock-based compensation as an expense. EBITDA is a non-GAAP financial measure and should not be considered as an alternative to net income or operating income as a measure of operating performance or cash flows or as a measure of liquidity.

(2)
Unlevered Free Cash Flow is defined as EBITDA, less taxes, capital expenditures and net change in net working capital. Unlevered Free Cash Flow is a non-GAAP financial measure and should not be considered as an alternative to net income or operating income as a measure of operating performance or cash flows or as a measure of liquidity.

Summary of the IsoPlexis-Adjusted Berkeley Lights Unaudited Projections
In addition (as described in the section entitled “—Berkeley Lights Unaudited Financial Projections” beginning on page 99), Berkeley Lights management prepared certain unaudited prospective financial information concerning Berkeley Lights for fiscal years ending December 31, 2022 through December 31, 2027, which were provided to IsoPlexis and which IsoPlexis management then adjusted to reflect IsoPlexis management’s view of Berkeley Lights’ potential performance, including IsoPlexis management estimates of Berkeley Lights’ future stock-based compensation. IsoPlexis management then extrapolated these adjusted projections for fiscal years ending December 2028 through December 2031. These projections, as so adjusted and extrapolated, are presented in the following table.
	Fiscal Year
($ in millions)	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E
Revenue	$86	$90	$105	$127	$150	$175	$205	$235	$270	$310
EBITDA(1)	($82)	($43)	($28)	($14)	($1)	$12	$31	$47	$68	$93
Unlevered Free Cash Flow(2)	($87)	($53)	($20)	($12)	($1)	$7	$25	$40	$60	$84
(1)
EBITDA is defined as operating income plus depreciation and amortization. EBITDA is further adjusted to exclude certain non-recurring items, treating stock-based compensation as an expense. EBITDA is a non-GAAP financial measure and should not be considered as an alternative to net income or operating income as a measure of operating performance or cash flows or as a measure of liquidity.

(2)
Unlevered Free Cash Flow is defined as EBITDA, less taxes, capital expenditures and net change in net working capital. Unlevered Free Cash Flow is a non-GAAP financial measure and should not be considered as an alternative to net income or operating income as a measure of operating performance or cash flows or as a measure of liquidity.

Closing and Effective Time of the Merger
The closing of the merger will take place on the third business day after the satisfaction or (to the extent permitted by law) waiver of the conditions to closing (described in the section entitled “The Merger Agreement—Conditions to the Completion of the Merger” beginning on page 126) (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or (to the extent permitted by law) waiver of those conditions), unless another date is agreed to in writing by Berkeley Lights and IsoPlexis.
At the closing, the parties to the merger agreement will cause a certificate of merger relating to the merger to be executed and filed with the Secretary of State of the State of Delaware. The merger will become effective at the time when the certificate of merger is filed with the Secretary of State of the State of Delaware or at such later time as may be agreed to in writing by Berkeley Lights and IsoPlexis and specified in the certificate of merger.
Berkeley Lights and IsoPlexis currently expect the merger to close during the first quarter of 2023 and are working to complete the merger on this timeline and prior to the end date of June 21, 2023 (which is subject to extension in certain circumstances related to the receipt of required regulatory approvals and the absence of restraints under certain competition laws to September 21, 2023 or December 21, 2023 pursuant to the terms of the merger agreement). However, it is possible that factors outside the control of the parties to the merger agreement could result in the merger being completed at a different time, or not at all.
Regulatory Approvals
Each of Berkeley Lights, Merger Sub and IsoPlexis has agreed to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the merger and the other transactions contemplated by the merger agreement as promptly as practicable, including using reasonable best efforts to obtain or make all necessary or appropriate filings under applicable law.
In the event that a filing is required under the HSR Act and related rules, the merger may not be completed until each party files a Notification and Report Form under the HSR Act with respect to the merger and all statutory waiting period (or any extension thereof) requirements have been satisfied. Under the merger agreement, in the event that Berkeley Lights and IsoPlexis determine in good faith that filing of Notification and Report Forms under the HSR Act is required, such filings are required to be made within ten business days following the date of such determination; provided that, in the period between the fifth business day prior to the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, being declared effective by the SEC and the fifth business day after the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, is declared effective by the SEC, Berkeley Lights and IsoPlexis are required to make a determination in good faith as to whether such a filing is required and, if such determination is that the filing is required, such filing is required to be made no later than the sixth business day after the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, is declared effective by the SEC.
A transaction requiring notification under the HSR Act may not be completed until the expiration of a 30-calendar-day waiting period following the parties’ filing of their respective HSR notifications or the early termination of that waiting period, at the earliest. At any time before or after the completion of the merger, the DOJ or the FTC could take action under the U.S. competition laws. Private parties may also seek to take legal action against the transaction under competition laws.
Berkeley Lights and IsoPlexis will jointly control strategy for obtaining all required consents and nonactions required from governmental authorities with respect to the merger.
For additional information, please see the section entitled “Risk Factors—Risks Relating to the Merger” beginning on page 32.
Financing Matters
Prior to the Closing Date, it may be necessary for IsoPlexis and/or Berkeley Lights to enter into financing transactions (including, without limitation, the raising of new financing, the refinancing of the IsoPlexis credit agreement, the retirement, prepayment or redemption of the IsoPlexis credit agreement and/or obtaining amendments, amendment and restatements, modifications, waivers or consents relating to the IsoPlexis credit agreement). Under the merger agreement, each of Berkeley Lights, Merger Sub and IsoPlexis has agreed to cooperate in good faith to implement any necessary, appropriate or desirable arrangements in connection with any financing in connection with the merger that may be obtained by or on behalf of Berkeley Lights. The consummation of any financing transaction in connection with the merger is not a condition to closing.
Ownership of the Combined Company
Based on the number of shares of Berkeley Lights common stock and IsoPlexis common stock outstanding on February 6, 2023 and the exchange ratio, upon completion of the merger, former IsoPlexis stockholders are expected to own approximately 25% of the outstanding shares of the combined company and Berkeley Lights stockholders immediately prior to the merger are expected to own approximately 75% of the outstanding shares of the combined company.
Litigation Relating to the Merger
As of February 7, 2023, two complaints have been filed in federal court in connection with the merger. On February 2, 2023, a purported IsoPlexis stockholder filed a complaint in the United States District Court for the Southern District of New York, captioned Dunbar v. IsoPlexis Corporation, et al., No. 1:23-cv-00899, naming IsoPlexis and the members of the IsoPlexis board of directors as defendants (the “Dunbar Complaint”). On February 6, 2023, a purported IsoPlexis stockholder filed a complaint in the United States District Court for the Southern District of New York, captioned Cataldi v. IsoPlexis Corporation, et al., No. 1:23-cv-00981, naming IsoPlexis and the members of the IsoPlexis board of directors as defendants (the “Cataldi Complaint,” and together with the Dunbar Complaint, the “Stockholder Complaints”).
The Stockholder Complaints allege, among other things, that the registration statement on Form S-4 filed by Berkeley Lights relating to the merger omits material information concerning the transactions contemplated by the merger agreement in violation of Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder. In addition, the Cataldi Complaint alleges that the IsoPlexis board of directors breached its fiduciary duties in connection with the merger, including by agreeing to certain terms set forth in the merger agreement, and that IsoPlexis aided and abetted such breach. Each of the Stockholder Complaints seeks, among other things, to enjoin the merger or, in the alternative, rescission of the merger or rescissory damages, and an award of attorneys’ fees and expenses.
U.S. Federal Securities Law Consequences
Assuming the effectiveness of the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, the shares of Berkeley Lights common stock issued in the merger will not be subject to any restrictions on transfer arising under the Securities Act or the Exchange Act, except for shares of Berkeley Lights common stock issued to any IsoPlexis stockholder who may be deemed an “affiliate” of Berkeley Lights after the completion of the merger. This joint proxy statement/prospectus does not cover resales of Berkeley Lights common stock received by any person upon the completion of the merger, and no person is authorized to make any use of this joint proxy statement/prospectus in connection with any resale of Berkeley Lights common stock.
Accounting Treatment
Berkeley Lights prepares its financial statements in accordance with GAAP. The merger will be accounted for using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) 805, “Business Combinations” (“ASC 805”), with Berkeley Lights representing the accounting acquirer under this guidance. Berkeley Lights will record assets acquired, including identifiable intangible assets, and liabilities assumed from IsoPlexis at their respective fair values at the date of completion of the merger. Any excess of the purchase price (as described under Note 2—”Basis of Pro Forma Presentation” under “Unaudited Pro Forma Condensed Combined Financial Statements—Notes to Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 138 over the net fair value of such assets and liabilities will be recorded as goodwill.
The financial condition and results of operations of Berkeley Lights after completion of the merger will reflect IsoPlexis after completion of the merger, but will not be restated retroactively to reflect the historical financial condition or results of operations of IsoPlexis. The earnings of Berkeley Lights following completion of the merger will reflect acquisition accounting adjustments, including the effect of changes in the carrying value for assets and liabilities on depreciation expense, amortization expense and interest expense. Indefinite-lived intangible assets, including goodwill, will not be amortized but will be tested for impairment at least annually, and all tangible and intangible assets including goodwill will be tested for impairment when certain indicators are present. If, in the future, Berkeley Lights determines that tangible or intangible assets (including goodwill) are impaired, Berkeley Lights would record an impairment charge at that time.
The accounting policies used in the preparation of the unaudited pro forma condensed combined financial information are those set out in Berkeley Lights’ audited consolidated financial statements as of and for the year ended December 31, 2021 and interim condensed consolidated financial statements for the quarter ended September 30, 2022. Certain adjustments are necessary to conform IsoPlexis’ financial statements to the accounting policies used by Berkeley Lights, which are described in the pro forma condensed combined financial information. Berkeley Lights is still in the process of evaluating the pro forma adjustments necessary to conform the accounting policies of IsoPlexis to those of Berkeley Lights and expects further adjustments may be necessary as Berkeley Lights conducts a more detailed review of IsoPlexis’ accounting policies.
Listing of Berkeley Lights Common Stock; Delisting and Deregistration of IsoPlexis Common Stock
It is a condition of the merger that the shares of Berkeley Lights common stock to be issued to IsoPlexis stockholders in the merger be approved for listing on Nasdaq, subject to official notice of issuance.
If the merger is completed, IsoPlexis common stock will be delisted from Nasdaq and deregistered under the Exchange Act, and IsoPlexis will no longer be required to file periodic reports with the SEC with respect to IsoPlexis common stock.
IsoPlexis has agreed to cooperate with Berkeley Lights to cause the shares of IsoPlexis common stock to be delisted from Nasdaq and deregistered under the Exchange Act as promptly as practicable after the effective time.

THE MERGER AGREEMENT
The following description sets forth the principal terms of the merger agreement, which is attached as Annex A and is incorporated by reference into this joint proxy statement/prospectus. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not by this description, which is summary by nature. This description does not purport to be complete and is qualified in its entirety by reference to the complete text of the merger agreement. You are encouraged to read the merger agreement carefully and in its entirety, as well as this joint proxy statement/prospectus and any documents incorporated by reference herein, before making any decisions regarding any of the proposals described in this joint proxy statement/prospectus. This section is intended to provide you with information regarding the terms of the merger agreement. Accordingly, the representations, warranties, covenants and other agreements in the merger agreement should not be read alone, and you should read the information provided elsewhere in this joint proxy statement/prospectus and in the public filings Berkeley Lights and IsoPlexis make with the SEC, as described in the section entitled “Where You Can Find More Information” beginning on page 170.
Explanatory Note Regarding the Merger Agreement
The merger agreement and this summary of its terms have been included to provide you with information regarding the terms of the merger agreement. Berkeley Lights and IsoPlexis are responsible for considering whether additional disclosure of material information is required to make the statements in this joint proxy statement/prospectus not misleading. Factual disclosures about Berkeley Lights and IsoPlexis contained in this joint proxy statement/prospectus or Berkeley Lights’ or IsoPlexis’ public reports filed with the SEC may supplement, update or modify the factual disclosures about Berkeley Lights or IsoPlexis contained in the merger agreement and described in this summary. The representations, warranties and covenants made in the merger agreement by Berkeley Lights, Merger Sub and IsoPlexis are qualified and subject to important limitations agreed to by the parties to the merger agreement in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were made solely for the benefit of the parties to the merger agreement, and were negotiated with the principal purpose of allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality that may be different from that generally relevant to shareholders or applicable to reports and documents filed with the SEC, and in some cases are qualified by confidential disclosures that were made by each party to the other, which disclosures are not reflected in the merger agreement or otherwise publicly disclosed. The representations and warranties in the merger agreement will not survive the completion of the merger. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this joint proxy statement/prospectus, may have changed since the date of the merger agreement. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone, but instead should be read together with the information provided elsewhere in this joint proxy statement/prospectus and in the public filings Berkeley Lights and IsoPlexis make with the SEC.
Additional information about Berkeley Lights and IsoPlexis may be found elsewhere in this joint proxy statement/prospectus and in the public filings Berkeley Lights and IsoPlexis make with the SEC. See the section entitled “Where You Can Find More Information” beginning on page 170.
Structure of the Merger
At the effective time, Merger Sub will be merged with and into IsoPlexis in accordance with the DGCL and on the terms and subject to the conditions set forth in the merger agreement, whereupon the separate corporate existence of Merger Sub will cease and IsoPlexis will be the surviving corporation and a wholly owned subsidiary of Berkeley Lights.
Completion and Effectiveness of the Merger
The closing of the merger will take place on the third business day after the satisfaction or waiver (to the extent permitted by law) of the conditions to closing (described in the section entitled “—Conditions to the Completion of the Merger” beginning on page 126) (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver (to the extent permitted by law) of those conditions), unless another date is agreed to in writing by Berkeley Lights and IsoPlexis. The date on which the closing occurs is referred to as the “closing date.”

At the closing, the parties to the merger agreement will cause a certificate of merger relating to the merger to be executed and filed with the Secretary of State of the State of Delaware. The merger will become effective at the time when the certificate of merger is filed with the Secretary of State of the State of Delaware or at such later time as may be agreed to in writing by Berkeley Lights and IsoPlexis and specified in the certificate of merger.
Merger Consideration
At the effective time, automatically, by virtue of the merger and without any further action on the part of IsoPlexis, Berkeley Lights, Merger Sub or the holders of any shares of IsoPlexis common stock or Merger Sub common stock:
•
each share of IsoPlexis common stock that is owned by IsoPlexis as treasury stock or owned by Berkeley Lights or Merger Sub immediately prior to the effective time (other than any such shares owned by Berkeley Lights or Merger Sub in a fiduciary, representative or other capacity on behalf of other persons), will automatically be canceled and cease to exist, and no consideration will be delivered in exchange therefor;

•
each share of IsoPlexis common stock that is owned by any wholly owned subsidiary of IsoPlexis or Berkeley Lights (other than Merger Sub) immediately prior to the effective time (other than shares held in a fiduciary, representative or other capacity on behalf of other persons) will be converted into such number of shares of common stock of the surviving corporation such that the ownership percentage of any such subsidiary in the surviving corporation immediately following the effective time is equal to the ownership percentage of such subsidiary in IsoPlexis immediately prior to the effective time;

•
except as described in the preceding two bullets, each share of IsoPlexis common stock that is issued and outstanding immediately prior to the effective time will be converted into the right to receive, without interest, 0.6120 of a validly issued, fully paid and non-assessable share of Berkeley Lights common stock; and

•
each share of common stock, par value $0.001 per share, of Merger Sub that is issued and outstanding immediately prior to the effective time will be converted into one validly issued, fully paid and non-assessable share of common stock, par value $0.001 per share, of IsoPlexis as the surviving corporation.

Treatment of Fractional Shares
No fractional shares of Berkeley Lights common stock will be issued on conversion of shares of IsoPlexis common stock in connection with the merger. In lieu of any such fractional shares, each IsoPlexis stockholder who would otherwise have been entitled to such fractional shares (after aggregating all shares represented by certificates and book-entry shares delivered by such holder) will be entitled to an amount in cash, without interest, rounded down to the nearest cent, equal to such holder’s proportionate interest in the net proceeds from the sale by the exchange agent, on behalf of all such holders, of the aggregated number of fractional shares of Berkeley Lights common stock that would otherwise have been issuable to such holders as part of the merger consideration. As soon as practicable after the effective time, the exchange agent will, on behalf of all such holders of fractional shares of Berkeley Lights common stock, effect the sale of all such shares of Berkeley Lights common stock that would otherwise have been issuable as part of the merger consideration at the then-prevailing prices on Nasdaq through one or more member firms of Nasdaq. After the proceeds of such sale have been received, the exchange agent will determine the applicable fractional share cash amount payable to each applicable holder and will make such amounts available to such holders in accordance with the terms of the Merger Agreement. No holder of shares of IsoPlexis common stock will be entitled by virtue of the right to receive cash in lieu of fractional shares of Berkeley Lights common stock to any dividends, voting rights or any other rights in respect of any fractional share of Berkeley Lights common stock. The payment of cash in lieu of fractional share interests merely represents a mechanical rounding-off of the fractions in the exchange.
Exchange of Shares
Exchange Agent
Prior to the closing date, Berkeley Lights will designate a bank or trust company reasonably acceptable to IsoPlexis to act as agent for payment of the merger consideration, cash in lieu of fractional shares and any unpaid dividends or other distributions. Such agent is referred to as the “exchange agent.” At or prior to the effective time,

Berkeley Lights will (1) deposit or cause to be deposited with the exchange agent an aggregate number of Berkeley Lights common stock equal to the aggregate merger consideration and (2) authorize the exchange agent to issue an aggregate number of shares of Berkeley Lights common stock equal to the aggregate merger consideration.
Exchange of IsoPlexis Stock Certificates and IsoPlexis Book-Entry Shares
With respect to certificates representing shares of IsoPlexis common stock, which certificates are referred to collectively as “IsoPlexis stock certificates,” as promptly as reasonably practicable after the effective time, Berkeley Lights will cause the exchange agent to mail to each person who was, at the effective time, a holder of IsoPlexis stock certificates (other than IsoPlexis stock certificates representing a share of IsoPlexis common stock to be canceled in accordance with the terms of the merger agreement) (1) a letter of transmittal and (2) instructions for surrendering IsoPlexis stock certificates to the exchange agent.
On delivery of a letter of transmittal and the surrender of an IsoPlexis stock certificate, the holder of such certificate will be entitled to receive in exchange therefor the merger consideration, any cash in lieu of fractional shares and any unpaid dividends or other distributions.
With respect to book-entry positions representing non-certificated shares of IsoPlexis common stock, which book-entry positions are referred to as “IsoPlexis book-entry shares,” that are not held through DTC, Berkeley Lights will cause the exchange agent to deliver to each holder of record of any such share as promptly as reasonably practicable after the effective time:
•
a statement reflecting the number of whole shares of Berkeley Lights common stock, if any, that such holder is entitled to receive pursuant to the merger agreement in non-certificated book-entry form in the name of such record holder;

•
a check in the amount (after giving effect to any required tax withholdings as provided in the merger agreement) of (1) any cash in lieu of fractional shares plus (2) any unpaid dividends or other distributions that such holder has the right to receive pursuant to the merger agreement; and

•	appropriate materials advising the holder of the completion of the closing.
The exchange agent will cancel each such IsoPlexis book-entry share that is not held through DTC.
With respect to IsoPlexis book-entry shares that are held through DTC, Berkeley Lights and IsoPlexis will cooperate to establish procedures with the exchange agent and DTC to ensure that the exchange agent will transmit to DTC or its nominees as soon as reasonably practicable after the effective time upon surrender of shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures:
•	the merger consideration;
•	any cash in lieu of fractional shares; and
•	any unpaid cash dividends and any other dividends or other distributions that such holder has the right to receive pursuant to the merger agreement.
If payment of the merger consideration, any cash in lieu of fractional shares, and any unpaid dividends or other distributions payable or issuable pursuant to the merger agreement is to be made to a person other than the person in whose name the surrendered stock certificate is registered, Berkeley Lights may cause the exchange agent to deliver such consideration if such certificate is presented to the exchange agent, accompanied by all documents required to evidence and effect such transfer and to evidence to the reasonable satisfaction of the exchange agent that any applicable stock transfer or similar taxes have been paid or are not applicable. With respect to IsoPlexis book-entry shares, payment of the merger consideration, any cash in lieu of fractional shares and any unpaid dividends or other distributions, in each case, to be issued or paid pursuant to the merger agreement, will only be made to the person in whose name such IsoPlexis book-entry shares are registered in the stock transfer books of IsoPlexis as of the effective time.
Lost, Stolen or Destroyed Certificates
In the event that any IsoPlexis stock certificate has been lost, stolen or destroyed, then, upon the making of an affidavit of that fact by the person claiming such IsoPlexis stock certificate to be lost, stolen or destroyed and, if required by IsoPlexis or the exchange agent, the posting by such person of a bond in a reasonable amount as Berkeley

Lights may direct as indemnity against any claim that may be made against it with respect to such IsoPlexis stock certificate, the exchange agent will issue in exchange for such lost, stolen or destroyed IsoPlexis stock certificate, the merger consideration, any cash in lieu of fractional shares, and any unpaid dividends or other distributions, in each case, payable or issuable pursuant to the merger agreement, as if such lost, stolen or destroyed IsoPlexis stock certificate had been surrendered.
Dividends and Distributions with Respect to Unexchanged Shares of IsoPlexis Common Stock
No dividends or other distributions declared or made with respect to Berkeley Lights common stock with a record date at or after the effective time will be paid or otherwise delivered to the holder of any un-surrendered IsoPlexis stock certificate with respect to the shares of Berkeley Lights common stock that such holder has the right to receive in the merger (including in respect of any IsoPlexis book-entry shares held by such holder) until such un-surrendered IsoPlexis stock certificate has been surrendered for exchange.
Rights of IsoPlexis Stockholders Following the Effective Time and Transfers Following the Effective Time
At the effective time, all shares of IsoPlexis common stock outstanding immediately prior to the effective time will automatically be cancelled and will cease to exist, and all holders of IsoPlexis stock certificates and of IsoPlexis book-entry shares will cease to have any rights as stockholders of IsoPlexis, except the right to receive the merger consideration, any cash in lieu of fractional shares, and any dividends or other distributions that such holder has the right to receive pursuant to the merger agreement.
Neither Berkeley Lights nor IsoPlexis as the surviving corporation or the exchange agent will be liable to any person for the merger consideration, any cash in lieu of fractional shares, and any dividends or other distributions that such person has the right to receive pursuant to the merger agreement properly delivered to a public official pursuant to any applicable state, federal or other abandoned property, escheat or similar law.
At any time following 180 days after the effective time, Berkeley Lights will be entitled to require the exchange agent to deliver to it any portion of the shares of Berkeley Lights common stock deposited with the exchange agent that has not been disbursed to holders of IsoPlexis stock certificates or IsoPlexis book-entry shares and thereafter such holders will be entitled to look only to Berkeley Lights for, and Berkeley Lights will remain liable for, payment of their claims for the merger consideration, any cash in lieu of fractional shares and any unpaid dividends or other distributions, in each case, that such holder has the right to receive pursuant to the merger agreement. Notwithstanding the foregoing, any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any governmental authority will become, to the extent permitted by applicable law, the property of Berkeley Lights or its designee, free and clear of all claims or interest of any person previously entitled thereto.
Withholding Rights
Berkeley Lights and the exchange agent (without duplication) will each be entitled to deduct and withhold from the consideration otherwise payable pursuant to the merger agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under applicable tax law. Any such amounts that are withheld and paid over to the appropriate taxing authority will be treated as having been paid to the person in respect of which such deduction or withholding was made.

Treatment of IsoPlexis Equity Awards
IsoPlexis Stock Options
At the effective time, each IsoPlexis stock option with a per share exercise price that is less than the average closing sale price for a share of IsoPlexis common stock, rounded to the nearest one-tenth of a cent, as reported on Nasdaq for the five most recent trading days ending on and including the third business day prior to the closing date, that is outstanding and unexercised, whether vested or unvested, that is held by a continuing employee (each such IsoPlexis stock option an “Assumed IsoPlexis Stock Option”), immediately prior to the effective time will cease to represent a right to acquire shares of IsoPlexis common stock and will be automatically assumed and converted into a Berkeley Lights stock option on the same terms and conditions (including with respect to time-based vesting) as applied to such Assumed IsoPlexis Stock Option immediately prior to the effective time, except that:
•
the number of shares of Berkeley Lights common stock subject to such Assumed IsoPlexis Stock Option shall equal (a) the number of shares of IsoPlexis common stock subject to the Assumed IsoPlexis Stock Option immediately prior to the effective time (with any performance-based vesting conditions being deemed satisfied in full), multiplied by (b) the exchange ratio, rounded down to the nearest whole share number, and

•
the per share exercise price of such Assumed IsoPlexis Stock Option shall equal (a) the per share exercise price applicable to such Assumed IsoPlexis Stock Option immediately prior to the effective time; divided by (b) the exchange ratio, rounded up to the nearest whole hundredth of a cent.

Each IsoPlexis stock option that is vested or would vest, pursuant to its terms as a result of the consummation of the merger, that is held by any individual who is an IsoPlexis non-employee service provider or who will otherwise not be a continuing employee will be exercisable no later than ten days prior to, and contingent on, the closing of the merger and, to the extent unexercised as of such date, will be automatically canceled for no consideration at the effective time.
At the effective time, each IsoPlexis stock option that is not an Assumed IsoPlexis Stock Option that is outstanding immediately prior to the effective time will be automatically canceled for no consideration.
IsoPlexis Restricted Stock Awards
At the effective time, each restricted stock award of IsoPlexis that is outstanding immediately prior to the effective time will be automatically converted into a restricted stock award of Berkeley Lights, on the same terms and conditions as were applicable to such restricted stock award of IsoPlexis (including with respect to lapsing restrictions), except the number of shares of Berkeley Lights common stock subject to such award shall equal (a) the number of shares of IsoPlexis common stock subject to the restricted stock award of IsoPlexis immediately prior to the effective time, multiplied by (b) the exchange ratio, rounded to the nearest whole share.
Treatment of the IsoPlexis Employee Stock Purchase Plan
The IsoPlexis ESPP will terminate ten business days prior to the closing date. No offering under the IsoPlexis ESPP was outstanding as of December 21, 2022 and no new offering under the IsoPlexis ESPP may commence thereafter.
Treatment of the IsoPlexis Warrant Certificate
At the effective time, the outstanding warrant for shares of IsoPlexis common stock issued by IsoPlexis to Perceptive will become exercisable for the merger consideration in accordance with the terms of the IsoPlexis warrant certificate.
Organizational Documents and Directors and Officers of the Surviving Corporation
Subject to the requirements described in the section below entitled “—Indemnification; Directors’ and Officers’ Insurance” beginning on page 125, at the effective time:
•	the certificate of incorporation of IsoPlexis will, by virtue of the merger, be amended and restated in its entirety to be in the form set forth in Exhibit A to the merger agreement; and

•
the parties will take all necessary actions so that, at the effective time, the bylaws of IsoPlexis are amended and restated in their entirety to be in the form of the bylaws of Merger Sub as in effect immediately prior to the effective time (except that references to “Iceland Merger Sub Inc.” will be replaced by references to “IsoPlexis Corporation”).

The directors of Merger Sub immediately prior to the effective time will become the initial directors of IsoPlexis as the surviving corporation. The officers of IsoPlexis immediately prior to the effective time will become the initial officers of IsoPlexis as the surviving corporation.
Representations and Warranties
The merger agreement contains customary and, in certain cases, reciprocal representations and warranties by IsoPlexis, Berkeley Lights and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in confidential disclosure letters and qualified by certain information filed by the parties with the SEC, excluding, in each case, any disclosures set forth in any risk factor or “forward-looking statements” sections.
The reciprocal representations and warranties relate to, among other things:
•	organization, good standing and qualification to do business and subsidiaries’ organization, good standing and qualification to do business;
•	capitalization;
•	corporate authority and approval relating to the execution, delivery and performance of the merger agreement;
•	the inapplicability of state anti-takeover statutes;
•
the absence of any conflict with or violation of organizational documents, any conflict with or violation of applicable judgments or laws, any conflict with or violation of or default under contracts, or any lien on the properties or assets of a party or its subsidiaries as a result of the execution and delivery of the merger agreement and completion of the merger;

•
the absence of any need for action by governmental authorities in order to complete the merger, except as may be required by the Securities Act, the Exchange Act, the DGCL, the HSR Act or other applicable competition laws, applicable state securities takeover and “blue sky” laws or the rules and regulations of Nasdaq;

•	the proper filing of reports, schedules, forms, documents and financial statements required by the SEC and compliance with the requirements of the Securities Act and the Exchange Act;
•	the maintenance of internal controls and procedures;
•	the absence of undisclosed liabilities;
•	information provided by a party for inclusion in this joint proxy statement/prospectus.
•	the absence of certain material changes or events in the respective businesses of each of IsoPlexis and Berkeley Lights;
•	tax matters;
•	employee benefit plans and employment and labor practices;
•	investigations, litigations and proceedings;
•	compliance with applicable laws and the holding of necessary permits;
•	regulatory matters;
•	intellectual property, cybersecurity and data privacy matters;
•	broker’s and finder’s fees;
•	opinions of financial advisors;
•	matters with respect to transactions with affiliates;

•	the required stockholder approval of each of IsoPlexis and Berkeley Lights; and
•	compliance with the Investment Company Act of 1940.
The merger agreement also contains additional representations and warranties by IsoPlexis relating to, among other things, the following:
•	insurance policies;
•	compliance with environmental laws and regulations;
•	IsoPlexis’ significant contracts and agreements; and
•	real property matters.
The merger agreement also contains additional representations and warranties by Berkeley Lights relating to, among other things, matters with respect to Merger Sub.
The representations and warranties will not survive the merger. Many of the representations and warranties contained in the merger agreement are qualified by a “materiality” standard or by a “material adverse effect” standard.
Material Adverse Effect
A material adverse effect, with respect to IsoPlexis or Berkeley Lights, as applicable, means any effect, change, event, circumstance, condition, development or occurrence that has a material adverse effect on the business, results of operations or financial condition of IsoPlexis or Berkeley Lights, as applicable, and its subsidiaries, taken as a whole; provided that none of the following, and no effect, change, event, circumstance, condition, development or occurrence arising out of, or resulting from, the following, shall constitute or be taken into account in determining whether a material adverse effect has occurred, is continuing or would reasonably be expected to occur: any effect, change, event, circumstance, condition, development or occurrence (A) generally affecting (1) the industry in which such party and its subsidiaries operate or (2) the economy, credit or financial or capital markets, in the United States or elsewhere in the world, including changes in interest or exchange rates, monetary policy or inflation, or (B) to the extent arising out of, resulting from or attributable to (1) changes in law or in GAAP or in accounting standards, or any changes in the authoritative interpretation or enforcement of any of the foregoing, or any changes in general legal, regulatory, political or social conditions, (2) the negotiation, execution, announcement or performance of the merger agreement or the consummation of the transactions contemplated by the merger agreement, including the impact thereof on the relationships, contractual or otherwise, of such party or any of its subsidiaries with employees, customers, suppliers or partners (other than for purposes of any of such party’s representations or warranties described in the fourth, fifth or sixth bullets of the section entitled “—Representations and Warranties”), (3) acts of war (whether or not declared), military activity, sabotage, civil disobedience or terrorism, or any escalation or worsening thereof, (4) earthquakes, fires, floods, hurricanes, tornados or other natural disasters, casualty events, force majeure events or other comparable events, (5) any action taken by such party and its subsidiaries that is expressly required by the merger agreement or with the other party’s written consent or at the other party’s written request (in each case, excluding in connection with such party’s obligations under the merger agreement described in the first two bullets of the section entitled “—Conduct of Business Prior to the Merger’s Completion), or the failure to take any action if that action is prohibited by the merger agreement, (6) any change in such party’s credit ratings, (7) any decline in the market price, or change in trading volume, of any securities of such party, (8) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position (it being understood that the exceptions in clauses (6), (7) and (8) will not prevent or otherwise affect a determination that the underlying cause of any such change, decline or failure referred to therein (if permitted by the definition of “material adverse effect” and not otherwise falling within any of the exceptions provided by clause (A) and clauses (B)(1) through (10)) constitutes or may be taken into account in determining whether a material adverse effect has occurred, is continuing or would reasonably be expected to occur), (9) any epidemic, pandemic or disease outbreak (including COVID-19) or any COVID-19 measures or any change in such COVID-19 measures or interpretations by any governmental authority following the date of the merger agreement or (10) any legal actions or proceedings arising from allegations of a breach of fiduciary duty or violation of applicable securities law relating to the merger agreement or the transactions contemplated by the merger agreement; provided further that any effect, change, event, circumstance, condition, development or occurrence referred to in clause (A) or clauses (B)(3), (B)(4) or (B)(9) may be taken into account in determining whether there has been, is continuing or would reasonably be expected to be, a material adverse effect to the extent such effect, change, event, circumstance, condition, development or occurrence has a disproportionate adverse effect on such party and its subsidiaries, taken as a whole, as compared to other participants in the industry in which they operate (in which case, only the incremental disproportionate adverse effect may be taken into account in determining whether there has been, is continuing or would reasonably be expected to be, a material adverse effect).
Conduct of Business Prior to the Merger’s Completion
IsoPlexis and Berkeley Lights have agreed that, except as may be required by applicable laws, as expressly permitted or contemplated by the merger agreement, as set forth in confidential disclosure letters or unless the other party approves in writing (such approval not to be unreasonably withheld, conditioned or delayed and which will be deemed given if the other party does not provide a written response within five business days after receipt of a written request from the other party for such consent), IsoPlexis or Berkeley Lights, as applicable, will, and will cause each of its subsidiaries to, use commercially reasonable efforts to:
•	conduct its business in the ordinary course consistent with past practice in all material respects; and
•	preserve intact its business organization and maintain its advantageous business relationships.
IsoPlexis has also agreed that, except as may be required by applicable laws, as expressly permitted or contemplated by the merger agreement, as set forth in IsoPlexis’ confidential disclosure letter or unless Berkeley Lights approves in writing (such approval not to be unreasonably withheld, conditioned or delayed), IsoPlexis will not, and will not permit its subsidiaries to:
•
(1) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock, other equity interests or voting securities, other than dividends and distributions by a direct or indirect wholly owned subsidiary of IsoPlexis to IsoPlexis or any other wholly owned subsidiary of IsoPlexis, (2) split, combine, subdivide or reclassify any of its capital stock, other equity interests or voting securities, or securities convertible into or exchangeable or exercisable for capital stock or other equity interests or voting securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, other equity interests or voting securities or (3) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock or voting securities of, or equity interests in, IsoPlexis or any of its subsidiaries or any securities of IsoPlexis or any of its subsidiaries convertible into or exchangeable or exercisable for capital stock or voting securities of, or equity interests in, IsoPlexis or any of its subsidiaries, or any warrants, calls, options or other rights to acquire any such capital stock, securities or interests, other than (a) the acquisition by IsoPlexis of shares of IsoPlexis common stock in connection with the surrender of shares of IsoPlexis common stock by holders of IsoPlexis stock options in order to pay the exercise price thereof, (b) the withholding of shares of IsoPlexis common stock to satisfy tax obligations or payment of an exercise price with respect to IsoPlexis equity awards, (c) the acquisition by IsoPlexis of shares of IsoPlexis common stock underlying IsoPlexis equity awards in connection with the forfeiture of such awards, (d) transactions pursuant to the IsoPlexis warrant certificate and (e) transactions solely between or among IsoPlexis and its wholly owned subsidiaries;

•
issue, deliver, sell, grant, pledge or otherwise encumber or subject to any liens, other than permitted liens under the merger agreement, (1) any shares of capital stock of IsoPlexis or any of its subsidiaries (other than the (a) issuance of IsoPlexis common stock upon the exercise of the IsoPlexis stock options and the vesting or delivery of other IsoPlexis equity awards pursuant to the IsoPlexis stock plans, in each case, which are outstanding as of the date hereof and in accordance with their terms as of the date of the merger agreement, (b) purchase of IsoPlexis common stock under the IsoPlexis ESPP in accordance with its terms as of the date of the date of the merger agreement (as modified by the merger agreement) or (c) issuance of IsoPlexis common stock pursuant to the IsoPlexis warrant certificate), (2) any other equity interests or voting securities of IsoPlexis or any of its subsidiaries, (3) any securities convertible into or exchangeable or exercisable for capital stock or voting securities of, or other equity interests in, IsoPlexis or any of its subsidiaries, (4) any warrants, calls, options or other rights to acquire any capital stock or voting securities of, or other equity interests in, IsoPlexis or any of its subsidiaries, (5) any rights issued by IsoPlexis or any of its subsidiaries that are linked in any way to the price of any class of IsoPlexis capital stock or any shares of capital stock of any IsoPlexis subsidiary, the value of IsoPlexis or any of its subsidiaries or any part of

IsoPlexis or any of its subsidiaries or any dividends or other distributions declared or paid on any shares of capital stock of IsoPlexis or any of its subsidiaries or (6) any debt of IsoPlexis that provides a right to vote on any matters on which IsoPlexis stockholders may vote;
•
(1) amend the IsoPlexis charter or the IsoPlexis bylaws or (2) amend in any material respect the organizational documents of any IsoPlexis subsidiary (other than, in the case of the IsoPlexis bylaws or the organizational documents of any IsoPlexis subsidiary, any amendment that is not material and does not prevent or materially impede, interfere with, hinder or delay the consummation of the merger);

•
except as required by any IsoPlexis benefit plan as in effect on the date of the merger agreement or adopted, established, entered into or amended after the date of the merger agreement in accordance with the terms of the merger agreement; (1) adopt, enter into, terminate or amend any IsoPlexis benefit plan; (2) increase in any manner the compensation or benefits of any employee, officer, director or other service provider of IsoPlexis or any IsoPlexis subsidiary with an annual base salary or annualized base wage rate as of the date hereof of $200,000 or more; (3) grant or agree to grant any change in control, severance, retention or similar compensation or benefits to, or enter into any employment or similar agreement with any employee, officer, director or other service provider of IsoPlexis or any IsoPlexis subsidiary (except for offer letters entered into in the ordinary course of business consistent with past practice with new hire employees with an annual base salary of less than $200,000); (4) take any action to accelerate the payment of any compensation or benefit under any IsoPlexis benefit plan or (5) waive any conditions on any equity or equity-based awards under any IsoPlexis stock plan;

•
(1) terminate the employment of any employee of IsoPlexis or any IsoPlexis subsidiary with an annual base salary or annualized base wage rate as of the date hereof of $200,000 or more, other than for cause or due to death or disability (in each case, as determined by the Company in the ordinary course of business consistent with past practice) or (2) hire any individual with an annual base salary or annualized base wage rate as of the date hereof of $200,000 or more;

•	make any material change in financial accounting methods, principles or practices, other than as required by changes in GAAP after the date of the merger agreement;
•
directly or indirectly acquire or agree to acquire in any transaction any equity interest in or business of any firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity or division thereof or any properties or assets (other than (1) purchases of supplies, inventory, products and services in the ordinary course of business consistent with past practice or (2) transactions solely between or among IsoPlexis and its wholly owned subsidiaries) if the aggregate amount of consideration for all such transactions would exceed $1 million;

•
sell, lease (as lessor), license, mortgage, sell and leaseback or otherwise encumber or subject to any lien, except for permitted liens under the merger agreement, or otherwise dispose of any properties or assets (other than (1) sales of supplies, inventories, products or services in the ordinary course of business consistent with past practice or of supplies, inventory, products, properties or other assets that are obsolete, worn out, surplus or no longer used or useful in the conduct of IsoPlexis or any of its subsidiaries or (2) transactions solely between or among IsoPlexis and its wholly owned subsidiaries) or any interests therein that, individually or in the aggregate, have a fair market value in excess of $1,000,000, except in relation to mortgages, liens and pledges to secure indebtedness for borrowed money permitted to be incurred under the following bullet;

•
incur any indebtedness for borrowed money, except for (1) indebtedness incurred under IsoPlexis’ existing credit agreement with Perceptive, which is referred to as the “IsoPlexis credit agreement,” in effect as of the date of the merger agreement in the ordinary course of business, (2) indebtedness incurred in connection with the renewal, extension or refinancing of any indebtedness existing on the date of the merger agreement or permitted to be incurred, assumed or otherwise entered into under the merger agreement, provided that the execution, delivery and performance of the merger agreement and the consummation of the merger will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or any loss of a material benefit under, or result in the creation of any lien, other than a permitted lien under the merger agreement, under such replacement indebtedness, (3) letters of credit, bank guarantees, security or performance bonds or similar credit support instruments, overdraft facilities or cash management programs, in each case issued, made or entered into in the ordinary course of business consistent with past practice (and provided that such indebtedness does not exceed $1 million in the aggregate), (4) intercompany indebtedness (including guarantees) between or among IsoPlexis and its wholly owned subsidiaries in the ordinary course of business consistent with past practice or (5) other indebtedness incurred in the ordinary course of business not to exceed $250,000 in the aggregate;
•
make, or agree or commit to make, any capital expenditure except for capital expenditures (1) in excess of $1 million above the amounts set forth in the capital expenditure targets IsoPlexis provided to Berkeley Lights prior to the date of the merger agreement or such other capital expenditure targets as may be mutually agreed by IsoPlexis and Berkeley Lights or (2) as reasonably required in response to any emergency, whether caused by war, terrorism, weather events, public health events, outages or otherwise;

•	enter into or amend any contract if such contract or amendment would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the merger;
•	enter into, modify, amend, extend, renew, replace or terminate any collective bargaining or other labor union contract applicable to the employees of IsoPlexis or any of its subsidiaries;
•
waive, release, assign, settle or compromise any litigation or proceeding (other than any litigation or proceeding with respect to taxes, which is governed by the third succeeding bullet below), except those that do not create obligations of IsoPlexis and its subsidiaries other than the payment of monetary damages not in excess of $100,000 in the aggregate;

•
abandon, sell, transfer, dispose of, cancel, knowingly allow to lapse, or fail to renew, maintain or defend, encumber, convey title (in whole or in part) or grant any right or other licenses to material intellectual property owned or exclusively licensed to IsoPlexis or any of its subsidiaries, or enter into licenses or agreements that impose material restrictions upon IsoPlexis or any of its affiliates with respect to intellectual property owned by any third party, in each case other than in the ordinary course of business consistent with past practice;

•
materially amend or modify any material contract or enter into, materially amend or modify any contract that would be a material contract if it had been entered into prior to the date of the merger agreement (excluding terminations upon expiration of the term thereof in accordance with the terms thereof);

•
change any method of tax accounting, settle any litigation or proceeding relating to taxes, make any tax election, file any amended tax return, settle or compromise any tax liability, claim or assessment, enter into any closing agreement, waive or extend any statute of limitations with respect to any taxes, or surrender any right to claim a refund of taxes, in each case, that is material to IsoPlexis and its subsidiaries, taken as a whole;

•	enter into any new line of business outside of its existing business;
•	dissolve or liquidate IsoPlexis or any of its subsidiaries;
•
other than in the ordinary course of business, (1) materially amend or modify any lease or enter into, materially amend or modify any contract that would be a lease if it had been entered into prior to the date of the merger agreement; (2) sell, lease (as lessor), license, mortgage, sell and leaseback or otherwise encumber or subject to any lien, other than a permitted lien under the merger agreement, or otherwise dispose of any real property; or (3) directly or indirectly acquire or agree to acquire any real property that would constitute real property if it had been acquired or agreed to be acquired prior to the date of the merger agreement; or

•	authorize any of, or commit, resolve or agree to take any of, the foregoing actions.
Berkeley Lights has also agreed that, except as may be required by applicable laws, as expressly permitted or required by the merger agreement, as set forth in Berkeley Lights’ disclosure letter, or unless IsoPlexis approves in writing (such approval not to be unreasonably withheld, conditioned or delayed), Berkeley Lights will not, and will not permit its subsidiaries to:
•
(1) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock, other equity interests or voting securities, other than dividends and distributions by a direct or indirect wholly owned subsidiary of

Berkeley Lights to Berkeley Lights or any other wholly owned subsidiary of Berkeley Lights, (2) split, combine, subdivide or reclassify any of its capital stock, other equity interests or voting securities, or securities convertible into or exchangeable or exercisable for capital stock or other equity interests or voting securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, other equity interests or voting securities or (3) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock or voting securities of, or equity interests in, Berkeley Lights or any of its subsidiaries or any securities of Berkeley Lights or any of its subsidiaries convertible into or exchangeable or exercisable for capital stock or voting securities of, or equity interests in, Berkeley Lights or any of its subsidiaries, or any warrants, calls, options or other rights to acquire any such capital stock, securities or interests, other than (a) the acquisition by Berkeley Lights of shares of Berkeley Lights common stock in connection with the surrender of shares of Berkeley Lights common stock by holders of Berkeley Lights stock options in order to pay the exercise price thereof, (b) the withholding of shares of Berkeley Lights common stock to satisfy tax obligations or payment of an exercise price with respect to awards granted pursuant to the Berkeley Lights stock plans, (c) the acquisition by Berkeley Lights of awards granted pursuant to the Berkeley Lights stock plans in connection with the forfeiture of such awards and (d) transactions solely between or among Berkeley Lights and its wholly owned subsidiaries;
•
issue, deliver, sell, grant, pledge or otherwise encumber or subject to any liens, other than permitted liens under the merger agreement, (1) any shares of capital stock of Berkeley Lights or any of its subsidiaries (other than the (a) issuance of Berkeley Lights common stock on the exercise of the Berkeley Lights stock options and the vesting or delivery of other awards pursuant to the Berkeley Lights stock plans, in each case, which are outstanding as of the date hereof and in accordance with their terms as of the date of the merger agreement or (b) purchase of Berkeley Lights common stock under the Berkeley Lights employee stock purchase plan in accordance with its terms as of the date of the merger agreement), (2) any other equity interests or voting securities of Berkeley Lights or any of its subsidiaries, (3) any securities convertible into or exchangeable or exercisable for capital stock or voting securities of, or other equity interests in, Berkeley Lights or any of its subsidiaries, (4) any warrants, calls, options or other rights to acquire any capital stock or voting securities of, or other equity interests in, Berkeley Lights or any of its subsidiaries, (5) any rights issued by Berkeley Lights or any of its subsidiaries that are linked in any way to the price of any class of Berkeley Lights capital stock or any shares of capital stock of any Berkeley Lights subsidiary, the value of Berkeley Lights, any of its subsidiaries or any part of Berkeley Lights or any of its subsidiaries or any dividends or other distributions declared or paid on any shares of capital stock of Berkeley Lights or any of its subsidiaries or (6) any debt of Berkeley Lights that provides a right to vote on any matters on which Berkeley Lights stockholders may vote, except, in each case of clauses (1) through (6), for grants of equity awards pursuant to the Berkeley Lights stock plans;

•
(1) amend the Berkeley Lights charter or the Berkeley Lights bylaws or (2) amend in any material respect the organizational documents of any Berkeley Lights subsidiary (other than, in the case of the Berkeley Lights bylaws or the organizational documents of any Berkeley Lights subsidiary, any amendment that is not material and does not prevent or materially impede, interfere with, hinder or delay the consummation of the merger);

•	make any material change in financial accounting methods, principles or practices, other than as required by changes in GAAP after the date of the merger agreement;
•
directly or indirectly acquire or agree to acquire in any transaction any equity interest in or business of any firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity or division thereof or any properties or assets (other than (1) purchases of supplies, inventory, products and services in the ordinary course of business consistent with past practice or (2) transactions solely between or among Berkeley Lights and its wholly owned subsidiaries) if the aggregate amount of consideration for all such transactions would exceed $25 million or would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the merger;

•
incur any indebtedness for borrowed money, except for (1) indebtedness incurred under Berkeley Lights’ existing credit facilities in effect as of the date of the merger agreement in the ordinary course of business, (2) indebtedness incurred in connection with the renewal, extension or refinancing of any indebtedness existing on the date of the merger agreement or permitted to be incurred, assumed or otherwise entered into under the merger agreement, provided that the execution, delivery and performance of the merger agreement and the consummation of the merger will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or any loss of a material benefit under, or result in the creation of any lien, other than a permitted lien under the merger agreement, under such replacement indebtedness, (3) letters of credit, bank guarantees security or performance bonds or similar credit support instruments, overdraft facilities or cash management programs, in each case issued, made or entered into in the ordinary course of business consistent with past practice (and provided that such indebtedness does not exceed $10 million in the aggregate), (4) intercompany indebtedness (including guarantees) between or among IsoPlexis and its wholly owned subsidiaries or (5) other indebtedness not to exceed $50 million in the aggregate;
•	enter into or amend any contract if such contract or amendment would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the merger;
•	enter into any new line of business outside of its existing business;
•	dissolve or liquidate Berkeley Lights or any of its subsidiaries; or
•	authorize any of, or commit, resolve or agree to take any of, the foregoing.
No Solicitation of Acquisition Proposals
Except as otherwise permitted by the merger agreement and described below in “—No Change of Recommendation—Permitted Change of Recommendation—Superior Proposal” and “—No Change of Recommendation—Permitted Change of Recommendation—Intervening Event” beginning on page 123, IsoPlexis and Berkeley Lights have agreed that neither IsoPlexis nor Berkeley Lights, nor any of their respective controlled affiliates, will, and that they will cause their and their respective controlled affiliates’ directors and officers not to (and will use their reasonable best efforts to cause their respective other representatives not to), directly or indirectly:
•	solicit or initiate, or knowingly encourage, induce or facilitate, any inquiry, proposal or offer that constitutes or may reasonably be expected to lead to, an acquisition proposal (as defined below);
•
furnish to any person any non-public information regarding Berkeley Lights or IsoPlexis, as applicable, or its respective subsidiaries, or afford to any person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Berkeley Lights or IsoPlexis, as applicable, or its respective subsidiaries, with the intent of encouraging, inducing, facilitating or assisting the making, submission or announcement of any inquiry, proposal or offer that constitutes, or may reasonably be expected to lead to, an acquisition proposal;

•
participate or engage in any discussions or negotiations with any person regarding, or furnish to any person any information with respect to, or cooperate in any way with any person (whether or not such person is making an acquisition proposal) with respect to, any inquiry, proposal or offer that constitutes, or may reasonably be expected to lead to, an acquisition proposal; or

•	resolve or agree to do any of the foregoing.
Notwithstanding the restrictions described above, if at any time prior to obtaining approval of the IsoPlexis merger proposal, in the case of IsoPlexis, or the Berkeley Lights share issuance proposal, in the case of Berkeley Lights, in response to a bona fide written acquisition proposal that did not result from a breach of the applicable non-solicitation provisions in the merger agreement and that the IsoPlexis board of directors or the Berkeley Lights board of directors, as applicable, determines in good faith (after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation) constitutes or is reasonably be expected to result in a superior proposal (as defined below), IsoPlexis or Berkeley Lights, as applicable, and its respective representatives may (1) furnish information with respect to IsoPlexis or Berkeley Lights, as applicable, and its respective representatives to the person making the acquisition proposal and its representatives, in either case, provided that all such information has previously been provided to IsoPlexis or Berkeley Lights, as applicable, or is provided to IsoPlexis or Berkeley Lights, as applicable, prior to or substantially concurrent with the time it is provided to such third party, and (2) participate in discussions regarding the terms of the acquisition proposal and the negotiation of such terms with, and only with, the person making the acquisition proposal and such person’s representatives and financing sources. Prior to providing any information regarding Berkeley Lights or IsoPlexis, as applicable, or any of their respective subsidiaries, to such third party in response to such acquisition proposal, IsoPlexis or Berkeley Lights, as applicable, must receive from such third party an executed confidentiality agreement not less restrictive of such third party than the confidentiality agreement between Berkeley Lights and IsoPlexis, other than with respect to “standstill” provisions (an “acceptable confidentiality agreement”).
An “acquisition proposal” means any bona fide proposal or offer (whether or not in writing) from any person or group with respect to or relating to, in a single transaction or series of related transactions, whether directly or indirectly:
•
any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Berkeley Lights or IsoPlexis, as applicable, or any of its respective subsidiaries pursuant to which such person or group would acquire any business or assets of Berkeley Lights or IsoPlexis, as applicable, or any of its respective subsidiaries) representing 20% or more of the consolidated revenues, net income or assets of Berkeley Lights or IsoPlexis, as applicable, and its respective subsidiaries, taken as a whole, or 20% or more of the aggregate voting power of the outstanding equity securities of Berkeley Lights or IsoPlexis, as applicable, or of the surviving entity;

•
any sale, lease, contribution or other disposition of any business or assets of Berkeley Lights or IsoPlexis, as applicable, or any of its respective subsidiaries representing 20% or more of the consolidated revenues, net income or assets of Berkeley Lights or IsoPlexis, as applicable, and its respective subsidiaries, taken as a whole;

•
any issuance, sale or other disposition to any person (or the stockholders of any person) or group of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of Berkeley Lights or IsoPlexis, as applicable; or

•	any combination of the foregoing.
A “superior proposal” means any bona fide written acquisition proposal (with all references to “20%” in the definition of acquisition proposal being deemed to be references to “50%”) that the IsoPlexis board of directors or the Berkeley Lights board of directors, as applicable, determines in good faith (after consultation with outside legal counsel and a financial advisor of nationally recognize reputation) is (1) more favorable from a financial point of view to the stockholders of IsoPlexis or Berkeley Lights, as applicable, than the merger and (2) reasonably capable of being consummated on the terms proposed, in each case taking into account all legal, regulatory, financial, timing, financing and other aspects of such offer and the merger agreement (including any changes to the terms of the merger agreement proposed in response to such acquisition proposal or otherwise) that the IsoPlexis board of directors or Berkeley Lights board of directors, as applicable, deems relevant.
Existing Discussions or Negotiations; Notice Regarding Acquisition Proposals
Berkeley Lights and IsoPlexis have agreed that they will, and that they will cause their respective controlled affiliates and their and their respective controlled affiliates’ officers and directors (and will use their reasonable best efforts to cause their respective other representatives) to, immediately cease and cause to be terminated all discussions or negotiations with any person (other than Berkeley Lights or IsoPlexis, as applicable) with respect to any inquiry, proposal or offer that constitutes or may reasonably be expected to lead to a superior proposal.
Berkeley Lights and IsoPlexis have also agreed that if either of them obtains knowledge of the receipt of any inquiry, proposal or offer that constitutes or may reasonably be expected to lead to an acquisition proposal, then Berkeley Lights or IsoPlexis, as applicable, will promptly (and in any event within 24 hours after its obtaining knowledge of the receipt of such acquisition proposal or request) notify the other party in writing of such acquisition proposal or request (which notification must include the identity of the person making the acquisition proposal and the material terms and conditions thereof (and copies of all definitive documentation and other relevant proposed transaction documentation received from the person making the acquisition proposal). Berkeley Lights or IsoPlexis, as applicable, must keep the other party informed in all material respects, on a reasonably current basis, of the status and details of such acquisition proposal or request (including any material change to the terms of such proposal) and provide to the other party as soon as practicable after receipt or delivery thereof all drafts of agreements relating to any acquisition proposal and any written proposals containing any material terms of any acquisition proposal or a counterproposal to an acquisition proposal, in each case exchanged between such party or any of its subsidiaries or any of its other representatives, on the one hand, and the person making the acquisition proposal or any of its affiliates or any of its or their representatives, on the other hand.

No Change of Recommendation
IsoPlexis and Berkeley Lights have agreed that, except as otherwise set forth in the merger agreement, neither the IsoPlexis board of directors nor the Berkeley Lights board of directors, will:
•
withdraw (or modify or qualify in a manner adverse to Berkeley Lights or to IsoPlexis, as applicable), the IsoPlexis board of directors’ required recommendation to IsoPlexis stockholders to adopt the merger agreement, which is referred to as the “IsoPlexis recommendation,” or the Berkeley Lights board of directors’ required recommendation to Berkeley Lights stockholders to approve the share issuance, which is referred to as the “Berkeley Lights recommendation,” as applicable (or publicly propose to do so);

•
if an acquisition proposal structured as a tender or exchange offer is commenced, fail to recommend against acceptance of such tender or exchange offer by the applicable stockholders within ten business days after the commencement thereof; or

•	approve, recommend or declare advisable any acquisition proposal (or publicly propose to do so).
The actions described in the preceding three bullets are referred to as a “change of recommendation.”
IsoPlexis and Berkeley Lights have also agreed that, except as otherwise set forth in the merger agreement, neither the IsoPlexis board of directors nor the Berkeley Lights board of directors will adopt (or publicly propose to do so) or allow IsoPlexis or Berkeley Lights, as applicable, or any of their respective controlled affiliates to execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, alliance agreement, partnership agreement or other agreement or arrangement (other than an acceptable confidentiality agreement) related to any acquisition proposal.
Permitted Change of Recommendation—Superior Proposal
However, IsoPlexis, at any time prior to its stockholders approving the IsoPlexis merger proposal, and Berkeley Lights, at any time prior to its stockholders approving the Berkeley Lights share issuance proposal, may make a change of recommendation following receipt of an acquisition proposal that did not result from a breach of the applicable non-solicitation provisions in the merger agreement if, prior to making such change of recommendation:
•
the recipient’s board of directors determines in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, that such acquisition proposal constitutes a superior proposal;

•
the recipient’s board of directors determines in good faith, after consultation with its outside legal counsel, that the failure to effect a change of recommendation would be inconsistent with such board of directors’ fiduciary duties under applicable laws;

•
the recipient delivers to the other party a written notice at least four business days in advance stating that the recipient’s board intends to make a change of recommendation and specifying the reasons for such change;

•
the recipient has negotiated, and has used its reasonable best efforts to cause its representatives to negotiate, in good faith with the other party during such four business day period (to the extent the other party wishes to negotiate) to enable the other party to propose in writing such bona fide adjustments to the terms and conditions of the merger agreement as would obviate the basis for the change of recommendation; and

•
on the fourth business day after receipt of the written notice by the other party, the board of directors of the recipient of the acquisition proposal determines in good faith that (1) after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, such acquisition proposal continues to constitute a superior proposal and (2) after consultation with its outside legal counsel, the failure to make a change of recommendation would be inconsistent with such board of directors’ fiduciary duties under applicable laws.

If there is any change to any material term of such acquisition proposal, the acquisition proposal’s recipient must deliver to the other party an additional notice, and a new negotiation period of three business days will commence.

Permitted Change of Recommendation—Intervening Event
In addition, IsoPlexis, at any time prior to its stockholders approving the IsoPlexis merger proposal, and Berkeley Lights, at any time prior to its stockholders approving the Berkeley Lights share issuance proposal, may make a change of recommendation if an intervening event (as defined below) arises and prior to making such change of recommendation:
•
the IsoPlexis board of directors or Berkeley Lights board of directors, as applicable, determines in good faith, after consultation with its outside legal counsel, that, in light of such intervening event, a failure to effect a change of recommendation would be inconsistent with such board of directors’ fiduciary duties under applicable laws;

•
the party experiencing the intervening event delivers to the other party a written notice at least four business days in advance stating that the board of directors intends to make a change of recommendation and specifying the reasons for such change;

•
the party experiencing the intervening event has negotiated, and has used its reasonable best efforts to cause its representatives to negotiate, in good faith with the other party during such four business day period (to the extent the other party wishes to negotiate) to enable the other party to propose in writing such bona fide adjustments to the terms and conditions of the merger agreement as would obviate the need for a change of recommendation; and

•
on the fourth business day after receipt of the written notice by the other party, the board of directors of the party experiencing the intervening event determines in good faith that (1) after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, the intervening event remains in effect and (2) after consultation with its outside legal counsel, the failure to make a change of recommendation would be inconsistent with such board of directors’ fiduciary duties under applicable laws.

An “intervening event” means any material event, development, occurrence or change in circumstances or facts with respect to IsoPlexis or Berkeley Lights, as applicable, that (1) first occurred following the execution of the merger agreement and that was not known or reasonably foreseeable (or, if known, the magnitude or material consequences of which were not known or reasonably foreseeable) by the IsoPlexis board of directors or Berkeley Lights board of directors, as applicable, as of the date of the merger agreement and (2) does not involve or relate to:
•	an acquisition proposal;
•	the negotiation, execution, announcement or performance of the merger agreement or the consummation of the merger; or
•
any changes in the market price of the common stock of IsoPlexis or Berkeley Lights, as applicable, except that the underlying causes of any such changes may be considered and taken into account for determining whether an intervening event has occurred to the extent not otherwise excluded from the definition of intervening event.

Special Meetings
As promptly as reasonably practicable after the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, is declared effective by the SEC, IsoPlexis and Berkeley Lights must duly call, give notice of, convene and hold the IsoPlexis special meeting and Berkeley Lights special meeting, as applicable. Except as described above with respect to a change of recommendation, IsoPlexis and Berkeley Lights must use reasonable best efforts to, among other things, solicit proxies in favor of their respective proposals. IsoPlexis and Berkeley Lights must also use reasonable best efforts to initially hold their respective special meetings on the same date and at the same time.
IsoPlexis and Berkeley Lights may postpone or adjourn the IsoPlexis special meeting or Berkeley Lights special meeting, as applicable:
•
if, as of the time for which the IsoPlexis special meeting or Berkeley Lights special meeting, as applicable, is originally scheduled, there are insufficient shares of IsoPlexis common stock or Berkeley Lights common stock, as applicable, represented to constitute a quorum necessary to conduct the business to be conducted at such special meeting or to the extent that at such time IsoPlexis or Berkeley Lights, as applicable, has not received proxies sufficient to allow receipt of the IsoPlexis recommendation or the Berkeley Lights recommendation, as applicable;
•
to allow time for the filing and dissemination of any supplemental or amended disclosure document which the IsoPlexis board of directors or Berkeley Lights board of directors, as applicable, has determined in good faith, after consultation with its outside legal counsel, is necessary or required by applicable law or the organizational documents of IsoPlexis and Berkeley Lights, as applicable, to be filed and disseminated;

•	if required by applicable law or judgment; or
•	if the other party provides its prior written consent (which will not be unreasonably withheld, conditioned or delayed).
Notwithstanding the foregoing, IsoPlexis and Berkeley Lights may not adjourn or postpone the IsoPlexis special meeting or the Berkeley Lights special meeting, as applicable, more than a total of three times pursuant to the first bullet above, and each such adjournment or postponement pursuant to the first bullet above may not exceed ten business days.
Regulatory Approvals
Under the merger agreement, each of Berkeley Lights, Merger Sub and IsoPlexis has agreed to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the merger and the other transactions contemplated by the merger agreement as promptly as practicable, including using reasonable best efforts to obtain or make all necessary or appropriate filings under applicable law.
For additional information, please see the section entitled “The Merger—Regulatory Approvals” beginning on page 106.
Access to Information
Subject to certain limitations, prior to the effective time, each of IsoPlexis and Berkeley Lights will afford the other party and its representatives reasonable access, during normal business hours upon reasonable advance notice, to IsoPlexis’ or Berkeley Lights’, as applicable, and its respective subsidiaries’ officers, employees, agents, properties, books, contracts and records, will furnish promptly to the other party all information concerning IsoPlexis’ or Berkeley Lights’, as applicable, business, properties, assets and personnel as the other party may reasonably request in connection with the merger agreement and merger.
Publicity
Berkeley Lights and IsoPlexis must consult with one another prior to issuing, and give each other the opportunity to review and comment upon, any press release or other public statement with respect to the merger and may not issue any such press release or make any such public statement prior to such consultation, except as such party may reasonably conclude, based on the advice of its outside legal counsel, is required by applicable law, court process or by the rules and regulations of any national securities exchange (including Nasdaq) or national securities quotation system. Notwithstanding the foregoing, each of IsoPlexis and Berkeley Lights may make public announcements, releases or statements concerning the merger if the substance of such announcements, releases or statements was publicly disclosed in compliance with the foregoing publicity requirements of the merger agreement.
Employee Benefits Matters
For one year following the effective time, Berkeley Lights will provide, or will cause to be provided, to each employee of IsoPlexis and its subsidiaries who continues employment with Berkeley Lights, IsoPlexis or any of their respective subsidiaries with (1) an annual base salary or wage rate and target annual cash incentive compensation opportunities that, in each case, are no less favorable than the annual base salary or wage rate and target annual cash incentive compensation opportunities provided to such continuing employee immediately prior to the effective time, (2) severance benefits that are no less favorable than the severance benefits that would have been provided to such continuing employee under the applicable severance benefit plans, programs, policies, agreements and arrangements as in effect immediately prior to the effective time (after giving effect to any provisions relating to a “change in control,” “change of control” or other term of similar import) and (3) long-term incentive compensation opportunities, and other employee benefits (excluding one-time or non-recurring payments or benefits, defined benefit pension benefits and retiree medical) that, in the aggregate, are no less favorable to the long-term incentive compensation opportunities and other employee benefits (excluding one-time or non-recurring payments or benefits, defined benefit pension benefits and retiree medical) provided to either (a) such continuing employee immediately prior to the effective time or (b) similarly situated employees of Berkeley Lights, as determined by Berkeley Lights in its sole discretion; provided, however, that long-term incentive compensation opportunities may be provided in the form of cash, equity, or a combination thereof, as determined by Berkeley Lights in its sole discretion.
Berkeley Lights will use commercially reasonable efforts to provide service credit to continuing IsoPlexis employees for all purposes (excluding benefit accrual, including under any defined benefit pension plan) under each comparable Berkeley Lights benefit plans, programs and policies, in which any continuing IsoPlexis employee becomes a participant (including any vacation, paid time-off and severance plans, programs and policies), and to the extent such service was credited for similar purposes under an IsoPlexis benefit plan. With respect to any Berkeley Lights welfare benefit plans, Berkeley Lights will use commercially reasonable efforts to (a) waive any eligibility waiting periods, actively-at-work-requirements, evidence of insurability requirements, waiting periods and pre-existing conditions limitations, other than as are already in effect and have not been satisfied or waived prior to the effective time, and (b) credit annual deductibles, co-payments and out-of-pocket maximums paid under IsoPlexis benefit plans during the plan year in which closing occurs.
For each continuing employee who is eligible to receive an annual bonus, Berkeley Lights will, and will cause IsoPlexis to, pay such continuing employee a bonus payment (1) for the IsoPlexis fiscal year in which the closing date occurs and (2) to the extent unpaid as of the closing date, for the IsoPlexis fiscal year preceding the year in which the closing occurs, in each case, as would have been provided pursuant to the terms and conditions of the applicable IsoPlexis benefit plan in effect as of immediately prior to the effective time.
Certain Tax Matters
IsoPlexis, Berkeley Lights and Merger Sub shall each use its reasonable best efforts to cause the merger to qualify as a reorganization under Section 368(a) of the Code, including by (1) not taking any action (or failing to take any action) that such party hereto knows is reasonably likely to prevent such qualification and (2) executing such amendments to the merger agreement as may be reasonably required in order to obtain such qualification provided that such amendments shall be economically neutral and not otherwise adverse to Berkeley Lights. Each of IsoPlexis, Berkeley Lights and Merger Sub shall use its reasonable best efforts to obtain the tax opinion described in the merger agreement, including by making the customary representations and covenants reasonably requested by tax counsel in order to render such tax opinion. Each of IsoPlexis, Berkeley Lights and Merger Sub shall use its reasonable best efforts not to take or cause to be taken any action that would cause to be untrue (or fail to take or cause not to be taken any action which inaction would cause to be untrue) any of the representations and covenants made to tax counsel in furtherance of such tax opinion. To the extent necessary, IsoPlexis, Berkeley Lights and Merger Sub shall work together in good faith to effect the combination contemplated by the merger agreement using an alternative structure that would qualify as a reorganization described in Section 368 of the Code and would not be reasonably expected to have a material adverse tax or other economic consequence to Berkeley Lights in the event that (1) the intended treatment of the merger as a reorganization under Section 368(a) of the Code cannot be achieved or (2) the tax opinion described in the merger agreement is not issued with respect to the merger.
Indemnification; Directors’ and Officers’ Insurance
For at least six years following the effective time, Berkeley Lights must cause IsoPlexis, as the surviving corporation, to:
•
indemnify and hold harmless (and advance funds in respect of the foregoing) each former and present director or officer of IsoPlexis or any of its subsidiaries and each person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise if such service was at the request or for the benefit of IsoPlexis or any of its subsidiaries (each, together with such person’s heirs, executors or administrators, an “indemnified party”) to the fullest extent permitted under applicable laws; and

•
maintain in effect the indemnification, advancement of expenses and exculpation provisions in the organizational documents of IsoPlexis and each of its subsidiaries or in any agreement to which IsoPlexis or any of its subsidiaries is a party, in each case as such provisions are in effect immediately prior to the effective time, and no such provision or the indemnification, advancement of expenses or exculpation provisions in the organizational documents of IsoPlexis as the surviving corporation may be amended, modified or repealed in any manner that would adversely affect the rights thereunder of any indemnified party.
Furthermore, IsoPlexis must, at or prior to the effective time, purchase a “tail” directors’ and officers’ liability insurance and fiduciary liability insurance policy covering the six-year period from and after the effective time from a suitable carrier and on terms no less favorable than the directors’ and officers’ liability insurance and fiduciary liability insurance coverage currently maintained by IsoPlexis with respect to claims arising from facts, events, acts or omissions that occurred on or before the effective time.
Certain Additional Covenants
The merger agreement also contains additional covenants, including, among others, covenants relating to the filing of this joint proxy statement/prospectus, regulatory filings and approvals (which are described in the section entitled “The Merger—Regulatory Approvals” beginning on page 106), the delisting of shares of IsoPlexis common stock from Nasdaq and deregistration of IsoPlexis under the Exchange Act (which are described in the section entitled “The Merger—Listing of Berkeley Lights Common Stock; Delisting and Deregistration of IsoPlexis Common Stock” beginning on page 108), reporting requirements under Section 16 of the Exchange Act, notification of certain events and regulatory matters, coordination with respect to litigation relating to the merger and cooperation with respect to the financing transactions that may be entered into in connection with the merger (which are described in the section entitled “The Merger—Financing Matters” beginning on page 107).
Conditions to the Completion of the Merger
The obligations of each of Berkeley Lights, Merger Sub and IsoPlexis to effect the merger are subject to the satisfaction or waiver, on or prior to the closing date, of each of the following conditions:
•	approval by IsoPlexis’ stockholders of the IsoPlexis merger proposal must have been obtained;
•	approval by Berkeley Lights’ stockholders of the Berkeley Lights share issuance proposal must have been obtained;
•	the shares of Berkeley Lights common stock to be issued as consideration under the merger agreement must have been approved for listing on Nasdaq, subject to official notice of issuance;
•	any waiting period applicable to the merger under the HSR Act must have been terminated or expired;
•
no judgment or order enacted, promulgated, issued, entered, amended or enforced by any governmental authority or applicable law may be in effect that prevents, makes illegal, enjoins or prohibits the consummation of the merger; and

•
the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, must have been declared effective by the SEC under the Securities Act, no stop order suspending the effectiveness of the Form S-4 may have been issued by the SEC and no proceedings for that purpose may have been initiated or threatened by the SEC.

The obligation of Berkeley Lights to complete the merger is subject to the satisfaction or waiver, on or prior to the closing date, of each of the following conditions:
•
IsoPlexis’ representations and warranties regarding capitalization must have been true and accurate, other than de minimis inaccuracies, at and as of the date of the merger agreement and must be true and accurate, other than de minimis inaccuracies, at and as of the closing date as if made at and as of such time (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty must be true and accurate, other than de minimis inaccuracies, as of such particular date or period of time);

•
IsoPlexis’ representations and warranties regarding (1) IsoPlexis’ organization and good standing, (2) corporate authority and approval, (3) outstanding shares of IsoPlexis common stock, (4) IsoPlexis equity awards and (5) brokers must have been true and accurate in all material respects at and as of the date of the merger agreement and must be true and accurate in all material respects at and as of the closing date as if made at and as of such time (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty must be so true and accurate as of such particular date or period of time), without giving effect to any materiality or material adverse effect qualifications contained therein;
•
IsoPlexis’ representations and warranties regarding the absence of a material adverse effect must have been true and accurate in all respects at and as of the date of the merger agreement and must be true and accurate at and as of the closing date as if made at and as of such time;

•
IsoPlexis’ remaining representations and warranties must have been true and accurate in all respects at and as of the date of the merger agreement and must be true and accurate at and as of the closing date as if made at and as of such time (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty must be so true and accurate as of such particular date or period of time), except where the failure to be true and accurate would not, individually or in the aggregate, constitute or reasonably be expected to constitute a material adverse effect, without giving effect to any materiality or material adverse effect qualifications contained therein;

•	IsoPlexis’ covenants required to be complied with or performed at or prior to the closing must have been complied with and performed in all material respects; and
•
Berkeley Lights must have received a certificate, dated as of the closing date and executed by an executive officer of IsoPlexis, confirming that the conditions described in the preceding five bullets have been satisfied.

The obligation of IsoPlexis to complete the merger is subject to the satisfaction or waiver, on or prior to the closing date, of each of the following conditions:
•
Berkeley Lights’ and Merger Sub’s representations and warranties regarding capitalization must have been true and accurate, other than de minimis inaccuracies, at and as of the date of the merger agreement and must be true and accurate, other than de minimis inaccuracies, at and as of the closing date as if made at and as of such time (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty must be true and accurate, other than de minimis inaccuracies, as of such particular date or period of time);

•
Berkeley Lights’ and Merger Sub’s representations and warranties regarding (1) Berkeley Lights’ and Merger Sub’s organization and good standing, (2) corporate authority and approval, (3) Berkeley Lights’ outstanding shares of Berkeley Lights common stock, (4) Berkeley Lights not owning any shares of IsoPlexis common stock and (5) brokers must have been true and accurate in all material respects at and as of the date of the merger agreement and must be true and accurate in all material respects at and as of the closing date as if made at and as of such time (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty must be so true and accurate as of such particular date or period of time), without giving effect to any materiality or material adverse effect qualifications contained therein;

•
Berkeley Lights’ and Merger Sub’s representations and warranties regarding the absence of a material adverse effect must have been true and accurate in all respects at and as of the date of the merger agreement and must be true and accurate at and as of the closing date as if made at and as of such time;

•
Berkeley Lights’ and Merger Sub’s remaining representations and warranties must have been true and accurate in all respects at and as of the date of the merger agreement and must be true and accurate at and as of the closing date as if made at and as of such time (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty must be so true and accurate as of such particular date or period of time), except where the failure to be true and accurate would not, individually or in the aggregate, constitute or reasonably be expected to constitute, a material adverse effect, without giving effect to any materiality or material adverse effect qualifications contained therein;

•	Berkeley Lights’ and Merger Sub’s covenants required to be complied with or performed at or prior to the closing must have been complied with and performed in all material respects; and

•
IsoPlexis must have received a certificate, dated as of the closing date and executed by an executive officer of each of Berkeley Lights and Merger Sub, confirming that the conditions described in the preceding five bullets have been satisfied.

In addition, IsoPlexis’ obligation to effect the merger is subject to the receipt by IsoPlexis of an opinion from its legal counsel, Cravath, Swaine & Moore LLP, or Freshfields Bruckhaus Deringer US LLP, counsel to Berkeley Lights, dated as of the closing date, to the effect that (1) the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, (2) Berkeley Lights, Merger Sub and IsoPlexis each will be a party to such reorganization within the meaning of Section 368(b) of the Code and (3) the merger agreement is intended to be, and is adopted as, a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code.
Termination of the Merger Agreement
The merger agreement may be terminated and the merger abandoned:
•	by mutual written consent of IsoPlexis and Berkeley Lights at any time prior to the effective time;
•
by either IsoPlexis or Berkeley Lights, if the merger has not been consummated on or prior to the end date, including any automatic extensions thereof (however, a party may not terminate the merger agreement pursuant to this provision if the failure of the merger to occur on or before the end date is a proximate result of a breach of the merger agreement by such party);

•
by either IsoPlexis or Berkeley Lights, if a judgment or order has been enacted, promulgated, issued, entered, amended or enforced by any governmental authority or an applicable law is in effect that prevents, makes illegal, enjoins or prohibits the consummation of the merger, and such judgment, order or applicable law has become final and non-appealable (however, the party seeking to terminate the merger agreement must have complied with its obligations in the merger agreement described in the section entitled “The Merger Agreement—Regulatory Approvals”);

•
by either IsoPlexis or Berkeley Lights, if the approval by Berkeley Lights stockholders of the Berkeley Lights share issuance proposal is not obtained at the Berkeley Lights special meeting duly convened (unless the Berkeley Lights special meeting is adjourned, in which case at the final adjournment thereof);

•
by either IsoPlexis or Berkeley Lights, if the approval by IsoPlexis stockholders of the IsoPlexis merger proposal is not obtained at the IsoPlexis special meeting duly convened (unless the IsoPlexis special meeting is adjourned, in which case at the final adjournment thereof);

•	by Berkeley Lights, if the IsoPlexis board of directors has made a change of recommendation;
•	by IsoPlexis, if the Berkeley Lights board of directors has made a change of recommendation; or
•
by either IsoPlexis or Berkeley Lights, if the other party has breached or failed to perform any of its covenants or agreements contained in the merger agreement or if any of the other party’s representations or warranties contained in the merger agreement fails to be true and correct, which breach or failure (1) would give rise to the failure of conditions to closing relating to the accuracy of the other party’s representations and warranties or compliance with its covenants and (2) is not reasonably capable of being cured by the end date or is not cured within 45 days after receiving written notice from the terminating party (however, the terminating party may not exercise this termination right if it is then in material breach of any of its representations, warranties, obligations or agreements contained in the merger agreement).

Termination Fees
IsoPlexis Termination Fee
IsoPlexis will be obligated to pay to Berkeley Lights a termination fee of $2.3 million in cash if the merger agreement is terminated:
•	by Berkeley Lights due to a change of recommendation by IsoPlexis;
•
by either Berkeley Lights or IsoPlexis if (1) the merger agreement is terminated due to (a) the failure of IsoPlexis to obtain approval by IsoPlexis stockholders of the IsoPlexis merger proposal or (b) the merger not being consummated on or before the end date, (2) prior to the date of the IsoPlexis special meeting (with respect to clause (a) hereof) or the termination of the merger agreement (with respect to clause (b) hereof), a third party has made an acquisition proposal with respect to IsoPlexis that has become known to the public or such third party has publicly announced an intention to make an acquisition proposal with respect to IsoPlexis and (3) within 12 months after the termination of the merger agreement, either (i) an acquisition proposal with respect to IsoPlexis is consummated or (ii) a definitive agreement relating to an acquisition proposal with respect to IsoPlexis is entered into by IsoPlexis (except that the parties have agreed that, with respect to clauses (i) and (ii) hereof only, each reference to “20%” in the definition of acquisition proposal will be deemed to be a reference to “50%”).
The termination fee will be payable by IsoPlexis only once and not in duplication even though the termination fee may be payable by IsoPlexis pursuant to both circumstances described above.
Berkeley Lights Termination Fees
Berkeley Lights will be obligated to pay to IsoPlexis a termination fee of $2.3 million in cash if the merger agreement is terminated:
•	by IsoPlexis due to a change of recommendation by Berkeley Lights;
•
by either IsoPlexis or Berkeley Lights if (1) the merger agreement is terminated due to (a) the failure of Berkeley Lights to obtain approval by Berkeley Lights stockholders of the Berkeley Lights share issuance proposal or (b) the merger not being consummated on or before the end date, (2) prior to the date of the Berkeley Lights special meeting (with respect to clause (a) hereof) or the termination of the merger agreement (with respect to clause (b) hereof), a third party has made an acquisition proposal with respect to Berkeley Lights that has become known to the public or such third party has publicly announced an intention to make an acquisition proposal with respect to Berkeley Lights and (3) within 12 months after the termination of the merger agreement, either (i) an acquisition proposal with respect to Berkeley Lights is consummated or (ii) a definitive agreement relating to an acquisition proposal with respect to Berkeley Lights is entered into by Berkeley Lights (except that the parties have agreed that, with respect to clauses (i) and (ii) hereof only, each reference to “20%” in the definition of acquisition proposal will be deemed to be a reference to “50%”).

A termination fee will be payable by Berkeley Lights only once and not in duplication even though a termination fee may be payable by Berkeley Lights pursuant to more than one of the circumstances described above.
Amendment and Waiver
The merger agreement may be amended at any time prior to the effective time by an instrument in writing signed on behalf of each of the parties to the merger agreement, except that:
•
if the Berkeley Lights share issuance proposal is approved, no amendment may be made which by applicable law requires further approval of Berkeley Lights stockholders without the further approval of such stockholders; and

•	if the IsoPlexis merger proposal is approved, no amendment may be made which by applicable law requires further approval of IsoPlexis stockholders without the further approval of such stockholders.
Except as otherwise provided in the merger agreement, at any time prior to the effective time, the parties to the merger agreement may (1) extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement, (2) waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement, (3) waive compliance with any covenants and agreements contained in the merger agreement or (d) waive the satisfaction of any of the conditions contained in the merger agreement by a written instrument signed by the party granting such waiver. The failure of any party to the merger agreement to assert any of its rights under the merger agreement or otherwise shall not constitute a waiver of such rights.
Assignment
The merger agreement is not assignable by any party to the merger agreement, in whole or in part, by operation of law or otherwise, without the express prior written consent of the other parties thereto; provided that Berkeley Lights and Merger Sub may assign their rights and obligations pursuant to the merger agreement to any direct or indirect wholly owned subsidiary of Berkeley Lights so long as Berkeley Lights continues to remain liable for all of such rights and obligations to the extent not discharged by such subsidiary.

Third-Party Beneficiaries
Berkeley Lights, Merger Sub and IsoPlexis have agreed that the merger agreement, taken together with certain other related agreements, is not intended to confer on any person other than Berkeley Lights, Merger Sub and IsoPlexis any rights or remedies (except for the rights described under “—Indemnification; Directors’ and Officers’ Insurance,” if the effective time occurs).
Jurisdiction; Specific Performance
Each of Berkeley Lights, Merger Sub and IsoPlexis has consented to the exclusive personal jurisdiction of the Delaware Court of Chancery (or if the Delaware Court of Chancery does not have jurisdiction, any state or federal court within the State of Delaware) in any legal actions or proceedings relating to the merger agreement or any of the transactions contemplated by the merger agreement.
Each of Berkeley Lights, Merger Sub and IsoPlexis has also agreed that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of the merger agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, Berkeley Lights, Merger Sub and IsoPlexis have agreed that each will be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement. Each of Berkeley Lights, Merger Sub and IsoPlexis has also irrevocably waived any requirement for the securing or posting of any bond in connection with such injunctions.
Notwithstanding the foregoing, in no event will either IsoPlexis or Berkeley Lights be entitled to (i) specific performance to cause the other party to consummate the closing and (ii) the payment of the applicable termination fee.

THE VOTING AGREEMENTS
Concurrently with the execution of the merger agreement, on December 21, 2022, IsoPlexis, Berkeley Lights and Merger Sub entered into: (a) a Berkeley Lights voting agreement with each of Dr. Igor Khandros and Susan Bloch, which is referred to as the “Berkeley Lights voting agreement,” and (b) an IsoPlexis voting agreement with each of Brian Paul Miller, Brian P Miller and Giovanna R Miller, JTWROS, Connecticut Innovations, Incorporated, Northpond Capital, LP, Northpond Ventures, LP, North Sound Trading, LP, PCOF EQ AIV III, LP, Perceptive Credit Holdings III, LP, Perceptive Life Sciences Master Fund, Ltd., SMC Growth Capital Partners II, LP, SMC Holdings II, LP, SMC Private Equity Holdings, LP, Sean Mackay, The Miller Family 2011 Trust and Rong Fan, which is referred to as the “IsoPlexis voting agreement.”
The Berkeley Lights voting agreement and the IsoPlexis voting agreement are each referred to as a “voting agreement,” and each Berkeley Lights or IsoPlexis stockholder party thereto, as applicable, is referred to as a “supporting stockholder.” The following summary describes certain material provisions of the voting agreements, copies of which are attached hereto as Annexes B and C and incorporated by reference herein in their entirety. The description of the voting agreements in this section and elsewhere in this joint proxy statement/prospectus is qualified in its entirety by reference to the complete text of the voting agreements.
Voting
Each Berkeley Lights supporting stockholder agreed that from the date of the voting agreement until the date that the voting agreement terminates, such supporting stockholder will vote or cause to be voted all shares of Berkeley Lights common stock that they beneficially own, among other things:
•	in favor of the Berkeley Lights share issuance proposal;
•	in favor of the Berkeley Lights adjournment proposal;
•
against any action or agreement that would reasonably be expected to result in the conditions of the merger not being fulfilled or a breach of a covenant, representation or warranty or any other material obligation or agreement of Berkeley Lights contained in the merger agreement;

•	against any action, proposal, transaction or agreement that would be expected to prevent or materially delay the consummation of the merger; and
•	against any acquisition proposal with respect to Berkeley Lights.
Each IsoPlexis supporting stockholder agreed that from the date of the voting agreement until the date that the voting agreement terminates, such supporting stockholder will vote or cause to be voted all shares of IsoPlexis common stock that they beneficially own, among other things:
•	in favor of the IsoPlexis merger proposal;
•	in favor of the IsoPlexis adjournment proposal;
•
against any action or agreement that would reasonably be expected to result in the conditions of the merger not being fulfilled or a breach of a covenant, representation or warranty or any other material obligation or agreement of IsoPlexis contained in the merger agreement;

•	against any action, proposal, transaction or agreement that would be expected to prevent or materially delay the consummation of the merger; and
•	against any acquisition proposal with respect to IsoPlexis.
As of February 6, 2023, the supporting stockholders subject to the Berkeley Lights voting agreement owned and were entitled to vote in the aggregate approximately 13% of the outstanding shares of Berkeley Lights common stock, and the supporting stockholders subject to the IsoPlexis voting agreement owned and were entitled to vote in the aggregate approximately 68% of the outstanding shares of IsoPlexis common stock (which are referred to as the “IsoPlexis covered shares”). In addition, under the IsoPlexis voting agreement, if the IsoPlexis board of directors makes a change of recommendation, then the aggregate number of IsoPlexis covered shares will automatically be reduced on a pro rata basis so that the IsoPlexis covered shares will collectively only constitute 30% of the outstanding shares of IsoPlexis common stock.

Restrictions on Transfers
Each Berkeley Lights and IsoPlexis supporting stockholder has also agreed that, with limited exceptions, prior to the termination of its voting agreement, it will not transfer any shares of Berkeley Lights common stock or IsoPlexis common stock, respectively, or other Berkeley Lights securities or IsoPlexis securities, respectively, beneficially owned or acquired by such supporting stockholder on or after the date of its voting agreement.
Termination
By its terms, each voting agreement will terminate upon the earliest to occur of: (a) the effective time; (b) the termination of the merger agreement in accordance with its terms; (c) with respect to the Berkeley Lights voting agreement, the date on which any amendment to the merger agreement is effected, or any waiver of Berkeley Lights’ rights, Merger Sub’s rights or IsoPlexis’ obligation under the merger agreement is granted, in each case, without the Berkeley Lights support stockholders’ prior written consent, that (1) increases the merger consideration to be received by the stockholders of IsoPlexis, (2) changes the form of merger consideration payable to the stockholders of IsoPlexis, (3) extends the end date or imposes any additional conditions to the consummation of the merger or (4) affects any of the other material terms of certain specified provisions of the merger agreement in a manner that is materially adverse to any of the Berkeley Lights supporting stockholders in their capacity as such; and (d) with respect to the IsoPlexis voting agreement, the date on which any amendment to the merger agreement is effected, or any waiver of IsoPlexis’ rights under the merger agreement is granted, in each case, without the IsoPlexis supporting stockholders’ prior written consent, that (A) diminishes the merger consideration to be received by the stockholders of IsoPlexis, (B) changes the form of merger consideration payable to the stockholders of IsoPlexis, (C) extends the end date or imposes any additional conditions to the consummation of the merger or (D) affects any of the other material terms of certain specified provisions of the merger agreement in a manner that is materially adverse to any of IsoPlexis supporting stockholders in their capacity as such.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
On December 21, 2022, Berkeley Lights, Merger Sub, and IsoPlexis entered into the merger agreement pursuant to which, subject to satisfaction or (to the extent permitted by law) waiver of the conditions set forth in the merger agreement, Berkeley Lights will acquire IsoPlexis by way of the merger.
Under the merger agreement, at the effective time of the merger, Merger Sub will merge with and into IsoPlexis, with IsoPlexis surviving the merger as a wholly owned subsidiary of Berkeley Lights.
As a result of the merger, each share of IsoPlexis common stock issued and outstanding immediately prior to the effective time of the merger (other than shares that are excluded per the merger agreement) will be converted into the right to receive the merger consideration of 0.6120 Berkeley Lights common shares, and if applicable, cash in lieu of any fractional Berkeley Lights common shares and any unpaid dividends or other distributions. Berkeley Lights estimates that, immediately following completion of the merger, former holders of Berkeley Lights common stock will own approximately 75.2% and pre-merger holders of IsoPlexis common shares will own approximately 24.8% of the common shares of the combined company.
The accompanying unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. The historical consolidated financial information in the unaudited pro forma condensed combined financial information has been adjusted to give effect to certain transaction accounting adjustments.
The unaudited pro forma condensed combined financial information does not give effect to any cost savings, operating synergies or revenue synergies that may result from the merger or the costs to achieve any synergies.
The unaudited pro forma condensed combined financial information has been presented for informational purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations would have been had the merger been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.
The unaudited pro forma condensed combined financial information contains estimated adjustments, based upon available information and certain assumptions that Berkeley Lights believes are reasonable under the circumstances. The assumptions underlying the pro forma adjustments are described in greater detail in the accompanying notes to the unaudited pro forma condensed combined financial information. In many cases, these assumptions were based on preliminary information and estimates.
The unaudited pro forma condensed combined financial information is presented to illustrate the estimated effects of the merger, based on the historical financial position and results of operations of Berkeley Lights and IsoPlexis, presented as follows:
The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022 was prepared based on:
(1)	the Berkeley Lights historical unaudited condensed consolidated statement of operations for the nine months ended September 30, 2022; and
(2)	the IsoPlexis historical unaudited condensed consolidated statement of operations for the nine months ended September 30, 2022.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 was prepared based on:
(1)	the Berkeley Lights historical audited consolidated statement of operations for the year ended December 31, 2021; and
(2)	the IsoPlexis historical audited consolidated statement of operations for the year ended December 31, 2021.
The unaudited pro forma condensed combined balance sheet as of September 30, 2022 was prepared based on:
(1)	the Berkeley Lights historical unaudited condensed consolidated balance sheet as of September 30, 2022; and
(2)	the IsoPlexis historical unaudited condensed consolidated balance sheet as of September 30, 2022.

The unaudited pro forma condensed combined financial information should be read in conjunction with this historical financial information and related notes of Berkeley Lights from which the information was derived, which are incorporated by reference into this joint proxy statement/prospectus:
(1)	Berkeley Lights’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on November 8, 2022; and
(2)	Berkeley Lights’ Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 28, 2022.
The unaudited pro forma condensed combined financial information should also be read in conjunction with this historical financial information and related notes of IsoPlexis from which the information was derived, which are attached as Annexes F-1 and F-4, respectively, to this joint proxy statement/prospectus:
(1)	IsoPlexis’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on November 10, 2022; and
(2)	IsoPlexis’ Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 30, 2022.
For more information regarding such historical consolidated financial statements and related notes, see “Where You Can Find More Information” beginning on page 170 and the annexes attached to this joint proxy statement/prospectus.
The merger will be accounted for using the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations. Berkeley Lights management has determined that Berkeley Lights is the accounting acquirer. In identifying Berkeley Lights as the accounting acquirer, management considered the structure of the merger and the relative outstanding share ownership and market values of Berkeley Lights and IsoPlexis.
The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2022 and the year ended December 31, 2021 assume the merger occurred on January 1, 2021. The unaudited pro forma condensed combined balance sheet as of September 30, 2022 assumes the merger occurred on September 30, 2022. The unaudited pro forma condensed combined financial information does not reflect any dispositions or the effects of any other commitments that may be required by either Berkeley Lights or IsoPlexis in connection with the receipt of regulatory approvals required to complete the merger.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Nine Months ended September 30, 2022
(In thousands, except share and per share data)	Historical Berkeley Lights, Inc.	Historical IsoPlexis Corporation After Reclassifications (Note 4)	Pro Forma Transaction Adjustments (Note 6)	Notes (Note 6)	Pro Forma Combined Company
Revenue:
Product revenue	$35,188	$11,410	$—		$46,598
Service revenue	25,566	1,990	—		27,556
Total revenue	60,754	13,400	—		74,154
Cost of sales:
Product cost of sales	9,911	6,329	2,157	(a), (c)	18,397
Service cost of sales	9,065	182	—		9,247
Total cost of sales	18,976	6,511	2,157		27,644
Gross profit	41,778	6,889	(2,157)		46,510
Operating expenses:
Research and development	44,729	18,359	2,989	(c)	66,077
Selling, general and administrative	64,347	53,697	(6,032)	(a), (c)	112,012
Restructuring	1,058	4,273	—		5,331
Total operating expenses	110,134	76,329	(3,043)		183,420
Loss from operations	(68,356)	(69,440)	886		(136,910)
Other income (expense):
Interest expense	(680)	(3,679)	—		(4,359)
Interest income	552	55	—		607
Other income (expense), net	(209)	279	—		70
Loss before income taxes	(68,693)	(72,785)	886		(140,592)
Provision for income taxes	46	—	—	(e)	46
Net loss	$(68,739)	$(72,785)	$886		$(140,638)

Net loss attributable to common stockholders per share, basic and diluted	$(1.01)				$(1.52)
Weighted-average shares used in calculating net loss per share, basic and diluted	68,024,937		24,283,695	(f)	92,308,632
See accompanying “Notes to Unaudited Pro Forma Condensed Combined Financial Statements.”

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
year ended December 31, 2021
(In thousands, except share and per share data)	Historical Berkeley Lights, Inc.	Historical IsoPlexis Corporation After Reclassifications (Note 4)	Pro Forma Transaction Adjustments (Note 6)	Notes (Note 6)	Pro Forma Combined Company
Revenue:
Product revenue	$56,575	$16,201	$—		$72,776
Service revenue	28,813	1,057	—		29,870
Total revenue	85,388	17,258	—		102,646
Cost of sales:
Product cost of sales	14,857	8,445	5,960	(a) (b)	29,262
Service cost of sales	13,980	47	—		14,027
Total cost of sales	28,837	8,492	5,960		43,289
Gross profit	56,551	8,766	(5,960)		59,357
Operating expenses:
Research and development	58,553	20,966	3,218		82,737
General and administrative	43,400	26,349	5,963	(a), (c), (d)	75,712
Sales and marketing	25,387	37,774	—		63,161
Total operating expenses	127,340	85,089	9,181		221,610
Loss from operations	(70,789)	(76,323)	(15,141)		(162,253)
Other income (expense):
Interest expense	(1,171)	(3,618)	—		(4,789)
Interest income	175	—	—		175
Other income (expense), net	6	(1,628)	—		(1,622)
Loss before income taxes	(71,779)	(81,569)	(15,141)		(168,489)
Provision for income taxes	(55)	—	—	(e)	(55)
Net loss	(71,724)	(81,569)	(15,141)		(168,434)
Accumulated dividends on preferred stock	—	(10,455)	—		(10,455)
Net loss attributable to common stockholders	$(71,724)	$(92,024)	$(15,141)		$(178,889)

Net loss attributable to common stockholders per share, basic and diluted	$(1.08)				$(1.97)
Weighted-average shares used in calculating net loss per share, basic and diluted	66,707,129		24,283,695	(f)	90,990,824
See accompanying “Notes to Unaudited Pro Forma Condensed Combined Financial Statements.”

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2022
(In thousands, except share and per share data)	Historical Berkeley Lights, Inc.	Historical IsoPlexis Corporation After Reclassification (Note 4)	Pro Forma Transaction Adjustments (Note 7)	Notes (Note 7)	Pro Forma Combined Company
Assets
Current assets:
Cash and cash equivalents	$120,640	$53,128	$(13,000)	(g)	$160,768
Short-term marketable securities	14,075	—	—		14,075
Trade accounts receivable	20,255	4,569	—		24,824
Inventory	15,706	38,247	2,884	(h)	56,837
Prepaid expenses and other current assets	10,285	1,679	—		11,964
Total current assets	180,961	97,623	(10,116)		268,468
Property and equipment, net	27,704	11,331	—		39,035
Intangible assets, net	—	20,162	(13,712)	(k)	6,450
Operating lease right-of-use assets	24,118	5,381	—		29,499
Other assets	2,101	355	—		2,456
Total assets	$234,884	$134,852	$(23,828)		$345,908
Liabilities and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$7,921	$4,032	$—		$11,953
Accrued expenses and other current liabilities	16,243	6,150	—		22,393
Current portion of notes payable	2,483	—	—		2,483
Deferred revenue	7,733	1,034	—		8,767
Total current liabilities	34,380	11,216	—		45,596
Notes payable	17,327	46,051	3,949	(k)	67,327
Deferred revenue, net of current portion	1,433	—	—		1,433
Lease liability, long-term	23,561	4,080	—		27,641
Total liabilities	76,701	61,347	3,949		141,997
Commitments and contingencies
Stockholders’ equity:
Common stock	4	39	(38)	(j)	5
Additional paid-in capital	490,544	280,225	(221,498)	(j)	549,271
Accumulated deficit	(332,347)	(206,759)	193,759	(j)	(345,347)
Accumulated other comprehensive loss	(18)	—	—		(18)
Total stockholders’ equity	158,183	73,505	(27,777)	(j)	203,911
Total liabilities and stockholders’ equity	$234,884	$134,852	$(23,828)		$345,908
See accompanying “Notes to Unaudited Pro Forma Condensed Combined Financial Statements.”

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Note 1: Description of transaction
On December 21, 2022, Berkeley Lights, Merger Sub, and IsoPlexis entered into the merger agreement pursuant to which, subject to satisfaction or (to the extent permitted by law) waiver of the conditions set forth in the merger agreement, Berkeley Lights will acquire IsoPlexis by way of the merger.
Under the merger agreement, at the effective time of the merger, Merger Sub will merge with and into IsoPlexis, with IsoPlexis surviving the merger as a wholly owned subsidiary of Berkeley Lights.
As a result of the merger, each share of IsoPlexis common stock issued and outstanding immediately prior to the effective time of the merger (other than shares that are excluded per the merger agreement) will be converted into the right to receive the merger consideration of 0.6120 Berkeley Lights common shares, and if applicable, cash in lieu of any fractional Berkeley Lights common shares and any unpaid dividends or other distributions. Berkeley Lights estimates that, immediately following completion of the merger, former holders of Berkeley Lights common stock will own approximately 75.2% and pre-merger holders of IsoPlexis common shares will own approximately 24.8% of the common shares of the combined company.
Note 2: Basis of presentation
The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting, with Berkeley Lights considered the accounting acquirer of IsoPlexis. Under the acquisition method of accounting, the preliminary purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair market values, with the excess purchase price, if any, allocated to goodwill. Costs related to the transaction are expensed as incurred. To prepare the unaudited pro forma condensed combined financial information, Berkeley Lights adjusted IsoPlexis’ assets and liabilities to their estimated fair values based on Berkeley Lights’ preliminary valuation work. As of the date of this joint proxy statement/prospectus, Berkeley Lights has not completed the detailed valuation work necessary to finalize the required estimated fair values and estimated useful lives of IsoPlexis’s assets to be acquired and liabilities to be assumed and the related allocation of the purchase price. The final allocation of the purchase price will be determined after completion of the merger and determination of the estimated fair value of IsoPlexis’ assets and liabilities, and associated tax adjustments. Accordingly, the final acquisition accounting adjustments may be materially different from the unaudited pro forma adjustments contained herein.
The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by Berkeley Lights. Certain financial information of IsoPlexis as presented in its historical consolidated financial statements has been preliminarily reclassified to conform to the historical presentation in Berkeley Lights’ consolidated financial statements for the purposes of preparing the unaudited pro forma condensed combined financial information. Upon completion of the merger, Berkeley Lights will perform a full and detailed review of IsoPlexis’ accounting policies. As a result of that review, Berkeley Lights may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the consolidated financial statements of the combined company.
The pro forma financial data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed as of the beginning of the periods presented, nor is it necessarily indicative of the future operating results or financial position of the combined company. The pro forma financial data, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings (or associated costs or capital expenditures to achieve such savings), opportunities to earn additional revenue, the impact of restructuring, or other factors that may result as a consequence of the merger and, accordingly, does not attempt to predict or suggest future results.
Note 3: Accounting policies
With the exception of the reclassifications which were made to the historical financial statements of IsoPlexis to conform to Berkeley Lights’ presentation, which are discussed in more detail in “Note 4. Reclassification adjustments,” Berkeley Lights is currently not aware of material accounting policy differences. Further review of IsoPlexis’ detailed accounting policies following the consummation of the combination may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the financial statements of the combined company.

Note 4: Reclassification adjustments
Certain reclassifications have been applied to the historical presentation of IsoPlexis’ statements of operations and balance sheet to conform to Berkeley Lights’ financial statement presentation.
Reclassifications to IsoPlexis’ unaudited condensed consolidated statement of operations for the nine months ended September 30, 2022 are as follows:
(In thousands)	Historical IsoPlexis Corporation Before Reclassifications	Reclassifications	Notes	Historical IsoPlexis Corporation After Reclassifications
Revenue:
Product revenue	$11,410	$—		$11,410
Service revenue	1,990	—		1,990
Total revenue	13,400	—		13,400
Cost of sales:
Product cost of sales	6,329	—		6,329
Service cost of sales	182	—		182
Total cost of sales	6,511	—		6,511
Gross profit	6,889	—		6,889
Operating expenses:
Research and development	18,359	—		18,359
General and administrative expenses	28,705	(28,705)	i	—
Sales and marketing expenses	24,992	(24,992)	i	—
Selling, general and administrative	—	53,697	i	53,697
Restructuring	4,273	—		4,273
Total operating expenses	76,329	—		76,329
Loss from operations	(69,440)	—		(69,440)
Other income (expense):
Interest expense	(3,679)	—		(3,679)
Interest income	—	55	ii	55
Other expense, net	334	(55)	ii	279
Loss before income taxes	(72,785)	—		(72,785)
Provision for income taxes	—	—		—
Net loss	$(72,785)	$—		$(72,785)
i.	Represents reclassification of general and administrative and sales and marketing expenses to selling, general and administrative expenses.
ii.	Represents reclassification of interest income from other expense, net to interest income.

There were no reclassifications to IsoPlexis’ unaudited condensed consolidated statement of operations for the year ended December 31, 2021, which is shown here for reference:
(In thousands)	Historical IsoPlexis Corporation Before Reclassifications	Reclassifications	Notes	Historical IsoPlexis Corporation After Reclassifications
Revenue:
Product revenue	$16,201	$—		$16,201
Service revenue	1,057	—		1,057
Total revenue	17,258	—		17,258
Cost of sales:
Product cost of sales	8,445	—		8,445
Service cost of sales	47	—		47
Total cost of sales	8,492	—		8,492
Gross profit	8,766	—		8,766
Operating expenses:
Research and development	20,966	—		20,966
General and administrative	26,349	—		26,349
Sales and Marketing	37,774	—		37,774
Total operating expenses	85,089	—		85,089
Loss from operations	(76,323)	—		(76,323)
Other income (expense):
Interest expense	(3,618)	—		(3,618)
Interest income	—	—		—
Other expense, net	(1,628)	—		(1,628)
Loss before income taxes	(81,569)	—		(81,569)
Provision for income taxes	—	—		—
Net loss	(81,569)	—		(81,569)
Accrued dividends on preferred stock	(10,455)	—		(10,455)
Net loss attributable to common stockholders	$(92,024)	$—		$(92,024)

Reclassifications to IsoPlexis’ unaudited condensed consolidated balance sheet as of September 30, 2022 are as follows:
(In thousands)	Historical IsoPlexis Corporation Before Reclassifications	Reclassifications	Notes	Historical IsoPlexis Corporation After Reclassifications
Assets
Current assets:
Cash and cash equivalents	$53,128	$—		$53,128
Short-term marketable securities	—	—		—
Trade accounts receivable	4,569	—		4,569
Inventory	38,247	—		38,247
Prepaid expenses and other current assets	1,679	—		1,679
Total current assets	97,623	—		97,623
Property and equipment, net	11,331	—		11,331
Intangible assets, net	20,162	—		20,162
Operating lease right-of-use assets	5,381	—		5,381
Other assets	355	—		355
Total assets	$134,852	$—		$134,852
Liabilities and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$4,032	$—		$4,032
Accrued expenses and other current liabilities	6,150	—		6,150
Current portion of notes payable	—	—		—
Deferred revenue	1,034	—		1,034
Total current liabilities	11,216	—		11,216
Notes payable	—	46,051	i	46,051
Long-term debt	46,051	(46,051)	i	—
Deferred revenue, net of current portion	—	—		—
Lease liability, long term	—	4,080	ii	4,080
Long-term operating lease obligations	4,080	(4,080)	ii	—
Total liabilities	61,347	—		61,347
Commitments and contingencies
Stockholders’ equity:
Common stock	39	—		39
Additional paid-in capital	280,225	—		280,225
Accumulated deficit	(206,759)	—		(206,759)
Accumulated other comprehensive loss	—	—		—
Total stockholders’ equity	73,505	—		73,505
Total liabilities and stockholders’ equity	$134,852	$—		$134,852
i.	Represents reclassification of long-term debt to notes payable.
ii.	Represents reclassification of long-term operating lease obligations to lease liability, long term.

Note 5: Purchase consideration
The unaudited pro forma condensed combined balance sheet has been adjusted to reflect a preliminary allocation of the estimated purchase price to IsoPlexis’ identifiable assets to be acquired and liabilities to be assumed. The preliminary purchase price allocation in this unaudited pro forma condensed combined financial information is based upon an estimated purchase price of approximately $59 million as determined by:
(i)
the closing price per share of Berkeley Lights common stock on January 17, 2023, multiplied by 24.3 million shares of Berkeley Lights common stock (the estimated number of shares that will be issued to IsoPlexis stockholders in connection with the merger, based on the 0.6120 exchange ratio and the 39.7 million shares of IsoPlexis common stock outstanding as of January 17, 2023);

(ii)	the fair value attributable to an outstanding warrant for shares of IsoPlexis common stock;
(iii)
the portion of the fair value attributable to pre-merger completion of service with respect to outstanding equity awards held by IsoPlexis employees that will be converted into awards with respect to shares of Berkeley Lights common stock; and

(iv)	the estimated cash consideration payable in lieu of fractional shares owed to current IsoPlexis common stockholders, which amount is not material.
The pro forma purchase price adjustments are preliminary and are subject to change based on the Berkeley Lights common stock price, the number of shares of IsoPlexis common stock outstanding, the number of equity awards that will be converted, as well as the actual net tangible and intangible assets and liabilities that exist on the closing date of the merger. Increases or decreases in the purchase price and estimated fair value of assets and liabilities will result in adjustments that could materially impact the unaudited pro forma condensed combined financial information. For example, a 10% increase (or decrease) to the Berkeley Lights common stock price would increase (or decrease) the estimated purchase price and allocation of fair value by approximately $6 million.
The total estimated transaction consideration is calculated as follows:
(In millions, except per share amounts)	Amount
Number of shares of IsoPlexis common stock outstanding as of January 17, 2023	$39,679,241
Exchange ratio(1)	0.6120
Berkeley Lights common stock issued for IsoPlexis outstanding common stock	$24,283,695
Closing price of Berkeley Lights common stock as of January 17, 2023	2.32
Fair value of Berkeley Lights common stock for IsoPlexis common stock	$56,338,172
Fair value of vested IsoPlexis options estimated to be converted as of January 17, 2023(2)	1,984,148
Fair value of IsoPlexis warrant as of January 17, 2023	405,687
Total estimated transaction consideration	$58,728,007
(1)	The exchange ratio is equal to 0.6120 in accordance with the merger agreement.
(2)
For those options that are expected to be converted into options of Berkeley Lights common stock under the merger agreement, this represents the fair value that is attributable to pre-combination service and thus recognized as part of the estimated transaction consideration.

The following is a preliminary estimate of the fair value of the assets to be acquired and the liabilities to be assumed by Berkeley Lights, as if the merger had occurred on September 30, 2022:
(In thousands)	Amount
Cash and cash equivalents	$53,128
Trade accounts receivable	4,569
Inventory	41,131
Prepaid expenses and other current assets	1,679
Property and equipment, net	11,331
Intangible assets subject to amortization	6,450
Operating lease right-of-use assets	5,381
Other assets	355
Trade accounts payable	(4,032)
Accrued expenses and other current liabilities	(6,150)
Deferred revenue	(1,034)
Notes payable	(50,000)
Lease liability, long-term	(4,080)
Total Consideration	$58,728
As noted above, fair value measurements recorded in acquisition accounting are dependent upon certain valuation studies of IsoPlexis’ assets and liabilities and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Accordingly, Berkeley Lights estimated the fair value of IsoPlexis’ assets and liabilities based on discussions with IsoPlexis’ management, due diligence information, and information presented in IsoPlexis’ SEC filings and other publicly available information.
Specifically, with respect to the table above, the net book value of IsoPlexis’ assets and liabilities as shown in their Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 was $73.5 million, which exceeds the estimated transaction consideration of $58.7 million. In reviewing the balance sheet of IsoPlexis based on the information available as discussed above, the majority of assets acquired and liabilities assumed were deemed to be at fair value. Berkeley Lights made specific fair value adjustments to inventory and notes payable as discussed in Note 7 and then Berkeley Lights adjusted the values of intangible assets acquired in the transaction such that the net assets acquired and liabilities assumed would equal the total consideration.
Based on the above, the ultimate adjustments made to IsoPlexis’ assets and liabilities will differ, and could differ materially, from those presented here.
Note 6: Adjustments to Pro Forma Combined Statements of Operations
a.	Amortization—Represents adjustments comprised of the following reduced amortization expense following the reduction in intangibles discussed in adjustment (i) below:
(In thousands)	Nine Months ended September 30, 2022	Year Ended December 31, 2021
Amortization reduction in cost of goods sold	$(136)	$(146)
Amortization reduction in general and administrative expense	$(750)	$(597)
b.
Cost of Goods sold—Adjustment to the year ended December 31, 2021 statement of operations related to the fair value adjustment to step-up IsoPlexis’ finished goods inventory by $2.9 million as the inventory step-up increases cost of good sold when the acquired inventory is sold after the merger. This adjustment assumes all stepped-up inventory is sold within one year.

c.
Allocation methodology: As noted above, in preparing the pro-forma combined financial statements, information was gathered through discussions with IsoPlexis’ management, due diligence information, and information presented in IsoPlexis’ SEC filings and other publicly available information. Based on this preliminary information, Berkeley Lights estimates that certain operations, quality, and facility related costs will be reflected differently after the consummation of the transaction. This adjustment is preliminary, will change, and could change materially depending upon the final review by Berkeley Lights after the consummation of the transaction based on Berkeley Lights' allocation methodology.
d.
General and administrative expenses—Adjustment to the year ended December 31, 2021 statement of operations for total estimated transaction costs of $13 million. Estimated transaction costs include legal, consulting, regulatory, filing and other fees directly related to the merger.

e.	Provision for income taxes—As both entities maintain full valuation allowances on their deferred tax assets, the transaction is not assumed to impact the provision for income taxes.
f.
Weighted-average shares used in calculating net loss per share, basic and diluted—Reflects the pro forma issuance of 24.3 million Berkeley Lights common shares issued in exchange for outstanding shares of IsoPlexis common stock.

Note 7: Adjustments to Unaudited Pro Forma Condensed Combined balance sheet
g.
Cash and cash equivalents—Adjustments for total estimated transaction costs of $13 million. Estimated transaction costs include legal, consulting, regulatory, filing and other fees directly related to the merger.

h.
Inventory—The estimated fair value adjustment to step-up IsoPlexis’ finished goods inventory by $2.9 million. The estimated step-up inventory will increase cost of goods sold as the acquired inventory is sold after the merger. As there is no continuing impact, the effect on cost of goods sold from this inventory step-up is not included in the unaudited pro forma condensed combined statement of operations.

i.
Deferred income taxes—As, among other things, both entities maintain full valuation allowances on their deferred tax assets, it is not expected that the transaction will have an impact on deferred income taxes. This assessment could change, and change materially, when Berkeley Lights completes its acquisition accounting after the transaction closes.

j.
Intangible assets, net—Represents adjustments to record the preliminary estimated fair value of intangibles of approximately $6 million, which represents a decrease of $14 million to IsoPlexis’ net book value of intangible assets as of September 30, 2022. As the net book value of IsoPlexis as of September 30, 2022 exceeded the estimated transaction consideration as of January 17, 2023, the Intangible assets were adjusted so that the net assets acquired and liabilities assumed would equal the estimated transaction consideration. See Note 5 for further information. For purposes of these pro-forma financials, the capitalized licenses held by IsoPlexis are presumed to be eliminated, with the remaining intangible asset being IsoPlexis’ patent portfolio.

Pro forma amortization expense of the acquired intangible assets was $0.4 million and $0.3 million for the nine months ended September 30, 2022 and the year ended December 31, 2021, respectively. The following table summarizes the future expected pro forma amortization for the remainder of 2022 and the next four years of the acquired intangible assets, which has been prepared to reflect the transaction as if it occurred on January 1, 2021. Berkeley Lights has not completed the detailed valuation work necessary to finalize the required estimated fair values, estimated lives, or pattern of amortization associated with the acquired intangible assets which may result in a change in actual amortization expense recognized. The finalization of the detailed valuation work may have a material impact on the valuation of intangible assets and the purchase price allocation.
	Remaining
(In thousands)	October 1, 2022 to December 31, 2022	2023	2024	2025	2026
Amortization expense	$137	$547	$547	$521	$512
k.	Notes Payable— Represents a $3.9 million fair value adjustment to debt obligations assumed related to deferred financing costs that will be eliminated.
l.	Total equity—Represents the elimination of IsoPlexis historical equity as well as the adjustments described above to reflect the capital structure of the combined company.

INTERESTS OF BERKELEY LIGHTS’ DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER
In considering the recommendations of the Berkeley Lights board of directors, Berkeley Lights stockholders should be aware that Berkeley Lights’ directors and executive officers may have interests in the merger, including financial interests, that may be different from, or in addition to, the interests of the other Berkeley Lights stockholders generally. These interests are described in more detail below. The Berkeley Lights board of directors was aware of and considered these interests, among other matters, when it approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement, declared that it is fair to, and in the best interests of, Berkeley Lights and the Berkeley Lights stockholders that Berkeley Lights enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement and recommended that the Berkeley Lights stockholders approve the Berkeley Lights share issuance proposal. See the sections entitled “The Merger—Background of the Merger” and “The Merger—Recommendation of the Berkeley Lights Board of Directors; Berkeley Lights’ Reasons for the Merger” beginning on pages 61 and 76, respectively.
Executive Officers
For purposes of this disclosure, Berkeley Lights’ “named executive officers” are Siddhartha Kadia, Mehul Joshi, J. Paul McClaskey, Eric D. Hobbs, Kurt Wood, Keith J. Breinlinger, Stuart Merkadeau, Matthew W. Rosnicak and Shaun Holt. For purposes of this disclosure, Berkeley Lights’ “executive officers” since the beginning of Berkeley Lights’ last fiscal year on December 31, 2021 are its named executive officers and Scott D. Chaplin.
As of the date of this joint proxy statement/prospectus, Berkeley Lights’ directors and executive officers do not have interests in the merger that are different from, or in addition to, the interests of other Berkeley Lights stockholders generally.

INTERESTS OF ISOPLEXIS’ DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER
IsoPlexis’ directors and executive officers may have certain interests in the merger that may be different from, or in addition to, the interests of IsoPlexis stockholders generally. The IsoPlexis board of directors was aware of and considered these interests when it approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement, declared that it is fair to, and in the best interests of, IsoPlexis and its stockholders that IsoPlexis enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement and recommended that IsoPlexis stockholders adopt the merger agreement and directed that the merger agreement be submitted to IsoPlexis stockholders for adoption at the IsoPlexis special meeting.
IsoPlexis executive officers for purposes of the discussion below are Sean Mackay (Chief Executive Officer); John Strahley (Chief Financial Officer); Jing Zhou (Chief Scientific Officer); and Richard W. Rew II (Senior Vice President, General Counsel and Secretary).
Treatment of Equity and Equity-Based Awards
For information regarding beneficial ownership of IsoPlexis common stock, other than the equity-based awards described below, by each of the IsoPlexis directors and named executive officers and all of IsoPlexis’ directors and executive officers as a group, please see the section entitled “Certain Beneficial Owners of IsoPlexis Common Stock” beginning on page 166. Each of IsoPlexis’ directors and executive officers will be entitled to receive, for each share of IsoPlexis common stock he or she holds, the same merger consideration in the same manner as other IsoPlexis stockholders.
Stock Options Held by Current Employees. Each IsoPlexis stock option (whether vested or unvested) held by an employee who continues employment with IsoPlexis following the effective time will be, (i) if the exercise price is less than the average closing sale price for a share of IsoPlexis common stock, rounded to the nearest one-tenth of a cent, as reported on Nasdaq for the five most recent trading days ending on and including the third business day prior to the closing date of the merger, assumed and converted generally on the same terms and conditions (including vesting) into a Berkeley Lights stock option (A) with respect to a number of shares of Berkeley Lights common stock determined by multiplying (x) the number of shares of IsoPlexis common stock subject to such IsoPlexis stock option (with performance-based vesting conditions, if applicable, deemed satisfied in full) immediately prior to the effective time, by (y) the exchange ratio, and rounding the resulting number down to the nearest whole number of shares of Berkeley Lights common stock and (B) with an exercise price per share equal to the number obtained by dividing (x) the exercise price per share of IsoPlexis common stock subject to such IsoPlexis stock option immediately prior to the effective time, by (y) the exchange ratio, and rounding the resulting number up to the nearest whole hundredth of a cent or (ii) if the exercise price is equal to or greater than the average closing sale price for a share of IsoPlexis common stock, rounded to the nearest one-tenth of a cent, as reported on Nasdaq for the five most recent trading days ending on and including the third business day prior to the closing date of the merger, canceled for no consideration at the effective time.
Other Stock Options. Each IsoPlexis stock option held by a non-employee service provider (whether vested or unvested) or a former employee that is either (i) vested or (ii) would become vested solely as a result of the consummation of the merger, will be exercisable through the date that is ten days prior to the effective time. To the extent any such IsoPlexis stock options are unexercised following such date, they will be canceled for no consideration at the effective time.
Restricted Shares. Each IsoPlexis restricted share award that is outstanding as of immediately prior to the effective time will be canceled and substituted with a Berkeley Lights restricted share generally on the same vesting terms as the underlying IsoPlexis restricted share, with the number of shares equal to the product of (a) the number of shares of IsoPlexis common stock covered by such IsoPlexis restricted share as of immediately prior to the effective time and (b) the exchange ratio, and rounding the resulting number to the nearest whole number of shares. As of February 6, 2023, no director or executive officer holds IsoPlexis restricted share awards.

The following table sets forth (i) the number of shares of IsoPlexis common stock subject to unvested IsoPlexis stock options held by each IsoPlexis director and executive officer as of February 6, 2023, the latest practicable date to determine such amounts before the filing of this joint proxy statement/prospectus, and (ii) the value of such stock options. The values in the table below have been determined assuming a share price of $1.58, which is the average closing price of the shares of IsoPlexis common stock over the first five trading days following the first public announcement of the proposed merger on December 21, 2022. The amounts reflected in the table below exclude any IsoPlexis stock options that are vested or are expected to vest in accordance with their terms prior to March 24, 2023 (the assumed closing date of the merger solely for purposes of this compensation-related disclosure).
Name	IsoPlexis Stock Options (#)	Value ($)(1)
Directors
John Conley	115,881(2)	—
James Heath	92,547(2)	—
Gregory Ho	89,047(2)	—
Jason Myers	112,381(2)	—
Nachum Shamir	158,568(3)	—
Daniel Wagner	—	—
Adam Wieschhaus	—	—

Executive Officers
Sean Mackay	714,600	—
John Strahley	176,800	10,313
Richard Rew	129,300	—
Jing Zhou	140,625	3,108
(1)	“Value” column assumes that IsoPlexis options with an exercise price equal to or greater than the assumed share price of $1.58 will be canceled at the closing for no consideration.
(2)
Includes 89,047 IsoPlexis stock options granted on June 16, 2022 that vest on the consummation of a change in control, the vesting of which are being accelerated prior to the closing in connection with the contemplated transaction.

(3)
Includes 158,568 IsoPlexis single-trigger stock options granted on August 22, 2022 that vest on the consummation of a change in control, the vesting of which are being accelerated prior to the closing in connection with the contemplated transaction.

Severance Entitlements
Of IsoPlexis executive officers, only Messrs. Strahley and Rew are party to an offer letter with IsoPlexis (collectively, the “Offer Letters”). The Offer Letters provide for a lump sum payment equal to six months’ base salary in the event of a termination of employment without “cause” within 12 months of a change of control, subject to execution and non-revocation of a general release in favor of IsoPlexis. For purposes of the Offer Letters, “cause” is not defined and is determined by IsoPlexis in its sole discretion. The Offer Letters include a requirement that each executive enters into IsoPlexis’ customary Confidentiality, Non-Competition and Invention Assignment Agreement, which includes a perpetual confidentiality covenant and one-year post-employment non-competition and employee and consultant non-solicitation covenants.
The merger will constitute a change in control for purpose of the Offer Letters.
The table below summarizes the estimated value of cash severance benefits payable to each applicable IsoPlexis executive officer in the event of a termination without “cause” on or within 12 months following the effective time of the merger.
Name	Salary	Value ($)(1)
John Strahley	$375,000	$187,500
Richard Rew	$400,000	$200,000
(1)	Represents the lump sum payment of six months’ base salary for each of Messrs. Strahley and Rew.

Director and Officer Indemnification and Insurance
Pursuant to the terms of the merger agreement, IsoPlexis’ directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies following the completion of the merger. For a more detailed description of the provisions of the merger agreement relating to director and officer indemnification, see the section entitled “The Merger Agreement—Indemnification; Directors’ and Officers’ Insurance” beginning on page 125 of this joint proxy statement/prospectus.
Continuing Employee Benefits
As described in the section entitled “The Merger Agreement—Employee Benefits Matters” beginning on page 124 of this joint proxy statement/prospectus, the merger agreement requires Berkeley Lights to continue to provide certain compensation and benefits for one year following the completion of the merger to all IsoPlexis employees, including IsoPlexis executive officers, who remain employed by IsoPlexis following completion of the merger.
Quantification of Payments and Benefits
IsoPlexis is an “emerging growth company” as defined in the JOBS Act. As an emerging growth company IsoPlexis is exempt from certain requirements related to executive compensation, including, but not limited to, golden parachute payments, and from the requirement to provide information relating to the ratio of total compensation of IsoPlexis’ Chief Executive Officer to the media of annual total compensation of all of IsoPlexis’ employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
The following is a discussion of the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of shares of IsoPlexis common stock. This discussion is based on the Code, U.S. Treasury Regulations promulgated thereunder, rulings and other administrative pronouncements issued by the Internal Revenue Service, and judicial decisions, in each case as in effect and available on the date of this joint proxy statement/prospectus and all of which are subject to differing interpretations and change at any time, possibly with retroactive effect. Any such change could affect the accuracy of the statements and conclusions set forth in this joint proxy statement/prospectus.
This discussion applies only to U.S. holders (as defined below) of shares of IsoPlexis common stock who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is based upon the assumption that the merger will be completed in accordance with the terms of the merger agreement and as described in this joint proxy statement/prospectus. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders of IsoPlexis common stock in light of their particular circumstances nor does it address tax considerations applicable to holders that are or may be subject to special treatment under the U.S. federal income tax laws (such as, for example, insurance companies, tax-exempt organizations, banks or other financial institutions, real estate investment trusts, regulated investment companies, controlled foreign corporations, mutual funds, certain former U.S. citizens or long-term residents of the United States, broker-dealers, partnerships (or entities or arrangements treated as partnerships for U.S. federal income tax purposes), or other pass-through entities or owners thereof, retirement plans, individual retirement accounts or other tax-deferred accounts, traders in securities who elect a mark-to-market method of accounting, holders subject to the “applicable financial statement” tax accounting rules under Section 451(b) of the Code, holders who hold their IsoPlexis common stock as part of a “hedge,” “straddle,” “conversion,” “synthetic security,” “integrated investment” or “constructive sale transaction,” holders who acquired IsoPlexis common stock upon the exercise of employee stock options or otherwise as compensation, or U.S. holders whose functional currency is not the U.S. dollar). This discussion also does not address any tax consequences arising under the alternative minimum tax (including the 15% minimum tax applicable to the adjusted financial statement income of certain corporations), the unearned income Medicare contribution tax pursuant to Section 1411 of the Code. In addition, no information is provided with respect to any tax considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax. This discussion does not address the tax consequences to any person who actually or constructively owns 5% or more of the IsoPlexis common stock.
If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds IsoPlexis common stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Holders of IsoPlexis common stock that are partnerships and partners in such partnerships should consult their own tax advisors as to the tax consequences of the merger.
For purposes of this discussion, a “U.S. holder” is a beneficial owner of IsoPlexis common stock that is, for U.S. federal income tax purposes:
•	an individual citizen or a resident of the United States;
•
a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust, if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust or (2) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

THE FOLLOWING DISCUSSION IS A SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER UNDER CURRENT LAW AND IS FOR GENERAL INFORMATION ONLY. ALL HOLDERS OF ISOPLEXIS COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICATION AND EFFECT OF U.S. FEDERAL STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

Tax Consequences of the Merger
The merger has been structured to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In the merger agreement, each party represents that it has not taken or agreed to take any action and does not know of any fact that would reasonably be expected to prevent or impede the merger from qualifying as a reorganization. In addition, Berkeley Lights and IsoPlexis agree not to (and to cause their subsidiaries not to) take any action (or fail to take any action) which action (or failure to act) would reasonably be expected to prevent or impede the merger from qualifying as a reorganization. In the event that the merger would reasonably be likely to fail to qualify as a reorganization, Berkeley Lights and IsoPlexis agree to cooperate in good faith to explore alternative structures that would permit the transactions to qualify as a reorganization. For more information, see the section entitled “The Merger Agreement—Certain Tax Matters.” Based upon customary assumptions and representations made by Berkeley Lights and IsoPlexis in customary tax representation letters delivered by such parties, as well as certain covenants and undertakings of Berkeley Lights and IsoPlexis, Cravath, Swaine & Moore LLP, IsoPlexis’ tax counsel, is currently of the opinion that the merger will qualify as a reorganization. Based on the opinion of Cravath, Swaine & Moore LLP, Berkeley Lights and IsoPlexis currently expect the merger to qualify as a reorganization. However, the qualification of the merger as a reorganization depends on numerous facts and circumstances, some of which may change between the date of this joint proxy statement/prospectus and the closing of the merger and cause the opinion of counsel to no longer be in effect.
The closing of the merger is conditioned upon the receipt of an opinion of Cravath, Swaine & Moore LLP (or Freshfields Bruckhaus Deringer US LLP in the event that Cravath, Swaine & Moore LLP is unable to deliver such opinion), as of the date of the closing of the merger stating that the merger will qualify as a reorganization for U.S. federal income tax purposes. Berkeley Lights and IsoPlexis have not sought and will not seek any ruling from the Internal Revenue Service regarding any matters relating to the merger, and an opinion of counsel is not binding on the Internal Revenue Service or any court. Accordingly, there can be no assurance that the Internal Revenue Service will not assert, or that a court would not sustain, a position contrary to the position taken by Berkeley Lights and IsoPlexis.
Assuming the merger qualifies as a reorganization for U.S. federal income tax purposes, U.S. holders of IsoPlexis common stock who exchange their shares of IsoPlexis common stock for shares of Berkeley Lights common stock will generally not recognize any gain or loss for U.S. federal income tax purposes, except with respect to cash, if any, received in lieu of fractional shares of Berkeley Lights common stock (in the manner described below). A U.S. holder’s aggregate tax basis in the shares of Berkeley Lights common stock received in the merger (including any fractional share deemed received and sold for cash, as discussed below) will equal such U.S. holder’s aggregate adjusted tax basis in the shares of IsoPlexis common stock exchanged in the merger. The holding period of the shares of Berkeley Lights common stock received by a U.S. holder in the merger (including any fractional share deemed received and sold for cash, as discussed below) will include such U.S. holder’s holding period for the shares of IsoPlexis common stock exchanged in the merger. If a U.S. holder holds different blocks of IsoPlexis common stock (generally, IsoPlexis common stock acquired on different dates or at different prices), such U.S. holder should consult its tax advisor with respect to the determination of the tax bases and/or holding periods of the particular shares of Berkeley Lights common stock received in the merger.
A U.S. holder of shares of IsoPlexis common stock who receives cash in lieu of a fractional share of Berkeley Lights common stock will generally be treated as having received the fractional share of Berkeley Lights common stock pursuant to the merger and then as having exchanged that fractional share for cash in a redemption by Berkeley Lights. As a result, assuming that the redemption of the fractional share of Berkeley Lights common stock is treated as a sale or exchange and not as a dividend, a U.S. holder will generally recognize capital gain or loss with respect to cash received in lieu of a fractional share of Berkeley Lights common stock equal to the difference, if any, between the amount of cash received and the tax basis in such fractional share (determined as described above). Any gain or loss recognized will generally be long-term capital gain or loss if the shares of IsoPlexis common stock exchanged in the merger had been held for more than one year. The deductibility of capital losses is subject to limitations.
In the unlikely event that the Internal Revenue Service successfully asserts that the merger does not qualify as a reorganization, a U.S. holder of IsoPlexis common stock generally would recognize capital gain or loss in the merger on the exchange of their shares of IsoPlexis common stock for shares of Berkeley Lights common stock and cash in lieu of fractional shares of Berkeley Lights common stock.

Backup Withholding and Information Reporting
Payments of cash to U.S. holders of IsoPlexis common stock will generally be subject to information reporting and, under certain circumstances, may be subject to backup withholding (currently, at a rate of 24%), unless such U.S. holder delivers a properly completed IRS Form W-9 certifying such U.S. holder’s correct taxpayer identification number and certain other information, or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the Internal Revenue Service.
THE FOREGOING DISCUSSION IS A SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER UNDER CURRENT LAW AND IS FOR GENERAL INFORMATION ONLY. ALL HOLDERS OF ISOPLEXIS COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICATION AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

COMPARISON OF STOCKHOLDERS RIGHTS
The rights of Berkeley Lights stockholders are currently governed by the DGCL, the Berkeley Lights charter and the Berkeley Lights bylaws. The rights of IsoPlexis stockholders are currently governed by the DGCL, IsoPlexis’ eighth amended and restated certificate of incorporation, which is referred to as the “IsoPlexis charter,” and the IsoPlexis bylaws. Following completion of the merger, the rights of IsoPlexis stockholders who become stockholders of Berkeley Lights in the merger will be governed by the DGCL, the Berkeley Lights charter and the Berkeley Lights bylaws.
The following description summarizes certain material differences between the rights of Berkeley Lights stockholders and the rights of IsoPlexis stockholders. These differences arise from the governing instruments of the two companies. However, this summary does not purport to be a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. Furthermore, the identification of specific differences is not intended to indicate that other equally significant or more significant differences do not exist. Berkeley Lights stockholders and IsoPlexis stockholders should carefully read the relevant provisions of the DGCL, the Berkeley Lights charter, the Berkeley Lights bylaws, the IsoPlexis charter and the IsoPlexis bylaws. Copies of the documents referred to in this summary may be obtained as described under the section entitled “Where You Can Find More Information” beginning on page 170.
Berkeley Lights	IsoPlexis

Authorized Capital Stock

Berkeley Lights’ authorized capital stock consists of 310,000,000 shares, consisting of (1) 300,000,000 shares of common stock, par value $0.00005 per share, and (2) 10,000,000 shares of preferred stock, par value $0.00005 per share.

As of the close of business on February 6, 2023, Berkeley Lights had 72,173,586 shares of Berkeley Lights common stock and no shares of preferred stock issued and outstanding.

Berkeley Lights currently expects to issue approximately 24,695,163 shares of Berkeley Lights common stock to IsoPlexis stockholders pursuant to the merger agreement.

IsoPlexis’ authorized capital stock consists of 420,000,000 shares, consisting of (1) 400,000,000 shares of common stock, par value $0.001 per share, and (2) 20,000,000 shares of preferred stock, par value $0.001 per share.

As of the close of business on February 6, 2023, IsoPlexis had 40,351,574 shares of IsoPlexis common stock and no shares of preferred stock issued and outstanding.

Rights of Preferred Stock

The Berkeley Lights board of directors is authorized, without stockholder approval, to issue shares of preferred stock from time to time in one or more series and to fix the voting powers (full or limited, or no voting power), preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of the shares of each such series.

The IsoPlexis board of directors is authorized, without stockholder approval (subject to limitations prescribed by law), to issue shares of preferred stock in one or more series and to fix the voting powers (if any), designations, powers, preferences, and relative, participating, optional or other special rights, if any, of the shares of each such series, and any qualifications, limitations or restrictions thereof.

Voting Rights

Each Berkeley Lights stockholder is entitled to one vote for each share of Berkeley Lights common stock held by such stockholder. For votes on matters other than for the election of directors, except as otherwise provided by the Berkeley Lights charter, the Berkeley

Each IsoPlexis stockholder is entitled to one vote for each share of IsoPlexis common stock held by such stockholder. For votes on matters other than for the election of directors, subject to the rights of the holders of any series of preferred stock then

Berkeley Lights	IsoPlexis
Lights bylaws, the rules or regulations of any applicable stock exchange or applicable law or regulation, each matter presented to the stockholders at a duly called or convened meeting at which a quorum is present is decided by the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter.

outstanding, when a quorum has been established, all matters are determined by the affirmative vote of the majority of voting power of capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter, unless by express provisions of an applicable law, the rules of any stock exchange on which IsoPlexis’ securities are listed, any regulation applicable to IsoPlexis or its securities, the IsoPlexis charter or the IsoPlexis bylaws a minimum or different vote is required, in which case such express provision will govern and control the vote required on such matter.

Quorum

The Berkeley Lights bylaws provide that the holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, constitute a quorum for the transaction of business at all meetings of the stockholders, unless otherwise provided by law, the Berkeley Lights charter or the Berkeley Lights bylaws.

The IsoPlexis bylaws provide that the holders of a majority in voting power of the outstanding capital stock entitled to vote at the meeting, present in person or represented by proxy, constitute a quorum at all meetings of the stockholders, unless otherwise provided by law, the IsoPlexis charter or the IsoPlexis bylaws.

Stockholder Rights Plans

As of February 8, 2023, Berkeley Lights does not have a stockholder rights plan in effect.	As of February 8, 2023, IsoPlexis does not have a stockholder rights plan in effect.

Stockholder Inspection Rights; Stockholder Lists

Under Section 220 of the DGCL, a stockholder or its agent has a right to inspect the corporation’s stock ledger, a list of all of its stockholders and its other books and records during the corporation’s usual hours of business upon written demand stating his purpose (which must be reasonably related to such person’s interest as a stockholder). If the corporation refuses to permit such inspection or refuses to reply to the request within five business days of the demand, the stockholder may apply to the Court of Chancery of the State of Delaware for an order to compel such inspection.

The Berkeley Lights bylaws provide that Berkeley Lights is required to prepare, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (or if the record date for the meeting is less than ten days before the meeting date, the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list must be open to

Under Section 220 of the DGCL, a stockholder or its agent has a right to inspect the corporation’s stock ledger, a list of all of its stockholders and its other books and records during the corporation’s usual hours of business upon written demand stating his purpose (which must be reasonably related to such person’s interest as a stockholder). If the corporation refuses to permit such inspection or refuses to reply to the request within five business days of the demand, the stockholder may apply to the Court of Chancery of the State of Delaware for an order to compel such inspection.

The IsoPlexis bylaws provide that IsoPlexis is required to prepare, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (or if the record date for the meeting is less than ten days before the meeting date, the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder. Such list must be open

Berkeley Lights	IsoPlexis
the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten days prior to the meeting (1) on a reasonably accessible electronic network or (2) during ordinary business hours, at Berkeley Lights’ principal executive office. If the meeting is to be held at a place, then the list must be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list must also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list must be provided with the notice of the meeting.

to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten days prior to the meeting (1) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (2) during ordinary business hours, at IsoPlexis’ principal place of business. If the meeting is to be held at a place, the list must also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list must also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list must be provided with the notice of the meeting.

Number of Directors

The Berkeley Lights charter provides that the number of directors may be fixed exclusively by one or more resolutions adopted from time to time by the Berkeley Lights board of directors. As of February 8, 2023, the Berkeley Lights board of directors has eight directors.

The IsoPlexis charter provides that, subject to any rights of the holders of any series of preferred stock then outstanding, the number of directors may be fixed from time to time exclusively by resolution of the IsoPlexis board of directors but that the number of directors may not be fewer than five directors or more than 15 directors. As of February 8, 2023, the IsoPlexis board of directors has eight directors.

Election of Directors

Under the Berkeley Lights charter, directors are divided into three classes designated as either Class I, Class II or Class III, as nearly equal in number as possible. Each director is elected for a three year term, and the election of each class of directors is staggered such that each year the term of only one class expires and stockholders vote only to elect directors with respect to such class. Directors are elected by a plurality of the votes cast.

Under the IsoPlexis charter, directors, other than directors who may be elected by the holders of any series of preferred stock, are divided into three classes designated as either Class I, Class II or Class III, as nearly equal in number as possible. Each director is elected to hold office until the third succeeding annual meeting after his or her election, and the election of each class of directors is staggered such that each year the term of only one class expires and stockholders vote only to elect directors with respect to such class. Subject to the rights of the holders of any series of preferred stock then outstanding, directors are elected by a plurality of the votes cast.

Filling Vacancies on the Board of Directors

The Berkeley Lights charter and the Berkeley Lights bylaws provide that, subject to the special rights of the holders of one or more series of preferred stock to elect directors, any vacancies on the Berkeley Lights board of directors resulting from death, resignation or removal and any newly created directorships resulting from any increase in the number of directors will

The IsoPlexis charter provides that, subject to the rights of the holders of any series of preferred stock then outstanding, any newly created directorship that results from an increase in the number of directors and any vacancy on the IsoPlexis board of directors may be filled only by resolution of a majority of the directors then in office, although less than a quorum,

Berkeley Lights	IsoPlexis
(unless the Berkeley Lights board of directors determines by resolution that any such vacancies or newly created directorships will be filled by the stockholders, and except as otherwise provided by law) be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director. Any director so appointed will hold office for a term that coincides with the remaining term of the class to which the director was appointed and until such director’s successor is elected and qualified or until his or her earlier death, resignation or removal.

or by a sole remaining director (other than directors elected by the holders of any series of preferred stock). A director elected or appointed to fill a vacancy will serve for the unexpired term of his or her predecessor and until his or her successor is elected and qualified or until his or her earlier death, resignation, disqualification or removal.

Cumulative Voting

Berkeley Lights stockholders do not have cumulative voting rights.	IsoPlexis stockholders do not have cumulative voting rights.

Removal of Directors

The Berkeley Lights charter provides that, subject to the special rights of the holders of one or more series of preferred stock to elect directors, Berkeley Lights directors may be removed from office only for cause and only by the affirmative vote of the holders of 66 2∕3% of the voting power of all the then outstanding shares of voting stock with the power to vote at an election of directors.

The IsoPlexis charter provides that, subject to the rights of the holders of any series of preferred stock then outstanding, IsoPlexis directors may be removed only for cause and only on the affirmative vote of stockholders representing at least 66 2∕3% of the voting power of the then outstanding shares of capital stock then entitled to vote generally in the election of directors, at a meeting of the IsoPlexis stockholders called for that purpose.

Director Nominations by Stockholders

The Berkeley Lights bylaws provide that nominations for election to the Berkeley Lights board of directors at an annual meeting of stockholders may be made by any stockholder of Berkeley Lights who complies with the required procedures and information requirements and who is a beneficial owner of shares of Berkeley Lights common stock both at the time of giving notice of the nomination and at the time of the meeting and who is entitled to vote at the meeting. The stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of Berkeley Lights not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting (or, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, not later than 90 days before the annual meeting or, if later, ten days following the day on which public disclosure of the date of such annual meeting was first made).

The IsoPlexis bylaws provide that nominations for election to the IsoPlexis board of directors at a meeting of stockholders may be made by any stockholder of IsoPlexis who complies with the required procedures and information requirements and who is stockholder of record at the time of giving of notice of the nomination, at the time of the meeting and, in the case of an annual meeting, on the record date of the meeting and who is entitled to vote at the meeting.

In the case of an annual meeting, the stockholder’s notice in proper written form must be delivered to the secretary of IsoPlexis at the principal executive offices of IsoPlexis not less than 90 days and not more than 120 days before the first anniversary of the preceding year’s annual meeting (or, if the annual meeting is not scheduled to be held within 30 days before or after such anniversary, by the later of the 10th day following the day the public announcement of the date of the meeting is first made and the date that is 90 days before the meeting). In the case of a special

Berkeley Lights	IsoPlexis

meeting, the stockholder’s notice in proper written form must be received by the secretary of IsoPlexis at the principal executive offices of IsoPlexis not earlier than the 120th day before the special meeting and not later than the close of business on the later of the 90th day before the special meeting and the 10th day following the day on which a public announcement is first made of the date of the special meeting and of the nominees proposed by the IsoPlexis board of directors to be elected at the meeting.

Stockholder Proposals

The Berkeley Lights bylaws provide that business other than director nominations may be brought before an annual meeting of stockholders by any stockholder of Berkeley Lights who is present in person at the meeting, complies with the required procedures and information requirements and either (1) was a Berkeley Lights stockholder both at the time of giving notice and at the time of the meeting and is entitled to vote at the meeting or (2) properly made a proposal in accordance with Rule 14a-8 under the Exchange Act that has been included in the proxy statement for the annual meeting. The stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of Berkeley Lights not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting (or, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, not later than 90 days before the annual meeting or, if later, ten days following the day on which public disclosure of the date of such annual meeting was first made).

The IsoPlexis bylaws provide that business other than director nominations may be brought before an annual meeting of stockholders by any stockholder of IsoPlexis who complies with the required procedures and information requirements and either (1) was a stockholder of record at the time of giving notice, on the record date for the meeting and at the time of the annual meeting and is entitled to vote at the meeting or (2) properly made a proposal in accordance with Rule 14a-8 under the Exchange Act. The stockholder’s notice in proper written form must be delivered by hand and received by the secretary of IsoPlexis at the principal executive offices of IsoPlexis not less than 90 days and not more than 120 days before the first anniversary of the preceding year’s annual meeting (or, if the annual meeting is not scheduled to be held within 30 days before or after such anniversary, by the later of the 10th day following the day the public announcement of the date of the meeting is first made and the date that is 90 days before the meeting).

Stockholder Action by Written Consent

The Berkeley Lights charter provides that, subject to the special rights of the holders of one or more series of preferred stock, any action required or permitted to be taken by the Berkeley Lights stockholders must be effected at a duly called meeting of stockholders and the taking of any action by written consent is not permitted.

The IsoPlexis charter provides that any action required or permitted to be taken by the IsoPlexis stockholders may be taken only at a duly called meeting of stockholders and the IsoPlexis stockholders do not have the ability to consent in writing without a meeting; provided, that any action required or permitted to be taken by the holders of preferred stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote unless expressly prohibited in the resolutions creating such series of preferred stock.

Berkeley Lights	IsoPlexis
Certificate of Incorporation Amendments

Under Section 242 of the DGCL, the Berkeley Lights charter may be amended on a resolution of the Berkeley Lights board of directors and approved by:

• the holders of a majority of the outstanding shares
entitled to vote; and

• a majority of the outstanding shares of each class
entitled to a class vote, if any.

The Berkeley Lights charter provides that the affirmative vote of the holders of at least 66 2∕3% of the voting power of the then outstanding shares of Berkeley Lights voting stock, voting together as a single class, is required to amend Articles V (Board of Directors), VI (Stockholders), VII (Liability and Indemnification), VIII (Exclusive Forum) or IX (Amendments) of the Berkeley Lights charter.

Under Section 242 of the DGCL, the IsoPlexis charter may be amended on a resolution of the IsoPlexis board of directors and approved by:

• the holders of a majority of the outstanding shares
entitled to vote; and

• a majority of the outstanding shares of each class
entitled to a class vote, if any.

The IsoPlexis charter provides that, subject to the rights of holders of any series of preferred stock then outstanding, and in addition to any affirmative vote of the holders of any particular class or series of IsoPlexis capital stock required by law or otherwise, the affirmative vote of the holders of at least 66 2∕3% of the voting power of the then outstanding shares of IsoPlexis voting stock, voting together as a single class, is required to amend Articles FIVE, SIX, SEVEN, EIGHT and NINE of the IsoPlexis charter.

Bylaw Amendments

The Berkeley Lights charter and Berkeley Lights bylaws authorize the Berkeley Lights board of directors to make, alter or repeal the Berkeley Lights bylaws. The Berkeley Lights charter and Berkeley Lights bylaws further provide that, in addition to any other vote required by law, any adoption, amendment or repeal of Berkeley Lights bylaws by the Berkeley Lights stockholders requires the affirmative vote of at least 66 2∕3% of the total voting power of the outstanding shares of voting stock of Berkeley Lights entitled to vote generally in the election of directors, voting together as a single class.

The IsoPlexis charter authorizes the IsoPlexis board of directors to make, amend, alter or repeal the IsoPlexis bylaws. The IsoPlexis charter further provides that, in addition to any other vote required by the IsoPlexis bylaws or applicable law, any adoption, amendment, alteration or repeal of IsoPlexis bylaws by the IsoPlexis stockholders requires the affirmative vote of at least 66 2∕3% of the voting power of the then outstanding shares of voting stock of IsoPlexis, voting together as a single class.

Special Meetings of Stockholders

The Berkeley Lights charter provides that, subject to the special rights of the holders of one or more series of preferred stock, special meetings of the stockholders may be called, for any purpose and any time by the Berkeley Lights board of directors but may not be called by Berkeley Lights stockholders or any other person.

The IsoPlexis charter provides that, subject to the rights of the holders of any series of preferred stock and the requirements of applicable law, special meetings of the stockholders may be called only by or at the direction of (1) the Chair of the IsoPlexis board of directors, (2) the IsoPlexis board of directors pursuant to a written resolution adopted by the affirmative vote of the majority of the total number of directors that IsoPlexis would have if there were no vacancies or (3) the IsoPlexis chief executive officer.

Berkeley Lights	IsoPlexis
Notice of Meetings of Stockholders

The Berkeley Lights bylaws provide that notice of any meeting of stockholders must be sent or otherwise given not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice must specify the place, if any, date and time of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

The IsoPlexis bylaws provide that, whenever stockholders are required or permitted to take action at a meeting, notice of the meeting must be given not less than ten nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided in the IsoPlexis bylaws, the IsoPlexis charter or required by law. The notice must state the place, if any, date and time of the meeting of the stockholders, the means of remote communications, if any, by which stockholders and proxyholders not physically present may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

Limitation of Personal Liability of Directors

The Berkeley Lights charter provides that, to the fullest extent permitted by the DGCL, no director of Berkeley Lights is personally liable to Berkeley Lights or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Under the DGCL, this limitation of liability does not apply:

• for any breach of the director’s duty of loyalty to
Berkeley Lights or its stockholders;

• for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

• under Section 174 of the DGCL (i.e., unlawful payment of dividends or unlawful purchase or redemption of stock); or for any transaction from which the director derived an improper personal benefit.

The IsoPlexis charter provides that, to the fullest extent permitted by the DGCL, no director of IsoPlexis is personally liable to IsoPlexis or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Under the DGCL, this limitation of liability does not apply:

• for any breach of the director’s duty of loyalty to
IsoPlexis or its stockholders;

• for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

• under Section 174 of the DGCL (i.e., unlawful payment of dividends or unlawful purchase or redemption of stock); or for any transaction from which the director derived an improper personal benefit.

Indemnification of Directors and Officers

Under the Berkeley Lights bylaws, Berkeley Lights is required, to the fullest extent permitted by the DGCL, to indemnify any of its directors or officers who was or is made or is threatened to be made a party to, or is otherwise involved in, any action, suit or proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a

Under the IsoPlexis bylaws, IsoPlexis is required, to the fullest extent permitted by the DGCL, to indemnify any person who was or is made or is threatened to be made a party to, or is otherwise involved in, any actual or threatened action, suit or proceeding by reason of the fact that he or she is or was a director or officer of IsoPlexis or, while a director or officer of IsoPlexis, is

Berkeley Lights	IsoPlexis
director or officer of Berkeley Lights or, while serving as a director or officer of Berkeley Lights, is or was serving at the request of Berkeley Lights as a director, officer, employee or agent of another entity, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such action, suit or proceeding.

To the fullest extent not prohibited by applicable law, Berkeley Lights is required to pay the expenses incurred by any person covered by the foregoing indemnification in defending any action, suit or proceeding in advance of its final disposition, subject to the receipt by Berkeley Lights of an undertaking by the applicable person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified.

Notwithstanding the foregoing, except with respect to proceedings to enforce rights to indemnification and advancement of expenses, Berkeley Lights is required to indemnify a person in connection with an action, suit or proceeding initiated by such person only if such action, suit of proceeding was authorized by the Berkeley Lights board of directors.

or was serving at the request of IsoPlexis as a director, officer, employee or agent of another entity, against all expense, liability and loss reasonably incurred or suffered by such person in connection with such action, suit or proceeding.

To the fullest extent not prohibited by applicable law, IsoPlexis is required to pay the expenses incurred by any person covered by the foregoing indemnification in defending any action, suit or proceeding in advance of its final disposition, subject to the receipt by IsoPlexis of an undertaking by the applicable person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified.

Notwithstanding the foregoing, except with respect to proceedings to enforce rights to indemnification and advancement of expenses, IsoPlexis is required to indemnify a person in connection with an action, suit or proceeding initiated by such person only if such action, suit of proceeding was authorized by the IsoPlexis board of directors.

State Antitakeover Provisions

Berkeley Lights has not opted out of Section 203 of the DGCL, which provides that, if a person acquires 15% or more of the outstanding voting stock of Berkeley Lights, thereby becoming an “interested stockholder,” that person may not engage in certain “business combinations” with Berkeley Lights, including mergers, purchases and sales of 10% or more of its assets, stock purchases and other transactions pursuant to which the percentage of Berkeley Lights’ stock owned by the interested stockholder increases (other than on a pro rata basis) or pursuant to which the interested stockholder receives a financial benefit from the corporation, for a period of three years after becoming an interested stockholder, unless one of the following exceptions applies: (1) the Berkeley Lights board of directors approved the acquisition of stock pursuant to which the person became an interested stockholder or the transaction that resulted in the person becoming an interested stockholder prior to the time that the person became an interested stockholder; (2) on consummation of the transaction that resulted in the person becoming an interested stockholder such person owned at least 85% of the outstanding voting stock of the corporation, excluding, for purposes of determining the voting stock outstanding, voting stock

IsoPlexis has not opted out of Section 203 of the DGCL, which provides that, if a person acquires 15% or more of the outstanding voting stock of IsoPlexis, thereby becoming an “interested stockholder,” that person may not engage in certain “business combinations” with IsoPlexis, including mergers, purchases and sales of 10% or more of its assets, stock purchases and other transactions pursuant to which the percentage of IsoPlexis’ stock owned by the interested stockholder increases (other than on a pro rata basis) or pursuant to which the interested stockholder receives a financial benefit from the corporation, for a period of three years after becoming an interested stockholder, unless one of the following exceptions applies: (1) the IsoPlexis board of directors approved the acquisition of stock pursuant to which the person became an interested stockholder or the transaction that resulted in the person becoming an interested stockholder prior to the time that the person became an interested stockholder; (2) on consummation of the transaction that resulted in the person becoming an interested stockholder such person owned at least 85% of the outstanding voting stock of the corporation, excluding, for purposes of determining the voting stock outstanding, voting stock owned by

Berkeley Lights	IsoPlexis
owned by directors who are also officers and certain employee stock plans; or (3) the transaction is approved by the Berkeley Lights board of directors by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested stockholder. An “interested stockholder” also includes the affiliates and associates of a 15% or more owner and any affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock within the three-year period prior to determine whether a person is an interested stockholder.

directors who are also officers and certain employee stock plans; or (3) the transaction is approved by the IsoPlexis board of directors by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested stockholder. An “interested stockholder” also includes the affiliates and associates of a 15% or more owner and any affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock within the three-year period prior to determine whether a person is an interested stockholder.

Forum Selection

The Berkeley Lights charter and the Berkeley Lights bylaws provide that, unless Berkeley Lights consents in writing to the selection of an alternative forum, (1) the sole and exclusive forum for certain legal actions, including any derivative action or claim for breach of fiduciary duty owed by any director, officer, employee or agent of Berkeley Lights to Berkeley Lights or its stockholders, will be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have subject matter jurisdiction, another state or federal court sitting in the State of Delaware) and (2) the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act will be the federal district courts of the United States of America.

The IsoPlexis charter provides that, unless IsoPlexis consents in writing to the selection of an alternative forum, (1) the sole and exclusive forum for (a) any derivative action (other than suits to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which there is exclusive federal or concurrent federal and state jurisdiction), (b) any claim for breach of fiduciary duty owed by any director, officer, employee or stockholder of IsoPlexis to IsoPlexis or its stockholders, (c) any action asserting a claim arising pursuant to any provision of the IsoPlexis charter, the IsoPlexis bylaws or the DGCL, or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (d) any action asserting a claim governed by the internal affairs doctrine will be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) and (2) the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act will be the federal district courts of the United States of America.

NO APPRAISAL RIGHTS
Appraisal rights are statutory rights that, if applicable under law, enable stockholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to the stockholders in connection with the extraordinary transaction. Under the DGCL, stockholders do not have appraisal rights if the shares of stock they hold are either listed on a national securities exchange or held of record by more than 2,000 holders. Notwithstanding the foregoing, appraisal rights are available if stockholders are required by the terms of the merger agreement to accept for their shares anything other than (a) shares of stock of the surviving corporation, (b) shares of stock of another corporation that will either be listed on a national securities exchange or held of record by more than 2,000 holders, (c) cash in lieu of fractional shares or (d) any combination of the foregoing.
Because the merger is of Merger Sub with and into IsoPlexis and holders of Berkeley Lights common stock will continue to hold their shares following completion of the merger, holders of Berkeley Lights common stock are not entitled to appraisal rights in connection with the merger.
Holders of IsoPlexis common stock who do not vote in favor of the merger will not have rights to an appraisal of the fair value of their shares. Under the DGCL, appraisal rights are not available for shares listed on a national securities exchange unless the holders of such shares are required by the terms of the merger agreement to receive in exchange for their shares anything other than (a) shares of stock of the surviving corporation, (b) shares of stock of any other corporation listed on a national securities exchange or held of record by more than 2,000 holders, (c) cash in lieu of fractional shares or (d) any combination of the foregoing. Because Berkeley Lights common stock is listed on Nasdaq, a national securities exchange, and because IsoPlexis stockholders are not required by the terms of the merger agreement to accept for their shares anything other than shares of Berkeley Lights common stock and cash in lieu of fractional shares, holders of IsoPlexis common stock will not be entitled to appraisal rights in the merger.

LEGAL MATTERS
The legality of the shares of Berkeley Lights common stock offered hereby will be passed upon for Berkeley Lights by Freshfields Bruckhaus Deringer US LLP. Certain U.S. federal income tax consequences relating to the transactions will be passed upon for IsoPlexis by Cravath, Swaine and Moore LLP.

EXPERTS
Berkeley Lights
The consolidated financial statements of Berkeley Lights, Inc. as of December 31, 2021 and 2020, and for each of the fiscal years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
IsoPlexis
The financial statements of IsoPlexis Corporation as of December 31, 2021 and 2020, and for each of the two years in the period ended December 31, 2021, included in this joint proxy statement/prospectus for the year ended December 31, 2021, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

CERTAIN BENEFICIAL OWNERS OF BERKELEY LIGHTS COMMON STOCK
To Berkeley Lights’ knowledge, the following table sets forth certain information regarding the beneficial ownership of Berkeley Lights common stock as of February 6, 2023 (except as noted in the footnotes below) and with respect to:
•	each person known by Berkeley Lights to beneficially own 5% or more of the outstanding shares of Berkeley Lights common stock;
•	each member of the Berkeley Lights board of directors;
•	each named executive officer of Berkeley Lights; and
•	the members of the Berkeley Lights board of directors and Berkeley Lights’ executive officers as a group.
Berkeley Lights has determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, Berkeley Lights believes, based on the information furnished to Berkeley Lights, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Berkeley Lights common stock that he, she or it beneficially owns.
Security Ownership of Berkeley Lights Directors and Executive Officers
Unless otherwise noted below, the address of each beneficial owner listed in the table below is c/o Berkeley Lights, Inc., 5858 Horton Street, Suite 320, Emeryville, California 94608.
	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
Directors and Named Executive Officers:
Siddhartha Kadia, Ph.D.(1)	358,698	*
Mehul Joshi	—	*
Eric D. Hobbs, Ph.D.(2)	1,697,667	2.3%
Paul McClaskey.(3)	18,905	*
Keith J. Breinlinger, Ph.D.(4)	746,911	1.0%
Stuart Merkadeau.(5)	269,743	*
Kurt Wood(6)	—	*
Matthew W. Rosinack(7)	—	*
Shaun Holt(8)	—	*
Igor Khandros, Ph.D.(9)	8,991,198	12.5%
Michael Moritz(10)	159,997	*
Elizabeth Nelson(11)	163,800	*
James Rothman, Ph.D.(12)	306,645	*
Gregory T. Lucier(13)	207,334	*
John Chiminski(14)	23,852	*
Jessica Hopfield, Ph.D.(15)	90,907	*

All executive officers and directors as a group (17 persons)	13,035,657	17.3%
*	Represents less than 1%.
(1)
Consists of (i) 157,919 shares of common stock directly held by Dr. Kadia, (ii) 115,606 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of February 6, 2023 and (iii) 85,173 RSUs held that will vest within 60 days of February 6, 2023.

(2)
Consists of (i) 77,824 shares of common stock directly held by Dr. Hobbs, (ii) 1,575,616 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of February 6, 2023 and (iii) 44,227 RSUs held that will vest within 60 days of February 6, 2023.

(3)
Consists of (i) 10,493 shares of common stock directly held by Mr. McClaskey, (ii) 4,448 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of February 6, 2023 and (iii) 3,964 RSUs held that will vest within 60 days of February 6, 2023.

(4)
Consists of (i) 83,253 shares of common stock directly held by Dr. Breinlinger as disclosed in his most recent Form 4 (as Dr. Breinlinger is no longer employed with the company we do not have knowledge of the number of shares of common stock directly held by him at February 6, 2023), (ii) 663,358 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of February 6, 2023.

(5)
Mr. Merkadeau is no longer employed with the Company and as such we do not have knowledge of the number of shares of common stock directly held by him at February 6, 2023. Consists of 269,743 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of February 6, 2023.

(6)	Mr. Wood is no longer employed with the Company and as such we do not have knowledge of the number of shares of common stock directly held by him at February 6, 2023.
(7)	Mr. Rosinack is no longer employed with the Company and as such we do not have knowledge of the number of shares of common stock directly held by him at February 6, 2023.
(8)	Mr. Holt is no longer employed with the Company and as such we do not have knowledge of the number of shares of common stock directly held by him at February 6, 2023.
(9)
Consists of (i) 8,986,298 shares of common stock directly held by family trusts of which Dr. Khandros is a trustee and (ii) 4,900 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of February 6, 2023.

(10)
Consists of (i) 155,097 shares of common stock directly held by an estate planning vehicle over which Mr. Moritz exercises investment control and (ii) 4,900 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of February 6, 2023.

(11)
Consists of (i) 56,400 shares of common stock directly held by Ms. Nelson and (ii) 107,400 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of February 6, 2023.

(12)
Consists of (i) 144,245 shares of common stock directly held by Dr. Rothman and (ii) 162,400 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of February 6, 2023.

(13)
Consists of (i) 112,331 shares of common stock directly held by Mr. Lucier, (ii) 90,837 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of February 6, 2023 and (iii) 4,166 RSUs that will vest within 60 days of February 6, 2023.

(14)
Consists of (i) 20,450 shares of common stock directly held by Mr. Chiminski, (ii) 2,994 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of February 6, 2023 and (iii) 408 RSUs that will vest within 60 days of February 6, 2023.

(15)
Consists of (i) 83,224 shares of common stock directly held by Dr. Hopfield, (ii) 6,877 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of February 6, 2023 and (iii) 806 RSUs that will vest within 60 days of February 6, 2023.

Security Ownership of Other Beneficial Owners
Based on information available to Berkeley Lights as of February 6, 2023, Berkeley Lights knew of no person who beneficially owned more than 5% of Berkeley Lights common stock, except as set forth below:
Name and Address of Beneficial Owner	Number	Percent
5% Stockholders:
Entities affiliated with Igor Khandros, Ph.D.(1)	8,991,198	12.5%
ARK Investment Management LLC(2)	8,006,435	11.1%
Blackrock Inc.(3)	4,644,829	6.4%
The Vanguard Group(4)	4,435,418	6.1%
(1)
Consists of (1) 8,986,298 shares of common stock directly held by family trusts of which Dr. Khandros is a trustee and (ii) 4,900 shares of common stock that may be acquired pursuant to the exercise of stock options.

(2)
Consists of 8,006,435 shares of common stock directly held by ARK Investment Management LLC (“ARK”), over which ARK has sole voting and dispositive power, as reported by ARK on a Schedule 13G/A filed with the SEC on February 9, 2022. The principal business address of ARK is 3 East 28th Street, 7th Floor, New York, NY 10016.

(3)
Consists of 4,644,829 shares of common stock held by BlackRock, Inc. as reported on a Schedule 13G filed with the SEC on February 1, 2023. BlackRock, Inc. reported sole voting power with respect to 4,429,243 shares of our common stock and sole dispositive power with respect to 4,644,829 shares of our common stock. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(4)
Consists of 4,435,418 shares of common stock held by The Vanguard Group – 23-1945930 (“Vanguard”) as reported on a Schedule 13G filed with the SEC on February 9, 2022. Vanguard reported shared voting power of 82,943 shares of common stock, sole dispositive power over 4,334,795 shares of common stock, shared dispositive power over 100,623 shares of common stock. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

CERTAIN BENEFICIAL OWNERS OF ISOPLEXIS COMMON STOCK
The following table sets forth certain information regarding the ownership of IsoPlexis common stock as of February 6, 2023 by:
•	each director of IsoPlexis;
•	each named executive officer of IsoPlexis;
•	each stockholder known by IsoPlexis to be the beneficial owner of more than 5% of the outstanding shares of IsoPlexis common stock; and
•	all of IsoPlexis’ current directors and executive officers as a group.
The number of shares beneficially owned by each stockholder is determined under the rules of the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of February 6, 2023 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
Except as otherwise indicated in the footnotes to the following table, to IsoPlexis’ knowledge all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws.
Except as otherwise indicated, the address for each stockholder listed below is c/o IsoPlexis Corporation, 35 NE Industrial Rd, Branford, CT 06405.
Name and address of beneficial owners	Shares Beneficially Owned as of February 6, 2023	Percent Owned
5% stockholders:
Entities affiliated with Northpond Ventures, LP(1)	8,808,531	21.83%
Entities affiliated with Spring Mountain Capital, LP(2)	6,064,661	15.03%
Entities affiliated with Perceptive Advisors LLC(3)	4,906,872	12.16%
Entities affiliated with North Sound Ventures, LP(4)	3,644,418	9.03%
Connecticut Innovations, Incorporated(5)	2,731,449	6.77%
Danaher Ventures LLC(6)	1,976,791	4.90%
Directors and named executive officers:
Sean Mackay(7)	2,565,891	6.36%
John Conley(8)	310,905	*
James Heath(9)	327,435	*
Gregory Ho(10)	6,153,708	15.25%
Jason Myers(11)	105,713	*
Nachum Shamir(12)	247,095	*
Daniel Wagner	—	—%
Adam Wieschhaus	—	—%
John Strahley(13)	215,450	*
Richard W. Rew II(14)	58,783	*
All Directors and Executive Officers as a Group (11 persons)(15)	10,122,455	25.09%
*	Less than 1%
(1)
Represents aggregate amount of beneficially owned shares of IsoPlexis common stock as reported in a Schedule 13D Amendment No. 1 filed by Northpond Ventures, LP (“Northpond LP”), Northpond Ventures GP, LLC (“Northpond GP”), Northpond Capital, LP (“Northpond Capital”), Northpond Capital GP, LLC (“Northpond Capital GP”) and Michael P. Rubin on December 22, 2022. As of the date thereof, Northpond LP owned directly 6,727,570 shares of IsoPlexis common stock. Northpond LP has the shared power to vote, or direct the voting of, and the shared power to dispose of, or direct the disposition of, the shares of IsoPlexis common stock held by it. As the general partner of Northpond LP, Northpond GP may be deemed to be the indirect beneficial owner of the 6,727,570 shares of IsoPlexis common stock beneficially owned by Northpond LP. Northpond GP has the shared power to vote, or direct the voting of, and the shared power to dispose of, or direct the disposition of, the shares of IsoPlexis common stock held by Northpond LP. As of the date thereof, Northpond Capital owned directly 2,080,961 shares of IsoPlexis common stock. Northpond Capital has the shared power to vote, or direct the voting of, and the shared power to dispose of, or direct the disposition of, the shares of IsoPlexis common stock held by it. As the general partner of Northpond Capital, Northpond Capital GP may be deemed to be the indirect beneficial owner of the 2,080,961 shares of IsoPlexis common stock beneficially owned by Northpond Capital LP. Northpond Capital GP has the shared power to vote, or direct the voting of, and the shared power to dispose of, or direct the disposition of, the shares of IsoPlexis common stock held by Northpond Capital LP. Michael P. Rubin is the sole managing member of each of Northpond GP and Northpond Capital GP. As a result of the foregoing relationships, Mr. Rubin may be deemed to be the indirect beneficial owner of the 8,808,531 shares of IsoPlexis common stock beneficially owned by Northpond LP and Northpond Capital LP. Mr. Rubin has the shared power to vote, or direct the voting of, and the shared power to dispose of, or direct the disposition of, the shares of IsoPlexis common stock held by Northpond LP and Northpond Capital LP. Each Reporting Person disclaimed beneficial ownership of the securities reported herein except to the extent of his or its pecuniary interest therein. The address of the entities mentioned in this footnote is 7500 Old Georgetown Road, Suite 850, Bethesda, MD 20814.
(2)
Represents aggregate amount of beneficially owned shares of IsoPlexis common stock as reported in a Schedule 13G filed by SMC Growth Capital II GP, LLC and affiliates on January 25, 2022. The securities are directly held by SMC Growth Capital Partners II, LP (“GCII”), SMC Private Equity Holdings, LP (“PEH”) and SMC Holdings II, LP (“Holdings”). SMC Growth Capital II GP, LLC, a Delaware limited liability company (“GCII GP”), is the general partner of GCII. SMC Private Equity Holdings G.P., LLC, a Delaware limited liability company (“PEH GP”), is the general partner of PEH. SMC Holdings II G.P., LLC, a Delaware limited liability company (“Holdings GP”), is the general partner of Holdings. Spring Mountain Capital G.P., LLC, a Delaware limited liability company (“SMC GP”), is the managing member of GCII GP and PEH GP. John L. Steffens and Gregory P. Ho each serve as a managing member of SMC GP and Holdings GP. The address of the entities mentioned in this footnote is 650 Madison Avenue, 20th Floor, New York, NY 10022.

(3)
Represents aggregate amount of beneficially owned shares of IsoPlexis common stock as reported in a Schedule 13G Amendment No. 1 filed by Perceptive Advisors LLC and affiliates on January 25, 2022. Neither Perceptive Advisors LLC (“Perceptive”) nor Joseph Edelman directly holds any shares of IsoPlexis common stock. Perceptive Life Sciences Master Fund, Ltd. (“Master Fund”) directly holds 3,554,587 shares of IsoPlexis common stock. Perceptive Credit Holdings III, LP (“Perceptive Credit Holdings III”) directly holds 335,962 shares of IsoPlexis common stock and warrants exercisable for 811,374 shares of IsoPlexis common stock. PCOF EQ AIV III, LP (“PCOF”) holds directly 204,949 shares of IsoPlexis common stock. Perceptive Advisors LLC serves as the investment manager to the Master Fund. Perceptive Credit Advisors, LLC (“Perceptive Credit”) serves as the investment manager to Perceptive Credit Holdings III and PCOF. Mr. Edelman is the managing member of Perceptive Advisors LLC and Perceptive Credit. The address of Perceptive and Perceptive Credit is 51 Astor Place, 10th Floor, New York, New York 10003.

(4)
Based on the IsoPlexis voting agreement, includes 1,243,987 shares of IsoPlexis common stock held by North Sound Trading, LP (“NST”), 1,660,995 shares of IsoPlexis common stock held by Brian P Miller and Giovanna R Miller, JTWROS, 549,436 shares of IsoPlexis common stock held by The Miller Family 2011 Trust and 190,000 shares of IsoPlexis common stock held by Brian Paul Miller Roth Contributory IRA. As the general partner of NST and North Sound Ventures, LP (“NSV”), North Sound Management, Inc. (“NS Management”) may be deemed to beneficially own the shares held by NST and NSV. Brian Miller is the sole owner of NS Management and may be deemed to beneficially own the shares of IsoPlexis common stock beneficially owned by NS Management. The address of the entities mentioned in this footnote is 115 East Putnam Avenue, Greenwich, CT 06830.

(5)
Represents aggregate amount of beneficially owned shares of IsoPlexis common stock as reported in a Schedule G Amendment No. 1 filed by Connecticut Innovations, Incorporated (“CII”) on February 1, 2023. The address of CII is 470 James Street, Suite 8, New Haven, CT 06513.

(6)
Represents aggregate amount of beneficially owned shares of IsoPlexis common stock as reported in a Schedule 13G Amendment No. 1 filed on January 27, 2023. DHR Ventures LLC (“DV”) is a subsidiary of Danaher Corporation. Danaher Corporation may be deemed to beneficially own the shares of IsoPlexis common stock held by DV. The address of DV is 2200 Pennsylvania Avenue, N.W., Suite 800W, Washington, D.C. 20037.

(7)	Includes 1,651,525 shares of IsoPlexis common stock underlying stock options that are currently exercisable as of February 6, 2023 or vest within 60 days of February 6, 2023.
(8)
Includes 174,965 shares of IsoPlexis common stock underlying stock options that are currently exercisable as of February 6, 2023 or vest within 60 days of February 6, 2023, including stock options that are being accelerated in connection with the proposed merger.

(9)
Includes 327,435 shares of IsoPlexis common stock underlying stock options that are currently exercisable as of February 6, 2023 or vest within 60 days of February 6, 2023, including stock options that are being accelerated in connection with the proposed merger.

(10)
Includes (a) 89,047 shares of IsoPlexis common stock underlying stock options that are currently exercisable as of February 6, 2023 or vest within 60 days of February 6, 2023, including stock options that are being accelerated in connection with the proposed merger, and (b) 6,064,661 shares of IsoPlexis common stock directly held by SMC Growth Capital Partners II, LP (“GCII”), SMC Private Equity Holdings, LP (“PEH”) and SMC Holdings II, LP (“Holdings”). SMC Growth Capital II GP, LLC, a Delaware limited liability company (“GCII GP”), is the general partner of GCII. SMC Private Equity Holdings G.P., LLC, a Delaware limited liability company (“PEH GP”), is the general partner of PEH. SMC Holdings II G.P., LLC, a Delaware limited liability company (“Holdings GP”), is the general partner of Holdings. Spring Mountain Capital G.P., LLC, a Delaware limited liability company (“SMC GP”), is the managing member of GCII GP and PEH GP. Mr. Ho serves as a managing member of SMC GP and Holdings GP. Mr. Ho disclaims beneficial ownership, within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, or otherwise, of such portion of the securities held by GCII, PEH and Holdings in which Mr. Ho has no pecuniary interest.

(11)
Includes 105,713 shares of IsoPlexis common stock underlying stock options that are currently exercisable as of February 6, 2023 or vest within 60 days of February 6, 2023, including stock options that are being accelerated in connection with the proposed merger.

(12)
Includes 196,842 shares of IsoPlexis common stock underlying stock options that are currently exercisable as of February 6, 2023 or vest within 60 days of February 6, 2023, including stock options that are being accelerated in connection with the proposed merger.

(13)	Includes 150,450 shares of IsoPlexis common stock underlying stock options that are currently exercisable as of February 6, 2023 or vest within 60 days of February 6, 2023.
(14)	Includes 38,783 shares of IsoPlexis common stock underlying stock options that are currently exercisable as of February 6, 2023 or vest within 60 days of February 6, 2023.
(15)
Includes (a) 2,753,760 shares of IsoPlexis common stock underlying stock options that are currently exercisable as of February 6, 2023 or vest within 60 days of February 6, 2023, including stock options that are being accelerated in connection with the proposed merger, and (b) 6,064,661 shares of IsoPlexis common stock directly held by SMC Growth Capital Partners II, LP, SMC Private Equity Holdings, LP and SMC Holdings II, LP, with respect to which Gregory P. Ho disclaims beneficial ownership, within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, or otherwise, of such portion in which Mr. Ho has no pecuniary interest.

STOCKHOLDER PROPOSALS
Berkeley Lights
Berkeley Lights will hold an annual meeting of stockholders in 2023, which is referred to in this joint proxy statement/prospectus as the “Berkeley Lights 2023 annual meeting,” regardless of whether the merger has been completed.
Any stockholder proposals intended to be presented at the Berkeley Lights 2023 annual meeting and considered for inclusion in Berkeley Lights’ proxy materials must have been received by Berkeley Lights’ Secretary no later than the close of business Eastern Time on December 16, 2022. Such proposals must have been sent to: Berkeley Lights, Inc., Attn: Secretary, 5858 Horton Street, Suite 320, Emeryville, California 94608. Such proposals must also meet the other requirements and procedures prescribed by Rule 14a-8 under the Exchange Act relating to stockholder proposals.
Under the Berkeley Lights bylaws, nominees for director submitted by stockholders must be received no earlier than January 26, 2023 and no later than February 25, 2023. Such proposals must also meet the requirements set forth in the Berkeley Lights bylaws.
IsoPlexis
If the merger is consummated, IsoPlexis will not have public stockholders and there will be no public participation in any future IsoPlexis stockholder meetings. Until the merger is consummated, IsoPlexis stockholders will continue to be entitled to attend and participate in stockholder meetings, including annual meetings of stockholders. If IsoPlexis holds a 2023 annual meeting of stockholders, IsoPlexis will provide notice of or otherwise publicly disclose the date on which the meeting will be held.
As described in the proxy statement for IsoPlexis’ 2022 annual meeting of stockholders, to be considered for inclusion in the proxy materials for IsoPlexis’ 2023 annual meeting of stockholders, if held, stockholder proposals must have been submitted in writing by December 28, 2022, to IsoPlexis’ Secretary at 35 N.E. Industrial Road, Branford, CT 06405. If a stockholder wishes to submit a proposal (including a director nomination) at IsoPlexis’ 2023 annual meeting of stockholders that is not to be included in the proxy materials for the meeting, the stockholder must provide specified information in writing to IsoPlexis’ Corporate Secretary at the address above no earlier than the close of business on February 16, 2023, nor later than the close of business on March 18, 2023; provided, however, that if IsoPlexis’ 2023 annual meeting of stockholders is held before May 17, 2023, or after July 16, 2023, notice by the stockholder to be timely must be received prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. IsoPlexis stockholders are also advised to review IsoPlexis’ Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

HOUSEHOLDING OF PROXY MATERIALS
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies.
Berkeley Lights and IsoPlexis have each previously adopted householding for stockholders of record. As a result, stockholders with the same address and last name may receive only one copy of this joint proxy statement/prospectus from Berkeley Lights or IsoPlexis, as applicable. Registered Berkeley Lights stockholders or IsoPlexis stockholders (those who hold shares directly in their name with Berkeley Lights’ or IsoPlexis’ transfer agent) may opt out of householding and receive a separate joint proxy statement/prospectus or other proxy materials by sending a written request to Berkeley Lights or IsoPlexis, as applicable, at the address below.
Some brokers also household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker.
Requests for additional copies of this joint proxy statement/prospectus should be directed to, as applicable: Berkeley Lights, Inc., 5858 Horton Street, Suite 320, Emeryville, CA 94608, Telephone (510) 858-2855, or IsoPlexis Corporation, 35 NE Industrial Road, Branford, CT 06405, Telephone (203) 208-4111.

WHERE YOU CAN FIND MORE INFORMATION
Berkeley Lights and IsoPlexis file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including both Berkeley Lights and IsoPlexis, which you can access at www.sec.gov. In addition, you may obtain free copies of the documents Berkeley Lights files with the SEC, including the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, by going to Berkeley Lights’ Internet website at www.berkeleylights.com, and you may obtain free copies of the documents IsoPlexis files with the SEC by going to IsoPlexis’ Internet website at www.isoplexis.com. The Internet website addresses of Berkeley Lights and IsoPlexis are provided as inactive textual references only. The information provided on the Internet websites of Berkeley Lights and IsoPlexis, other than copies of the documents listed below that have been filed with the SEC, is not part of this joint proxy statement/prospectus, and is not incorporated by reference herein.
Statements contained in this joint proxy statement/prospectus, or in any document incorporated by reference into this joint proxy statement/prospectus, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to the full text of that contract or other document filed as an exhibit with the SEC. The SEC allows Berkeley Lights to “incorporate by reference” into this joint proxy statement/prospectus documents Berkeley Lights files with the SEC including certain information required to be included in the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part. This means that Berkeley Lights can disclose important information to you by referring you to those documents. The information incorporated by reference into this joint proxy statement/prospectus is considered to be a part of this joint proxy statement/prospectus, and later information that Berkeley Lights files with the SEC will update and supersede that information. Berkeley Lights incorporates by reference the documents listed below and any documents subsequently filed by it pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and before the date of its applicable special meeting (other than, in each case, those documents, or the portions of those documents or exhibits thereto, deemed to be furnished and not filed in accordance with SEC rules).
Berkeley Lights (SEC File No. 001-39388):
•	Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 28, 2022;
•
Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022, filed with the SEC on May 9, 2022, June 30, 2022, filed with the SEC on August 9, 2022, and September 30, 2022, filed with the SEC on November 8, 2022, respectively;

•	The information in Berkeley Lights’ definitive proxy statement on Schedule 14A for Berkeley Lights’ 2022 annual meeting of stockholders, filed with the SEC on April 15, 2022;
•
Current Reports on Form 8-K (excluding any information and exhibits furnished under Item 2.02 or 7.01 thereof) filed with the SEC on January 5, 2022, March 2, 2022, March 9, 2022, June 1, 2022, July 26, 2022, September 19, 2022, December 16, 2022, December 21, 2022 and January 26, 2023; and

•
any description of shares of Berkeley Lights common stock contained in a registration statement filed pursuant to the Exchange Act and any amendment or report filed for the purpose of updating such description.

These documents contain important information about Berkeley Lights’ business and Berkeley Lights’ financial performance.
You may request a copy of this joint proxy statement/prospectus or any of the documents incorporated by reference into this joint proxy statement/prospectus or other information concerning Berkeley Lights, without charge, by written or telephonic request to:
Berkeley Lights, Inc.
5858 Horton Street, Suite 320
Emeryville, California 94608
Attention: Investor Relations
Telephone: (510) 858-2855
or from the SEC through the SEC website at the address provided above.

You may request a copy of this joint proxy statement/prospectus or any of the documents included as annexes to this joint proxy statement/prospectus or other information concerning IsoPlexis, without charge, by written or telephonic request to:
IsoPlexis Corporation
35 NE Industrial Road
Branford, Connecticut 06405
Attention: Secretary
Telephone: (203) 208-4111
or from the SEC through the SEC website at the address provided above.

Annex A
AGREEMENT AND PLAN OF MERGER

Dated as of December 21, 2022

Among

ISOPLEXIS CORPORATION,

BERKELEY LIGHTS, INC.

and

ICELAND MERGER SUB INC.

Exhibit A: Form of Amended and Restated Certificate of Incorporation of the Surviving Company

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of December 21, 2022, is among ISOPLEXIS CORPORATION, a Delaware corporation (the “Company”), BERKELEY LIGHTS, INC., a Delaware corporation (“Parent”), and ICELAND MERGER SUB INC., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Certain capitalized terms used in this Agreement are defined in Section 1.01.
WHEREAS, the parties hereto intend that, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”), Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned Subsidiary of Parent;
WHEREAS, the Board of Directors of the Company (the “Company Board”) has adopted resolutions, by unanimous vote at a meeting duly called at which a quorum of directors of the Company was present, (i) approving and declaring advisable this Agreement, the Merger and the other Transactions, (ii) declaring that it is fair to, and in the best interests of, the Company and its stockholders that the Company enter into this Agreement and consummate the Merger and the other Transactions and (iii) recommending that the Company’s stockholders adopt this Agreement (the “Company Recommendation”) and directing that this Agreement be submitted to the Company’s stockholders for adoption at a duly held meeting of such stockholders for such purpose (the “Company Stockholder Meeting”);
WHEREAS, the Board of Directors of Parent (the “Parent Board”) has adopted resolutions, by unanimous vote at a meeting duly called at which a quorum of directors of Parent was present, (i) approving and declaring advisable this Agreement, the Merger and the other Transactions, (ii) declaring that it is fair to, and in the best interests of, Parent and its stockholders that Parent enter into this Agreement and consummate the Merger and the other Transactions and (iii) recommending that Parent’s stockholders approve the Share Issuance (the “Parent Recommendation”) and directing that the Share Issuance be submitted to Parent’s stockholders for approval at a duly held meeting of such stockholders for such purpose (the “Parent Stockholder Meeting”);
WHEREAS, the Board of Directors of Merger Sub has adopted resolutions by unanimous vote (i) approving and declaring advisable this Agreement, the Merger and the other Transactions, (ii) declaring that it is fair to, and in the best interests of, its sole stockholder that Merger Sub enter into this Agreement and consummate the Merger and the other Transactions and (iii) recommending that the sole stockholder of Merger Sub adopt this Agreement;
WHEREAS, Parent, in its capacity as sole stockholder of Merger Sub, will adopt this Agreement by written consent immediately following the execution of this Agreement;
WHEREAS, in order to induce the Company, Parent and Merger Sub to enter into this Agreement and as a condition to the willingness of the Company, Parent and Merger Sub to enter into this Agreement, simultaneously with the execution and delivery of this Agreement, the Company, Parent, Merger Sub and certain stockholders of Parent are entering into a voting agreement (the “Parent Support Agreement”) pursuant to which such stockholders are agreeing, among other things, to vote their shares of Parent Common Stock in favor of the Parent Stockholder Approval, and to take certain other actions in furtherance of the Transactions, in each case, subject to the terms and conditions of the Parent Support Agreement;
WHEREAS, in order to induce Parent, Merger Sub and the Company to enter into this Agreement and as a condition to the willingness of Parent, Merger Sub and the Company to enter into this Agreement, simultaneously with the execution and delivery of this Agreement, Parent, Merger Sub, the Company and certain stockholders of the Company are entering into a voting agreement (the “Company Support Agreement”) pursuant to which such stockholders are agreeing, among other things, to vote their shares of Company Common Stock in favor of the Company Stockholder Approval, and to take certain other actions in furtherance of the Transactions, in each case, subject to the terms and conditions of the Company Support Agreement; and
WHEREAS, for U.S. federal income Tax purposes, it is intended that (i) the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) Parent, the Company and Merger Sub each will be a party to such reorganization within the meaning of Section 368(b) of the Code, and this Agreement is intended to be, and is adopted as, a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code (the “Intended Tax Treatment”).
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I

Definitions; Interpretation
SECTION 1.01. Definitions. For purposes of this Agreement:
“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.
“Assumed Company Stock Option” means each Company Stock Option (other than the Non-Continuing Company Stock Options) with an exercise price per share that is less than the Company Trading Price.
“Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking and savings and loan institutions are authorized or required by Law to be closed in New York City.
“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (Public Law 116-136).
“Code” means the Internal Revenue Code of 1986.
“Company Benefit Plan” means, collectively, all “employee pension benefit plans” (as defined in Section 3(2) of ERISA), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA), in each case, whether or not subject to ERISA, and all other pension, profit sharing, retirement, supplemental retirement, retiree medical or life insurance, deferred compensation, bonus, incentive compensation, equity or equity-based compensation, disability, vacation, death benefit, hospitalization, medical, employment, consulting, retention, change of control, severance termination or other plans, agreements, arrangements or understandings (whether written or unwritten, formal or informal), in each case, sponsored, maintained, contributed to, or required to be contributed to, by the Company or any Company Subsidiary for the benefit of current or former directors, officers, employees or consultants of the Company or any Company Subsidiary (and, in each case, their eligible dependents or beneficiaries), or under which the Company or any Company Subsidiary has or could have any current or contingent liability.
“Company Credit Agreement” means the Credit Agreement and Guaranty, dated as of December 30, 2020, by and among the Company, as borrower, the guarantors from time to time party thereto, as guarantors, the lenders from time to time party thereto, as lenders, and Perceptive Credit Holdings III, LP, as administrative agent and as lender, as amended or supplemented to the date of this Agreement.
“Company Equity Award” means an award of Company Restricted Shares or Company Stock Option or any other stock-based award whether or not granted under a Company Stock Plan, excluding any awards or rights granted under the Company ESPP.
“Company ESPP” means the Company’s 2021 Employee Stock Purchase Plan, as may be amended from time to time.
“Company Intellectual Property” means all Intellectual Property owned or purported to be owned by or exclusively licensed to the Company or any of the Company Subsidiaries.
“Company Material Adverse Effect” means a Material Adverse Effect with respect to the Company.
“Company Registered Intellectual Property” means all Company Intellectual Property that is subject to any issuance, registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including registered trademarks, Internet domain names, copyright registrations, issued and reissued patents and pending applications for any of the foregoing.
“Company Restricted Share” means any share of Company Common Stock subject to vesting or forfeiture conditions granted under a Company Stock Plan.
“Company Stock Option” means a stock option to acquire Company Common Stock granted under any Company Stock Plan.
“Company Stock Plan” means the Company’s 2014 Stock Plan and the Company’s 2021 Omnibus Incentive Compensation Plan, each as may be amended from time to time.
“Company Termination Fee” means a fee of $2,300,000.

“Company Trading Price” means the average closing sale price for a share of Company Common Stock, rounded to the nearest one-tenth of a cent, as reported on Nasdaq for the five most recent trading days ending on and including the third Business Day prior to the Closing Date.
“Company Warrant” means the warrant issued by the Company to Perceptive Credit Holdings III, LP on December 30, 2020 exercisable to purchase up to 811,374 shares of Company Common Stock, subject to adjustment as set forth in the Company Warrant Certificate.
“Company Warrant Certificate” means the Warrant Certificate, dated March 30, 2022, between the Company and Perceptive Credit Holdings III, LP, as amended or supplemented to the date of this Agreement.
“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof.
“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any Governmental Authority, in each case, in connection with or in response to COVID-19.
“Environmental Laws” means all federal, national, state, provincial or local Laws or Judgments issued, promulgated or entered into by or with any Governmental Authority, relating to (a) pollution, natural resources or protection of the environment, endangered or threatened species, the climate or, as relates to exposure to hazardous or toxic materials, human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), (b) the exposure to hazardous or toxic materials in the environment or (c) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of hazardous or toxic materials.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included any other entity, trade or business, or that is, or was at the relevant time, a member of the same “controlled group” as such other entity, trade or business pursuant to Section 4001(a)(14) of ERISA.
“GAAP” means generally accepted accounting principles in the United States.
“Harmful Code” means Trojan horses, worms, viruses, back doors or any other codes designed or intended to interfere, damage, corrupt, surreptitiously intercept or expropriate any system, data or Personal Data, or cause unauthorized access to, or disruption, impairment, disablement or destruction of, software, data or Personal Data.
“Hazardous Materials” means any chemical, material substance or waste that is listed, defined, designated or classified as hazardous, toxic, radioactive, dangerous or a “pollutant” or “contaminant” or words of similar meaning under any Environmental Law or that is otherwise regulated by any Governmental Authority with jurisdiction over the environment or natural resources, including any petroleum or petroleum products or byproducts, ore, explosive or radioactive materials or wastes, asbestos in any form, chromium and other metals, silica and silica dust, hydrochloric acid, polychlorinated biphenyls and per- or poly-fluorinated substances.
“Incidental Contracts” means (a) shrink-wrap, click-wrap and off-the-shelf Contracts for commercially available software or services that are generally available on nondiscriminatory pricing terms, including open source software, (b) non-exclusive licenses that are incidental to Contracts that primarily provide for a sale of products or services to customers or the purchase or use of equipment, reagents or other materials and that are not material to the conduct of the business of the Company or Parent, as applicable, and (c) non-disclosure agreements, in each case, entered into in the ordinary course of business consistent with past practice.
“Indebtedness” means, with respect to any Person, (a) all indebtedness, notes payable, accrued interest payable or other obligations for borrowed money, whether secured or unsecured, (b) all obligations under conditional sale or other title retention agreements, or incurred as financing, in either case with respect to property acquired by such Person, (c) all obligations issued, undertaken or assumed as the deferred purchase price for any property or assets, (d) all obligations under capital or finance leases, (e) all obligations in respect of bankers acceptances, letters of credit or similar instruments, (f) all obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions or any other derivative transactions and (g) any guarantee of any of the foregoing, whether or not evidenced by a note, mortgage, bond, indenture or similar instrument.

“Intellectual Property” means all intellectual property and other similar proprietary rights in any jurisdiction, whether registered or unregistered, including such rights in and to: (a) any patent, invention, method or process, and any other Governmental Authority-issued indicia of invention ownership (including inventor’s certificates, petty patents and patent utility models); (b) any trademark, service mark, trade name, business name or brand name, logo, trade dress, and other indicators of source or origin, and the goodwill of any business symbolized thereby and all common-law rights relating thereto; (c) any copyright (including all copyrights embodied in software) or copyrighted work, copyright registration, work of authorship, whether or not copyrightable, design, design registration or database rights; (d) any internet domain name, URL, social and mobile media identifier; (e) any trade secret, confidential know-how or other confidential and proprietary business, technical and other information (including proprietary databases and data collections); (f) software and firmware, including data files, source code, object code, application programming interfaces, architecture, files, records, schematics, computerized databases and other related specifications and documentation; and (g) all applications, registrations, provisionals, divisionals, continuations, continuations-in-part, re-examinations, re-issues, renewals, substitutions, extensions, foreign counterparts and similar rights relating to any of the foregoing.
“IT Systems” means computers, software, firmware, middleware, servers, websites, networks, mobile and social applications, workstations, routers, hubs, switches, data communications lines, databases, and all other information technology and related assets and equipment.
“Knowledge” of any Person that is not an individual means, with respect to any matter in question, (a) in the case of Parent, the actual knowledge of any of the officers set forth in Section 1.01 of the Parent Disclosure Letter and (b) in the case of the Company, the actual knowledge of any of the officers set forth in Section 1.01 of the Company Disclosure Letter, in each case, after making reasonable inquiry regarding such matter.
“Material Adverse Effect” means, with respect to any Person, any effect, change, event, circumstance, condition, development or occurrence that has a material adverse effect on the business, results of operations or financial condition of such Person and its Subsidiaries, taken as a whole; provided, however, that none of the following, and no effect, change, event, circumstance, condition, development or occurrence arising out of, or resulting from, the following, shall constitute or be taken into account in determining whether a Material Adverse Effect has occurred, is continuing or would reasonably be expected to occur: any effect, change, event, circumstance, condition, development or occurrence (A) generally affecting (1) the industry in which such Person and its Subsidiaries operate or (2) the economy, credit or financial or capital markets, in the United States or elsewhere in the world, including changes in interest or exchange rates, monetary policy or inflation, or (B) to the extent arising out of, resulting from or attributable to (1) changes in Law or in GAAP or in accounting standards, or any changes in the authoritative interpretation or enforcement of any of the foregoing, or any changes in general legal, regulatory, political or social conditions, (2) the negotiation, execution, announcement or performance of this Agreement or the consummation of the Transactions, including the impact thereof on the relationships, contractual or otherwise, of such Person or any of its Subsidiaries with employees, customers, suppliers or partners (other than for purposes of any representation or warranty contained in Section 4.04(b) or Section 4.05, in respect of Parent, or Section 5.04(b) or Section 5.05, in respect of the Company), (3) acts of war (whether or not declared), military activity, sabotage, civil disobedience or terrorism, or any escalation or worsening thereof, (4) earthquakes, fires, floods, hurricanes, tornados or other natural disasters, casualty events, force majeure events or other comparable events, (5) any action taken by such Person and its Subsidiaries that is expressly required by this Agreement or with the other party’s written consent or at the other party’s written request (in each case, excluding in connection with Section 6.01), or the failure to take any action if that action is prohibited by this Agreement, (6) any change in such Person’s credit ratings, (7) any decline in the market price, or change in trading volume, of any securities of such Person, (8) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position (it being understood that the exceptions in clauses (6), (7) and (8) shall not prevent or otherwise affect a determination that the underlying cause of any such change, decline or failure referred to therein (if permitted by this definition and not otherwise falling within any of the exceptions provided by clause (A) and clauses (B)(1) through (10) hereof) constitutes or may be taken into account in determining whether a Material Adverse Effect has occurred, is continuing or would reasonably be expected to occur), (9) any epidemic, pandemic or disease outbreak (including COVID-19) or any COVID-19 Measures or any change in such COVID-19 Measures or interpretations by any Governmental Authority following the date of this Agreement or (10) any Actions arising from allegations of a breach of fiduciary duty or violation of applicable securities Law relating to this Agreement or the Transactions; provided further, however, that any effect, change, event, circumstance, condition, development or occurrence referred to in clause (A) or clauses (B)(3), (B)(4)

or (B)(9) may be taken into account in determining whether there has been, is continuing or would reasonably be expected to be, a Material Adverse Effect to the extent such effect, change, event, circumstance, condition, development or occurrence has a disproportionate adverse effect on such Person and its Subsidiaries, taken as a whole, as compared to other participants in the industry in which they operate (in which case, only the incremental disproportionate adverse effect may be taken into account in determining whether there has been, is continuing or would reasonably be expected to be, a Material Adverse Effect).
“Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA.
“Nasdaq” means, with respect to the Company, The Nasdaq Stock Market LLC, and, with respect to Parent, The Nasdaq Global Select Market.
“Non-Continuing Company Stock Option” means each outstanding Company Stock Option that is not held by a Continuing Employee and, as of immediately prior to the Effective Time, is (i) vested and unexercised or (ii) unvested and, pursuant to its terms, vests solely as a result of the occurrence of the Closing.
“Parent Benefit Plan” means, collectively, all “employee pension benefit plans” (as defined in Section 3(2) of ERISA), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA), in each case, whether or not subject to ERISA, and all other pension, profit sharing, retirement, supplemental retirement, retiree medical or life insurance, deferred compensation, bonus, incentive compensation, equity or equity-based compensation, disability, vacation, death benefit, hospitalization, medical, employment, consulting, retention, change of control, severance termination or other plans, agreements, arrangements or understandings (whether written or unwritten, formal or informal), in each case, sponsored, maintained, contributed to, or required to be contributed to, by Parent or any Parent Subsidiary for the benefit of current or former directors, officers, employees or consultants of Parent or any Parent Subsidiary (and, in each case, their eligible dependents or beneficiaries), or under which Parent or any Parent Subsidiary has or could have any current or contingent liability.
“Parent ESPP” means Parent’s 2020 Employee Stock Purchase Plan, as may be amended from time to time.
“Parent Intellectual Property” means all Intellectual Property owned or purported to be owned by or exclusively licensed to Parent or any of the Parent Subsidiaries.
“Parent Material Adverse Effect” means a Material Adverse Effect with respect to Parent.
“Parent PSU” means any restricted stock unit award payable in Parent Common Stock that is subject to restrictions based on performance conditions and granted under any Parent Stock Plan.
“Parent RSU” means any restricted stock unit award payable in Parent Common Stock that is subject to restrictions based solely on continuing service and granted under any Parent Stock Plan.
“Parent Stock Option” means a stock option to acquire Parent Common Stock granted under any Parent Stock Plan.
“Parent Stock Plan” means Parent’s 2011 Equity Incentive Plan and Parent’s 2020 Incentive Award Plan, each as may be amended from time to time.
“Parent Termination Fee” means a fee of $2,300,000.
“Permitted Liens” means (i) Liens for Taxes, assessments or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (ii) mechanics’, carriers’, workers’, repairers’ and similar Liens arising or incurred in the ordinary course of business with respect to liabilities that are not yet due and payable or that are being contested in good faith by appropriate proceedings; (iii) zoning, entitlement and other land use Laws that are not presently violated and do not materially and adversely affect, impair or interfere with the use of any property affected thereby; (iv) Liens among any Person and its wholly owned Subsidiary or among its wholly owned Subsidiaries; (v) easements, declarations, covenants, rights-of-way, restrictions and other similar non-monetary encumbrances incurred or suffered in the ordinary course of business and which, individually or in the aggregate, do not and would not reasonably be expected to materially impair the use of the applicable real property or otherwise materially impair the present or contemplated business operations at such location; (vi) pledges or deposits under workmen’s compensation Laws, unemployment insurance Laws or similar legislation, or good faith deposits in connection with bids, tenders, Contracts (other than for the payment of Indebtedness) or leases to which such entity is a party, or deposits to secure public or statutory obligations of such entity or to secure surety or appeal bonds to which such entity is a party, or deposits as security for contested Taxes, in each case incurred or made in the ordinary course of business; (vii) non-exclusive licenses of any Intellectual Property granted to third parties in the ordinary course of business consistent with past practice; (viii) Liens set forth in Section 1.01 of the Company Disclosure Letter; and (ix) such other non-monetary Liens, encumbrances or imperfections that do not materially detract from the value or materially impair the existing use of the asset or property affected by such Lien, encumbrance or imperfection.
“Person” means any natural person, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Authority or other entity.
“Personal Data” means personal, personally identifiable, sensitive or regulated information or data.
“Representatives” means, with respect to any Person, its officers, directors, employees, consultants, agents, financial advisors, investment bankers, attorneys, accountants, other advisors and other representatives.
“Reservation Notice” means a communication or notification from a Governmental Authority indicating that (a) an investigation of any of the Transactions with respect to the HSR Act may be conducted or continue following the expiration of the waiting period under the HSR Act or (b) such Governmental Authority has concerns regarding any of the Transactions.
“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing person or body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.
“Tax Return” means all Tax returns, declarations, statements, reports, schedules, forms and information returns, any amended Tax return and any other document filed or required to be filed relating to Taxes.
“Taxes” means (a) any and all federal, state, local, foreign income, profits, corporations, windfall, capital, capital gains, premium, franchise, gross receipts, withholding, ad valorem, property, employment, unemployment, worker’s compensation, employee contribution, payroll, production, sales, use, goods and services, value added, privilege, lease service, service use, recapture, license, social security (or similar wage withholding), disability, occupation, severance, alternative or add-on minimum, transfer, stamp, documentary, registration, utility, communications, environmental, escheat or unclaimed property, excise and other taxes, customs, tariffs, imposts, levies, duties, fees or other like assessments or charges of any kind, in each case in the nature of a tax, imposed by a Governmental Authority, together with all interest, penalties and additions imposed with respect to such amounts and (b) any liability for the payment of amounts determined by reference to amounts described in clause (a) as a result of being or having been a member of any group of corporations that files, will file or has filed Tax Returns on a combined, consolidated or unitary basis, as a result of any obligation under any agreement or arrangement (including any Tax allocation, Tax indemnity or Tax sharing agreement), as a result of being a transferee or successor, or otherwise.
“Transaction Agreements” means this Agreement, the Parent Support Agreement and the Company Support Agreement.

SECTION 1.02. Other Defined Terms. The following terms are defined in the Section of this Agreement set forth after such term below:
Term	Section
Acceptable Company Confidentiality Agreement	Section 6.02(b)
Acceptable Parent Confidentiality Agreement	Section 6.03(b)
Action	Section 4.12
Agreement	Preamble
Balance Sheet Date	Section 4.06(c)
Bankruptcy and Equity Exception	Section 4.04(a)
Book-Entry Share	Section 3.01(d)
Certificate	Section 3.01(d)
Certificate of Merger	Section 2.03
Closing	Section 2.02
Closing Date	Section 2.02
Company	Preamble
Company 401(k) Plan	Section 7.06(e)
Company Adverse Recommendation Change	Section 6.02(c)
Company Board	Recitals
Company Bylaws	Section 5.01
Company Capital Stock	Section 5.03(a)
Company Capitalization Date	Section 5.03(a)
Company Charter	Section 5.01
Company Common Stock	Section 5.03(a)
Company Disclosure Letter	Article V
Company Financial Advisor	Section 5.21
Company Indemnified Party	Section 7.07(a)
Company Intervening Event	Section 6.02(g)(iii)
Company Leases	Section 5.19(b)
Company Material Contract	Section 5.18(a)
Company Notice of Recommendation Change	Section 6.02(d)
Company Real Property	Section 5.19(b)
Company Recommendation	Recitals
Company SEC Documents	Section 5.06(a)
Company Stockholder Approval	Section 5.04(a)
Company Stockholder Meeting	Recitals
Company Subsidiaries	Section 5.01
Company Support Agreement	Recitals
Company Takeover Proposal	Section 6.02(g)(i)
Company Voting Debt	Section 5.03(b)
Confidentiality Agreement	Section 7.02(a)
Consent	Section 4.05(b)
Continuing Employee	Section 7.06(a)
Contract	Section 4.05(a)
DGCL	Recitals
DTC	Section 3.02(b)(iii)
Effective Time	Section 2.03
End Date	Section 9.01(b)(i)
Exchange Act	Section 4.05(b)
Exchange Agent	Section 3.02(a)
Exchange Fund	Section 3.02(a)
Exchange Ratio	Section 3.01(d)

Term	Section
Existing Credit Facilities Termination	Section 6.04(d)
FDA	Section 4.14
Filed Company SEC Documents	Article V
Filed Parent SEC Documents	Article IV
Financing Transaction	Section 6.04(b)
Form S-4	Section 7.01(a)
Fractional Share Cash Amount	Section 3.02(c)
Governmental Authority	Section 4.05(b)
HSR Act	Section 4.05(b)
Intended Tax Treatment	Recitals
Investment Company Act	Section 4.20
IRS	Section 5.10(a)
Judgment	Section 4.05(a)
Law	Section 4.05(a)
Legal Restraints	Section 8.01(d)
Liens	Section 4.02(a)
Material Customers	Section 5.17(a)
Material Suppliers	Section 5.17(b)
Maximum Amount	Section 7.07(c)
Merger	Recitals
Merger Consideration	Section 3.01(d)
Merger Sub	Preamble
Merger Sub Common Stock	Section 3.01(a)
Parent	Preamble
Parent Adverse Recommendation Change	Section 6.03(c)
Parent Board	Recitals
Parent Bylaws	Section 4.01
Parent Capital Stock	Section 4.03(a)
Parent Capitalization Date	Section 4.03(a)
Parent Charter	Section 4.01
Parent Common Stock	Section 4.03(a)
Parent Disclosure Letter	Article IV
Parent Financial Advisor	Section 4.16
Parent Intervening Event	Section 6.03(g)(iii)
Parent Notice of Recommendation Change	Section 6.03(d)
Parent Recommendation	Recitals
Parent SEC Documents	Section 4.06(a)
Parent Stockholder Approval	Section 4.04(a)
Parent Stockholder Meeting	Recitals
Parent Subsidiaries	Section 4.01
Parent Support Agreement	Recitals
Parent Takeover Proposal	Section 6.03(g)(i)
Parent Voting Debt	Section 4.03(b)
Payoff Amount	Section 6.04(d)
Permits	Section 4.13
Proxy Statement/Prospectus	Section 7.01(a)
Rollover Option Award	Section 7.04(a)(i)(A)
Rollover Restricted Share Award	Section 7.04(a)(ii)
SEC	Section 4.05(b)
Securities Act	Section 4.05(b)
Share Issuance	Section 2.01

Term	Section
Superior Company Proposal	Section 6.02(g)(ii)
Superior Parent Proposal	Section 6.03(g)(ii)
Surviving Company	Section 2.01
Surviving Company Common Stock	Section 3.01(a)
Takeover Law	Section 4.04(b)
Transactions	Section 2.01
SECTION 1.03. Interpretation. When a reference is made in this Agreement to an Exhibit, an Article or a Section, such reference shall be to an Exhibit, an Article or a Section of this Agreement unless otherwise indicated. The table of contents, index of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. Any reference herein to any statute shall also be deemed to refer to all rules and regulations promulgated thereunder. The words “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. References to the phrases “the date of this Agreement” and “the date hereof” and words of similar import shall be deemed to refer to the date set forth in the Preamble of this Agreement. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Whenever Business Days are specified for any action to be taken hereunder and such action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. Any Contract or Law defined or referred to herein means such Contract or Law as from time to time amended, modified or supplemented, including (in the case of Contracts) by waiver or consent and (in the case of Laws) by succession of comparable successor Laws and references to all attachments thereto and instruments incorporated therein, unless otherwise specifically indicated; provided, however, that with respect to any Contract listed on any schedule annexed to this Agreement, including the Company Disclosure Letter or the Parent Disclosure Letter, such references shall only include any such amendments, modifications or supplements that are made available to Parent or the Company, as applicable. References to a Person are also to its permitted successors and assigns. Unless otherwise specifically indicated, all references to “dollars” and “$” shall be deemed references to the lawful money of the United States of America. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of authorship of any of the provisions of this Agreement. The words “provided to”, “delivered” and “made available” and words of similar import refer to documents which were delivered at least one day prior to the date of this Agreement, whether in person or electronically (including documents posted to the data site maintained by the disclosing party or its representatives in connection with the Transactions (provided that, in the case of delivery via such data site, the other party had access to such documents in such data site and such documents were not removed from such data site prior to the execution hereof)), to the other party or its representatives and, for the avoidance of doubt, includes any Filed Parent SEC Documents and any Filed Company SEC Documents.
ARTICLE II

The Merger
SECTION 2.01. The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, on the Closing Date, Merger Sub shall be merged with and into the Company. At the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving company in the Merger (the “Surviving Company”). The Merger, the issuance by Parent of Parent Common Stock to the stockholders of the Company in connection with the Merger (the “Share Issuance”) and the other transactions contemplated by the Transaction Agreements are referred to in this Agreement collectively as the “Transactions”.
SECTION 2.02. Closing. The closing (the “Closing”) of the Merger shall take place at the offices of Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019, at 10:00 a.m., New York

City time, or remotely by exchange of documents and signatures (or their electronic counterparts), on the third Business Day following the satisfaction or (to the extent permitted by Law) waiver by the party or parties entitled to the benefits thereof of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of those conditions), or at such other place, time and date as shall be agreed in writing between the Company and Parent; provided, however, that if all the conditions set forth in Article VIII have not been satisfied or (to the extent permitted by Law) waived on such third Business Day, then the Closing shall take place on the third Business Day on which all such conditions have been satisfied or (to the extent permitted by Law) waived, or at such other place, time and date as shall be agreed in writing between the Company and Parent. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.
SECTION 2.03. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties hereto shall file with the Secretary of State of the State of Delaware a certificate of merger relating to the Merger (the “Certificate of Merger”) executed and acknowledged in accordance with the relevant provisions of the DGCL. The Merger shall become effective at the time that the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware, or at such later time as the Company and Parent shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the “Effective Time”).
SECTION 2.04. Effects. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL, including Section 259 thereof.
SECTION 2.05. Certificate of Incorporation and Bylaws. At the Effective Time, the certificate of incorporation of the Surviving Company shall, by virtue of the Merger, be amended and restated in its entirety to be in the form attached hereto as Exhibit A, until, subject to Section 7.07, thereafter changed or amended as provided therein or by applicable Law. The parties hereto shall take all necessary action so that, at the Effective Time, the bylaws of the Surviving Company shall be amended and restated in their entirety to be in the form of the bylaws of Merger Sub as in effect immediately prior to the Effective Time (except that references to the name of Merger Sub shall be replaced by references to the name of the Surviving Company), until, subject to Section 7.07, thereafter changed or amended as provided therein or by applicable Law.
SECTION 2.06. Directors and Officers of Surviving Company. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Company until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Company until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be. To the extent requested by Parent prior to the Effective Time, the Company shall use its reasonable best efforts to (a) cause the applicable officers and directors of each Company Subsidiary (or those Company Subsidiaries so specified by Parent) to tender their resignations as officers or directors of the applicable Company Subsidiaries, effective as of the Effective Time, and (b) deliver to Parent written evidence of such resignations (to be effective as of the Effective Time) prior to the Effective Time. In connection with the foregoing, the Company shall reasonably cooperate with Parent, including by providing to Parent information and access as reasonably requested by Parent pursuant to and subject to Section 7.02.
ARTICLE III

Effect on the Capital Stock of the Constituent Entities; Exchange of Certificates
SECTION 3.01. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any shares of Company Common Stock or Merger Sub Common Stock:
(a) Conversion of Merger Sub Common Stock. Each share of common stock, par value $0.001 per share, of Merger Sub (“Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Company (the “Surviving Company Common Stock”). From and after the Effective Time, all certificates formerly representing shares of Merger Sub Common Stock shall be deemed for all purposes to represent the number of shares of Surviving Company Common Stock into which they were converted in accordance with the immediately preceding sentence.

(b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock that is owned by the Company as treasury stock and each share of Company Common Stock that is owned by Parent or Merger Sub, in each case immediately prior to the Effective Time (other than any such shares owned by Parent or Merger Sub in a fiduciary, representative or other capacity on behalf of other Persons, whether or not held in a separate account), shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.
(c) Conversion of Company-Subsidiary- and Parent-Subsidiary-Owned Stock. Each share of Company Common Stock that is owned by any wholly owned Subsidiary of the Company or Parent (other than Merger Sub) immediately prior to the Effective Time (other than shares held in a fiduciary, representative or other capacity on behalf of other Persons, whether or not held in a separate account) shall be converted into such number of fully paid and nonassessable shares of Surviving Company Common Stock such that the ownership percentage of any such Subsidiary in the Surviving Company immediately following the Effective Time shall equal the ownership percentage of such Subsidiary in the Company immediately prior to the Effective Time.
(d) Conversion of Company Common Stock. Subject to Section 3.02 and Section 7.04(a)(ii), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 3.01(b) or converted in accordance with Section 3.01(c)) shall be converted into the right to receive, and shall thereafter represent only the right to receive, 0.6120 fully paid and nonassessable shares (the “Exchange Ratio”) of Parent Common Stock (the “Merger Consideration”). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such share of Company Common Stock (each, a “Certificate”) or non-certificated shares of Company Common Stock held in book-entry form (each, a “Book-Entry Share”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, any Fractional Share Cash Amount and any unpaid dividends or other distributions, in each case, in accordance with the procedures set forth in Section 3.02. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock or Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination, consolidation or exchange of shares, or any similar event shall have occurred, then the Merger Consideration and any other amounts payable hereunder that are based upon a number of shares of Parent Common Stock or Company Common Stock, as the case may be, shall be appropriately adjusted to provide to Parent and the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event; provided, however, that this sentence shall not be construed to permit Parent or the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement. As provided in Section 3.02(i), the right of any holder of a Certificate or Book-Entry Shares to receive the Merger Consideration shall be subject to any withholdings under applicable Tax Law.
SECTION 3.02. Exchange of Certificates. (a) Exchange Agent. Prior to the Closing Date, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent (the “Exchange Agent”) for payment of the Merger Consideration, any Fractional Share Cash Amount and any unpaid dividends or other distributions, in each case, in accordance with the procedures set forth in this Article III and, in connection therewith, prior to the Closing Date, shall enter into an agreement with the Exchange Agent in a form reasonably acceptable to the Company. At or prior to the Effective Time, Parent shall (i) deposit or cause to be deposited with the Exchange Agent an aggregate number of shares of Parent Common Stock equal to the aggregate Merger Consideration and (ii) authorize the Exchange Agent to issue an aggregate number of shares of Parent Common Stock equal to the aggregate Merger Consideration. In addition, Parent shall deposit or cause to be deposited with the Exchange Agent, as necessary from time to time after the Effective Time, dividends or other distributions, if any, to which the holders of Certificates or Book-Entry Shares may be entitled pursuant to Section 3.02(d) (the shares of Parent Common Stock deposited with the Exchange Agent pursuant to this Section 3.02(a), being hereinafter referred to as the “Exchange Fund”).

(b) Payment Procedures.
(i) As promptly as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each Person who was, at the Effective Time, a holder of Certificates (other than Certificates representing a share of Company Common Stock to be canceled in accordance with Section 3.01(b)) (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu of Certificates as provided in Section 3.02(f)) to the Exchange Agent, and which shall be in such form and shall have such other customary provisions as Parent and the Company may reasonably agree prior to the Closing Date) and (B) instructions for use in effecting the surrender of the Certificates to the Exchange Agent.
(ii) Upon delivery of a letter of transmittal as contemplated in subsection (i) of this Section 3.02(b), duly completed and validly executed in accordance with such letter’s instructions (and such other customary documents as may reasonably be required by the Exchange Agent), together with surrender of a Certificate to the Exchange Agent (or an affidavit of loss in lieu of a Certificate as provided in Section 3.02(f)), the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration, any Fractional Share Cash Amount and any unpaid dividends or other distributions, in each case, to be issued or paid pursuant to the provisions of this Article III for each share of Company Common Stock formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 3.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration, any Fractional Share Cash Amount and any unpaid dividends or other distributions, in each case, as contemplated by this Article III.
(iii) The Persons who were, at the Effective Time, holders of Book-Entry Shares shall not be required to take any action with respect to the exchange of their Book-Entry Shares for the Merger Consideration. With respect to Book-Entry Shares not held through the Depository Trust Company (“DTC”), as promptly as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to the holder of record of such Book-Entry Shares a statement reflecting the number of whole shares of Parent Common Stock issued to such holder pursuant to Section 3.01(d) in the name of such holder and a check in the amount (after giving effect to any required withholdings under applicable Tax Law as provided in Section 3.02(i)) of any Fractional Share Cash Amount, and any unpaid dividends or other distributions, in each case, that such holder has the right to receive pursuant to this Article III, as well as appropriate materials (in a form to be reasonably agreed by the Company and Parent) advising the holder of the completion of the Closing. With respect to Book-Entry Shares held through DTC, Parent and the Company shall cooperate to establish procedures with the Exchange Agent and DTC to ensure that the Exchange Agent will transmit to DTC or its nominees as soon as reasonably practicable after the Effective Time, upon surrender of Book-Entry Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures, the Merger Consideration, any Fractional Share Cash Amount and any unpaid non-stock dividends and any other dividends or other distributions, in each case, to be issued or paid pursuant to this Article III.
(iv) With respect to Certificates, if payment of the Merger Consideration, any Fractional Share Cash Amount and any unpaid dividends or other distributions, in each case, to be issued or paid pursuant to this Article III is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, Parent may cause the Exchange Agent to pay or issue the Merger Consideration, any Fractional Share Cash Amount and any unpaid dividends or other distributions to such Person only if such Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence to the reasonable satisfaction of the Exchange Agent that any applicable stock transfer or similar Taxes have been paid or are not applicable. With respect to Book-Entry Shares, payment of the Merger Consideration, any Fractional Share Cash Amount and any unpaid dividends or other distributions, in each case, to be issued or paid pursuant to this Article III, shall only be made to the Person in whose name such Book-Entry Shares are registered in the stock transfer books of the Company as of the Effective Time.
(v) No interest shall be paid or accrued on any amount payable for Certificates or Book-Entry Shares pursuant to this Article III.

(c) Fractional Shares. Notwithstanding anything in this Agreement to the contrary, no fractional shares of Parent Common Stock shall be issued upon the conversion of shares of Company Common Stock pursuant to Section 3.01(d). In lieu of any such fractional shares, each holder of Certificates or Book-Entry Shares who would otherwise be entitled to such fractional shares (after aggregating all shares represented by the Certificates and Book-Entry Shares delivered by such holder) shall be entitled to an amount in cash, without interest, rounded down to the nearest cent, equal to such holder’s proportionate interest in the net proceeds from the sale by the Exchange Agent, on behalf of all such holders, of the aggregated number of fractional shares of Parent Common Stock that would otherwise have been issuable to such holders as part of the Merger Consideration (such amount in cash, the “Fractional Share Cash Amount”). As soon as practicable after the Effective Time, the Exchange Agent shall, on behalf of all such holders of fractional shares of Parent Common Stock, effect the sale of all such shares of Parent Common Stock that would otherwise have been issuable as part of the Merger Consideration at the then-prevailing prices on Nasdaq through one or more member firms of Nasdaq. After the proceeds of such sale have been received, the Exchange Agent shall determine the applicable Fractional Share Cash Amount payable to each applicable holder and shall make such amounts available to such holders in accordance with Section 3.02(b). Until the net proceeds of such sale have been distributed to the applicable holders, the Exchange Agent shall hold such proceeds in trust for such holders. No holder of shares of Company Common Stock shall be entitled by virtue of the right to receive cash in lieu of fractional shares of Parent Common Stock described in this Section 3.02(c) to any dividends, voting rights or any other rights in respect of any fractional share of Parent Common Stock. The payment of cash in lieu of fractional shares of Parent Common Stock is not a separately bargained-for consideration but merely represents a mechanical rounding-off of the fractions in the exchange.
(d) Distributions with Respect to Un-surrendered Shares. All shares of Parent Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by Parent in respect of the Parent Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares of Parent Common Stock to be issued pursuant to this Agreement. No dividends or other distributions in respect of shares of Parent Common Stock shall be paid to any holder of any un-surrendered Certificate (including in respect of any Book-Entry Shares held by such holder) until the Certificate (or affidavit of loss in lieu of a Certificate as provided in Section 3.02(f)) is surrendered for exchange in accordance with this Article III. Subject to applicable Law, following such surrender, there shall be issued or paid to the holder of record of the whole shares of Parent Common Stock issued in exchange for the Certificates (and any Book-Entry Shares held by such holder) in accordance with this Article III, without interest, (i) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock and not paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Common Stock with a record date after the Effective Time and prior to surrender, but with a payment date subsequent to surrender. Such holder of Book-Entry Shares shall be entitled to vote after the Effective Time at any meeting of Parent stockholders with a record date at or after the Effective Time the number of whole shares of Parent Common Stock into which the shares represented by such Book-Entry Shares have been exchanged pursuant to this Agreement, regardless of whether such holder has exchanged its Certificates.
(e) Transfer Books; No Further Ownership Rights. The Merger Consideration issued or paid in respect of the Company Common Stock in accordance with the terms of this Article III shall be deemed to have been issued or paid in full satisfaction of all ownership rights in such equity interests, and at the Effective Time, the transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the transfer books of the Surviving Company of the equity interests of the Company that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares, except as otherwise provided for herein or by applicable Law. Subject to the last sentence of Section 3.02(g), if, at any time after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Company for any reason, they shall be canceled and exchanged as provided in this Article III.
(f) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Company or the Exchange Agent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration, any Fractional Share Cash Amount and any unpaid dividends or other distributions, in each case, to be issued or paid in respect of the share of Company Common Stock formerly represented by such Certificate as contemplated by this Article III.
(g) Termination of Exchange Fund. At any time following 180 days after the Effective Time, Parent shall be entitled to require the Exchange Agent to deliver to it any portion of the Exchange Fund that has not been disbursed to holders of Certificates or Book-Entry Shares and thereafter such holders shall be entitled to look only to Parent for, and Parent shall remain liable for, payment of their claims for the Merger Consideration, any Fractional Share Cash Amount and any unpaid dividends or other distributions, in each case, that such holder has the right to receive pursuant to the provisions of this Article III. Notwithstanding the foregoing, any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of Parent or its designee, free and clear of all claims or interest of any Person previously entitled thereto.
(h) No Liability. Notwithstanding any provision of this Agreement to the contrary, none of the parties hereto, the Surviving Company or the Exchange Agent shall be liable to any Person for Merger Consideration, any Fractional Share Cash Amount and any unpaid dividends or other distributions, in each case, to be issued or paid pursuant to this Article III, properly delivered to a public official pursuant to any applicable state, federal or other abandoned property, escheat or similar Law.
(i) Withholding Rights. Each of Parent and the Exchange Agent (without duplication) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under applicable Tax Law. Amounts so withheld and paid over to the appropriate taxing authority shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.
SECTION 3.03. No Appraisal or Dissenters’ Rights. In accordance with Section 262 of the DGCL, no appraisal or dissenters’ rights shall be available to the holders of shares of Company Common Stock in connection with the Merger.
ARTICLE IV

Representations and Warranties of Parent and Merger Sub
Parent and Merger Sub jointly and severally represent and warrant to the Company that the statements contained in this Article IV are true and correct except as set forth in the Parent SEC Documents filed and publicly available after September 30, 2021 and at least two Business Days prior to the date of this Agreement (the “Filed Parent SEC Documents”) (excluding any disclosures in the Filed Parent SEC Documents in any risk factors section, any forward-looking disclosure in any section related to forward-looking statements and other disclosures that are predictive or forward-looking in nature, other than historical facts included therein) or in the disclosure letter delivered by Parent to the Company at or before the execution and delivery by Parent and Merger Sub of this Agreement (the “Parent Disclosure Letter”). The Parent Disclosure Letter shall be arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Article IV, and the disclosure in any section shall be deemed to qualify other sections in this Article IV to the extent (and only to the extent) that it is reasonably apparent based on the content and context of such disclosure that such disclosure also qualifies or applies to such other sections.
SECTION 4.01. Organization, Standing and Power. Each of Parent and each of Parent’s Subsidiaries (the “Parent Subsidiaries”) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent such jurisdiction recognizes such concept), except, in the case of the Parent Subsidiaries, where the failure to be so organized, existing or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. Each of Parent and the Parent Subsidiaries is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership, operation or leasing of its properties make such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. Parent has made available to the

Company, prior to execution of this Agreement, correct and complete copies of (a) the Amended and Restated Certificate of Incorporation of Parent as in effect as of the date of this Agreement (the “Parent Charter”) and the Amended and Restated Bylaws of Parent as in effect as of the date of this Agreement (the “Parent Bylaws”) and (b) the constituent documents of Merger Sub.
SECTION 4.02. Parent Subsidiaries. (a) All the outstanding shares of capital stock or voting securities of, or other equity interests in, each of the Parent Subsidiaries have been validly issued and are owned by Parent or by another Parent Subsidiary, free and clear of all pledges, liens, claims, charges, mortgages, deeds of trust, rights of first offer or first refusal, options, encumbrances and security interests of any kind or nature whatsoever (collectively, with covenants, conditions, restrictions, easements, encroachments, title retention agreements or other third-party rights or title defects of any kind or nature whatsoever, “Liens”), and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock, voting securities or other equity interests), except for restrictions imposed by applicable securities laws.
(b) Except for the capital stock and voting securities of, and other equity interests in, the Parent Subsidiaries, neither Parent nor any Parent Subsidiary owns, directly or indirectly, any capital stock or voting securities of, or other equity interests in, or any interest convertible into or exchangeable or exercisable for, any capital stock or voting securities of, or other equity interests in, any firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity other than ordinary course investments in publicly traded securities constituting one percent or less of a class of outstanding securities of any entity.
SECTION 4.03. Capital Structure. (a) The authorized capital stock of Parent consists of 300,000,000 shares of Common Stock, par value $0.00005 per share (“Parent Common Stock”), and 10,000,000 shares of Preferred Stock, par value $0.00005 per share (together with Parent Common Stock, “Parent Capital Stock”). At the close of business on December 16, 2022 (the “Parent Capitalization Date”), (i) 68,864,492 shares of Parent Common Stock were issued and outstanding and (ii) 16,878,848 shares of Parent Common Stock were reserved and available for issuance pursuant to the Parent Stock Plans, including (A) 7,944,457 shares of Parent Common Stock issuable upon the exercise of outstanding Parent Stock Options (whether or not presently exercisable and, solely for Parent Stock Options subject to performance goals, assuming achievement of the applicable performance goals at maximum performance), (B) 4,314,392 shares of Parent Common Stock issuable upon settlement of outstanding Parent RSUs and (C) 152,419 shares of Parent Common Stock issuable upon settlement of outstanding Parent PSUs (assuming achievement of the applicable performance goals at maximum performance). In addition, there are 1,619,235 shares of Parent Common Stock that are reserved and available for issuance pursuant to the Parent ESPP as of the Parent Capitalization Date. Except as set forth in this Section 4.03(a), at the close of business on the Parent Capitalization Date, no shares of capital stock or voting securities of, or other equity interests in, Parent were issued, reserved for issuance or outstanding. From the close of business on the Parent Capitalization Date to the date of this Agreement, there have been no issuances by Parent of shares of capital stock or voting securities of, or other equity interests in, Parent other than the issuance of Parent Common Stock upon the exercise of Parent Stock Options or the settlement of Parent RSUs and Parent PSUs, in each case outstanding at the close of business on the Parent Capitalization Date.
(b) All outstanding shares of Parent Capital Stock are, and, at the time of issuance, all such shares that may be issued upon the exercise of Parent Stock Options, the settlement of Parent RSUs or Parent PSUs and the exercise of purchase rights under the Parent ESPP will be, duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Parent Charter, the Parent Bylaws or any Contract to which Parent is a party or otherwise bound. The shares of Parent Common Stock constituting the Merger Consideration will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Parent Charter, the Parent Bylaws or any Contract to which Parent or a Parent Subsidiary is a party or otherwise bound. Except as set forth above in this Section 4.03 or pursuant to the terms of this Agreement or resulting from the exercise of Parent Stock Options and the vesting of Parent RSUs or Parent PSUs (and the issuance of shares of Parent Capital Stock thereunder), or stock grants or other awards granted in accordance with this Agreement, there are no issued, reserved for issuance or outstanding, and there are no outstanding obligations of Parent or any Parent Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, (i) any capital stock of Parent or any Parent Subsidiary or any securities of Parent or any Parent Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of, or other equity interests in, Parent or any Parent

Subsidiary, (ii) any warrants, calls, options or other rights to acquire from Parent or any Parent Subsidiary, or any other obligation of Parent or any Parent Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or voting securities of, or other equity interests in, Parent or any Parent Subsidiary or (iii) any rights issued by or other obligations of Parent or any Parent Subsidiary that are linked in any way to the price of any class of Parent Capital Stock or any shares of capital stock of any Parent Subsidiary, the value of Parent, any Parent Subsidiary or any part of Parent or any Parent Subsidiary or any dividends or other distributions declared or paid on any shares of capital stock of Parent or any Parent Subsidiary. Other than (A) the acquisition by Parent of shares of Parent Common Stock in connection with the surrender of shares of Parent Common Stock by holders of Parent Stock Options in order to pay the exercise price thereof, (B) the withholding of shares of Parent Common Stock to satisfy Tax obligations or payment of an exercise price with respect to awards granted pursuant to the Parent Stock Plans and (C) the acquisition by Parent of awards granted pursuant to the Parent Stock Plans in connection with the forfeiture of such awards, there are not any outstanding obligations of Parent or any of the Parent Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or voting securities or other equity interests of Parent or any Parent Subsidiary or any securities, interests, warrants, calls, options or other rights referred to in clause (i), (ii) or (iii) of the immediately preceding sentence. There are no bonds, debentures, notes or other Indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent may vote (collectively, “Parent Voting Debt”). Neither Parent nor any of the Parent Subsidiaries is a party to (A) any voting agreement with respect to the voting of any capital stock or voting securities of, or other equity interests in, Parent or (B) any agreement pursuant to which any Person is entitled to elect, designate or nominate any director of Parent or any of the Parent Subsidiaries. None of Parent or any Parent Subsidiary has a “poison pill” or similar equityholder rights plan.
(c) As of the date hereof, neither Parent nor any Parent Subsidiary owns any shares of Company Common Stock.
SECTION 4.04. Authority; Execution and Delivery; Enforceability. (a) Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other Transactions, subject, in the case of the Share Issuance, to the receipt of the Parent Stockholder Approval. The Parent Board has adopted resolutions, by unanimous vote at a meeting duly called at which a quorum of directors of Parent was present, (i) approving and declaring advisable this Agreement, the Merger and the other Transactions, (ii) declaring that it is fair to, and in the best interests of, Parent and its stockholders that Parent enter into this Agreement and consummate the Merger and the other Transactions and (iii) issuing the Parent Recommendation and directing that the Share Issuance be submitted to Parent’s stockholders for approval at the Parent Stockholder Meeting. As of the date of this Agreement, such resolutions have not been amended or withdrawn. The Board of Directors of Merger Sub has adopted resolutions by unanimous vote (A) approving and declaring advisable this Agreement, the Merger and the other Transactions, (B) declaring that it is fair to, and in the best interests of, its sole stockholder that Merger Sub enter into this Agreement and consummate the Merger and the other Transactions and (C) recommending that the sole stockholder of Merger Sub adopt this Agreement. Except for (1) the filing of the Certificate of Merger, (2) the adoption of this Agreement by Parent, as the sole stockholder of Merger Sub, in accordance with the Parent Charter and the DGCL and (3) solely in the case of the Share Issuance, the approval of the Share Issuance by the affirmative vote of the holders of a majority of the voting power of the shares of Parent Capital Stock represented in person or by proxy at the Parent Stockholder Meeting, as required by Nasdaq Listing Rule 5635 (the “Parent Stockholder Approval”), no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize, adopt or approve, as applicable, this Agreement or to consummate the Merger or the other Transactions. Each of Parent and Merger Sub has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that such enforceability (x) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (y) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).
(b) None of Section 203 of the DGCL nor any other “business combination”, “control share acquisition”, “fair price”, “moratorium”, “interested stockholder” or other anti-takeover Laws (each, a “Takeover Law”) applies to Parent or Merger Sub with respect to the Transaction Agreements or the Transactions.

SECTION 4.05. No Conflicts; Consents. (a) The execution and delivery by each of Parent and Merger Sub of this Agreement does not, and the performance by each of Parent and Merger Sub of its obligations hereunder and the consummation of the Merger and the other Transactions will not, (i) conflict with, or result in any violation of any provision of, the Parent Charter, the Parent Bylaws or the comparable charter or organizational documents of any Parent Subsidiary (assuming that the Parent Stockholder Approval is obtained), (ii) conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any Indebtedness or capital stock or any loss of a material benefit under, or result in the creation of any Lien, other than a Permitted Lien, upon any of the properties or assets of Parent or any Parent Subsidiary under, any provision of any contract, lease, license, indenture, note, bond, agreement, concession, franchise or other instrument (a “Contract”) to which Parent or any Parent Subsidiary is a party or by which any of their respective properties or assets is bound or any Permit or (iii) conflict with, or result in any violation of any provision of, subject to the filings and other matters referred to in Section 4.05(b), any judgment, order or decree of a Governmental Authority or arbitrator (“Judgment”) or statute, law (including common law), ordinance, rule or regulation, including the rules and regulations of Nasdaq (“Law”), in each case, applicable to Parent or any Parent Subsidiary or their respective properties or assets (assuming that the Parent Stockholder Approval is obtained), other than, in the case of clauses (ii) and (iii) above, any matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect (it being agreed that for purposes of this Section 4.05(a), effects resulting from or arising in connection with the matters set forth in clause (B)(2) of the definition of the term “Material Adverse Effect” shall not be excluded in determining whether a Parent Material Adverse Effect has occurred or would reasonably be expected to occur) and would not prevent or materially impede, interfere with, hinder or delay the consummation of the Merger.
(b) No consent, approval, clearance, waiver, Permit or order (each, a “Consent”) of or from, or registration, declaration, notice or filing to or with, any federal, national, state, provincial or local (whether domestic or foreign) government, court of competent jurisdiction, regulatory or administrative agency, commission, authority or instrumentality or other legislative, executive or judicial governmental entity (in each case including any self-regulatory organization) (each, a “Governmental Authority”), is required to be obtained or made by or with respect to Parent or any Parent Subsidiary in connection with the execution and delivery of this Agreement or its performance of its obligations hereunder or the consummation of the Merger and the other Transactions, other than (i) (A) the filing with the Securities and Exchange Commission (the “SEC”) of the Proxy Statement/Prospectus in definitive form, (B) the filing with the SEC, and the declaration of effectiveness under the Securities Act of 1933 (the “Securities Act”), of the Form S-4 and (C) the filing with the SEC of such reports and other filings under, and such other compliance with, the Securities Exchange Act of 1934 (the “Exchange Act”), and the Securities Act as may be required in connection with this Agreement, the Merger and the other Transactions, (ii) such Consents, registrations, declarations, notices or filings as are required to be made or obtained under any applicable antitrust, competition, trade regulation or similar Laws, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which Parent and the Company are qualified to do business, (iv) such Consents, registrations, declarations, notices or filings as are required to be made or obtained under the securities or “blue sky” laws of various states in connection with the issuance of the shares of Parent Common Stock as Merger Consideration, (v) such filings with and approvals of Nasdaq as are required to permit the consummation of the Merger and the listing of the shares of Parent Common Stock to be issued as Merger Consideration and (vi) such other matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect (it being agreed that for purposes of this Section 4.05(b), effects resulting from or arising in connection with the matters set forth in clause (B)(2) of the definition of the term “Material Adverse Effect” shall not be excluded in determining whether a Parent Material Adverse Effect has occurred or would reasonably be expected to occur) and would not prevent or materially impede, interfere with, hinder or delay the consummation of the Merger.
SECTION 4.06. SEC Documents; Undisclosed Liabilities. (a) Parent has filed or furnished, as applicable, on a timely basis, with the SEC all reports, schedules, forms, statements and other documents required to be filed or furnished by Parent with the SEC pursuant to the Securities Act or the Exchange Act since September 30, 2021 (the reports, schedules, forms, statements and other documents filed or furnished to the SEC since September 30, 2021 and those filed or furnished to the SEC subsequent to the date of this Agreement, including any amendments thereto, collectively, the “Parent SEC Documents”). As of their respective effective dates (in the case of Parent SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the portions that are amended (in the case of all other Parent SEC Documents), the Parent SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such Parent SEC Documents, and none of the Parent SEC Documents as of such respective dates (or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b) The consolidated financial statements of Parent (including all related notes or schedules) included or incorporated by reference in the Parent SEC Documents, as of their respective dates of filing with the SEC (or, if such Parent SEC Documents were amended prior to the date hereof, the date of the filing of such amendment, with respect to the consolidated financial statements that are amended or restated therein), complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in all material respects in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except (i) as may be indicated in the notes thereto or (ii) as permitted by Regulation S-X) and fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments).
(c) Neither Parent nor any Parent Subsidiary has any liabilities of a type required to be disclosed in the liabilities column of a balance sheet prepared in accordance with GAAP, except liabilities (i) reflected or reserved against in the consolidated balance sheet (or the notes thereto) of Parent as of September 30, 2022 (the “Balance Sheet Date”) included in the Filed Parent SEC Documents, (ii) incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice, (iii) as contemplated by this Agreement or otherwise incurred in connection with the Transactions or (iv) that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.
(d) Parent has established and maintains disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. As of the date hereof, neither Parent nor, to Parent’s Knowledge, Parent’s independent registered public accounting firm, has identified or been made aware of “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of Parent’s internal controls over financial reporting which would reasonably be expected to adversely affect in any material respect Parent’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated, or any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal controls over financial reporting.
(e) As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Parent SEC Documents and, to Parent’s Knowledge, none of the Parent SEC Documents is the subject of an ongoing SEC review. Parent has made available to the Company correct and complete copies of all material written correspondence between the SEC, on the one hand, and Parent, on the other hand, since September 30, 2021, other than correspondence which has been publicly filed as correspondence in the Electronic Data Gathering, Analysis, and Retrieval system of the SEC.
(f) Parent is in compliance in all material respects with all listing requirements of Nasdaq.
SECTION 4.07. Information Supplied. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 or any amendment or supplement thereto is declared effective by the SEC under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement/Prospectus will, at the date it is first mailed to each of Parent’s stockholders and the Company’s stockholders or at the time of each of the Parent Stockholder Meeting and the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The

Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, no representation is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference therein.
SECTION 4.08. Absence of Certain Changes or Events. (a) From the Balance Sheet Date through the date of this Agreement, except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto and to any transaction of the type contemplated by this Agreement, the business of Parent and the Parent Subsidiaries has been carried on and conducted in all material respects in the ordinary course of business.
(b) Since the Balance Sheet Date, there has not been any Parent Material Adverse Effect or any effect, change, event, circumstance, condition, development or occurrence that would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
SECTION 4.09. Taxes. (a) Each of Parent and each Parent Subsidiary has (i) duly and timely filed, or caused to be filed, taking into account any extensions, all income and other material Tax Returns required to have been filed and such Tax Returns are correct and complete in all material respects and (ii) duly and timely paid, withheld or remitted all material Taxes (whether or not shown as due and payable on such Tax Returns) required to have been paid, withheld or remitted by it, including any withholding Tax.
(b) Neither Parent nor any Parent Subsidiary has received any written notice of any audit, judicial proceeding or other examination against or with respect to Parent or any Parent Subsidiary with respect to material Taxes.
(c) Within the past two years, neither Parent nor any Parent Subsidiary has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify for Tax-free treatment under Section 355 of the Code.
(d) Neither Parent nor any Parent Subsidiary has been a party to a transaction that, as of the date of this Agreement, constitutes a “listed transaction” for purposes of Section 6011 of the Code and applicable Treasury Regulations thereunder (or a similar provision of state law).
(e) Neither Parent nor any Parent Subsidiary has taken any action or knows of any fact that would reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.
SECTION 4.10. Benefits Matters.
(a) All Parent Benefit Plans that are intended to be qualified and exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code have been the subject of, have timely applied for or have not been eligible to apply for, as of the date of this Agreement, determination or opinion letters from the IRS to the effect that such Parent Benefit Plans and the trusts created thereunder are so qualified and tax-exempt, and no such determination or opinion letter has been revoked nor, to the Knowledge of Parent, has revocation been threatened, nor has any such Parent Benefit Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs.
(b) None of Parent, the Parent Subsidiaries and their respective ERISA Affiliates has during the past six years sponsored, maintained, contributed to or been required to maintain or contribute to, or has any actual or contingent liability under, any Parent Benefit Plan that is a “defined benefit plan” (as defined in Section 3(35) of ERISA), a Multiemployer Plan or a plan that has two or more contributing sponsors at least two of whom are not under common control (within the meaning of Section 4063 of ERISA) or that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code.
(c) Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect, (i) each Parent Benefit Plan and its related trust, insurance contract or other funding vehicle has been administered in accordance with its terms and is in compliance with ERISA, the Code and all other Laws applicable to such Parent Benefit Plan and (ii) Parent and each of the Parent Subsidiaries is in compliance with ERISA, the Code and all other Laws applicable to the Parent Benefit Plans.

SECTION 4.11. Labor Matters. (a) Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, there is no (i) labor strike, dispute, slowdown, work stoppage, lockout or unfair labor practice charge pending or, to the Knowledge of Parent, threatened against or affecting Parent or any Parent Subsidiary, (ii) to the Knowledge of Parent, labor union organizing activity involving employees of Parent or the Parent Subsidiaries or (iii) demand for recognition of a bargaining unit of any employees of Parent by, or on behalf of, a labor union. Neither Parent nor any Parent Subsidiary is party to any collective bargaining agreements or similar labor agreements.
(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, each of Parent and any Parent Subsidiary is, and has been since December 31, 2021, in compliance in all respects with all federal, state, local and foreign Laws regarding labor, employment and employment practices.
SECTION 4.12. Litigation. Since December 31, 2021, there has been no (a) pending or, to the Knowledge of Parent, threatened legal or administrative proceeding, suit, investigation, arbitration or action (an “Action”) against Parent or any Parent Subsidiaries or any of its or their respective directors or executive officers in their capacities as such or (b) outstanding Judgment imposed upon Parent or any Parent Subsidiaries or any of its or their respective directors or executive officers in their capacities as such, in each case except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.
SECTION 4.13. Compliance with Applicable Laws; Permits. Parent and each Parent Subsidiary is, and have been since December 31, 2021, in compliance with all Laws, including all applicable Judgments, applicable to Parent and such Parent Subsidiary, except where the failure to be in such compliance, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. Each of Parent and the Parent Subsidiaries has all requisite power and authority and possesses and as in compliance with all governmental franchises, licenses, permits, authorizations, variances, exemptions, orders, registrations, certificates, grants, concessions, clearances and approvals (collectively, “Permits”) necessary to enable each of Parent and the Parent Subsidiaries to own, operate, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, except where the failure to have such power or authority or to possess and comply with such Permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. To the Knowledge of Parent, no suspension or cancelation of any such Permit is threatened. This Section 4.13 does not relate to Tax matters, employee benefits matters, labor matters or intellectual property, cybersecurity or data privacy matters, which are the subjects of Sections 4.09, 4.10, 4.11 and 4.15.
SECTION 4.14. Regulatory Matters. All of the products of Parent and the Parent Subsidiaries that are subject to the jurisdiction of the United States Food and Drug Administration (the “FDA”) or other similar Governmental Authorities in other jurisdictions are being, and since December 31, 2021 have been, manufactured, imported, exported, processed, developed, labeled, stored, tested, marketed, promoted, detailed and distributed by or on behalf of Parent and the Parent Subsidiaries in compliance with Laws and Judgments applicable to Parent and the Parent Subsidiaries, except where the failure to be in such compliance, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, since December 31, 2021, (a) neither Parent nor any Parent Subsidiary has received written notice of or, to the Knowledge of Parent, been subject to or threatened with, any finding of deficiency or non-compliance, penalty, fine or sanction or request for corrective or remedial action and (b) there is no Action pending or, to the Knowledge of Parent, threatened by the FDA or any other similar Governmental Authority relating to any of Parent’s or any Parent Subsidiary’s products or the facilities at which such products are manufactured, packaged or initially distributed. To the Knowledge of Parent, since December 31, 2021, no director, officer, employee or agent of Parent or any Parent Subsidiary has, in connection with the business of Parent or any Parent Subsidiary, (i) made any untrue statement of material fact or fraudulent statement to the FDA or any other similar Governmental Authority or (ii) failed to disclose a material fact required to be disclosed to the FDA or any other similar Governmental Authority.
SECTION 4.15. Intellectual Property, Cybersecurity and Data Privacy. (a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) Parent and the Parent Subsidiaries solely and exclusively own all right, title and interest in and to the Parent Intellectual Property and have sufficient rights to use all other Intellectual Property used or held for use in the conduct of the business of Parent and the Parent Subsidiaries as currently conducted, in each case free and clear of all Liens other than Permitted Liens, (ii) the conduct of the business as presently conducted, and the products, processes and services of Parent and the Parent Subsidiaries, do not infringe, misappropriate or otherwise violate the Intellectual Property of any other Person, (iii) to the Knowledge of Parent, no Person has infringed, misappropriated or otherwise violated, nor is infringing, misappropriating or otherwise violating, any Intellectual Property of Parent and the Parent Subsidiaries in any material respect and (iv) no claims (including any oppositions, interferences or re-examinations) have been settled since December 31, 2021 or are pending or, to the Knowledge of Parent, threatened, and since December 31, 2021, Parent has not received any written notice or claim, in each case (A) challenging the ownership, enforceability, registrability, validity or use by Parent and the Parent Subsidiaries of any Parent Intellectual Property or (B) alleging that Parent and the Parent Subsidiaries are infringing, misappropriating or otherwise violating the Intellectual Property of any Person. To the Knowledge of Parent, neither Parent nor any Parent Subsidiary is subject to any Judgment that does or would restrict or impair the use of any Parent Intellectual Property by Parent or any Parent Subsidiary.
(b) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and the Parent Subsidiaries have (i) taken commercially reasonable steps to maintain the Parent Intellectual Property and confidentiality of their respective material trade secrets that constitute trade secrets under applicable Law, including requiring all Persons having access thereto to execute nondisclosure agreements protecting the confidentiality thereof (which agreements, to the Knowledge of Parent, have not been breached) and (ii) implemented and maintained commercially reasonable measures and policies to protect (A) any Personal Data and other confidential or proprietary business information or trade secret information maintained by or on behalf of Parent and the Parent Subsidiaries against unauthorized access, use, modification, disclosure, or other misuse and (B) the integrity, continuous operation and security of the IT Systems of Parent and the Parent Subsidiaries and the data and other information stored thereon, including from Harmful Code. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, each Person who creates or develops or has created or developed any Intellectual Property for the benefit or under the supervision of Parent or any of the Parent Subsidiaries has entered into written agreements with Parent or any of the Parent Subsidiaries, as applicable, whereby such Person assigned (by present assignment) to Parent or such Parent Subsidiary, as applicable, all of such Person’s ownership interest and right in such Intellectual Property.
(c) (i) No resources or funding, grants, facilities or services of a university, college, other educational institution, Governmental Authority or research center was used for, or funding from third parties was used for the primary purpose of, developing any Parent Intellectual Property, (ii) no such entity has asserted any ownership interest or other right in any Parent Intellectual Property and (iii) to the Knowledge of Parent, no such entity has any ownership interest or other right in any Parent Intellectual Property.
(d) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) the IT Systems used in the business of Parent and the Parent Subsidiaries operate and perform in all respects as required to permit Parent and the Parent Subsidiaries to conduct their business as currently conducted, (ii) none of the software owned or purported to be owned by Parent and the Parent Subsidiaries contains any Harmful Code or incorporates or is distributed with any shareware, open source code or other software whose use or distribution is under a license that requires Parent or the Parent Subsidiaries to do any of the following: (A) disclose or distribute the software owned by Parent and the Parent Subsidiaries in source code form, (B) authorize a licensee of the software owned by Parent and the Parent Subsidiaries to make derivative works of such software owned thereby or (C) distribute the software owned by Parent and the Parent Subsidiaries at no cost to the recipient, and (iii) Parent has implemented backup, security and disaster recovery technology and procedures consistent with standard practices for the industry in which Parent and the Parent Subsidiaries operate in each applicable jurisdiction in which they conduct business and has acted in material compliance therewith. Since December 31, 2021, the IT Systems of Parent and the Parent Subsidiaries have not malfunctioned or failed, or been subject to any breach, outage, violation, or unauthorized access to or unauthorized use by any third party that has caused or would reasonably be expected to cause (A) material disruption of or interruption in the conduct of the businesses of Parent and the Parent Subsidiaries; (B) material loss, destruction, damage or harm of Parent or any Parent Subsidiary or any of the businesses of Parent and the Parent Subsidiaries or operations, personnel, property or other assets; or (C) material liability of any kind to Parent or Parent Subsidiaries or their business. Neither Parent nor any Parent Subsidiary has disclosed or delivered to any escrow agent or any other Person any of the source code for any material software owned by Parent and the Parent Subsidiaries outside the scope of a written agreement that reasonably protects Parent and the Parent Subsidiaries’ rights in such source code.

(e) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) since December 31, 2021, Parent and the Parent Subsidiaries are and have been in material compliance with (A) all applicable Laws relating to the privacy, security and protection of Personal Data (including the EU General Data Protection Regulation and the California Consumer Privacy Act of 2018, as amended by the California Privacy Rights Act of 2020) and legally binding guidance issued by a Governmental Authority that pertains to one of the foregoing Laws and (B) any applicable data privacy and security policies and notices adopted by Parent and the Parent Subsidiaries (including public representations made on the websites of Parent and the Parent Subsidiaries) and (C) any Contract to which Parent or any Parent Subsidiary is a party, with regard to Personal Data maintained by or on behalf of Parent or any Parent Subsidiary; (ii) there has been no actual or, to the Knowledge of Parent, threatened unauthorized access, use, processing, transfer or disclosure, accidental or unlawful destruction, or any loss, theft or alteration, of Personal Data or confidential or proprietary business information or trade secret information while such Personal Data or information was in the possession or control of Parent or the Parent Subsidiaries; and (iii) Parent and the Parent Subsidiaries have contractually obligated all third party service providers, outsourcers, processors or other third parties processing Personal Data or other confidential or proprietary business information or trade secret information maintained by or on behalf of Parent and the Parent Subsidiaries, in each case on behalf of Parent or Parent Subsidiaries to terms that comply with all applicable Laws relating to the privacy, security and protection of Personal Data. Parent and the Parent Subsidiaries have not received any written notice of any material claims, investigations (including investigations by any Governmental Authority), or alleged violations of any Laws with respect to Personal Data possessed by or on behalf of Parent and the Parent Subsidiaries.
SECTION 4.16. Brokers’ Fees and Expenses. No broker, investment banker, financial advisor or other Person, other than Cowen and Company, LLC (the “Parent Financial Advisor”), the fees and expenses of which will be paid by Parent, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent.
SECTION 4.17. Opinion of Financial Advisor. The Parent Board has received an opinion from the Parent Financial Advisor to the effect that, as of the date of such opinion and based upon and subject to the various assumptions, limitations, qualifications, conditions and other matters set forth therein, the Exchange Ratio provided for pursuant to this Agreement was fair, from a financial point of view, to Parent. Promptly after the receipt thereof by the Parent Board, Parent will furnish the Company, solely for informational purposes, a correct and complete copy of the written opinion of the Parent Financial Advisor.
SECTION 4.18. Affiliate Transactions. Except for (a) employment-related Contracts filed or incorporated by reference as an exhibit to the Filed Parent SEC Documents or (b) the Parent Benefit Plans, there are no Contracts or arrangements that are in existence as of the date of this Agreement between the Parent or any Parent Subsidiaries, on the one hand, and, on the other hand, any (i) present executive officer or director of Parent or any of the Parent Subsidiaries, (ii) Person that, to the Knowledge of Parent, is the record or beneficial owner of more than 5% of the shares of Parent Common Stock as of the date hereof or (iii) to the Knowledge of Parent, any Affiliate of any such executive officer, director or owner (other than Parent or any of the Parent Subsidiaries), in each case, that have not been disclosed in the Parent SEC Documents.
SECTION 4.19. Vote Required. The only approval of the holders of any class or series of shares of capital stock of Parent required in connection with the execution, delivery and performance of this Agreement and the Merger (including the Share Issuance) is the Parent Stockholder Approval.
SECTION 4.20. Investment Company Act. Neither Parent nor any Parent Subsidiary is required to be registered as an investment company under the Investment Company Act of 1940 (the “Investment Company Act”).
SECTION 4.21. Merger Sub. Parent is the sole stockholder of Merger Sub. Since its date of incorporation, Merger Sub has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.
SECTION 4.22. No Other Representations or Warranties. Except for the representations and warranties contained in Article V (as qualified by the Company Disclosure Letter and the introduction to Article V), Parent acknowledges that none of the Company, any of the Company Subsidiaries or any other Person on behalf of the Company makes any other express or implied representation or warranty whatsoever (and the Company hereby disclaims any such other representations and warranties), and specifically (but without limiting the generality of the foregoing) that none of the Company, any of the Company Subsidiaries or any other Person on behalf of the Company makes any representation or warranty with respect to: (i) any projections, estimates or budgets delivered or made available to Parent or any of its Affiliates or Representatives of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the Company and any of the Company Subsidiaries or (ii) the future business and operations of the Company and any of the Company Subsidiaries, including in the case of clauses (i) and (ii) with respect to any information, documents, projections, forecasts or other material made available to Parent or its Affiliates and Representatives in certain “data rooms” or management presentations in expectation of the transactions contemplated by this Agreement, and Parent has not relied on any such information or any representation or warranty not set forth in Article V.
ARTICLE V

Representations and Warranties of the Company
The Company represents and warrants to Parent and Merger Sub that the statements contained in this Article V are true and correct except as set forth in the Company SEC Documents filed and publicly available after October 7, 2021 and at least two Business Days prior to the date of this Agreement (the “Filed Company SEC Documents”) (excluding any disclosures in the Filed Company SEC Documents in any risk factors section, any forward-looking disclosure in any section related to forward-looking statements and other disclosures that are predictive or forward-looking in nature, other than historical facts included therein) or in the disclosure letter delivered by the Company to Parent at or before the execution and delivery by the Company of this Agreement (the “Company Disclosure Letter”). The Company Disclosure Letter shall be arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Article V, and the disclosure in any section shall be deemed to qualify other sections in this Article V to the extent (and only to the extent) that it is reasonably apparent based on the content and context of such disclosure that such disclosure also qualifies or applies to such other sections.
SECTION 5.01. Organization, Standing and Power. Each of the Company and each of the Company’s Subsidiaries (the “Company Subsidiaries”) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent such jurisdiction recognizes such concept), except, in the case of the Company Subsidiaries, where the failure to be so organized, existing or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership, operation or leasing of its properties make such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent, prior to execution of this Agreement, correct and complete copies of the Eighth Amended and Restated Certificate of Incorporation of the Company as in effect as of the date of this Agreement (the “Company Charter”) and the Amended and Restated Bylaws of the Company as in effect as of the date of this Agreement (the “Company Bylaws”).
SECTION 5.02. Company Subsidiaries. (a) All the outstanding shares of capital stock or voting securities of, or other equity interests in, each of the Company Subsidiaries have been validly issued and are owned by the Company or by another Company Subsidiary, free and clear of all Liens, and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock, voting securities or other equity interests), except for restrictions imposed by applicable securities laws. Section 5.02(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a correct and complete list of the Company Subsidiaries.
(b) Except for the capital stock and voting securities of, and other equity interests in, the Company Subsidiaries, neither the Company nor any Company Subsidiary owns, directly or indirectly, any capital stock or voting securities of, or other equity interests in, or any interest convertible into or exchangeable or exercisable for, any capital stock or voting securities of, or other equity interests in, any firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity other than ordinary course investments in publicly traded securities constituting one percent or less of a class of outstanding securities of any entity.
SECTION 5.03. Capital Structure. (a) The authorized capital stock of the Company consists of 400,000,000 shares of Common Stock, par value $0.001 per share (“Company Common Stock”), and 20,000,000 shares of Preferred Stock, par value $0.001 per share (together with Company Common Stock, “Company Capital Stock”). At the close of business on December 16, 2022 (the “Company Capitalization Date”), (i) 40,329,925 shares of

Company Common Stock were issued and outstanding (including 668,563 Company Restricted Shares), (ii) 811,374 shares of Company Common Stock were reserved and available for issuance pursuant to the Company Warrant Certificate, (iii) 8,383,647 shares of Company Common Stock were reserved and available for issuance pursuant to the Company Stock Plans, including 5,231,467 shares of Company Common Stock issuable upon the exercise of outstanding Company Stock Options (whether or not presently exercisable and, solely for Company Stock Options subject to performance goals, assuming full achievement of the applicable performance goals). In addition, there are 779,800 shares of Company Common Stock that are reserved and available for issuance pursuant to the Company ESPP as of the Company Capitalization Date. As of the date of this Agreement, no outstanding offering periods have commenced under the Company ESPP. Except as set forth in this Section 5.03(a), at the close of business on the Company Capitalization Date, no shares of capital stock or voting securities of, or other equity interests in, the Company were issued, reserved for issuance or outstanding. From the close of business on the Company Capitalization Date to the date of this Agreement, there have been no issuances by the Company of shares of capital stock or voting securities of, or other equity interests in, the Company, other than the issuance of Company Common Stock upon the exercise of the Company Stock Options outstanding at the close of business on the Company Capitalization Date.
(b) All outstanding shares of Company Capital Stock are, and, at the time of issuance, all such shares that may be issued upon the exercise of Company Stock Options will be, duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company Charter, the Company Bylaws or any Contract to which the Company is a party or otherwise bound. Except as set forth above in this Section 5.03 or resulting from the exercise of Company Stock Options (and the issuance of shares of Company Capital Stock thereunder), or stock grants or other awards granted in accordance with this Agreement, there are no issued, reserved for issuance or outstanding, and there are no outstanding obligations of the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, (i) any capital stock of the Company or any Company Subsidiary or any securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary, (ii) any warrants, calls, options or other rights to acquire from the Company or any Company Subsidiary, or any other obligation of the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary or (iii) any rights issued by or other obligations of the Company or any Company Subsidiary that are linked in any way to the price of any class of the Company Capital Stock or any shares of capital stock of any Company Subsidiary, the value of the Company, any Company Subsidiary or any part of the Company or any Company Subsidiary or any dividends or other distributions declared or paid on any shares of capital stock of the Company or any Company Subsidiary. Other than (A) the acquisition by the Company of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Stock Options in order to pay the exercise price thereof, (B) the withholding of shares of Company Common Stock to satisfy Tax obligations or payment of an exercise price with respect to awards granted pursuant to the Company Stock Plans, (C) the acquisition by the Company of awards granted pursuant to the Company Stock Plans in connection with the forfeiture of such awards and (D) obligations pursuant to the Company Warrant Certificate, there are not any outstanding obligations of the Company or any of the Company Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or voting securities or other equity interests of the Company or any Company Subsidiary or any securities, interests, warrants, calls, options or other rights referred to in clause (i), (ii) or (iii) of the immediately preceding sentence. There are no bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote (collectively, “Company Voting Debt”). Neither the Company nor any of the Company Subsidiaries is a party to (1) any voting agreement with respect to the voting of any capital stock or voting securities of, or other equity interests in, the Company or (2) any agreement pursuant to which any Person is entitled to elect, designate or nominate any director of the Company or any of the Company Subsidiaries. None of the Company or any Company Subsidiary has a “poison pill” or similar equityholder rights plan.
(c) Section 5.03(c) of the Company Disclosure Letter accurately sets forth the following information with respect to each Company Equity Award outstanding as of the Company Capitalization Date: (i) the Company Stock Plan (if any) pursuant to which such Company Equity Award was granted; (ii) the name (or other unique identifier) of the holder of such Company Equity Award; (iii) the number of shares of Company Common Stock subject to such Company Equity Award (including, for Company Equity Awards subject to performance-based vesting requirements, the maximum number of shares of Company Common Stock); (iv) the exercise price (if any) of such Company Equity Award; (v) the grant date of such Company Equity Award; (vi) the applicable vesting schedule or vesting date, and the extent to which such Company Equity Award is vested or exercisable; (vii) the date on which such Company Equity Award expires; and (viii) if such Company Equity Award is a Company Stock Option, whether it is an “incentive stock option” (as defined in the Code) or a non-qualified stock option. The Company has made available to Parent accurate and complete copies of all Company Stock Plans, if not granted under an equity plan, such other Contract, pursuant to which any Company Equity Awards are outstanding as of the date of this Agreement, and the forms of all Company Equity Award agreements evidencing such Company Equity Awards as of the date of this Agreement. The exercise price of each Company Stock Option is no less than the fair market value of a share of Company Common Stock as determined on the date of grant of such Company Stock Option. All grants of Company Equity Awards were recorded on the Company’s financial statements (including any related notes thereto) contained in all reports filed with the SEC in accordance with GAAP, and no such grants involved any “back dating,” “forward dating” or similar practices with respect to the effective date of grant. All Company Equity Awards have been issued and granted in compliance in all material respects with the terms of the applicable Company Stock Plan and all applicable Laws.
(d)  No Company Subsidiary owns any shares of Company Common Stock.
SECTION 5.04. Authority; Execution and Delivery; Enforceability. (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other Transactions, subject, in the case of the Merger, to the receipt of the Company Stockholder Approval. The Company Board has adopted resolutions, by unanimous vote at a meeting duly called at which a quorum of directors of the Company was present, (i) approving and declaring advisable this Agreement, the Merger and the other Transactions, (ii) declaring that it is fair to, and in the best interests of, the Company and its stockholders that the Company enter into this Agreement and consummate the Merger and the other Transactions and (iii) issuing the Company Recommendation and directing that this Agreement be submitted to the Company’s stockholders for adoption at the Company Stockholder Meeting. As of the date of this Agreement, such resolutions have not been amended or withdrawn. Except for (A) the filing of the Certificate of Merger and (B) the adoption of this Agreement by the stockholders of the Company in accordance with the Company Charter and the DGCL (the “Company Stockholder Approval”), no other corporate proceedings on the part of the Company are necessary to authorize, adopt or approve, as applicable, this Agreement or to consummate the Merger or the other Transactions. The Company has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.
(b) (i) The Company Board has adopted such resolutions as are necessary to render inapplicable to the Transaction Agreements and the Transactions the restrictions on “business combinations” (as defined in Section 203 of the DGCL) as set forth in Section 203 of the DGCL and (ii) no other Takeover Law applies to the Company with respect to the Transaction Agreements or the Transactions.
SECTION 5.05. No Conflicts; Consents. (a) The execution and delivery by the Company of this Agreement does not, and the performance by the Company of its obligations hereunder and the consummation of the Merger and the other Transactions will not, (i) conflict with, or result in any violation of any provision of, the Company Charter, the Company Bylaws or the comparable charter or organizational documents of any Company Subsidiary (assuming that the Company Stockholder Approval is obtained), (ii) conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, any obligation to make an offer to purchase or redeem any Indebtedness or capital stock or any loss of a material benefit under, or result in the creation of any Lien, other than a Permitted Lien, upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of any Contract to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound or any Permit or (iii) conflict with, or result in any violation of any provision of, subject to the filings and other matters referred to in Section 5.05(b), any Judgment or Law, in each case, applicable to the Company or any Company Subsidiary or their respective properties or assets (assuming that the Company Stockholder Approval is obtained), other than, in the case of clauses (ii) and (iii) above, any matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect (it being agreed that for purposes of this Section 5.05(a), effects resulting from or arising in connection with the matters set forth in clause (B)(2) of the definition of the term “Material Adverse Effect” shall not be excluded in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur) and would not prevent or materially impede, interfere with, hinder or delay the consummation of the Merger.
(b) No Consent of or from, or registration, declaration, notice or filing to or with, any Governmental Authority is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution and delivery of this Agreement or its performance of its obligations hereunder or the consummation of the Merger and the other Transactions, other than (i) (A) the filing with the SEC of the Proxy Statement/Prospectus in definitive form, (B) the filing with the SEC, and the declaration of effectiveness under the Securities Act, of the Form S-4 and (C) the filing with the SEC of such reports and other filings under, and such other compliance with, the Exchange Act and the Securities Act as may be required in connection with this Agreement, the Merger and the other Transactions, (ii) such Consents, registrations, declarations, notices or filings as are required to be made or obtained under any applicable antitrust, competition, trade regulation or similar Laws, including the HSR Act, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which Parent and the Company are qualified to do business, (iv) such Consents, registrations, declarations, notices or filings as are required to be made or obtained under the securities or “blue sky” laws of various states in connection with the issuance of the shares of Parent Common Stock as Merger Consideration, (v) such filings with and approvals of Nasdaq as are required to permit the consummation of the Merger and the listing of the shares of Parent Common Stock to be issued as Merger Consideration and (vi) such other matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect (it being agreed that for purposes of this Section 5.05(b), effects resulting from or arising in connection with the matters set forth in clause (B)(2) of the definition of the term “Material Adverse Effect” shall not be excluded in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur) and would not prevent or materially impede, interfere with, hinder or delay the consummation of the Merger.
SECTION 5.06. SEC Documents; Undisclosed Liabilities. (a) The Company has filed or furnished, as applicable, on a timely basis, with the SEC all reports, schedules, forms, statements and other documents required to be filed or furnished by the Company with the SEC pursuant to the Securities Act or the Exchange Act since October 7, 2021 (the reports, schedules, forms, statements and other documents filed or furnished to the SEC since October 7, 2021 and those filed or furnished to the SEC subsequent to the date of this Agreement, including any amendments thereto, collectively, the “Company SEC Documents”). As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the portions that are amended (in the case of all other Company SEC Documents), the Company SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b) The consolidated financial statements of the Company (including all related notes or schedules) included or incorporated by reference in the Company SEC Documents, as of their respective dates of filing with the SEC (or, if such Company SEC Documents were amended prior to the date hereof, the date of the filing of such amendment, with respect to the consolidated financial statements that are amended or restated therein), complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in all material respects in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except (i) as may be indicated in the notes thereto or (ii) as permitted by Regulation S-X) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments).

(c) Neither the Company nor any Company Subsidiary has any liabilities of a type required to be disclosed in the liabilities column of a balance sheet prepared in accordance with GAAP, except liabilities (i) reflected or reserved against in the consolidated balance sheet (or the notes thereto) of the Company as of the Balance Sheet Date included in the Filed Company SEC Documents, (ii) incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice, (iii) as contemplated by this Agreement or otherwise incurred in connection with the Transactions or (iv) that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.
(d) The Company has established and maintains disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. As of the date hereof, neither the Company nor, to the Company’s Knowledge, the Company’s independent registered public accounting firm, has identified or been made aware of “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls over financial reporting which would reasonably be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated, or any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
(e) As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Documents and, to the Company’s Knowledge, none of the Company SEC Documents is the subject of an ongoing SEC review. The Company has made available to Parent correct and complete copies of all material written correspondence between the SEC, on the one hand, and the Company, on the other hand, since October 7, 2021, other than correspondence which has been publicly filed as correspondence in the Electronic Data Gathering, Analysis, and Retrieval system of the SEC.
(f) The Company is in compliance in all material respects with all listing requirements of Nasdaq.
SECTION 5.07. Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 or any amendment or supplement thereto is declared effective by the SEC under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement/Prospectus will, at the date it is first mailed to each of Parent’s stockholders and the Company’s stockholders or at the time of each of the Parent Stockholder Meeting and the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference therein.
SECTION 5.08. Absence of Certain Changes or Events. (a) From the Balance Sheet Date through the date of this Agreement, (i) except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto and to any transaction of the type contemplated by this Agreement, the business of the Company and the Company Subsidiaries has been carried on and conducted in all material respects in the ordinary course of business and (ii) there has not been any action taken by the Company or any Company Subsidiary that, if taken during the period from the date of this Agreement through the Effective Time without Parent’s consent, would constitute a breach of Section 6.01(b)(iii), Section 6.01(b)(v), Section 6.01(b)(vi), Section 6.01(b)(vii), Section 6.01(b)(viii), Section 6.01(b)(ix), Section 6.01(b)(x), Section 6.01(b)(xvi) or, with respect to any of the foregoing clauses, Section 6.01(b)(xx).
(b) Since the Balance Sheet Date, there has not been any Company Material Adverse Effect or any effect, change, event, circumstance, condition, development or occurrence that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
SECTION 5.09. Taxes. (a) Each of the Company and each Company Subsidiary has (i) duly and timely filed, or caused to be filed, taking into account any extensions, all income and other material Tax Returns required to have been filed and such Tax Returns are correct and complete in all material respects and (ii) duly and timely paid, withheld or remitted all material Taxes (whether or not shown as due and payable on such Tax Returns) required to have been paid, withheld or remitted by it, including any withholding Tax.
(b) As of the date of this Agreement, there are no pending written claims by a Governmental Authority in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns that the Company or any Company Subsidiary is or may be subject to Taxes in such jurisdiction.
(c) Neither the Company nor any Company Subsidiary has received any written notice of any audit, judicial proceeding or other examination against or with respect to the Company or any Company Subsidiary with respect to material Taxes. As of the date of this Agreement, there are no pending requests for waivers of time to assess any material Tax.
(d) Neither the Company nor any Company Subsidiary has waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to the assessment or collection of any material Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business).
(e) There are no liens or other security interests upon any material property or material assets of the Company or any Company Subsidiary for Taxes, except for liens for Taxes not yet due and payable.
(f) Neither the Company nor any Company Subsidiary is obligated by any written contract, agreement or other arrangement to indemnify any other Person (other than the Company and Company Subsidiaries) with respect to material Taxes. Neither the Company nor any Company Subsidiary has been a member of an affiliated group with which it has filed (or been required to file) a consolidated, combined, unitary or similar Tax Return (other than a group, the common parent of which is the Company) or is a party to or is bound by any material Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among the Company and wholly owned Company Subsidiaries). Neither the Company nor any Company Subsidiary is liable under Treasury Regulation section 1.1502-6 (or any similar provision of the Tax Laws of any state, local or foreign jurisdiction) for any material Tax of any person other than the Company and Company Subsidiaries.
(g) Within the past two years, neither the Company nor any Company Subsidiary has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify for Tax-free treatment under Section 355 of the Code.
(h) Neither the Company nor any Company Subsidiary has been a party to a transaction that, as of the date of this Agreement, constitutes a “listed transaction” for purposes of Section 6011 of the Code and applicable Treasury Regulations thereunder (or a similar provision of state law).
(i) Neither the Company nor any Company Subsidiary will be required to include any material items of income in, or exclude any material items of deduction from, taxable income for a taxable period ending after the Closing as a result of: (i) any change in accounting method pursuant to Section 481 of the Code (or any comparable provision under state, local or foreign applicable Tax Laws) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing; (ii) deferred intercompany gain described in the Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign applicable Tax Laws) arising from any transaction that occurred prior to the Closing; (iii) any installment sale or open transaction that occurred prior to the Closing; (iv) any prepaid amount received prior to the Closing; or (v) any election under Section 965(h) of the Code made prior to the Closing.
(j) Each of the Company and each Company Subsidiary has at all times complied in all material respects with Section 482 of the Code and any similar provision of foreign Tax Law.
(k) Neither the Company nor any Company Subsidiary has ever received any letter ruling from the IRS (or any comparable ruling from any other Governmental Authority).
(l) Neither the Company nor any Company Subsidiary has elected to defer the payment of any “applicable employment taxes” pursuant to Section 2302 of the CARES Act. Neither the Company nor any Company Subsidiary has claimed any “employee retention credit” pursuant to Section 2301 of the CARES Act.
(m) Neither the Company nor any Company Subsidiary has taken any action or knows of any fact that would reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

SECTION 5.10. Benefits Matters. (a) Section 5.10(a) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a correct and complete list identifying any material Company Benefit Plan. The Company has delivered or made available to Parent correct and complete copies of (i) all material Company Benefit Plans or, in the case of any unwritten material Company Benefit Plan, a written description thereof, (ii) the three most recent annual report on Form 5500 filed with the Internal Revenue Service (the “IRS”) with respect to each material Company Benefit Plan (if any such report was required), (iii) the most recent summary plan description and any material modification with respect thereto, if any, for each material Company Benefit Plan for which such summary plan description is required, (iv) each trust agreement and group annuity contract relating to any material Company Benefit Plan, (v) the most recent financial statements and actuarial reports for each material Company Benefit Plan (if any), (vi) the most recent determination or opinion letter received from the IRS with respect to each Company Benefit Plan intended to qualify under Section 401 of the Code and (vii) since December 31, 2019, all non-routine, written communications relating for each material Company Benefit Plan.
(b) All Company Benefit Plans that are intended to be qualified and exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code have been the subject of, have timely applied for or have not been eligible to apply for, as of the date of this Agreement, determination or opinion letters from the IRS to the effect that such Company Benefit Plans and the trusts created thereunder are so qualified and tax-exempt, and no such determination or opinion letter has been revoked nor, to the Knowledge of the Company, has revocation been threatened, nor has any such Company Benefit Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs.
(c) None of the Company, the Company Subsidiaries and their respective ERISA Affiliates has during the past six years sponsored, maintained, contributed to or been required to maintain or contribute to, or has any actual or contingent liability under, any Company Benefit Plan that is a “defined benefit plan” (as defined in Section 3(35) of ERISA), a Multiemployer Plan or a plan that has two or more contributing sponsors at least two of whom are not under common control (within the meaning of Section 4063 of ERISA) or that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code.
(d) No Company Benefit Plan provides health, medical or other welfare benefits after retirement or other termination of employment (other than for continuation coverage required under Section 4980B of the Code or applicable Law or at the expense of the participant or the participant’s beneficiary).
(e) Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) each Company Benefit Plan and its related trust, insurance contract or other funding vehicle has been administered in accordance with its terms and is in compliance with ERISA, the Code and all other Laws applicable to such Company Benefit Plan and (ii) the Company and each of the Company Subsidiaries is in compliance with ERISA, the Code and all other Laws applicable to the Company Benefit Plans.
(f) Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, there are no pending or, to the Knowledge of the Company, threatened claims by or on behalf of any participant in any of the Company Benefit Plans, or otherwise involving any such Company Benefit Plan or the assets of any Company Benefit Plan, other than routine claims for benefits.
(g) None of the execution and delivery of the Transaction Agreements, the obtaining of the Company Stockholder Approval or the consummation of the Transactions (alone or in conjunction with any other event, including any termination of employment on or following the Effective Time) will (i) entitle any current or former director, officer, employee or consultant of the Company or any Company Subsidiary to any compensation or benefit, (ii) accelerate the time of payment or vesting, or trigger any payment or funding, of any compensation or benefits or trigger any other material obligation under any Company Benefit Plan or (iii) result in any breach or violation of, default under or limit the Company’s right to amend, modify or terminate any Company Benefit Plan.
(h) Each Company Benefit Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) that is subject to Section 409A of the Code has since (i) January 1, 2005 been maintained and operated in good faith compliance with Section 409A of the Code and Notice 2005-1, (ii) October 3, 2004, not been “materially modified” (within the meaning of Notice 2005-1) and (iii) January 1, 2009, been in documentary and operational compliance in all material respects with Section 409A of the Code.
(i) No amount or other entitlement that could be received as a result of execution and delivery of the Transaction Agreements, the obtaining of the Company Stockholder Approval or the consummation of the Transactions (alone or in conjunction with any other event, including any termination of employment on or following the Effective Time) by any “disqualified individual” (as defined in Section 280G(c) of the Code) with respect to the Company or any Company Subsidiary will constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).
(j) No material Company Benefit Plan provides for the gross-up or reimbursement of Taxes, including under Section 409A or 4999 of the Code or other similar Laws.
(k) Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, all contributions required to be made to any Company Benefit Plan by applicable Law, regulation, any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Benefit Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the financial statements set forth in the Company SEC Documents.
(l) Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, all Company Benefit Plans subject to the Laws of any jurisdiction outside of the United States (i) have been maintained in accordance with all applicable requirements, (ii) that are intended to qualify for special Tax treatment, meet all requirements for such treatment and (iii) that are intended to be funded or book-reserved, are fully funded or book-reserved, as appropriate, based upon reasonable actuarial assumptions.
SECTION 5.11. Labor Matters. (a) There are no (i) labor strike, dispute, slowdown, work stoppage, lockout or unfair labor practice charge pending or, to the Knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary, (ii) to the Knowledge of the Company, labor union organizing activity involving employees of the Company or the Company Subsidiaries or (iii) demand for recognition of a bargaining unit of any employees of the Company by, or on behalf of, a labor union. Neither the Company nor any Company Subsidiary is party to any collective bargaining agreements or similar labor agreements.
(b) Neither the Company nor any Company Subsidiary is the subject of any claim, action, suit or proceeding asserting that the Company or any Company Subsidiary has committed any unfair labor practice, (ii) there is no pending or, to the Knowledge of the Company, threatened, nor has there been since October 7, 2021 any, labor strike, walkout, work stoppage, slow-down or lockout affecting any employees of Company or any Company Subsidiary and (iii) each of the Company and any Company Subsidiary is, and has been since October 7, 2021, in compliance in all material respects with all federal, state, local and foreign Laws regarding labor, employment and employment practices.
(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since October 7, 2021, to the Knowledge of Company, no executive officer or director of the Company or any Company Subsidiary has been the subject of a pending allegation of sexual harassment or sexual assault.
SECTION 5.12. Litigation. Since October 7, 2021, there has been no (a) pending or, to the Knowledge of the Company, threatened Action against the Company or any Company Subsidiaries or any of its or their respective directors or executive officers in their capacities as such or (b) outstanding Judgment imposed upon the Company or any Company Subsidiaries or any of its or their respective directors or executive officers in their capacities as such, in each case except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.
SECTION 5.13. Compliance with Applicable Laws; Permits. The Company and each Company Subsidiary is, and have been since October 7, 2021, in compliance with all Laws, including all applicable Judgments, applicable to the Company and such Company Subsidiary, except where the failure to be in such compliance, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries has all requisite power and authority and possesses and is in compliance with all Permits necessary to enable each of the Company and the Company Subsidiaries to own, operate, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, except where the failure to have such power or authority or to possess and comply with such Permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, no suspension or cancelation of any such Permit is threatened. This Section 5.13 does not relate to Tax matters, employee benefits matters, labor matters, environmental matters or intellectual property, cybersecurity or data privacy matters, which are the subjects of Sections 5.09, 5.10, 5.11, 5.16 and 5.20.
SECTION 5.14. Regulatory Matters. All of the products of the Company and the Company Subsidiaries that are subject to the jurisdiction of the FDA or other similar Governmental Authorities in other jurisdictions are being, and since October 7, 2021 have been, manufactured, imported, exported, processed, developed, labeled, stored, tested, marketed, promoted, detailed and distributed by or on behalf of the Company and the Company Subsidiaries in compliance with applicable Laws, including all applicable Judgments, applicable to the Company and the Company Subsidiaries, except where the failure to be in such compliance, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since October 7, 2021, (a) neither the Company nor any Company Subsidiary has received written notice of or, to the Knowledge of the Company, been subject to or threatened with, any finding of deficiency or non-compliance, penalty, fine or sanction or request for corrective or remedial action and (b) there is no Action pending or, to the Knowledge of the Company, threatened by the FDA or any other similar Governmental Authority relating to any of the Company’s or any Company Subsidiary’s products or the facilities at which such products are manufactured, packaged or initially distributed. To the Knowledge of the Company, since October 7, 2021, no director, officer, employee or agent of the Company or any Company Subsidiary has, in connection with the business of the Company or any Company Subsidiary, (i) made any untrue statement of material fact or fraudulent statement to the FDA or any other similar Governmental Authority or (ii) failed to disclose a material fact required to be disclosed to the FDA or any other similar Governmental Authority.
SECTION 5.15. Insurance. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and the Company Subsidiaries own or hold policies of insurance, or are self-insured, in amounts providing reasonably adequate coverage against such risks as the Company reasonably believes, based on past experience, is adequate for the business and operations of the Company and the Company Subsidiaries, taking into account the industry in which the Company and the Company Subsidiaries operate, and (b) all such insurance policies are in full force and effect except for any expiration thereof in accordance with the terms thereof, no written notice of cancelation or modification has been received other than in connection with ordinary renewals, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder.
SECTION 5.16. Environmental Matters. Except for matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect:
(a) the Company and the Company Subsidiaries are, and since October 7, 2021 have been, in compliance with all Environmental Laws, and neither the Company nor any Company Subsidiary has received any written communication from a Governmental Authority or other Person that alleges that the Company or any Company Subsidiary is in violation of, or has liability under, any Environmental Law or any Permit required thereunder;
(b) the Company and the Company Subsidiaries have obtained and are, and since October 7, 2021 have been, in compliance with all Permits required pursuant to any Environmental Law for the operations of the Company, the Company Subsidiaries and the Company Real Properties, and all such Permits are valid and in good standing;
(c) there are no Actions pursuant to Environmental Law pending or, to the Knowledge of the Company, threatened against the Company or any of the Company Subsidiaries pursuant to Environmental Law, and none of the Company or the Company Subsidiaries are subject to any Judgment pursuant to Environmental Law under which it has any outstanding obligation; and

(d) none of the Company or the Company Subsidiaries are conducting or funding any investigation or remedial action pursuant to Environmental Laws with respect to any release, spill or disposal of any Hazardous Material at any of their respective current or former owned or leased real properties or any location at which they have disposed of any waste.
SECTION 5.17. Customers and Suppliers. (a) Section 5.17(a) of the Company Disclosure Letter sets forth a correct and complete list of the ten largest customers of the Company and the Company Subsidiaries based on the aggregate payments received or expected as of the date hereof to be received by the Company and its Subsidiaries, taken as a whole, for the fiscal year ended December 31, 2022 (the “Material Customers”). From January 1, 2022 through the date of this Agreement, the Company has not received written notice from any Material Customer that such Material Customer intends to terminate or materially and adversely modify the amount, frequency or terms of the business such Material Customer conducts with the Company and the Company Subsidiaries.
(b) Section 5.17(b) of the Company Disclosure Letter sets forth a correct and complete list of the ten largest suppliers of the Company and the Company Subsidiaries based on the aggregate payments made or expected as of the date hereof to be made by the Company and its Subsidiaries, taken as a whole, for the fiscal year ended December 31, 2022 (the “Material Suppliers”). From January 1, 2022 through the date of this Agreement, the Company has not received written notice from any Material Supplier that such Material Supplier intends to terminate or materially and adversely modify the amount, frequency or terms of the business such Material Supplier conducts with the Company and the Company Subsidiaries.
SECTION 5.18. Company Material Contracts. (a) Section 5.18(a) of the Company Disclosure Letter sets forth a correct and complete list of all Company Material Contracts as of the date of this Agreement. The Company has made available to Parent correct and complete copies of all Company Material Contracts. For purposes of this Agreement, “Company Material Contract” means any Contract (but excluding this Agreement, any Company Benefit Plan, any Company Lease and any purchase order) to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any of their respective properties or assets is bound that:
(i) is or would be required to be filed as an exhibit to the Company’s Annual Report on Form 10-K pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;
(ii) is entered into with a Material Customer;
(iii) is entered into with a Material Supplier;
(iv) governs the formation, creation, governance, economics or control of any joint venture, partnership or other similar arrangement that is material to the Company and the Company Subsidiaries, taken as a whole, other than with respect to any Contract solely between or among the Company and wholly owned Company Subsidiaries;
(v) provides for Indebtedness for borrowed money of the Company or any Company Subsidiary having an outstanding or committed amount in excess of $1,000,000, other than Indebtedness solely between or among the Company and wholly owned Company Subsidiaries;
(vi) involves any derivative financial instrument or contract that is material to the Company and the Company Subsidiaries, taken as a whole;
(vii) relates to the acquisition or disposition of any business, assets or properties (whether by merger, sale of stock, sale of assets or otherwise) for aggregate consideration under such Contract in excess of $1,000,000 and (A) that was entered into after October 7, 2021 or (B) pursuant to which any earn-out, indemnification or deferred or contingent payment obligation remains outstanding that would reasonably be expected to involve payments by the Company or any Company Subsidiary of more than $1,000,000 after the date hereof (in each case, excluding acquisitions or dispositions of supplies, inventory or products in the ordinary course of business or of supplies, inventory, products, properties or other assets that are obsolete, worn out, surplus or no longer used or useful in the conduct of business of the Company or any Company Subsidiary);
(viii) is material to the Company and the Company Subsidiaries, taken as a whole, and contains provisions that prohibit the Company or any of its Affiliates from competing in or conducting any line of business or grants a right of exclusivity to any Person that prevents the Company or any of its Affiliates from entering any territory, market or field or freely engaging in business anywhere in the world (excluding any employee non-solicitation, non-hire or other similar restrictive covenants relating to employment);
(ix) is a “single-source” supply Contract, pursuant to which goods or services are supplied to the Company from an exclusive source and cannot be replaced from other sources on commercially reasonable terms and in a reasonably timely manner; or
(x) provides for the assignment or grant of a license, right or immunity (including a covenant not to sue or right to enforce or prosecute any patents) by (A) a third party for any of its material Intellectual Property to the Company or any Company Subsidiary or (B) the Company or any Company Subsidiary of any of its material Intellectual Property to any third party, in each case other than Incidental Contracts.
(b) Except with respect to any Contract that has previously expired in accordance with its terms, been terminated, restated or replaced:
(i) Each Company Material Contract is valid and binding on the Company or any Company Subsidiary to the extent such Person is a party thereto, as applicable, and to the Knowledge of the Company, each other party thereto, and is in full force and effect, except where the failure to be valid, binding or in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, subject to the Bankruptcy and Equity Exception;
(ii) the Company and each of the Company Subsidiaries, and, to the Knowledge of the Company, any other party thereto, have performed all obligations required to be performed by it under each Company Material Contract, except where such nonperformance would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;
(iii) neither the Company nor any Company Subsidiaries have received written notice of the existence of any breach or default on the part of the Company or any Company Subsidiaries under any Company Material Contract, except where such breach or default would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; and
(iv) there are no events or conditions which constitute or, after notice or lapse of time or both, will constitute a default on the part of the Company or any Company Subsidiaries or, to the Knowledge of the Company, any counterparty under such Company Material Contract, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
SECTION 5.19. Properties. (a) As of the date of this Agreement, the Company and the Company Subsidiaries do not own any real property.
(b) As of the date of this Agreement, Section 5.19(b) of the Company Disclosure Letter sets forth a correct and complete list of all material real property leased, subleased or licensed by the Company and each Company Subsidiary (as lessees, sublessees or licensees) (the “Company Real Property”) and each lease, sublease or license of the Company Real Property under which the Company and each Company Subsidiary lease, sublease or license the Company Real Property (as lessee, sublessee or licensee), as the same may have been amended, supplemented or otherwise modified from time to time (the “Company Leases”). The Company has made available to Parent correct and complete copies of each Company Lease. With respect to each Company Lease, (i) the Company and each Company Subsidiary has a valid leasehold, subleasehold or license interest in the underlying Company Real Property and such Company Lease is in full force and effect, (ii) the Company and each Company Subsidiary nor, to the Knowledge of the Company, any other party to such Company Lease is in breach thereof or default thereunder and (iii) there does not exist under such Company Lease any event which, with the giving of notice or the lapse of time, would constitute such a material breach or default by the Company or any Company Subsidiary or, to the Knowledge of the Company, any other party thereto, in each case, except which would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.
(c) The Company and each Company Subsidiary have not (i) leased, subleased or licensed any Company Real Property (or any portion of any Company Real Property) to any Person or (ii) pledged, mortgaged, deeded in trust, collaterally assigned or similarly encumbered any interest in Company Real Property, which lease, sublease, license, pledge, mortgage, deed of trust, assignment or encumbrance is presently in effect. The

Company Real Property is, in all material respects, adequate and sufficient, and in satisfactory condition, to support the operations of the Company and the Company Subsidiaries as presently conducted, except in respects that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. There is no pending or, to the Knowledge of the Company, threatened proceeding by any Governmental Authority to take, by condemnation or otherwise, any of the Company Real Property, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
SECTION 5.20. Intellectual Property, Cybersecurity and Data Privacy. (a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries solely and exclusively own all right, title and interest in and to the Company Intellectual Property and have sufficient rights to use all other Intellectual Property used or held for use in the conduct of the business of the Company and the Company Subsidiaries as currently conducted, in each case free and clear of all Liens other than Permitted Liens, (ii) the conduct of the business as presently conducted, and the products, processes and services of the Company and Company Subsidiaries, do not infringe, misappropriate or otherwise violate the Intellectual Property of any other Person, (iii) to the Knowledge of the Company, no Person has infringed, misappropriated or otherwise violated, nor is infringing, misappropriating or otherwise violating, any Intellectual Property of the Company and the Company Subsidiaries in any material respect and (iv) no claims (including any oppositions, interferences or re-examinations) have been settled since October 7, 2021 or are pending or, to the Knowledge of the Company, threatened, and since October 7, 2021, the Company has not received any written notice or claim, in each case (A) challenging the ownership, enforceability, registrability, validity or use by the Company and the Company Subsidiaries of any Company Intellectual Property or (B) alleging that the Company and the Company Subsidiaries are infringing, misappropriating or otherwise violating the Intellectual Property of any Person. To the Knowledge of the Company, neither the Company nor any Company Subsidiary is subject to any Judgment that does or would restrict or impair the use of any Company Intellectual Property by the Company or any Company Subsidiary.
(b) Section 5.20(b) of the Company Disclosure Letter lists all the Company Registered Intellectual Property as of the date hereof, indicating as to each item, as applicable: (a) the owner, (b) the jurisdictions in which such item is issued or registered or in which any application for issuance or registration has been filed, (c) the respective issuance, registration or application number of the item and (d) the dates of application, issuance or registration of the item. All filings and fees required to maintain the registrations of the foregoing that have or will come due prior to the Closing Date or thirty (30) days thereafter, as the case may be, have been or will be timely filed with or paid to, respectively, the relevant Governmental Authorities and authorized registrars, and to the Knowledge of the Company, all registrations of the foregoing are otherwise in good standing. The Company’s and each Company Subsidiary’s rights in the Company Intellectual Property are subsisting and, to the Knowledge of the Company, the Company’s and each Company Subsidiary’s rights in registrations of the foregoing are unexpired, valid and enforceable.
(c) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and the Company Subsidiaries have (i) taken commercially reasonable steps to maintain the Company Intellectual Property and confidentiality of their respective material trade secrets that constitute trade secrets under applicable Law, including requiring all Persons having access thereto to execute nondisclosure agreements protecting the confidentiality thereof (which agreements, to the Knowledge of the Company, have not been breached) and (ii) implemented and maintained commercially reasonable measures and policies to protect (A) any Personal Data and other confidential or proprietary business information or trade secret information maintained by or on behalf of the Company and the Company Subsidiaries against unauthorized access, use, modification, disclosure, or other misuse and (B) the integrity, continuous operation and security of the IT Systems of the Company and the Company Subsidiaries and the data and other information stored thereon, including from Harmful Code. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Person who creates or develops or has created or developed any Intellectual Property for the benefit or under the supervision of the Company or any of the Company Subsidiaries has entered into written agreements with the Company or any of the Company Subsidiaries, as applicable, whereby such Person assigned (by present assignment) to the Company or such Company Subsidiary, as applicable, all of such Person’s ownership interest and right in such Intellectual Property.

(d) (i) No resources or funding, grants, facilities or services of a university, college, other educational institution, Governmental Authority or research center was used for, or funding from third parties was used for the primary purpose of, developing any Company Intellectual Property, (ii) no such entity has asserted any ownership interest or other right in any Company Intellectual Property and (iii) to the Knowledge of the Company, no such entity has any ownership interest or other right in any Company Intellectual Property.
(e) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the IT Systems used in the business of the Company and the Company Subsidiaries operate and perform in all respects as required to permit the Company and the Company Subsidiaries to conduct their business as currently conducted, (ii) none of the software owned or purported to be owned by the Company and the Company Subsidiaries contains any Harmful Code or incorporates or is distributed with any shareware, open source code or other software whose use or distribution is under a license that requires the Company or the Company Subsidiaries to do any of the following: (A) disclose or distribute the software owned by the Company and the Company Subsidiaries in source code form, (B) authorize a licensee of the software owned by the Company and the Company Subsidiaries to make derivative works of such software owned thereby or (C) distribute the software owned by the Company and the Company Subsidiaries at no cost to the recipient, and (iii) the Company has implemented backup, security and disaster recovery technology and procedures consistent with standard practices for the industry in which the Company and the Company Subsidiaries operate in each applicable jurisdiction in which they conduct business and has acted in material compliance therewith. Since October 7, 2021, the IT Systems of the Company and the Company Subsidiaries have not malfunctioned or failed, or been subject to any breach, outage, violation, or unauthorized access to or unauthorized use by any third party that has caused or would reasonably be expected to cause (A) material disruption of or interruption in the conduct of the businesses of the Company and Company Subsidiaries; (B) material loss, destruction, damage or harm of Company or any Company Subsidiary or any of the businesses of the Company and Company Subsidiaries or operations, personnel, property or other assets; or (C) material liability of any kind to the Company or Company Subsidiaries or their business. Neither the Company nor any Company Subsidiary has disclosed or delivered to any escrow agent or any other Person any of the source code for any material software owned by the Company and the Company Subsidiaries outside the scope of a written agreement that reasonably protects the Company and Company Subsidiaries’ rights in such source code.
(f) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) since October 7, 2021, the Company and the Company Subsidiaries are and have been in material compliance with (A) all applicable Laws relating to the privacy, security and protection of Personal Data (including the EU General Data Protection Regulation and the California Consumer Privacy Act of 2018, as amended by the California Privacy Rights Act of 2020) and legally binding guidance issued by a Governmental Authority that pertains to one of the foregoing Laws and (B) any applicable data privacy and security policies and notices adopted by the Company and the Company Subsidiaries (including public representations made on the websites of the Company and Company Subsidiaries) and (C) any Contract to which the Company or any Company Subsidiary is a party, with regard to Personal Data maintained by or on behalf of the Company or any Company Subsidiary; (ii) there has been no actual or, to the Knowledge of the Company, threatened unauthorized access, use, processing, transfer or disclosure, accidental or unlawful destruction, or any loss, theft or alteration, of Personal Data or confidential or proprietary business information or trade secret information while such Personal Data or information was in the possession or control of the Company or the Company Subsidiaries; and (iii) the Company and the Company Subsidiaries have contractually obligated all third party service providers, outsourcers, processors or other third parties processing Personal Data or other confidential or proprietary business information or trade secret information maintained by or on behalf of the Company and Company Subsidiaries, in each case on behalf of the Company or Company Subsidiaries to terms that comply with all applicable Laws relating to the privacy, security and protection of Personal Data. The Company and the Company Subsidiaries have not received any written notice of any material claims, investigations (including investigations by any Governmental Authority), or alleged violations of any Laws with respect to Personal Data possessed by or on behalf of the Company and the Company Subsidiaries.
SECTION 5.21. Brokers’ Fees and Expenses. No broker, investment banker, financial advisor or other Person, other than Evercore Group L.L.C. (the “Company Financial Advisor”), the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

SECTION 5.22. Opinion of Financial Advisor. The Company Board has received an opinion from the Company Financial Advisor to the effect that, as of the date of such opinion, and subject to the assumptions, limitations, qualifications and conditions set forth therein, the Exchange Ratio in the Merger was fair, from a financial point of view, to the holders of shares of Company Common Stock. Promptly after the execution of this Agreement, the Company will furnish Parent, solely for informational purposes, a correct and complete copy of the written opinion of the Company Financial Advisor.
SECTION 5.23. Affiliate Transactions. Except for (a) employment-related Contracts filed or incorporated by reference as an exhibit to the Filed Company SEC Documents or (b) the Company Benefit Plans, there are no Contracts or arrangements that are in existence as of the date of this Agreement between the Company or any Company Subsidiaries, on the one hand, and, on the other hand, any (i) present executive officer or director of the Company or any of the Company Subsidiaries, (ii) Person that, to the Knowledge of the Company, is the record or beneficial owner of more than 5% of the shares of Company Common Stock as of the date hereof or (iii) to the Knowledge of the Company, any Affiliate of any such executive officer, director or owner (other than the Company or any of the Company Subsidiaries), in each case, that have not been disclosed in the Company SEC Documents.
SECTION 5.24. Vote Required. The only approval of the holders of any class or series of shares of capital stock of the Company required in connection with the execution, delivery and performance of this Agreement and the Merger is, in the case of the Merger, the Company Stockholder Approval.
SECTION 5.25. Investment Company Act. Neither the Company nor any Company Subsidiary is required to be registered as an investment company under the Investment Company Act.
SECTION 5.26. No Other Representations or Warranties. Except for the representations and warranties contained in Article IV (as qualified by the Parent Disclosure Letter and the introduction to Article IV), the Company acknowledges that none of Parent, any of the Parent Subsidiaries or any other Person on behalf of Parent makes any other express or implied representation or warranty whatsoever (and Parent hereby disclaims any such other representations and warranties), and specifically (but without limiting the generality of the foregoing) that none of Parent, any of the Parent Subsidiaries or any other Person on behalf of Parent makes any representation or warranty with respect to: (i) any projections, estimates or budgets delivered or made available to the Company or any of its Affiliates or Representatives of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of Parent and any of the Parent Subsidiaries or (ii) the future business and operations of Parent and any of the Parent Subsidiaries, including in the case of clauses (i) and (ii) with respect to any information, documents, projections, forecasts or other material made available to the Company or its Affiliates and Representatives in certain “data rooms” or management presentations in expectation of the transactions contemplated by this Agreement, and the Company has not relied on any such information or any representation or warranty not set forth in Article IV.
ARTICLE VI

Covenants Relating to Conduct of Business
SECTION 6.01. Conduct of Business. (a) Conduct of Business by Parent. Except for matters set forth in Section 6.01(a) of the Parent Disclosure Letter, as otherwise expressly permitted or expressly contemplated by this Agreement, as required by applicable Law or with the prior written consent of the Company (which shall not be unreasonably withheld, conditioned or delayed and shall be deemed given if the Company provides no written response within five Business Days after receipt of a written request from Parent for such consent), from the date of this Agreement to the Effective Time, Parent shall, and shall cause each Parent Subsidiary to, use commercially reasonable efforts to (i) conduct its business in the ordinary course consistent with past practice in all material respects and (ii) preserve intact its business organization and maintain its advantageous business relationships. In addition, and without limiting the generality of the foregoing, except for matters set forth in Section 6.01(a) of the Parent Disclosure Letter, as otherwise expressly permitted or expressly contemplated by this Agreement, as required by applicable Law or with the prior written consent of the Company (which shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement to the Effective Time, Parent shall not, and shall not permit any Parent Subsidiary to, do any of the following:
(i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock, other equity interests or voting securities, other than dividends and distributions by a direct or indirect wholly owned Parent

Subsidiary to Parent or any other wholly owned Parent Subsidiary, (B) split, combine, subdivide or reclassify any of its capital stock, other equity interests or voting securities, or securities convertible into or exchangeable or exercisable for capital stock or other equity interests or voting securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, other equity interests or voting securities or (C) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock or voting securities of, or equity interests in, Parent or any Parent Subsidiary or any securities of Parent or any Parent Subsidiary convertible into or exchangeable or exercisable for capital stock or voting securities of, or equity interests in, Parent or any Parent Subsidiary, or any warrants, calls, options or other rights to acquire any such capital stock, securities or interests, other than (1) the acquisition by Parent of shares of Parent Common Stock in connection with the surrender of shares of Parent Common Stock by holders of Parent Stock Options in order to pay the exercise price thereof, (2) the withholding of shares of Parent Common Stock to satisfy Tax obligations or payment of an exercise price with respect to awards granted pursuant to the Parent Stock Plans, (3) the acquisition by Parent of awards granted pursuant to the Parent Stock Plans in connection with the forfeiture of such awards and (4) transactions solely between or among Parent and wholly owned Parent Subsidiaries;
(ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Liens, other than Permitted Liens, (A) any shares of capital stock of Parent or any Parent Subsidiary (other than the (1) issuance of Parent Common Stock on the exercise of the Parent Stock Options and the vesting or delivery of other awards pursuant to the Parent Stock Plans, in each case, which are outstanding as of the date hereof and in accordance with their terms as of the date of this Agreement or (2) purchase of Parent Common Stock under the Parent ESPP in accordance with its terms as of the date of this Agreement), (B) any other equity interests or voting securities of Parent or any Parent Subsidiary, (C) any securities convertible into or exchangeable or exercisable for capital stock or voting securities of, or other equity interests in, Parent or any Parent Subsidiary, (D) any warrants, calls, options or other rights to acquire any capital stock or voting securities of, or other equity interests in, Parent or any Parent Subsidiary, (E) any rights issued by Parent or any Parent Subsidiary that are linked in any way to the price of any class of Parent Capital Stock or any shares of capital stock of any Parent Subsidiary, the value of Parent, any Parent Subsidiary or any part of Parent or any Parent Subsidiary or any dividends or other distributions declared or paid on any shares of capital stock of Parent or any Parent Subsidiary or (F) any Parent Voting Debt, except, in each case of clauses (A) through (F), for grants of equity awards pursuant to the Parent Stock Plans;
(iii) (A) amend the Parent Charter or the Parent Bylaws or (B) amend in any material respect the charter or organizational documents of any Parent Subsidiary, except, in the case of any amendment to the Parent Bylaws or organizational documents of any Parent Subsidiary, for any amendment that (1) is not material and (2) does not prevent or materially impede, interfere with, hinder or delay the consummation of the Merger or any of the other Transactions;
(iv) make any material change in financial accounting methods, principles or practices, except insofar as may have been required by a change in GAAP (after the date of this Agreement);
(v) directly or indirectly acquire or agree to acquire in any transaction any equity interest in or business of any firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity or division thereof or any properties or assets (other than (A) purchases of supplies, inventory, products and services in the ordinary course of business consistent with past practice or (B) transactions solely between or among Parent and wholly owned Parent Subsidiaries) if the aggregate amount of the consideration paid or transferred by Parent and the Parent Subsidiaries in connection with all such transactions would exceed $25,000,000 or would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the Transactions;
(vi) incur any Indebtedness for borrowed money, except for (A) Indebtedness incurred under Parent’s existing credit facilities in effect as of the date hereof in the ordinary course of business; (B) Indebtedness incurred in connection with the renewal, extension or refinancing of any Indebtedness existing on the date of this Agreement or permitted to be incurred, assumed or otherwise entered into hereunder, provided that the execution, delivery and performance of this Agreement and the consummation of the Transactions shall not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or any loss of a material benefit under, or result in the creation of any Lien, other than a Permitted Lien, under such replacement Indebtedness; (C) letters of credit, bank guarantees, security or performance bonds or similar credit support instruments, overdraft facilities or cash management programs, in each case issued, made or entered into in the ordinary course of business consistent with past practice (provided that such Indebtedness does not exceed $10,000,000 in the aggregate); (D) intercompany Indebtedness (including guarantees) between or among the Company and wholly owned Company Subsidiaries; or (E) other Indebtedness not to exceed $50,000,000 in the aggregate;
(vii) enter into or amend any Contract if such Contract or amendment of a Contract would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the Transactions;
(viii) enter into any new line of business outside of its existing business;
(ix) dissolve or liquidate Parent or any Parent Subsidiary; or
(x) authorize any of, or commit, resolve or agree to take any of, the foregoing actions.
(b) Conduct of Business by the Company. Except for matters set forth in Section 6.01(b) of the Company Disclosure Letter, as otherwise expressly permitted or expressly contemplated by this Agreement, as required by applicable Law or with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed and shall be deemed given if Parent provides no written response within five Business Days after receipt of a written request from the Company for such consent), from the date of this Agreement to the Effective Time, the Company shall, and shall cause each Company Subsidiary to, use commercially reasonable efforts to (i) conduct its business in the ordinary course consistent with past practice in all material respects and (ii) preserve intact its business organization and maintain its advantageous business relationships. In addition, and without limiting the generality of the foregoing, except for matters set forth in Section 6.01(b) of the Company Disclosure Letter, as otherwise expressly permitted or expressly contemplated by this Agreement, as required by applicable Law or with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following:
(i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock, other equity interests or voting securities, other than dividends and distributions by a direct or indirect wholly owned Company Subsidiary to the Company or any other wholly owned Company Subsidiary, (B) split, combine, subdivide or reclassify any of its capital stock, other equity interests or voting securities, or securities convertible into or exchangeable or exercisable for capital stock or other equity interests or voting securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, other equity interests or voting securities or (C) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock or voting securities of, or equity interests in, the Company or any Company Subsidiary or any securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for capital stock or voting securities of, or equity interests in, the Company or any Company Subsidiary, or any warrants, calls, options or other rights to acquire any such capital stock, securities or interests, other than (1) the acquisition by the Company of shares of Company Common Stock in connection with the surrender of shares of Company Common Stock by holders of Company Stock Options in order to pay the exercise price thereof, (2) the withholding of shares of Company Common Stock to satisfy Tax obligations or payment of an exercise price with respect to Company Equity Awards, (3) the acquisition by the Company of shares of Company Common Stock underlying Company Equity Awards in connection with the forfeiture of such awards, (4) transactions pursuant to the Company Warrant Certificate and (5) transactions solely between or among the Company and wholly owned Company Subsidiaries;
(ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Liens, other than Permitted Liens, (A) any shares of capital stock of the Company or any Company Subsidiary (other than the (1) issuance of Company Common Stock upon the exercise of the Company Stock Options and the vesting or delivery of other Company Equity Awards pursuant to the Company Stock Plans, in each case, which are outstanding as of the date hereof and in accordance with their terms as of the date of this Agreement, (2) purchase of Company Common Stock under the Company ESPP in accordance with its terms as of the date of this Agreement (as modified by this Agreement) or (3) issuance of Company Common Stock pursuant to the Company Warrant Certificate), (B) any other equity interests or voting securities of the Company or any Company Subsidiary, (C) any securities convertible into or exchangeable or exercisable for capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary, (D) any warrants, calls, options or other rights to acquire any capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary, (E) any rights issued by the Company or any Company Subsidiary that are linked in any way to the price of any class of Company Capital Stock or any shares of capital stock of any Company Subsidiary, the value of the Company, any Company Subsidiary or any part of the Company or any Company Subsidiary or any dividends or other distributions declared or paid on any shares of capital stock of the Company or any Company Subsidiary or (F) any Company Voting Debt;
(iii) (A) amend the Company Charter or the Company Bylaws or (B) amend in any material respect the charter or organizational documents of any Company Subsidiary, except, in the case of any amendment to the Company Bylaws or organizational documents of any Company Subsidiary, for any amendment that (1) is not material and (2) does not prevent or materially impede, interfere with, hinder or delay the consummation of the Merger or any of the other Transactions;
(iv) except as required pursuant to the terms of any Company Benefit Plan as in effect on the date of this Agreement or adopted, established, entered into or amended after the date of this Agreement in accordance with the terms of this Agreement, (A) adopt, enter into, terminate or amend any Company Benefit Plan; (B) increase in any manner the compensation or benefits of any employee, officer, director or other service provider of the Company or any Company Subsidiary with annual base salary or annualized base wage rate as of the date hereof of $200,000 or more, subject to the limitations set forth in Section 6.01(b)(iv) of the Company Disclosure Letter; (C) grant or agree to grant any change in control, severance, retention or similar compensation or benefits to, or enter into any employment or similar agreement with any employee, officer, director or other service provider of the Company or any Company Subsidiary (except for offer letters entered into in the ordinary course of business consistent with past practice with new hire employees with annual base salary of less than $200,000); (D) take any action to accelerate the payment of any compensation or benefit under any Company Benefit Plan; or (E) waive any conditions on any equity or equity-based awards under any Company Stock Plan;
(v) (A) terminate the employment of any employee of the Company or any Company Subsidiary with an annual base salary or annualized base wage rate as of the date hereof of $200,000 or more, other than for cause or due to death or disability (in each case, as determined by the Company in the ordinary course of business consistent with past practice) or (B) hire any individual with an annual base salary or annualized base wage rate as of the date hereof of $200,000 or more;
(vi) make any material change in financial accounting methods, principles or practices, except insofar as may have been required by a change in GAAP (after the date of this Agreement);
(vii) directly or indirectly acquire or agree to acquire in any transaction any equity interest in or business of any firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity or division thereof or any properties or assets (other than (A) purchases of supplies, inventory, products and services in the ordinary course of business consistent with past practice or (B) transactions solely between or among the Company and wholly owned Company Subsidiaries) if the aggregate amount of the consideration paid or transferred by the Company and the Company Subsidiaries in connection with all such transactions would exceed $1,000,000;
(viii) sell, lease (as lessor), license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien, other than a Permitted Lien, or otherwise dispose of any properties or assets (other than (A) sales of supplies, inventories, products or services in the ordinary course of business consistent with past practice or of supplies, inventory, products, properties or other assets that are obsolete, worn out, surplus or no longer used or useful in the conduct of the Company or any Company Subsidiary or (B) transactions solely between or among the Company and wholly owned Company Subsidiaries) or any interests therein that, individually or in the aggregate, have a fair market value in excess of $1,000,000, except in relation to mortgages, liens and pledges to secure Indebtedness for borrowed money permitted to be incurred under Section 6.01(b)(ix);

(ix) incur any Indebtedness for borrowed money, except for (A) Indebtedness incurred under the Company Credit Agreement in effect as of the date hereof in the ordinary course of business; (B) Indebtedness incurred in connection with the renewal, extension or refinancing of any Indebtedness existing on the date of this Agreement or permitted to be incurred, assumed or otherwise entered into hereunder, provided that the execution, delivery and performance of this Agreement and the consummation of the Transactions shall not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or any loss of a material benefit under, or result in the creation of any Lien, other than a Permitted Lien, under such replacement Indebtedness; (C) letters of credit, bank guarantees, security or performance bonds or similar credit support instruments, overdraft facilities or cash management programs, in each case issued, made or entered into in the ordinary course of business consistent with past practice (provided that such Indebtedness does not exceed $1,000,000 in the aggregate); (D) intercompany Indebtedness (including guarantees) between or among the Company and wholly owned Company Subsidiaries in the ordinary course of business consistent with past practice; or (E) other Indebtedness incurred in the ordinary course of business not to exceed $250,000 in the aggregate;
(x) make, or agree or commit to make, any capital expenditure except for capital expenditures (A) in excess of $1,000,000 above the amounts set forth in the capital expenditure targets provided to Parent prior to the date of this Agreement or such other capital expenditure targets as may be mutually agreed by Parent and the Company or (B) as reasonably required in response to any emergency, whether caused by war, terrorism, weather events, public health events, outages or otherwise;
(xi) enter into or amend any Contract if such Contract or amendment of a Contract would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the Transactions;
(xii) enter into, modify, amend, extend, renew, replace or terminate any collective bargaining or other labor union Contract applicable to the employees of the Company or any of the Company Subsidiaries;
(xiii) waive, release, assign, settle or compromise any Action (other than any Action with respect to Taxes, which is governed by subsection (xvi) below), other than waivers, releases, assignments, settlements or compromises that do not create obligations of the Company or any of the Company Subsidiaries other than the payment of monetary damages not in excess of $100,000 in the aggregate;
(xiv) abandon, sell, transfer, dispose of, cancel, knowingly allow to lapse, or fail to renew, maintain or defend, encumber, convey title (in whole or in part) or grant any right or other licenses to material Intellectual Property owned or exclusively licensed to the Company or any Company Subsidiary, or enter into licenses or agreements that impose material restrictions upon the Company or any of its Affiliates with respect to Intellectual Property owned by any third party, in each case other than in the ordinary course of business consistent with past practice;
(xv) materially amend or modify any Company Material Contract or enter into, materially amend or modify any Contract that would be a Company Material Contract if it had been entered into prior to the date of this Agreement (and, for the avoidance of doubt, excluding terminations upon expiration of the term thereof in accordance with the terms thereof);
(xvi) change any method of Tax accounting, settle any Action relating to Taxes, make any Tax election, file any amended Tax Return, settle or compromise any Tax liability, claim or assessment, enter into any closing agreement, waive or extend any statute of limitations with respect to any Taxes, or surrender any right to claim a refund of Taxes, in each case, that is material to the Company and the Company Subsidiaries, taken as a whole;
(xvii) enter into any new line of business outside of its existing business;
(xviii) dissolve or liquidate the Company or any Company Subsidiary;
(xix) other than in the ordinary course of business, (A) materially amend or modify any Company Lease or enter into, materially amend or modify any Contract that would be such a Company Lease if it had been entered into prior to the date of this Agreement; (B) sell, lease (as lessor), license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien, other than a Permitted Lien, or otherwise dispose of any Company Real Property; or (C) directly or indirectly acquire or agree to acquire any real property that would constitute Company Real Property if it had been acquired or agreed to be acquired prior to the date of this Agreement; or
(xx) authorize any of, or commit, resolve or agree to take any of, the foregoing actions.
(c) Control of Operations. Nothing contained in this Agreement shall give Parent or the Company, directly or indirectly, the right to control or direct the other party’s operations prior to the Effective Time.
SECTION 6.02. No Solicitation by the Company; Company Recommendation. (a) Except as otherwise permitted by this Section 6.02, from the date of this Agreement until the Effective Time, the Company shall not, and shall cause its controlled Affiliates and its and their respective directors and officers not to, and shall use its reasonable best efforts to cause its other Representatives not to, directly or indirectly, (i) solicit or initiate, or knowingly encourage, induce or facilitate, any inquiry, proposal or offer that constitutes or may reasonably be expected to lead to a Company Takeover Proposal, (ii) furnish to any Person (other than Parent, Merger Sub or their respective Representatives) any non-public information relating to the Company or any of its Subsidiaries, or afford to any Person (other than Parent, Merger Sub or their respective Representatives) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries, in any such case with the intent of encouraging, inducing, facilitating or assisting the making, submission or announcement of any inquiry, proposal or offer that constitutes or may reasonably be expected to lead to a Company Takeover Proposal, (iii) participate or engage in any discussions or negotiations with any Person regarding, or furnish to any Person any information with respect to, or cooperate in any way with any Person (whether or not a Person making a Company Takeover Proposal) with respect to, any inquiry, proposal or offer that constitutes or may reasonably be expected to lead to a Company Takeover Proposal or (iv) resolve or agree to do any of the foregoing. The Company shall, and shall cause its controlled Affiliates and its and their respective directors and officers to, and shall use its reasonable best efforts to cause its other Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any inquiry, proposal or offer that constitutes or may reasonably be expected to lead to a Company Takeover Proposal, request the prompt return or destruction of all confidential information previously furnished to any such Person or its Representatives and immediately terminate all physical and electronic data room access previously granted to any such Person or its Representatives. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 6.02(a) by any controlled Affiliates of the Company or any of its or their Representatives shall constitute a breach of this Section 6.02(a) by the Company.
(b) Notwithstanding the foregoing, at any time prior to receipt of the Company Stockholder Approval, in response to a bona fide written Company Takeover Proposal that the Company Board determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes or is reasonably expected to result in a Superior Company Proposal, and which Company Takeover Proposal did not result from a breach of this Section 6.02, the Company, and its Representatives at the request of the Company, may, subject to compliance with Section 6.02(e), (A) furnish information with respect to the Company and the Company Subsidiaries to the Person making such Company Takeover Proposal (and its Representatives) (provided that all such information has previously been provided to Parent or is provided to Parent prior to or substantially concurrent with the time it is provided to such Person) pursuant to a customary confidentiality agreement not less restrictive of such Person than the Confidentiality Agreement (other than with respect to “standstill” provisions) (an “Acceptable Company Confidentiality Agreement”) and (B) participate in discussions regarding the terms of such Company Takeover Proposal and the negotiation of such terms with, and only with, the Person making such Company Takeover Proposal (and such Person’s Representatives and financing sources).
(c) Except as set forth in this Section 6.02, neither the Company Board nor any committee thereof shall (i) (A) withdraw (or modify or qualify in any manner adverse to Parent), or propose publicly to withdraw (or modify or qualify in any manner adverse to Parent), the Company Recommendation, (B) if any Company Takeover Proposal structured as a tender or exchange offer is commenced, fail to recommend against acceptance of such tender or exchange offer by the Company’s stockholders within ten Business Days of commencement thereof pursuant to Rule 14d-2 of the Exchange Act or (C) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, any Company Takeover Proposal (any action in this clause (i) being referred to as a “Company Adverse Recommendation Change”) or (ii) adopt, or propose publicly to adopt, or allow the Company or any of its controlled Affiliates to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, alliance agreement, partnership agreement or other agreement or arrangement (other than an Acceptable Company Confidentiality Agreement) related to any Company Takeover Proposal.
(d) Notwithstanding the foregoing, at any time prior to receipt of the Company Stockholder Approval, the Company Board may make a Company Adverse Recommendation Change (i) following receipt of a Company Takeover Proposal after the execution of this Agreement that did not result from a breach of Section 6.02(a) and that the Company Board determines in good faith, after consultation with outside counsel and a financial advisor of nationally recognized reputation, constitutes a Superior Company Proposal or (ii) in response to a Company Intervening Event, in each case referred to in the foregoing clauses (i) and (ii), only if the Company Board determines in good faith (after consultation with outside counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable Law; provided, however, that the Company shall not be entitled to exercise its rights to make a Company Adverse Recommendation Change unless (A) the Company delivers to Parent a written notice (a “Company Notice of Recommendation Change”) at least four Business Days prior to taking such action advising Parent that the Company Board intends to take such action and specifying the reasons therefor, including in the case of a Superior Company Proposal, the identity of the Person making the Superior Company Proposal that is the basis of the proposed action by the Company Board and the terms and conditions thereof (and copies of all definitive documentation and other relevant proposed transaction documentation received from such Person or such Person’s Affiliates or Representatives in respect thereof), (B) the Company has negotiated, and has used its reasonable best efforts to cause its Representatives to negotiate, in good faith with Parent during such notice period (to the extent Parent wishes to negotiate) to enable Parent to propose in writing such bona fide adjustments to the terms and conditions of this Agreement as would obviate the basis for a Company Adverse Recommendation Change and (C) on the fourth Business Day following receipt by Parent of the Company Notice of Recommendation Change, the Company reaffirms in good faith that (1) after consultation with outside counsel and a financial advisor of nationally recognized reputation, such Company Takeover Proposal continues to constitute a Superior Company Proposal or such Company Intervening Event remains in effect and (2) after consultation with outside counsel, the failure to make a Company Adverse Recommendation Change as a result thereof would be inconsistent with its fiduciary duties under applicable Law (it being understood and agreed that any amendment to any material term of such Superior Company Proposal shall require a new Company Notice of Recommendation Change and a new three Business Day period). In determining whether to make a Company Adverse Recommendation Change, the Company Board shall take into account any changes to the terms of this Agreement proposed by Parent in response to a Company Notice of Recommendation Change or otherwise. Notwithstanding anything to the contrary contained in this Agreement, neither the Company Board nor any committee thereof shall be entitled to make a Company Adverse Recommendation Change pursuant to this Section 6.02(d) with respect to a Company Intervening Event unless the Company has provided Parent with written information describing such Company Intervening Event in reasonable detail promptly after becoming aware of it, and the Company shall keep Parent reasonably informed of material developments with respect to such Company Intervening Event.
(e) In addition to the obligations of the Company set forth in paragraphs (a) and (c) of this Section 6.02, the Company shall promptly, and in any event within 24 hours of the Company obtaining knowledge of the receipt thereof, advise Parent in writing of any inquiry, proposal or offer that constitutes or may reasonably be expected to lead to a Company Takeover Proposal, the material terms and conditions of any such Company Takeover Proposal (and copies of all definitive documentation and other relevant proposed transaction documentation received from such Person or such Person’s Affiliates or Representatives in respect thereof) and the identity of the Person making any such Company Takeover Proposal. The Company shall (i) keep Parent informed in all material respects and on a reasonably current basis of the status and details (including any material change to the terms thereof) of any Company Takeover Proposal and (ii) provide to Parent as soon as practicable after receipt or delivery thereof all drafts of agreements relating to any Company Takeover Proposal and any written proposals containing any material terms of a Company Takeover Proposal or a counterproposal to a Company Takeover Proposal, in each case exchanged between any of the Company or any of its Subsidiaries or any of its or their Representatives, on the one hand, and the Person making any such Company Takeover Proposal or any of its Affiliates or any of its or their Representatives, on the other hand.

(f) Nothing contained in this Section 6.02 shall prohibit the Company from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act or making a customary “stop, look and listen” communication to the Company’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act; provided, however, that in no event shall the Company or the Company Board or any committee thereof take, or agree or resolve to take, any action prohibited by Section 6.02(c).
(g) For purposes of this Agreement:
(i) “Company Takeover Proposal” means any bona fide proposal or offer (whether or not in writing) from any Person or group (other than Parent or any of its Affiliates) with respect to or relating to, in a single transaction or series of related transactions, any direct or indirect (i) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any Company Subsidiary pursuant to which such Person or group (or the stockholders of any Person) would acquire, directly or indirectly, any business or assets of the Company or the Company Subsidiaries representing 20% or more of the consolidated revenues, net income or assets of the Company and the Company Subsidiaries, taken as a whole, or 20% or more of the aggregate voting power of the outstanding equity securities of the Company or of the surviving entity, (ii) sale, lease, contribution or other disposition of any business or assets of the Company or the Company Subsidiaries representing 20% or more of the consolidated revenues, net income or assets of the Company and the Company Subsidiaries, taken as a whole, (iii) issuance, sale or other disposition to any Person (or the stockholders of any Person) or group of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of the Company or (iv) combination of the foregoing (in each case, other than the Transactions).
(ii) “Superior Company Proposal” means a bona fide written Company Takeover Proposal (with all references to “20%” in the definition of Company Takeover Proposal being deemed to be references to “50%”) that the Company Board determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation), (A) is more favorable from a financial point of view to the stockholders of the Company than the Transactions and (B) is reasonably capable of being completed on the terms proposed, in each case taking into account all legal, regulatory, financial, timing, financing and other aspects of such offer and this Agreement (including any changes to the terms of this Agreement proposed by Parent in response to such Superior Company Proposal or otherwise) that the Company Board deems relevant.
(iii) “Company Intervening Event” means any material event, development, occurrence or change in circumstances or facts with respect to the Company that (A) first occurred following the execution of this Agreement and that was not known to or reasonably foreseeable by the Company Board (or, if known, the magnitude or material consequences of which were not known or reasonably foreseeable) as of the date of this Agreement and (B) does not involve or relate to (1) a Company Takeover Proposal, (2) the negotiation, execution, announcement or performance of this Agreement or the consummation of the Transactions or (3) any changes in the market price of the Company Common Stock or the Parent Common Stock (provided that the underlying causes of any of any such changes may be considered and taken into account for determining whether a Company Intervening Event has occurred to the extent not otherwise excluded from this definition).
SECTION 6.03. No Solicitation by Parent; Parent Recommendation. (a) Except as otherwise permitted by this Section 6.03, from the date of this Agreement until the Effective Time, Parent shall not, and shall cause its controlled Affiliates and its and their respective directors and officers not to, and shall use its reasonable best efforts to cause its other Representatives not to, directly or indirectly, (i) solicit or initiate, or knowingly encourage, induce or facilitate, any inquiry, proposal or offer that constitutes or may reasonably be expected to lead to a Parent Takeover Proposal, (ii) furnish to any Person (other than the Company or its Representatives) any non-public information relating to Parent or any of its Subsidiaries, or afford to any Person (other than the Company or its Representatives) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Parent or any of its Subsidiaries, in any such case with the intent of encouraging, inducing, facilitating or assisting the making, submission or announcement of any inquiry, proposal or offer that constitutes or may reasonably be expected to lead to a Parent Takeover Proposal, (iii) participate or engage in any discussions or negotiations with any Person regarding, or furnish to any Person any information with respect to, or cooperate in any way with any Person (whether or not a Person making a Parent Takeover Proposal) with respect to, any inquiry, proposal or offer that constitutes or may reasonably be expected to lead to a Parent Takeover Proposal or (iv) resolve or agree to do any of the foregoing. Parent shall, and shall cause its controlled Affiliates and its and their respective directors and officers to, and shall use its reasonable best efforts to cause its other Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any inquiry, proposal or offer that constitutes or may reasonably be expected to lead to a Parent Takeover Proposal, request the prompt return or destruction of all confidential information previously furnished to any such Person or its Representatives and immediately terminate all physical and electronic data room access previously granted to any such Person or its Representatives. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 6.03(a) by any controlled Affiliates of Parent or any of its or their Representatives shall constitute a breach of this Section 6.03(a) by Parent.
(b) Notwithstanding the foregoing, at any time prior to receipt of the Parent Stockholder Approval, in response to a bona fide written Parent Takeover Proposal that the Parent Board determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes or is reasonably expected to result in a Superior Parent Proposal, and which Parent Takeover Proposal did not result from a breach of this Section 6.03, Parent, and its Representatives at the request of Parent, may, subject to compliance with Section 6.03(e), (A) furnish information with respect to Parent and the Parent Subsidiaries to the Person making such Parent Takeover Proposal (and its Representatives) (provided that all such information has previously been provided to the Company or is provided to the Company prior to or substantially concurrent with the time it is provided to such Person) pursuant to a customary confidentiality agreement not less restrictive of such Person than the Confidentiality Agreement (other than with respect to “standstill” provisions) (an “Acceptable Parent Confidentiality Agreement”) and (B) participate in discussions regarding the terms of such Parent Takeover Proposal and the negotiation of such terms with, and only with, the Person making such Parent Takeover Proposal (and such Person’s Representatives and financing sources).
(c) Except as set forth in this Section 6.03, neither the Parent Board nor any committee thereof shall (i) (A) withdraw (or modify or qualify in any manner adverse to the Company), or propose publicly to withdraw (or modify or qualify in any manner adverse to the Company), the Parent Recommendation, (B) if any Parent Takeover Proposal structured as a tender or exchange offer is commenced, fail to recommend against acceptance of such tender or exchange offer by Parent’s stockholders within ten Business Days of commencement thereof pursuant to Rule 14d-2 of the Exchange Act or (C) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, any Parent Takeover Proposal (any action in this clause (i) being referred to as a “Parent Adverse Recommendation Change”) or (ii) adopt, or propose publicly to adopt, or allow Parent or any of its controlled Affiliates to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, alliance agreement, partnership agreement or other agreement or arrangement (other than an Acceptable Parent Confidentiality Agreement) related to any Parent Takeover Proposal.
(d) Notwithstanding the foregoing, at any time prior to receipt of the Parent Stockholder Approval, the Parent Board may make a Parent Adverse Recommendation Change (i) following receipt of a Parent Takeover Proposal after the execution of this Agreement that did not result from a breach of Section 6.03(a) and that the Parent Board determines in good faith, after consultation with outside counsel and a financial advisor of nationally recognized reputation, constitutes a Superior Parent Proposal or (ii) in response to a Parent Intervening Event, in each case referred to in the foregoing clauses (i) and (ii), only if the Parent Board determines in good faith (after consultation with outside counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable Law; provided, however, that Parent shall not be entitled to exercise its rights to make a Parent Adverse Recommendation Change unless (A) Parent delivers to the Company a written notice (a “Parent Notice of Recommendation Change”) at least four Business Days prior to taking such action advising the Company that the Parent Board intends to take such action and specifying the reasons therefor, including in the case of a Superior Parent Proposal, the identity of the Person making the Superior Parent Proposal that is the basis of the proposed action by the Parent Board and the terms and conditions thereof (and copies of all definitive documentation and other relevant proposed transaction documentation received from such Person or such Person’s Affiliates or Representatives in respect thereof), (B) Parent has negotiated, and has used its reasonable best efforts to cause its Representatives to negotiate, in good faith with the Company during such notice period (to the extent the Company wishes to negotiate) to enable the Company to propose in writing such bona fide adjustments to the terms and conditions of this Agreement as would obviate the basis for a Parent Adverse Recommendation Change and (C) on the fourth Business Day following receipt by the

Company of the Parent Notice of Recommendation Change, Parent reaffirms in good faith that (1) after consultation with outside counsel and a financial advisor of nationally recognized reputation), such Parent Takeover Proposal continues to constitute a Superior Parent Proposal or such Parent Intervening Event remains in effect and (2) after consultation with outside counsel, the failure to make a Parent Adverse Recommendation Change as a result thereof would be inconsistent with its fiduciary duties under applicable Law (it being understood and agreed that any amendment to any material term of such Superior Parent Proposal shall require a new Parent Notice of Recommendation Change and a new three Business Day period). In determining whether to make a Parent Adverse Recommendation Change, the Parent Board shall take into account any changes to the terms of this Agreement proposed by the Company in response to a Parent Notice of Recommendation Change or otherwise. Notwithstanding anything to the contrary contained in this Agreement, neither the Parent Board nor any committee thereof shall be entitled to make a Parent Adverse Recommendation Change pursuant to this Section 6.03(d) with respect to a Parent Intervening Event unless Parent has provided the Company with written information describing such Parent Intervening Event in reasonable detail promptly after becoming aware of it, and Parent shall keep the Company reasonably informed of material developments with respect to such Parent Intervening Event.
(e) In addition to the obligations of Parent set forth in paragraphs (a) and (c) of this Section 6.03, Parent shall promptly, and in any event within 24 hours of the Parent obtaining knowledge of the receipt thereof, advise the Company in writing of any inquiry, proposal or offer that constitutes or may reasonably be expected to lead to a Parent Takeover Proposal, the material terms and conditions of any such Parent Takeover Proposal (and copies of all definitive documentation and other relevant proposed transaction documentation received from such Person or such Person’s Affiliates or Representatives in respect thereof) and the identity of the Person making any such Parent Takeover Proposal. Parent shall (i) keep the Company informed in all material respects and on a reasonably current basis of the status and details (including any material change to the terms thereof) of any Parent Takeover Proposal and (ii) provide to the Company as soon as practicable after receipt or delivery thereof all drafts of agreements relating to any Parent Takeover Proposal and any written proposals containing any material terms of a Parent Takeover Proposal or a counterproposal to a Parent Takeover Proposal, in each case exchanged between any of the Company or any of its Subsidiaries or any of its or their Representatives, on the one hand, and the Person making any such Parent Takeover Proposal or any of its Affiliates or any of its or their Representatives, on the other hand.
(f) Nothing contained in this Section 6.03 shall prohibit Parent from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act or making a customary “stop, look and listen” communication to Parent’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act; provided, however, that in no event shall Parent or the Parent Board or any committee thereof take, or agree or resolve to take, any action prohibited by Section 6.03(c).
(g) For purposes of this Agreement:
(i) “Parent Takeover Proposal” means any bona fide proposal or offer (whether or not in writing) from any Person or group (other than the Company or any of its Affiliates) with respect to or relating to, in a single transaction or series of related transactions, any direct or indirect (i) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent or any Parent Subsidiary pursuant to which such Person or group (or the stockholders of any Person) would acquire, directly or indirectly, any business or assets of Parent or the Parent Subsidiaries representing 20% or more of the consolidated revenues, net income or assets of Parent and the Parent Subsidiaries, taken as a whole, or 20% or more of the aggregate voting power of the outstanding equity securities of Parent or of the surviving entity, (ii) sale, lease, contribution or other disposition of any business or assets of Parent or the Parent Subsidiaries representing 20% or more of the consolidated revenues, net income or assets of Parent and the Parent Subsidiaries, taken as a whole, (iii) issuance, sale or other disposition to any Person (or the stockholders of any Person) or group of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of Parent or (iv) combination of the foregoing (in each case, other than the Transactions).
(ii) “Superior Parent Proposal” means a bona fide written Parent Takeover Proposal (with all references to “20%” in the definition of Parent Takeover Proposal being deemed to be references to “50%”) that the Parent determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation), (A) is more favorable from a financial point of view to the stockholders of Parent than the Transactions and (B) is reasonably capable of being completed on the terms proposed, in each case taking into account all legal, regulatory, financial, timing, financing and other aspects of such offer and this Agreement (including any changes to the terms of this Agreement proposed by the Company in response to such Superior Parent Proposal or otherwise) that the Parent Board deems relevant.
(iii) “Parent Intervening Event” means any material event, development, occurrence or change in circumstances or facts with respect to Parent that (A) first occurred following the execution of this Agreement and that was not known to or reasonably foreseeable by the Parent Board (or, if known, the magnitude or material consequences of which were not known or reasonably foreseeable) as of the date of this Agreement and (B) does not involve or relate to (1) a Parent Takeover Proposal, (2) the negotiation, execution, announcement or performance of this Agreement or the consummation of the Transactions or (3) any changes in the market price of the Company Common Stock or the Parent Common Stock (provided that the underlying causes of any of any such changes may be considered and taken into account for determining whether a Parent Intervening Event has occurred to the extent not otherwise excluded from this definition).
SECTION 6.04. Financing Cooperation.
(a) During the period from the date of this Agreement to the Closing Date, the parties hereto shall, subject to subsections (b), (c), (d) below, cooperate in good faith to implement any necessary, appropriate or desirable arrangements in connection with any financing in connection with the Transactions that may be obtained by or on behalf of Parent.
(b) The parties hereto acknowledge and agree that, prior to the Closing Date, it may be necessary for the Company and/or Parent to enter into financing transactions (including, without limitation, the raising of new financing, the refinancing of the Company Credit Agreement, the retirement, prepayment or redemption of the Company Credit Agreement and/or obtaining amendments, amendment and restatements, modifications, waivers or consents relating to the Company Credit Agreement) (any such financing transaction, a “Financing Transaction”). In connection with any Financing Transaction, the parties hereto shall, shall cause their Subsidiaries and their respective officers, directors and employees to, and shall use their reasonable best efforts to cause their respective accountants, consultants, investment bankers, legal counsel, agents, financial advisors and other advisors and representatives to, cooperate and use their reasonable best efforts to provide such information and documentation as may be necessary or reasonably desirable in connection with the structuring, marketing and execution of any Financing Transaction, including (i) participating in meetings and due diligence sessions and rating agency presentations in connection with such Financing Transaction and preparing customary materials in connection therewith, (ii) assisting with the preparation of any portion of the disclosure in relation to such Financing Transaction that relates to the Merger or the Transactions (including any historical and pro forma financial information and operational data reasonably required to be prepared in connection with such Financing Transaction), (iii) executing and delivering any loan agreement, pledge and security agreement and other collateral documents, guarantees, indentures, other definitive financing documents, and other schedules, certificates, documents and legal opinions as may be reasonably requested (provided that no such documents will be required to take effect prior to the Closing Date) and (iv) delivering, or procuring the delivery of, such information, certificates, authorization letters, comfort letters, representation letters and other documents as may be necessary or reasonably desirable by any party to any such Financing Transaction (including, without limitation, any financial institutions appointed in any capacity with respect to any Financing Transaction). Parent shall promptly, upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees) incurred by the Company or any Company Subsidiary in connection with fulfilling its obligations under this Section 6.04.
(c) Notwithstanding anything to the contrary in this Section 6.04, neither the Company nor Parent shall be required to (i) agree to pay any commitment or other similar fee, bear any cost or expense, incur any other liability or give any indemnities or guarantees to any third party or otherwise to take any similar action in connection with any Financing Transaction prior to the Closing, (ii) take any actions to the extent such actions would, in such party’s reasonable judgment, reasonably be expected to cause (x) any representation or warranty made by such party hereunder to be inaccurate or breached, (y) the failure of any closing condition set forth in Article VIII of this Agreement to be satisfied or any delay in the satisfaction of any such condition or (z) any other breach of this Agreement, (iii) enter into any Financing Transaction that is not conditioned upon the consummation of the Merger, (iv) disclose any information pursuant to this Section 6.04 to the extent that such disclosure (A) is prohibited by applicable Law, (B) would cause a violation of any agreement to which the Company or any Company Subsidiary or Parent or any Parent Subsidiary, as applicable, is a party (provided that the Company or Parent, as applicable, shall use its reasonable best efforts to obtain the required consent of such third party to such access or disclosure) or (C) would be reasonably likely to risk a loss of legal privilege (provided, that the Company or Parent, as applicable, shall use its reasonable best efforts to allow for such access or disclosure (or as much of it as possible) in a manner that would not be reasonably likely to risk a loss of legal privilege).
(d) In the event that Parent has notified the Company at least five (5) Business Days prior to the Closing Date (or such shorter period as the Company may agree) that it intends to fully repay or cause to be fully repaid the Company Credit Agreement, the Company shall, and shall cause each Company Subsidiary to, deliver, in each case, prior to the Closing Date, all notices and to take all other reasonable actions necessary to facilitate (A) the repayment in full on the Closing Date of all amounts and other obligations then outstanding under and (B) the termination (to the extent provided therein and pursuant to the terms thereof) on the Closing Date of (such repayments and terminations, the “Existing Credit Facilities Termination”) the Company Credit Agreement, including by providing no less than two (2) Business Days before the Closing Date to the Parent a payoff letter in customary form from the agent under the Company Credit Agreement (which, for the avoidance of doubt, may provide that such repayment and termination is conditioned upon the Closing), in form and substance reasonably satisfactory to Parent, which payoff letter shall, among other things, (i) indicate the total amount required to be paid to fully satisfy all principal, interest, prepayment premiums, penalties and any other monetary obligations then due and payable under the Company Credit Agreement (the “Payoff Amount”), (ii) provide that upon receipt of the Payoff Amount under each such payoff letter, such indebtedness and all related loan documents (or similar agreements) shall be terminated and (iii) provide that all Liens (if any) and guarantees in connection with the Company Credit Agreement relating to the Company and the Company Subsidiaries securing the obligations under the Company Credit Agreement shall be released and terminated upon receipt of the Payoff Amount.
(e) Parent and Merger Sub acknowledge and agree that the consummation of any Financing Transaction is not a condition to Closing.
ARTICLE VII

Additional Agreements
SECTION 7.01. Preparation of the Form S-4 and the Proxy Statement/Prospectus; Company Stockholder Meeting and Parent Stockholder Meeting. (a) As promptly as reasonably practicable following the date of this Agreement, (i) the Company and Parent shall jointly prepare and cause to be filed with the SEC a joint proxy statement in preliminary form to be sent to the stockholders of each of the Company and Parent relating to the Company Stockholder Meeting and the Parent Stockholder Meeting (together with all amendments and supplements thereto, the “Proxy Statement/Prospectus”) and (ii) Parent shall prepare and cause to be filed with the SEC a registration statement on Form S-4 in connection with the issuance by Parent of the Merger Consideration, in which the Proxy Statement/Prospectus shall be included as a prospectus (the “Form S-4”), and Parent and the Company shall use their respective reasonable best efforts to have the Form S-4 declared effective by the SEC under the Securities Act as promptly as reasonably practicable after such filing. Each of the Company and Parent shall furnish all information concerning such Person and its Affiliates to the other, and provide such other assistance, as may be reasonably requested in connection with the preparation, filing and distribution of the Form S-4 and Proxy Statement/Prospectus, and the Form S-4 and Proxy Statement/Prospectus shall include all information reasonably requested by such other party to be included therein. Each of the Company and Parent shall promptly notify the other upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Form S-4 or Proxy Statement/Prospectus and shall provide the other with copies of all correspondence between it and its Representatives, on the one hand, and the SEC, on the other hand. Each of the Company and Parent shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments from the SEC with respect to the Form S-4 or Proxy Statement/Prospectus. Notwithstanding the foregoing, prior to filing the Form S-4 (or any amendment or supplement thereto) or mailing the Proxy Statement/Prospectus (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, each of the Company and Parent (i) shall provide the other an opportunity to review and comment on such document or response (including the proposed final version of such document or response), (ii) shall include in such document or response all comments reasonably proposed by the other and (iii) shall not file or mail such document or respond to the SEC prior to receiving the approval of the other, which approval shall not be unreasonably withheld, conditioned or delayed. Each of the Company and Parent shall advise the other, promptly after receipt of notice thereof, of the time of effectiveness of the Form S-4, the issuance of any stop order relating thereto or the suspension of the qualification of shares of Parent Common Stock for offering or sale in any jurisdiction, and each of the Company and Parent shall use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Each of the Company and Parent shall also take any other action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under the Securities Act, the Exchange Act, the DGCL, the rules of Nasdaq, any applicable state securities or “blue sky” laws and the rules and regulations thereunder in connection with the Transactions.
(b) If prior to the Effective Time, any event occurs with respect to Parent or any Parent Subsidiary, or any change occurs with respect to other information supplied by Parent for inclusion in the Proxy Statement/Prospectus or the Form S-4, which is required to be described in an amendment of, or a supplement to, the Proxy Statement/Prospectus or the Form S-4, Parent shall promptly notify the Company of such event, and the Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement/Prospectus or the Form S-4 and, as required by Law, in disseminating the information contained in such amendment or supplement to the stockholders of Parent and the Company. Nothing in this Section 7.01(b) shall limit the obligations of any party hereto under Section 7.01(a).
(c) If prior to the Effective Time, any event occurs with respect to the Company or any Company Subsidiary, or any change occurs with respect to other information supplied by the Company for inclusion in the Proxy Statement/Prospectus or the Form S-4, which is required to be described in an amendment of, or a supplement to, the Proxy Statement/Prospectus or the Form S-4, the Company shall promptly notify Parent of such event, and the Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement/Prospectus or the Form S-4 and, as required by Law, in disseminating the information contained in such amendment or supplement to the stockholders of Parent and the Company. Nothing in this Section 7.01(c) shall limit the obligations of any party hereto under Section 7.01(a).
(d) Parent shall, as soon as reasonably practicable after the Form S-4 is declared effective by the SEC under the Securities Act, duly call, give notice of, convene and hold the Parent Stockholder Meeting for the sole purpose of seeking the Parent Stockholder Approval. Parent shall use its reasonable best efforts to (i) cause the Proxy Statement/Prospectus to be mailed to Parent’s stockholders and to hold the Parent Stockholder Meeting as soon as reasonably practicable after the Form S-4 is declared effective by the SEC under the Securities Act and (ii) subject to Section 6.03(c), solicit the Parent Stockholder Approval. Parent shall, through the Parent Board, recommend to its stockholders that they give the Parent Stockholder Approval and shall include such recommendation in the Proxy Statement/Prospectus, except to the extent that the Parent Board shall have made a Parent Adverse Recommendation Change as permitted by Section 6.03(c). Parent may adjourn or postpone the Parent Stockholder Meeting only (A) if as of the time for which the Parent Stockholder Meeting is originally scheduled (as set forth in the Proxy Statement/Prospectus) there are insufficient shares of Parent Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent Stockholder Meeting or to the extent that at such time Parent has not received proxies sufficient to allow receipt of the Parent Stockholder Approval, (B) to allow time for the filing and dissemination of any supplemental or amended disclosure document that the Parent Board has determined in good faith (after consultation with Parent’s outside legal counsel) is necessary or required to be filed and disseminated under applicable Law, the Parent Charter or the Parent Bylaws, (C) to comply with applicable Law or Judgment or (D) with the prior written consent of the Company (which shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, Parent may not adjourn or postpone the Parent Stockholder Meeting more than a total of three times pursuant to clause (A) of the immediately preceding sentence, and each such adjournment or postponement pursuant to clause (A) of the immediately preceding sentence shall not exceed ten Business Days.
(e) The Company shall, as soon as reasonably practicable after the Form S-4 is declared effective by the SEC under the Securities Act, duly call, give notice of, convene and hold the Company Stockholder Meeting for the sole purpose of seeking the Company Stockholder Approval. The Company shall use its reasonable best efforts to (i) cause the Proxy Statement/Prospectus to be mailed to the Company’s stockholders and to hold the

Company Stockholder Meeting as soon as reasonably practicable after the Form S-4 is declared effective by the SEC under the Securities Act and (ii) subject to Section 6.02(c), solicit the Company Stockholder Approval. The Company shall, through the Company Board, recommend to its stockholders that they give the Company Stockholder Approval and shall include such recommendation in the Proxy Statement/Prospectus, except to the extent that the Company Board shall have made a Company Adverse Recommendation Change as permitted by Section 6.02(c). The Company may adjourn or postpone the Company Stockholder Meeting only (A) if as of the time for which the Company Stockholder Meeting is originally scheduled (as set forth in the Proxy Statement/Prospectus) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholder Meeting or to the extent that at such time the Company has not received proxies sufficient to allow receipt of the Company Stockholder Approval, (B) to allow time for the filing and dissemination of any supplemental or amended disclosure document that the Company Board has determined in good faith (after consultation with the Company’s outside legal counsel) is necessary or required to be filed and disseminated under applicable Law, the Company Charter or the Company Bylaws, (C) to comply with applicable Law or Judgment or (D) with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the Company may not adjourn or postpone the Company Stockholder Meeting more than a total of three times pursuant to clause (A) of the immediately preceding sentence, and each such adjournment or postponement pursuant to clause (A) of the immediately preceding sentence shall not exceed ten Business Days.
(f) The parties hereto shall use their reasonable best efforts to hold the Company Stockholder Meeting and the Parent Stockholder Meeting on the same day at the same time.
(g) Parent, as sole stockholder of Merger Sub, shall adopt this Agreement by written consent immediately following the execution and delivery of this Agreement by each of the parties hereto.
SECTION 7.02. Access to Information; Confidentiality. (a) Subject to applicable Law, the Company shall, and shall cause each of its Subsidiaries to, afford to Parent and to Parent’s Representatives reasonable access during normal business hours, upon reasonable advance notice, during the period from the date of this Agreement until the Effective Time, to all their respective officers, employees, agents, properties, books, Contracts and records (other than any of the foregoing that relate to the negotiation and execution of this Agreement or, except as expressly provided in Section 6.02, to any Company Takeover Proposal or any other transactions potentially competing with or alternative to the Transactions or proposals from other parties relating to any competing or alternative transactions or relating to any deliberation of the Company Board regarding any Company Takeover Proposal or Company Adverse Recommendation Change), and the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to Parent all information concerning its business, properties, assets and personnel as Parent may reasonably request in connection with this Agreement and the Transactions, including for purposes of any business planning (including for post-Closing periods) and integration; provided, however, that the Company (i) shall not be required to afford such access if it would unreasonably disrupt the operations of the Company or any Company Subsidiary, (ii) may withhold any document or information the disclosure of which would cause a violation of any agreement to which the Company or any Company Subsidiary is a party (provided that the Company shall use its reasonable best efforts to obtain the required consent of such third party to such access or disclosure) and (iii) may withhold any document or information the disclosure of which would be reasonably likely to risk a loss of legal privilege (provided that the Company shall use its reasonable best efforts to allow for such access or disclosure (or as much of it as possible) in a manner that would not be reasonably likely to risk a loss of legal privilege). If any material is withheld by the Company pursuant to the immediately preceding sentence, the Company shall, to the extent possible without violating an agreement or risking a loss of legal privilege, inform Parent as to the general nature of what is being withheld. All information exchanged pursuant to this Section 7.02(a) shall be subject to the confidentiality agreement dated May 17, 2022 between Parent and the Company (the “Confidentiality Agreement”).
(b) Subject to applicable Law, Parent shall, and shall cause each of its Subsidiaries to, afford to the Company and to the Company’s Representatives reasonable access during normal business hours, upon reasonable advance notice, during the period from the date of this Agreement until the Effective Time, to all their respective officers, employees, agents, properties, books, Contracts and records (other than any of the foregoing that relate to the negotiation and execution of this Agreement or, except as expressly provided in Section 6.03, to any Parent Takeover Proposal or any other transactions potentially competing with or alternative to the Transactions or proposals from other parties relating to any competing or alternative transactions or relating to any deliberation of the Parent Board regarding any Parent Takeover Proposal or Parent Adverse Recommendation Change), and Parent shall, and shall cause each of its Subsidiaries to, furnish promptly to the Company all information concerning its business, properties, assets and personnel as the Company may reasonably request in connection with this Agreement and the Transactions; provided, however, that Parent (i) shall not be required to afford such access if it would unreasonably disrupt the operations of Parent or any Parent Subsidiary, (ii) may withhold any document or information the disclosure of which would cause a violation of any agreement to which Parent or any Parent Subsidiary is a party (provided that Parent shall use its reasonable best efforts to obtain the required consent of such third party to such access or disclosure) and (iii) may withhold any document or information the disclosure of which would be reasonably likely to risk a loss of legal privilege (provided that Parent shall use its reasonable best efforts to allow for such access or disclosure (or as much of it as possible) in a manner that would not be reasonably likely to risk a loss of legal privilege). If any material is withheld by Parent pursuant to the immediately preceding sentence, Parent shall, to the extent possible without violating an agreement or risking a loss of legal privilege, inform the Company as to the general nature of what is being withheld. All information exchanged pursuant to this Section 7.02(b) shall be subject to the Confidentiality Agreement.
SECTION 7.03. Required Actions. (a) Each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to consummate and make effective the Transactions as promptly as practicable, including using reasonable best efforts to obtain or make all necessary or appropriate filings under applicable Law.
(b) In connection with and without limiting Section 7.03(a), the Company and the Company Board and Parent and the Parent Board shall use their respective reasonable best efforts to (i) take all action reasonably appropriate to ensure that no Takeover Law is or becomes applicable to the Transaction Agreements or the Transactions and (ii) if any Takeover Law becomes applicable to the Transaction Agreements or the Transactions, take all action reasonably appropriate to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by the applicable Transaction Agreements.
(c) In connection with and without limiting Section 7.03(a), Parent and the Company shall cooperate in good faith to seek to obtain all consents, approvals and waivers required by the terms of any material Contracts with third parties or material Permits in connection with the Transactions.
(d) In connection with and without limiting Section 7.03(a), each of the Company and Parent shall promptly (i) make or cause to be made as promptly as reasonably practicable (and, in the event that the Company and Parent determine in good faith that filing of Notification and Report Forms pursuant to the HSR Act with respect to the Merger is required, such filings shall be made within ten Business Days following the date of such determination; provided that, in the period between the fifth Business Day prior to the Form S-4 being declared effective by the SEC and the fifth Business Day after the Form S-4 is declared effective by the SEC, the Company and Parent shall make a determination in good faith as to whether such HSR filing is required and, if such determination is that such HSR filing is required, such filing shall be made no later than the sixth Business Day after the Form S-4 is declared effective by the SEC), in consultation and cooperation with the other, all necessary registrations, declarations, notices and filings relating to the Merger with any Governmental Authorities under any applicable antitrust, competition, trade regulation or similar Laws and (ii) use its reasonable best efforts to respond as promptly as reasonably practicable under the circumstances to any inquiries received from any Governmental Authority for additional information or documentation in connection with antitrust, competition, trade regulation or similar matters, in each case in order to obtain all required Consents or nonactions from Governmental Authorities with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible, and in any event before the End Date. The Company and Parent shall jointly control strategy for obtaining all required Consents and nonactions required from Governmental Authorities with respect to the Merger.
(e) In connection with and without limiting the generality of the foregoing, each of Parent and the Company shall:
(i) use its reasonable best efforts to furnish to the other all assistance, cooperation and information required for any such registration, declaration, notice or filing and in order to achieve the effects set forth in Section 7.03(d);

(ii) give the other reasonable prior notice of any such registration, declaration, notice or filing and, to the extent reasonably practicable, of any communication with any Governmental Authority regarding the Merger (including with respect to any of the actions referred to in Section 7.03(d) and in this Section 7.03(e)), and permit the other to review and discuss in advance, and consider in good faith the views of, and secure the participation of, the other in connection with any such registration, declaration, notice, filing or communication; and
(iii) unless prohibited by applicable Law or by the applicable Governmental Authority, (A) to the extent reasonably practicable, not participate in or attend any meeting, or engage in any substantive conversation with any Governmental Authority in respect of the Merger (including with respect to any of the actions referred to in Section 7.03(d) and in this Section 7.03(e)) without the other, (B) to the extent reasonably practicable, give the other reasonable prior notice of any such meeting or conversation, (C) in the event one party hereto is prohibited by applicable Law or by the applicable Governmental Authority from participating in or attending any such meeting or engaging in any such conversation, keep such party reasonably apprised with respect thereto, (D) cooperate in the filing of any substantive memoranda, white papers, filings, correspondence or other written communications explaining or defending this Agreement and the Merger, articulating any regulatory or competitive argument, or responding to requests or objections made by any Governmental Authority and (E) furnish the other party hereto with copies of all substantive correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and their respective Representatives, on the one hand, and any Governmental Authority or members of any Governmental Authority’s staff, on the other hand, with respect to this Agreement and the Merger, subject to redaction of competitively sensitive information, information regarding the valuation of the Company or Parent or information subject to attorney client privilege.
(f) Parent and the Company shall advise the other in writing promptly after becoming aware of any change or event that, individually or in the aggregate with all past changes and events, has had or would reasonably be expected to have a Material Adverse Effect with respect to such Person, to cause any of the conditions set forth in Article VIII not to be satisfied, or to materially delay or impede the ability of such party to consummate the Merger; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties hereto under this Agreement.
SECTION 7.04. Treatment of Company Equity Awards.
(a) Company Actions. At or prior to the Effective Time, the Company Board (or, if appropriate, any committee administering the Company Stock Plans and Company ESPP) shall take all actions necessary (including adopting such appropriate resolutions of the Company Board or any committee of the Company Board) to effectuate the following:
(i) Company Stock Options.
(A) Assumed Company Stock Options. At the Effective Time, each Assumed Company Stock Option that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall, automatically and without any action on the part of the holder thereof, be assumed and converted into an option to acquire shares of Parent Common Stock, on the same terms and conditions as were applicable to such Assumed Company Stock Option immediately prior to the Effective Time (including with respect to time-based vesting conditions), (A) with respect to a number of shares of Parent Common Stock determined by multiplying (1) the number of shares of Company Common Stock subject to such Assumed Company Stock Option (solely for Assumed Company Stock Options with performance-based vesting conditions, such applicable performance conditions deemed satisfied in full) immediately prior to the Effective Time, by (2) the Exchange Ratio, and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock and (B) with an exercise price per share equal to the number obtained by dividing (1) the exercise price per share of Company Common Stock subject to such Assumed Company Stock Option immediately prior to the Effective Time, by (2) the Exchange Ratio, and rounding the resulting number up to the nearest whole hundredth of a cent (each such option, a “Rollover Option Award”). The foregoing adjustments shall be made in a manner consistent with the requirements of Section 409A of the Code and, if applicable, Section 424 of the Code.

(B) Other Company Stock Options. At the Effective Time, each Company Stock Option that is outstanding immediately prior to the Effective Time that is not an Assumed Company Stock Option shall automatically and without any action on the part of the holder thereof, be canceled without any present or future right to receive any consideration therefor. Following the date hereof, each holder of Non-Continuing Company Stock Options shall be entitled to exercise any portion thereof in accordance with the terms and conditions of the applicable award agreements no later than ten days prior to, and contingent on, the occurrence of the Closing; provided that, at the Effective Time, any Non-Continuing Company Stock Options not exercised in accordance with the foregoing shall automatically and without any action on the part of the holder thereof, be canceled without any present or future right to receive any consideration therefor.
(ii) Company Restricted Shares. At the Effective Time, each Company Restricted Share award that is outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the holder thereof, be converted into a restricted stock award of Parent on the same terms and conditions as were applicable to such Company Restricted Share award immediately prior to the Effective Time (including with respect to lapsing of restrictions), with respect to a number of shares of Parent Common Stock determined by multiplying (A) the number of Company Restricted Shares immediately prior to the Effective Time, by (B) the Exchange Ratio, and rounding the resulting number to the nearest whole number of shares of Parent Common Stock (each such award of restricted stock, a “Rollover Restricted Share Award”).
(iii) Company ESPP. Prior to the Effective Time, the Company Board (or, if appropriate, any committee administering the Company ESPP) shall take all actions as it deems necessary or appropriate to ensure that (A) participation in the Company ESPP shall be limited to those employees of the Company or any Company Subsidiary who are currently participating in the Company ESPP on the date hereof, if any, (B) participants, if any, may not increase their payroll deduction elections or rate of contributions from those in effect on the date hereof or make any separate non-payroll contributions to the Company ESPP on or following the date hereof, (C) no Offering Period (as defined in the Company ESPP) under the Company ESPP shall commence on or after the date of this Agreement and (D) the Company ESPP shall terminate on the earlier of (1) immediately following the Purchase Date (as defined in the Company ESPP) for the existing Offering Period as of the date of this Agreement (if any) and (2) ten Business Days prior to the Closing Date, in which case all participant contributions under the Company ESPP shall be used to purchase Company Common Stock on such date in accordance with the terms of the Company ESPP as if such date was the Purchase Date.
(b) Parent Actions. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery with respect to the Rollover Option Awards and Rollover Restricted Share Awards contemplated by this Section 7.04. On or shortly following the Closing Date, Parent shall cause to be filed with the SEC a registration statement on Form S-8 (or another appropriate form) registering (to the extent permitted under applicable Law) a number of shares of Parent Common Stock equal to the number of shares of Parent Common Stock to be issued pursuant to Section 7.04(a)(i)(A) or Section 7.04(a)(ii). Parent shall use reasonable best efforts to maintain (to the extent permitted under applicable Law) the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as any Rollover Option Awards and Rollover Restricted Share Awards remain outstanding. The Company shall cooperate with, and assist Parent in the preparation of, such registration statement.
SECTION 7.05. Treatment of Company Warrant. The parties hereto agree that the Company Warrant shall be treated in accordance with Section 4(b) of the Company Warrant Certificate. The Company shall timely provide, in accordance with the provisions of the Company Warrant Certificate, any notices required to be provided to the holder of the Company Warrant in connection with the Merger prior to the Effective Time. Parent and its counsel shall be given a reasonable opportunity to review and comment on any such notice before such notice is provided to the holder of the Company Warrant.
SECTION 7.06. Employee Matters. (a) For a period of one year after the Effective Time, Parent shall provide, or shall cause to be provided, to each employee of the Company and the Company Subsidiaries who continues to be employed by Parent, the Surviving Company or any of their respective Subsidiaries immediately following the Effective Time (each, a “Continuing Employee”), (i) an annual base salary or wage rate and target annual cash incentive compensation opportunities that, in each case, are no less favorable than the annual base salary or wage rate and target annual cash incentive compensation opportunities provided to such Continuing Employee immediately prior to the Effective Time, (ii) severance benefits that are no less favorable than the severance benefits that would have been provided to such Continuing Employee under the applicable severance benefit plans, programs, policies, agreements and arrangements as in effect immediately prior to the Effective Time (after giving effect to any provisions relating to a “change in control”, “change of control” or other term of similar import) and (iii) long-term incentive compensation opportunities, and other employee benefits (excluding one-time or non-recurring payments or benefits, defined benefit pension benefits and retiree medical) that, in the aggregate, are no less favorable to the long-term incentive compensation opportunities and other employee benefits (excluding one-time or non-recurring payments or benefits, defined benefit pension benefits and retiree medical) provided to either (A) such Continuing Employee immediately prior to the Effective Time or (B) similarly situated employees of Parent, as determined by Parent in its sole discretion; provided, however, that long-term incentive compensation opportunities may be provided in the form of cash, equity, or a combination thereof, as determined by Parent in its sole discretion.
(b) Parent shall, or shall cause the Surviving Company to, use commercially reasonable efforts to credit each Continuing Employee for all purposes (but excluding benefit accrual, including under any defined benefit pension plan) for service with the Company and the Company Subsidiaries under each of the comparable employee benefit plans, programs and policies (including any vacation, paid time-off and severance plans, programs and policies) of Parent, the Surviving Company or their respective Subsidiaries, as applicable, in which such Continuing Employee becomes a participant, to the extent such service was credited for similar purposes under a similar Company Benefit Plan in which such Continuing Employee participated prior to the Effective Time; provided, however, that no such service recognition shall result in any duplication of benefits or be required for purposes of any frozen or discontinued plans (or frozen or discontinued portions of plans).
(c) With respect to each welfare benefit plan maintained by Parent, the Surviving Company or their respective Subsidiaries for the benefit of any Continuing Employees, Parent shall use commercially reasonable efforts to (i) waive or cause to be waived any eligibility waiting periods, actively-at-work requirements, evidence of insurability requirements, waiting periods and pre-existing condition limitations under such plan (to the extent such waiting periods, requirements or limitations did not apply to or were satisfied by a Continuing Employee and such Continuing Employee’s eligible dependents under the comparable Company Benefit Plan in which such Continuing Employee participated immediately prior to the Effective Time) and (ii) cause each Continuing Employee to be given full credit under such plan for all amounts paid by such Continuing Employee under the comparable Company Benefit Plan in which such Continuing Employee participated prior to the Effective Time for the plan year that includes the Closing Date for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of such plan maintained by Parent, the Surviving Company or their respective Subsidiaries, as applicable, for the plan year in which the Closing occurs.
(d) For each Continuing Employee who is eligible to receive an annual bonus, Parent shall, and shall cause the Surviving Company to, pay such Continuing Employee a bonus payment (i) for the Company fiscal year in which the Closing Date occurs and (ii) to the extent unpaid as of the Closing Date, for the Company fiscal year preceding the year in which the Closing occurs, in each case, as would have been provided pursuant to the terms and conditions of the applicable Company Benefit Plan in effect as of immediately prior to the Effective Time.
(e) If requested by Parent in writing no later than five Business Days prior to the Closing Date, the Company shall take (or cause to be taken) all actions necessary or appropriate to terminate, effective no later than the day prior to the Effective Time, any Company Benefit Plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code (a “Company 401(k) Plan”). If the Company is required to terminate any Company 401(k) Plan, then the Company shall provide to Parent prior to the Closing Date written evidence of the adoption by the Company Board (or such person or persons authorized to take such actions) of resolutions authorizing the termination of such Company 401(k) Plan (the form and substance of which shall be subject to the prior review and approval of Parent), effective no later than the day prior to the Closing Date. The Company shall also take such other actions in furtherance of terminating such Company 401(k) Plan as Parent may reasonably request or as may be required in accordance with applicable Law. To the extent such Company 401(k) Plans are terminated, employees of the Company and its Subsidiaries shall be eligible to participate in a 401(k) plan maintained by Parent or any of its Subsidiaries on or shortly following the Effective Time, provided that Company’s 401(k) Plan does not provide for an enrollment waiting period and can accept rollovers (including loans), and shall be entitled to effect a direct rollover of any eligible rollover distributions (as defined in Section 402(c)(4) of the Code), including any outstanding loans, to such 401(k) plan maintained by Parent or its Subsidiaries.
(f) The provisions of this Section 7.06 are solely for the benefit of the parties to this Agreement, and nothing in this Section 7.06 (i) shall require Parent, the Surviving Company or any of their respective Subsidiaries to continue to employ any particular employee of the Company or any of the Company Subsidiaries following the Effective Time, (ii) shall be construed to prohibit Parent, the Surviving Company or any of their respective Subsidiaries from amending or terminating any Company Benefit Plan in accordance with its terms, (iii) is intended to, or does, constitute the establishment of, or an amendment to, any Company Benefit Plan or (iv) cause any Person to be a third-party beneficiary of this Agreement.
SECTION 7.07. Indemnification, Exculpation and Insurance. (a) Parent and Merger Sub agree that all rights to indemnification, advancement of expenses and exculpation of each former and present director or officer of the Company or any Company Subsidiary and each person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise if such service was at the request or for the benefit of the Company or any Company Subsidiary (each, together with such person’s heirs, executors or administrators, a “Company Indemnified Party”), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, with respect to matters existing or occurring at or prior to the Effective Time (including this Agreement and the Transactions), arising out of or pertaining to the fact that the Company Indemnified Party is or was an officer or director of the Company or any Company Subsidiary or is or was serving at the request of the Company or any Company Subsidiary as a director or officer of another Person, whether asserted or claimed prior to, at or after the Effective Time as provided in their respective certificates of incorporation or bylaws (or comparable organizational documents) as in effect on the date of this Agreement or in any agreement, a correct and complete copy of which agreement has been provided by the Company to Parent prior to the date hereof, to which the Company or any Company Subsidiary is a party, shall survive the Merger and continue in full force and effect in accordance with their terms. For a period of six years from the Effective Time, Parent shall cause the Surviving Company to maintain in effect the exculpation, indemnification and advancement of expenses provisions of the Company’s and any Company Subsidiary’s certificate of incorporation and bylaws or other organizational documents in effect immediately prior to the Effective Time or in any agreement, a correct and complete copy of which agreement has been provided by the Company to Parent prior to the date hereof, to which the Company or any Company Subsidiary is a party, in each case in effect immediately prior to the Effective Time and not to amend, repeal or otherwise modify any such provisions or the exculpation, indemnification or advancement of expenses provisions of the Surviving Company’s certificate of incorporation and bylaws in any manner that would adversely affect the rights thereunder of any individual who immediately before the Effective Time was a Company Indemnified Party; provided, however, that all rights to indemnification in respect of any Action pending or asserted or any claim made within such period shall continue until the disposition of such Action or resolution of such claim.
(b) For a period of six years from the Effective Time, Parent shall cause the Surviving Company to indemnify and hold harmless (and advance funds in respect of the foregoing) each Company Indemnified Party to the fullest extent permitted under applicable Law against any costs or expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Company Indemnified Party), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any Action arising out of or pertaining to the fact that the Company Indemnified Party is or was an officer or director of the Company or any Company Subsidiary or is or was serving at the request of the Company or any Company Subsidiary as a director or officer of another Person, whether asserted or claimed prior to, at or after the Effective Time. Parent and the Surviving Company shall reasonably cooperate with the Company Indemnified Party in the defense of any such Action.
(c) The Company shall, at or prior to the Effective Time, purchase a “tail” directors’ and officers’ liability insurance and fiduciary liability insurance policy covering the six-year period from and after the Effective Time from a carrier with comparable or better credit ratings to the Company’s existing directors’ and officers’ insurance and fiduciary liability insurance policy carrier and on terms and conditions not less favorable to the insured Persons than the directors’ and officers’ liability insurance and fiduciary liability insurance coverage currently maintained by the Company with respect to claims arising from facts, events, acts or omissions that occurred on or before the Effective Time, provided that, without the prior written consent of Parent, in no event shall the aggregate premium for such insurance (the “Maximum Amount”) exceed 350% of the annual premium payable by the Company for its existing directors’ and officers’ insurance and fiduciary liability insurance policy for the policy period ending October 8, 2023, and in the event that the cost of obtaining such a “tail” policy exceeds the Maximum Amount, the Company shall obtain the most advantageous “tail” policy that can reasonably be obtained for an aggregate premium equal to the Maximum Amount.
(d) In the event that Parent, the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Parent or the Surviving Company shall cause proper provision to be made so that the successors and assigns of Parent or the Surviving Company, as the case may be, assume the obligations set forth in this Section 7.07.
(e) The provisions of this Section 7.07 (i) shall survive consummation of the Merger, (ii) are intended to be for the benefit of, and will be enforceable by, each indemnified or insured party (including the Company Indemnified Parties), his or her heirs and his or her representatives and (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.
SECTION 7.08. Fees and Expenses. (a) Except as provided in Section 7.08(b) and Section 7.08(c), all fees and expenses incurred in connection with the Transaction Agreements and the Transactions shall be paid by the party hereto incurring such fees or expenses, whether or not such transactions are consummated.
(b) The Company shall pay (or cause to be paid) to Parent the Company Termination Fee if:
(i) Parent terminates this Agreement pursuant to Section 9.01(e); provided that if either the Company or Parent terminates this Agreement pursuant to Section 9.01(b)(i) or Section 9.01(b)(iv) at any time after Parent would have been permitted to terminate this Agreement pursuant to Section 9.01(e), this Agreement shall be deemed terminated pursuant to Section 9.01(e) for purposes of this Section 7.08(b)(i); or
(ii) (A) this Agreement is terminated pursuant to Section 9.01(b)(i) or Section 9.01(b)(iv), (B) after the date hereof, but prior to the date of the Company Stockholder Meeting (in the case of Section 9.01(b)(iv)) or prior to the date this Agreement is terminated (in the case of Section 9.01(b)(i)), a third party has made a Company Takeover Proposal that has become known to the public or a third party has publicly announced an intention to make a Company Takeover Proposal and (C) within 12 months of such termination, the Company enters into a definitive Contract to consummate any Company Takeover Proposal or any Company Takeover Proposal is consummated. For the purposes of Section 7.08(b)(ii)(C) only, the term “Company Takeover Proposal” shall have the meaning assigned to such term in Section 6.02(g)(i) except that all references to “20%” therein shall be deemed to be references to “50%”.
(c) Parent shall pay (or cause to be paid) to the Company the Parent Termination Fee if:
(i) the Company terminates this Agreement pursuant to Section 9.01(f); provided that if either the Company or Parent terminates this Agreement pursuant to Section 9.01(b)(i) or Section 9.01(b)(iii) at any time after the Company would have been permitted to terminate this Agreement pursuant to Section 9.01(f), this Agreement shall be deemed terminated pursuant to Section 9.01(f) for purposes of this Section 7.08(c)(i); or
(ii) (A) this Agreement is terminated pursuant to Section 9.01(b)(i) or Section 9.01(b)(iii), (B) after the date hereof, but prior to the date of the Company Stockholder Meeting (in the case of Section 9.01(b)(iii)) or prior to the date this Agreement is terminated (in the case of Section 9.01(b)(i)), a third party has made a Parent Takeover Proposal that has become known to the public or a third party has publicly announced an intention to make a Parent Takeover Proposal and (C) within 12 months of such termination, Parent enters into a definitive Contract to consummate any Parent Takeover Proposal or any Parent Takeover Proposal is consummated. For the purposes of Section 7.08(c)(ii)(C) only, the term “Parent Takeover Proposal” shall have the meaning assigned to such term in Section 6.03(g)(i) except that all references to “20%” therein shall be deemed to be references to “50%”.

(d) Any Company Termination Fee due under Section 7.08(b) or any Parent Termination Fee due under Section 7.08(c) shall be paid by wire transfer of same-day funds (i) in the case of Section 7.08(b)(i) or Section 7.08(c)(i), on the Business Day immediately following the date of termination of this Agreement and (ii) in the case of Section 7.08(b)(ii) or 7.08(c)(ii) on the date of the first to occur of the events referred to in Section 7.08(b)(ii)(C) or 7.08(c)(ii)(C), as applicable.
(e) Parent and the Company acknowledge and agree that the agreements contained in Section 7.08(b) and 7.08(c) are an integral part of the Transactions, and that, without these agreements, Parent and the Company would not have entered into this Agreement. Accordingly, if either party hereto fails promptly to pay the amount due pursuant to Section 7.08(b) or 7.08(c), as applicable, and, in order to obtain such payment, the other party hereto commences a suit, action or other proceeding that results in a Judgment in its favor for such payment, the Company or Parent, as applicable, shall pay to the other party hereto such payment and its costs and expenses (including attorneys’ fees and expenses) in connection with such suit, action or other proceeding, together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at the prime rate of JPMorgan Chase Bank, N.A. in effect on the date such payment was required to be made. In no event shall either party hereto be obligated to pay more than one termination fee pursuant to this Section 7.08.
SECTION 7.09. Certain Tax Matters. The Company, Parent and Merger Sub shall each use its reasonable best efforts to cause the Merger to qualify for the Intended Tax Treatment, including by (i) not taking any action (or failing to take any action) that such party hereto knows is reasonably likely to prevent such qualification and (ii) executing such amendments to this Agreement as may be reasonably required in order to obtain such qualification provided that such amendments shall be economically neutral and not otherwise adverse to Parent. Each of the Company, Parent and Merger Sub shall use its reasonable best efforts to obtain the Tax opinion described in Section 8.03(c), including by making the customary representations and covenants reasonably requested by tax counsel in order to render such Tax opinion. Each of the Company, Parent and Merger Sub shall use its reasonable best efforts not to take or cause to be taken any action that would cause to be untrue (or fail to take or cause not to be taken any action which inaction would cause to be untrue) any of the representations and covenants made to tax counsel in furtherance of such Tax opinions. To the extent necessary, the Company, Parent and Merger Sub shall work together in good faith to effect the combination contemplated by this Agreement using an alternative structure that would qualify as a reorganization described in Section 368 of the Code and would not be reasonably expected to have a material adverse tax or other economic consequence to Parent in the event that (i) the Intended Tax Treatment cannot be achieved or (ii) the Tax opinion described in Section 8.03(c) is not issued with respect to the Merger.
SECTION 7.10. Transaction Litigation. Subject to applicable Law, Parent shall give the Company the opportunity to participate in the defense or settlement of any litigation by a holder of Parent securities against Parent or any of its directors or officers relating to the Transactions, and no such settlement shall be agreed to without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. Subject to applicable Law, the Company shall give Parent the opportunity to participate in the defense or settlement of any litigation by a holder of Company securities against the Company or any of its directors or officers relating to the Transactions, and no such settlement shall be agreed to without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed. Without limiting in any way the parties’ obligations under Section 7.03, each of Parent and the Company shall cooperate, shall cause the Parent Subsidiaries and the Company Subsidiaries, as applicable, to cooperate, and shall use its reasonable best efforts to cause its directors, officers, employees, agents, legal counsel, financial advisors, independent auditors and other advisors and representatives to cooperate, in the defense against such litigation.
SECTION 7.11. Section 16 Matters. Prior to the Effective Time, the Company, Parent and Merger Sub each shall take all such steps as may be required to cause (a) any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the Transactions by each individual who will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time to be exempt under Rule 16b-3 promulgated under the Exchange Act and (b) any acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the Transactions by each individual who may become or is reasonably expected to become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent to be exempt under Rule 16b-3 promulgated under the Exchange Act.

SECTION 7.12. Public Announcements. Except with respect to any Company Adverse Recommendation Change or Parent Adverse Recommendation Change made in accordance with the terms of this Agreement and matters related thereto, Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transactions, and shall not issue any such press release or make any such public statement prior to such consultation, except as such party may reasonably conclude, based on the advice of external counsel, is required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange (including Nasdaq) or national securities quotation system. The Company and Parent agree that the initial press release to be issued with respect to the Transactions shall be in the form heretofore agreed to by the parties hereto. Notwithstanding the foregoing sentences of this Section 7.12, Parent and the Company may make any oral or written public announcements, releases or statements without complying with the foregoing requirements if the substance of such announcements, releases or statements was publicly disclosed and previously subject to the foregoing requirements.
SECTION 7.13. Exchange Delisting; Exchange Listing.
(a) Prior to the Closing, the Company shall cooperate with Parent to cause the shares of Company Common Stock to be delisted from Nasdaq and deregistered under the Exchange Act as promptly as practicable following the Effective Time.
(b) Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued as Merger Consideration to be approved for listing on Nasdaq, subject to official notice of issuance, prior to the Closing Date.
ARTICLE VIII

Conditions Precedent
SECTION 8.01. Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party hereto to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:
(a) Stockholder Approvals. The Parent Stockholder Approval and the Company Stockholder Approval shall have been obtained.
(b) Listing. The shares of Parent Common Stock issuable as Merger Consideration pursuant to this Agreement shall have been approved for listing on Nasdaq, subject to official notice of issuance.
(c) HSR Act. Any waiting period applicable to the Merger under the HSR Act shall have been terminated or shall have expired (it being understood that the receipt by any party hereto of a Reservation Notice shall not be deemed a failure of such waiting period to expire in connection with this Section 8.01(c)).
(d) No Legal Restraints. No Judgment enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority or applicable Law (collectively, the “Legal Restraints”) shall be in effect that prevents, makes illegal, enjoins or prohibits the consummation of the Merger.
(e) Form S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.
SECTION 8.02. Condition to Parent’s and Merger Sub’s Obligation to Effect the Merger. The obligation of Parent and Merger Sub to consummate the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:
(a) Representations and Warranties. (i) The representations and warranties of the Company contained in this Agreement (except for the representations and warranties contained in Sections 5.01, 5.03, 5.04, 5.08(b) and 5.21) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein), individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect (it being agreed that with respect to any representation or warranty with respect to which effects resulting from or arising in connection with the matters set forth in clause (B)(2) of the definition of the term “Material Adverse Effect” are not excluded in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur, such effects shall similarly not be excluded for purposes of this Section 8.02(a)), (ii) the representations and warranties of the Company contained in Section 5.03(a) shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except for any de minimis inaccuracies, (iii) the representations and warranties of the Company contained in Sections 5.01, 5.03(b), 5.03(c), 5.03(d), 5.04 and 5.21 shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date) and (iv) the representations and warranties of the Company contained in Section 5.08(b) shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time. Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.
(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.
SECTION 8.03. Condition to the Company’s Obligation to Effect the Merger. The obligation of the Company to consummate the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:
(a) Representations and Warranties. (i) The representations and warranties of Parent and Merger Sub contained in this Agreement (except for the representations and warranties contained in Sections 4.01, 4.03, 4.04, 4.08(b) and 4.16) shall be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein) at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein), individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect (it being agreed that with respect to any representation or warranty with respect to which effects resulting from or arising in connection with the matters set forth in clause (B)(2) of the definition of the term “Material Adverse Effect” are not excluded in determining whether a Parent Material Adverse Effect has occurred or would reasonably be expected to occur, such effects shall similarly not be excluded for purposes of this Section 8.03(a)), (ii) the representations and warranties of Parent and Merger Sub contained in Section 4.03(a) shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except for any de minimis inaccuracies, (iii) the representations and warranties of Parent and Merger Sub contained in Sections 4.01, 4.03(b), 4.03(c), 4.04 and 4.16 shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date) and (iv) the representations and warranties of the Company contained in Section 4.08(b) shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of such time. The Company shall have received a certificate signed on behalf of each of Parent and Merger Sub by an executive officer of each of Parent and Merger Sub, respectively, to such effect.
(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of each of Parent and Merger Sub by an executive officer of each of Parent and Merger Sub, respectively, to such effect.
(c) Tax Opinion. The Company shall have received the written opinion of Cravath, Swaine & Moore LLP (or, if Cravath, Swaine & Moore LLP is unable to deliver such an opinion, a written opinion of Freshfields Bruckhaus Deringer LLP), dated as of the Closing Date, to the effect that the Merger will qualify for the

Intended Tax Treatment. In rendering such opinion, Cravath, Swaine & Moore LLP (or Freshfields Bruckhaus Deringer LLP, if applicable) may require and rely upon (and may incorporate by reference) reasonable and customary representations and covenants, including those contained in certificates of officers of the Company and Parent.
ARTICLE IX

Termination, Amendment and Waiver
SECTION 9.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the receipt of the Company Stockholder Approval or the Parent Stockholder Approval (except as otherwise expressly noted), as follows:
(a) by mutual written consent of the Company and Parent;
(b) by either the Company or Parent:
(i) if the Merger is not consummated on or before June 21, 2023 (as such date may be extended pursuant to the two immediately succeeding provisos, the “End Date”); provided, that if on the End Date any of the conditions set forth in Section 8.01(c) or Section 8.01(d) (to the extent relating to a Legal Restraint in respect of any applicable antitrust, competition, trade regulation or similar Law) shall not have been satisfied but all other conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of those conditions), then the End Date shall be automatically extended to September 21, 2023; provided, further, that if the End Date is extended pursuant to the preceding proviso and on such extended End Date any of the conditions set forth in Section 8.01(c) or Section 8.01(d) (to the extent relating to a Legal Restraint in respect of any applicable antitrust, competition, trade regulation or similar Law) shall not have been satisfied but all other conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of those conditions), then the End Date shall be automatically extended to December 21, 2023; provided, however, that the right to terminate this Agreement under this Section 9.01(b)(i) shall not be available to any party hereto if such failure of the Merger to occur on or before the End Date is a proximate result of a breach of this Agreement by such party (including, in the case of Parent, Merger Sub);
(ii) if the condition set forth in Section 8.01(d) is not satisfied and the Legal Restraint giving rise to such non-satisfaction shall have become final and non-appealable; provided that the terminating party shall have complied with its obligations pursuant to Section 7.03;
(iii) if the Parent Stockholder Approval is not obtained at the Parent Stockholder Meeting duly convened (unless such Parent Stockholder Meeting has been adjourned, in which case at the final adjournment thereof); or
(iv) if the Company Stockholder Approval is not obtained at the Company Stockholder Meeting duly convened (unless such Company Stockholder Meeting has been adjourned, in which case at the final adjournment thereof); or
(c) by the Company, if Parent or Merger Sub breaches or fails to perform any of its covenants or agreements contained in this Agreement, or if any of the representations or warranties of Parent or Merger Sub contained herein fails to be true and correct, which breach or failure (i) would give rise to the failure of a condition set forth in Section 8.03(a) or 8.03(b) and (ii) is not reasonably capable of being cured by the End Date or is not cured by Parent or Merger Sub, as the case may be, within 45 days after receiving written notice from the Company; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.01(c) if the Company is then in material breach of any of its representations, warranties, obligations or agreements under this Agreement;
(d) by Parent, if the Company breaches or fails to perform any of its covenants or agreements contained in this Agreement, or if any of the representations or warranties of the Company contained herein fails to be true and correct, which breach or failure (i) would give rise to the failure of a condition set forth in Section 8.02(a) or 8.02(b) and (ii) is not reasonably capable of being cured by the End Date or is not cured by the Company, as the case may be, within 45 days after receiving written notice from Parent; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 9.01(d) if Parent or Merger Sub is then in material breach of any of its representations, warranties, obligations or agreements under this Agreement;
(e) by Parent, in the event that a Company Adverse Recommendation Change shall have occurred; or
(f) by the Company, in the event that a Parent Adverse Recommendation Change shall have occurred.
The party hereto desiring to terminate this Agreement pursuant to clause (b), (c), (d), (e), or (f) of this Section 9.01 shall give written notice of such termination to the other parties hereto in accordance with Section 10.02, specifying the provision of this Agreement pursuant to which such termination is effected.
SECTION 9.02. Effect of Termination. In the event of termination of this Agreement by either Parent or the Company as provided in Section 9.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Company, Parent or Merger Sub, other than the last sentence of Section 7.02(a), the last sentence of Section 7.02(b), Section 7.08, this Section 9.02 and Article X, which provisions shall survive such termination, and no such termination shall relieve any party hereto from any liability for fraud, intentional misrepresentation or intentional breach of any covenant or agreement set forth in this Agreement.
SECTION 9.03. Amendment. Prior to the Effective Time, this Agreement may be amended by the parties hereto at any time before or after receipt of the Company Stockholder Approval or the Parent Stockholder Approval; provided, however, that (i) after receipt of the Company Stockholder Approval, there shall be made no amendment that by Law requires further approval by the stockholders of the Company without the further approval of such stockholders and (ii) after receipt of the Parent Stockholder Approval, there shall be made no amendment that by Law requires further approval by the stockholders of Parent without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.
SECTION 9.04. Extension; Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, (c) waive compliance with any covenants and agreements contained in this Agreement or (d) waive the satisfaction of any of the conditions contained in this Agreement. No extension or waiver by Parent shall require the approval of the stockholders of Parent unless such approval is required by Law and no extension or waiver by the Company shall require the approval of the stockholders of the Company unless such approval is required by Law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.
ARTICLE X

General Provisions
SECTION 10.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 10.01 shall not limit Section 9.02 or any covenant or agreement of the parties hereto contained in this Agreement or in any instrument delivered pursuant to this Agreement that by its terms contemplates performance in whole or in part after the Effective Time.

SECTION 10.02. Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (but only if confirmation of receipt of such email is requested and received; provided that the recipient shall use reasonable best efforts to confirm receipt promptly on request) or sent by overnight courier (providing proof of delivery) to the parties hereto at the following addresses:
(a)	if to the Company, to:

IsoPlexis Corporation
35 NE Industrial Road
Branford, Connecticut 06405
	Attention:	Richard W. Rew II
	Email:	[ ]

with a copy to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
	Attention:	Richard Hall
Andrew C. Elken
	Email:	rhall@cravath.com
aelken@cravath.com

(b)	if to Parent or Merger Sub, to:

Berkeley Lights, Inc.
5858 Horton Street, Suite 320
Emeryville, CA 94608
	Attention:	Scott Chaplin
	Email:	[ ]

with a copy to:

Freshfields Bruckhaus Deringer US LLP
601 Lexington Avenue, 31st Floor
New York, NY 10022
	Attention:	Damien R. Zoubek
Oliver J. Board
	Email:	damien.zoubek@freshfields.com
oliver.board@freshfields.com
or such other address or email address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.
SECTION 10.03. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as either the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party hereto or such party waives its rights under this Section

10.03 with respect thereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that Transactions are fulfilled to the extent possible.
SECTION 10.04. Counterparts. This Agreement may be executed in one or more counterparts (including by electronic signature), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.
SECTION 10.05. Entire Agreement; No Third-Party Beneficiaries. This Agreement, taken together with the Parent Disclosure Letter, the Company Disclosure Letter, the Parent Support Agreement, the Company Support Agreement and the Confidentiality Agreement, (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the Transactions and (b) except for Section 7.07 (if the Effective Time occurs), is not intended to confer upon any Person other than the parties hereto any rights or remedies.
SECTION 10.06. Governing Law; Jurisdiction. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles.
(b) All Actions arising out of or relating to this Agreement or the Transactions shall be heard and determined in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware). The parties hereto hereby irrevocably (i) submit to the exclusive jurisdiction and venue of such courts in any such Action, (ii) waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action, (iii) agree to not attempt to deny or defeat such jurisdiction by motion or otherwise request for leave from any such court and (iv) agree to not bring any Action arising out of or relating to this Agreement or the Transactions in any court other than the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware), except for Actions brought to enforce the judgment of any such court. The consents to jurisdiction and venue set forth in this Section 10.06(b) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 10.08 of this Agreement. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.
SECTION 10.07. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto; provided that Parent and Merger Sub may assign their rights and obligations pursuant to this Agreement to any direct or indirect wholly owned Subsidiary of Parent so long as Parent continues to remain liable for all of such rights and obligations to the extent not discharged by such Subsidiary. Any purported assignment in violation of this Section 10.07 shall be void. Subject to the preceding sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.
SECTION 10.08. Specific Enforcement. The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to consummate this Agreement and the Transactions. Subject to the following sentence, the parties hereto acknowledge and agree that (a) the parties hereto shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 10.06(b) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, (b) the provisions set forth in Section 7.08 shall not be construed to diminish or otherwise impair in any respect any party’s right to specific enforcement and (c) the right of specific enforcement is an integral part of the Transactions and without that right neither the Company nor Parent would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties hereto otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party hereto seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 10.08 shall not be required to provide any bond or other security in connection with any such order or injunction. Notwithstanding the foregoing, in no event shall the Company or Parent be entitled to both (i) specific performance to cause the other party to consummate the Closing and (ii) the payment of the Parent Termination Fee or the Company Termination Fee, as applicable.
SECTION 10.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE OTHER TRANSACTION AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10.09.
[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, the Company, Parent and Merger Sub have duly executed this Agreement, all as of the date first written above.
ISOPLEXIS CORPORATION

By:	/s/ Sean Mackay
Name: Sean Mackay
Title: Chief Executive Officer

BERKELEY LIGHTS, INC.

By:	/s/ Siddhartha Kadia
Name: Siddhartha Kadia
Title: Chief Executive Officer

ICELAND MERGER SUB INC.

By:	/s/ Scott Chaplin
Name: Scott Chaplin
Title: President

Exhibit A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ISOPLEXIS CORPORATION
The undersigned, for the purpose of organizing a corporation under the General Corporation Law of the State of Delaware (the “DGCL”), certifies:
FIRST: The name of the corporation is IsoPlexis Corporation (the “Corporation”).
SECOND: The address of the Corporation’s registered office in the State of Delaware is 3500 South Dupont Highway Dover, Delaware 19901. The name of the Corporation’s registered agent at such address is Incorporating Services, Ltd.
THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
FOURTH: The total number of shares of capital stock which the Corporation is authorized to issue is 1,000 shares, which shall be designated common stock, par value $0.001 per share.
FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:
(1)
The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

(2)
The Board of Directors shall have powers without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the by-laws of the Corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

(3)
The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interest, or for any other reason.

(4)
In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

SIXTH: Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (1) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.
(1)
If a claim under the foregoing paragraph is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(2)
The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

(3)
The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

SEVENTH: To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader exculpation than permitted prior thereto), no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty as a director. To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which the DGCL permits the Corporation to provide indemnification) through provisions in the By-laws, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL. Any amendment, repeal or modification of this Article SEVENTH shall not (a) adversely affect any right or protection of a director, officer or agent of the Corporation existing at the time of such amendment, repeal or modification with respect to any act, omission or other matter occurring prior to such amendment, repeal or modification or (b) increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.
EIGHTH: The Corporation reserves the right to amend, repeal and/or add to the provisions of this Certificate of Incorporation in any manner now or hereafter permitted by the DGCL and all rights conferred upon directors, officers, employees or agents hereby are subject to this reservation except as otherwise provided in Article SEVENTH.
NINTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the DGCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

Annex B
VOTING AGREEMENT
This Voting Agreement (this “Agreement”), dated as of December 21, 2022, is by and among Berkeley Lights, Inc., a Delaware corporation (“Parent”), Iceland Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), IsoPlexis Corporation, a Delaware corporation (the “Company”), and Igor Y. Khandros and Susan Bloch (collectively, the “Stockholder”).
RECITALS
WHEREAS, concurrently herewith, the Company, Parent and Merger Sub are entering into an Agreement and Plan of Merger (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”);
WHEREAS, as of the date of this Agreement, the Stockholder is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act), including by way of trust, of the approximate number of shares of Parent Common Stock set forth on Schedule A hereto, (all of the shares of Parent Common Stock owned of record or beneficially by the Stockholder as of the date of this Agreement, the “Owned Shares” and, together with any additional shares of Parent Common Stock or other voting securities of Parent of which the Stockholder acquires beneficial ownership after the date of this Agreement, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, consolidation, reclassification, exchange or change of such shares, or other similar transaction, or upon exercise or conversion of any securities (including any Parent Stock Options or any other equity awards), the Stockholder’s “Covered Shares”);
WHEREAS, as a condition and inducement to the willingness of the Company, Parent and Merger Sub to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Merger and the Share Issuance, the Company, Parent, Merger Sub and the Stockholder are entering into this Agreement; and
WHEREAS, the Stockholder acknowledges that each of the Company, Parent and Merger Sub are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholders set forth in this Agreement and would not enter into the Merger Agreement if the Stockholder did not enter into this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
1. Certain Definitions. All capitalized terms that are used but not defined herein have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms have the following respective meanings:
(a) “Permitted Liens” means Liens that would not reasonably be expected to interfere adversely with the performance by the applicable Stockholder of its obligations hereunder.
(b) “Termination Date” means the earliest to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms or (iii) the date on which any amendment to the Merger Agreement is effected, or any waiver of Parent’s or Merger Sub’s rights or the Company’s obligations under the Merger Agreement is granted, in each case, without the Stockholder’s prior written consent, that (A) increases the Merger Consideration to be received by the stockholders of the Company, (B) changes the form of Merger Consideration payable to the stockholders of the Company, (C) extends the End Date or imposes any additional conditions to the consummation of the Merger or (D) affects any of the other material terms of Article II (The Merger), Section 6.03 (No Solicitation by Parent; Parent Recommendation), Section 7.09 (Certain Tax Matters), Article VIII (Conditions Precedent) or Article IX (Termination, Amendment and Waiver) of the Merger Agreement in a manner that is materially adverse to the Stockholder in his capacity as such.
(c) A Person will be deemed to have effected a “Transfer” of a security if such Person, whether voluntarily or involuntarily, directly or indirectly (i) sells, pledges, encumbers, hypothecates, leases, assigns, gifts, grants an option with respect to, transfers, exchanges, tenders or disposes (by merger, by testamentary disposition, by operation of law or otherwise) of such security or any interest in such security, (ii) creates or permits to exist any Liens (other than Permitted Liens and restrictions on transfer imposed under applicable securities laws), (iii) deposits such security into a voting trust or enters into a voting agreement or arrangement or grants any proxy, power of attorney or other authorization with respect thereto that is inconsistent with this Agreement or (iv) enters into an agreement to take any of the actions referred to in the foregoing clauses (i) through (iii).
2. Transfer Restrictions. From the date of this Agreement until the Termination Date, the Stockholder shall not Transfer (or cause or permit the Transfer of) any of his Covered Shares except with the Company’s prior written consent. Notwithstanding anything to the contrary in this Agreement, this Section 2 shall not prohibit a Transfer of Covered Shares by the Stockholder to any of his Affiliates or limited partners (including, for the avoidance of doubt, any distribution in kind to the limited partners) or to any member of the Stockholder’s family or to a trust for the benefit of the Stockholder or any member of the Stockholder’s family; provided that such a Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in writing (in form and substance reasonably satisfactory to the Company) to be bound by all of the obligations of the Stockholder under this Agreement with respect to such Covered Shares being Transferred. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2 shall be null and void and of no effect whatsoever.
3. Agreement to Vote.
(a) From the date of this Agreement until the Termination Date, at the Parent Stockholder Meeting and any other meeting of the stockholders of Parent (and at every adjournment or postponement thereof) to vote on any matter contemplated by this Agreement, however called, or (if applicable) in connection with any written consent of Parent’s stockholders, the Stockholder shall unconditionally and irrevocably vote, or shall cause to be unconditionally and irrevocably voted, all its Covered Shares held at that time:
(i) in favor of the Share Issuance;
(ii) in favor of the approval of any proposal to adjourn the meeting to a later date, if there is not a quorum or sufficient affirmative votes (in person or by proxy) to obtain the Parent Stockholder Approval on the date on which such meeting is held;
(iii) against any action or agreement that would reasonably be expected to result in the conditions of the Transactions not being fulfilled or a breach of a covenant, representation or warranty or any other material obligation or agreement of Parent contained in the Merger Agreement;
(iv) against any action, proposal, transaction or agreement that would reasonably be expected to prevent or materially delay the consummation of the Transactions; and
(v) against any Parent Takeover Proposal.
(b) From the date of this Agreement until the Termination Date, the Stockholder shall appear, or shall cause the applicable entity that is the record holder of any of the Stockholder’s Covered Shares, as applicable (in person, by proxy or by any other means permitted by the Parent Bylaws) at each meeting of the stockholders of Parent, or adjournment or postponement thereof, to vote on any matter contemplated by this Agreement and shall cause all its Covered Shares to be counted as present thereat for purposes of calculating a quorum and shall vote all its Covered Shares in accordance with this Section 3.
(c) Nothing in this Agreement, including this Section 3, limits or restricts the Stockholder, or any Affiliate or designee of the Stockholder who serves as a member of the Parent Board in acting or voting in his or her capacity as a director of Parent and exercising his or her fiduciary duties and responsibilities, it being understood that this Agreement applies to the Stockholder solely in its capacity as a stockholder of Parent and does not apply to the Stockholder’s or any such Affiliate or designee’s actions, judgments or decisions as a director of Parent, and such actions (or failures to act) shall not be deemed to constitute a breach of this Agreement.
4. No Inconsistent Agreements. The Stockholder hereby represents, covenants and agrees that, except as contemplated by this Agreement, the Stockholder (i) has not entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any of its Covered Shares and (ii) has not granted, and shall not grant at any time prior to the Termination Date of this Agreement, a proxy or power of attorney with respect to any of its Covered Shares, in either case, that is inconsistent with the Stockholder’s obligations pursuant to this Agreement.

5. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Company, solely as to itself and not as to any other Stockholder or other Person, as follows:
(a) Power; Organization; Binding Agreement. The Stockholder has the capacity to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder, and, assuming due authorization, execution and delivery by the Company, this Agreement is enforceable against the Stockholder in accordance with its terms, except that such enforceability may be limited by the Bankruptcy and Equity Exception.
(b) No Conflicts. None of the execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder or the consummation by the Stockholder of the transactions contemplated hereby will (i) require any consent or approval under, or result in a violation or breach of, any agreement to which the Stockholder is a party or by which the Stockholder may be bound, including any voting agreement or voting trust, (ii) result in the creation of any Lien on any of the assets or properties of the Stockholder, (iii) violate any applicable Law or Judgment or (iv) with respect to the Stockholder that is not a natural person, violate the organizational documents of the Stockholder, except for such consents, approvals, breaches, Liens or violations that would not, individually or in the aggregate, prevent or materially delay the Stockholder from performing his, her or its obligations under this Agreement.
(c) Ownership of Covered Shares. The Stockholder is the beneficial owner of the Stockholder’s Covered Shares. All the Stockholder’s Covered Shares are owned free and clear of any Liens other than Permitted Liens, and no Person has a right to acquire any of such securities, in each case other than pursuant to this Agreement, the Merger Agreement, under applicable federal or state securities laws or pursuant to any written policies of Parent only with respect to restrictions upon the trading of securities under applicable securities laws. As of the date of this Agreement, except as set forth on Schedule A, other than the Owned Shares, the Stockholder does not own beneficially or of record any (i) shares of capital stock or voting securities of Parent, (ii) securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent or (iii) options or other rights to acquire from Parent any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent.
(d) Voting Power. The Stockholder has the requisite voting power, power of disposition, power to issue instructions with respect to the matters set forth herein and power to agree to all of the matters set forth in this Agreement necessary to take all actions required under this Agreement, in each case with respect to all of the securities subject to this Agreement owned by the Stockholder, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and those arising under the terms of this Agreement.
(e) Reliance by the Company. The Stockholder understands and acknowledges that each of the Company, Parent and Merger Sub is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.
(f) Consents and Approvals. The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not, require the Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, except in each case for filings with the SEC or where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings and notifications, would not, either individually or in the aggregate, prevent or materially delay the performance by the Stockholder of any of its obligations hereunder.
6. Additional Covered Shares. Prior to the Termination Date, in the event that any Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional shares of Parent Common Stock or other voting interests with respect to Parent, such shares of Parent Common Stock or other voting interests will, without further action of the parties, be deemed Covered Shares and subject to the provisions of this Agreement, the number of shares of Parent Common Stock held by the Stockholder will be deemed amended accordingly, and such shares of Parent Common Stock or voting interests will automatically become subject to the terms of this Agreement as Covered Shares.
7. Representations and Warranties of the Company and Parent. The Company and the Parent hereby represent and warrant to the Stockholder as follows:

(a) Authority; Binding Nature. Each of the Company and Parent has all requisite power and authority to (i) execute and deliver this Agreement, (ii) perform its covenants and obligations hereunder and (iii) consummate the transactions contemplated hereby to be consummated by it. The execution and delivery of this Agreement by each of the Company and Parent, the performance of each of their covenants and obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Company and Parent, and no additional actions are necessary to authorize (A) the execution and delivery of this Agreement by the Company or Parent; (B) the performance by each of the Company and Parent of its covenants and obligations hereunder; or (C) the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and Parent (assuming due authorization, execution and delivery by the Stockholder) constitutes a valid and binding obligation of the Company and Parent, enforceable against the Company and Parent in accordance with its terms, except that such enforceability may be limited by the Bankruptcy and Equity Exception.
(b) No Conflicts. None of the execution and delivery by each of the Company and Parent of this Agreement, the performance by each of the Company and Parent of its obligations hereunder or the consummation by each of the Company and Parent of the transactions contemplated hereby will (i) require any consent or approval under, or result in a violation or breach of, any agreement to which the Company or Parent is a party or by which the Company or Parent may be bound, including any voting agreement or voting trust, (ii) result in the creation of any Lien on any of the assets or properties of the Company or Parent, (iii) violate any applicable Law or Judgment or (iv) violate the organizational documents of the Company or Parent.
8. [intentionally omitted]
9. [intentionally omitted]
10. Stockholder Litigation. The Stockholder agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, that may be brought against the Company, Parent, Merger Sub or any of their respective successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby and thereby; provided that this Section 10 shall not be deemed a waiver of any rights of the Stockholder or its Affiliates for any breach of this Agreement or the Merger Agreement by Parent, the Company or any of their respective Affiliates.
11. No Solicitation. The Stockholder shall not take any action that Parent would then be prohibited from taking under Section 6.03 of the Merger Agreement. The Stockholder shall cease immediately and cause to be terminated any solicitations, encouragements, discussions and negotiations that commenced prior to the date of this Agreement with respect to any Parent Takeover Proposal, or any inquiry, expression of interest, proposal, discussions, negotiations or offer that constitutes, or could reasonably be expected to lead to, a Parent Takeover Proposal. Nothing in this Section 11 shall be construed as prohibiting, or imposing any obligation on any Stockholder with respect to, any action (other than actions taken by or on behalf of the Stockholder) that is taken by any Person other than the Stockholder.
12. Termination. This Agreement and all rights and obligations of the parties hereunder will terminate and have no further force or effect as of the Termination Date; provided that this Section 12 and Section 13 shall survive the termination of this Agreement. Notwithstanding the foregoing, nothing set forth in this Section 12 or elsewhere in this Agreement relieves any party hereto from liability, or otherwise limits the liability of any party hereto, for any willful and material breach of this Agreement prior to such termination.
13. Miscellaneous.
(a) Severability. If any term, provision, covenant or restriction of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal, void or unenforceable in any respect by a court of competent jurisdiction or other Governmental Authority, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a holding, the parties hereto agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

(b) Assignment. Except in connection with a Transfer of any Covered Shares in accordance with Section 2, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties and any purported assignment in violation hereof shall be null and void ab initio. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.
(c) Amendment and Modification; Waiver. This Agreement may be amended or waived by any party only if such amendment or waiver is in writing and is signed by each party to this Agreement. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by any of the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law or in equity.
(d) Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy to which the parties are entitled at law or in equity, (i) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief, to prevent breaches or threatened or anticipated breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the courts described in Section 13(h), without proof of damages or otherwise, and (ii) the right of specific performance is an integral part of the transactions contemplated hereby and without that right, none of the Company, Parent, Merger Sub or any of the Stockholder would have entered into this Agreement. Each of the parties agrees that it waives the defense of adequacy of a remedy at law and will not oppose the granting of an injunction or injunctions, specific performance or other equitable relief on the basis that (A) the other parties have an adequate remedy at law or (B) an award of an injunction, specific performance or other equitable relief is not an appropriate remedy for any reason at law or equity. The parties acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 13(d) shall not be required to provide any bond or other security in connection with any such order or injunction.
(e) Notices. All notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered, if delivered in person, (ii) on the next Business Day if transmitted by national overnight courier (with confirmation of delivery) or (iii) on the date transmitted if sent by email (provided that no “bounce back” or similar message of non-delivery is received with respect thereto), as follows (or at such other address for a party as shall be specified by notice given in accordance with this Section 13(e)):
If to the Stockholder:

Igor Y. Khandros and Susan Bloch
25 Haciendas Road
Orinda, CA 94563
Email:	[ ]

with a copy (which will not constitute notice or service of process) to:

Loeb & Loeb LLP
10100 Santa Monica Blvd., Suite 2200
Los Angeles, CA 90067
Attention:	Arash Khalili
Email:	akhalili@loeb.com

If to Parent or Merger Sub, to:

Berkeley Lights, Inc.
5858 Horton Street, Suite 320
Emeryville, CA 94608
Attention:	Scott Chaplin
Email:	[ ]

with a copy (which will not constitute notice or service of process) to:

Freshfields Bruckhaus Deringer US LLP
601 Lexington Avenue, 31st Floor
New York, NY 10022
Attention:	Damien R. Zoubek
Oliver J. Board
Email:	damien.zoubek@freshfields.com
oliver.board@freshfields.com

If to any Stockholder or to the Company, to:

IsoPlexis Corporation
35 NE Industrial Road
Branford, CT 06405
Attention:	Richard W. Rew II
Email:	[ ]

with a copy (which will not constitute notice or service of process) to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
Attention:	Richard Hall
Andrew C. Elken
Email:	rhall@cravath.com
aelken@cravath.com
Notwithstanding anything in this Agreement to the contrary, any notice given in accordance with the foregoing clauses (i) or (ii) of this Section 13(e) shall only be effective if a duplicative copy of such notice is also given by email in the method described in this Section 13(e).
(f) No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto (and their respective successors and permitted assigns) any rights (legal, equitable or otherwise) or remedies, whether as third-party beneficiaries or otherwise.
(g) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles.
(h) Jurisdiction. All Actions arising out of or relating to this Agreement shall be heard and determined in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware). The parties hereto hereby irrevocably (i) submit to the exclusive jurisdiction and venue of such courts in any such Action, (ii) waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action, (iii) agree to not attempt to deny or defeat such jurisdiction by motion or otherwise request for leave from any such court and (iv) agree to not bring any Action arising out of or relating to this Agreement or the Transactions in any court other than the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware), except for Actions brought to enforce the judgment of any such court. The consents to jurisdiction and venue set forth in this Section 13(h) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 13(e) of this Agreement. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.
(i) WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 13(i).
(j) Rules of Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of such counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to in this Agreement, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto.
(k) Entire Agreement. This Agreement, taken together with the Schedules attached hereto and the Merger Agreement to the extent referenced herein, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect thereto.
(l) Interpretation. The rules of interpretation set forth in Section 1.03 of the Merger Agreement shall apply to this Agreement, mutatis mutandis.
(m) Expenses. Except as otherwise expressly provided in this Agreement or the Merger Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such fees or expenses.
(n) No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, may only be made against, the entities that are expressly identified as parties hereto and no former, current or future equity holders, controlling persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate of any of the foregoing shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith.
14. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto, it being understood and agreed that all parties hereto need not sign the same counterpart. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Agreement transmitted by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document (including DocuSign), will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.
15. [intentionally omitted]
16. No Ownership Interest. The Stockholder has agreed to enter into this Agreement and act in the manner specified in this Agreement for consideration. Except as expressly set forth in this Agreement, all rights and all ownership and economic benefits of and relating to the Stockholder’s Covered Shares will remain vested in and belong to the Stockholder, and nothing herein will, or will be construed to, grant the Company any power, sole or shared, to direct or control the voting or disposition of any of such Covered Shares. Nothing in this Agreement will be interpreted as creating or forming a “group” with any other Person, including other holders listed on Schedule A, for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law.
[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
BERKELEY LIGHTS, INC.

/s/ Siddhartha Kadia
Name:	Siddhartha Kadia
Title:	Chief Executive Officer

ICELAND MERGER SUB INC.

/s/ Scott Chaplin
Name:	Scott Chaplin
Title:	President
ISOPLEXIS CORPORATION

/s/ Richard W. Rew II
Name:	Richard W. Rew II
Title:	Senior Vice President, General Counsel & Secretary

/s/ Igor Y. Khandros
Igor Y. Khandros

/s/ Susan Bloch
Susan Bloch
[Signature Page to Voting Agreement]

Schedule A
Approximate Number of Beneficially Owned Shares: 8,800,000 shares of Parent Common Stock*
*
If any additional shares of Parent Common Stock are owned by the Stockholder as of the date of this Agreement, such shares shall be automatically deemed to be “Owned Shares” notwithstanding the contents of this Schedule A.

Annex C
VOTING AGREEMENT
This Voting Agreement (this “Agreement”), dated as of December 21, 2022, is by and among Berkeley Lights, Inc., a Delaware corporation (“Parent”), Iceland Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), IsoPlexis Corporation, a Delaware corporation (the “Company”), and the Persons listed on the attached Schedule A who are signatories to this Agreement (each, a “Stockholder” and collectively, the “Stockholders”).
RECITALS
WHEREAS, concurrently herewith, the Company, Parent and Merger Sub are entering into an Agreement and Plan of Merger (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”);
WHEREAS, as of the date of this Agreement, each Stockholder is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of Company Common Stock set forth next to such Stockholder’s name on Schedule A hereto, being all of the shares of Company Common Stock owned of record or beneficially by such Stockholder as of the date of this Agreement (collectively with respect to such Stockholder, the “Owned Shares” and, together with any additional shares of Company Common Stock or other voting securities of the Company of which such Stockholder acquires beneficial ownership after the date of this Agreement, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, consolidation, reclassification, exchange or change of such shares, or other similar transaction, or upon exercise or conversion of any securities (including any Company Stock Options, Company Restricted Shares or any other equity awards), such Stockholder’s “Covered Shares”);
WHEREAS, as a condition and inducement to the willingness of the Company, Parent and Merger Sub to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Merger and the Share Issuance, the Company, Parent, Merger Sub and the Stockholders are entering into this Agreement; and
WHEREAS, the Stockholders acknowledge that each of the Company, Parent and Merger Sub are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholders set forth in this Agreement and would not enter into the Merger Agreement if the Stockholders did not enter into this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
1. Certain Definitions. All capitalized terms that are used but not defined herein have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms have the following respective meanings:
(a) “Permitted Liens” means Liens that would not reasonably be expected to interfere adversely with the performance by the applicable Stockholder of its obligations hereunder.
(b) “Termination Date” means the earliest to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms or (iii) the date on which any amendment to the Merger Agreement is effected, or any waiver of the Company’s rights under the Merger Agreement is granted, in each case, without the Stockholders’ prior written consent, that (A) diminishes the Merger Consideration to be received by the stockholders of the Company, (B) changes the form of Merger Consideration payable to the stockholders of the Company, (C) extends the End Date or imposes any additional conditions to the consummation of the Merger or (D) affects any of the other material terms of Article II (The Merger), Section 6.02 (No Solicitation by the Company; Company Recommendation), Section 7.07 (Indemnification, Exculpation and Insurance), Section 7.09 (Certain Tax Matters), Article VIII (Conditions Precedent) or Article IX (Termination, Amendment and Waiver) of the Merger Agreement in a manner that is materially adverse to any of the Stockholders in their capacity as such.

(c) A Person will be deemed to have effected a “Transfer” of a security if such Person, whether voluntarily or involuntarily, directly or indirectly (i) sells, pledges, encumbers, hypothecates, leases, assigns, gifts, grants an option with respect to, transfers, exchanges, tenders or disposes (by merger, by testamentary disposition, by operation of law or otherwise) of such security or any interest in such security, (ii) creates or permits to exist any Liens (other than Permitted Liens and restrictions on transfer imposed under applicable securities laws), (iii) deposits such security into a voting trust or enters into a voting agreement or arrangement or grants any proxy, power of attorney or other authorization with respect thereto that is inconsistent with this Agreement or (iv) enters into an agreement to take any of the actions referred to in the foregoing clauses (i) through (iii).
2. Transfer Restrictions. From the date of this Agreement until the Termination Date, no Stockholder shall Transfer (or cause or permit the Transfer of) any of its Covered Shares except with Parent’s prior written consent. Notwithstanding anything to the contrary in this Agreement, this Section 2 shall not prohibit a Transfer of Covered Shares by a Stockholder to (i) any other Stockholder or (ii) any of its Affiliates or limited partners (including, for the avoidance of doubt, any distribution in kind to the limited partners) or, if the Stockholder is a natural person, to any member of the Stockholder’s immediate family or to a trust for the benefit of the Stockholder or any member of the Stockholder’s immediate family; provided that, in the case of this clause (ii), such a Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in writing (in form and substance reasonably satisfactory to Parent) to be bound by all of the obligations of the Stockholder under this Agreement with respect to such Covered Shares being Transferred. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2 shall be null and void and of no effect whatsoever. In furtherance of the foregoing, from the date of this Agreement until the Termination Date, no Stockholder shall make any demands to register any of its Covered Shares pursuant to the terms of that certain Sixth Amended and Restated Investors’ Rights Agreement, dated as of December 30, 2020, by and among the Company and the other parties thereto from time to time (as amended, restated, supplemented or otherwise modified from time to time, the “Investors’ Rights Agreement”).
3. Agreement to Vote.
(a) From the date of this Agreement until the Termination Date, at the Company Stockholder Meeting and any other meeting of the stockholders of the Company (and at every adjournment or postponement thereof) to vote on any matter contemplated by this Agreement, however called, or (if applicable) in connection with any written consent of the Company’s stockholders, each Stockholder shall unconditionally and irrevocably vote, or shall cause to be unconditionally and irrevocably voted, all its Covered Shares held at that time:
(i) in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement;
(ii) in favor of the approval of any proposal to adjourn the meeting to a later date, if there is not a quorum or sufficient affirmative votes (in person or by proxy) to obtain the Company Stockholder Approval on the date on which such meeting is held;
(iii) against any action or agreement that would reasonably be expected to result in the conditions of the Transactions not being fulfilled or a breach of a covenant, representation or warranty or any other material obligation or agreement of the Company contained in the Merger Agreement;
(iv) against any action, proposal, transaction or agreement that would reasonably be expected to prevent or materially delay the consummation of the Transactions; and
(v) against any Company Takeover Proposal.
(b) From the date of this Agreement until the Termination Date, each Stockholder shall appear (in person, by proxy or by any other means permitted by the Company Bylaws) at each meeting of the stockholders of the Company, or adjournment or postponement thereof, to vote on any matter contemplated by this Agreement and shall cause all its Covered Shares to be counted as present thereat for purposes of calculating a quorum and shall vote all its Covered Shares in accordance with this Section 3.
(c) Nothing in this Agreement, including this Section 3, limits or restricts (i) any Affiliate or designee of any Stockholder who serves as a member of the Company Board or (ii) any Stockholder serving as an officer in acting or voting in his or her capacity as a director of the Company or as an officer and exercising his or her fiduciary duties and responsibilities, it being understood that this Agreement applies to each Stockholder solely in its capacity as a stockholder of the Company and does not apply to any such actions, judgments or decisions as a director or officer of the Company, and such actions (or failures to act) shall not be deemed to constitute a breach of this Agreement.
(d) In the event of a Company Adverse Recommendation Change made in compliance with the terms of the Merger Agreement, then during the pendency thereof, the aggregate number of shares that shall be considered Covered Shares hereunder shall be reduced (with such reduction applying to each Stockholder on a pro rata basis in accordance with each Stockholder’s relative Covered Shares and rounded up to the nearest whole Covered Share) without any action by the Company or the Stockholders such that the number of Covered Shares held, collectively, by all Stockholders shall represent in the aggregate (after such reduction) thirty percent (30%) of the total number of outstanding shares of Company Common Stock as of the time the applicable Company Notice of Recommendation Change is delivered by the Company to Parent.
4. No Inconsistent Agreements.Each Stockholder hereby represents, covenants and agrees that, except as contemplated by this Agreement, such Stockholder (i) has not entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any of its Covered Shares and (ii) has not granted, and shall not grant at any time prior to the Termination Date, a proxy or power of attorney with respect to any of its Covered Shares, in either case, that is inconsistent with such Stockholder’s obligations pursuant to this Agreement.
5. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to Parent and Merger Sub, solely as to itself and not as to any other Stockholder or other Person, as follows:
(a) Power; Organization; Binding Agreement. Such Stockholder has the power and authority (in the case of each Stockholder that is not a natural person) or capacity (in the case of each Stockholder that is a natural person) to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. With respect to each Stockholder that is not a natural person, (i) the execution, delivery and performance by such Stockholder of this Agreement, and the consummation by such Stockholder of the transactions contemplated hereby, have been duly authorized by all necessary corporate, limited liability company, limited liability partnership or similar equivalent action on the part of such Stockholder and (ii) such Stockholder is duly organized, validly existing and in good standing under the applicable Law of its jurisdiction of formation. This Agreement has been duly executed and delivered by such Stockholder, and, assuming due authorization, execution and delivery by Parent and Merger Sub, this Agreement is enforceable against such Stockholder in accordance with its terms, except that such enforceability may be limited by the Bankruptcy and Equity Exception.
(b) No Conflicts. None of the execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of its obligations hereunder or the consummation by such Stockholder of the transactions contemplated hereby will (i) require any consent or approval under, or result in a violation or breach of, any agreement to which such Stockholder is a party or by which such Stockholder may be bound, including any voting agreement or voting trust, (ii) result in the creation of any Lien on any of the assets or properties of such Stockholder, (iii) violate any applicable Law or Judgment or (iv) with respect to each Stockholder that is not a natural person, violate the organizational documents of such Stockholder, except for such consents, approvals, breaches, Liens or violations that would not, individually or in the aggregate, prevent or materially delay such Stockholder from performing his, her or its obligations under this Agreement.
(c) Ownership of Covered Shares. Such Stockholder is the beneficial owner of such Stockholder’s Covered Shares. All such Stockholder’s Covered Shares are owned free and clear of any Liens other than Permitted Liens, and no Person has a right to acquire any of such securities, in each case other than pursuant to this Agreement, the Merger Agreement or the Investors’ Rights Agreement, under applicable federal or state securities laws or pursuant to any written policies of the Company only with respect to restrictions upon the trading of securities under applicable securities laws. As of the date of this Agreement, except as set forth on Schedule A, other than the Owned Shares, such Stockholder does not own beneficially or of record any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.

(d) Voting Power. Such Stockholder has the requisite voting power, power of disposition, power to issue instructions with respect to the matters set forth herein and power to agree to all of the matters set forth in this Agreement necessary to take all actions required under this Agreement, in each case with respect to all of the securities subject to this Agreement owned by such Stockholder, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and those arising under the terms of this Agreement.
(e) Reliance by Parent and Merger Sub. Such Stockholder understands and acknowledges that each of the Company, Parent and Merger Sub is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.
(f) Consents and Approvals. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, except in each case for filings with the SEC or where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings and notifications, would not, either individually or in the aggregate, prevent or materially delay the performance by such Stockholder of any of its obligations hereunder.
6. Additional Covered Shares. Prior to the Termination Date, in the event that any Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional shares of Company Common Stock or other voting interests with respect to the Company, such shares of Company Common Stock or other voting interests will, without further action of the parties, be deemed Covered Shares and subject to the provisions of this Agreement, the number of shares of Company Common Stock held by such Stockholder will be deemed amended accordingly, and such shares of Company Common Stock or voting interests will automatically become subject to the terms of this Agreement as Covered Shares.
7. Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub hereby represent and warrant to the Stockholders as follows:
(a) Authority; Binding Nature. Each of Parent and Merger Sub has all requisite power and authority to (i) execute and deliver this Agreement, (ii) perform its covenants and obligations hereunder and (iii) consummate the transactions contemplated hereby to be consummated by it. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance of each of their covenants and obligations hereunder and the consummation by each of them of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Parent and Merger Sub, and no additional actions are necessary to authorize (A) the execution and delivery of this Agreement by Parent or Merger Sub; (B) the performance by each of Parent and Merger Sub of its covenants and obligations hereunder; or (C) the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and (assuming due authorization, execution and delivery by the Stockholders) constitutes a valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except that such enforceability may be limited by the Bankruptcy and Equity Exception.
(b) No Conflicts. None of the execution and delivery by each of Parent and Merger Sub of this Agreement, the performance by each of Parent and Merger Sub of its obligations hereunder or the consummation by each of Parent and Merger Sub of the transactions contemplated hereby will (i) require any consent or approval under, or result in a violation or breach of, any agreement to which Parent or Merger Sub is a party or by which Parent or Merger Sub may be bound, including any voting agreement or voting trust, (ii) result in the creation of any Lien on any of the assets or properties of Parent or Merger Sub, (iii) violate any applicable Law or Judgment or (iv) violate the organizational documents of Parent or Merger Sub.
8. Spousal Consent. If a Stockholder is a married individual and any of its Owned Shares constitutes community property or otherwise needs spousal or other approval for this Agreement to be legal, valid and binding, such Stockholder shall deliver to Parent, concurrently herewith, a duly executed consent of such Stockholder’s spouse, in the form attached hereto as Schedule B.
9. [intentionally omitted]

10. Stockholder Litigation. Each Stockholder agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, that may be brought against the Company, Parent, Merger Sub or any of their respective successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby and thereby; provided that this Section 10 shall not be deemed a waiver of any rights of the Stockholder or its Affiliates for any breach of this Agreement or the Merger Agreement by Parent, the Company or any of their respective Affiliates.
11. No Solicitation. Each Stockholder shall not take any action that the Company would then be prohibited from taking under Section 6.02 of the Merger Agreement. Each Stockholder shall cease immediately and cause to be terminated any solicitations, encouragements, discussions and negotiations that commenced prior to the date of this Agreement with respect to any Company Takeover Proposal, or any inquiry, expression of interest, proposal, discussions, negotiations or offer that constitutes, or could reasonably be expected to lead to, a Company Takeover Proposal. Nothing in this Section 11 shall be construed as prohibiting, or imposing any obligation on any Stockholder with respect to, any action (other than actions taken by or on behalf of such Stockholder) that is taken by any Person that is not a Stockholder.
12. Termination. This Agreement and all rights and obligations of the parties hereunder will terminate and have no further force or effect as of the Termination Date; provided that this Section 12 and Section 13 shall survive the termination of this Agreement. Notwithstanding the foregoing, nothing set forth in this Section 12 or elsewhere in this Agreement relieves any party hereto from liability, or otherwise limits the liability of any party hereto, for any willful and material breach of this Agreement prior to such termination.
13. Miscellaneous.
(a) Severability. If any term, provision, covenant or restriction of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal, void or unenforceable in any respect by a court of competent jurisdiction or other Governmental Authority, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a holding, the parties hereto agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.
(b) Assignment. Except in connection with a Transfer of any Covered Shares in accordance with Section 2, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties and any purported assignment in violation hereof shall be null and void ab initio. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.
(c) Amendment and Modification; Waiver. This Agreement may be amended or modified only if such amendment or modification is in writing and is signed by each party to this Agreement. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by any of the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law or in equity.
(d) Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy to which the parties are entitled at law or in equity, (i) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief, to prevent breaches or threatened or anticipated breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the courts described in Section 13(h), without proof of damages or otherwise, and (ii) the right of specific performance is an integral part of the transactions contemplated hereby and without that right, none of the Company, Parent, Merger Sub or any of the Stockholders would have entered into this Agreement. Each of the parties agrees that it waives the defense of adequacy of a remedy at law and will not oppose the granting of an injunction or injunctions, specific performance or other equitable relief on the basis that (A) the other parties have an adequate remedy at law or (B) an award of an injunction, specific performance or other equitable relief is not an appropriate remedy for any reason at law or equity. The parties acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 13(d) shall not be required to provide any bond or other security in connection with any such order or injunction.
(e) Notices. All notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered, if delivered in person, (ii) on the next Business Day if transmitted by national overnight courier (with confirmation of delivery) or (iii) on the date transmitted if sent by email (provided that no “bounce back” or similar message of non-delivery is received with respect thereto), as follows (or at such other address for a party as shall be specified by notice given in accordance with this Section 13(e)):
If to Northpond Ventures, LP, Northpond Capital, LP, SMC Growth Capital Partners II, LP, SMC Private Equity Holdings, LP, SMC Holdings II, LP or Connecticut Innovations, Incorporated:
Northpond Ventures, LP
Northpond Capital, LP
7500 Old Georgetown Road, Suite 850
Bethesda, MD, 20814
Attention:	Patrick Smerkers, Senior Vice President, Finance and Operations
Paul Hodgdon, General Counsel
Email:

SMC Growth Capital Partners II, LP
SMC Private Equity Holdings, LP
SMC Holdings II, LP
650 Madison Avenue, 20th Floor
New York, NY, 10022
Attention:	Gregory P. Ho, Managing Member
Tara Sharp, General Counsel
Email:

Connecticut Innovations, Incorporated
470 James Street, Suite 8
New Haven, CT 06513
Attention:	Matthew Storeygard
Email:

with a copy (which will not constitute notice or service of process) to:

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
1250 Broadway, 23rd Floor
New York, NY 10001
Attention:	Brian Snyder
Email:	bsnyder@gunderson.com

If to North Sound Trading, LP,

Brian P Miller and Giovanna R Miller, JTWROS,

The Miller Family 2011 Trust or Brian Paul Miller:

North Sound Trading, LP
Brian P Miller and Giovanna R Miller, JTWROS
The Miller Family 2011 Trust

Brian Paul Miller
c/o North Sound Trading, LP
115 East Putnam Ave
Greenwich CT, 06830
Attention:	Brian Miller
Email:

If to Perceptive Life Sciences Master Fund, Ltd., Perceptive Credit Holdings III, LP or PCOP EQ AIV III, LP:

Perceptive Life Sciences Master Fund, Ltd.
Perceptive Credit Holdings III, LP
PCOP EQ AIV III, LP
c/o Perceptive Advisors
51 Astor Place
10th Floor
New York, NY 10003
Attention:	COO
Email:

with a copy (which will not constitute notice or service of process) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
Attention:	Michael R. Flynn
Email:	Michael.flynn@srz.com

If to Rong Fan:

Rong Fan
20 Hidden Place
Cheshire, CT 06410
Attention:	Rong Fan
Email:

If to Sean Mackay:

Sean Mackay
PO Box 491763
Los Angeles, CA 90049
Attention:	Sean Mackay
Email:

with a copy (which will not constitute notice or service of process) to:

Wiggin and Dana LLP
One Century Tower
265 Church Street, 17th Floor
New Haven, CT 06510
Attention:	Evan S. Kipperman
Email:	Ekipperman@wiggin.com

If to Parent or Merger Sub, to:

Berkeley Lights, Inc.
5858 Horton Street, Suite 320
Emeryville, CA 94608
Attention:	Scott Chaplin
Email:

with a copy (which will not constitute notice or service of process) to:

Freshfields Bruckhaus Deringer US LLP
601 Lexington Avenue, 31st Floor
New York, NY 10022
Attention:	Damien R. Zoubek
Oliver J. Board
Email:	damien.zoubek@freshfields.com
oliver.board@freshfields.com

If to any Stockholder or to the Company, to:

IsoPlexis Corporation
35 NE Industrial Road
Branford, CT 06405
Attention:	Richard W. Rew II
Email:

with a copy (which will not constitute notice or service of process) to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
Attention:	Richard Hall
Andrew C. Elken
Email:	rhall@cravath.com
aelken@cravath.com

Notwithstanding anything in this Agreement to the contrary, any notice given in accordance with the foregoing clauses (i) or (ii) of this Section 13(e) shall only be effective if a duplicative copy of such notice is also given by email in the method described in this Section 13(e).
(f) No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto (and their respective successors and permitted assigns) any rights (legal, equitable or otherwise) or remedies, whether as third-party beneficiaries or otherwise.
(g) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles.
(h) Jurisdiction. All Actions arising out of or relating to this Agreement shall be heard and determined in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware). The parties hereto hereby irrevocably (i) submit to the exclusive jurisdiction and venue of such courts in any such Action, (ii) waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action, (iii) agree to not attempt to deny or defeat such jurisdiction by motion or otherwise request for leave from any such court and (iv) agree to not bring any Action arising out of or relating to this Agreement or the Transactions in any court other than the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware), except for Actions brought to enforce the judgment of any such court. The consents to jurisdiction and venue set forth in this Section 13(h) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 13(e) of this Agreement. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.
(i) WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 13(i).
(j) Rules of Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of such counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to in this Agreement, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto.
(k) Entire Agreement. This Agreement, taken together with the Schedules attached hereto and the Merger Agreement to the extent referenced herein, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect thereto. For the avoidance of doubt, each Stockholder agrees that it will not claim that such Stockholder or any of its Affiliates has registration or similar rights under the Investors’ Rights Agreement following the Effective Time.
(l) Interpretation. The rules of interpretation set forth in Section 1.03 of the Merger Agreement shall apply to this Agreement, mutatis mutandis.
(m) Expenses. Except as otherwise expressly provided in this Agreement or the Merger Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such fees or expenses.
(n) No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, may only be made against, the entities that are expressly identified as parties hereto and no former, current or future equity holders, controlling persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate of any of the foregoing shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith.
14. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto, it being understood and agreed that all parties hereto need not sign the same counterpart. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Agreement transmitted by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document (including DocuSign), will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.
15. Stockholder Obligations Several and Not Joint. The obligations of each Stockholder hereunder shall be several and not joint, and no Stockholder shall be liable for any breach of the terms of this Agreement by any other Stockholder. Further, Parent and Merger Sub each agrees that no Stockholder will be liable for any claims, losses, damages, liabilities or other obligations resulting from Parent or Merger Sub’s breach of the Merger Agreement.
16. No Ownership Interest. Each Stockholder has agreed to enter into this Agreement and act in the manner specified in this Agreement for consideration. Except as expressly set forth in this Agreement, all rights and all ownership and economic benefits of and relating to a Stockholder’s Covered Shares will remain vested in and belong to such Stockholder, and nothing herein will, or will be construed to, grant Parent or Merger Sub any power, sole or shared, to direct or control the voting or disposition of any of such Covered Shares. Nothing in this Agreement will be interpreted as creating or forming a “group” with any other Person, including other holders listed on Schedule A, for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law.
[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
BERKELEY LIGHTS, INC.

/s/ Siddhartha Kadia
Name:	Siddhartha Kadia
Title:	Chief Executive Officer
ICELAND MERGER SUB INC.

/s/ Scott Chaplin
Name:	Scott Chaplin
Title:	President
ISOPLEXIS CORPORATION

/s/ Richard W. Rew II
Name:	Richard W. Rew II
Title:	Senior Vice President, General Counsel & Secretary
NORTHPOND VENTURES, LP

/s/ Paul Hodgdon
Name:	Paul Hodgdon
Title:	Authorized Signatory
NORTHPOND CAPITAL, LP

/s/ Paul Hodgdon
Name:	Paul Hodgdon
Title:	Authorized Signatory
SMC Growth Capital Partners II, LP
By: SMC Growth Capital II GP, LLC, its general partner

By:	/s/ Tara Sharp
Name:	Tara Sharp
Title:	General Counsel
SMC Private Equity Holdings, LP
By: SMC Private Equity Holdings G.P., LLC, its general partner

By:	/s/ Tara Sharp
Name:	Tara Sharp
Title:	General Counsel
[Signature Page to Voting Agreement]

SMC Holdings II, LP
By: SMC Holdings II G.P., LLC, its general partner

By:	/s/ Tara Sharp
Name:	Tara Sharp
Title:	General Counsel
CONNECTICUT INNOVATIONS, INCORPORATED

By:	/s/ Matthew Storeygard
Name:	Matthew Storeygard
Title:	Senior Managing Director
PERCEPTIVE LIFE SCIENCES MASTER FUND, LTD.
By: Perceptive Advisors, LLC

By:	/s/ James H. Mannix
Name:	James H. Mannix
Title:	COO
PERCEPTIVE CREDIT HOLDINGS III, LP
By: Perceptive Credit Opportunities GP, LLC, its general partner

By:	/s/ Sandeep Dixit
Name:	Sandeep Dixit
Title:	Chief Credit Officer

By:	/s/ Sam Chawla
Name:	Sam Chawla
Title:	Portfolio Manager
PCOF EQ AIV III, LP
By: PCOF EQ AIV GP, LLC, its general partner

By:	/s/ Sandeep Dixit
Name:	Sandeep Dixit
Title:	Chief Credit Officer

By:	/s/ Sam Chawla
Name:	Sam Chawla
Title:	Portfolio Manager
BRIAN PAUL MILLER

By:	/s/ Brian P. Miller
Name:	Brian P. Miller
[Signature Page to Voting Agreement]

NORTH SOUND TRADING, LP

By:	/s/ Brian P. Miller
Name:	Brian P. Miller
Title:	Authorized Signatory
BRIAN P. MILLER AND GIOVANNA R. MILLER, JTWROS

By:	/s/ Brian P. Miller
Name:	Brian P. Miller
Title:	Authorized Signatory
THE MILLER FAMILY 2011 TRUST

By:	/s/ Giovanna R. Miller
Name:	Giovanna R. Miller
Title:	Authorized Signatory
RONG FAN

By:	/s/ Rong Fan
Name:	Rong Fan
SEAN MACKAY

By:	/s/ Sean Mackay
Name:	Sean Mackay
[Signature Page to Voting Agreement]

Schedule A
Stockholder Name	Owned Shares*
Northpond Ventures, LP	6,727,570
Northpond Capital, LP	2,080,961
SMC Growth Capital Partners II, LP	3,726,732
SMC Private Equity Holdings, LP	2,270,287
SMC Holdings II, LP	67,642
Connecticut Innovations, Incorporated	2,731,449
North Sound Trading, LP	1,243,987
Brian P Miller and Giovanna R Miller, JTWROS	1,660,995
The Miller Family 2011 Trust	549,436
Brian Paul Miller Roth Contributory IRA	190,000
Perceptive Life Sciences Master Fund, Ltd	3,554,587
Perceptive Credit Holdings III, LP(1)	335,962
PCOF EQ AIV III, LP	204,949
Rong Fan(2)	981,600
Sean Mackay(3)	914,366
(1)	In addition to the above, Perceptive Credit Holdings III, LP holds warrants exercisable for 811,374 shares of Company Common Stock.
(2)	In addition to the above, Rong Fan holds options exercisable for 100,000 shares of Company Common Stock.
(3)	In addition to the above, Sean Mackay holds options exercisable for 1,430,542 shares of Company Common Stock.
*
If any additional shares of Company Common Stock are owned by any of the Stockholders as of the date of this Agreement, such shares shall be automatically deemed to be “Owned Shares” notwithstanding the contents of this Schedule A.

Schedule B

SPOUSAL CONSENT
The undersigned represents that the undersigned is the spouse of     and that the undersigned is familiar with the terms of the Voting Agreement (the “Agreement”), entered into as of December 21, 2022, by and among Berkeley Lights, Inc., a Delaware corporation (“Parent”), Iceland Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent, IsoPlexis Corporation, a Delaware corporation, the undersigned’s spouse and the other persons listed on Schedule A to the Agreement who are signatories thereto. The undersigned hereby agrees that the interest of the undersigned’s spouse in all property which is the subject of the Agreement shall be irrevocably bound by the terms of the Agreement and by any amendment, modification, waiver or termination signed by the undersigned’s spouse. The undersigned further agrees that the undersigned’s community property interest in all property which is the subject of the Agreement shall be irrevocably bound by the terms of the Agreement, and that the Agreement shall be binding on the executors, administrators, heirs and assigns of the undersigned. The undersigned further authorizes the undersigned’s spouse to amend, modify or terminate the Agreement, or waive any rights thereunder, and that each such amendment, modification, waiver or termination signed by the undersigned’s spouse shall be binding on the community property interest of the undersigned in all property which is the subject of the Agreement and on the executors, administrators, heirs and assigns of the undersigned, each as fully as if the undersigned had signed such amendment, modification, waiver or termination.
Dated: December , 2022

Name:

Annex D

December 20, 2022
The Board of Directors
Berkeley Lights, Inc.
5858 Horton Street, Suite 320
Emeryville, California 94608
The Board of Directors:
In your capacity as the Board of Directors (the “Board of Directors”) of Berkeley Lights, Inc. (“Berkeley”), you have requested our opinion (the “Opinion”), as investment bankers, as to the fairness, from a financial point of view, to Berkeley of the Exchange Ratio (as defined below) provided for pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”) proposed to be entered into among Berkeley, Iceland Merger Sub Inc., a wholly owned subsidiary of Berkeley (“Merger Sub”), and IsoPlexis Corporation (“IsoPlexis”).
As more fully described in the Merger Agreement, and subject to the terms and conditions set forth therein, Merger Sub will be merged with and into IsoPlexis (the “Merger”), with IsoPlexis surviving the Merger as a wholly owned subsidiary of Berkeley, pursuant to which each outstanding share of the common stock, par value $0.001 per share, of IsoPlexis (“IsoPlexis Common Stock”) will be converted into the right to receive 0.6120 (the “Exchange Ratio”) of a share of the common stock, par value $0.00005 per share, of Berkeley (“Berkeley Common Stock”).
Cowen and Company, LLC (“we” or “Cowen”), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of our business, we and our affiliates may actively trade the securities of Berkeley, IsoPlexis and/or their respective affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.
We are acting as financial advisor to Berkeley in connection with the Merger and will receive a fee from Berkeley for our services, a significant portion of which is contingent upon consummation of the Merger. We also will receive a fee in connection with this Opinion. In addition, Berkeley has agreed to reimburse our expenses and indemnify us for certain liabilities that may arise out of our engagement. Cowen in the past has provided and in the future may provide financial advisory and/or investment banking services to IsoPlexis and/or its affiliates, for which services Cowen has received and may receive compensation, including during the two years preceding the date of this Opinion having served as bookrunning underwriter for the initial public offering of IsoPlexis Common Stock. Although Cowen has not had a material relationship with Berkeley during the two years preceding the date of this Opinion unrelated to the Merger, Cowen in the future may provide services to Berkeley and/or its affiliates and may receive compensation for the rendering of such services.
In connection with our Opinion, we have reviewed and considered such financial and other matters as we have deemed relevant, including, among other things:
•	a draft, dated December 20, 2022, of the Merger Agreement;
•	certain publicly available financial and other information for IsoPlexis and certain other relevant financial and operating data furnished to Cowen by the management of IsoPlexis;
•	certain publicly available financial and other information for Berkeley and certain other relevant financial and operating data furnished to Cowen by the management of Berkeley;
Cowen and Company, LLC
599 Lexington Avenue, 20th Floor
New York, NY 10022
T 646 562 1010
www.cowen.com

•
certain internal financial analyses, financial forecasts, reports and other information concerning IsoPlexis prepared by the management of IsoPlexis as adjusted by the management of Berkeley (the “IsoPlexis Forecasts”) and the amounts and timing of the cost savings and related expenses expected to result from the Merger furnished to us by the management of Berkeley (the “Estimated Cost Savings”);

•	certain internal financial analyses, financial forecasts, reports and other information concerning Berkeley prepared by the management of Berkeley (the “Berkeley Forecasts”);
•
discussions we have had with certain members of the managements of IsoPlexis and Berkeley, as the case may be, concerning the historical and current business operations, financial conditions and prospects of IsoPlexis and Berkeley, the Estimated Cost Savings and such other matters we deemed relevant;

•	certain operating results of, and financial and stock market information for, IsoPlexis and Berkeley as compared to similar information for certain publicly traded companies we deemed relevant;
•	the relative contributions of IsoPlexis and Berkeley to certain financial data of the pro forma combined company utilizing the IsoPlexis Forecasts and the Berkeley Forecasts; and
•	such other information, financial studies, analyses and investigations and such other factors that we deemed relevant for the purposes of this Opinion.
In conducting our review and arriving at our Opinion, we have, at your direction, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to us by IsoPlexis and Berkeley, respectively, or which is publicly available or was otherwise reviewed by us. We have not undertaken any responsibility for the accuracy, completeness or reasonableness of, or independent verification of, such information. We have relied upon the respective representations of IsoPlexis and Berkeley that all information provided to us by IsoPlexis and Berkeley, as the case may be, is accurate and complete in all material respects and we expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our Opinion of which we become aware after the date hereof.
We have assumed, at your direction, that the IsoPlexis Forecasts, the Berkeley Forecasts and the Estimated Cost Savings were reasonably prepared by the managements of IsoPlexis and Berkeley, as the case may be, on bases reflecting the best currently available estimates and good faith judgments of such managements as to the future performance of IsoPlexis, Berkeley and the other matters covered thereby, and that such IsoPlexis Forecasts, Berkeley Forecasts and Estimated Cost Savings utilized in our analyses provide a reasonable basis for our Opinion. We also have assumed, at your direction, that the financial results reflected in the IsoPlexis Forecasts, the Berkeley Forecasts and the Estimated Cost Savings will be realized in the amounts and at the times projected, We have relied on the assessments of the managements of IsoPlexis and Berkeley as to, among other things, (i) the existing products and services of, or the viability of and risks associated with the future products and services of, IsoPlexis and Berkeley, (ii) certain historical and potential equity issuances of IsoPlexis and Berkeley, including the potential impact thereof on IsoPlexis and Berkeley, and (iii) the ability of Berkeley to integrate IsoPlexis with the operations of Berkeley and to realize the Estimated Cost Savings expected by the management of Berkeley to result from the Merger as contemplated. We have assumed that there will be no developments with respect to any such matters that would have an adverse effect on IsoPlexis, Berkeley or the Merger (including the expected benefits thereof) or that otherwise would be meaningful in any respect to our analyses or Opinion. We express no opinion as to the IsoPlexis Forecasts, the Berkeley Forecasts, the Estimated Cost Savings or the assumptions on which they are based.
In addition, we have assumed that there have been no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of IsoPIexis or Berkeley since the dates of the last financial statements made available to us. We have not made or obtained any independent evaluations, valuations or appraisals of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise) of IsoPlexis, Berkeley or any other entity, nor have we been furnished with such materials. We have not conducted nor have we assumed any obligation to conduct any physical inspection of the properties or facilities of IsoPIexis, Berkeley or any other entity. We also have not evaluated the solvency or fair value of IsoPlexis, Berkeley or any other entity under any state or federal laws relating to bankruptcy, insolvency or similar matters. In addition, we have not undertaken an independent evaluation of any actual or potential litigation, settlements, governmental or regulatory proceedings or investigations, possible unasserted claims or other contingent liabilities to which IsoPlexis, Berkeley or any other entity may be a party or subject. We have assumed that the Merger will qualify for the intended tax treatment contemplated by the

Merger Agreement. Our Opinion does not address any legal, tax, accounting or regulatory matters related to the Merger Agreement or the Merger, as to which we have assumed that Berkeley and the Board of Directors have received such advice from legal, tax, accounting and regulatory advisors as each has determined appropriate.
Our Opinion addresses only the fairness of the Exchange Ratio, from a financial point of view, to Berkeley. We express no view as to any other aspect or implication of the Merger, including, without limitation, any support agreements or any other agreement, arrangement or understanding entered into in connection with the Merger or otherwise. Our Opinion is necessarily based upon economic and market conditions and other circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that although subsequent developments may affect our Opinion, we do not have any obligation to update, revise or reaffirm our Opinion and we expressly disclaim any responsibility to do so.
We have not considered any potential legislative or regulatory changes currently being considered or recently enacted by the United States or any foreign government, or any domestic or foreign regulatory body, or any changes in accounting methods or generally accepted accounting principles that may be adopted by the Securities and Exchange Commission, the Financial Accounting Standards Board, or any similar foreign regulatory body or board.
For purposes of rendering our Opinion we have assumed in all respects material to our analyses that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver thereof. We also have assumed that the final form of the Merger Agreement will be substantially similar to the draft reviewed by us. We further have assumed that all governmental, regulatory and other consents and approvals contemplated by the Merger Agreement will be obtained and that in the course of obtaining any of those consents no restrictions will be imposed or waivers made that would have an adverse effect on IsoPlexis, Berkeley or the Merger (including the contemplated benefits thereof). In addition, we have assumed that the Merger will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable state or federal statutes, rules and regulations.
It is understood that our Opinion is intended for the benefit and use of the Board of Directors (in its capacity as such) in its evaluation of the Exchange Ratio. Our Opinion should not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. However, our Opinion may be reproduced in full in any proxy statement or registration statement relating to the Merger that Berkeley is required to file under the Securities Exchange Act of 1934, as amended, and mail to securityholders of Berkeley. Our Opinion does not constitute a recommendation to the Board of Directors on whether or not to approve the Merger or to any securityholder or any other person as to how to vote or act with respect to the Merger or otherwise. We are not expressing any opinion as to the actual value, price or trading range of IsoPlexis Common Stock or Berkeley Common Stock following announcement or consummation of the Merger. We have not been requested to opine as to, and our Opinion does not in any manner address, Berkeley's underlying business decision to effect the Merger or the relative merits of the Merger as compared to other business strategies or transactions that might be available to Berkeley. In addition, we have not been requested to opine as to, and our Opinion does not in any manner address, (i) the fairness of the amount or nature of the compensation to the officers, directors or employees, or class of such persons, of any parties to the Merger relative to the Exchange Ratio or otherwise or (ii) the fairness of the Merger or the Exchange Ratio to the holders of any class of securities, creditors or other constituencies of IsoPlexis or Berkeley.
The issuance of this Opinion was reviewed and approved by Cowen's Fairness Opinion Review Committee.
Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Exchange Ratio provided for pursuant to the Merger Agreement is fair, from a financial point of view, to Berkeley.
Very truly yours,
/s/ Cowen and Company, LLC
COWEN AND COMPANY, LLC

Annex E

December 21, 2022
The Board of Directors
IsoPlexis Corporation
35 NE Industrial Rd.
Branford, CT 06405
Members of the Board of Directors:
We understand that IsoPlexis Corporation (the “Company”) proposes to enter into an Agreement and Plan of Merger (the “Merger Agreement”), with Berkeley Lights, Inc. (the “Acquiror”) and Iceland Merger Sub Inc., a wholly owned subsidiary of the Acquiror (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company, with the Company being the surviving corporation as a wholly owned subsidiary of the Acquiror (the “Merger”). As a result of the Merger, each outstanding share of common stock, par value $0.001 per share, of the Company (“Company Common Stock”), other than shares owned by the Acquiror or any wholly owned subsidiary of the Acquiror or the Company, and shares held by the Company as treasury stock, will be converted into the right to receive 0.612 (the “Exchange Ratio”) shares of common stock, par value $0.00005 per share, of the Acquiror (“Acquiror Common Stock”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
The Board of Directors has asked us whether, in our opinion, the Exchange Ratio pursuant to the Merger Agreement is fair, from a financial point of view, to the holders of Company Common Stock.
In connection with rendering our opinion, we have, among other things:
(i) reviewed certain publicly available business and financial information relating to the Company and the Acquiror that we deemed to be relevant, including publicly available research analysts’ estimates;
(ii) reviewed certain internal projected financial data relating to the Company and furnished to us by the management of the Company and certain projected financial data relating to the Acquiror prepared and furnished to us by management of the Company, each as approved for our use by the Company (the “Forecasts”), including certain cost synergies prepared by the management of the Company expected to result from the Merger (the “Synergies”), estimates prepared by the management of the Company regarding the amount and terms of the financing required to fund the Company’s operations (the “Financing Estimates”), estimates prepared by the management of the Company regarding the cost of stock based compensation of the Company and Acquiror (the “SBC Estimates”), and estimates prepared by the management of the Company regarding the amount, timing and use of certain tax attributes of the Company and the Acquiror (the “Tax Attributes”), each as approved for our use by the Company;
(iii) discussed with managements of the Company and the Acquiror their assessment of the past and current operations of the Company and the Acquiror, the current financial condition and prospects of the Company and the Acquiror, and the Forecasts;
(iv) reviewed the reported prices and the historical trading activity of the Company Common Stock and the Acquiror Common Stock;
(v) compared the financial performance of the Company and the Acquiror and their respective stock market trading multiples with those of certain other publicly traded companies that we deemed relevant;
(vi) compared the financial performance of the Company and the valuation multiples relating to the Transaction with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant;
(vii) reviewed the financial terms and conditions of an execution version of the Merger Agreement; and
(viii) performed such other analyses and examinations and considered such other factors that we deemed appropriate.

The Board of Directors
IsoPlexis Corporation

For purposes of our analysis and opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information), and have further relied upon the assurances of the managements of the Company and the Acquiror that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Forecasts, including the Synergies, the Financing Estimates, the SBC Estimates and the Tax Attributes, we have assumed with your consent that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial performance of the Company and the Acquiror and the other matters covered thereby. We have relied, at the direction of the Company, on the assessments of the management of the Company as to the Acquiror’s ability to achieve the Synergies and have been advised by the Company, and have assumed with your consent, that the Synergies will be realized in the amounts and at the times projected. We have also relied, at the direction of the Company, on the Financing Estimates and the SBC Estimates and have been advised by the Company, and have assumed with your consent, that the financing reflected in the Financing Estimates will be undertaken in the amounts and terms projected, and that the cost of stock based compensation of the Company and Acquiror reflected in the SBC Estimates will be in the amounts projected. We express no view as to the Forecasts, including the Synergies, the Financing Estimates, the SBC Estimates and the Tax Attributes, or the assumptions on which they are based.
For purposes of our analysis and opinion, we have assumed, in all respects material to our analysis, that the final executed Merger Agreement will not differ from the execution version of the Merger Agreement reviewed by us, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver or modification thereof. We have further assumed, in all respects material to our analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on the Company, the Acquiror or the consummation of the Merger or reduce the contemplated benefits to the holders of Company Common Stock of the Merger. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on the parties or the Merger.
We have not conducted a physical inspection of the properties or facilities of the Company or the Acquiror and have not made or assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of the Company or the Acquiror, nor have we been furnished with any such valuations or appraisals, nor have we evaluated the solvency or fair value of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

The Board of Directors
IsoPlexis Corporation

We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to the holders of Company Common Stock, from a financial point of view, of the Exchange Ratio. We do not express any view on, and our opinion does not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of the Company, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the Exchange Ratio or otherwise. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Merger Agreement or the Merger, including, without limitation, the structure or form of the Merger, or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger Agreement. Our opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Merger. We do not express any view on, and our opinion does not address, what the value of Acquiror Common Stock actually will be when issued or the prices at which Company Common Stock or Acquiror Common Stock will trade at any time, including following announcement or consummation of the Merger. Our opinion does not constitute a recommendation to the Board of Directors or to any other persons in respect of the Merger, including as to how any holder of shares of Company Common Stock should vote or act in respect of the Merger. We are not expressing any opinion as to the prices at which shares of Company Common Stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on the Company or the Merger or as to the impact of the Merger on the solvency or viability of the Company or the ability of the Company to pay its obligations when they come due. We express no view or opinion as to the tax impact of the Merger on any person or entity. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.
We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Merger. The Company has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. During the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have provided financial advisory services to the Company and received fees for rendering these services. In addition, during the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have not been engaged to provide financial advisory or other services to the Acquiror and we have not received any compensation from the Acquiror during such period. We may provide financial advisory or other services to the Company and the Acquiror in the future, and in connection with any such services we may receive compensation.
Evercore Group L.L.C. and its affiliates engage in a wide range of activities for our and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore Group L.L.C. and its affiliates and/or our or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to the Company, the Acquiror, potential parties to the Merger and/or any of their respective affiliates or persons that are competitors, customers or suppliers of the Company or the Acquiror.
Our financial advisory services and this opinion are provided for the information and benefit of the Board of Directors (in its capacity as such) in connection with its evaluation of the proposed Merger. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.

The Board of Directors
IsoPlexis Corporation

This opinion may not be disclosed, quoted, referred to or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval, except the Company may reproduce this opinion in full in any document that is required to be filed with the U.S. Securities and Exchange Commission and required to be mailed by the Company to its stockholders relating to the Merger.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of Company Common Stock.
Very truly yours,

EVERCORE GROUP L.L.C.
By:
Bernhard Sakmann

Annex F-1
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 10-K
(Mark One)
☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2021
OR
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from _____ to ______
Commission File Number 001-40894
IsoPlexis Corporation
(Exact name of Registrant as Specified in its Charter)
Delaware	46-2179799
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
35 NE Industrial Road, Branford, CT 06405
(Address of principal executive offices and zip code)

(203) 208-4111
(Registrant's telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ISO	The NASDAQ Stock Market LLC
Securities registered pursuant to Section 12(g) of the Act: None
Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes  ☐ No ☒
Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes  ☐ No ☒
Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports); and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No  ☐
Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).Yes ☒ No  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Indicate by check mark whether the registrant has filed a report on and attestation to its management’s assessment of the effectiveness of its internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act (15 U.S.C. 7262 (b)) by the registered public accounting firm that prepared or issued its audit report.  ☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes o No  ☐
The registrant was not a public company as of June 30, 2021, the last business day of its most recently completed second fiscal quarter, and therefore, cannot calculate the aggregate market value of its voting and non-voting common equity held by non-affiliates as of such date. The registrant’s common stock began trading on the Nasdaq Global Select Market on October 8, 2021.
The registrant had outstanding 39,037,919 shares of Common Stock, par value $.001 per share, as of March 28, 2022.
DOCUMENTS INCORPORATED BY REFERENCE
The information required to be furnished pursuant to Part III of this Form 10-K will be set forth in, and incorporated by reference from, the registrant’s definitive proxy statement for its annual meeting of stockholders (the “2022 Proxy Statement”), which will be filed with the Securities and Exchange Commission not later than 120 days after the end of the fiscal year ended December 31, 2021 . Except as expressly incorporated by reference, the 2022 Proxy Statement shall not be deemed to be part of this Form 10-K.

F-1-1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Annual Report on Form 10-K (“Form 10-K”) contains “forward-looking statements.” These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies and other future conditions. Such forward-looking statements may include, without limitation, statements about future opportunities for us and our products and services, our future operations, financial or operating results, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competitions and other expectations and targets for future periods. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “predict,” “project,” “target,” “potential,” “seek,” “will,” “would,” “could,” “should,” “continue,” “contemplate,” “plan,” and other words and terms of similar meaning.
Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes may differ materially from those made in or suggested by the forward-looking statements contained in this Form 10-K. In addition, even if our results of operations, financial condition and cash flows, and the development of the markets in which we operate, are consistent with the forward-looking statements contained in this Form 10-K, those results or developments may not be indicative of results or developments in subsequent periods. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, among others, the following:
•	estimates of our addressable market, market growth, future revenue, expenses, capital requirements and our needs for additional financing;
•	the implementation of our business model and strategic plans for our products and technologies;
•	competitive companies and technologies and our industry;
•	our ability to manage and grow our business by expanding our sales to existing customers or introducing our products to new customers;
•	our ability to develop and commercialize new products;
•	our ability to establish and maintain intellectual property protection for our products or avoid or defend claims of infringement;
•	the performance of third party suppliers;
•	our ability to hire and retain key personnel and to manage our future growth effectively;
•	our ability to obtain additional financing in future offerings;
•	the volatility of the trading price of our common stock;
•	our expectations regarding use of proceeds from our initial public offering;
•	the potential effects of government regulation;
•	the impact of COVID-19 on our business; and
•	our expectations about market trends.
For a further discussion of these and other factors that could impact our future results, performance or transactions, see Item 1A “Risk Factors” of this Form 10-K and our other filings with the Securities and Exchange Commission (the “SEC”). Given these uncertainties, you should not place undue reliance on these forward-looking statements.
You should read this Form 10-K and the documents that we reference within it completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this Form 10-K by these cautionary statements. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.
F-1-2

Unless the context otherwise requires, we use the terms “IsoPlexis,” the “Company,” “we,” “us” and “our” in this prospectus to refer to IsoPlexis Corporation and our consolidated subsidiaries.
Channels for Disclosure of Information
Investors and others should note that we may announce material information to the public through filings with the SEC, our website (www.isoplexis.com), press releases, public conference calls, public webcasts and our social media accounts (including https://www.linkedin.com/company/isoplexis-inc-/). We use these channels to communicate with our customers and the public about the Company, our products, our services and other matters. We encourage our investors, the media and others to review the information disclosed through such channels as such information could be deemed to be material information. The information on such channels, including on our website and our social media accounts, is not incorporated by reference in this Form 10-K and shall not be deemed to be incorporated by reference into any other filing under the Securities Act (as defined below) or the Exchange Act (as defined below), except as expressly set forth by specific reference in such a filing. Please note that this list of disclosure channels may be updated from time to time.
F-1-3

Part I
Item 1.	Business
Overview
IsoPlexis is the Superhuman Cell company. Our systems identify a comprehensive range of multifunctional single cells, i.e. the superhero cells in the human body. These cells assist researchers in understanding and predicting disease progression, treatment resistance and therapeutic efficacy to advance all of human health. We are a life sciences company building solutions to accelerate the development of curative medicines and personalized therapeutics. Our award-winning single-cell proteomics systems reveal unique biological activity in small subsets of cells, allowing researchers to connect more directly to in vivo biology and develop more precise and personalized therapies.
We are enabling deeper access to in vivo biology and driving durable and potentially transformational research on disease in a new era of advanced medicine. We believe our platform is the first to employ both proteomics, or the study of proteins and their functions, and single cell biology in an effort to fully characterize and link cellular function to patient outcomes by revealing treatment response and disease progression. Our single cell proteomics platform, which includes instruments, chip consumables and software, provides an end-to-end solution to reveal a more complete view of protein function at an individual cellular level. Since our commercial launch in June of 2018, our platform has been adopted by the top 15 global biopharmaceutical companies by revenue and two-thirds of the comprehensive cancer centers in the United States to help develop more durable therapeutics, overcome therapeutic resistance, and predict patient responses for advanced immunotherapies, cell therapies, gene therapies, vaccines, and regenerative medicines. Our initial focus has been on developing applications of our platform for cancer immunology and cell and gene therapy. We are now expanding our capabilities to include applications for infectious diseases, inflammatory conditions, and neurological diseases.
We believe that traditional bulk methods of proteomics analysis, which analyze proteins in bulk samples made up of many different types of cells, lack quality single cell resolution. Single cell biology has become highly valuable to the life sciences industry because individual core cell types underlying a specific disease (for example, tumor cells, immune cells, and cells of the central nervous system) look and act very differently. Single cell biology provides deep insights into variations among each individual cell’s behavior, such as underlying disease activity and therapeutic response. Traditional bulk proteomic analyses fail to provide these insights as they focus on average cell activity in the aggregate. For example, in cell therapy, where heterogeneous populations of immune cells are engineered to combat tumors, traditional bulk proteomic methods are not designed to identify the unique immune cell subsets that contribute most significantly to effective treatment responses. At the same time, while the genome of single cells has been explored in depth, genomics has limitations on accurately predicting treatment resistance, which often results from tumor protein signaling adaptations rather than genetic aberrations. In oncology, while genomics has been used to reveal mutations that reside along druggable pathways, therapeutics targeting these pathways have only marginally improved patient outcomes, with almost universal and rapid development of drug resistance. We believe that our platform can capture a more complete view of the functional biological drivers of disease and therapeutic response.
We designed our platform to reveal functional protein biology and cellular signaling networks at single cell resolution to accelerate the development of advanced medicines. The drivers of efficacy and toxicity are heavily impacted by cytokines, or extracellular functional proteins, through which certain individual cells send and receive signals. Additionally, disease progression and treatment resistance are heavily impacted by the intracellular signaling proteins, in particular phosphoproteins, which dictate the functional state of any cell. We believe that directly capturing the full range of intracellular and extracellular functional proteins is critical to analyzing the efficacy of therapies, identifying biomarkers suitable for druggable targets, and modifying therapeutics that are not generating the intended result. In contrast to traditional bulk methods of proteomics, which can only produce estimates of aggregated levels of functional proteins, our technology fills a critical knowledge gap by directly detecting the full range of intracellular and extracellular functional proteins within a sample.
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Figure 1. The figure below represents the evolution of single cell biology from the study of the genomic blueprint of a cell—its DNA and RNA—through the functional representation of each cell’s activity—its extracellular and intracellular proteins. This evolution towards the proteome is enabling greater application to translational medicine.

DNA & RNA
SURFACE MARKERS
EXTRACELLULAR AND INTRACELLULAR PROTEINS
Genomic Blueprint
Functional Protein
Basic Research
Translational Medicine

Our platform is an end-to-end solution comprised of our proprietary IsoLight and IsoSpark instruments, IsoCode and CodePlex chip consumables, and IsoSpeak software. Our IsoLight and IsoSpark instruments are designed to be fully-automated benchtop proteomic hubs. Our IsoCode chips utilize our core technology leveraging our proteomic barcoding to capture single cell protein information. Our recently introduced CodePlex chips leverage our core technology to assay multiplexed bulk proteins from very low volumes. Our IsoSpeak software interprets this data and is capable of rapidly returning comprehensive data figures in a format that would be suitable for inclusion in a research publication submission and is also capable of producing advanced visualizations to reveal key insights. We believe that our platform overcomes many of the limitations of traditional bulk proteomic workflows, which can be capital intensive, time consuming and laborious, require multiple instruments and many manual steps, and may only be capable of analyzing small numbers of functional proteins at a time. Our platform supports multiple applications, including in cancer immunology, cell and gene therapy, infectious diseases, inflammatory conditions, and neurological diseases.
Figure 2. Our platform is comprised of instruments, chip consumables, and software.

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IsoCode and CodePlex Chip Technology Overview
Chip Solutions	Function	Applications
Extracellular Protein Detection	Enables the discovery of better biomarkers, including rare cells that have the potential to drive therapeutic persistence, potency, and durability	Translational medicine • Cancer immunology • Inflammation • Cell therapies • Infectious disease • Targeted therapies
Intracellular Protein Detection	Measures cellular protein-to-protein interactions and adaptive resistance pathways to identify resistance earlier and enable earlier selection of potential treatments	Discovery • Combinatorial therapies • Kinase inhibitors • Targeted therapies • Cell therapies
Our current product offering supports a variety of applications that are broadly used for translational, preclinical and clinical development of advanced medicines, representing an initial $12 billion addressable market opportunity based on management estimates. This cumulative market spend accounts for an installed base of approximately 55,000 instruments, in line with mature protein and cell biology technologies such as flow cytometry and multiplexed proteomics. Our relevant end users span the range of biopharmaceutical companies and academic and research institutions worldwide, which in the aggregate cover approximately 5,500 advanced medicines programs in both preclinical and clinical stages. In addition to our currently targeted addressable market opportunity in advanced medicines, we have recently expanded our capabilities with intracellular protein detection IsoCode chip products, which are designed to improve discovery biology as a bridge to the earlier development of advanced medicines. We believe this represents an incremental $12 billion addressable market opportunity. Expanding our chip solution portfolio is a key factor in enabling us to expand our capabilities into applications for infectious diseases, inflammatory conditions, and neurological diseases.
As of December 31, 2021, we have placed 209 systems globally, including at each of the top 15 global biopharmaceutical companies by revenue and two-thirds of the comprehensive cancer centers in the United States. As of December 31, 2021, we employed a commercial team of approximately 190 team members. We market and sell our platform, which is currently marketed to customers as research use only, through a direct sales channel in North America and specific regions in Europe. Additionally, we utilize thirteen distributor relationships to market and sell our products in Europe, North America, the Middle East and Asia-Pacific.
Our revenue to date has been driven primarily by sales of our instruments and chip consumables. Revenue for the years ended December 31, 2021 and 2020, was $17.3 million and $10.4 million, respectively. For the year ended December 31, 2021, our sales to end-markets of biopharmaceutical companies and academic and research institutions represented approximately 65% and 35% of our total sales, respectively. We generated net losses of $81.6 million and $23.3 million for the years ended December 31, 2021 and 2020, respectively.
The IsoPlexis Advantage
We designed our platform to reveal functional protein biology and cellular signaling networks at single cell resolution to accelerate the development of advanced medicines and improve patient outcomes by revealing treatment response and disease progression. As of December 31, 2021, use of our platform has generated approximately 55 predictive data sets and our technology has been referenced in approximately 100 publications. We believe that our platform offers several advantages over existing proteomic and cellular analysis technologies, including:
Direct single cell analysis of functional proteins: We designed our platform to directly measure the functional proteins from each cell in a highly multiplexed manner. For example, our platform is capable of directly measuring the proteomic activity of each immune cell—such as T cells, macrophages, or NK cells—providing highly correlative clinical and preclinical immune biomarkers. In contrast, while technologies such as RNA sequencing provide information useful for estimating cellular protein function, the correlation between such information and functional proteins is relatively low, making it difficult to translate the information from these technologies into insights for therapeutic applications. Similarly, flow cytometry cannot detect the highly multiplexed extracellular functional proteins from each cell that may directly correlate to in vivo response.
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Multiple proteomic applications on a single system: We designed our technology to provide highly multiplexed information from bulk and single cell extracellular proteome and the intracellular proteome, all on the same system. Our approach, which leverages a single system, is designed to increase efficiency and accessibility across many areas of advanced cellular analysis for a wide range of applications.
Rapid data analysis and insights: Gathering insights from current single cell technologies can take months due to the limitations of current solutions in collecting and analyzing data. Our IsoSpeak software provides advanced automated data analysis with a push button user interface that can be run with limited technological expertise, and is capable of generating insights and comprehensive data figures within hours, that are in a format that would be suitable for inclusion in a research publication submission. By streamlining and accelerating the data collection process, we believe our platform could potentially help our customers shorten drug development timelines.
Ultra-low sample volume requirements: Many traditional bulk proteomic workflows require relatively large sample volume, which can be a challenge for customers since samples are often very limited. We designed our platform to maximize the utility of the limited sample volume that our customers obtain from their clinical trials. Our IsoCode and CodePlex chip consumables require sample volumes as small as 11 µL, allowing for multiplexed analysis of samples that are difficult to obtain such as cerebrospinal fluid and tracheal samples.
Simplified workflow and minimal footprint: Many traditional bulk proteomic workflows and single cell workflows are laborious and time consuming, requiring many manual steps across multiple instruments. After a sample is loaded onto one of our chips, which is then inserted into our IsoLight or IsoSpark instrument, our platform automates all protein detection steps in a walk away fashion, saving time and laboratory resources. Our automated ELISA, or a standard immunoassay, workflow reduces the need for specialized technicians to run experiments or interpret results and reduces overhead. Without our platform, similar workflows would require multiple instruments that would occupy a substantially larger combined footprint compared to the benchtop placement of our instruments, which have a total footprint of 28.5 inches (in the case of the IsoLight) or 18 inches (in the case of the IsoSpark). We believe ease of use of our fully-automated benchtop instruments, combined with their minimal footprint, drives customers to adopt our platform at a lower system and labor cost.
Our Platform
Our platform is an end-to-end solution comprised of our proprietary IsoLight and IsoSpark instruments, IsoCode and CodePlex chip consumables, and IsoSpeak software, spanning multiple applications. Once a sample is loaded onto our proprietary “proteomic barcoded” IsoCode or CodePlex chips, highly sensitive software-enabled optics quantify the proteins associated with each single cell through individualized antibody-based proteomic reactions.
Our platform leverages a series of chambers that capture single cells, where each separate chamber enables multiplexed protein detection reactions simultaneously, or in a parallelized fashion. The highly multiplexed number of functional proteins per cell quantified by our platform’s proteomic barcoding has led to correlative insights in cancer immunology, cell and gene therapy, infectious diseases, inflammatory conditions, and neurological diseases.
Our Instruments
Our IsoLight and IsoSpark instruments, both Red Dot Design Award winners, run our IsoCode and CodePlex chips, enabling high-throughput analysis of functional proteins from single cells and low sample volume bulk with a fully-automated workflow. The IsoLight has a footprint of 28.5 inches while the IsoSpark is a compact 18 inches. Both instruments are comprised of four modules:
•	an optical system to quantify protein concentrations;
•	a fluidic system to enable the automated ELISA workflow that allows the user to insert samples and retrieve answers with limited hands on time;
•	a mechanical system to enable analysis of eight samples in the IsoLight, or four samples in the IsoSpark, simultaneously; and
•	a thermal system to provide for the incubation of single cells to capture their proteomic reactions.
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Our Chip Consumables
IsoCode chips: Our highly multiplexed chip solutions for single cell functional proteomics
Our IsoCode single cell chip solutions provide highly multiplexed applications to capture the functional extracellular and intracellular proteome.
Our single cell extracellular protein detection chip solution, which we also refer to as our single cell extracellular proteome solution, works through a series of steps:
•	first, the sample is prepared and retained in suspension;
•	second, live cells are loaded onto the chip; and
•	third, the live cells housed in the single cell chambers secrete their extracellular proteins, which are captured by our proteomic barcode.
Similarly, our single cell intracellular protein detection chip solution, which we also refer to as our single cell intracellular proteome solution, works through a series of similar steps:
•	first, the sample is prepared and retained in suspension;
•	second, live cells are loaded onto the chip; and
•	third, these live cells are lysed within each single cell chamber to release their intracellular components, which are then captured by our proteomic barcode.
In each case, our IsoLight or IsoSpark then detects the concentration of these proteins per cell and determines the protein profile of each single cell.
Figure 3. The IsoCode chip solution workflow

CodePlex chips: Our multiplexed solutions for ultra-low volume bulk samples
Our CodePlex chip solutions provide highly multiplexed applications to capture the functional extracellular and intracellular proteome from low volume of bulk protein samples, rather than from single cells. These extracellular and intracellular proteome solutions work through a series of steps:
•	first, the protein sample is retained with minimal preparation or dilution;
•	second, the protein sample is loaded into the chip through various ports to allow for multiple samples per chip; and
•	third, each sample is retained in its respective chamber in which the proteins are captured by our proteomic barcode.
Our IsoLight or IsoSpark then detects the concentration of these proteins in bulk and determines the protein profile of each sample.
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Figure 4. The CodePlex chip solution workflow

Our Software
Our IsoSpeak software, an Edison Award winner, takes complex high dimensional data and automates analysis with an intuitive push button user interface to deliver same day single cell and bulk proteome visualizations without the need for highly specialized informatics professionals. The software works by retaining the images of the proteins detected on the IsoLight or IsoSpark, analyzing the images for concentrations of those proteins using fluorescence and then converting the information into actionable insights through various data visualizations.
Our Services
In addition to selling our products, we leverage our platform to provide research support and services to our customers. We process samples from certain of our customers using our platform and return to these customers the immune response data generated from their samples. We also provide post-warranty services to our customers who have purchased our instruments.
Our Applications across the Drug Development Continuum
Our IsoCode single cell extracellular proteome solution measures the extracellular functional proteins from each cell in a highly multiplexed manner, allowing for complete single cell functional characterization. This solution enables the comprehensive profiling of the extracellular function of a wide variety of immune cell types, resulting in the generation of correlative data sets in the fields of cancer immunology and cell and gene therapy, which have been our initial areas of focus. The differentiated information that has been obtained has been applied preclinically to evaluate immune and cell therapy candidates and processes. Additionally, it has generated key biomarkers of immune response in early clinical studies and forms the basis of our initial addressable market for advancing preclinical and clinical trials within advanced medicines. This chip solution has been leveraged by a number of high impact clinical studies published in reputable scientific journals such as Cell and Blood. See “—Customer Case Studies.”
Our IsoCode single cell intracellular proteome solution simultaneously measures multiple intracellular protein signaling networks at the single cell level, allowing for detection of critical protein-to-protein interactions and signaling networks in rare cells and cell subsets. These various protein signaling networks form the basis of both functional and dysfunctional activity in a wide variety of cell types. Our single cell intracellular proteome solution enables a better understanding of these signaling networks, which can then be applied to treat dysfunction in tumor cells and to facilitate activation of key immune cell types earlier in the therapeutic discovery process. The ability to target these signaling networks provides access to serve a discovery-focused market, enabling us to address opportunities in the fields of infectious diseases, inflammatory conditions, and neurological diseases.
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Our CodePlex bulk extracellular proteome and intracellular proteome solutions provide means to achieve highly multiplexed, low sample volume proteomics. CodePlex requires up to 10 times less sample volume versus other comparable methods of analyses, opening up opportunities for precious sample analysis in preclinical and clinical studies. The CodePlex solution enables automated proteomic analyses on customers’ benchtops within one IsoLight or IsoSpark system, eliminating the need for multi-instrument workflows that require technician expertise to run. Our CodePlex solution is used across multiple applications for assaying proteins from blood, cerebrospinal fluid, and tracheal samples in both preclinical and clinical studies in the fields of cancer immunology and cell and gene therapy. Further, we expect that our initial entry into the clinical diagnostics market will start with our CodePlex solution as it provides accessibility to end users through automation.

Customer Case Studies
Each of the case studies described below leveraged our IsoCode single cell extracellular proteome solution by detecting immune cell protein responses within our IsoCode chip and detecting unique extracellular protein signatures from subsets of these immune cells that predicted or correlated with treatment response or disease progression. The unique extracellular protein signature in each case study was defined by the ability of the cells to produce multiple proteins simultaneously, which we refer to as a sample having polyfunctional strength, or PSI.
Earlier measurement of potential survival biomarker in a cancer clinical study for checkpoint inhibitors
As published in Journal of Clinical Oncology, in a 38 patient metastatic melanoma study sponsored by pharmaceutical companies including Nektar Therapeutics, where the patients underwent checkpoint inhibitor and IL-2 agonist therapy, our platform identified that a blood-based biomarker correlated with patient response and progression-free survival. PSI of CD8+ T cells was measured at day 8 and day 1 in the set of metastatic melanoma patients treated with NKTR-214 (Bempeg) plus Nivolumab. The researchers found that the PSI difference (PSI on Day 8 minus PSI on Day 1) predicted eventual response, based on progression-free survival, to the Bempeg/Nivolumab treatment in first line therapy. Using our platform, researchers were able to measure PSI in week 1, much earlier than using other methods.
Analyzing treatment response and product potency in CAR-T cell therapy study
As published in Blood, in a 20 patient non-Hodgkin lymphoma study sponsored by Kite Pharma, researchers using our platform determined that the PSI of each CAR-T cell therapy product, prior to infusion, had a significant association with complete or partial patient response to anti-CD19 CAR-T therapy. Other pre-infusion metrics tested in this study using alternative methods were not predictive. Through this research, we were able to highlight the important role a functionally versatile subpopulation of CAR-T cells may play in the potency of anti-CD19 therapies. We believe product-based readouts like this one have the potential to enable more predictive and scalable manufacturing and product release of cell therapies globally.
Early indicators of response or relapse in CAR-T therapy optimization
As published in Nature, in a CD19 and CD22 bispecific CAR study, researchers using our platform showed that certain functional protein production was associated with early signs of response to CAR-T therapies or signs of
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relapse in patients with large B-cell lymphoma. The researchers found that functional protein production could be a meaningful attribute to predict the potency of cell therapies. We believe product-based readouts like this one have the potential to guide cell therapy manufacturing and optimization as a critical quality attribute.
Analyzing treatment response and product potency in TIL therapy study
As published in Nature, in a study of adoptive cell therapy using tumor-infiltrating lymphocytes (“TILs”) for lung cancer, researchers using our platform determined that polyfunctionality of CD8 T cells was associated with the impact of the infusion of TILs on a patient’s immune response. Recognizing that PSI is a metric for efficacy of cell therapies, the researchers compared the ability of T cells to secrete functional proteins before and after TIL infusion and found that polyfunctionality increased after TIL treatments. Our platform’s functional readouts have been shown to be critical for understanding the potency and durability of cell therapies.
Understanding progression of disease and inflammation to enable therapy development in a COVID-19 study
As published in Cell, in collaboration with Merck & Co. and the Institute for Systems Biology, researchers using our platform identified that the PSI of peripheral monocytes increased with COVID-19 severity, while CD4+ T cells, CD8+ T cells and NK cell percentages decreased, revealing which of these cells contributed to the pro-inflammatory environment in moderate to severe cases of COVID-19. Our platform’s characterization of immune biomarkers at each stage of COVID-19 progression is helping researchers to identify and develop treatments and critical prognostic biomarkers, based on functional profiles of critical subsets of immune cells.
Additional studies have shown correlations between biomarkers identified using our platform and the ability to predict responses across different types of immunotherapy studies.
Our Market Opportunity
Our current product offering supports a variety of applications which are broadly used for translational, preclinical and clinical development of advanced medicines, representing an initial $12 billion addressable market opportunity based on management estimates. This cumulative market spend accounts for an installed base of approximately 55,000 instruments, in line with mature protein and cell biology technologies such as flow cytometry and multiplexed proteomics. Within this addressable market, our relevant end users span the range of biopharmaceutical companies and academic and research institutions worldwide, which cover approximately 5,500 advanced medicines programs in both preclinical and clinical stages.
In addition to our currently targeted addressable market opportunity in advanced medicines, we have recently expanded our capabilities with our intracellular protein detection IsoCode chip products, which are designed to improve discovery biology as a bridge to earlier development of advanced medicines. We believe this represents an incremental $12 billion addressable market opportunity. Additionally, we are pursuing a range of integrated applications around sequencing and proteomic analytes from single cells, which will enable further applications for discovery biology. Expanding our chip solution portfolio is a key factor in enabling us to expand our capabilities into applications for infectious diseases, inflammatory conditions, and neurological diseases. Furthermore, our long term strategy is ultimately to add additional applications serving clinical diagnostics research that will allow us to serve additional markets we believe to be worth approximately $10 billion. We expect that our initial entry into the clinical diagnostics market will start with our CodePlex solution for low volume bulk proteomics as it provides accessibility to end users through automation. We believe investments in these areas will provide access to a potential $34 billion total addressable market.
Our Growth Strategy
Our goal is to establish our platform as a leading proteomic workflow solution in the life sciences industry. In pursuit of that goal, the key elements of our growth strategy include:
Promoting our platform as the standard for single cell proteomic analysis
We believe that our platform is a critical tool that provides new and accessible layers of biological data at the single cell level, and the ability to capture the functional extracellular and intracellular proteome from single cells for the first time. We believe that our platform is well positioned to fundamentally advance therapeutic discovery and development. We intend to continue promoting our instruments, chip consumables, and software to drive awareness of the broad utility of our platform for development of advanced medicines and the discovery of biomarkers.
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Expand the installed base of our IsoLight and IsoSpark instruments with new and existing customers
As of December 31, 2021, we have placed 209 systems worldwide within leading biopharmaceutical companies and academic and research institutions in North America, Europe and Asia-Pacific. Utilizing our multi-channel sales and distribution network, we intend to continue engaging with the global life sciences community to grow our installed base and expand the number of instruments within organizations that are already utilizing our technology to advance their research and therapeutic development. Outside of North America, we intend to leverage our distributor partnerships across four continents to expand our presence, with an emphasis on the China market.
Drive adoption of our existing applications
We founded our company to help solve critical challenges to accelerating advanced medicines and since our inception, we have developed multiple applications spanning cancer immunology, cell and gene therapy, infectious diseases, inflammatory conditions, and neurological diseases. We intend to continue promoting our platform to help meet the urgent need to develop new therapeutics and accelerate development timelines across these applications. We intend to continue promoting the discoveries and data published by our customers, which we believe will further reinforce the value of our platform and drive additional adoption of our platform for use across these applications.
Develop new applications across multiple therapeutic classes and indications
As we continue to deploy our platform, we intend to concurrently expand the breadth of applications for our technologies to encourage increased use of our platform across our addressable markets. At present, we believe we have the ability to reveal insights in functional proteomics in new therapeutic classes and indications, such as infectious diseases, inflammatory conditions, and neurological diseases. Our goal is to continue innovating and bringing new products to market as new areas of therapeutic development emerge.
Expand adoption of our platform into new geographical markets
We currently market and sell our technology with an in-house commercial team in the United States and Europe. We are also utilizing our distribution network to market and sell across multiple countries, including Australia, Belgium, Canada, China, Czech Republic, France, Germany, Italy, Israel, Japan, Singapore, South Korea, Spain, Switzerland, and the United Kingdom. We intend to further expand our international presence by growing our distribution networks in Brazil, India, Mexico and beyond.
Integrate sequencing biology with proteomics
We intend to further develop our product roadmap to integrate sequencing and functional proteomic biology from single cells to enable novel applications in discovery biology through our newest product, Duomic. Currently, single cell solutions are limited in their ability to detect genomic and transcriptomic information and functional proteins concurrently from single cells. Based on our core technology leveraging our proteomic barcoding, Duomic utilizes our existing instrumentation to give researchers the ability to simultaneously measure functional protein and gene expression levels from the same cell. We believe that the ability to modulate and modify genomic activity in cells and detect genomic impacts can be enhanced by verifying the proteomic, or functional, impacts concurrently from the same cell. Our technology’s ability to reveal this multi-omic connectivity across cellular pathways may be able to provide earlier therapeutic insights for developers of advanced medicines.
Our Commercial Organization
We launched our first product in June 2018 and have sold our products primarily to biopharmaceutical companies and academic and research institutions. Market adoption has accelerated since our initial commercial launch with 98 instruments sold in 2021 and 58 instruments in 2020. We have a global customer base with 155 systems placed in North America, 26 in EMEA and 28 in Asia-Pacific, in each case as of December 31, 2021.
We continue to invest in our commercial team of approximately 190 people as of December 31, 2021, including 35 sales representatives. We are currently building a direct salesforce in China that leverages our distributor relationships and other third parties. Beyond our direct salesforce, we have relationships with thirteen distributors covering countries including Australia, Belgium, Canada, China, Czech Republic, France, Germany, Italy, Israel, Japan, Singapore, South Korea, Spain, Switzerland, and the United Kingdom.
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Continued investment in research and development is critical to the commercialization of our future products. Our deep product and application roadmap represents one of the key growth drivers of instrument and consumable sales. We intend to expand our intellectual property and research capabilities through internally developed efforts, in conjunction with strategic partners and by acquiring technology.
Our Product Development Approach
Our research and development teams, located in Branford, Connecticut, design and develop our proprietary products utilizing and combining expertise in single cell biology, fluidics, optics, informatics, hardware and software engineering. Our collaborative approach across disciplines helps lead to advancements in technology development intended to provide clarity on new layers of complex biology to advance curative medicines. To complement our growth strategy, both in the near term and long term, we plan to focus our research and development on:
New applications
We intend to focus our research and development efforts on developing new high value, highly differentiated applications that unlock new proteomically driven biology and drive the future of disease understanding and development of advanced medicines. Our focus in the near term includes new applications for infectious diseases, inflammatory conditions, and neurological diseases.
New panels and protocols
We intend to focus on developing new panels, protocols, and analyte targets for each application family to cover the full range of our customers’ biological needs. Our research and development efforts in this area are centered on expanding our menu of test panels for single cell extracellular proteomics, single cell intracellular proteomics and low volume bulk proteomics to include, for example, tumor metabolome panels for single cell and low volume bulk analysis. Our focus in the near term also includes releasing protocols for additional types of immune cells, tumor cells and neural cells.
Integrating proteomics with sequencing-based technologies
We also intend to focus on integrating proteomics technologies with sequencing-based technologies to extend existing capacities in single cell biology through our newest product, Duomic. Based on our core technology leveraging our proteomic barcoding, Duomic utilizes our existing instrumentation to give researchers the ability to simultaneously measure functional protein and gene expression levels from the same cell. We believe that this integration will enable a better understanding of the connections between the genome, transcriptome and the proteome, and will have applications for cancer immunology, cell and gene therapy and neurological diseases.
Additionally, we also intend to focus on developing software that automates and streamlines advanced analytics, enabling immediate insights, and working with clinical partners to put in place validated tests that build a long-term path to clinical usage of our solutions.
Our research and development costs were $21.0 million and $11.2 million for the years ended December 31, 2021 and 2020, respectively. As of December 31, 2021, we employed 121 employees in research and development. We will continue investing in efforts to support the ongoing development of our instruments, chip consumables and software, as well as enhance the overall performance of our solutions.
Employees
As of December 31, 2021, we employed 459 employees. Of these employees, 121 were engaged in research and development activities, and we employed a commercial team of approximately 190 team members. 415 of these employees are located in the United States and 44 of these employees are located across Europe and Asia. None of our employees are represented by a labor union or are party to a collective bargaining agreement, and we have had no labor-related work stoppages.
Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our existing and new employees, advisors and consultants. The principal purposes of our equity incentive plans are to attract, retain and reward personnel through the granting of stock-based compensation awards, in order to increase stockholder value and the success of our company by motivating such individuals to perform to the best of their abilities and achieve our objectives.
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Scientific Advisory Board
We have assembled a highly qualified scientific advisory board composed of advisors who have deep expertise in the fields of nanotechnology, biomedical engineering and medicine. Our scientific advisory board is composed of Rong Fan, Ph.D. (our co-founder and chair of the scientific advisory board), James R. Heath, Ph.D., David Ho, M.D., Arnold Levine, Ph.D., Ross Levine, M.D., and Antoni Ribas, M.D., Ph.D.
Facilities
Our principal executive offices are located in Branford, Connecticut, where we lease approximately 39,606 square feet of office and manufacturing space. The lease for our principal executive offices is currently scheduled to terminate on December 31, 2026. In addition to our principal executive offices, we lease additional offices and manufacturing space in Branford, Connecticut and additional offices in Campbell, California, Kent, England and Shanghai, China.
We do not currently own any real property. We believe that our current facilities are adequate to meet our immediate needs and believe that we should be able to renew each of our leases without an adverse impact on our operations. In addition, we believe that if we require additional office space or manufacturing facilities, we will be able to obtain additional facilities on commercially reasonable terms.
Manufacturing and Suppliers
We manufacture our instruments and chip consumables in our manufacturing facilities in Branford, Connecticut and do not outsource any of our production manufacturing to third party contract manufacturers. Certain of our suppliers of certain critical components and materials are single source suppliers and we do not have supply agreements with certain suppliers of these critical components and materials beyond purchase orders. As part of our overall risk management strategy, we continue to evaluate and identify alternative suppliers for each of our components and materials.
Competition
We face significant competition in the life sciences technology market. We currently compete with many established technology companies in the flow cytometry, cellular analysis and single cell -omics businesses. This includes companies that design, manufacture and market systems, consumables and software for, among other applications, genomics, transcriptomics, proteomics, metabolomics, single cell analysis and immunology, and/or provide services related to the same. These companies include Becton, Dickinson and Company, Thermo Fisher Scientific Inc. and Bio-Rad Laboratories, Inc., each of which has products that compete to varying degrees with some but not all of our products. Growing understanding of the importance of single cell information is leading to more companies offering services related to collecting such information. Our target customers may also elect to develop their workflows on legacy systems or using traditional methods, rather than implementing our platform, and they may also decide to stop using our platform. In addition, there are many large established players in the life sciences technology market that we do not currently compete with but that could develop systems, tools or other products that will compete with us in the future. These large established companies have substantially greater financial and other resources than us, including larger research and development staff or more established marketing and sales forces.
For further discussion of the risks we face relating to competition, see “Risk Factors—Risks Related to Our Business and Industry—The life sciences technology market is highly competitive. If we fail to compete effectively, our business and results of operation will suffer”in Item 1A. of this Form 10-K.
Government Regulation
Our products are currently marketed (and we currently intend to continue to market them) as research use only (“RUO”) and we sell them to biopharmaceutical companies and academic and research institutions that conduct research. The FDA defines RUO products as in-vitro diagnostic tests (“IVDs”) that are in the laboratory research phase of development and, if properly labeled, the FDA exempts RUO products from most FDA regulatory controls. RUO products must bear the statement: “For Research Use Only. Not for Use in Diagnostic Procedures.” RUO products cannot make any claims related to safety, effectiveness or diagnostic utility and they cannot be intended for human clinical diagnostic use. The FDA will evaluate the totality of the circumstances when determining if the product is intended for diagnostic purposes and, if the FDA were to determine, based on the totality of circumstances,
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that our products labeled and marketed for RUO are intended for diagnostic purposes, they would be considered medical devices and would require clearance or approval prior to commercialization. The FDA defines a medical device as an instrument, apparatus, implement, machine, contrivance, implant, in vitro reagent or other similar or related article, including any component part or accessory, which is (i) intended for use in the diagnosis of disease or other conditions, or in the cure, mitigation, treatment or prevention of disease, in man or other animals, or (ii) intended to affect the structure or any function of the body of man or other animals and which does not achieve any of its primary intended purposes through chemical action within or on the body of man or other animals and which is not dependent upon being metabolized for the achievement of any of its primary intended purposes. The development, testing, manufacturing, marketing, post-market surveillance, distribution, advertising and labeling of medical devices, which includes IVDs, are subject to regulation in the United States by the FDA under the Federal Food, Drug, and Cosmetic Act (“FDC Act”) and comparable state and international agencies. The FDA regulates, among other things, the research, design, development, preclinical and clinical testing, manufacturing, safety, effectiveness, packaging, labeling, storage, recordkeeping, pre-market clearance or approval, adverse event reporting, marketing, promotion, sales, distribution and import and export of medical devices. To be commercially distributed in the United States, medical devices must receive from the FDA either clearance of a premarket notification, known as 510(k), or premarket approval pursuant to the FDC Act prior to marketing, unless subject to an exemption. Sales of devices for diagnostic purposes may also subject us to additional healthcare regulation. We continue to monitor the changing legal and regulatory landscape to ensure our compliance with any applicable rules, laws and regulations. For further discussion of the risks we face relating to regulation by the FDA and related regulatory agencies, see “Risk Factors—Risks Related to Government Regulation—If our current or future products become subject to FDA or other related international regulation, the regulatory clearance or approval and the maintenance of continued and post-market regulatory compliance for such products will be expensive, time-consuming, and uncertain both in timing and in outcome” in Item 1A. of this Form 10-K.
In the United States, various federal and state regulators, including governmental agencies like the Consumer Financial Protection Bureau and the Federal Trade Commission, have adopted, or are considering adopting, laws and regulations concerning personal information and data security. Certain state laws may be more stringent or broader in scope, or offer greater individual rights, with respect to personal information than federal, international or other state laws, and such laws may differ from each other, all of which may complicate compliance efforts. For example, the California Consumer Privacy Act (“CCPA”), which increases privacy rights for California residents and imposes obligations on companies that process their personal information, came into effect on January 1, 2020. Among other things, the CCPA requires covered companies to provide new disclosures to California consumers and provide such consumers new data protection and privacy rights, including the ability to opt-out of certain sales of personal information. The CCPA provides for civil penalties for violations, as well as a private right of action for certain data breaches that result in the loss of personal information. This private right of action may increase the likelihood of, and risks associated with, data breach litigation. In November 2020, California voters passed the California Privacy Rights Act (“CPRA”), which will become effective in most material respects beginning on January 1, 2023. The CPRA further expands the CCPA with additional data privacy compliance requirements and obligations and establishes a regulatory agency dedicated to enforcing the CCPA and CPRA. While we are not currently subject to the CCPA and CPRA, we may in the future be required to comply with such laws, which may increase our compliance costs and potential liability. Furthermore, the CCPA and CPRA could mark the beginning of a trend toward more stringent state privacy legislation in the United States, which could increase our potential liability and adversely affect our business.
In addition, the E.U. General Data Protection Regulation (“GDPR”), which became effective in May 2018, greatly increased the European Commission’s jurisdictional reach of its data privacy and security laws and added a broad array of requirements for handling personal data. EU member states are tasked under the GDPR to enact, and have enacted, certain implementing legislation that adds to and/or further interprets the GDPR requirements and potentially extends our obligations and potential liability for failing to meet such obligations. The GDPR, together with national legislation, regulations and guidelines of the EU member states governing the processing of personal data, impose strict obligations and restrictions on the ability to collect, use, retain, protect, disclose, transfer and otherwise process personal data. In particular, the GDPR includes requirements to establish a legal basis for processing, higher standards for obtaining consent from individuals to process their personal data, more robust disclosures to individuals, a strengthened individual data rights regime, requirements to implement safeguards to protect the security and confidentiality of personal data, data breach notification obligations to appropriate data protection authorities or individuals, limitations on retention and secondary use of information and additional
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obligations when entities contract with third-party processors to process personal data. The GDPR authorizes fines for certain violations of up to 4% of global annual revenue or €20 million, whichever is greater. Following the withdrawal of the United Kingdom from the European Union, data privacy and security laws that are substantially similar to the GDPR are in effect in the United Kingdom, which carry similar risks and authorize similar fines for certain violations. The GDPR may increase our responsibility and liability in relation to personal data that we process where such processing is subject to the GDPR, and we may be required to put in place additional mechanisms to ensure compliance with the GDPR, including as implemented by individual countries. Compliance with the GDPR will be a rigorous and time-intensive process that may increase our cost of doing business or require us to change our business practices, and despite those efforts, there is a risk that we may be subject to fines and penalties, litigation, and reputational harm in connection with our European activities. We continue to monitor the changing legal and regulatory landscape to ensure our compliance with any applicable rules, laws and regulations.
For further discussion of the risks we face relating to data privacy and related regulations, see “Risk factors—General Risks—We are currently subject to, and may in the future become subject to additional, U.S. federal and state laws and regulations imposing obligations on how we collect, store and process personal information. Our actual or perceived failure to comply with such obligations could harm our business. Ensuring compliance with such laws could also impair our efforts to maintain and expand our future customer base, and thereby decrease our revenue” in Item 1A. of this Form 10-K.
Intellectual Property
Our ability to obtain and maintain intellectual property protection for our products and technology is fundamental to the long-term success of our business. We rely on a combination of intellectual property protection strategies, including copyrights, patents, trademarks, trade secrets, license agreements, confidentiality policies and procedures, nondisclosure agreements, invention assignment agreements and technical measures designed to protect the intellectual property and commercially valuable confidential information and data used in our business.
As of December 31, 2021, we owned 40 issued U.S. patents, 26 pending U.S. patent applications, two pending Patent Cooperation Treaty (“PCT”) applications that have not entered national stage, 28 issued foreign patents and 38 pending foreign patent applications in various foreign jurisdictions. Excluding any possible patent term adjustments or extensions and assuming payment of all appropriate maintenance, renewal, annuity or other governmental fees, our owned issued patents are expected to expire between 2028 and 2037 and our owned patent applications, if issued, are expected to expire between 2028 and 2042. Our owned issued patents and patent applications that are material to our business include the following:
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Pending utility patent applications in the United States, China and Japan and issued utility patents in the United States, Austria, Belgium, China, Denmark, the European Patent Office (“EPO”), Finland, France, Germany, Japan, Netherlands, Norway, Sweden, Switzerland and the United Kingdom directed to the analysis and screening of cell secretion profiles. This technology is utilized in various products, including our IsoCode and CodePlex chip consumables, our IsoLight and IsoSpark instruments, and our IsoSpeak software. These issued patents are expected to expire between 2035 and 2036 and the patent applications, if issued, are expected to expire between 2035 and 2036.

•
Pending utility patent applications in the United States, China and the EPO directed to systems and methods for multiplexed analysis of cellular and other immunotherapeutics. This technology is utilized in various products, including our IsoCode and CodePlex chip consumables. These patent applications, if issued, are expected to expire in 2037.

•
Pending utility patent applications in the United States, China, Japan and the EPO directed to compositions and methods for the simultaneous genomic, transcriptomic and proteomic analysis of single cells. This technology is utilized in various products, including our IsoCode and CodePlex chip consumables. These patent applications, if issued, are expected to expire in 2037.

•
Pending utility patent applications in the United States, China and the EPO directed to systems, devices and methods for cell capture and methods of manufacture thereof. This technology is utilized in various products, including our reusable and single use cleaning chips, our IsoCode chip consumables and our IsoLight and IsoSpark instruments. These patent applications, if issued, are expected to expire in 2037.

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•
A pending PCT utility patent application that has not entered national stage directed to systems, devices and methods for multiplexed analysis. This technology is utilized in various products, including our CodePlex chip consumables and our IsoLight and IsoSpark instruments. Any U.S. or foreign patent issuing from this patent application, if such patent is issued, is expected to expire in 2041.

•
A pending PCT utility patent application that has not entered national stage directed to compositions, devices and methods for simultaneous genomic, transcriptomic, and proteomic analysis of single cells. Any U.S. or foreign patent issuing from this patent application, if such patent is issued, is expected to expire in 2041.

In May 2021, we purchased a collection of issued patents and patent applications. The issued patents and patent applications purchased that are material to our business include the following:
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A pending U.S. utility patent application and issued U.S. utility patents directed to methods and compositions for incorporating nucleotides. These issued patents are expected to expire in 2029 and the patent application, if issued, is expected to expire in 2029.

•	Issued U.S. utility patents directed to methods, compositions and solutions for inhibiting undesired cleaving of labels. These issued patents are expected to expire between 2028 and 2031.
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A pending U.S. utility patent application and issued U.S. utility patents directed to methods and devices for sequencing nucleic acids in smaller batches. These issued patents are expected to expire between 2028 and 2029 and the patent application, if issued, is expected to expire in 2029.

•
A pending U.S. utility patent application and issued U.S. utility patents directed to methods and devices for amplification of nucleic acid. These issued patents are expected to expire between 2029 and 2031 and the patent application, if issued, is expected to expire in 2029.

•	Pending utility patent applications in the U.S., China, Japan and the EPO directed to polymerase enzymes. These patent applications, if issued, are expected to expire in 2036.
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Pending utility patent applications in the United States and the EPO and an issued utility patent in the United States directed to a DNA sequencing reaction additive. This issued patent is expected to expire in 2038 and the patent applications, if issued, are expected to expire in 2038.

We expect to utilize the patents purchased pursuant to the Patent Purchase Agreement to develop new products integrating our proprietary proteomics technologies with sequencing-based technologies to expand our existing capacities in single cell biology.
Our owned issued patents that are material to our business are summarized in tabular form below:
Patent Families with Issued Patent(s)	Scope of Issued Patent(s) in Patent Family	Products Related to Issued Patent(s) in Patent Family	Jurisdiction of Issued Patent(s) in Patent Family	Expiration of Issued Patent(s) in Patent Family
Analysis and Screening of Cell Secretion Profiles	• Systems • Methods of use • Computer implemented programming	• IsoCode and CodePlex chip consumables • IsoLight and IsoSpark instruments • IsoSpeak software	United States, Austria, Belgium, China, Denmark, the EPO, Finland, France, Germany, Japan, Netherlands, Norway, Sweden, Switzerland and the United Kingdom	2035-2036
Methods and Compositions for Incorporating Nucleotides	• Methods of use • Compositions of matter	In development	United States	2029
Methods, Compositions and Solutions for Inhibiting Undesired Cleaving of Labels	• Systems • Methods of use • Compositions of matter	In development	United States	2029-2031
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Patent Families with Issued Patent(s)	Scope of Issued Patent(s) in Patent Family	Products Related to Issued Patent(s) in Patent Family	Jurisdiction of Issued Patent(s) in Patent Family	Expiration of Issued Patent(s) in Patent Family
Methods and Devices for Sequencing Nucleic Acids in Smaller Batches	• Systems • Methods of use	In development	United States	2028-2029
Methods And Devices For Amplification Of Nucleic Acid	• Methods of use	In development	United States	2031
Directed to a DNA Sequencing Reaction Additive	• Method of use	In development	United States	2038
As of December 31, 2021, we exclusively licensed six issued U.S. patents, five pending U.S. patent applications, four issued foreign patents and seven pending foreign patent applications in various foreign jurisdictions. Excluding any possible patent term adjustments or extensions and assuming payment of all appropriate maintenance, renewal, annuity or other governmental fees, our exclusively in-licensed issued patents are expected to expire between 2028 and 2038 and our exclusively in-licensed patent applications, if issued, are expected to expire between 2028 and 2038. Our exclusively in-licensed issued patents and patent applications material to our business include the following:
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Pending utility patent applications in the United States, the EPO and Japan and issued utility patents in the United States, China and Japan directed to a system, device and method for high-throughput multiplexed detection. This technology is utilized in various products, including our IsoCode chip consumables. These issued patents are expected to expire in 2033 and the patent applications, if issued, are expected to expire in 2033.

•
A pending U.S. utility patent application directed to methods and compositions for quantifying metabolites and proteins from single cells. This technology is utilized in our IsoCode single cell metabolomics solution. This patent application, if issued, is expected to expire in 2036.

We intend to pursue additional intellectual property protection to the extent we believe it would be beneficial and cost-effective. Our ability to stop third parties from making, using or commercializing any of our patented inventions will depend in part on our success in obtaining, defending and enforcing patent claims that cover our technology, inventions, and improvements. With respect to both our owned and in-licensed intellectual property, we cannot provide any assurance that any of our current or future patent applications will result in the issuance of patents in any particular jurisdiction, or that any of our current or future issued patents will effectively protect any of our products or technology from infringement or prevent others from commercializing infringing products or technology.
In addition to our reliance on patent protection for our inventions, products and technologies, we also seek to protect our brand through the procurement of trademark rights. We own registered trademarks and pending trademark applications for “IsoPlexis,” “IsoLight,” “IsoCode,” “CodePlex” and other product related brand names in the United States and certain foreign jurisdictions. Furthermore, we rely on trade secrets, know-how, unpatented technology and other proprietary information, to strengthen our competitive position. We currently maintain as trade secrets our software and certain other technologies, including assays. To mitigate the chance of trade secret misappropriation, we enter into nondisclosure and confidentiality agreements with parties who have access to our trade secrets, such as our employees, consultants, advisors and other third parties. We also enter into invention assignment agreements with our employees and consultants that obligate them to assign to us any inventions they have developed while working for us. We generally control access to our proprietary and confidential information through the use of internal and external controls. Although we take steps to protect our proprietary information and trade secrets, third parties may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets or disclose our technology. As a result, we may not be able to meaningfully protect our trade secrets. Additionally, we use certain open source software in our products and services, including our IsoSpeak software, and anticipate using open source software in the future. The terms of various open source licenses have not been interpreted by U.S. courts, and there is a risk that such licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our services. For further discussion of the risks relating to intellectual property, see “Risk Factors—Risks Related to Our Intellectual Property” in Item 1A. of this Form 10-K.
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License Agreements
Yale University
In April 2014, we entered into a license agreement (as amended and restated in July 2014 and November 2015, and as further amended in December 2016, January 2018 and July 2021, the “Yale Agreement”) with Yale University (“Yale”). Pursuant to the Yale Agreement, we obtained an exclusive, royalty-bearing, sublicensable (subject to certain restrictions), worldwide license to certain patent rights and certain information related to (i) multiplexed detection to manufacture, use and commercialize products in all fields of use and (ii) high-throughput single-cell polyomics to manufacture, use and commercialize products in all fields of use except in the field of spatial biomolecular analysis. We also obtained a non-exclusive license to certain patent rights and certain information related to high-throughput single-cell polyomics to manufacture, use and commercialize products in the field of spatial biomolecular analysis. The license granted pursuant to the Yale Agreement is subject to certain rights retained by (i) the United States government under the Bayh-Dole Act and (ii) Yale (on behalf of itself and other non-profit academic and/or research institutions) to make, practice and use the licensed patent rights and licensed products for research, clinical, teaching and other non-commercial purposes. Such rights retained by the United States government and Yale are typical for a license from a U.S. university or research institution, and we believe such rights do not pose a material risk to our business. We may sublicense the licensed patent rights subject to certain conditions, including that any sublicense agreement must contain terms consistent with the terms of the Yale Agreement and we must pay Yale a low double-digit percentage of our sublicense income. Furthermore, in connection with the first two sublicense agreements we enter into, we are obligated to pay Yale certain milestone payments that may equal up to $15,000 in the aggregate.
In connection with entering into the Yale Agreement, we issued 7,772 shares of Series A redeemable convertible preferred stock to Yale valued at approximately $51,000 at the time of issuance. We then amended the Yale Agreement in January 2018 (the “January 2018 Amendment”) to obtain an exclusive license to certain additional patent rights which include device, system and method of use claims directed to high-throughput single-cell polyomics to manufacture, use and commercialize products in all fields of use, which we subsequently amended in July 2021 to make the license exclusive in all fields except in the field of spatial biomolecular analysis only. Pursuant to the January 2018 Amendment, in consideration for the inclusion of these patent rights, we issued 3,374 shares of Series B-2 redeemable convertible preferred stock to Yale valued at approximately $100,000 at the time of issuance. In addition, we must pay Yale a customary annual license maintenance royalty (“LMR”) in the low six-figure dollars, as well as low single-digit percentage earned royalties on worldwide cumulative net sales of licensed products, which royalties are subject to reduction upon the occurrence of certain events as specified in the Yale Agreement. The LMR is credited against earned royalties due by the Company in the same calendar year. As of December 31, 2021, we have incurred $0.4 million in royalty expense under the Yale Agreement.
Upon our IPO in October 2021, all of our outstanding shares of redeemable convertible preferred stock were automatically converted to shares of common stock. Accrued dividends payable in respect of the outstanding shares of redeemable convertible preferred stock were settled through the issuance of shares of common stock. Accordingly, Yale received 93,558 shares of common stock upon the closing of our IPO.
Under the terms of the Yale Agreement, we are required to use reasonable commercial efforts to develop and sell the licensed products, including incurring minimum annual expenses on research and development with respect to the licensed products, and we are restricted from developing, manufacturing or selling products that compete with the licensed products. Yale controls the filing, prosecution and maintenance of the licensed patent rights at our expense, subject to our ability to comment or approve certain related actions. We have the first right and obligation to institute a suit for infringement of the licensed patent rights and defend against any claim of invalidity or declaratory judgment action brought against the licensed patent rights. If we do not institute such suit or defend against such actions within a certain period of time, Yale has the right to convert the exclusive license granted under this license agreement to a non-exclusive license.
Unless terminated earlier, the Yale Agreement will continue, on a country-by-country basis, until the later of the expiration of the last to expire licensed patent right in a country or ten years after the date of first commercial sale of a licensed product in such country. The last to expire of the licensed issued patents under the Yale Agreement will expire in 2034 and the last to expire of the licensed patent applications under the Yale Agreement, if issued, will expire in 2038. Subject to an applicable cure period, Yale may terminate the Yale Agreement if we fail to comply with applicable payment obligations or upon a material breach of our obligations under the Yale Agreement, including our diligence obligations. Yale may also terminate the Yale Agreement if we fail to maintain adequate liability insurance
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or if we, directly or indirectly, challenge or oppose the validity, patentability or enforceability of any of the licensed patent rights, or if any of our sublicensees do so and we do not terminate the relevant sublicense agreement within a certain specified amount of time. The Yale Agreement automatically terminates if we cease to carry on our business for a certain specified period of time or for certain specified insolvency-related events. We may terminate the Yale Agreement at any time by providing advance written notice. Subject to a cure period, we may terminate the Yale Agreement upon material, uncured breach by Yale. Either party may terminate the Yale Agreement, on a country-by-country basis, if neither party elects to undertake the defense of a suit alleging infringement for a certain period of time in a country.
California Institute of Technology
In March 2017, we entered into an exclusive license agreement (the “Caltech Agreement”) with the California Institute of Technology (“Caltech”), pursuant to which we obtained an exclusive, royalty-bearing, sublicensable (subject to certain restrictions), worldwide license to certain patent rights related to methods and compositions for quantifying metabolites to manufacture, use and commercialize products in the field of detecting metabolites, including proteins and other analytes. The licenses granted pursuant to the Caltech Agreement are subject to certain rights retained by (i) the United States government under the Bayh-Dole Act and (ii) Caltech to make, import and use the licensed products for non-commercial purposes and to grant other non-profit institutions rights under the licensed patent rights and licensed technology for educational and research purposes. Such rights retained by the United States government and Caltech are typical for a license from a U.S. university or research institution, and we believe such rights do not pose a material risk to our business. We may sublicense the licensed patent rights and technology subject to certain conditions, including that any sublicense agreement must contain terms consistent with the terms of the Caltech Agreement, and we must pay Caltech a low double-digit percentage of our sublicense income.
In connection with entering into the Caltech Agreement, we issued 2,830 shares of Series B redeemable convertible preferred stock to Caltech valued at approximately $50,000 at the time of issuance. Upon our IPO in October 2021, all of our outstanding shares of redeemable convertible preferred stock were automatically converted to shares of common stock. Accrued dividends payable in respect of the outstanding shares of redeemable convertible preferred stock were settled through the issuance of shares of common stock. Accordingly, Caltech received 23,719 common shares upon the closing of our IPO. In addition, we must pay Caltech a royalty on the exclusively licensed patent rights at a low single-digit percentage of net revenues on a country-by-country and licensed product-by-licensed product basis (with an annual minimum royalty in the range of low to mid five-figure dollars), which obligation will continue until the expiration of all patent claims covering such licensed product in such country. For any country in which the exclusively licensed patent rights do not include any valid claims, we must pay Caltech a royalty on the non-exclusively licensed technology at a lower single-digit percentage of net revenues for a period of ten years from the first commercial sale. In the event that we fail to commercialize products that incorporate the licensed patents or technology, the annual minimum royalties due to Caltech will increase in accordance with the terms of the Caltech Agreement. We are also required to pay Caltech a mid-teen percentage of sublicensing revenue. As of December 31, 2021, we have incurred an immaterial amount in royalty expense pursuant to the Caltech Agreement. There are no potential future milestone payments under the Caltech Agreement.
Under the terms of the Caltech Agreement, we are required to use commercially reasonable efforts to commercialize the licensed products. In the event that we fail to commercialize the licensed products, the annual minimum royalty payment due to Caltech will increase in accordance with the Caltech Agreement. Caltech controls the prosecution and maintenance of the licensed patents and patent applications at our expense, subject to our ability to comment on certain related actions. Caltech also has the first right to institute a suit and defend against a declaratory judgment action pertaining to infringement or invalidity of the licensed patent rights.
Unless terminated earlier, the Caltech Agreement continues until the expiration of the last to expire licensed patent right, or as long as we are obligated to pay royalties under the Caltech Agreement. The last to expire of the licensed patent applications under the Caltech Agreement, if issued, will expire in 2036. Subject to an applicable cure period, Caltech may terminate the Caltech Agreement if we fail to comply with applicable payment obligations, fail to maintain adequate liability insurance or upon a material breach of our obligations under the Caltech Agreement, including our diligence obligations, our obligation to mark licensed products with applicable patent numbers, our exploitation of any licensed patent rights outside of the licensed field or our cessation of commercial activities in the
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licensed field. Caltech may also terminate the Caltech Agreement for certain specified insolvency-related events. We may terminate our license to any particular licensed patent or patent application at any time by providing advance written notice. Subject to a cure period, we may terminate the Caltech Agreement upon material, uncured breach by Caltech.
Corporate Information
IsoPlexis Corporation was incorporated in Delaware on March 1, 2013. Our principal executive office is located at 35 NE Industrial Rd., Branford, CT 06405 and our telephone number is (203) 208-4111. We completed our initial public offering (our “IPO”) in October 2021, and our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “ISO.”
Available Information
Additional information regarding IsoPlexis may be obtained at www.isoplexis.com and our investor relations website at https://investors.isoplexis.com. We have used, and intend to continue to use, our investor relations website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Our website address is not intended to function as a hyperlink and the information available at these addresses is not incorporated by reference into this Form 10-K. We make our periodic and annual reports, together with amendments to these reports, available on our website, free of charge, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The SEC maintains a website as www.sec.gov that contains the reports and other information that we file electronically with the SEC.
In addition, our corporate governance guidelines, code of business conduct and ethics and the committee charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available through the investor relations section of our website at https://investors.isoplexis.com.
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Item 1A.	Risk Factors
Investing in our common stock involves a high degree of risk. You should consider and read carefully all of the risks and uncertainties described below, as well as the other information included in this Form 10-K, including our audited consolidated financial statements and related notes thereto appearing in this Form 10-K and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding whether to invest in our common stock. The occurrence of any of the events or developments described below, if they occur, or other events, developments or risks not presently known to us or that we currently believe to be immaterial, could materially and adversely affect our business, financial condition, results of operations and prospects. In such an event, the trading price of our common stock could decline, and you may lose all or part of your original investment. Some statements in this Form 10-K, including statements in the following risk factors, constitute forward-looking statements. Please refer to “Cautionary Note Regarding Forward-Looking Statements” included elsewhere in this Form 10-K.
Summary Risk Factors
Our business is subject to a number of risks, including those described at length below. The following is a summary of some of the principal risks we face:
•	we have incurred significant net losses since inception, we expect to incur net losses in the future and we may not be able to generate sufficient revenue to achieve and maintain profitability;
•
it may be difficult for us to implement our strategies for executing our growth plan or to sustain or successfully manage our anticipated growth. Specifically, we may face difficulties related to scaling our operations, converting customers to our platform and incorporating new equipment and new technology systems and laboratory processes in response to our growth;

•	we have a limited operating history, which may make it difficult to evaluate the prospects for our future viability and predict our future performance;
•	the life sciences technology market is highly competitive. If we fail to compete effectively, our business and results of operations will suffer;
•	the sizes of the markets and forecasts of market growth for our platform are based on a number of complex assumptions and estimates, and may be inaccurate;
•	our business, financial condition, results of operations and prospects may be harmed if our customers discontinue or spend less on research, development and production and other scientific endeavors;
•	if we do not successfully manage the development and launch of new products, our operating results could be adversely affected;
•	we depend on our key personnel and other highly qualified personnel, and if we are unable to recruit, train and retain our personnel, we may not achieve our goals;
•	we depend on our information technology systems, and any failure of these systems could harm our business;
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due to the significant resources required to enable access in new markets, we must make strategic and operational decisions to prioritize certain markets or technology offerings. We may expend our resources to access markets or develop technologies that do not yield meaningful revenue or we may fail to capitalize on markets or technologies that may be more profitable or with a greater potential for success;

•	our international business could expose us to business, regulatory, political, operational, financial, and economic risks associated with doing business outside of the United States;
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our manufacturing operations are dependent upon third party suppliers, including single source suppliers, making us vulnerable to supply shortages and price fluctuations, which could harm our business;

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if our facilities are damaged or become inoperable, we will be unable to continue to research, develop and manufacture our products and, as a result, our business, financial condition, results of operations and prospects may be adversely affected until we are able to secure a new facility;

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•
if we are unable to obtain and maintain sufficient intellectual property protection for our products and technologies, or if the scope of the intellectual property protection obtained is not sufficiently broad, our competitors could develop and commercialize products similar or identical to ours, and our ability to successfully commercialize our products may be impaired; and

•
we have identified a material weakness in our internal control over financial reporting, and the failure to remediate this material weakness may adversely affect our business, investor confidence in our company, our financial results and the market value of our common stock.

Risks Related to Our Business and Industry
We have incurred significant net losses since inception, we expect to incur net losses in the future, we may not be able to generate sufficient revenue to achieve and maintain profitability.
We have incurred significant net losses since our inception. For the years ended December 31, 2021 and 2020, we incurred net losses of $81.6 million and $23.3 million, respectively. As of December 31, 2021 and 2020, we had an accumulated deficit of $134.0 million and $52.4 million, respectively. We expect that our operating expenses will continue to increase as we develop, enhance and commercialize new products and incur additional operational costs associated with being a public company. To date, we have financed our operations primarily from private placements of our redeemable convertible preferred stock, the sale of common stock in our IPO, the incurrence of indebtedness and, to a lesser extent, grant income and revenue derived from sales of our instruments and chip consumables. We have devoted substantially all of our resources to organizing and staffing our company, business planning, raising capital, conducting development activities, including development and commercialization of our IsoLight and IsoSpark instruments, IsoCode and CodePlex chip consumables, and IsoSpeak software and research and development activities related to advancing and expanding our scientific and technological capabilities, and filing patent applications. We will need to generate significant additional revenue to achieve and sustain profitability, and even if we achieve profitability, we cannot be sure that we will remain profitable for any substantial period of time. We may never be able to generate sufficient revenue to achieve or sustain profitability and our recent and historical growth should not be considered indicative of our future performance. If we do not achieve or sustain profitability, it will be more difficult for us to finance our business and accomplish our strategic objectives, either of which could have a material adverse effect on our business, financial condition, results of operations and prospects and cause the market price of our common stock to decline.
It may be difficult for us to implement our strategies for executing our growth plan or to sustain or successfully manage our anticipated growth.
Our success will depend on our ability to grow market penetration in existing markets and our ability to identify new applications for our platform to capture a greater share of the research spend accelerating advanced medicines and additional markets in the future. Our ability to grow our market penetration in existing markets will depend on our ability to attract new customers by increasing awareness of the capabilities of our platform. Future revenue growth will also depend on our ability to:
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properly identify and anticipate the needs of our customers in existing and new markets, including expanding our capabilities to include new applications for infectious diseases, inflammatory conditions and neurological diseases;

•	develop and introduce new products;
•	avoid infringing upon the intellectual property rights of third-parties and maintain necessary intellectual property licenses from third-parties; and
•	provide adequate training to potential users of our products.
If we are unable to drive new customer conversion to our platform, expand adoption of the IsoLight or IsoSpark and our related products in new industries and markets, or increase the usage and value of our workflows to our customers, then our business, financial condition, results of operations and prospects could be adversely affected.
Additionally, as we continue to scale our business and the number of customers accessing our platform grows and our volume of installed platforms increases, we may find that certain of our products, certain customers or certain markets may require a dedicated sales force or sales personnel with different experience than those we currently employ. We may need to increase our capacity for customer service and support, for billing and general process
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improvements, and expand our internal quality assurance programs. Identifying, recruiting and training additional qualified personnel would require significant time, expense and attention. We may also need to purchase additional equipment, some of which can take several months or more to procure, setup and validate, and increase our personnel levels to meet increased demand. There is no assurance that any of these increases in scale, expansion of personnel, equipment, software and computing capacities or process enhancements will be successfully implemented, or that we will have adequate space, including in our manufacturing facilities, to accommodate such required expansion.
As we commercialize additional products, we will need to incorporate new equipment, implement new technology systems and laboratory processes, and hire new personnel, possibly with supplemental or different qualifications as compared to our current personnel. Failure to manage this growth or transition could result in turnaround time delays, higher product costs, declining product quality, deteriorating customer service and slower responses to competitive challenges. A failure in any one of these areas could make it difficult for us to meet market expectations for our products and could damage our reputation and the prospects for our business.
We have a limited operating history, which may make it difficult to evaluate the prospects for our future viability and predict our future performance.
We completed our first sale of our instruments in June 2018 and have experienced significant revenue growth in recent periods. Revenue increased by 66.1% to $17.3 million for the year ended December 31, 2021 as compared to $10.4 million for the year ended December 31, 2020. In addition, we operate in highly competitive markets characterized by rapid technological advances and we expect that our business will have to evolve over time to remain competitive. We have experienced and expect to continue to experience pricing pressure for our products and services as a result of competitive factors and an evolving product mix as we expand the scope of our offering. Our limited operating history, evolving business and rapid growth may make it difficult to evaluate our future prospects and the risks and challenges we may encounter and may increase the risk that we will not continue to grow at or near historical rates.
If we fail to address the risks and difficulties that we face, including those described elsewhere in this Item 1A. of this Form 10K, our business, financial condition, results of operations and prospects could be adversely affected. We have encountered in the past, and expect to encounter in the future, risks and uncertainties frequently experienced by growing companies with limited operating histories in new and rapidly changing industries. If our assumptions regarding these risks and uncertainties, which we use to plan and operate our business, are incorrect or change, or if we do not address these risks and difficulties successfully, our results of operations could differ materially from our expectations and our business, financial condition, results of operations and prospects could be adversely affected.
The life sciences technology market is highly competitive. If we fail to compete effectively, our business and results of operations will suffer.
We face significant competition in the life sciences technology market. We currently compete with many established technology companies in the flow cytometry, cellular analysis and single cell-omics businesses. This includes companies that design, manufacture and market systems, consumables and software for, among other applications, genomics, transcriptomics, proteomics, metabolomics, single cell analysis and immunology, and/or provide services related to the same. These companies include Becton, Dickinson and Company, Thermo Fisher Scientific Inc. and Bio-Rad Laboratories, Inc., each of which has products that compete to varying degrees with some but not all of our products.
Some of our current competitors are large publicly-traded companies, or are divisions of large publicly-traded companies, and may enjoy a number of competitive advantages over us, including:
•	greater name and brand recognition;
•	greater financial and human resources;
•	broader product lines;
•	larger sales forces and more established distributor networks;
•	substantial intellectual property portfolios;
•	larger and more established customer bases and relationships; and
•	better established, larger scale and lower cost manufacturing capabilities.
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As a result, our competitors and potential competitors may be able to respond more quickly to changes in customer requirements, devote greater resources to the development, promotion and sale of their platforms or instruments than we can or sell their platforms or instruments, or offer services competitive with our platform and services, at prices designed to win significant levels of market share. We may not be able to compete effectively against these organizations.
In addition, competitors may be acquired by, receive investments from or enter into other commercial relationships with larger, well-established and well-financed companies. Certain of our competitors may be able to secure key inputs from vendors on more favorable terms, devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing policies and devote substantially more resources to product development than we can. If we are unable to compete successfully against current and future competitors, we may be unable to increase market adoption and sales of our platform, which could prevent us from increasing our revenue or achieving profitability.
The sizes of the markets and forecasts of market growth for our platform are based on a number of complex assumptions and estimates, and may be inaccurate.
The market for our platform is evolving, making it difficult to predict with any accuracy the size of the markets for our current and future products. We use estimates and forecasts to calculate annual total addressable markets and market growth for our platform and for our technologies under development. These estimates and forecasts are based on a number of complex assumptions, internal and third party estimates and other business data, including assumptions and estimates relating to our ability to generate revenue from the development of new applications and products. While we believe our assumptions and the data underlying our estimates are reasonable, there are inherent challenges in measuring or forecasting such information. As a result, these assumptions and estimates may not be correct and the conditions supporting our assumptions or estimates may change at any time, thereby reducing the predictive accuracy of these underlying factors. As a result, our estimates of the annual total addressable market and our forecasts of market growth and future revenue for our current or future products may prove to be incorrect. If the annual total addressable market or the potential market growth for our platform is smaller than we have estimated, it may impair our sales growth and have an adverse impact on our business, financial condition, results of operations and prospects.
New product development involves a lengthy and complex process and we may be unable to develop or commercialize new products on a timely basis, or at all.
Products from our research and development programs will take time and considerable resources to develop, and may include improvements or changes to our instruments, chip consumables and software, and we may not be able to complete development and commercialize them on a timely basis, or at all. There can be no assurance that any of our applications and other products in development will produce commercial products and solutions and before we can commercialize any new products or workflows, we will need to expend significant funds in order to:
•	conduct substantial research and development, which may include validation and proof of concept studies;
•	further develop and scale our laboratory, engineering and manufacturing processes to accommodate different products and workflows; and
•	further develop and scale our infrastructure to be able to analyze increasingly large amounts of data.
Our product and workflow development processes involve a high degree of risk, and these efforts may be delayed or fail for many reasons, including:
•	failure of the product or workflow to perform as expected; and
•	failure to reliably demonstrate the process advantages of our products or workflows.
In addition, if we are unable to generate additional data and insights from our research and development programs, then we may not be able to advance these programs as quickly, or at all, or without significant additional investment, all of which could have a material adverse effect on our product and workflow development efforts.
Even if we are successful in developing new products or workflows, it will require us to make significant additional investments in marketing and selling resources in order to commercialize any such products or workflows. As a result, we may be unsuccessful in commercializing new products or workflows that we develop, which could adversely affect our business, financial condition, results of operations and prospects.
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Our operating results may fluctuate significantly in the future, which makes our future operating results difficult to predict and could cause our operating results to fall below expectations or any guidance we may provide.
Our quarterly and annual operating results have fluctuated significantly in the past and may fluctuate significantly in the future, which makes it difficult for us to predict our future operating results. These fluctuations may occur due to a variety of factors, many of which are outside of our control, including, but not limited to:
•	the level of demand for our platform, which may vary significantly;
•	the length of time of the sales cycle for purchases of our products;
•	the timing and cost of, and level of investment in, research, development and commercialization activities relating to our products, which may change from time to time;
•	the mix of our products sold and the geographies in which they are sold period to period;
•	the relative reliability and robustness of our IsoSpark and IsoLight instruments;
•	the introduction of new products or product enhancements by us or others in our industry;
•	expenditures that we may incur to acquire, develop or commercialize additional products and technologies;
•	expenditures involved in preparing, filing, prosecuting, maintaining, defending and enforcing patent claims;
•	changes in governmental regulations;
•	future accounting pronouncements or changes in our accounting policies; and
•	general market conditions and other factors, including factors unrelated to our operating performance or the operating performance of our competitors.
The effect of one of the factors discussed above, or the cumulative effects of a combination of factors discussed above, could result in large fluctuations and unpredictability in our quarterly and annual operating results. As a result, comparing our operating results on a period-to-period basis may not be meaningful. Investors should not rely on our past results as an indication of our future performance.
Our business, financial condition, results of operations and prospects may be harmed if our customers discontinue or spend less on research, development and production and other scientific endeavors.
Our customers include biopharmaceutical companies and academic and research institutions. Many factors, including public policy spending priorities, available resources and product and economic cycles, have a significant effect on the capital spending policies of these entities. Fluctuations in the research and development budgets of our customers could have a significant effect on the demand for our products. Our customers determine their research and development budgets based on several factors, including the need to develop new products, continued availability of governmental and other funding, competition and the general availability of resources. If our customers’ research and development budgets are reduced, the impact could adversely affect our business, financial condition, results of operations and prospects.
If we are unable to maintain and expand sales and marketing capabilities, we may not be successful in increasing sales of our existing products or commercializing new products.
We may not be able to market, sell or distribute our current products, or future products that we may develop, effectively enough to support our planned growth.
Competition for employees capable of selling expensive instruments and related products within the pharmaceutical and biotechnology industries is intense. As of December 31, 2021, we employed a commercial team of approximately 190 team members, but we may not be able to retain existing personnel or attract new personnel or be able to maintain, and continue to build, an efficient and effective sales organization, which could negatively impact sales and market acceptance of our products and limit our revenue growth and potential profitability. In addition, the time and cost of establishing and maintaining a specialized sales, marketing and service force for a particular product or service may be difficult to justify in light of the revenue generated or projected.
Our expected future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate additional employees. Our future financial performance
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and our ability to increase sales of our existing products, commercialize new products and to compete effectively will depend, in part, on our ability to manage this potential future growth effectively, without compromising quality.
In addition, we utilize thirteen distributor relationships to market and sell our products in Europe, North America, the Middle East and Asia-Pacific and we intend to leverage our distributor partnerships to expand into additional markets in the future. We exert limited control over these distributors under our agreements with them, and if their sales and marketing efforts for our products in any region are not successful, our business would be materially and adversely affected. Locating, qualifying and engaging distribution partners with local industry experience and knowledge will be necessary in at least the short to mid-term to effectively market and sell our products in certain countries outside the United States. We may not be successful in finding, attracting and retaining distribution partners, or we may not be able to enter into such arrangements on favorable terms. Even if we are successful in identifying distributors, such distributors may engage in sales practices that violate local laws or our internal policies, which could create civil or criminal liability for us. Furthermore, sales practices utilized by any such distribution parties that are locally acceptable may not comply with sales practices standards required under U.S. and other laws that apply to us, which could create additional compliance risk. If our sales and marketing efforts by us or our distributors are not successful outside the United States, we may not achieve our sales goals for our products outside the United States, which would materially and adversely impact our business, financial condition, results of operations and prospects.
If we do not successfully manage the development and launch of new products, our operating results could be adversely affected.
Further development and commercialization of our current and future products are key elements of our growth strategy. For example, we completed our first sale of our IsoSpark instrument in the first quarter of 2021 and we intend to launch additional new products in the next six to twelve months. The expenses or losses associated with unsuccessful product development or launch activities, our inability to improve the functionality or reliability and robustness of our current products, or lack of market acceptance of our new products could adversely affect our business, financial condition, results of operations and prospects. This future growth could create strain on our organizational, administrative and operational infrastructure, including laboratory operations, quality control, customer service and sales organization management.
If we fail to offer high-quality customer service, our business and reputation could suffer.
Ensuring high-quality customer service is important for the growth of our business and any failure to maintain such standards of customer service, or a related market perception, could affect our ability to sell products to existing and prospective customers. Additionally, we believe our customer service team has a positive influence on recurring chip consumables revenue. Providing an exceptional customer experience requires significant time and resources from our customer service team. Potential impacts of the COVID-19 pandemic on the health and safety of our customer service organization could reduce or eliminate the organization’s ability to provide an exceptional customer experience. Additionally, the organization’s ability to provide on-site, in-person customer service (including on-site installation of our instruments) has and may continue to be restricted or eliminated due to the impacts of the COVID-19 pandemic. Therefore, failure to scale our customer service organization adequately or impacts on our organization’s ability to provide an exceptional customer experience may adversely impact our business, financial condition, results of operations and prospects.
Customers utilize our service teams and online content for help with a variety of topics, including how to use our products efficiently, how to integrate our products into existing workflows, how to determine which of our other products may be needed for a given experiment and how to resolve technical, analysis and operational issues if and when they arise. As we introduce new products and enhance existing products, we expect utilization of our customer service teams to increase. In particular, the introduction of new or improved products may require additional customer service efforts to ensure customers use such products correctly and efficiently. While we have developed significant resources for remote training, including an extensive library of online videos, we may need to rely more on these resources for future customer training or we may experience increased expenses to enhance our online and remote solutions, particularly due to the impacts of the COVID-19 pandemic. If our customers do not adopt these resources, we may be required to increase the staffing of our customer service team, which would increase our costs. Also, as our business scales, we may need to engage third-party customer service providers, which could increase our costs and negatively impact the quality of the customer experience if such third parties are unable to provide service levels equivalent to ours.
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The number of our customers has grown significantly and such growth, as well as any future growth, will put additional pressure on our customer service organization. We may be unable to hire qualified personnel quickly enough or to the extent necessary to accommodate increases in demand.
In addition, as we continue to grow our operations and reach a global customer base, we need to be able to provide efficient customer service that meets our customers’ needs globally at scale. In geographies where we sell through distributors, we rely on those distributors to provide customer service. If these third-party distributors do not provide a high-quality customer experience, our business operations and reputation may suffer.
Repair or replacement costs due to warranties we provide on our instruments could have a material adverse effect on our business, financial condition and results of operations.
We provide a one-year assurance-type warranty on our instruments. Existing and future warranties place us at the risk of incurring future repair and/or replacement costs. At the time revenue is recognized, we establish an accrual for estimated warranty expenses based on historical data and trends of product reliability and costs of repairing and replacing defective products. We exercise judgment in estimating the expected product warranty costs, using data such as the actual and projected product failure rates, estimated repair costs, freight, material, labor and overhead costs. While we believe that historical experience provides a reliable basis for estimating such warranty cost, unforeseen quality issues or component failure rates as well as significantly higher sales and the introduction of new products could result in future costs in excess of such estimates, or alternatively, improved quality and reliability in our products could result in actual expenses that are below those currently estimated. As of December 31, 2021, we had accrued expenses of $0.3 million relating to product warranty accruals. Substantial amounts of warranty claims could have a material adverse effect on our business, financial condition and results of operations.
Our Credit Agreement contains covenants, which restrict our operating activities, and we may be required to repay the outstanding indebtedness in an event of default, which could have a material adverse effect on our business, financial condition, results of operations and prospects.
On December 30, 2020, we entered into a credit agreement and guaranty (as amended, the “Credit Agreement”), which provides for senior secured financing of up to $50.0 million, consisting of (i) a $25.0 million Tranche A term loan, (ii) a $10.0 million Tranche B term loan and (iii) a $15.0 million Tranche C term loan. The full amount of the Tranche A term loan was drawn on December 30, 2020 and the full amount of the Tranche B term loan was drawn on May 27, 2021. Our ability to draw the Tranche C term loan is subject to several conditions, including that the administrative agent under the Credit Agreement (the “Administrative Agent”) shall have received evidence that we achieved total revenue of at least $20.0 million for the twelve-month period then most recently ended. Unless accelerated prior to such date, all amounts outstanding under the Credit Agreement are due to be repaid on December 30, 2025. Until we have repaid such indebtedness, the Credit Agreement subjects us to various customary covenants, including requirements as to minimum liquidity and minimum total revenue and restrictions on our ability to incur indebtedness or guarantees, to subject our assets to any liens, to make investments and loans, to make capital expenditures, to engage in mergers, acquisitions and asset sales, to engage in new lines of business, to declare dividends, make payments or redeem or repurchase equity interests, to enter into agreements limiting restricted subsidiary distributions, to prepay, redeem or purchase certain indebtedness and to engage in certain transactions with affiliates. In particular, the Credit Agreement includes a quarterly minimum total revenue covenant for the applicable trailing twelve month period, which revenue threshold began at approximately $15.02 million for the twelve months ending June 30, 2021 and increases over time. In June 2021, we obtained from the lenders a waiver of the quarterly minimum total revenue covenant for the twelve months ending June 30, 2021 and a waiver of any event of default resulting from non-compliance with the quarterly minimum total revenue covenant for such test period. On October 29, 2021, we entered into an amendment (the “Second Amendment”) to the Credit Agreement to, among other things, eliminate the minimum total revenue covenant for the twelve months ending September 30, 2021 and December 31, 2021 and reset the minimum total revenue covenants thereafter. Pursuant to the Second Amendment, the minimum total revenue covenant, as amended, will resume being tested for the twelve months ending March 31, 2022. There can be no assurance as to our future compliance with the covenants under the Credit Agreement or that our lenders will waive any failure to satisfy such covenants under the Credit Agreement in the future. Our business may be adversely affected by these restrictions on our ability to operate our business.
We may be required to repay the amounts outstanding under the Credit Agreement if an event of default occurs under the Credit Agreement. An event of default will occur if, among other things, we fail to make required payments under the Credit Agreement; we breach any of our covenants under the Credit Agreement, subject to specified cure
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periods with respect to certain breaches; the Administrative Agent determines that a material adverse change (as defined in the Credit Agreement) has occurred; we or our assets become subject to certain legal proceedings, such as bankruptcy proceedings; we are unable to pay our debts as they become due; or we default on certain material indebtedness which would permit the acceleration of maturity of such indebtedness. We may not have enough available cash or be able to raise additional funds through equity or debt financings to repay such indebtedness at the time any such event of default occurs. In the case where we may not have enough available cash or be able to raise additional funds to repay such indebtedness, we may be required to delay, limit, reduce or terminate our product development or operations or grant to others rights to develop and market products that we would otherwise prefer to develop and market ourselves. The Administrative Agent could also exercise its rights as secured lender to take possession of and to dispose of the collateral securing the term loans, which collateral includes substantially all of our property. Our business, financial condition, results of operations and prospects could be materially adversely affected as a result of any of these events.
Despite our level of indebtedness, we are able to incur more debt and undertake additional obligations. Incurring such debt or undertaking such additional obligations could further exacerbate the risks our indebtedness poses to our financial condition.
As of December 31, 2021, we had approximately $31.6 million in aggregate principal amount of outstanding indebtedness, in addition to $15.0 million of unfunded delayed draw term loans available, subject to certain conditions, under the Credit Agreement. Despite our level of indebtedness, we may be able to incur significant additional indebtedness in the future, including in the event we refinance or replace our existing Credit Agreement. Although the Credit Agreement contains restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions. These restrictions also will not prevent us from incurring obligations that do not constitute indebtedness and, if we refinance existing indebtedness, such refinancing indebtedness may contain fewer restrictions on our activities. To the extent new indebtedness is added to our currently anticipated indebtedness levels, the related risks that we face could intensify. While the Credit Agreement also contains restrictions on making certain investments and loans, these restrictions are subject to a number of qualifications and exceptions, and the investments and loans incurred in compliance with these restrictions could be substantial.
Changes in the method for determining LIBOR or the elimination of LIBOR could affect our business, financial condition, results of operations and prospects.
Our Credit Agreement provides that interest may be indexed to the London Interbank Offered Rate (“LIBOR”), which is a benchmark rate at which banks offer to lend funds to one another in the international interbank market for short term loans. On March 5, 2021, ICE Benchmark Administration, which administers LIBOR publication, announced its intention to cease the publication of the one week and two month USD LIBOR rates after December 31, 2021 and the overnight, one-, three-, six- and 12-month USD LIBOR rates after June 30, 2023. We cannot predict the impact of any changes in the methods by which LIBOR is determined or any regulatory activity related to a potential phase out of LIBOR on our Credit Agreement and interest rates. While our Credit Agreement provides for the use of an alternative rate to LIBOR in the event LIBOR is phased out, uncertainty remains as to any such replacement rate and any such replacement rate may be higher or lower than LIBOR may have been. At this time, no consensus exists as to what rate or rates will become accepted alternatives to LIBOR, although The U.S. Federal Reserve, in conjunction with the Alternative Reference Rates Committee, has identified the Secured Overnight Financing Rate (“SOFR”), a newly created index; calculated with a broad set of short-term repurchase agreements backed by treasury securities, as its preferred alternative rate for LIBOR. Although SOFR is the Alternative Reference Rates Committee’s recommended replacement rate, it is also possible that lenders may instead choose alternative replacement rates that may differ from LIBOR or SOFR that would result in higher interest costs for us. . It is not possible to predict the effect of these changes, other reforms or the establishment of alternative reference rates in the United States or elsewhere. The establishment of alternative reference rates or implementation of any other potential changes may materially and adversely affect our business, results of operations or financial condition.
We depend on our key personnel and other highly qualified personnel, and if we are unable to recruit, train and retain our personnel, we may not achieve our goals.
Our future success depends upon our ability to recruit, train, retain and motivate key personnel. Our senior management team, including Sean Mackay, one of our co-founders and our Chief Executive Officer; John Strahley, our Chief Financial Officer; Jing Zhou, our Chief Scientific Officer; and Peter Siesel, our Chief Commercial Officer,
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is critical to our vision, strategic direction, product development and commercialization efforts. The departure of one or more of our executive officers, senior management team members, or other key employees could be disruptive to our business until we are able to hire qualified successors. We do not maintain “key man” life insurance on our senior management team.
Our continued growth depends, in part, on attracting, retaining and motivating qualified personnel, including highly-trained sales personnel with the necessary scientific background and ability to understand our platform at a technical level to effectively identify and sell to potential new customers. New hires require significant training and, in most cases, take significant time before they achieve full productivity. Our failure to successfully integrate these key personnel into our business could adversely affect our business. In addition, competition for qualified personnel in our industry is intense. We compete for qualified scientific and information technology personnel with other life science and information technology companies as well as academic institutions and research institutions. Some of our scientific personnel are qualified foreign nationals whose ability to live and work in the United States is contingent upon the continued availability of appropriate visas. As a result, changes to United States immigration policies could restrain the flow of technical and professional talent into the United States and may inhibit our ability to hire qualified personnel. The current United States rules, regulations, policies and mandates restricting immigration and reforming the work visa process may adversely affect our ability to retain and maintain qualified personnel.
We do not maintain fixed term employment contracts with any of our employees. As a result, our employees could leave our company with little or no prior notice and may be free to work for a competitor. Due to the complex and technical nature of our products and technology and the dynamic market in which we compete, any failure to attract, train, retain and motivate qualified personnel could materially harm our business, results of operations, financial condition and prospects.
We depend on our information technology systems, and any failure of these systems could harm our business.
We depend on information technology and telecommunications systems for significant elements of our operations, including our laboratory information management system, our quality management system, our sales management system, and product lifecycle management system. We have installed, and expect to expand, a number of enterprise software systems that affect a broad range of business processes and functional areas, including for example, systems handling human resources, financial controls and reporting, contract management, regulatory compliance and other infrastructure operations. These information technology and telecommunications systems support a variety of functions, including manufacturing operations, laboratory operations, data analysis, quality control, customer service and support, billing, research and development activities, scientific and general administrative activities.
Information technology and telecommunications systems are vulnerable to damage from a variety of sources, including telecommunications or network failures, malicious software, bugs or viruses, human acts and natural disasters. Moreover, despite network security and back-up measures, some of our servers are potentially vulnerable to physical or electronic break-ins, computer viruses and similar disruptive problems. Any disruption or loss of information technology or telecommunications systems on which critical aspects of our operations depend could have an adverse effect on our business and our reputation, and we may be unable to regain or repair our reputation in the future.
Due to the significant resources required to enable access in new markets, we must make strategic and operational decisions to prioritize certain markets or technology offerings. We may expend our resources to access markets or develop technologies that do not yield meaningful revenue or we may fail to capitalize on markets or technologies that may be more profitable or with a greater potential for success.
We believe our platform has potential applications across a wide range of markets and we have targeted certain markets in which we believe our technology has significant advantages, or for which we believe we have a higher probability of success or revenue opportunity or for which the path to realizing or achieving revenue is shorter. For example, our initial focus has been on developing applications for cancer immunology and cell and gene therapy but we are expanding our capabilities to include applications for infectious diseases, inflammatory conditions and neurological disorders. We seek to maintain a process of prioritization and resource allocation to maintain a balance between advancing near-term opportunities and exploring additional markets for our technology. However, due to the significant resources required for the development of new applications for new markets, we must make decisions on which markets to pursue and the amount of resources to allocate to each. Our decisions concerning the allocation of
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research, development, collaboration, management and financial resources toward particular applications may not lead to the development of any viable product and may divert resources away from better opportunities.
Our international business could expose us to business, regulatory, political, operational, financial, and economic risks associated with doing business outside of the United States.
We currently sell our products in several international markets, including in Australia, Belgium, Canada, China, Czech Republic, France, Germany, Italy, Israel, Japan, Singapore, South Korea, Spain, Switzerland, and the United Kingdom, and we intend to expand into additional international markets. We currently maintain relationships with distributors outside of the United States and may in the future enter into new distributor relationships. Doing business internationally involves a number of risks, including:
•
multiple, conflicting and changing laws and regulations such as privacy regulations, tax laws, export and import restrictions, tariffs, economic sanctions and embargoes, employment laws, regulatory requirements and other governmental approvals, permits and licenses;

•	failure by us or our distributors to obtain approvals to conduct our business in various countries;
•	differing intellectual property rights;
•	complexities and difficulties in obtaining intellectual property protection, enforcing our intellectual property and defending against third party intellectual property claims;
•	difficulties in staffing and managing foreign operations;
•	logistics and regulations associated with shipping systems and parts and components for instruments and chip consumables, as well as transportation delays;
•	travel restrictions that limit the ability of marketing, presales, sales, services and support teams to service customers;
•
financial risks, such as longer payment cycles, difficulty collecting accounts receivable, the impact of local and regional financial crises on demand and payment for our products and exposure to foreign currency exchange rate fluctuations;

•	international trade disputes that could result in tariffs and other protective measures;
•
natural disasters, political and economic instability, including wars such as the conflict between Russia and Ukraine, terrorism and political unrest, outbreak of disease, boycotts, curtailment of trade and other business restrictions; and

•
regulatory and compliance risks that relate to maintaining accurate information and control over sales and distributors’ activities that may fall within the purview of the U.S. Foreign Corrupt Practices Act (the “FCPA”), its books and records provisions, or its anti-bribery provisions, or similar laws in other countries.

Any of these factors could significantly harm our current operations and potential future international expansion and consequently, our business, financial condition, results of operations and prospects. In addition, certain international markets are subject to significant political and economic uncertainty, including for example the effect of the withdrawal of the United Kingdom from the European Union. Significant political and economic developments in international markets for which we operate or intend to operate, or the perception that any of them could occur, creates further challenges for operating in these markets in addition to creating instability in global economic conditions.
Our products could have defects or errors, which may give rise to claims against us, adversely affect market adoption of our products, and adversely affect our business, financial condition, and results of operations.
Our instruments, chip consumables and services utilize novel and complex technology and may develop or contain undetected defects or errors. We cannot assure you that material performance problems, defects, or errors will not arise, including as we commercialize additional products. We provide warranties that our instruments will meet performance expectations and will be free from defects. The costs incurred in correcting any defects or errors may be substantial and could adversely affect our operating margins.
In manufacturing our products, we depend upon third parties for the supply of various components, many of which require a significant degree of technical expertise to produce. If our suppliers fail to produce our components
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to specification or provide defective products to us and our quality control tests and procedures fail to detect such errors or defects, or if we or our suppliers use defective materials or workmanship in the manufacturing process, the reliability and performance of our products will be compromised.
If our products contain defects, we may experience:
•	loss of customer orders and delay in order fulfillment;
•	damage to our brand reputation;
•	increased warranty and customer service and support costs due to product repair or replacement;
•	product recalls, withdrawals or replacements;
•	inability to attract new customers;
•	diversion of resources from our manufacturing and research and development departments to our service department; and
•	legal claims against us, including product liability claims, which could be costly and time consuming to defend and result in substantial damages.
If we were to be sued for product liability, we could face substantial liabilities that exceed our resources.
The marketing, sale and use of our products could lead to the filing of product liability claims were someone to allege that our products identified inaccurate or incomplete information regarding the cells analyzed or otherwise failed to perform as designed. We may also be subject to liability for errors in, a misunderstanding of or inappropriate reliance upon, the information we provide in the ordinary course of our business activities. If we cannot successfully defend ourselves against product liability claims, we could incur substantial liabilities and reputational harm. In addition, regardless of the merit or eventual outcome, product liability claims may result in:
•	costs of litigation;
•	distraction of management’s attention from our primary business;
•	the inability to commercialize existing or new products;
•	decreased demand for our products;
•	damage to our business reputation;
•	product recalls or withdrawals from the market;
•	termination of existing agreements by customers and suppliers; and
•	loss of net sales.
We maintain product liability insurance that we believe is adequate, but this insurance is subject to deductibles and coverage limitations. Our current product liability insurance may not continue to be available to us on acceptable terms, if at all, and, if available, coverage may not fully protect us from the financial impact of defending against product liability claims. Any product liability claim brought against us, with or without merit, could increase our insurance rates or prevent us from securing insurance coverage in the future. A product liability lawsuit, recall or other claim with respect to uninsured liabilities or for amounts in excess of insured liabilities could impact our business, financial condition, results of operations and prospects.
Our insurance policies are expensive and protect us only from some business risks, which leaves us exposed to significant uninsured liabilities.
We do not carry insurance for all categories of risk that our business may encounter and our policies have limits and significant deductibles. Some of the policies we currently maintain include general liability, property, umbrella and directors’ and officers’ insurance.
Any additional product liability insurance coverage we acquire in the future may not be sufficient to reimburse us for any expenses or losses we may suffer. Moreover, insurance coverage is becoming increasingly expensive and in the future we may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect us against losses. A successful product liability claim or series of claims in which judgments exceed our
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insurance coverage could adversely affect our business, financial condition, results of operations and prospects, including preventing or limiting the commercialization of any products we develop.
We also expect the laws, rules and regulations we are subject to as a public company to make it more expensive for us to maintain directors’ and officers’ liability insurance, and we may be required in the future to accept reduced coverage or incur substantially higher costs to maintain coverage. As a result, it may be more difficult for us to attract and retain qualified people to serve on our board of directors, our board committees or as executive officers. We do not know, however, if we will be able to maintain existing insurance with adequate levels of coverage. Any significant uninsured liability may require us to pay substantial amounts, which would adversely affect our business, financial condition, results of operations and prospects.
We may need to raise additional capital to fund our existing operations, improve our platform or develop and commercialize new instruments, consumables and software, or expand our operations.
If our available cash resources and anticipated cash flows from operations are insufficient to satisfy our liquidity requirements, including because of lower demand for our products or the realization of other risks discussed in this Item 1A. of this Form 10-K, we may be required to raise additional capital through issuances of equity or convertible debt securities, entrance into a credit facility or another form of third party funding or seek other debt financing. There is no assurance we will be able to obtain future financing on commercially reasonable terms, or at all.
In any event, we may consider raising additional capital in the future to expand our business, to pursue strategic investments, to take advantage of financing opportunities or for other reasons, including to:
•	increase our sales and marketing efforts to drive market adoption of our platform and address competitive developments;
•	fund development and marketing efforts of our existing products or any future products;
•	expand our technologies into additional markets;
•	acquire, license or invest in technologies and other intellectual property rights;
•	acquire or invest in complementary businesses or assets; and
•	finance capital expenditures and general and administrative expenses.
Our present and future funding requirements will depend on many factors, including:
•	our ability to achieve projected revenue growth;
•	the cost of expanding our operations, including production capacity, lab space, and our offerings, including our sales and marketing efforts;
•	our rate of progress in launching and commercializing new products, and the cost of the sales and marketing activities associated with increasing sales of our existing instruments and products;
•	our rate of progress in, and cost of research and development activities associated with, products in research and development;
•	the effect of competing technological and market developments;
•	the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing patent claims;
•	costs related to domestic and international expansion; and
•	the potential cost of and delays in product development as a result of any regulatory oversight that may be applicable to our products.
The various ways we could raise additional capital carry potential risks. If we raise funds by issuing equity securities, dilution to our stockholders could result. Any preferred equity securities issued also could provide for rights, preferences or privileges senior to those of holders of our common stock. If we raise funds by borrowing debt, such debt would have rights, preferences and privileges senior to those of holders of our common stock. The terms of such debt could impose significant restrictions on our operations. If we raise funds through collaborations or
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licensing arrangements, we might be required to relinquish significant rights to our platform technologies or products or grant licenses on terms that are not favorable to us or commit to future payment streams. Market volatility resulting from the COVID-19 pandemic or other factors may further adversely impact our ability to raise capital as and when needed.
If we are unable to obtain adequate financing or financing on terms satisfactory to us, if we require it, our ability to continue to pursue our business objectives and to respond to business opportunities, challenges, or unforeseen circumstances could be significantly limited, and could have a material adverse effect on our business, financial condition, results of operations and prospects.
We are subject to differing tax rates in several jurisdictions in which we operate, which may adversely affect our business, financial condition, results of operations and prospects.
We are subject to taxes in the United States and certain foreign jurisdictions. Due to economic and political conditions, tax rates in various jurisdictions, including the United States, may be subject to change. Our future effective tax rates could be affected by changes in the mix of earnings in countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities and changes in tax laws or their interpretation. In addition, we may be subject to income tax audits by various tax jurisdictions. Although we believe our income tax liabilities are reasonably estimated and accounted for in accordance with applicable laws and principles, an adverse resolution by one or more taxing authorities could have a material impact on the results of our operations.
International tariffs applied to goods traded between the United States and China may adversely affect our business, financial condition, results of operations and prospects.
International tariffs, including tariffs applied to goods traded between the United States and China, may adversely affect our business, results of operations and financial condition. Since the beginning of 2018, there has been increasing rhetoric, in some cases coupled with legislative or executive action, from several U.S. and foreign leaders regarding the possibility of instituting tariffs against foreign imports of certain materials. More specifically, in March and April of 2018, the United States and China have applied tariffs to certain of each other’s exports. The institution of trade tariffs both globally and between the United States and China specifically carries the risk of adversely affecting overall economic condition, which could have a negative impact on us as imposition of tariffs could cause an increase in the cost of our products and the components for our products, which may adversely affect our business, financial condition, results of operations and prospects.
Unfavorable U.S. or global economic conditions as a result of the COVID-19 pandemic, or otherwise, could adversely affect our ability to raise capital and our business, financial condition, results of operations and prospects.
While the potential economic impact brought by, and the duration of, the COVID-19 pandemic is difficult to assess or predict, the COVID-19 pandemic has resulted in, and may continue to result in, extreme volatility and disruptions in the capital and credit markets, reducing our ability to raise additional capital through equity, equity-linked or debt financings, which could negatively impact our short-term and long-term liquidity and our ability to operate in accordance with our operating plan, or at all. Additionally, our results of operations could be adversely affected by general conditions in the global economy and financial markets. If the operations of our suppliers are impacted by the COVID-19 pandemic, we may not be able to source the necessary components and materials to build our products in sufficient quantities to meet demand. If the operations of our customers are impacted by the COVID-19 pandemic, including shutdowns of laboratories and delayed spending on instruments or chip consumables, we may not be able to sell our products or provide on-site, in-person customer service. A severe or prolonged economic downturn could result in a variety of risks to our business, including weakened demand for our products and our ability to raise additional capital when needed on favorable terms, if at all. A weak or declining economy could strain our customers’ budgets or cause delays in their payments to us. Any of the foregoing could harm our business, and we cannot anticipate all of the ways in which the current economic climate and financial market conditions could adversely impact our ability to raise capital, business, financial condition, results of operations and prospects.
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Risks Related to Manufacturing and Supply
If we are unable to manufacture our instruments in high-quality commercial quantities successfully and consistently to meet demand, our growth will be limited.
We have manufactured approximately 320 of our instruments as of December 31, 2021. We currently manufacture our instruments and chip consumables at our facilities in Branford, Connecticut. To manufacture our products in the quantities that we believe will be required to meet anticipated market demand, we will need to increase manufacturing capacity, which could involve significant challenges and may require additional quality controls. We may not successfully complete any required increase to existing manufacturing capacity in a timely manner, or at all.
If there is a disruption to our manufacturing operations, whether from COVID-19 or some other disruptions, we will have no other means of producing our products until we restore our facility or develop alternative manufacturing facilities. Additionally, any damage to or destruction of our facility or equipment may significantly impair our ability to manufacture our products on a timely basis.
If we are unable to produce our products in sufficient quantities to meet anticipated customer demand, our business, financial condition, results of operations and prospects would be harmed. The lack of experience we have in producing commercial quantities of our products may also result in quality issues, and could result in product defects or errors or recalls.
We use biological and hazardous materials that require considerable expertise and expense for handling, storage and disposal and may result in claims against us.
We work with materials, including chemicals, biological agents and compounds that could be hazardous to human health and safety or the environment. Our operations also produce hazardous and biological waste products. Federal, state and local laws and regulations govern the use, generation, manufacture, storage, handling and disposal of these materials and wastes. We are subject to periodic inspections by federal, state and local authorities to ensure compliance with applicable laws. Compliance with applicable environmental laws and regulations is expensive, and current or future environmental laws and regulations may restrict our operations. If we do not comply with applicable regulations, we may be subject to fines and penalties.
In addition, we cannot eliminate the risk of accidental injury or contamination from these materials or wastes, which could cause an interruption of our commercialization efforts, research and development programs and business operations, as well as environmental damage resulting in costly clean-up and liabilities under applicable laws and regulations. In the event of contamination or injury, we could be liable for damages or penalized with fines in an amount exceeding our resources and our operations could be suspended or otherwise adversely affected. Furthermore, environmental laws and regulations are complex, change frequently and have tended to become more stringent. We cannot predict the impact of such changes and cannot be certain of our future compliance.
Our manufacturing operations are dependent upon third party suppliers, including single source suppliers, making us vulnerable to external factors such as supply shortages and price fluctuations, which could harm our business.
We are subject to the risks inherent in the manufacturing of our products, including industrial accidents, environmental events, strikes and other labor disputes, capacity constraints, as well as global shortages, disruptions in supply chain and loss or impairment of key suppliers, as well as natural disasters and other external factors over which we have no control. Our products contain several critical components, including lasers, circuit boards, antibodies and reagents. Some of the suppliers of critical components or materials are single source suppliers. Although we believe there are suitable alternative suppliers for these components, the replacement of existing suppliers or the identification and qualification of suitable second sources may require significant time, effort and expense, and could result in delays in production, which could negatively impact our business operations and revenue. We do not have supply agreements with certain suppliers of these critical components and materials beyond purchase orders and, although we maintain a safety stock inventory at our facilities in Branford, Connecticut for certain critical components, forecasted amounts may be inaccurate and we may experience shortages as a result of serious supply problems with these suppliers. There can be no assurance that our supply of components will not be limited, interrupted, or of satisfactory quality or continue to be available at acceptable prices. In addition, loss of any
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critical component provided by a single source supplier could require us to change the design of our manufacturing process based on the functions, limitations, features and specifications of the replacement components.
In addition, several other non-critical components and materials that comprise our products are currently manufactured by a single supplier or a limited number of suppliers. In certain of these cases, we have not yet qualified alternate suppliers. A supply interruption or an increase in demand beyond our current suppliers’ capabilities could harm our ability to manufacture our products unless and until new sources of supply are identified and qualified. Our reliance on these suppliers subjects us to a number of risks that could harm our business, including:
•	interruption of supply resulting from modifications to or discontinuation of a supplier’s operations;
•	trade disputes or other political conditions or economic conditions;
•
delays in the manufacturing operations of our suppliers, or in the delivery of parts and components to support such manufacturing operations, due to the impact of public health issues, endemics or pandemics, such as COVID-19;

•	delays in product shipments resulting from uncorrected defects, reliability issues, or a supplier’s variation in a component;
•	a lack of long-term supply arrangements for key components with our suppliers;
•	inability to obtain adequate supply in a timely manner, or to obtain adequate supply on commercially reasonable terms;
•	difficulty and cost associated with locating and qualifying alternative suppliers for our components in a timely manner;
•	a modification or change in a manufacturing process or part that unknowingly or unintentionally negatively impacts the operation of our platform;
•	production delays related to the evaluation and testing of products from alternative suppliers, and corresponding regulatory qualifications;
•	delay in delivery due to our suppliers prioritizing other customer orders over ours;
•	damage to our brand reputation caused by defective components produced by our suppliers;
•	increased cost of our warranty program due to product repair or replacement based upon defects in components produced by our suppliers; and
•	fluctuation in delivery by our suppliers due to changes in demand from us or their other customers.
Any interruption in the supply of components or materials, or our inability to obtain substitute components or materials from alternate sources at acceptable prices in a timely manner, could result in increased costs and impair our ability to meet the demand of our customers, any of which would have an adverse effect on our business, financial condition, results of operations and prospects.
We forecast sales to determine requirements for components and materials used in our instruments, and if our forecasts are incorrect, we may experience delays in shipments or increased inventory costs.
We keep limited materials, components and finished products on hand. To manage our operations with our third party suppliers, we forecast anticipated product orders and material requirements to predict our inventory needs and enter into purchase orders on the basis of these requirements. Several components of our products require an order lead time of 3 months to 6 months. Our limited historical commercial experience and rapid growth may not provide us with enough data to consistently and accurately predict future demand. If our business expands and our demand for components and materials increase beyond our estimates, our suppliers may be unable to meet our demand. In addition, if we underestimate our component and material requirements, we may have inadequate inventory, which could interrupt, delay, or prevent delivery of our products to our customers. By contrast, if we overestimate our component and material requirements, we may have excess inventory, which would increase our expenses. Any of these occurrences would negatively affect our financial performance and business results.
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Shipping is a critical part of our business and any changes in our shipping arrangements or damages or losses sustained during shipping could adversely affect our business, financial condition, results of operations and prospects.
We currently rely on third party vendors for our shipping. If we are not able to negotiate acceptable pricing and other terms with these entities or they experience performance problems or other difficulties, it could negatively impact our operating results and our customers’ experience. In the past, some of our products have sustained serious damage in transit and were not repairable. Although we have taken steps to improve our shipping procedures, there is no guarantee our products will not become damaged or lost in transit in the future. If a product is damaged in transit, it may result in a substantial delay in the fulfillment of the customer’s order, and depending on the type and extent of the damage and whether the incident is covered by insurance, it may result in a substantial financial loss. If our products are not delivered in a timely fashion or are damaged or lost during the delivery process, our customers could become dissatisfied and cease using our products or services, which would adversely affect our business, financial condition, results of operations and prospects.
If our facilities are damaged or become inoperable, we will be unable to continue to research, develop and manufacture our products and, as a result, our business, financial condition, results of operations and prospects may be adversely affected until we are able to secure a new facility.
We do not have redundant facilities for the final assembly of our products. Our facilities and equipment would be costly to replace and could require substantial lead-time to repair or replace. Our facilities may be harmed or rendered inoperable by natural or man-made disasters, including, but not limited to, tornadoes, flooding, fire and power outages. Such disasters may render it difficult or impossible to manufacture our products and conduct our research and development activities for new products. The inability to perform those activities, combined with our limited materials, components and finished products, may result in the inability to continue manufacturing or supplying our products during such periods and the loss of customers or harm to our reputation. Although we possess insurance for damage to our facilities and the disruption of our business, this insurance may not be sufficient to cover all of our potential losses and this insurance may not continue to be available to us on acceptable terms, or at all.
If we fail to maintain our numerous contractual relationships, our business, results of operations and financial condition could be adversely affected.
We are party to numerous contracts in the normal course of our business, including our supply and distribution agreements. In the aggregate, these contractual relationships are necessary for us to operate our business. From time to time, we amend, terminate or negotiate our contracts. We may also periodically be subject to, or make claims of breach of contract, or threaten legal action relating to our contracts. These actions may result in litigation. At any one time, we have a number of negotiations under way for new or amended commercial agreements. We devote substantial time, effort and expense to the administration and negotiation of contracts involved in our business. However, these contracts may not continue in effect past their current term or we may not be able to negotiate satisfactory contracts in the future with current or new business partners, which may adversely affect our business, financial condition, results of operations and prospects.
Risks Related To Government Regulation
If our current or future products become subject to FDA or other related international regulation, the regulatory clearance or approval and the maintenance of continued and post-market regulatory compliance for such products will be expensive, time-consuming, and uncertain both in timing and in outcome.
We make our platform, which includes our instruments, chip consumables and software, available to customers as research-use-only (“RUO”) products. While products which are marketed and sold for RUO are not generally subject to regulation by the Food and Drug Administration (the “FDA”), regulatory requirements related to marketing, selling, and distribution of RUO products could change or be uncertain. Additionally, even if our products are labeled, promoted, and intended as RUO, the FDA or comparable agencies of other countries could disagree with our conclusion that our products are intended for research use only or deem our sales, marketing and promotional efforts as being inconsistent with RUO products. If the FDA or other regulatory authorities assert that any of our RUO products are subject to regulatory clearance or approval, our business, financial condition, results of operations and prospects could be adversely affected.
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In the event that we decide in the future to develop medical device products or modify our existing products in a manner intended for clinical or diagnostic uses, or if our existing platform were ever to be deemed a medical device by the FDA, we would be required in the United States to either receive clearance under Section 510(k) of the Federal Food, Drug, and Cosmetic Act or approval of a premarket approval application from the FDA, unless an exemption applies, prior to marketing any such product. The process of obtaining approval or clearance from the FDA for new products, or with respect to enhancements or modifications to existing products, could take a significant period of time, require the expenditure of substantial resources, involve rigorous preclinical and clinical testing, require changes to products or result in limitations on the indicated uses of products. There can be no assurance that we would receive the required approvals or clearances for any new products or for modifications to our existing products on a timely basis or that any approval or clearance would not be subsequently withdrawn or conditioned upon extensive post-market study requirements. Moreover, even if we were to receive FDA clearance or approval of new products or modifications to existing products, we would be required to comply with extensive regulations relating to the development, research, clearance, approval, distribution, marketing, advertising and promotion, manufacture, adverse event reporting, recordkeeping, import and export of such products, which could substantially increase our operating costs and have a material impact on our business, profits and results of operations. Failure to comply with applicable regulations could jeopardize our ability to sell our products and result in enforcement actions such as warning letters, fines, injunctions, civil penalties, termination of distribution, recalls or seizures of products, delays in the introduction of products into the market, total or partial suspension of production, refusal to grant future clearances or approvals, withdrawals or suspensions of current approvals, resulting in prohibitions on sales of our products, and in the most serious cases, criminal penalties. Occurrence of any of the foregoing could harm our reputation, business, financial condition, results of operations and prospects.
Our employees, consultants, distributors and commercial partners may engage in misconduct or other improper activities, including non-compliance with regulatory standards and requirements, and insider trading.
We are exposed to the risk of fraud or other misconduct by our employees, consultants, distributors and commercial partners. Misconduct by these parties could include intentional failures to comply with the applicable laws and regulations in the United States and abroad, report financial information or data accurately or disclose unauthorized activities to us. These laws and regulations may restrict or prohibit a wide range of pricing, discounting and other business arrangements. Such misconduct could result in legal or regulatory sanctions and cause serious harm to our reputation. It is not always possible to identify and deter employee misconduct, and any other precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses, or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could result in the imposition of significant civil, criminal and administrative penalties, which could have a significant impact on our business. Whether or not we are successful in defending against such actions or investigations, we could incur substantial costs, including legal fees and divert the attention of management in defending ourselves against any of these claims or investigations.
If we fail to comply with certain healthcare laws, including fraud and abuse laws, we could face substantial penalties and our business, results of operations, financial condition, and prospects could be adversely affected.
Even though we do not order healthcare services or bill directly to Medicare, Medicaid, or other third-party payors, certain federal and state healthcare laws and regulations pertaining to fraud and abuse may be applicable to our business. We could be subject to healthcare fraud and abuse laws of both the federal government and the states in which we conduct our business. Because of the breadth of these laws and the narrowness of available statutory and regulatory exceptions, it is possible that some of our business activities could be subject to challenge under one or more of such laws. If we or our operations are found to be in violation of any of the laws described above or any other governmental regulations that apply to us, we may be subject to penalties, including administrative, civil and criminal penalties, damages, fines, imprisonment, and the curtailment or restructuring of our operations, any of which could materially adversely affect our ability to operate our business and our financial results.
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Risks Related to Our Intellectual Property
If we are unable to obtain and maintain sufficient intellectual property protection for our products and technologies, or if the scope of the intellectual property protection obtained is not sufficiently broad, our competitors could develop and commercialize products similar or identical to ours, and our ability to successfully commercialize our products may be impaired.
We rely on patent protection as well as trademark, copyright, trade secret and other intellectual property rights protection and contractual restrictions to protect our proprietary products and technologies, all of which provide limited protection and may not adequately protect our rights or permit us to gain or keep any competitive advantage. If we fail to obtain, maintain, protect and enforce our intellectual property, third parties may be able to compete more effectively against us. In addition, we may incur substantial litigation costs in our attempts to recover or restrict use of our intellectual property.
To the extent our intellectual property offers inadequate protection, or is found to be invalid or unenforceable, we would be exposed to a greater risk of direct competition. If our intellectual property does not provide adequate coverage of our products, our competitive position could be adversely affected, as could our business, financial condition, results of operations and prospects. Both the patent application process and the process of managing patent and other intellectual property disputes can be time-consuming and expensive.
Our success depends in large part on our and our licensors’ ability to obtain and maintain protection of the intellectual property we may own solely and jointly with, or license from, third parties, particularly patents, in the United States and other countries with respect to our products and technologies. We apply for patents covering our products and technologies and uses thereof, as we deem appropriate. However, obtaining and enforcing patents is costly, time-consuming and complex, and we may fail to apply for patents on important products and technologies in a timely fashion or at all, or we may fail to apply for patents in potentially relevant jurisdictions. We may not be able to file and prosecute all necessary or desirable patent applications, or maintain, enforce and protect any patents that may issue from such patent applications, at a reasonable cost or in a timely manner or in all jurisdictions. It is possible that defects of form in the preparation or filing of our patents or patent applications may exist, or may arise in the future, for example with respect to proper priority claims, inventorship, claim scope or requests for patent term adjustments. It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection. If we delay filing a patent application, and a competitor files a patent application on the same or similar invention before we do, our ability to secure patent rights may be limited and we may not be able to patent the invention at all. Even if we can patent the invention, we may be able to patent only a limited scope of the invention, and the limited scope may be inadequate to protect our products and technologies, or to block a competitor’s products and technologies that are similar or adjacent to ours. Our earliest patent filings have been published. A competitor may review our published patents and arrive at the same or similar technology advances for our products as we developed. If the competitor files a patent application on such an advance before we do, then we may no longer be able to protect that aspect of our products and technologies and we may require a license from the competitor, which may not be available on commercially viable terms. Moreover, we may not develop additional proprietary products, methods and technologies that are patentable. We may not have the right to control the preparation, filing and prosecution of patent applications, or to maintain the rights to patents licensed from or to third parties. Therefore, these patents and applications may not be prosecuted and enforced by such third parties in a manner consistent with the best interests of our business.
In addition, the patent position of life sciences technology companies generally is highly uncertain, involves complex legal and factual questions, and has been the subject of much litigation in recent years. Changes in either the patent laws or in interpretations of patent laws in the United States or other countries or regions may diminish the value of our intellectual property. As a result, the issuance, scope, validity, enforceability, and commercial value of our patent rights are highly uncertain. It is possible that none of our pending patent applications will result in issued patents in a timely fashion or at all, and even if patents are granted, they may not provide a basis for intellectual property protection of commercially viable products or services, may not provide us with any competitive advantages, or may be challenged, narrowed and invalidated by third parties. We cannot predict the breadth of claims that may be allowed or enforced in our patents or in third-party patents. It is possible that third parties will design around our current or future patents such that we cannot prevent such third parties from using similar technologies and commercializing similar products to compete with us. Some of our owned or licensed patents or patent applications may be challenged at a future point in time and we may not be successful in defending any such challenges made against our patents or patent applications. Any successful third-party challenge to our patents could
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result in the narrowing, unenforceability or invalidity of such patents and increased competition to our business. The outcome of patent litigation or other proceeding can be uncertain, and any attempt by us to enforce our patent rights against others or to challenge the patent rights of others may not be successful, or, regardless of success, may take substantial time and result in substantial cost, and may divert our efforts and attention from other aspects of our business. Any of the foregoing events could have a material adverse effect on our business, financial condition and results of operations.
Further, while software and other of our proprietary works may be protected under copyright law, we have chosen not to register any copyrights in these works, and instead, we primarily rely on protecting our software as a trade secret. In order to bring a copyright infringement lawsuit in the United States, the copyright must be registered. Accordingly, the remedies and damages available to us for unauthorized use of our software may be limited.
The U.S. law relating to the patentability of certain inventions in the life sciences technology industry is uncertain and rapidly changing, which may adversely impact our existing patents or our ability to obtain patents in the future.
Changes in either the patent laws or interpretation of the patent laws in the United States or in other jurisdictions could increase the uncertainties and costs surrounding the prosecution of patent applications and the enforcement or defense of issued patents. For instance, under the Leahy-Smith America Invents Act, or the America Invents Act, enacted in September 2011, the United States transitioned to a first inventor to file system in which, assuming that other requirements for patentability are met, the first inventor to file a patent application is entitled to the patent on an invention regardless of whether a third party was the first to invent the claimed invention. Since patent applications in the United States and most other countries are confidential for a period of time after filing or until issuance, we cannot be certain that we or our licensors were the first to either file any patent application related to our products and other proprietary technologies or invent any of the inventions claimed in our or our licensor’s patents or patent applications. Even where we have a valid and enforceable patent, we may not be able to exclude others from practicing the claimed invention where the other party can show that they used the invention in commerce before our filing date or the other party benefits from a compulsory license.
In addition, the America Invents Act implemented changes that affect the way patent applications are prosecuted, redefine prior art and provide more efficient and cost-effective avenues for competitors or other third parties to challenge the validity of our patents. These changes include allowing third-party submission of prior art to the United States Patent and Trademark Office (“USPTO”) during patent prosecution and additional procedures to challenge the validity of a patent by USPTO administered post-grant proceedings, including post-grant review, inter partes review and derivation proceedings. Further, because of a lower evidentiary standard in these USPTO post-grant proceedings compared to the evidentiary standard in United States federal courts necessary to invalidate a patent claim, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a claim invalid even though the same evidence would be insufficient to invalidate the claim if first presented in a district court action. Accordingly, a third party may attempt to use the USPTO procedures to invalidate our patent claims that would not have been invalidated if first challenged by the third party as a defendant in a district court action. The America Invents Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business, financial condition, results of operations and prospects.
Various courts, including the U.S. Supreme Court, have rendered decisions that impact the scope of patentability of certain inventions or discoveries relating to the life sciences technology. Specifically, these decisions stand for the proposition that patent claims that recite laws of nature are not themselves patentable unless those patent claims have sufficient additional features that provide practical assurance that the processes are genuine inventive applications of those laws rather than patent drafting efforts designed to monopolize the law of nature itself. What constitutes a “sufficient” additional feature is uncertain. Furthermore, in view of these decisions, since December 2014, the USPTO has published and continues to publish revised guidelines for patent examiners to apply when examining process claims for patent eligibility.
In addition, U.S. Supreme Court rulings have narrowed the scope of patent protection available in certain circumstances and weakened the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to our ability to obtain patents in the future, this combination of events has created uncertainty with
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respect to the value of patents, once obtained. Depending on decisions by the U.S. Congress, the federal courts and the USPTO, the laws and regulations governing patents could change in unpredictable ways that may have a material adverse effect on our ability to obtain new patents and to defend and enforce our existing patents and patents that we might obtain in the future.
We cannot assure you that our patent portfolio will not be negatively impacted by the current uncertain state of the law, new court rulings or changes in guidance or procedures issued by the USPTO or other similar patent offices around the world. From time to time, the U.S. Supreme Court, other federal courts, the U.S. Congress or the USPTO may change the standards of patentability, scope and validity of patents within the life sciences technology and any such changes, or any similar adverse changes in the patent laws of other jurisdictions, could have a negative impact on our business, financial condition, prospects and results of operations.
We may not be able to protect our intellectual property rights throughout the world.
Filing, prosecuting and defending patents on our products and technologies in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States can be less extensive than those in the United States.
The laws of some foreign countries do not protect intellectual property rights to the same extent as the laws of the United States, and we and our licensors may encounter difficulties in protecting and defending such rights in foreign jurisdictions. Consequently, we and our licensors may not be able to prevent third parties from practicing our inventions in some or all countries outside the United States, or from selling or importing products made using our or our licensors’ inventions in and into the United States or other jurisdictions. Competitors and other third parties may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and technologies and may also export infringing products to territories where we have patent protection, but enforcement is not as strong as that in the United States. These products may compete with our products. Our and our licensors’ patents or other intellectual property rights may not be effective or sufficient to prevent them from competing. In addition, certain countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to other parties. Furthermore, many countries limit the enforceability of patents against other parties, including government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of any patents.
Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of many other countries do not favor the enforcement of patents and other intellectual property protection, which could make it difficult for us to stop the misappropriation or other violations of our intellectual property rights including infringement of our patents in such countries. The legal systems in certain countries may also favor state-sponsored or companies headquartered in particular jurisdictions over our first-in-time patents and other intellectual property protection. The absence of harmonized intellectual property protection laws and effective enforcement makes it difficult to ensure consistent respect for patent, trade secret, and other intellectual property rights on a worldwide basis. As a result, it is possible that we will not be able to enforce our rights against third parties that misappropriate our proprietary technology in those countries.
Proceedings to enforce our or our licensors’ patent rights in foreign jurisdictions could result in substantial cost and divert our efforts and attention from other aspects of our business, could put our and our licensors’ patents at risk of being invalidated or interpreted narrowly and our and our licensors’ patent applications at risk of not issuing, and could provoke third parties to assert claims against us. We and our licensors may not prevail in any lawsuits that we or any of our licensors initiate, or that are initiated against us or any of our licensors, and the damages or other remedies awarded, if any, may not be commercially meaningful. In addition, changes in the law and legal decisions by courts in the United States and foreign countries may affect our ability to obtain adequate protection for our products, services and other technologies and the enforcement of intellectual property. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license. Any of the foregoing events could have a material adverse effect on our business, financial condition, results of operations and prospects.
Any of our issued patents covering our products could be narrowed or found invalid or unenforceable if challenged in court or before administrative bodies in the United States or abroad, including the USPTO.
Our owned and licensed patents and patent applications may be subject to validity, enforceability and priority disputes. The issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability. Some of our patents or patent applications (including licensed patents and patent applications) may be challenged at a future
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point in time in opposition, derivation, reexamination, inter partes review, post-grant review or interference or other similar proceedings. Any successful third-party challenge to our or our licensors’ patents in this or any other proceeding could result in the unenforceability or invalidity of such patents, which may lead to increased competition to our business, which could have a material adverse effect on our business, financial condition, results of operations and prospects. In addition, if we or our licensors initiate legal proceedings against a third party to enforce a patent covering our products, the defendant could counterclaim that such patent covering our products, as applicable, is invalid and/or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity or unenforceability are commonplace. There are numerous grounds upon which a third party can assert invalidity or unenforceability of a patent. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness or non-enablement. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant information from the relevant patent office, or made a misleading statement, during prosecution. A litigant or the USPTO itself could challenge our patents on this basis even if we believe that we have conducted our patent prosecution in accordance with the duty of candor and in good faith. The outcome following such a challenge is unpredictable. Third parties may also raise similar claims before administrative bodies in the United States or abroad, even outside the context of litigation. Such mechanisms include ex parte re-examination, inter partes review, post-grant review and derivation proceedings in the U.S., and equivalent proceedings in non-U.S. jurisdictions, such as opposition proceedings. Such proceedings could result in revocation of or amendment to our or our licensors’ patents in such a way that they no longer cover and protect our products. With respect to the validity of our or our licensors’ patents, for example, we cannot be certain that there is no invalidating prior art of which we, our licensors, our or their respective patent counsel and the patent examiner were unaware during prosecution. The outcome following legal assertions of invalidity and unenforceability during patent litigation is unpredictable. If a defendant or other third party were to prevail on a legal assertion of invalidity or unenforceability, we would lose at least part, and perhaps all, of the patent protection on certain aspects of our products and technologies, which could have a material adverse effect on our business, financial condition, results of operations and prospects. In addition, if the breadth or strength of protection provided by our patents and patent applications is threatened, regardless of the outcome, it could dissuade companies from collaborating with us to license intellectual property, or develop or commercialize current or future products.
We may not be aware of all third-party intellectual property rights potentially relating to our products. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until approximately 18 months after filing or, in some cases, not until such patent applications issue as patents. We might not have been the first to make the inventions covered by each of our pending patent applications and we might not have been the first to file patent applications for these inventions. To determine the priority of these inventions, we may have to participate in interference proceedings, derivation proceedings or other post-grant proceedings declared by the USPTO, or other similar proceedings in non-U.S. jurisdictions, that could result in substantial cost to us and the loss of valuable patent protection. The outcome of such proceedings is uncertain. No assurance can be given that other patent applications will not have priority over our patent applications. In addition, changes to the patent laws of the United States allow for various post-grant opposition proceedings that have not been extensively tested, and their outcome is therefore uncertain. Furthermore, if third parties bring these proceedings against our patents, regardless of the merit of such proceedings and regardless of whether we are successful, we could experience significant costs and our management may be distracted. Any of the foregoing events could have a material adverse effect on our business, financial condition, results of operations and prospects.
If we are unable to protect the confidentiality of our trade secrets, the value of our technology could be materially adversely affected and our business could be harmed.
We rely heavily on trade secrets and confidentiality agreements to protect our unpatented know-how, technology and other proprietary information and to maintain our competitive position. Certain elements of our products and technologies, including components of our software and processes for manufacturing, may involve proprietary know-how, information or technology that is not covered by patents. As such, we may consider trade secrets and know-how to be our primary intellectual property with respect to such aspects of our products and technologies. However, trade secrets and know-how can be difficult to protect. In particular, we anticipate that with respect to our technologies, these trade secrets and know how will over time be disseminated within the industry through independent development, the publication of journal articles describing the methodology, and the movement of personnel from academic to industry scientific positions.
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In addition to pursuing patents on our technology, we take steps to protect our intellectual property and proprietary technology by entering into agreements, including confidentiality agreements, non-disclosure agreements and intellectual property assignment agreements, with our employees, consultants, academic institutions, corporate partners and, when needed, our advisers. However, we cannot be certain that such agreements have been entered into with all relevant parties that may have or have had access to our trade secrets or proprietary technology and processes, and we cannot be certain that our trade secrets and other confidential proprietary information will not be disclosed or that competitors or other third parties will not otherwise gain access (such as through cybersecurity breach) to our trade secrets or independently develop substantially equivalent information and techniques. For example, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Such agreements may not be enforceable or may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements, and we may not be able to prevent such unauthorized disclosure, which could adversely impact our ability to establish or maintain a competitive advantage in the market. If we are required to assert our rights against such parties, it could result in substantial costs and be a distraction to management. Depending on the parties involved in such a breach, the available remedies may not provide adequate compensation for the value of the proprietary information disclosed to a third party.
Monitoring unauthorized disclosure is difficult, and we do not know whether the steps we have taken to prevent such disclosure are, or will be, adequate. If we were to enforce a claim that a third party had wrongfully obtained and was using our trade secrets, it would be expensive and time-consuming, it could distract our personnel, and the outcome would be unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets, if at all, and the damages and other remedies available for improper disclosure of proprietary information can differ substantially from those in the United States. We may need to share our proprietary information, including trade secrets, with future business partners, collaborators, contractors and other third parties located in countries with a heightened risk of theft of trade secrets, including through direct intrusion by private parties or foreign actors, and those affiliated with or controlled by state actors.
We also seek to preserve the integrity and confidentiality of our confidential proprietary information by maintaining physical security of our premises and physical and electronic security of our information technology systems, but it is possible that these security measures could be breached and we may not have adequate remedies for such breach. If any of our confidential proprietary information were to be lawfully obtained or independently developed by a competitor or other third party, absent patent protection, we would have no right to prevent such competitor from using that technology or information to compete with us, which could harm our competitive position. Competitors or third parties could purchase our products and attempt to replicate some or all of the competitive advantages we derive from our development efforts, design around our protected technology, develop their own competitive technologies that fall outside the scope of our intellectual property rights or independently develop our technologies without reference to our trade secrets. If any of our trade secrets were to be disclosed to or independently discovered by a competitor or other third party, it could materially and adversely affect our business, financial condition, results of operations and prospects.
We may be subject to claims that our employees, consultants or independent contractors have wrongfully used or disclosed confidential information of third parties or that our employees have wrongfully used or disclosed alleged trade secrets of their former employers or claims otherwise challenging the inventorship of our patents and other intellectual property.
We have employed and expect to employ individuals who were previously employed at universities or other companies, including our competitors or potential competitors. Although we try to ensure that our employees, consultants, advisors and independent contractors do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that our employees, advisors, consultants or independent contractors have inadvertently or otherwise used or disclosed intellectual property, including trade secrets or other proprietary information of their former employers or other third parties, or to claims that we have improperly used or obtained such trade secrets. Litigation may be necessary to defend against these claims. If we fail in defending such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel and face increased competition to our business. Any such litigation or the threat thereof may adversely affect our ability to hire employees or contract with advisors, contractors and consultants. A loss of key research personnel work product could hamper or prevent our ability to commercialize potential products, which could harm our business. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management. This type of litigation or proceeding could substantially increase our operating losses and reduce our
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resources available for development activities. Some of our competitors may be able to sustain the costs of this type of litigation or proceedings more effectively than we can because of their substantially greater financial resources.
Furthermore, we or our licensors may in the future be subject to claims by former employees, consultants or other third parties asserting an ownership right in our owned or licensed patents or patent applications as an inventor or co-inventor. The failure to name the proper inventors on a patent application can result in the patents issuing thereon being unenforceable. Inventorship disputes may arise from conflicting views regarding the contributions of different individuals named as inventors, the effects of foreign laws where foreign nationals are involved in the development of the subject matter of the patent, conflicting obligations of third parties involved in developing our products or as a result of questions regarding co-ownership of potential joint inventions. Litigation may be necessary to resolve these and other claims challenging inventorship and/or ownership. An adverse determination in any such proceeding may result in loss of exclusivity or freedom to operate or in patent claims being narrowed, invalidated or held unenforceable, in whole or in part, which could limit our ability to stop others from using or commercializing similar technology, without payment to us, or could limit the duration of the patent protection covering our technology and products. Such challenges may also result in our inability to develop, manufacture or commercialize our products without infringing third-party patent rights. Also, our licensors may have relied on third-party consultants or collaborators or on funds from third parties, such as the U.S. government, such that our licensors may not be the sole and exclusive owners of the patents we in-license. If other third parties have ownership rights or other rights to our in-licensed patents, they may be able to license such patents to our competitors, and our competitors could market competing products and technology. Any of the foregoing could harm our business, financial condition, results of operations and prospects.
In addition, while it is our policy to require our employees and contractors who may be involved in the conception or development of intellectual property to execute agreements assigning such intellectual property to us, we may be unsuccessful in executing such an agreement with each party who, in fact, conceives or develops intellectual property that we regard as our own. The assignment of intellectual property rights may not be self-executing, or the assignment agreements may be breached, and we may be forced to bring claims against third parties, or defend claims that they may bring against us, to determine the ownership of what we regard as our intellectual property. Furthermore, individuals executing agreements with us may have pre-existing or competing obligations to a third party, such as an academic institution, and thus an agreement with us may be ineffective in perfecting ownership of inventions developed by that individual, which could have a material adverse effect on our business, financial condition, results of operations, and prospects.
We may not be able to protect and enforce our trademarks and trade names or build name recognition in our markets of interest thereby harming our competitive position.
The registered or unregistered trademarks or trade names that we own may be challenged, infringed, circumvented, declared generic, lapsed or determined to be infringing on or dilutive of other marks. We may not be able to protect our rights in these trademarks and trade names, which we need in order to build name recognition. In addition, third parties have filed, and may in the future file, for registration of trademarks similar or identical to our trademarks, thereby impeding our ability to build brand identity and possibly leading to market confusion. If they succeed in registering or developing common law rights in such trademark or any other trademarks that are similar or identical to our trademarks, and if we are not successful in challenging such rights and defending against challenges to our trademarks, we may not be able to use such trademarks to develop brand recognition of our technologies, products or services. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. Further, we may in the future enter into agreements with owners of such third party trade names or trademarks to avoid potential trademark litigation which may limit our ability to use our trade names or trademarks in certain fields of business. We may also license our trademarks and trade names to third parties, such as distributors. Though these license agreements may provide guidelines for how our trademarks and trade names may be used, a breach of these agreements or misuse of our trademarks and trade names by our licensees may jeopardize our rights in or diminish the goodwill associated with our trademarks and trade names. Over the long term, if we are unable to establish name recognition based on our trademarks and trade names, then we may not be able to compete effectively, and our business, financial condition, results of operations and prospects may be adversely affected. Our efforts to enforce or protect our proprietary rights related to trademarks, trade secrets, domain names, copyrights or other intellectual property may be ineffective and could result in substantial costs and diversion of resources. Any of the foregoing events could have a material adverse effect on our business, financial condition and results of operations.
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Patent terms may be inadequate to protect our competitive position on our products for an adequate amount of time.
Patents have a limited lifespan. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest U.S. non-provisional filing date. While extensions may be available, the life of a patent, and the protection it affords, is limited. In the United States, a patent’s term may, in certain cases, be lengthened by patent term adjustment, which compensates a patentee for administrative delays by the USPTO in examining and granting a patent, or may be shortened if a patent is terminally disclaimed over a commonly owned patent or a patent naming a common inventor and having an earlier expiration date. Even if patents covering our products are obtained, once the patent life has expired, we may be open to competition from competitive products. If one of our products requires extended development, testing and/or regulatory review, patents protecting such products might expire before or shortly after such products are commercialized. As a result, our owned and licensed patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours, which could have a material adverse effect on our business, financial condition and results of operations.
We may become involved in lawsuits to defend against third-party claims of infringement, misappropriation or other violations of intellectual property or to protect or enforce our intellectual property, any of which could be expensive, time consuming and unsuccessful, and may prevent or delay our development and commercialization efforts.
Our commercial success depends in part on our ability and the ability of future collaborators to develop, manufacture, market and sell our products and use our products and technologies without infringing, misappropriating or otherwise violating the intellectual property rights of third parties. There is a substantial amount of litigation involving patents and other intellectual property rights in the life sciences technology sector, as well as administrative proceedings for challenging patents, including interference, derivation, inter partes review, post grant review, and reexamination proceedings before the USPTO, or oppositions and other comparable proceedings in foreign jurisdictions. We may be exposed to, or threatened with, future litigation by third parties having patent or other intellectual property rights alleging that our products, manufacturing methods, software and/or technologies infringe, misappropriate or otherwise violate their intellectual property rights.
Numerous issued patents and pending patent applications that are owned by third parties exist in the fields in which we are developing our products and technologies. It is not always clear to industry participants, including us, the claim scope that may issue from pending patent applications owned by third parties or which patents cover various types of products, technologies or their methods of use or manufacture. Thus, because of the large number of patents issued and patent applications filed in our fields, it is difficult to conclusively assess our freedom to operate without infringing on third party rights and there may be a risk that third parties, including our competitors, may allege they have patent rights encompassing our products, technologies or methods and that we are employing their proprietary technology without authorization. We cannot guarantee that any of our patent searches or analyses, including the identification of relevant patents, the scope of patent claims or the expiration of relevant patents, are complete or thorough, nor can we be certain that we have identified each and every third-party patent and pending application in the United States and abroad that is relevant to or necessary for the commercialization of our products in any jurisdiction. The scope of a patent claim is determined by an interpretation of the law, the written disclosure in a patent and the patent’s prosecution history. Our interpretation of the relevance or the scope of a patent or a pending application may be incorrect. For example, we may incorrectly determine that our products are not covered by a third-party patent or may incorrectly predict whether a third-party’s pending application will issue with claims of relevant scope. Our determination of the expiration date of any patent in the United States or abroad that we consider relevant may be incorrect. Our failure to identify and correctly interpret relevant patents may negatively impact our ability to develop and market our products.
If third parties, including our competitors, believe that our products or technologies infringe, misappropriate or otherwise violate their intellectual property, such third parties may seek to enforce their intellectual property, including patents, by filing an intellectual property-related lawsuit, including patent infringement lawsuit, against us. Even if we believe third-party intellectual property claims are without merit, there is no assurance that a court would find in our favor on questions of infringement, validity, enforceability, or priority. The patents and patent applications such third parties seek to enforce could be construed to cover our products and technologies. If any of these third parties were to assert these patents against us and we are unable to successfully defend against any such assertion, we may be required, including by court order, to cease the development and commercialization of the infringing
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products or technology and we may be required to redesign such products and technologies so they do not infringe such patents, which may not be possible or may require substantial monetary expenditures and time. We could also be required to pay damages, which could be significant, including treble damages and attorneys’ fees if we are found to have willfully infringed such patents. We could also be required to obtain a license to such patents in order to continue the development and commercialization of the infringing product or technology. However, such a license may not be available on commercially reasonable terms or at all, including because certain of these patents are held by or may be licensed to our competitors. Even if such license were available, it may require substantial payments or cross-licenses under our intellectual property rights, and it may only be available on a non-exclusive basis, in which case third parties, including our competitors, could use the same licensed intellectual property to compete with us. Additionally, if our products are found to infringe the intellectual property rights of third parties, these third parties may assert infringement claims against our licensees and other parties with whom we have business relationships, and we may be required to indemnify those parties for any damages they suffer as a result of these claims. The claims may require us to initiate or defend protracted and costly litigation on behalf of licensees and other parties regardless of the merits of these claims. If any of these claims succeed, we may be forced to pay damages on behalf of those parties or may be required to obtain licenses for the products they use. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operation or prospects.
We may choose to challenge, including in connection with any allegation of patent infringement by a third party, the patentability, validity or enforceability of any third-party patent that we believe may have applicability in our field, and any other third-party patent that may be asserted against us. Such challenges may be brought either in court or by requesting that the USPTO, European Patent Office (“EPO”), or other foreign patent offices review the patent claims, such as in an ex-parte reexamination, inter partes review, post-grant review proceeding or opposition proceeding. However, there can be no assurance that any such challenge by us or any third party will be successful. Even if such proceedings are successful, these proceedings are expensive and may consume our time or other resources, distract our management and technical personnel. There can be no assurance that our defenses of non-infringement, invalidity or unenforceability will succeed.
Third parties, including our competitors, could be infringing, misappropriating or otherwise violating our owned and in-licensed intellectual property rights. Monitoring unauthorized use of our intellectual property is difficult and costly. We may not be able to detect unauthorized use of, or take appropriate steps to enforce, our intellectual property rights. From time to time, we seek to analyze our competitors’ products and services, and may in the future seek to enforce our rights against potential infringement, misappropriation or violation of our intellectual property. However, the steps we have taken to protect our intellectual property rights may not be adequate to enforce our rights as against such infringement, misappropriation or violation of our intellectual property. Any inability to meaningfully enforce our intellectual property rights could harm our ability to compete and reduce demand for our products and technologies.
Litigation proceedings may be necessary for us to enforce our patent and other intellectual property rights. In any such proceedings, a court may refuse to stop the other party from using the technology at issue on the grounds that our owned and in-licensed patents do not cover the technology in question. Further, in such proceedings, the defendant could counterclaim that our intellectual property is invalid or unenforceable and the court may agree, in which case we could lose valuable intellectual property rights, which could allow third parties to commercialize technology or products similar to ours and compete directly with us, without payment to us, or could require us to obtain license rights from the prevailing party in order to be able to manufacture or commercialize our products without infringing such party’s intellectual property rights, and if we are unable to obtain such a license, we may be required to cease commercialization of our products and technologies, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects. The outcome in any such proceedings are unpredictable.
Regardless of whether we are defending against or asserting any intellectual property-related proceeding, any such intellectual property-related proceeding that may be necessary in the future, regardless of outcome, could result in substantial costs and diversion of resources and could have a material adverse effect on our business, financial condition, results of operations and prospects. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. In addition, there could be public announcements of the results of hearings, motions, or other interim proceedings or developments, and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock.
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Some of our competitors and other third parties may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their greater financial resources and more mature and developed intellectual property portfolios. We may not have sufficient financial or other resources to adequately conduct these types of litigation or proceedings. Any of the foregoing, or any uncertainties resulting from the initiation and continuation of any litigation, could have a material adverse effect on our ability to raise the funds necessary to continue our operations or could otherwise have a material adverse effect on our business, financial condition, results of operations and prospects. Claims that we have misappropriated the confidential information or trade secrets of third parties could have a similar adverse effect on our business, financial condition, results of operations and prospects.
Obtaining and maintaining our patent protection depends on compliance with various required procedures, document submissions, fee payments and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.
Periodic maintenance fees, renewal fees, annuity fees and various other governmental fees on patents and/or applications will be due to be paid to the USPTO and various governmental patent agencies outside of the United States at several stages over the lifetime of the patents and/or applications. The USPTO and various non-U.S. governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. In certain circumstances, we rely on our licensors to pay these fees due to the U.S. and non-U.S. patent agencies and to take the necessary action to comply with these requirements with respect to our licensed intellectual property. In many cases, an inadvertent lapse, including due to the effect of the COVID-19 pandemic on us, our licensors or our and our licensors’ patent maintenance vendors, can be cured by payment of a late fee or by other means in accordance with the applicable rules. However, there are situations in which non-compliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Non-compliance events that could result in abandonment or lapse of a patent or patent application include, but are not limited to, failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. In such an event, our competitors and other third parties may be able to enter the market without infringing our patents, which could have a material adverse effect on our business, financial condition, results of operations and prospects.
We currently rely on licenses from third parties, and in the future may rely on additional licenses from other third parties, and if we lose any of these licenses, then we may be subjected to future litigation.
We are, and may in the future become, a party to license agreements that grant us rights to use certain intellectual property, including patents and patent applications, typically in certain specified fields of use. Currently, we rely on an in-license from certain third parties with respect to certain patent rights relating to multiplexed detection and high throughput single cell polyomics, certain patent rights relating to methods and compositions for quantifying metabolites and certain patent rights relating to the detection of target molecules. We may in the future rely on licenses from other third parties with respect to our technology. Our rights to use licensed technology in our business are subject to the continuation of and compliance with the terms of these licenses and any licenses we may enter into in the future. Some of these licensed rights provide us with freedom to operate for aspects of our products and technologies. As a result, any termination of these licenses could result in the loss of significant rights and could harm our ability to develop, manufacture and commercialize our products. We may need to obtain additional licenses from others to advance our research, development and commercialization activities. For instance, to the extent any additional intellectual property developed by our licensors is not included under our existing license agreements are necessary or useful for our products, we would need to negotiate for additional licenses to such additional intellectual property. Such licenses may not be available on commercially reasonable terms or at all, or may be non-exclusive.
Our success may depend in part on the ability of our licensors and any future licensors to obtain, maintain and enforce patent protection for our licensed intellectual property. Under our current license agreements and under any licenses we may enter into in the future, we may not have the right to control the prosecution, maintenance or enforcement of patents and patent applications that are licensed to us. Our licensors or any future licensors may not successfully prosecute the patent applications we license or prosecute such patent applications in our best interest. Even if patents issue in respect of these patent applications, our licensors and any future licensors may fail to maintain these patents, may determine not to pursue litigation against other companies that are infringing these patents or may
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pursue such litigation less aggressively than we would. Without protection for the intellectual property we license, other companies might be able to offer substantially identical products and technologies for sale, which could materially adversely affect our competitive business position and harm our business, financial condition, results of operations and prospects.
Certain of our current license agreements impose, and future agreements may impose, various diligence, commercialization, milestone payment, royalty, insurance and other obligations on us and require us to meet development timelines, or to exercise commercially reasonable efforts to develop and commercialize licensed products, in order to maintain the licenses. If we fail to comply with these obligations (including as a result of COVID-19 impacting our operations), we use the licensed intellectual property in an unauthorized manner or we are subject to bankruptcy-related proceedings, the terms of these license agreements may be materially modified, such as by rendering currently exclusive licenses non-exclusive, or by giving our licensors the right to terminate their respective agreement with us, in which event we would not be able to develop or market products or technology covered by the licensed intellectual property. With respect to any license agreement under which we are a sublicensee, if our current or future sublicensor fails to comply with its obligations under its upstream license agreement with its licensor, such licensor may have the right to terminate the upstream license, which may terminate our sublicense. If this were to occur, we would no longer have rights to the applicable intellectual property unless we are able to secure our own direct license with the owner of the relevant rights, which may not be available on commercially reasonable terms or at all. Any of the foregoing could have a material adverse effect on our competitive position, business, financial conditions, results of operations and prospects.
Moreover, disputes may also arise between us and our licensors regarding intellectual property subject to a license agreement, including:
•	the scope of rights granted under the license agreements and other interpretation-related issues;
•	our compliance with reporting, financial or other obligations under the license agreements;
•
whether, and the extent to which, our products, technology and processes infringe on, misappropriate or otherwise violate the intellectual property of the licensors that is not subject to the licensing agreements;

•	our right to sublicense the applicable intellectual or proprietary rights to third parties;
•	our right to transfer or assign the license;
•	our diligence obligations under the license agreements and what activities satisfy those diligence obligations;
•	the inventorship and ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our licensors; and
•	the priority of invention of patented technology.
If we do not prevail in such disputes, we may lose any or all of our rights under such license agreements, experience significant delays in the development and commercialization of our products and technologies, or incur liability for damages, any of which could have a material adverse effect on our business, financial condition, results of operations, and prospects. In addition, we may seek to obtain additional licenses from our licensors, and, in connection with obtaining such licenses, we may agree to amend our existing licenses in a manner that may be more favorable to the applicable licensor, including by agreeing to terms that could enable third parties, including our competitors, to receive licenses to a portion of the intellectual property that is subject to our existing licenses and to compete with our products.
Further, certain of our future agreements with third parties may limit or delay our ability to consummate certain transactions, may impact the value of those transactions, or may limit our ability to pursue certain activities. For example, we may in the future enter into license agreements that are not assignable or transferable, or that require the licensor’s express consent in order for an assignment or transfer to take place.
In addition, the agreements under which we currently and in the future license intellectual property or technology from third parties are complex and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology, or increase what we believe to be our financial or other obligations under the relevant agreement, either of which could have a material adverse
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effect on our business, financial condition, results of operations and prospects. Moreover, if disputes over intellectual property that we have licensed prevent or impair our ability to maintain our current licensing arrangements on commercially acceptable terms, we may be unable to successfully develop and commercialize any affected products or services, which could have a material adverse effect on our business, financial condition, results of operations and prospects.
Absent the license agreements, we may infringe patents subject to those agreements, and if the license agreements are terminated, we may be subject to litigation by the licensor. Litigation could result in substantial costs to us and distract our management. If we do not prevail, we may be required to pay damages, including treble damages, attorneys’ fees, costs and expenses and royalties or be enjoined from selling our products, which could adversely affect our ability to offer products or services, our ability to continue operations and our business, financial condition, results of operations and prospects.
If we cannot license rights to use technologies on reasonable terms, we may not be able to commercialize new products in the future.
We may identify third-party technology that we may need to license or acquire in order to develop or commercialize our products or technologies. However, we may be unable to secure such licenses or acquisitions. The licensing or acquisition of third-party intellectual property rights is a competitive area, and several more established companies may pursue strategies to license or acquire third-party intellectual property rights that we may consider attractive or necessary. These established companies may have a competitive advantage over us due to their size, capital resources and greater clinical development and commercialization capabilities. In addition, companies that perceive us to be a competitor may be unwilling to assign or license rights to us.
We also may be unable to license or acquire third-party intellectual property rights on terms that would allow us to make an appropriate return on our investment or at all. In return for the use of a third party’s technology, we may agree to pay the licensor royalties based on sales of our products or services. Royalties are a component of cost of products or technologies and affect the margins on our products. We may also need to negotiate licenses to patents or patent applications before or after introducing a commercial product. We may not be able to obtain necessary licenses to patents or patent applications, and our business may suffer if we are unable to enter into the necessary licenses on acceptable terms or at all, if any necessary licenses are subsequently terminated, if the licensor fails to abide by the terms of the license or fails to prevent infringement by third parties, or if the licensed intellectual property rights are found to be invalid or unenforceable.
Certain of our in-licensed patents are, and our future owned and in-licensed patents may be, subject to a reservation of rights by one or more third parties, including government march-in rights, that may limit our ability to exclude third parties from commercializing products similar or identical to ours.
Our owned and in-licensed patents may be subject to a reservation of rights by one or more third parties. For example, the U.S. government may have certain rights, including march-in rights, to patent rights and technology funded by the U.S. government under the Patent and Trademark Law Amendments Act, or the Bayh-Dole Act (“Bayh-Dole Act”). The U.S. government may have these rights in certain technologies licensed to us from certain third parties, including, to the extent any invention included within the following licensed patents has been funded by the U.S. government, certain patent rights relating to multiplexed detection and high throughput single cell polyomics, methods and compositions for quantifying metabolites and the detection of target molecules. We utilize these technologies in various products, including our IsoCode and CodePlex chips consumables.
Under the Bayh-Dole Act, when new technologies are developed with government funding, in order to secure ownership of such patent rights, the recipient of such funding is required to comply with certain government regulations, including timely disclosing the inventions claimed in such patent rights to the U.S. government and timely electing title to such inventions. Any failure to timely elect title to such inventions may permit the U.S. government to, at any time, take title to such inventions. Additionally, the U.S. government generally obtains certain rights in any resulting patents, including a non-exclusive license authorizing the government to use the invention or to have others use the invention on its behalf. If the government decides to exercise these rights, it is not required to engage us as its contractor in connection with doing so. These rights may permit the U.S. government to disclose our confidential information to third parties and to exercise march-in rights to use or allow third parties to use our licensed technology. The U.S. government can exercise its march-in rights if it determines that action is necessary because we fail to achieve practical application of the government-funded technology, because action is necessary to
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alleviate health or safety needs, to meet requirements of federal regulations, or to give preference to U.S. industry. If the U.S. government exercises such march-in rights, we may receive compensation that is deemed reasonable by the U.S. government in its sole discretion, which may be less than what we might be able to obtain in the open market. In addition, our rights in such inventions may be subject to certain requirements to manufacture products embodying such inventions in the United States. While we currently believe such rights do not pose a material risk to our business, we cannot be sure that any licensed intellectual property will be free from governmental rights pursuant to the Bayh-Dole Act. Any exercise by the government of any of the foregoing rights could have a material adverse effect on our business, financial condition, results of operations and prospects.
In addition, our current and future licensors may retain certain rights under their agreements with us, including the right to use the underlying technology for non-commercial academic and research use, to publish general scientific findings from research related to the technology, and to make customary scientific and scholarly disclosures of information relating to the technology. It is difficult to monitor whether our licensors limit their use of the technology to these uses, and we could incur substantial expenses to enforce our rights to our licensed technology in the event of misuse, which could have a material adverse effect on our business, financial condition, results of operations and prospects.
Our products contain third-party open source software components and failure to comply with the terms of the underlying open source software licenses could restrict our ability to sell our products and provide third parties access to our proprietary software.
Our products contain software licensed by third parties under open source software licenses. Use and distribution of open source software may entail greater risks than use of third-party commercial software, as open source software licensors generally do not provide support, warranties, indemnification or other contractual protections regarding infringement claims or the quality of the code. Some open source software licenses contain requirements that the licensee make its source code publicly available if the licensee creates modifications or derivative works using the open source software, depending on the type of open source software the licensee uses and how the licensee uses it. If we combine our proprietary software with open source software in a certain manner, we could, under certain open source software licenses, be required to release the source code of our proprietary software to the public for free. This would allow our competitors and other third parties to create similar products with less development effort and time and ultimately could result in a loss of our product sales and revenue, which could have a material adverse effect on our business, financial condition, results of operations and prospects. Alternatively, to avoid the public release of the affected portions of our source code, we could be required to expend substantial time and resources to re-engineer some or all of our software. In addition, some companies that use third-party open source software have faced claims challenging their use of such open source software and their compliance with the terms of the applicable open source license. We may face claims from third parties claiming ownership of what we believe to be open source software, or claiming non-compliance with the applicable open source licensing terms, including claims that demand release of source code for the open source software, derivative works or our proprietary source code that was developed using, or that is distributed with, such open source software. These claims could also result in litigation and could require us to make our proprietary software source code freely available, devote additional research and development resources to re-engineer our platform, seek costly licenses from third parties or otherwise incur additional costs and expenses, any of which could result in reputational harm and would have a negative effect on our business and operating results. Use of open source software may also present additional security risks because the public availability of such software may make it easier for hackers and other third parties to compromise or attempt to compromise our platform.
Although we review our use of open source software to avoid subjecting our proprietary software to conditions we do not intend, the terms of many open source software licenses have not been interpreted by United States courts, and there is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to commercialize our products and proprietary software. Moreover, we cannot assure investors that our processes for monitoring and controlling our use of open source software in our products will be effective. If we are held to have breached the terms of an open source software license, we could be subject to damages, required to seek licenses from third parties to continue offering our products on terms that are not economically feasible, to re-engineer our products, to discontinue the sale of our products if re-engineering could not be accomplished on a timely basis, or to make generally available, in source code form, our proprietary code, any of which could adversely affect our business, financial condition, results of operations and prospects.
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Intellectual property rights do not necessarily address all potential threats.
The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations, and may not adequately protect our business or permit us to maintain our competitive advantage. For example:
•
others may be able to make products that are similar to products and technologies we may develop or utilize similar technology that are not covered by the claims of the patents that we own or license now or in the future;

•	we, or our licensors, might not have been the first to make the inventions covered by the issued patent or pending patent application that we license or may own in the future;
•	we, or our licensors, might not have been the first to file patent applications covering certain of our or their inventions;
•
others may independently develop similar or alternative technologies or duplicate any of our technologies without infringing, misappropriating or otherwise violating our owned or licensed intellectual property rights;

•	it is possible that our pending owned or licensed patent applications or those that we may own in the future will not lead to issued patents;
•	issued patents that we hold rights to may be held invalid or unenforceable, including as a result of legal challenges by our competitors;
•
our competitors might conduct research and development activities in countries where we do not have patent rights and then use the information learned from such activities to develop competitive products for sale in our major commercial markets;

•	we may not develop additional proprietary technologies that are patentable;
•	the patents of others may harm our business;
•	we may choose not to file a patent for certain trade secrets or know-how, and a third party may subsequently file a patent covering such intellectual property; and
•	our trade secrets or proprietary know-how may be unlawfully disclosed, thereby losing their trade secret or proprietary status.
Should any of these events occur, they could materially adversely affect our business, financial condition, results of operations and prospects.
Risks Related to Our Common Stock
Our amended and restated certificate of incorporation designates a state or federal court located within the State of Delaware as the exclusive forum for substantially all disputes between us and our stockholders, and also provides that the federal district courts will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, each of which could limit our stockholders’ ability to choose the judicial forum for disputes with us or our directors, officers, stockholders, or employees.
Our amended and restated certificate of incorporation provides that, subject to limited exceptions, the Court of Chancery for the State of Delaware will be the sole and exclusive forum for:
•	any derivative action or proceeding brought on our behalf;
•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or stockholders to us or our stockholders;
•
any action asserting a claim arising pursuant to any provision of our amended and restated certificate of incorporation, our amended and restated bylaws or the General Corporation Law of the State of Delaware, or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware; and

•	any other action asserting a claim against us that is governed by the internal affairs doctrine.
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As described below, this provision does not apply to suits brought to enforce any duty or liability created by the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or rules and regulations thereunder, or any other claim for which there is exclusive federal or concurrent federal and state jurisdiction.
Our amended and restated certificate of incorporation also provides that the federal district courts of the United States of America are the exclusive forum for the resolution of any complaint asserting a cause of action against us or any of our directors, officers, employees or agents and arising under the Securities Act. However, Section 22 of the Securities Act provides that federal and state courts have concurrent jurisdiction over lawsuits brought pursuant to the Securities Act or the rules and regulations thereunder. To the extent the exclusive forum provision restricts the courts in which claims arising under the Securities Act may be brought, there is uncertainty as to whether a court would enforce such a provision. We note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. This provision does not apply to claims brought under the Exchange Act.
Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to these provisions. These provisions may impose additional litigation costs on stockholders in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Delaware, or limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, if a court were to find these provisions of our amended and restated certificate of incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business or financial condition.
Delaware law and provisions in our amended and restated certificate of incorporation and amended and restated bylaws might discourage, delay or prevent a change in control of our company or changes in our management and, therefore, depress the trading price of our common stock.
Certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws and of state law may have anti-takeover effects and may delay, deter or prevent a takeover attempt that our stockholders might consider in their best interests. For example, such provisions or laws may prevent our stockholders from receiving the benefit from any premium to the market price of our common stock offered by a bidder in a takeover context. These anti-takeover provisions and laws may also make it more difficult for stockholders to elect directors of their choosing. Even in the absence of a takeover attempt, the existence of these anti-takeover provisions may adversely affect the prevailing market price of our common stock if they are viewed as discouraging takeover attempts in the future.
Our ability to use net operating losses to offset future taxable income may be subject to certain limitations.
As of December 31, 2021, we had net operating loss carryforward (“NOLs”) for federal purposes of approximately $12.7 million, which expire at various dates through 2033 and approximately $112.8 million which have no expiration. As of December 31, 2021, we also had state NOLs of approximately $79.2 million, which expire at various dates through 2043. We may use these NOLs to offset against taxable income for U.S. federal and state income tax purposes. However, Section 382 of the Internal Revenue Code of 1986, as amended, may limit the NOLs we may use in any year for U.S. federal income tax purposes in the event of certain changes in ownership of our company. A Section 382 “ownership change” generally occurs if one or more stockholders or groups of stockholders who own at least 5% of a company’s stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. Similar rules may apply under state tax laws. We have not conducted a 382 study to determine whether the use of our NOLs is impaired. We may have previously undergone multiple “ownership changes.” In addition, future issuances or sales of our stock, including certain transactions involving our stock that are outside of our control, could result in future “ownership changes.” “Ownership changes” that have occurred in the past or that may occur in the future could result in the imposition of an annual limit on the amount of pre-ownership change NOLs and other tax attributes we can use to reduce our taxable income, potentially increasing and accelerating our liability for income taxes, and also potentially causing those tax attributes to expire unused. States may impose other limitations on the use of our NOLs. Any limitation on using NOLs could, depending on the extent of such limitation and the NOLs previously used, result in our retaining less cash after payment of U.S. federal and state income taxes during any year in which we have taxable income, rather than losses, than we would be entitled to retain if such NOLs were available as an offset against such income for U.S. federal and state income tax reporting purposes, which could adversely impact our operating results.
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We are an “emerging growth company” and a “smaller reporting company” and the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies may make our common stock less attractive to investors.
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For so long as we remain an emerging growth company, we are permitted by SEC rules and plan to rely on exemptions from certain disclosure requirements that are applicable to other SEC registered public companies that are not emerging growth companies.
These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the Sarbanes-Oxley Act”), not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the consolidated financial statements, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We elected to take advantage of certain of the reduced disclosure obligations available to emerging growth companies in this Form 10-K and expect to take advantage of other reduced reporting requirements in our future filings. As a result, the information we provide stockholders may be different than the information that is available with respect to other public companies that are not emerging growth companies. To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, we will continue to be permitted to make certain reduced disclosures in our periodic reports and other documents that we file with the SEC. We cannot predict whether investors will find our common stock less attractive if we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.
In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. As a result, our consolidated financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.
Your percentage ownership in us may be diluted by future issuances of capital stock, which could reduce your influence over matters on which stockholders vote.
Pursuant to our amended and restated certificate of incorporation and amended and restated bylaws, our board of directors has the authority, without action or vote of our stockholders, to issue all or any part of our authorized but unissued shares of common stock, including shares issuable upon the exercise of options, or shares of our authorized but unissued preferred stock. Issuances of shares of common stock or shares of voting preferred stock would reduce your influence over matters on which our stockholders vote and, in the case of issuances of shares of preferred stock, would likely result in your interest in us being subject to the prior rights of holders of that preferred stock.
Our directors, officers and principal stockholders have significant voting power and may take actions that may not be in the best interests of our other stockholders.
As of December 31, 2021, our officers, directors and principal stockholders each holding more than 5% of our common stock collectively owned approximately 70% of our outstanding common stock. As a result, if they act together, may be able to exert significant influence over the management and affairs of our company and most matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change of control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of our other stockholders.
We do not expect to pay any dividends for the foreseeable future and our indebtedness could limit our ability to pay dividends on our common stock.
We have never declared or paid any cash dividends on our equity securities. We do not currently anticipate declaring or paying regular cash dividends on our common stock in the near term and you should not rely on an
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investment in our common stock to provide dividend income. We currently intend to use our future earnings, if any, to pay debt obligations, to fund our growth and develop our business and for general corporate purposes. Therefore, you are not likely to receive any cash dividends on your common stock in the near term, and the success of an investment in shares of our common stock will depend upon any future appreciation in their value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which they are initially offered. Any future declaration and payment of cash dividends or other distributions of capital will be at the discretion of our board of directors and the payment of any future cash dividends or other distributions of capital will depend on many factors, including our financial condition, earnings, cash needs, regulatory constraints, capital requirements (including requirements of our subsidiaries) and any other factors that our board of directors deems relevant in making such a determination. The Credit Agreement contains, and any future credit facility that we enter into may contain, terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. We cannot assure you that we will establish a dividend policy or pay cash dividends in the future or continue to pay any cash dividend if we do commence paying cash dividends pursuant to a dividend policy or otherwise.
General Risks
We may acquire businesses or form joint ventures or make investments in other companies or technologies that could negatively affect our operating results, could divert our management’s attention, dilute our stockholders’ ownership, increase our debt or cause us to incur significant expense.
We may pursue acquisitions of businesses and assets. We also may pursue strategic alliances and joint ventures that leverage our technologies and industry experience to expand our offerings or distribution. We have no experience with acquiring other companies and limited experience with forming strategic partnerships. We may not be able to find suitable partners or acquisition candidates, and we may not be able to complete such transactions on favorable terms, if at all. The competition for partners or acquisition candidates may be intense, and the negotiation process will be time-consuming and complex. If we make any acquisitions, we may not be able to integrate these acquisitions successfully into our existing business, these acquisitions may not strengthen our competitive position, the transactions may be viewed negatively by customers or investors, we may be unable to retain key employees of any acquired business, relationships with key suppliers, manufacturers or customers of any acquired business may be impaired due to changes in management and ownership, and we could assume unknown or contingent liabilities. Any future acquisitions also could result in the incurrence of debt, contingent liabilities or future write-offs of intangible assets or goodwill, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects. If we were to issue additional equity in connection with such acquisitions, this may dilute our stockholders. We cannot guarantee that we will be able to fully recover the costs of any acquisition. Integration of an acquired company also may disrupt ongoing operations and require management resources that we would otherwise focus on developing our existing business. We may not realize the anticipated benefits of any acquisition, technology license, strategic alliance or joint venture. We also may experience losses related to investments in other companies, which could have a material adverse effect on our business, financial condition, results of operations and prospects.
To finance any acquisitions or joint ventures, we may choose to issue shares of our common stock as consideration, which would dilute the ownership of our stockholders. Additional funds may not be available on terms that are favorable to us, or at all. If the price of our common stock is low or volatile, we may not be able to acquire companies or fund a joint venture project using our stock as consideration.
We have identified a material weakness in our internal control over financial reporting, and the failure to remediate this material weakness may adversely affect our business, investor confidence in our company, our financial results and the market value of our common stock.
A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. In connection with preparation of our financial statements for the fiscal years ended December 31, 2021 and 2020, we identified a material weakness in our internal control over financial reporting. The material weakness we identified related to the lack of maintaining a sufficient complement of personnel commensurate with the accounting and financial reporting requirements in order to have adequate segregation of key duties and responsibilities, which affected the operation of controls over the recording of journal entries and the reconciliation of key accounts. This material weakness did not result in a material misstatement to the financial statements. We are in the process of implementing measures designed to improve internal control over
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financial reporting to remediate the control deficiencies that led to our material weakness by, among other things, hiring qualified personnel with appropriate expertise to perform specific functions, and designing and implementing improved processes and internal controls.
While we believe the remedial efforts we are taking and will take will improve our internal controls and address the underlying causes of the material weakness, we cannot be certain that these steps will be sufficient to remediate the control deficiencies that led to our material weakness in our internal control over financial reporting or prevent future material weaknesses or control deficiencies from occurring. While we will work to remediate the material weakness as timely and efficiently as possible, at this time we cannot provide an estimate of costs expected to be incurred in connection with the implementation of our remediation actions, nor can we provide an estimate of the time it will take to complete our remediation actions. Neither our management nor an independent registered public accounting firm has performed an evaluation of our internal control over financial reporting in accordance with the provisions of the Sarbanes-Oxley Act because no such evaluation has been required.
If we fail to effectively remediate the material weakness in our internal controls over financial reporting described above, we may be unable to accurately or timely report our financial condition or results of operations. Such failure may adversely affect our business, investor confidence in our company, our financial condition and the market value of our common stock.
Upon becoming a public company, we are now required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of internal controls over financial reporting. Although we are required to disclose changes that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until at least our second annual report required to be filed with the SEC, and we will not be required to have our independent registered public accounting firm formally assess our internal controls for as long as we remain an “emerging growth company” as defined in the JOBS Act.
When formally evaluating our internal control over financial reporting, we may identify material weaknesses that we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404 of the Sarbanes-Oxley Act. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. We cannot be certain as to the timing of completion of our evaluation, testing and any remediation actions or the impact of the same on our operations. If we are not able to implement the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner or with adequate compliance, our independent registered public accounting firm may issue an adverse opinion due to ineffective internal control over financial reporting, and we may be subject to sanctions or investigation by regulatory authorities, such as the SEC. As a result, there could be a negative reaction in the financial markets due to a loss of confidence in the reliability of our financial statements. Any such action could have a significant and adverse effect on our business and reputation, which could negatively affect our results of operations or cash flows. In addition, we may be required to incur additional costs in improving our internal control system and the hiring of additional personnel.
If our estimates or judgments relating to our critical accounting policies are based on assumptions that change or prove to be incorrect, our results of operations could fall below our publicly announced guidance or the expectations of securities analysts and investors, resulting in a decline in the market price of our common stock.
The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in our consolidated financial statements and accompanying notes. We base our estimates on historical experience and estimates and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets, liabilities, equity, revenue and expenses that are not readily apparent from other sources. For example, in connection with the implementation of the new revenue accounting standard, management makes judgments and assumptions based on our interpretation of the new standard. The new revenue standard is principle-based and interpretation of those principles may vary from company to company based on their unique circumstances. It is possible that interpretation, industry practice and guidance may evolve as we apply the new standard. If our assumptions underlying our estimates and judgements relating to our critical accounting policies
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change or if actual circumstances differ from our assumptions, estimates or judgements, our operating results may be adversely affected and could fall below our publicly announced guidance or the expectations of securities analysts and investors, resulting in a decline in the market price of our common stock.
We have incurred and will continue to incur significant additional costs as a result of being a public company, which may adversely affect our business, financial condition, results of operations and prospects.
As a public company, we have incurred and will continue to incur significant legal, accounting, compliance and other expenses that we did not incur as a private company and these expenses may increase even more after we are no longer an “emerging growth company.” Our management and other personnel will need to devote a substantial amount of time and incur significant expense in connection with compliance initiatives. For example, as a public company, we have adopted additional internal controls and disclosure controls and procedures, retained a transfer agent and adopted an insider trading policy. As a public company, we will bear all of the internal and external costs of preparing and distributing periodic public reports in compliance with our obligations under the securities laws.
In addition, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act, and the related rules and regulations implemented by the SEC and Nasdaq, have increased legal and financial compliance costs and will make some compliance activities more time-consuming. We intend to continue to invest resources to comply with evolving laws, regulations and standards, and this investment will result in increased general and administrative expenses and may divert management’s time and attention from our other business activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us, and our business may be harmed. We also expect the laws, rules and regulations we are subject to as a public company to make it more expensive for us to maintain directors’ and officers’ liability insurance, and we may be required in the future to accept reduced coverage or incur substantially higher costs to maintain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.
The market price of our common stock may be volatile, which could result in substantial losses for investors who have purchased shares of our common stock.
Our quarterly results of operations are likely to fluctuate in the future as a publicly traded company. In addition, securities markets worldwide have experienced, and are likely to continue to experience, significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions, could subject the market price of our shares of common stock to wide price fluctuations regardless of our operating performance, which could cause a decline in the value of your investment. You should also be aware that price volatility may be greater if the public float and trading volume of shares of our common stock is low. Some factors that may cause the market price of our common stock to fluctuate, in addition to the other risks discussed in this Item 1A. of this Form 10-K, include:
•	our operating and financial performance and prospects;
•	our announcements or our competitors’ announcements regarding new products or services, enhancements, significant contracts, acquisitions or strategic investments;
•	changes in earnings estimates or recommendations by securities analysts who cover our common stock;
•
fluctuations in our quarterly financial results or, in the event we provide it from time to time, earnings guidance, or the quarterly financial results or earnings guidance of companies perceived by investors to be similar to us;

•	changes in our capital structure, such as future issuances of securities, sales of large blocks of common stock by our stockholders or the incurrence of additional debt;
•	departure of key personnel;
•	reputational issues;
•	changes in general economic and market conditions, including related to the COVID-19 pandemic;
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•	changes in industry conditions or perceptions or changes in the market outlook for the life sciences technology industry; and
•	changes in applicable laws, rules or regulations or regulatory actions affecting us or our clients and other dynamics.
These and other factors may cause the market price for shares of our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of our common stock and may otherwise negatively affect the liquidity of our common stock. In addition, in the past, when the market price of a stock has been volatile, holders of that stock sometimes have instituted securities class action litigation against the company that issued the stock. Securities litigation against us, regardless of the merits or outcome, could result in substantial costs and divert the time and attention of our management from the business, which could significantly harm our business, results of operation, financial condition or reputation.
Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our stock price or trading volume to decline.
The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not have control over these analysts. If one or more of the analysts covering our business downgrade their evaluations of our common stock, the price of our common stock could decline. If one or more of these analysts cease to cover our common stock, we could lose visibility in the market for our common stock, which in turn could cause the price of our common stock to decline.
Security breaches, loss of data and other disruptions could compromise sensitive information related to our business or prevent us from accessing critical information and expose us to liability, which could adversely affect our business and our reputation.
In the ordinary course of our business, we collect and store sensitive data, including personally identifiable information, intellectual property and proprietary business information owned or controlled by ourselves or our employees, customers and other parties. We manage and maintain our applications and data utilizing a combination of on-site systems and cloud-based data centers. We utilize external security and infrastructure vendors to manage parts of our data centers. These applications and data encompass a wide variety of business-critical information, including research and development information, commercial information and business and financial information. We face a number of risks relative to protecting this critical information, including loss of access risk, inappropriate use or disclosure, unauthorized access, inappropriate modification and the risk of our being unable to adequately monitor and audit and modify our controls over our critical information. This risk extends to the third party vendors and subcontractors we use to manage this sensitive data or otherwise process it on our behalf. The secure processing, storage, maintenance and transmission of this critical information are vital to our operations and business strategy, and we devote significant resources to protecting such information. Although we take reasonable measures to protect sensitive data from unauthorized access, use or disclosure, no security measures can be perfect and our information technology and infrastructure may be vulnerable to attacks by hackers or viruses or breached due to employee error, malfeasance or other malicious or inadvertent disruptions. Any such breach or interruption could compromise our networks and the information stored there could be accessed by unauthorized parties, publicly disclosed, lost or stolen. Any such access, breach, or other loss of information could result in legal claims or proceedings, and liability under federal or state laws that protect the privacy of personal information, and regulatory penalties. Notice of breaches may be required to affected individuals or state, federal or foreign regulators, and for extensive breaches, notice may need to be made to the media or State Attorneys General. Such a notice could harm our reputation and our ability to compete.
We are currently subject to, and may in the future become subject to additional, U.S. federal and state laws and regulations imposing obligations on how we collect, store and process personal information. Our actual or perceived failure to comply with such obligations could harm our business. Ensuring compliance with such laws could also impair our efforts to maintain and expand our future customer base, and thereby decrease our revenue.
We are, and may increasingly become, subject to various laws and regulations, as well as contractual obligations, relating to data privacy and security in the jurisdictions in which we operate. The regulatory environment related to data privacy and security is increasingly rigorous, with new and constantly changing requirements applicable to our business, and enforcement practices are likely to remain uncertain for the foreseeable future. These laws and
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regulations may be interpreted and applied differently over time and from jurisdiction to jurisdiction, and it is possible that they will be interpreted and applied in ways that may have a material adverse effect on our business, financial condition, results of operations and prospects.
In the United States, various federal and state regulators, including governmental agencies like the Consumer Financial Protection Bureau and the Federal Trade Commission, have adopted, or are considering adopting, laws and regulations concerning personal information and data security. Certain state laws may be more stringent or broader in scope, or offer greater individual rights, with respect to personal information than federal, international or other state laws, and such laws may differ from each other, all of which may complicate compliance efforts. For example, the California Consumer Privacy Act (“CCPA”), which increases privacy rights for California residents and imposes obligations on companies that process their personal information, came into effect on January 1, 2020. Among other things, the CCPA requires covered companies to provide new disclosures to California consumers and provide such consumers new data protection and privacy rights, including the ability to opt-out of certain sales of personal information. The CCPA provides for civil penalties for violations, as well as a private right of action for certain data breaches that result in the loss of personal information. This private right of action may increase the likelihood of, and risks associated with, data breach litigation. In November 2020, California voters passed the California Privacy Rights Act (“CPRA”), which will become effective in most material respects beginning on January 1, 2023. The CPRA further expands the CCPA with additional data privacy compliance requirements and obligations and establishes a regulatory agency dedicated to enforcing the CCPA and CPRA. In addition, laws in all 50 U.S. states require businesses to provide notice to consumers whose personal information has been disclosed as a result of a data breach. State laws are changing rapidly and there is discussion in the U.S. Congress of a new comprehensive federal data privacy law to which we would become subject if it is enacted.
Internationally, laws, regulations and standards in many jurisdictions apply broadly to the collection, use, retention, security, disclosure, transfer and other processing of personal information. For example, the E.U. General Data Protection Regulation (“GDPR”), which became effective in May 2018, greatly increased the European Commission’s jurisdictional reach of its data privacy and security laws and added a broad array of requirements for handling personal data. EU member states are tasked under the GDPR to enact, and have enacted, certain implementing legislation that adds to and/or further interprets the GDPR requirements and potentially extends our obligations and potential liability for failing to meet such obligations. The GDPR, together with national legislation, regulations and guidelines of the EU member states governing the processing of personal data, impose strict obligations and restrictions on the ability to collect, use, retain, protect, disclose, transfer and otherwise process personal data. In particular, the GDPR includes requirements to establish a legal basis for processing, higher standards for obtaining consent from individuals to process their personal data, more robust disclosures to individuals, a strengthened individual data rights regime, requirements to implement safeguards to protect the security and confidentiality of personal data, data breach notification obligations to appropriate data protection authorities or individuals, limitations on retention and secondary use of information and additional obligations when entities contract with third-party processors to process personal data. The GDPR authorizes fines for certain violations of up to 4% of global annual revenue or €20 million, whichever is greater. Following the withdrawal of the United Kingdom from the European Union, data privacy and security laws that are substantially similar to the GDPR are in effect in the United Kingdom, which carry similar risks and authorize similar fines for certain violations.
All of these evolving compliance and operational requirements impose significant costs, such as costs related to organizational changes, implementing additional protection technologies, training employees and engaging consultants, which are likely to increase over time. In addition, such requirements may require us to modify our data processing practices and policies, distract management or divert resources from other initiatives and projects, all of which could have a material adverse effect on our business, financial condition, results of operations and prospects. Any failure or perceived failure by us to comply with any applicable federal, state or similar foreign laws and regulations relating to data privacy and security could result in damage to our reputation, as well as proceedings or litigation by governmental agencies or other third parties, including class action privacy litigation in certain jurisdictions, which would subject us to significant fines, sanctions, awards, penalties or judgments, all of which could have a material adverse effect on our business, financial condition, results of operations and prospects.
Item 1B.	Unresolved Staff Comments
None.
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Item 2.	Properties
Our global headquarters is located in Branford, Connecticut. We utilize the following facilities:
Location	Purpose or Use	Square Feet	Status
Branford, Connecticut	Corporate headquarters, engineering, research and development	39,606	Leased, expires December 31, 2026
Branford, Connecticut	Engineering, research and development	20,118	Leased, expires June 30, 2026
Branford, Connecticut	Engineering, research and development	10,807	Leased, expires June 30, 2026
Branford, Connecticut	Engineering, research and development	9,600	Leased, expires December 31, 2026
In addition to the facilities listed above, we lease space in various international locations, primarily for use as sales offices.
Upon expiration of our facilities leases, we believe we will obtain lease agreements under similar terms; however, there can be no assurance that we will receive similar terms or that any offer to renew will be accepted.
We believe that our current facilities are sufficient to meet our ongoing needs and that, if we require additional space, we will be able to obtain additional facilities on commercially reasonable terms.
Item 3.	Legal Proceedings
From time to time we are a party to various litigation matters incidental to the conduct of our business. We are not presently party to any legal proceedings the resolution of which we believe would have a material adverse effect on our business, prospects, financial condition, liquidity, results of operation, cash flows or capital levels.
Item 4.	Mine Safety Disclosures
Not applicable.
Part II
Item 5.	Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities
Market Information and Holders
Our common stock has been listed on the Nasdaq Global Select Market under the symbol “ISO” since October 8, 2021. Prior to that date, there was no public trading market for our common stock.
As of March 28, 2022, there were 64 stockholders of record of our common stock. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees.
Dividend Policy
We have never paid cash dividends on our common stock, nor do we currently intend to pay any cash dividends on our common stock in the foreseeable future. We intend to retain our earnings, if any, for the future operation and expansion of our business.
Sales of Unregistered Securities
From January 1, 2021 through October 12, 2021, we granted options to purchase an aggregate of 2,189,400 shares of our common stock under our 2014 Stock Plan (the “2014 Plan”) to our directors, officers, employees, consultants and other service providers at exercise prices per share ranging from $1.83 to $10.72 and we issued 81,056 shares of common stock upon exercise of options under our 2014 Plan to our directors, officers, employees, consultants and other service providers at exercise prices per share ranging from $0.13 to $1.03, for a weighted-average exercise price per share of $0.31. The foregoing transactions did not involve any underwriters,
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underwriting discounts or commissions, or any public offering. We believe the offers, sales, and issuances of the above securities were exempt from registration in reliance on Rule 701 under the Securities Act because the transactions were pursuant to compensatory benefit plans or contracts related to compensation as provided under such rule.
On May 11, 2021, we issued 3,178 shares of Series A-2 redeemable convertible preferred stock when the outstanding warrant for Series A-2 redeemable convertible preferred stock was exercised. This transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. We believe the issuance of the redeemable convertible preferred stock was exempt from registration under Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder) because it did not involve any public offering.
Upon closing of the IPO on October 12, 2021, all 3,344,836 shares of redeemable convertible preferred stock that were outstanding immediately prior to the closing of the IPO automatically converted into 26,758,688 shares of our common stock. In addition, we issued 1,643,374 shares of common stock to the holders of the redeemable convertible preferred stock outstanding immediately prior to the closing of the IPO in respect of accrued dividends thereon accrued to but not including October 12, 2021, based on the IPO price of $15.00 per share.
No additional consideration was paid in connection with these conversions. We believe the issuances of the above securities were exempt from registration pursuant to Section 3(a)(9) of the Securities Act because our securities were converted by us with our existing security holders exclusively where no commission or other remuneration was paid or given directly or indirectly for soliciting such conversion or exchange.
Use of Proceeds
On October 12, 2021, we closed our IPO through an underwritten sale of 8,333,000 shares of our common stock at a price of $15.00 per share. The offer and sale of all of the shares in our IPO were registered under the Securities Act pursuant to a registration statement on Form S-1 (File No. 333-258046), which was declared effective by the SEC on October 7, 2021. Morgan Stanley & Co. LLC, Cowen and Company, LLC, Evercore Group, L.L.C. and SVB Leerink LLC acted as lead book-running managers for the IPO.
The aggregate offering price for shares sold in our IPO was approximately $125.0 million. We raised approximately $110.5 million in net proceeds from the offering after deducting underwriting discounts and commissions of $8.7 million and other offering expenses payable by us of $5.7 million. No offering expenses were paid or are payable, directly or indirectly, to our directors or officers, to persons owning 10% or more of any class of our equity securities or to any of our affiliates.
There has been no material change in the planned use of proceeds from the IPO as described in the final prospectus, dated October 7, 2021 and filed with the SEC on October 12, 2021 pursuant to Rule 424(b) of the Securities Act.
Item 6.	[Removed and Reserved]
Item 7.	Management's Discussion and Analysis of Financial Condition and Results of Operations
The following discussion should be read in conjunction with our consolidated financial statements and related notes thereto that appear elsewhere in this Form 10-K. Some of the information contained in this discussion and analysis or set forth elsewhere in this Form 10-K, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” included in this Form 10-K, our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.
Overview
IsoPlexis is the Superhuman Cell company. Our systems identify a comprehensive range of multifunctional single cells, i.e. the superhero cells in the human body. These cells assist researchers in understanding and predicting disease progression, treatment resistance and therapeutic efficacy to advance all of human health. We are a life sciences company building solutions to accelerate the development of curative medicines and personalized therapeutics. Our award-winning single-cell proteomics systems reveal unique biological activity in small subsets of cells, allowing researchers to connect more directly to in vivo biology and develop more precise and personalized therapies.
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We are enabling deeper access to in vivo biology and driving durable and potentially transformational research on disease in a new era of advanced medicine. We believe our platform is the first to employ both proteomics and single cell biology in an effort to fully characterize and link cellular function to patient outcomes by revealing treatment response and disease progression. Our single cell proteomics platform, which includes instruments, chip consumables and software, provides an end-to-end solution to reveal a more complete view of protein function at an individual cellular level. Since our commercial launch in June 2018, our platform has been adopted by the top 15 global biopharmaceutical companies by revenue and two-thirds of the comprehensive cancer centers in the United States to help develop more durable therapeutics, overcome therapeutic resistance, and predict patient responses for advanced immunotherapies, cell therapies, gene therapies, vaccines, and regenerative medicines. Our initial focus has been on developing applications of our platform for cancer immunology and cell and gene therapy. We are now expanding our capabilities to include applications for infectious diseases, inflammatory conditions, and neurological diseases.
We currently market and sell our technology with an in-house commercial team in the United States and Europe. We are also utilizing our distribution network to market and sell across multiple countries, including Australia, Belgium, Canada, China, Czech Republic, France, Germany, Italy, Israel, Japan, Singapore, South Korea, Spain, Switzerland, and the United Kingdom. We intend to further expand our international presence by growing our distribution networks in Brazil, India, Mexico and beyond.
We manufacture our instruments and chip consumables in our manufacturing facilities in Branford, Connecticut and do not outsource any of our production manufacturing to third party contract manufacturers. Certain of our suppliers of certain critical components and materials are single source suppliers and we do not have supply agreements with certain suppliers of these critical components and materials beyond purchase orders. As part of our overall risk management strategy, we continue to evaluate and identify alternative suppliers for each of our components and materials.
Since our inception in March 2013, we have devoted substantially all of our resources to organizing and staffing our company, business planning, raising capital, conducting research and development activities, and filing patent applications. Prior to the completion of our IPO, we financed our operations primarily through the private placement of our securities, the incurrence of indebtedness and, to a lesser extent, grant income and revenue derived from sales of our instruments and chip consumables. On October 12, 2021, we closed the IPO of our common stock through an underwritten sale of 8,333,000 shares of common stock at a price of $15.00 per share. The aggregate net proceeds from the IPO, after deducting underwriting discounts and commissions and other offering expenses payable by us, were approximately $110.5 million. As of December 31, 2021, our principal source of liquidity was cash, which totaled $126.6 million.
We completed our first sale of our systems in June 2018 and have experienced significant revenue growth in recent periods. Revenue increased to $17.3 million for the year ended December 31, 2021 as compared to $10.4 million for the year ended December 31, 2020. Nevertheless, we have incurred recurring losses since inception. For the year ended December 31, 2021, our net losses were $81.6 million as compared to $23.3 million for the year ended December 31, 2020. As of December 31, 2021, we had an accumulated deficit of $134.0 million. We expect to continue to incur significant expenses and additional operating losses for the foreseeable future. We expect our expenses will increase in connection with ongoing development and business expansion activities, particularly as we continue to:
•	expand our research and development activities;
•	obtain, maintain and expand and protect our intellectual property portfolio;
•	market and sell new and existing products and services; and
•	attract, hire and maintain qualified personnel to support our expanding business efforts.
Furthermore, we have incurred and will continue to incur additional costs associated with operating as a public company, including significant legal, accounting, compliance, investor relations and other expenses that we did not incur as a private company.
As a result of these anticipated expenditures, we will need substantial additional financing to support our continuing operations and pursue our growth strategy. Until such time as we can generate positive cash flows from operations, if ever, we expect to finance our operations through a combination of equity offerings, debt financings
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and, to a lesser extent, grant income. We may be unable to raise additional funds when needed on favorable terms or at all. Our inability to raise capital as and when needed would have a negative impact on our financial condition and our ability to pursue our business strategy. We will need to generate significant revenue to achieve profitability, and we may never do so.
Key Factors Affecting Our Performance
We believe that our financial performance has been, and in the foreseeable future will continue to be, primarily driven by the following factors. While each of these factors presents significant opportunities for our business, they also pose important challenges that we must successfully address in order to pursue our growth strategy and improve our results of operations. Our ability to successfully address the factors below is subject to various risks and uncertainties, including those factors set forth in the section titled “Risk Factors” included elsewhere in this Form 10-K.
New Customer Adoption of Our Platform
Our financial performance has been, and in the foreseeable future will continue to be, driven by our ability to increase the adoption of our platform and the installed base of our instruments. We plan to drive new customer adoption through a direct sales and marketing organization in the United States and parts of Europe and China and third party distributors in Europe, North America, the Middle East and Asia-Pacific. As of December 31, 2021, we market and sell our technology with an in-house commercial team of approximately 190 team members and also utilize our distribution network to market and sell across multiple countries.
Recurring Revenues from Sales of our Chip Consumables
Our IsoCode and CodePlex chip consumables represent a source of recurring revenue from customers using our platform across a wide range of applications. Our instruments and consumables are designed to work together exclusively. As we expand our installed base of instruments, we expect consumable revenues to increase on an absolute basis and become an increasingly important contributor to our overall revenues.
Adoption of Our Platform Across Existing Customers’ Organizations
There is an opportunity to grow our installed base and expand the number of instruments within organizations that are already utilizing our platform to advance their research and therapeutic development by their purchasing of additional instruments to support multiple locations or to increase capacity.
Adoption of Our Platform for New Applications
We founded our company to help solve critical challenges to accelerating advanced medicines and since our inception, we have developed multiple applications spanning cancer immunology, cell and gene therapy, infectious diseases, inflammatory conditions, and neurological diseases. As we continue to deploy our platform, we intend to concurrently expand the breadth of applications for our technologies to encourage increased use of our platform across our addressable markets. We expect our investments in these efforts to increase as we develop and market new applications, including a diagnostic.
Components of Our Results of Operations
Revenue
Revenue consists of sales of instruments and consumables in addition to service revenue. Our total revenue for the year ended December 31, 2021 was $17.3 million compared to $10.4 million for the year ended December 31, 2020. We expect that our revenue will be less than our expenses for the foreseeable future and that we will experience losses as we continue to expand our business.
Cost of Product and Service Revenue
The Company’s cost of product revenue primarily consists of manufacturing related costs incurred in the production process, including personnel and related costs, costs of components and materials, labor and overhead, packaging and delivery costs and allocated costs for facilities and information technology. Cost of service revenue consists primarily of personnel and related costs of service and warranty costs to support our customers.
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Research and Development Expenses
Research and development expenses include:
•	costs to obtain licenses to intellectual property and related future payments should certain success, development and regulatory milestones be achieved;
•	employee-related expenses, including salaries, benefits and stock-based compensation expense;
•	costs of purchasing lab supplies and non-capital equipment used in our research and development activities;
•	consulting and professional fees related to research and development activities; and
•	facility costs, depreciation, and other expenses, which include direct and allocated expenses for rent and maintenance of facilities, insurance, and other supplies.
We expense research and development costs as incurred. We do not track research and development expenses by product candidate. Research and development activities are central to our business model. We expect research and development costs to continue to increase for the foreseeable future as our current development programs progress and new programs are added.
Because of the numerous risks and uncertainties associated with product development, we cannot determine with certainty the duration and completion costs of our current or future research and development efforts.
General and Administrative Expenses
General and administrative expenses consist primarily of employee-related expenses, including salaries, benefits and stock-based compensation, for personnel in executive, finance, business development, facility and administrative functions. Other significant costs include facility costs not otherwise included in research and development expenses, legal fees relating to patent and corporate matters and fees for accounting, tax and consulting services.
We anticipate that our general and administrative expenses will increase in the future to support continued research and development activities and increased costs of operating as a public company. These increases will likely include increased costs related to the hiring of additional personnel and fees to outside consultants, lawyers and accountants, among other expenses. Additionally, we anticipate increased costs associated with being a public company, including services associated with maintaining compliance with exchange listing and SEC requirements, director and officer insurance costs and investor and public relations costs.
Sales and Marketing Expenses
Sales and marketing expenses consist primarily of compensation related expenses, including salaries, bonuses, benefits, non-cash stock-based compensation, for sales and marketing personnel, advertising and promotion expenses, consulting and subcontractor fees, sales commissions, recruiting fees, and various other selling expenses. We anticipate that our sales and marketing expenses will increase in the future as we pursue our growth mission, including the hiring of consultants to help us identify and expand into new markets, including additional worldwide markets.
Grant Income
We are engaged in various Small Business Innovation Research (“SBIR”) grants with the federal government to help fund the costs of certain research and development activities. We believe that we have complied with all contractual requirements of the SBIR grants through the date of the financial statements. We do not currently expect future grant income to be a material source of funding for the Company.
Research and Development State Tax Credits
Research and development (“R&D”) tax credits exchanged for cash pursuant to the Connecticut R&D Tax Credit Exchange Program, which permits qualified small businesses engaged in R&D activities within Connecticut to exchange their unused R&D tax credits for a cash amount equal to 65% of the value of exchanged credits, are recorded as a receivable and other income in the year the R&D tax credits relate to, as it is reasonably assured that the R&D tax credits will be received, based upon our history of filing for and receiving the tax credits. R&D tax credits receivable where cash is expected to be received by us more than one year after the balance sheet date are classified as noncurrent in the consolidated balance sheets.
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Fair Value Adjustment for Warrants and Loan Commitments
Warrants and loan commitments are freestanding financial instruments that qualify as liabilities or equity and assets, respectively, required to be recorded at their estimated fair value at the inception date and remeasured at each reported balance sheet date thereafter until settlement, with gains and losses arising from changes in fair value recognized in the statement of operations during each period. Our outstanding preferred share warrants were converted to common share warrants upon our IPO and were reclassified from liabilities to equity for the year ended December 31, 2021.
Results of Operations
Comparisons of the Years Ended December 31, 2021 and 2020
The following table summarizes our results of operations for the years ended December 31, 2021 and 2020, together with the dollar change in those items:
	Year Ended December 31,		Period to period change
(in thousands)	2021	2020
Revenue:
Product revenue	$16,201	$9,318	$6,883
Service revenue	1,057	1,069	(12)
Total revenue	17,258	10,387	6,871
Cost of product revenue	8,445	4,866	3,579
Cost of service revenue	47	108	(61)
Gross profit	8,766	5,413	3,353
Operating expenses:
Research and development expenses	20,966	11,157	9,809
General and administrative expenses	26,349	8,023	18,326
Sales and marketing expenses	37,774	13,511	24,263
Total operating expenses	85,089	32,691	52,398
Loss from operations	(76,323)	(27,278)	(49,045)
Other income (expense):			—
Interest (expense), net	(3,618)	(18)	(3,600)
Other (expense) income, net	(1,628)	4,032	(5,660)
Net loss	$(81,569)	$(23,264)	$(58,305)
Revenue
Total revenue increased $6.9 million for the year ended December 31, 2021 compared to December 31, 2020. This consisted of an increase of $4.0 million for instruments and $2.9 million for consumables.
The increase in instruments revenue for the year ended December 31, 2021 was driven by an increase in unit sales generated from a larger commercial team, primarily hired in the second half of 2020, and new executive leadership with the addition of our Chief Commercial Officer in the second quarter of 2020. The increase in consumable revenue in 2021 was driven by an increase in the number of units at customer locations.
Gross Profit
Gross profit as a percentage of total revenues was 50.8% for the year ended December 31, 2021 compared to 52.1% for the year ended December 31, 2020. The gross profit percentage decrease was due to increased cost of raw materials in the year ended December 31, 2021.
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Research and Development Expenses
	Year Ended December 31,		Period to period change
(in thousands)	2021	2020
Compensation related expenses	$9,863	$5,742	$4,121
Professional fees and sub-contractor	1,647	475	1,172
Prototyping	2,538	1,455	1,083
Recruiting	676	32	644
Lab materials	1,794	522	1,272
Supplies expense	3,113	2,215	898
Depreciation and amortization	291	287	4
Other	1,044	429	615
Total	$20,966	$11,157	$9,809
Research and development expenses increased by $9.8 million, or 87.9%, for the year ended December 31, 2021 compared to the year ended December 31, 2020, primarily due to increases in compensation related expenses of $4.1 million from hiring approximately 60 new hires year over year, a $1.2 million increase in professional fees, an increase of $0.6 million in recruiting expenses related to the 60 new hires, an increase of $0.9 million in supplies expense related to an increase in the number of demonstrations performed for potential customers, an increase of $1.3 million in lab materials, an increase of $1.1 million in prototyping for next generation product development and an increase of $0.6 million in other expenses related to supporting a larger research and development organization.
General and Administrative Expenses
General and administrative expenses increased by $18.3 million, or 228.4%, for the year ended December 31, 2021 compared to the year ended December 31, 2020, primarily due to increases in compensation related expenses of $9.8 million, including increased salary, bonus, benefits, and non-cash stock-based compensation, for additional personnel, including several executives, to support increased activities, an increase of $3.7 million of professional fees, including legal, consulting, accounting, and audit fees, an increase of $1.1 million in patent expenses, an increase of $0.9 million in recruiting expenses, an increase of $1.4 million in office related expenses and an increase of $1.4 million in various other expenses.
Sales and Marketing Expenses
Sales and marketing expenses increased by $24.3 million, or 179.6%, for the year ended December 31, 2021 compared to the year ended December 31, 2020, primarily due to increases in compensation related expenses of $13.6 million, including increased salary, bonus, benefits, non-cash stock-based compensation, for additional sales and marketing personnel, consulting and professional fees of $3.3 million, advertising and promotion expenses of $2.6 million, recruiting expenses of $2.0 million, and various other office, selling and headcount related expenses of $2.8 million. Overall, the increase was driven by the increase in headcount to support our growth mission and the hiring of consultants to help us identify and expand into new markets, including worldwide markets.
Change in fair value of warrants and loan commitments
As a result of changes in fair value, we recognized a $4.5 million change in fair value adjustment of warrants and loan commitments for the year ended December 31, 2021, most of which is attributable to our conversion of warrant liability to equity upon IPO.
Interest expense
As a result of the Credit Agreement, we entered into on December 30, 2020, under which we borrowed $25.0 million on December 30, 2020 and $10.0 million on May 27, 2021, we had $31.6 million of borrowings outstanding as of December 31, 2021, and we recognized $3.6 million in interest expense for the year ended December 31, 2021.
Liquidity and Capital Resources
At December 31, 2021, we had $126.6 million in cash. Cash as of December 31, 2021 increased by $19.9 million compared to December 31, 2020, primarily due to the factors described under the heading “—Cash Flows” below.
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Our primary source of liquidity, other than cash on hand, has been cash flows from issuances of common stock in our IPO, issuances of preferred stock, debt financings and, to a lesser extent, grant income.
Cash Flows
Comparisons of the Years Ended December 31, 2021 and 2020
The following table provides information regarding our cash flows for the year ended December 31, 2021 and 2020:
	Year Ended December 31,
(in thousands)	2021	2020
Net cash provided by (used in):
Operating activities	$(86,507)	$(22,434)
Investing activities	(24,223)	(2,295)
Financing activities	130,655	103,999
Net increase in cash	$19,925	$79,270
Operating Activities
Net cash used in operating activities in the year ended December 31, 2021 primarily consisted of net loss of $81.6 million, plus net changes in operating assets and liabilities of $14.7 million, partially offset by net non-cash adjustments of $9.8 million. The primary non-cash adjustment to net income was the change in the fair value of warrants and loan commitment of $4.5 million. Cash flow impact from changes in net operating assets and liabilities were primarily driven by increases in inventory, partially offset by increases in accounts payable and accrued expenses and other liabilities.
Net cash used in operating activities in the year ended December 31, 2020 primarily consisted of net loss of $23.3 million, partially offset by net non-cash adjustments of $1.6 million, plus net changes in operating assets and liabilities of $0.7 million. The primary non-cash adjustments to net income included share-based compensation of $0.5 million, depreciation and amortization expenses of $0.9 million, change in fair value of warrants of $0.1 million, and provision for warranty costs of $0.1 million. Cash flow impact from changes in net operating assets and liabilities were primarily driven by an increase in inventories and prepaid expenses and other current assets and partially offset by increases in accounts payable and accrued liabilities.
Investing Activities
Net cash used in investing activities totaled $24.2 million in the year ended December 31, 2021. We purchased $3.8 million of property and equipment. We paid $20.4 million related to purchases of patents from third-parties.
Net cash used in investing activities totaled $2.3 million in the year ended December 31, 2020. We purchased $1.5 million of property and equipment. We paid $0.3 million related to patent costs that were capitalized. We also purchased licenses for $0.5 million.
Financing Activities
Net cash provided by financing activities was $130.7 million in the year ended December 31, 2021. We raised cash through our IPO with net proceeds of $110.5 million. We also borrowed the Tranche B term loan under our Credit Agreement, with net proceeds of $10.0 million.
Net cash provided by financing activities was $104.0 million in the year ended December 31, 2020. We raised cash through the issuance of Series C-2 and Series D redeemable convertible preferred stock, with net proceeds of $79.9 million. In addition, we received $24.1 million in net proceeds under the Credit Agreement.
Funding Requirements
We expect our expenses to increase in connection with our ongoing activities, particularly as we continue our research and development efforts and expand our business efforts. Furthermore, we have incurred and will continue to incur additional costs as a result of being a public company. Accordingly, we will need to obtain additional funding in connection with our continuing operations. If we are unable to raise capital when needed or on attractive terms, we would be forced to delay, reduce or eliminate our research and development programs or future commercialization efforts.
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Because of the numerous risks and uncertainties associated with our research and development efforts, we are unable to estimate the exact amount of our operating capital requirements. Our future capital requirements will depend on many factors, including:
•	future research and development efforts;
•	the need to service and refinance our indebtedness;
•	our ability to enter into and terms and timing of any collaborations, licensing agreements or other arrangements;
•	the costs of sales, marketing, distribution and manufacturing efforts;
•	our headcount growth and associated costs as we expand our business;
•	the costs of preparing, filing and prosecuting patent applications, maintaining and protecting our intellectual property rights and defending against intellectual property related claims; and
•	the costs of operating as a public company
Until such time, if ever, as we can generate positive cash flows from operations, we expect to finance our additional cash needs through a combination of equity offerings, debt financings, and, to a lesser extent, grants. To the extent that we raise additional capital through the sale of equity or convertible debt securities, our existing stockholders will be diluted, and the terms of those securities may include liquidation or other preferences that adversely affect the rights of holders of common stock. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.
If we raise funds through additional strategic alliances or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies or future revenue streams or to grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity offerings, debt financings or grants when needed, we may be required to delay, limit, or reduce our expansion efforts.
Contractual Obligations and Commitments
Contractual obligations represent future cash commitments and liabilities under agreements with third parties and exclude orders for goods and services entered into in the normal course of business that are not enforceable or legally binding.
On December 30, 2020, we entered into the Credit Agreement, which provides for senior secured financing of up to $50.0 million, consisting of a $25.0 million Tranche A term loan and a $25.0 million Tranche B term loan. The Tranche A term loan of $25.0 million was drawn at the initial closing of the Credit Agreement on December 30, 2020. The Credit Agreement was amended on May 27, 2021 to split the previously remaining $25.0 million delayed draw term loan commitments under the Credit Agreement into a $10.0 million Tranche B term loan and a $15.0 million Tranche C term loan. The Tranche B term loan of $10.0 million was drawn on May 27, 2021. Our ability to draw the $15.0 million Tranche C term loan originally remained available through March 31, 2022 subject to several conditions, including achieving total revenue of at least $20.0 million for the twelve month period then most recently ended. Borrowings under the Credit Agreement bear interest at a rate per annum equal to the one-month LIBOR rate (with a minimum LIBOR rate for such purposes of 1.75%) plus a margin of 9.50% (11.25% at December 31, 2021). Monthly payments of interest only are due over the term of the Credit Agreement with no scheduled loan amortization. Unless accelerated prior to such date, all amounts outstanding under the Credit Agreement are due to be repaid on December 30, 2025.
In addition, the Credit Agreement includes a quarterly minimum total revenue covenant for the applicable trailing twelve month period. On October 29, 2021, we entered into the Second Amendment to, among other things, eliminate the minimum total revenue covenant for the twelve months ending December 31, 2021 and reset the total minimum revenue covenants thereafter. Pursuant to the Second Amendment, the minimum total revenue covenant, as amended, will resume being tested for the twelve months ending March 31, 2022.
On March 30, 2022, we entered into a Third Amendment to Credit Agreement and Guaranty with Perceptive Credit Holdings III, LP pursuant to which the prior $15.0 million Tranche C term loan, which was available through March 31, 2022 subject to several conditions, was changed to $7.5 million and such amount was borrowed on
F-1-67

March 30, 2022. In addition, the Third Amendment added a new $7.5 million Tranche D term loan, which remains available through June 30, 2022 subject to several conditions, including pro forma compliance with the covenant showing total revenue of at least $16.8 million for the twelve-month period ending March 31, 2022.
We have multiple operating lease commitments for office and manufacturing space and equipment, which expire through 2026. The future rental payments required to be made by the Company under the operating leases are approximately as follows:
(in thousands)	Year Ended December 31,
2022	$1,523
2023	1,386
2024	1,328
2025	1,187
2026	687
Thereafter	—
Total	$6,111
In connection with our entry into a Patent Purchase Agreement (the “Patent Purchase Agreement”) on May 12, 2021 with QIAGEN Sciences, LLC and QIAGEN GmbH (the “Sellers”), we entered into a Supply Agreement with one of the Sellers pursuant to which they have agreed to supply certain reagents to us, and we have agreed to certain annual minimum purchases. The future minimum purchase values are as follows:
(in millions)	Year Ended December 31,
2022	$2.5
2023	4.0
2024	5.0
2025	7.0
2026	9.0
2027	10.0
Total	$37.5
Critical Accounting Policies and Significant Judgments and Estimates
The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in our consolidated financial statements and accompanying notes. Management bases its estimates on historical experience, market and other conditions, and various other assumptions it believes to be reasonable. Although these estimates are based on management’s best knowledge of current events and actions that may impact us in the future, the estimation process is, by its nature, uncertain given that estimates depend on events over which we may not have control. Though the impact of the COVID-19 pandemic to our business and operating results presents additional uncertainty, we continue to use the best information available to inform our critical accounting estimates. If market and other conditions change from those that we anticipate, our consolidated financial statements may be materially affected. In addition, if our assumptions change, we may need to revise our estimates, or take other corrective actions, either of which may also have a material effect on our consolidated financial statements. In addition to the accounting policies discussed below, see “Item 8. Financial Statements and Supplementary Data — Notes to Consolidated Financial Statements — Note 2” for other significant accounting policies.
Revenue Recognition
Our revenue is generated primarily from the sale of products and services. Product revenue primarily consists of sales of instruments and chip consumables. Service revenue primarily consists of revenue generated from measuring immune responses using the Company’s technology.
The Company recognizes revenue when control of products and services is transferred to customers in an amount that reflects the consideration the Company expects to receive from the customers in exchange for those
F-1-68

products and services. This process involves identifying the contract with a customer, determining the performance obligations in the contract, determining the contract price, allocating the contract prices to distinct performance obligations in the contract, and recognizing revenue when the performance obligations have been satisfied. Revenue recognition for contracts with multiple deliverables is based on the separate satisfaction of each distinct performance obligation within the contract. A performance obligation is considered distinct from other obligations in a contract when it provides a benefit to the customer either on its own or together with other resources that are readily available to the customer and is separately identified in the contract. The Company considers a performance obligation satisfied once the Company has transferred control of a good or service to the customer, meaning the customer has the ability to use and obtain the benefit of the good or service. The contract price is allocated to each performance obligation in proportion to its standalone selling price. If the product or service has no history of sales or if the sales volume is not sufficient, the Company relies upon prices set by management, adjusted for applicable discounts.
The Company records revenue from product sales when performance obligations under the terms of a contract with customers are satisfied. Generally, this occurs with the transfer of control of the goods to customers at the time of shipment. The Company also generates service revenues by measuring immune responses using the Company’s technology. The Company recognizes service revenue when performance obligations under the terms of a contract with customers are satisfied, which is generally at the time the analysis data is made available to the customer or agreed-upon milestones are reached. The Company makes judgments as to its ability to collect outstanding receivables and provides allowances when collection becomes doubtful.
Revenue is recorded net of discounts and sales taxes collected on behalf of governmental authorities. Employee sales commissions are recorded as sales and marketing expenses when incurred as the amortization period for such costs, if capitalized, would have been one year or less.
Share-Based Compensation
Our determination of the fair value of stock options with time-based vesting on the date of grant utilizes the Black-Scholes option pricing model, and is impacted by our common stock price as well as other variables including, but not limited to, expected term that options will remain outstanding, expected common stock price volatility over the term of the option awards, risk-free interest rates and expected dividends.
The fair value of a stock-based award is recognized over the period during which an optionee is required to provide services in exchange for the option award, known as the requisite service period (usually the vesting period) on a straight-line basis. Stock-based compensation expense is recognized based on the fair value determined on the date of grant and is reduced for forfeitures as they occur. Estimating the fair value of equity-settled awards as of the grant date using valuation models, such as the Black-Scholes option pricing model, is affected by assumptions regarding a number of complex variables. Changes in the assumptions can materially affect the fair value and ultimately how much stock-based compensation expense is recognized. These inputs are subjective and generally require significant analysis and judgment to develop.
As there had been no public market for our common stock prior to our IPO, the estimated fair value of our common stock had been determined by our board of directors as of the date of each option grant, with input from management, considering our most recently available third-party valuations of common stock, and our board of directors’ assessment of additional objective and subjective factors that it believed were relevant and which may have changed from the date of the most recent valuation through the date of the grant. These third-party valuations were performed in accordance with the guidance outlined in the American Institute of Certified Public Accountants’ Accounting and Valuation Guide, Valuation of Privately-Held-Company Equity Securities Issued as Compensation. Our common stock valuations were prepared using one or more of the following methods: the option pricing method (“OPM”), the probability-weighted expected return method (“PWERM”) or the hybrid method, which combines both the OPM and the PWERM. The OPM uses market approaches to estimate our enterprise value and treats common stock and preferred stock as call options on the total equity value of a company, with exercise prices based on the value thresholds at which the allocation among the various holders of a company’s securities changes. Under this method, the common stock has value only if the funds available for distribution to stockholders exceed the value of the preferred stock liquidation preferences at the time of a liquidity event, such as a strategic sale or a merger. A discount for lack of marketability of the common stock is then applied to arrive at an indication of value for the common stock. The PWERM is a scenario-based analysis that estimates the value per share based on the probability-weighted present value of expected future investment returns, considering each of the possible outcomes considered by us, as well as the economic and control rights of each share class.
F-1-69

In addition to considering the results of these third-party valuations, our board of directors considered both objective and subjective factors, including:
•
the prices at which we sold our redeemable convertible preferred stock and the superior rights and preferences of the redeemable convertible preferred stock relative to our common stock at the time of each grant;

•	the progress of our research and development;
•	our stage of development and our business strategy;
•	external market conditions affecting the biotechnology industry, and trends within the biotechnology industry;
•	our financial position, including cash on hand, and our historical and forecasted performance and operating results;
•	the lack of an active public market for our common stock and our redeemable convertible preferred stock; and
•	the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company in light of prevailing market conditions.
Expected Term—We have opted to use the “simplified method” for estimating the expected term of options, whereby the expected term equals the arithmetic average of the vesting term and the original contractual term of the option (10 years).
Expected Volatility—Due to our limited operating history and a lack of company specific historical and implied volatility data, we have based our estimate of expected volatility on the historical volatility of a group of similar companies that are publicly traded. The historical volatility data was computed using the daily closing prices for the selected companies’ shares during the equivalent period of the calculated expected term of the stock-based awards.
Risk-Free Interest Rate—The risk-free rate assumption is based on the U.S. Treasury instruments with maturities similar to the expected term of our stock options.
Expected Dividend—We have not issued any dividends in our history and do not expect to issue dividends over the life of the options and therefore have estimated the dividend yield to be zero.
The assumptions underlying these valuations represented management’s best estimate, which involved inherent uncertainties and the application of management’s judgment. As a result, if we had used significantly different assumptions or estimates, the fair value of our common stock and our stock-based compensation expense could have been materially different.
Estimates of the fair value of common stock are no longer necessary to determine the fair value of new awards in periods ended after the closing of our IPO, since the underlying shares have begun trading publicly.
Valuation of warrants
Prior to our IPO, we issued warrants exercisable into Series A-2 redeemable convertible preferred stock and Series D redeemable convertible preferred stock in connection with debt issuances. These warrants were classified as liabilities on our consolidated balance sheets as of December 30, 2020, as we determined that they met the definition of a freestanding financial instrument since they are legally detachable and also determined that such instruments represent forward sale contracts on redeemable shares and, accordingly, the instruments should be accounted for as a liability separate from the redeemable convertible preferred stock. They are reported at fair value at inception with an allocation of the proceeds from the debt issued. We remeasure these liabilities to fair value at each reporting date, and immediately prior to exercise or settlement, and recognize changes in the fair value of the liabilities in our consolidated statements of operations recorded as “change in fair value of warrants.” The warrant exercisable into Series A-2 redeemable convertible preferred stock was exercised on May 11, 2021, at an exercise price of $12.58608 per share for 3,178 shares of Series A-2 redeemable convertible preferred stock. Upon closing of the IPO on October 12, 2021, the warrant exercisable into Series D redeemable convertible preferred stock was converted into a warrant exercisable for a total of 811,374 shares of common stock with an exercise price of $9.62 per warrant share. In connection with the Third Amendment to the Credit Agreement dated March 30, 2022, the exercise price of the warrants has been changed from $9.62 per warrant share to $6.00 per warrant share. The common stock
F-1-70

warrant is no longer considered “potentially redeemable” and the fair value of the warrant liability as of October 12, 2021 has been reclassified from liabilities to equity in accordance with ASC 480 for the year ended December 31, 2021.
Recent Accounting Pronouncements
Refer to Note 2, “Summary of Significant Accounting Policies,” in the accompanying notes to the consolidated financial statements for a discussion of recent accounting pronouncements.
The JOBS Act
The JOBS Act permits an emerging growth company such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption and, therefore, we will not be subject to new or revised accounting standards at the same time that they become applicable to other public companies that are not emerging growth companies until such time that we either (i) irrevocably elect to “opt out” of such extended transition period or (ii) no longer qualify as an emerging growth company. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.
Item 7A.	Quantitative and Qualitative Disclosures about Market Risk
We are exposed to market risk related to changes in interest rates. As of December 31, 2021, we had cash of $126.6 million. Our primary exposure to market risk is interest rate sensitivity, which is affected by changes in the general level of interest rates. As of December 31, 2021, our cash is held primarily in savings and checking accounts. Because of the short-term nature of the instruments in our portfolio, an immediate 10% change in the interest rate would not have a material impact on the fair market value of our investment portfolio or on our financial position or results of operations.
We are exposed to changes in the U.S. dollar based short term rates, specifically LIBOR. Fluctuations in LIBOR may affect the amount of interest expense we incur on borrowing indexed to LIBOR, such as borrowing under our Credit Agreement, which bear interest at a per annum equal to the one-month LIBOR rate (with a minimum LIBOR rate for such purposes of 1.75%) plus a margin of 9.5%.
With the transition away from LIBOR, borrowings under our Credit Agreement will be subject to an interest rate based on an alternate index to be agreed upon under the Credit Agreement; provided that if such alternate rate of interest shall be less than 1.75%, such rate shall be deemed to be 1.75% for the purposes of the Credit Agreement.
F-1-71

Item 8.	Financial Statements and Supplementary Data
ISOPLEXIS CORPORATION AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
Page
Report of Independent Registered Public Accounting Firm [Deloitte & Touche LLP, Hartford, CT Auditor Firm ID: 34]	F-1-73
Consolidated Balance Sheets at December 31, 2021 and 2020	F-1-74
Consolidated Statements of Operations for the Years Ended December 31, 2021 and 2020	F-1-75
Consolidated Statements of Changes in Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit) for the Years Ended December 31, 2021 and 2020	F-1-76
Consolidated Statements of Cash Flows for the Years Ended December 31, 2021 and 2020	F-1-77
Notes to Consolidated Financial Statements	F-1-78
F-1-72

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the shareholders and the Board of Directors of IsoPlexis Corporation
Opinion on the Financial Statements
We have audited the accompanying balance sheets of IsoPlexis Corporation and subsidiaries (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of operations, changes in redeemable convertible preferred stock and stockholders' equity (deficit), and cash flows for each of the two years in the period ended December 31, 2021 and the related notes, (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Deloitte & Touche LLP

Hartford, CT

March 30, 2022

We have served as the Company's auditor since 2020.
F-1-73

ISOPLEXIS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	December 31,
(in thousands, except share amounts)	2021	2020
Assets
Current assets:
Cash	$126,566	$106,641
Accounts receivable, net	4,100	2,922
Inventories, net	24,299	3,955
Prepaid expenses and other current assets	3,478	2,156
Total current assets	158,443	115,674
Property and equipment, net	5,778	3,227
Intangible assets, net	21,008	1,643
Other assets	2,243	3,061
Total assets	$187,472	$123,605
Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$4,839	$2,137
Accrued expenses and other current liabilities	7,827	2,129
Deferred revenue	915	356
Total current liabilities	13,581	4,622
Warrant liability	—	4,637
Long-term debt	31,646	22,137
Total liabilities:	45,227	31,396
Commitments and Contingencies (Notes 10, 13 and 14)
Redeemable convertible preferred stock, $0.001 par value, zero and 3,442,340 shares authorized at December 31, 2021 and 2020, respectively; zero and 3,211,652 shares issued and outstanding at December 31, 2021 and 2020, respectively	—	143,460
Stockholders’ deficit:
Preferred stock, $0.001 par value; 20,000,000 and zero shares authorized at December 31, 2021 and 2020, respectively; and zero shares issued or outstanding	—	—
Common stock, $0.001 par value, 400,000,000 shares authorized; 39,036,010 and 2,133,904 shares issued and outstanding as of December 31, 2021 and 2020, respectively	39	2
Additional paid-in capital	276,179	1,151
Accumulated deficit	(133,973)	(52,404)
Total stockholders’ equity (deficit)	142,245	(51,251)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$187,472	$123,605
The accompanying notes are an integral part of these consolidated financial statements.
F-1-74

ISOPLEXIS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
	Year ended December 31,
(in thousands, except share and per share amounts)	2021	2020
Revenue
Product revenue	$16,201	$9,318
Service revenue	1,057	1,069
Total revenue	17,258	10,387
Cost of product revenue	8,445	4,866
Cost of service revenue	47	108
Gross profit	8,766	5,413
Operating expenses:
Research and development expenses	20,966	11,157
General and administrative expenses	26,349	8,023
Sales and marketing expenses	37,774	13,511
Total operating expenses	85,089	32,691
Loss from operations	(76,323)	(27,278)
Other income (expense):
Interest expense, net	(3,618)	(18)
Other (expense) income, net	(1,628)	4,032
Net loss	$(81,569)	$(23,264)
Accrued dividends on preferred stock	(10,455)	(6,137)
Net loss attributable to common stockholders	$(92,024)	$(29,401)
Basic and diluted net loss per common share	$(8.99)	$(14.06)
Weighted-average common shares outstanding—basic and diluted	10,239,869	2,090,392
The accompanying notes are an integral part of these consolidated financial statements.
F-1-75

ISOPLEXIS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
(in thousands, except share and per share amounts)	Series A Preferred		Series A-2 Preferred		Series B Preferred		Series B-2 Preferred		Series C Preferred		Series C-2 Preferred		Series D Preferred		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity (Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at January 1, 2020	253,862	$1,596	290,002	$3,623	376,061	$6,606	237,183	$6,991	564,287	$24,839	412,174	$19,929	—	$—	2,083,568	$2	$604	$(29,140)	$(28,534)
Issuance of Preferred Stock, net of issuance cost of $124	—	—	—	—	—	—	—	—	—	—	103,044	5,000	975,039	74,876	—	—	—	—	—
Exercise of common stock options	—	—	—	—	—	—	—	—	—	—	—	—	—	—	50,336	—	30	—	30
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	517	—	517
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(23,264)	(23,264)
Balance at December 31, 2020	253,862	1,596	290,002	3,623	376,061	6,606	237,183	6,991	564,287	24,839	515,218	24,929	975,039	74,876	2,133,904	2	1,151	(52,404)	(51,251)
Issuance of Preferred Stock, net of issuance cost of $0	—	—	3,178	247	—	—	—	—	—	—	—	—	130,006	10,000	—	—	—	—	—
Exercise of common stock options	—	—	—	—	—	—	—	—	—	—	—	—	—	—	167,044	1	69	—	70
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	2,083	—	2,083
Conversion of preferred stock	(253,862)	(1,596)	(293,180)	(3,870)	(376,061)	(6,606)	(237,183)	(6,991)	(564,287)	(24,839)	(515,218)	(24,929)	(1,105,045)	(84,876)	26,758,688	27	153,680	—	153,707
Accrued dividend on preferred shares converted to common shares	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1,643,374	1	(1)	—	—
Issuance of common stock from initial public offering, net of underwriting and issuance costs of $14,451	—	—	—	—	—	—	—	—	—	—	—	—	—	—	8,333,000	8	110,537	—	110,545
Reclassification of warrant liability to equity	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	8,660	—	8,660
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(81,569)	(81,569)
Balance at December 31, 2021	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	39,036,010	$39	$276,179	$(133,973)	$142,245
The accompanying notes are an integral part of these consolidated financial statements.
F-1-76

ISOPLEXIS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
	Year Ended December 31,
(in thousands)	2021	2020
Cash flows from operating activities
Net loss	$(81,569)	$(23,264)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,307	879
Provision for warranty costs	250	100
Change in fair value of warrants and loan commitment	4,460	85
Amortization of debt discount	350	—
Stock-based compensation	2,083	517
Provision for excess and obsolete inventories	301	—
Changes in operating assets and liabilities:
Accounts receivable	(1,178)	(76)
Inventories	(20,645)	(762)
Prepaid expenses and other current assets	(1,322)	(1,696)
Other assets	(253)	(25)
Accounts payable	2,702	659
Accrued expenses and other current liabilities	5,448	1,064
Deferred revenue	559	85
Net cash used in operating activities	(86,507)	(22,434)
Cash flows from investing activities
Purchases of property and equipment	(3,798)	(1,442)
Payments for patents acquired and capitalized	(20,425)	(333)
Purchases of license	—	(520)
Net cash used in investing activities	(24,223)	(2,295)
Cash flows from financing activities
Proceeds from exercise of Series A-2 preferred stock warrants	40	—
Proceeds from issuance of Series C-2 preferred stock	—	5,000
Proceeds from issuance of Series D preferred stock	10,000	75,000
Preferred stock issuance costs	—	(124)
Proceeds from initial public offering of common stock, net of underwriting fees of $8,750	116,247	—
Proceeds received from borrowings on credit agreement	10,000	25,000
Initial public offering costs paid	(5,702)	—
Debt issuance cost paid	—	(907)
Exercise of common stock options	70	30
Net cash provided by financing activities	130,655	103,999
Net change in cash	19,925	79,270
Cash beginning	106,641	27,371
Cash ending	$126,566	$106,641
Non-cash investing and financing activities
Transfer of Tranche B loan commitment to contra-debt upon additional borrowing under credit agreement	$841	$—
Exercise of Series A-2 preferred stock warrants	$207	$—
Conversion of redeemable convertible preferred stock to common stock upon closing of the initial public offering (including $24.7 million of accrued dividends)	$153,707	$—
Conversion of preferred stock warrants to common stock warrants	$8,660	$—
Fair value of warrants issued with credit agreement	$—	$4,430
Fair value of loan commitment	$—	$2,240
Supplemental disclosure of cash flow information
Cash paid for interest	$3,575	$21
The accompanying notes are an integral part of these consolidated financial statements.
F-1-77

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1 - Nature of operations
IsoPlexis Corporation (together with its subsidiaries, the “Company”) was incorporated in the State of Delaware in March 2013. The Company is a life sciences company building solutions to accelerate the development of curative medicines and personalized therapeutics. The Company’s award-winning single-cell proteomics systems reveal unique biological activity in small subsets of cells, allowing researchers to connect more directly to in-vivo biology and develop more precise and personalized therapies. The Company’s products have been adopted by researchers around the world, including each of the top 15 global pharmaceutical companies by revenue and by approximately 67% of the comprehensive cancer centers in the United States. On December 28, 2018, the Company created IsoPlexis UK Limited (“IsoPlexis UK”), which has remained dormant. IsoPlexis (Shanghai) Trading Co., Ltd. was created on October 9, 2021.
Stock Split
On September 27, 2021, the Company implemented an 8-for-1 forward stock split (the “Stock Split”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), pursuant to an amendment to the Company’s amended and restated certificate of incorporation approved by the Company’s board of directors and stockholders. As a result of the Stock Split, all Common Stock share and per share data and related information shown in these financial statements and related notes have been adjusted on a retroactive basis for all periods presented. There was no change in the par value of the Company’s Common Stock.
Initial public offering
On October 12, 2021, the Company closed an initial public offering (“IPO”) of its Common Stock through an underwritten sale of 8,333,000 shares of Common Stock at a price of $15.00 per share. The aggregate net proceeds from the IPO, after deducting underwriting discounts and commissions and other offering expenses payable by the Company, were approximately $110.5 million. The net proceeds from the IPO will be used for general corporate purposes.
Preferred stock conversion
Upon closing of the IPO on October 12, 2021, all 3,344,836 shares of redeemable convertible preferred stock that were outstanding immediately prior to the closing of the IPO automatically converted into 26,758,688 shares of Common Stock. In addition, the Company issued 1,643,374 shares of Common Stock to the holders of the redeemable convertible preferred stock outstanding immediately prior to the closing of the IPO in respect of accrued dividends thereon accrued to but not including October 12, 2021, based on the IPO price of $15.00 per share.
COVID-19
The COVID-19 pandemic developed rapidly in 2020, with a significant number of cases. Measures taken by various governments to contain the virus have affected economic activity. The Company has taken a number of measures to monitor and mitigate the effects of COVID-19, such as safety and health measures for the Company’s employees (such as social distancing and working from home) and securing the supply of materials that are essential to the production process.
At this stage, the impact on the Company’s business and results has not been significant and based on the Company’s experience to date, management expects this to remain the case. The Company will continue to follow the various government policies and advice.
Liquidity and ability to continue as a going concern
The accompanying financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Management has evaluated whether there are conditions and events that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued.
Since its inception, the Company has incurred net losses and negative cash flows from operations.
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During the years ended December 31, 2021 and 2020, the Company incurred a net loss of $81.6 million and $23.3 million, respectively, and used $86.5 million and $22.4 million in cash for operations, respectively. In addition, as of December 31, 2021, the Company had an accumulated deficit of $134.0 million. The Company expects to continue to generate operating losses and negative cash flows for the foreseeable future.
The Company may seek additional funding in order to reach its business objectives. The Company may seek these funds either through public debt or equity offerings or further private equity financings, debt financings, and strategic alliances. The Company may not be able to obtain funding on acceptable terms, or at all, and the terms of any funding may adversely affect the holdings or the rights of the Company’s stockholders. If the Company is unable to obtain additional funding, it could adversely affect the Company’s business prospects.
The Company is subject to risks common to companies in the life sciences industry. There can be no assurance that the Company’s research and development will be successful, that adequate protection for its intellectual property will be maintained, that any products developed will obtain required regulatory approval, or that any approved products will be commercially viable.
Note 2 - Summary of significant accounting policies
Basis of presentation
The accompanying financial statements have been prepared in accordance with accounting principles generally accepted (“GAAP”) in the United States. Any reference in these notes to applicable guidance is meant to refer to GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) promulgated by the Financial Accounting Standards Board (“FASB”).
Principles of consolidation
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, IsoPlexis UK Limited and IsoPlexis (Shanghai) Trading Co., Ltd. All intercompany transactions have been eliminated.
Use of estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates. The most significant estimates are those used in the determination of the fair value of warrant liabilities, useful lives of long-lived assets, and estimated fair value of common stock for purposes of recording equity-based incentive compensation prior to the Company’s IPO.
Cash
The Company maintains its cash with high-credit quality financial institutions. At times, such amounts may exceed federally insured limits.
Accounts receivable, net
Accounts receivable are carried at their estimated collectible amounts. Accounts receivable are periodically evaluated for collectability based on past credit history with customers and their current financial condition. The Company maintains an allowance for doubtful accounts for estimated losses.
Inventories, net
Inventories are valued at the lower of cost or market. Inventories are accounted for using the first-in, first-out method of determining inventory costs. Inventory quantities on-hand are regularly reviewed, and where necessary, provisions for excess and obsolete inventory, shrinkage, and scrap are recorded based primarily on the Company’s estimated forecast of product demand and production requirements.
Product and services revenue and cost of sales
The Company primarily generates product revenue from the sale of single cell diagnostic equipment and consumables and also generates service revenues by measuring immune responses using the Company's technology.
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The Company recognizes revenue when and as control of products and services is transferred to customers in an amount that reflects the consideration the Company expects to be entitled from customers in exchange for those products and services. This process involves identifying the contract with a customer, determining the performance obligations in the contract, determining the transaction price, allocating the transaction prices to each performance obligation in the contract, and recognizing revenue when or as the performance obligations have been satisfied. Revenue recognition for contracts with multiple performance obligations is based on the separate satisfaction of each distinct performance obligation within the contract. A performance obligation is considered distinct from other obligations in a contract when it provides a benefit to the customer either on its own or together with other resources that are readily available to the customer and is separately identified in the contract. The Company considers a performance obligation satisfied once the Company has transferred control of a good or service to the customer, meaning the customer has the ability to use and obtain the benefit of the good or service. The transaction price is allocated to each performance obligation in proportion to its standalone selling price. If the product or service has no history of standalone sales or if the sales volume is not sufficient, the Company estimates standalone selling price maximizing the use of observable inputs such as expected cost plus a reasonable margin and competitor pricing.
The Company contracts with its customers based on purchase orders, which are short-term single orders. The Company records revenue from sales of single cell diagnostic equipment and consumables when performance obligations under the terms of a contract with customers are satisfied, which is when control of the goods is transferred to the customer at the time of shipment. Invoicing typically occurs upon shipment and payment is typically due within 30 days from invoice. Product returns are minimal and must be requested by the customer within 72 hours of receipt. The Company recognizes service revenue when performance obligations under the terms of a contract with customers are satisfied, which is generally at the time the analysis data from measuring immune responses using the Company’s technology is made available to the customer. The Company also generates revenues through the sale of extended service type warranties, which are recognized ratably over the contract term as the Company is standing ready to provide services when and if needed.
Revenue is recorded net of discounts and sales taxes collected on behalf of governmental authorities. Employee sales commissions are recorded as sales and marketing expenses when incurred as the amortization period for such costs, if capitalized, would have been one year or less.
Cost of products and services revenue consists of labor, components and overhead costs related to the products sold and services delivered, as well as royalty expense and amortization under the license technology agreements described in Note 13. The amortization of capitalized intangible assets is recognized in cost of product and service revenue. The amortization of purchased intangible assets is recognized in general and administrative operating expenses. Once products begin selling that utilize the purchased intangibles technology, amortization is recorded to cost of product and service revenue.
The Company makes judgements as to its ability to collect outstanding receivables and provides allowances when collections becomes doubtful.
As of December 31, 2021 and 2020, no single customer represented 10% or more of revenue or accounts receivable.
Property and equipment
Property and equipment, including leasehold improvements, are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets, ranging from three to seven years. Amortization of leasehold improvements is recorded over the shorter of the estimated useful life of the asset or remaining lease term.
The estimated useful lives of the major classes of property and equipment as generally as follows:
Estimated Useful Lives
Furniture and equipment	3 to 7 years
Computers and technology	3 to 5 years
Leasehold improvements	Lesser of lease term or useful life (approximately 3 to 5 years)
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Patents
Costs related to filing and pursuing patent applications for products that have reached technological feasibility are capitalized and amortized over the estimated period to be benefited, not to exceed the patent lives, which may be as long as 17 years. Patent costs are amortized as part of cost of product and service revenue. The Company periodically evaluates capitalized patent costs to determine if any amounts should be written down. Patent costs for products that have not reached technological feasibility are expensed as incurred in general and administrative expenses since recoverability of such expenditures is uncertain.
License agreements
The Company has entered into and may continue to enter into license agreements to access and utilize certain technology. The Company evaluates if the license agreement results in acquisition of an asset or a business and then determines if the acquired asset has the ability to generate revenues or is subject to regulatory approval. When regulatory approval is not required and there is a probable future benefit from the license, the Company records the license as an asset and amortizes it over the estimated economic life. The Company records the amortization as a cost of product and service revenue.
Leases
The Company records rent expense on a straight-line basis over the life of the lease. In cases of escalating rental payments, the Company records rent expense on a straight-line basis with an offset to deferred rent liability.
Shipping and handling
Shipping and handling expenses are included in cost of product revenue.
Research and development state tax credits
Research and development (“R&D”) tax credits exchanged for cash pursuant to the Connecticut R&D Tax Credit Exchange Program, which permits a qualified small business engaged in R&D activities within Connecticut to exchange its unused R&D tax credits for a cash amount equal to 65% of the value of exchanged credits, are recorded as a receivable and other income in the year the R&D tax credits relate to, as it is reasonably assured that the R&D tax credits will be received, based upon the Company’s history of filing for and receiving the tax credits. R&D tax credits receivable where cash is expected to be received by the Company more than one year after the balance sheet date are classified as noncurrent in the consolidated balance sheets. The Company has recorded $0.6 million and $0.4 million of R&D tax credits receivable as of December 31, 2021 and 2020, respectively.
Loan commitment
The Company’s Credit Agreement (see Note 7) contains a commitment from the lender for a third tranche of debt under certain conditions. The Company has determined the commitment represents a freestanding financial instrument under the definition provided within the ASC Glossary, and therefore has initially recorded it at fair value, with reductions in fair value that have occurred each period recorded in earnings. The balance of $1.2 million and $2.2 million is included in other assets in the consolidated balance sheet at December 31, 2021 and 2020, respectively.
Detachable warrants
The Company accounts for detachable warrants on its preferred stock as freestanding financial instruments in accordance with ASC 480, Distinguishing Liabilities from Equity, (“ASC 840”) which requires the Company to separately account for the detachable warrants at fair value. Under liability classification prior to the IPO, the fair value used for the warrants was calculated using the Black-Scholes valuation model. Upon IPO, the warrants were converted into common stock warrants and as a result of meeting the criteria for equity classified instruments in ASC 480, were reclassified into equity at the fair value at conversion. See Notes 3 and 7.
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Fair value measurements
The fair value of assets and liabilities are based on the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value maximize the use of observable inputs and minimize the use of unobservable inputs. The Company uses a fair value hierarchy with three levels of inputs, of which the first two are considered observable and the last unobservable, to measure fair value:
Level 1 — Quoted prices in active markets for identical assets or liabilities.
Level 2 — Inputs, other than Level 1, that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.
To the extent that valuation is based on models or inputs that are less observable in the market, the determination of fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.
Financial instruments measured at fair value on a recurring basis include loan commitment assets and warrant liabilities (Note 3). The fair value was determined based on Level 3 inputs as described in Note 3. An entity may elect to measure many financial instruments and certain other items at fair value at specified election dates. The Company did not elect to measure any additional financial instruments or other items at fair value.
There have been no changes to the valuation methods utilized by the Company during the years ended December 31, 2021 or 2020. The company evaluates transfers between levels at the end of each reporting period. There were no transfers of financial instruments between levels during the years ended December 31, 2021 or 2020.
Income taxes
The Company has adopted the accounting guidance within ASC 740 on uncertainties in income taxes. ASC Topic 740, Income Taxes, (“ASC 740”) prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.
Deferred income tax assets and liabilities are recognized for the expected future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and net operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to reverse. Deferred income taxes result primarily from temporary differences between the recognition of stock-based compensation and certain other expenses for both financial statement and income tax reporting purposes as well as net operating loss and tax carryforwards. Valuation allowances are recorded to reduce deferred income tax assets when it is more likely than not that a tax benefit will not be realized.
The Company has no unrecognized tax benefits at December 31, 2021 and 2020 and its income tax returns after for prior years in which a net operating loss was incurred and carried forward are subject to audit by the applicable taxing authorities. The Company will recognize any interest and penalties associated with tax matters as part of income tax expense.
Stock-based compensation
The Company measures stock option awards made to employees and directors based on the estimated fair values of the awards and recognizes the compensation expense over the requisite service period. ASC 718, Stock Compensation, requires the recognition of stock-based compensation expense, using a fair value-based method, for costs related to all stock options granted. Stock-based compensation awards consist of stock options and restricted stock awards, which function similar to restricted stock units. The Company’s determination of the fair value of stock options with time-based vesting on the date of grant utilizes the Black-Scholes option-pricing model, and is impacted by the estimated fair value of its common stock as well as other variables including, but not limited to, the expected term that stock options will remain outstanding, the expected common stock price volatility over the term of the stock option, risk-free interest rates and expected dividends.
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The fair value of stock options is recognized over the period during which an optionee is required to provide services in exchange for the stock option award, known as the requisite service period, on a straight-line basis. Stock-based compensation expense is recognized based on the fair value determined on the date of grant and is reduced for forfeitures as they occur. The grant date is determined based on the date when a mutual understanding of the key terms of the stock option awards are established.
Due to the lack of Company-specific historical implied volatility data, the Company bases its computations of expected volatility on the historical volatility of a representative group of public companies with similar characteristics of the Company, including stage of product development and life science industry focus. The historical volatility is calculated based on a period of time commensurate with the expected term assumption. The Company uses the simplified method as prescribed by the U.S. Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin No. 107, Share-Based Payment, to calculate the expected term for options granted to employees and non-employees, whereby, the expected term equals the arithmetic average of the vesting term and the original contractual term of the options due to its lack of sufficient historical data. The risk-free interest rate is based on U.S. Treasury securities with a maturity date commensurate with the expected term of the associated award. The expected dividend yield is assumed to be zero as the Company has never paid dividends and has no current plans to pay any dividends on its common stock.
Prior to the IPO, due to the absence of an active market for the Company’s common stock, the Company utilized methodologies in accordance with the framework of the American Institute of Certified Public Accountants Technical Practice Aid, Valuation of Privately-Held Company Equity Securities Issued as Compensation, to estimate the fair value of its common stock. The estimated fair value of the Company’s common stock was determined at each grant based upon a variety of factors, including the illiquid nature of the common stock, arm’s-length sales of the Company’s capital stock (including redeemable convertible preferred stock), the effect of the rights and preferences of the preferred shareholders, and the prospects of a liquidity event. Among other factors are the Company’s financial position and historical financial performance, the status of technological developments within the Company’s research, the composition and ability of the current research and management team, an evaluation or benchmark of the Company’s competition, and the current business climate in the marketplace.
Estimates of the fair value of common stock are no longer necessary to determine the fair value of new awards in periods ended after the closing of the IPO since the underlying shares have begun trading publicly.
Impairment of long-lived and intangible assets
The Company evaluates the recoverability of its long-lived assets, which include property and equipment and intangible assets, whenever events or circumstances indicate that the carrying amount of these assets may not be recoverable. Recoverability of an asset or asset group is measured by comparison of its carrying amount to the expected future undiscounted cash flows that the asset or asset group is expected to generate. If that review indicates that the carrying amount of the long-lived asset or asset group is not recoverable, an impairment loss is recorded in the amount by which the carrying amount of the asset or asset group exceeds its fair value. There were no impairment indicators in 2021 or 2020.
Preferred stock
The Company records all shares of redeemable preferred stock at their respective fair values less issuance costs on the dates of issuance. As of December 31, 2020, preferred stock was recorded outside of stockholders’ deficit because, in the event of certain deemed liquidation events, which are events that are not considered solely within the Company’s control, such as a merger, acquisition or sale of all or substantially all of the Company’s assets, the preferred stock would become redeemable. All series of preferred stock outstanding as of October 12, 2021 were converted into common stock as a result of the Company’s IPO. The Company’s Amended and Restated Certificate of Incorporation dated October 12, 2021, authorizes preferred shares that are not subject to redemption or conversion. No preferred shares are issued or outstanding as of December 31, 2021.
Derivatives
Upon issuing financial instruments, the Company assesses whether the nature of the host contract and any of the features embedded within the financial instrument could be considered derivatives that require bifurcation. In determining whether the embedded features represent derivatives that could require bifurcation, the Company assesses whether the economic characteristics of embedded features are not clearly and closely related to the
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economic characteristics and risks of the remaining component of the financial instruments (i.e., the host contracts), whether the instrument is measured at fair value with changes in fair value reported in earnings as they occur and whether a separate, non-embedded instrument with the same terms as the embedded instruments would meet the definition of a derivative instrument. When it is determined that all of the criteria above are met, the embedded derivative is separated from the host contract and carried at fair value with any changes in fair value recorded in current period earnings.
Research and development costs
Research and development expenses consist of costs incurred to develop an automated method and instrument and consumable assay (platform) that proves feasibility and expands the capability of the Company's technology. Research and development expenses include personnel costs for the Company’s research and product development employees, as well as non-personnel costs such as facilities and overhead costs attributable to research and development, and professional fees payable to third parties for research services. Research and development costs are expensed as incurred.
Product warranties
The Company generally provides a one-year warranty on instruments. At the time revenue is recognized, an accrual is established for estimated warranty expenses based on historical experience as well as anticipated product performance. The Company periodically reviews the warranty reserve for adequacy and adjusts the warranty accrual, if necessary, based on actual experience and estimated costs to be incurred. Warranty expense is recorded as a component of cost of product revenue. Product warranties are meant to ensure all the Company’s instruments are operating effectively and based on the terms of the purchase or service agreement.
Foreign currency transactions
The Company is subject to foreign currency transaction gains and losses as certain transactions are denominated in foreign currencies. We recognized an immaterial amount of foreign currency transaction losses for the years ended December 31, 2021 and 2020. These amounts have been included in Other income and (expense), net in the Consolidated Statement of Operations.
Net loss per share attributable to common stockholders
The Company calculates basic net loss per share and diluted net loss per share using the weighted-average number of shares of common stock outstanding for the period. Net loss per share attributable to common stockholders is calculated using the two-class method, which is an earnings allocation formula that determines net loss per share for the holders of shares of the Company’s common stock and participating securities. The Company’s redeemable preferred stock contained a cumulative annual dividend right whether or not declared, which after consideration increases the net loss available to common stockholders. The Company’s redeemable preferred stock also contained participation rights in any dividend paid by the Company as well as residuals in liquidation and were deemed to be participating securities. The participating securities do not include a contractual obligation to share in losses of the Company and are not included in the calculation of net loss per share in the periods in which net loss is recorded. Except where the result would be antidilutive to net income (loss), diluted net income (loss) per share is computed assuming the exercise of common stock options and the conversion of outstanding shares of preferred stock.
Segment information
Operating segments are defined as components of an enterprise for which discrete financial information is available for evaluation by the chief operating decision maker in deciding how to allocate resources and in assessing operating performance. The Company manages its operations as a single segment for the purposes of allocating resources, assessing performance, and making operating decisions. For revenue by geographic area see Note 4.
Immaterial correction of prior period financial statements
The Company has corrected the previously issued financial statement for the year ended December 31, 2020, as the result of an error identified in the calculation of cumulative dividends on the previously outstanding preferred stock. The correction resulted in an increase of $4.1 million in accrued dividends presented for the year ended December 31, 2020, from $2.0 million previously reported to $6.1 million as corrected. The correction also had the
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impact of increasing the net loss attributable to common stockholders by the same amount, from $25.2 million to $29.4 million, with a corresponding change in net loss per share of $1.99, from $12.07 to $14.06. The correction had no impact on total net loss presented in the statement of operations and had no impact on the consolidated balance sheets, statement of changes in redeemable preferred stock and shareholders’ deficit or statement of cash flows.
New accounting standards not yet effective
In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). This standard established a right-of-use model that requires all lessees to recognize right-of-use assets and liabilities on their balance sheet that arise from leases as well as provide disclosures with respect to certain qualitative and quantitative information related to their leasing arrangements. The Company adopted the standard on January 1, 2022, using a modified retrospective transition approach to be applied to leases existing as of, or entered into after, January 1, 2022. The Company is finalizing its evaluation of the impact that the adoption will have on the consolidated financial statements and estimates a range of $5.0 million to $5.8 million of right-of-use assets and lease liabilities will be recognized upon adoption.
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. This standard requires that credit losses be reported using an expected losses model rather than the incurred losses model that is currently used, and establishes additional disclosures related to credit risks. For available-for-sale debt securities with unrealized losses, this standard now requires allowances to be recorded instead of reducing the amortized cost of the investment. This standard will be effective for the Company on January 1, 2023. The Company has not yet determined the impact the adoption of this standard will have on the consolidated financial statements.
In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848) (“ASU 2020-04”), which provides companies with temporary optional financial reporting alternatives to ease the potential burden in accounting for reference rate reform and includes a provision that allows companies to account for a modified contract as a continuation of an existing contract. ASU 2020-04 is effective for all entities as of March 12, 2020 through December 31, 2022. The Company has certain debt instruments for which the interest rates are indexed to LIBOR, and as a result, is currently evaluating the effect that the implementation of this standard will have on the Company’s consolidated operating results, cash flows, financial condition and related disclosures.
Note 3 - Fair Value Measurement
Certain of the Company’s assets and liabilities are recorded at fair value, as described below.
The following tables set forth the Company’s financial instruments that were measured at fair value on recurring basis by level within the fair value hierarchy:
	December 31, 2021
(in thousands)	Level 1	Level 2	Level 3	Total
Loan commitment asset	$—	$—	$1,169	$1,169
	December 31, 2020
(in thousands)	Level 1	Level 2	Level 3	Total
Warrant liability	$—	$—	$4,637	$4,637
Loan commitment asset	$—	$—	$2,240	$2,240
Under ASC 480, the preferred stock warrants (see Note 7) were freestanding financial instruments that qualified as liabilities required to be recorded at their estimated fair value at the inception date and remeasured at each reported balance sheet date thereafter until settlement. The warrant exercisable into Series A-2 redeemable convertible preferred stock was exercised on May 11, 2021, at an exercise price of $12.58606 per share for 3,178 shares of Series A-2 redeemable convertible preferred stock. Upon closing of the IPO on October 12, 2021, the warrant held by Perceptive Credit Holdings III, LP to purchase Series D redeemable convertible preferred stock was converted to a warrant exercisable to purchase 811,374 shares of common stock under the same terms as the original warrant. This common stock warrant is no longer considered “potentially redeemable” and the outstanding balance of the warrant liability has been reclassified into equity in accordance with ASC 480 for the year ended December 31, 2021.
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The fair value of the warrant liability was estimated using a Black-Scholes Option Pricing Model, with the following significant unobservable inputs (Level 3):
	October 12, 2021	December 31, 2020
	Series D	Series A-2	Series D
Stock price	$124.62	$76.92	$76.92
Exercise price	$76.92	$12.59	$76.92
Expected term (in years)	9.2	4.7	10
Volatility	55%	50%	50%
Dividend rate	—%	—%	—%
Risk-free interest rate	1.45%	0.36%	0.93%
The Company’s volatility was estimated at each valuation date based on the price history for guideline companies looking back over the number of years equal to the expected term. The Company did not change the manner in which it values assets and liabilities that are measured at fair value. The Company recognizes transfers between levels of the fair value hierarchy as of the end of the reporting period. There were no transfers within the hierarchy during the years ended December 31, 2021 and 2020.
The fair value of the loan commitment was estimated based on the present value of future expected cash flows discounted at the Company’s effective interest rate of 14.12% and 13.98% at December 31, 2021 and 2020, respectively.
The following table presents changes during the years ended December 31, 2021 and 2020 in Level 3 liabilities measured at fair value on a recurring basis:
(in thousands)	Loan Commitment	Series D Warrants	Series A Warrants
Balances at January 1, 2020	$—	$—	$122
Issuance	2,240	4,430	—
Change in estimated fair value	—	—	85
Balances at December 31, 2020	2,240	4,430	207
Exercise of warrant	—	—	(207)
Exercise of Tranche B loan commitment	(841)	—	—
Change in estimated fair value	(230)	4,230	—
Conversion to common share warrant	—	(8,660)	—
Balances at December 31, 2021	$1,169	$—	$—
The above fair value measurements are sensitive to changes in underlying unobservable inputs. A change in those inputs could result in a significantly higher or lower fair value measurement. The full amount of the Tranche B term loan was drawn and $0.8 million was reclassified from the loan commitment to debt discount on May 27, 2021. As of December 31, 2021, $15.0 million under Tranche C originally remained available through March 31, 2022.
On March 30, 2022, we entered into a Third Amendment to Credit Agreement and Guaranty with Perceptive Credit Holdings III, LP pursuant to which the prior $15.0 million Tranche C term loan, which was available through March 31, 2022 subject to several conditions, was changed to $7.5 million and such amount was borrowed on March 30, 2022. In addition, the Third Amendment added a new $7.5 million Tranche D term loan, which remains available through June 30, 2022 subject to several conditions, including pro forma compliance with the covenant showing total revenue of at least $16.8 million for the twelve-month period ending March 31, 2022. In connection with entering into the above-referenced Third Amendment to the Credit Agreement, on March 30, 2022, the Company amended the warrant that had been previously issued to Perceptive Credit Holdings III, LP to purchase up to 811,374 shares of common stock at an exercise price of $9.62 per share. The warrant exercise price was amended to $6.00 per share.
Changes in fair value of the warrants and loan commitment is included in other expense (income), net in the consolidated statements of operations.
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Note 4 - Revenue
The Company’s revenue is generated primarily from the sale of products and services. Product revenue primarily consists of sales of instruments and consumables used in single cell research equipment. Service and other revenue primarily consists of revenue generated from measuring immune responses using the Company’s technology.
Revenue by source
	Year Ended December 31,
(in thousands)	2021	2020
Instruments	$11,420	$7,432
Consumables	4,781	1,886
Extended service warranty	681	357
Other service revenue	376	712
Total revenue	$17,258	$10,387
Revenue by geographic area
	Year Ended December 31,
Based on region of destination (in thousands)	2021	2020
Americas(1)	$12,798	$7,558
Europe(2)	2,289	878
Greater China(3)	1,311	1,129
Asia-Pacific(4)	860	822
Total revenue	$17,258	$10,387
(1)	Region includes revenue from the United States of America and Canada
(2)	Region includes revenue from the United Kingdom, Belgium, France, Czech Republic, Spain, Germany, Sweden, Italy, Israel and Switzerland
(3)	Region includes revenue from China and Taiwan
(4)	Region includes revenue from Singapore, Japan, Australia, and Korea
Performance obligations
The Company regularly enters into contracts with multiple performance obligations. Most performance obligations are generally satisfied within a short time after the contract execution date. As of December 31, 2021, the aggregate amount of the transaction price allocated to remaining performance obligations was $0.9 million, of which substantially all is expected to be recognized as revenue during 2022.
Contract balances
Contract balances represent amounts presented in the consolidated balances sheets when either the Company has transferred goods or services to the customer, or the customer has paid consideration to the Company under the contract. These contract balances included accounts receivable (see Note 5) and deferred revenue. Accounts receivable balances represent amounts billed to customers for goods and services when the Company has an unconditional right to payment of the amount billed. Deferred revenue, as of December 31, 2021 and 2020 was $0.9 million and $0.4 million respectively. Deferred revenue represents cash consideration received from customers for which all services or products have not yet been transferred. Revenue recorded in 2021 included $0.1 million of previously deferred revenue that was included in contract liabilities as of December 31, 2020.
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Note 5 - Supplemental Balance Sheet Details
Accounts receivable, net consists of the following:
	December 31,
(in thousands)	2021	2020
Accounts receivable	$4,146	$2,972
Allowance for doubtful accounts	(46)	(50)
Total accounts receivable, net	$4,100	$2,922
	December 31,
(in thousands)	2021	2020
Allowance for doubtful accounts, beginning of year	$50	$50
Write-offs of uncollectable accounts	(4)	—
Provision for allowance for doubtful accounts	—	—
Allowance for doubtful accounts, end of year	$46	$50
Inventories, net consists of the following:
	December 31,
(in thousands)	2021	2020
Raw materials	$22,179	$3,631
Work in process	—	28
Finished goods	2,481	356
Reserve for excess and obsolete inventory	(361)	(60)
Total inventories, net	$24,299	$3,955
Property and equipment, net consist of the following:
	December 31,
(in thousands)	2021	2020
Furniture and equipment	$5,585	$2,848
Computers and technology	2,139	1,453
Leasehold improvements	1,073	698
Total	8,797	4,999
Accumulated depreciation	(3,019)	(1,772)
Property and equipment, net	$5,778	$3,227
Depreciation expense was $1.2 million and $0.7 million for the years ended December 31, 2021 and 2020, respectively.
Accrued expenses and other current liabilities consist of the following:
	December 31,
(in thousands)	2021	2020
Accrued compensation	$3,656	$867
Accrued operating expenses	3,556	1,081
Other, including warranties	615	181
Total accrued liabilities	$7,827	$2,129
Accrued compensation includes commissions of $0.9 million, vacation of $0.4 million, and bonuses of $2.2 million at December 31, 2021 compared to commissions of $0.4 million, vacation of $0.2 million and bonuses
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of $0.2 million at December 31, 2020. Accrued compensation increased significantly due to the increase in number of employees hired year over year. Accrued operating expenses as of December 31, 2021 and 2020 primarily consists of accrued vendor payments and professional services fees of $1.8 million and $0.6 million, respectively.
Note 6 - Intangible assets
Intangible assets consist of the following:
	December 31, 2021
(in thousands)	Remaining Useful Life (Years)	Gross	Accumulated Amortization	Net
Patents	9 - 14	$21,607	$981	$20,626
Capitalized licenses	1 -4	670	288	382
Total intangible assets		$22,277	$1,269	$21,008
	December 31, 2020
(in thousands)	Remaining Useful Life	Gross	Accumulated Amortization	Net
Patents	8 - 14	$1,182	$52	$1,130
Capitalized licenses	2 -5	670	157	513
Total intangible assets		$1,852	$209	$1,643
Amortization expense was $1.1 million and $0.1 million for the years ended December 31, 2021 and 2020, respectively. The amortization of capitalized intangible assets is recognized in cost of product and service revenue. The amortization of purchased intangible assets is recognized in general and administrative operating expenses.
On May 12, 2021, the Company entered into a Patent Purchase Agreement to purchase a collection of 86 patents related to DNA and RNA sequencing for an aggregate purchase price of $20.0 million. The Company closed the acquisition on May 15, 2021.
The estimated annual amortization of intangible assets for the next five years is shown in the following table. Actual amortization expense to be reported in future periods could differ from these estimates as a result of acquisitions, divestitures, and asset impairments, among other factors.
Year (in thousands)	Estimated Annual Amortization
2022	$1,675
2023	1,675
2024	1,675
2025	1,592
2026	1,564
Note 7 - Debt
On December 30, 2020, the Company closed on a $50.0 million Credit Agreement with a significant equity investor, of which the Company borrowed $25.0 million immediately upon closing. In May 2021, the Company borrowed an additional $10.0 million. An additional $15.0 million originally remained available through March 31, 2022 subject to a revenue milestone, defined as total revenue of at least $20.0 million over the twelve-month period most recently ended. On March 30, 2022, we entered into a Third Amendment to Credit Agreement and Guaranty with Perceptive Credit Holdings III, LP pursuant to which the prior $15.0 million Tranche C term loan, which was available through March 31, 2022 subject to several conditions, was changed to $7.5 million and such amount was borrowed on March 30, 2022. In addition, the Third Amendment added a new $7.5 million Tranche D term loan, which remains available through June 30, 2022 subject to several conditions, including pro forma compliance with the covenant showing total revenue of at least $16.8 million for the twelve-month period ending March 31, 2022.
Borrowings under the Credit Agreement bear interest at the one-month LIBOR, with a 1.75% floor, plus a 9.50% margin (11.25% at December 31, 2021). Monthly payments of interest-only are due over the term of the loan with no scheduled loan amortization. Amounts borrowed are due and payable on the maturity date, December 30, 2025.
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The loan is secured by substantially all of the Company’s assets. Financial covenants include a $3.0 million minimum cash balance at all times and minimum revenue amounts measured on a quarterly basis. On October 29, 2021, the Company entered into the Second Amendment to, among other things, eliminate the minimum total revenue covenant for the twelve months ending September 30, 2021 and December 31, 2021 and reset the minimum total revenue covenants thereafter. Pursuant to the Second Amendment, the minimum total revenue covenant, as amended, will resume being tested for the twelve months ending March 31, 2022.
The total minimum revenue covenant requirements for the next twelve months are as follows:
Twelve-Month Period Ended	Minimum Total Revenue (in thousands)
March 31, 2022	$16,797
June 30, 2022	18,256
September 30, 2022	21,722
December 31, 2022	26,545
In connection with the Credit Agreement closing, the Company issued to the lender warrants to purchase 97,504 shares of Series D preferred stock. The warrants have a 10-year contractual life and an exercise price of $76.92 per warrant share. The fair value at issuance was estimated at $4.4 million and was recorded as a warrant liability. Upon closing of the IPO on October 12, 2021, the Series D redeemable convertible preferred stock warrant was converted into a warrant exercisable for a total of 811,374 shares of common stock with an exercise price of $9.62 per warrant share. In connection with the Third Amendment to the Credit Agreement dated March 30, 2022, the exercise price of the warrants has been changed from $9.62 per warrant share to $6.00 per warrant share. This common stock warrant is no longer considered “potentially redeemable” and the fair value of the warrant liability as of October 12, 2021 has been reclassified into equity in accordance with ASC 480 for the year ended December 31, 2021 (see Note 3).
In addition, given that the Credit Agreement contained additional tranches of potential borrowings at inception, the Company identified and recorded within other assets on the balance sheet a $2.2 million asset related to future loan commitments at December 30, 2020. During 2021, $0.8 million was reclassified as a reduction in the carrying value of the $10.0 million tranche drawn in May 2021 on a pro-rata basis, and will be amortized over the remaining term of the debt. As of December 31, 2021, a $1.2 million asset related to the future loan commitment remains within other assets on the balance sheet. The Company determined that the loan commitment meets the definition within ASC 480 as a freestanding financial instrument to be recorded at fair value given that it is both (1) legally detachable per the explicit ability provided to the creditor allowing it to assign all or part of its interest under the Credit Agreement to any person or entity; and (2) separately exercisable given that it can be exercised or not exercised at the Company’s option without impacting the outstanding balance of the original $25.0 million borrowed upon execution of the Credit Agreement. The remaining proceeds were allocated to the value of the initial debt borrowed and the discount resulting on such debt is being amortized over the term of the Credit Agreement.
On December 31, 2021, the process of cessation of LIBOR as a reference rate takes effect. After December 31, 2021, new borrowings will no longer use LIBOR as a reference rate. Instead, these borrowings will be subject to an interest rate based on either the Secured Overnight Financing Rate (“SOFR”), which is deemed a replacement benchmark for LIBOR under the Credit Agreement, or an alternate index to be agreed upon; provided that if such alternate rate of interest shall be less than 1.75%, such rate shall be deemed to be 1.75% for the purposes of the Credit Agreement. Between December 31, 2021 and June 30, 2023, any legacy borrowings may continue to use LIBOR as the basis for interest rates. After June 30, 2023, all borrowings will be based on SOFR or the alternate index.
Note 8 - Equity
Common stock
As of December 31, 2021 and 2020, the Company had authorized 400,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), of which a total of 39,036,010 shares and 2,133,904 shares were outstanding, respectively.
Preferred stock
Upon closing of the IPO on October 12, 2021, all 3,344,836 shares of redeemable convertible preferred stock that were outstanding immediately prior to the closing of the IPO automatically converted into 26,758,688 shares of
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Common Stock. In addition, the Company issued 1,643,374 shares of Common Stock to the holders of the redeemable convertible preferred stock outstanding immediately prior to the closing of the IPO in respect of accrued dividends thereon accrued to but not including October 12, 2021, based on the IPO price of $15.00 per share.
Redeemable preferred stock prior to conversion was as follows:
(in thousands, except share amounts)	Series A	Series A-2	Series B	Series B-2	Series C	Series C-2	Series D
Preferred Shares authorized	253,862	293,180	376,061	237,183	564,287	515,218	1,202,549
Preferred Shares outstanding prior to conversion	253,862	293,180	376,061	237,183	564,287	515,218	1,105,045
Aggregate liquidation preference	$2,849	$5,930	$9,890	$9,724	$31,241	$28,676	$90,315
Under the Amended and Restated Certificate of Incorporation filed upon the Company’s IPO, the Company authorized 20,000,000 shares of non-redeemable preferred stock, $0.001 par value per share (“Preferred Stock”), of which no shares were outstanding at December 31, 2021.
Note 9 - Equity based compensation
The Company's 2014 Stock Plan (the “2014 Plan”) provided for the granting of stock options or restricted stock to key employees, officers, directors and consultants. Upon effectiveness of the 2021 Plan (as defined below), no further issuances were made under the 2014 Plan.
The Company’s 2021 Omnibus Incentive Compensation Plan (the “2021 Plan”) was adopted by its board of directors and became effective on October 7, 2021. Following the IPO, all equity-based awards are granted under the 2021 Plan. The 2021 Plan provides for the grant of both non-statutory and incentive stock options, stock appreciation rights, restricted stock awards, restricted stock units, deferred share units, cash incentive awards and other equity-based or equity-related awards to the Company’s employees, officers, directors and consultants. The terms of equity awards granted under the 2021 Plan to date are consistent with those granted under the 2014 Plan, as described below. The maximum number of shares of common stock reserved under the 2021 Plan is 3,271,801, plus the number of shares of the Company’s common stock underlying awards under the 2014 Plan, not to exceed 5,113,324 shares, that become available again for grant under the 2014 Plan in accordance with its terms. The share pool will automatically increase on January 1 of each year beginning with January 1, 2022 by the lesser of (i) five percent (5%) of the number of shares of common stock issued and outstanding on December 31 of the immediately preceding calendar year and (ii) such number of shares of common stock determined by the Compensation Committee.
Stock options
Stock options expire 10 years from the date of grant. The stock options and restricted stock awards generally vest 25% upon the one-year anniversary of the service inception date and then ratably each month over the remaining 36 months. Upon termination of service, any unvested stock options are forfeited and returned to the Company. Vested stock options that are not exercised within the specified period, according to the terms and conditions of the option plan, following the termination as an employee, consultant, or service provider to the Company are surrendered back to the Company. Those stock options are added back to the 2021 Plan and made available for future grants. Compensation cost is recorded on a straight-line basis over the requisite service period of the award based on the fair value of the options issued on the measurement date.
The following table summarizes stock option activity for the year ended December 31, 2021:
	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)	Aggregate Intrinsic Value (In thousands)
Outstanding as of December 31, 2020	3,076,904	$0.72	7.2
Granted	2,289,400	4.95
Forfeited	(93,982)	1.74
Exercised	(167,044)	0.47
Outstanding as of December 31, 2021	5,105,278	$2.62	7.7	$34,125
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	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)	Aggregate Intrinsic Value (In thousands)
Vested and expected to vest as of December 31, 2021	5,105,278	$2.62	7.7	$34,125
Exercisable at December 31, 2021	2,536,521	$0.74	6.2	$21,441
The weighted-average grant-date fair value of stock options awarded during the years ended December 31, 2021 and 2020 was approximately $6.36 per share and $0.59 per share, respectively. The aggregate grant date fair value of stock options vested during the years ended December 31, 2021 and 2020 were $66,000 and $44,000, respectively. As of December 31, 2021, there was a total of $12.8 million of unrecognized employee compensation costs related to non-vested stock option awards expected to be recognized over a weighted average period of 3.4 years.
The Company estimates the fair value of stock-based compensation utilizing the Black-Scholes option pricing model, which is dependent upon several variables, such as expected term, volatility, risk-free interest rate, and expected dividends. Each of these inputs is subjective and generally requires significant judgment to determine.
The following table summarizes the range of key assumptions used to determine the fair value of stock options granted during:
	Year Ended December 31,
	2021	2020
Risk-free interest rate	0.94% - 1.40%	0.22%
Expected term (in years)	7	7
Expected volatility	50%- 55%	50%
Expected dividend yield	—	—
Exercise prices	$1.83 - $15.05	$1.03
Estimated fair value of common stock	$4.20 - $15.05	$1.03 - $1.50
The risk-free interest rate assumption was based upon observed interest rates appropriate for the expected term of the stock options. Prior to the Company’s IPO in October 2021, the expected volatility used was based on volatility of a group of similar entities, referred to as “guideline” companies. Subsequent to the IPO, the company continued to estimate its volatility based on the volatility of a group of similar entities, referred to as its “peer group”. In evaluating similarity, the Company considered factors such as industry, stage of life cycle and size. The expected term is based on the average of the vesting period and the legal term. The Company has not declared any dividends in its history and does not expect to issue dividends over the life of the stock options and therefore has estimated the dividend yield to be zero.
Restricted stock awards
Restricted stock awards are rights to receive shares of the Company’s Common Stock upon meeting specified vesting requirements. The fair value of a restricted stock award is the market value as determined by the closing price of the stock on the day of grant. These awards were granted under the Company’s 2021 Plan.
The following table summarizes restricted stock award activity for the year ended December 31, 2021:
	Restricted Stock Awards	Weighted Average Grant Date Fair Value
Unvested as of December 31, 2020	—	$—
Granted	507,013	8.46
Vested	—	—
Forfeited	—	—
Unvested as of December 31, 2021	507,013	$8.46
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No restricted stock awards vested during the year ended December 31, 2021. As of December 31, 2021, there was approximately $4.3 million of total unrecognized compensation cost related to restricted stock awards. This amount is expected to be recognized over the remaining weighted-average vesting period of 3.9 years.
Employee stock purchase plan
In the third quarter of 2021, the Company approved the 2021 Employee Stock Purchase Plan (the “ESPP”), which became effective upon completion of our IPO. A total of 389,500 shares of Common Stock was initially reserved for issuance under the ESPP on October 7, 2021. The maximum number of shares of the Company’s Common Stock which will be authorized for sale under the ESPP is equal to 2,400,000 shares. The number of shares of Common Stock reserved for issuance will automatically increase on January 1 of each calendar year, beginning on January 1, 2022, through January 1, 2031, by the lesser of (1) 1% of the number of outstanding shares of Common Stock as of the last day of the immediately preceding calendar year and (2) such number of shares of Common Stock determined by the administrator of the ESPP, provided, however, that in no event shall more than 2,400,000 shares of Common Stock be issued under the ESPP. As of December 31, 2021, there has not been an offering under the ESPP and no shares of Common Stock have been purchased under the ESPP.
Expense
The following table summarizes stock-based compensation expense, and also the allocation within the consolidated statements of operations:
	Year Ended December 31,
(in thousands)	2021	2020
Research and development	$310	$35
General and administrative	1,305	455
Sales and marketing	468	27
Total stock-based compensation expense	$2,083	$517
Note 10 - Commitments
Operating leases
The Company has multiple operating lease commitments for office space and equipment, which expire through 2026. The future rental payments required by the Company under the operating leases are approximately as follows:
(in thousands)	Year Ended December 31,
2022	$1,523
2023	1,386
2024	1,328
2025	1,187
2026	687
Thereafter	—
Total	$6,111
The table above includes amounts for leases that were entered into as of January 1, 2022 and a number of short-term leases. The rent expense for the years ended December 31, 2021 and 2020 was approximately $1.4 million and $0.9 million, respectively.
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Purchase Commitments
On May 12, 2021 the Company entered into a Supply Agreement with QIAGEN GmbH (the “Supply Agreement”), pursuant to which they have agreed to supply certain reagents to the Company, and the Company has agreed to certain annual minimum purchases. The future minimum purchase values are as follows:
(in millions)	Year Ended December 31,
2022	$2.5
2023	4.0
2024	5.0
2025	7.0
2026	9.0
2027	10.0
Total	$37.5
Note 11 - Product warranties
The Company warrants certain products generally for periods of one year following the delivery date. Accrued warranty costs are included in accrued expenses and other current liabilities.
	December 31,
(in thousands)	2021	2020
Accrued warranty costs, beginning of year	$135	$85
Cost of warranty services during the year	(100)	(50)
Estimated provision for warranty costs	250	100
Accrued warranty costs, end of year	$285	$135
Note 12 - Income taxes
For the years ended December 31, 2021 and 2020, the Company did not have a current or deferred income tax expense or benefit as the Company has incurred losses since inception.
The effective tax rate for the Company for the years ended December 31, 2021 and 2020 was zero percent. A reconciliation of the anticipated income tax rate by applying the statutory federal income tax rate of 21% to income before taxes to the amount reported in the statement of operations is as follows:
	Year Ended December 31,
	2021	2020
U.S. statutory federal income tax rate	21.0%	21.0%
State income taxes	2.2%	4.5%
Permanent items	(1.2)%	—%
Stock-based compensation	0.4%	—%
Other	0.6%	—%
Change in valuation allowance	(23.0)%	(25.5)%
Effective income tax rate	—%	—%
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The tax effects of temporary difference and carryforwards that give rise to significant portions of the net deferred tax assets were as follows:
	December 31,
(in thousands)	2021	2020
Deferred tax assets:
Stock based compensation	$702	$172
Other accruals	526	64
Deferred revenue	40	78
Inventory adjustments	90	26
Intangible assets	91	5
Net operating losses	30,585	13,278
Federal and state tax credits	1,288	928
Total deferred tax assets	33,322	14,551
Valuation allowance	(33,207)	(14,489)
Deferred tax assets, net of valuation allowance	115	62
Deferred tax liabilities:
Depreciation and amortization	(115)	(62)
Total deferred tax liabilities	(115)	(62)
Deferred tax assets and liabilities, net of valuation allowance	$—	$—
As of December 31, 2021, the Company had net operating loss carryforwards for federal purposes of approximately $12.7 million, which expire at various dates through 2033 and approximately $112.8 million which have no expiration. The Company also had state net operating loss carryforwards of approximately $79.2 million, which expire at various dates through 2043. The Company had federal research and development tax credit carryforwards available to offset future federal income taxes of approximately $1.1 million and state of Connecticut research and development tax credit carryforwards available to offset future state income taxes of approximately $0.2 million.
On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was enacted which included provisions related to NOL carryovers and carrybacks. The CARES Act amended the NOL carryback rules by allowing NOLs arising in tax years beginning after December 31, 2017 and before January 1, 2021 to be carried back to each of the 5 years preceding the year of the loss to generate a refund of previously paid income taxes. In addition, the CARES Act temporarily removed the 80% limitation under which NOLs generated post-2017 could be used to offset no more than 80% of taxable income, and allows for full use of such NOLs for tax years before January 1, 2021. The Company has evaluated the relevant provisions of the CARES Act and has determined that it does not expect to recognize any income tax benefit related to these provisions due to its net operating losses in the current year and all prior years.
The Company’s valuation allowance increased during 2021 by $18.7 million primarily due to the generation of net operating losses.
Future realization of the tax benefits of existing temporary differences and net operating loss carryforwards ultimately depends on the existence of sufficient taxable income within the carryforward period. As of December 31, 2021 and 2020, the Company performed an evaluation to determine whether a valuation allowance was needed. The Company considered all available evidence, both positive and negative, which included the results of operations for the current and preceding years. The Company concluded that it is more likely than not that the Company will not realize or the benefits of the net deferred tax assets. Accordingly, the Company maintained a full valuation allowance as of December 31, 2021 and 2020.
Under Internal Revenue Code Section 382, if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change NOL carryforwards and other pre-change tax attributes to offset its post-change income may be limited. Generally, an ownership change occurs when certain shareholders increase their aggregated ownership by more than 50 percentage points over their lowest ownership percentage in a testing period (typically three years). The Company has not completed a study to assess whether an ownership change has occurred or whether there have been multiple ownership changes since becoming a “loss corporation” as defined in Section 382. Future
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changes in stock ownership, which may be outside of the Company’s control, may trigger an ownership change. In addition, future equity offerings or acquisitions that have an equity component of the purchase price could result in an ownership change. If an ownership change has occurred or does occur in the future, utilization of the NOL carryforwards or other tax attributes may be limited, which could potentially result in the expiration of a portion of the federal and state net operating losses and tax credit carryforwards before utilization, the reduction of the Company’s gross deferred tax assets and corresponding calculation allowance, and increased future tax liability to the Company.
As of December 31, 2021 and 2020, the Company did not have any unrecognized tax benefits. The Company has completed a study for the research and development credit carryforwards through December 31, 2020, and has not yet completed a study of research and development credit carryforwards for the year ended December 31, 2021. This study, once completed, may result in an adjustment to the Company’s research and development credit carryforwards; however, until the study is completed, and any adjustment is known, no amounts are being presented as an uncertain tax position. A full valuation allowance has been provided against the Company’s research and development credits and, if an adjustment is required, this adjustment would be offset by an adjustment to the valuation allowance. Thus, there would be no impact to the balance sheets or statements of operations if an adjustment were required.
To the extent penalties and interest would be assessed on any underpayment of income tax, the Company’s policy is that such amounts would be accrued and classified as a component of income tax expense in the financial statements. As of December 31, 2021 and 2020, the Company had no accrued interest or penalties related to uncertain tax positions.
Note 13 - Technology license agreements
License and Supply and Non-Exclusive License Agreements
The Company is party to certain license and supply agreements that provide the Company with commercial access rights to certain supplies. Under certain of the Company’s supply agreements, separate from the Supply Agreement discussed in Note 10, the Company is required to make annual minimum purchases of supplies (with such minimums ranging from $25,000 per year to $500,000 per year under the applicable agreements) during the terms of such agreements, which ranges from 5 to 6 years. The Company is also required to pay royalties on net sales of certain products and services under the license and supply agreements at rates that range from mid single-digit to low double-digit percentage. The Company is also party to a non-exclusive sublicense agreement that provides the Company with a non-exclusive sublicense to certain patent rights. During the term of the agreement, the Company is required to pay royalties at a low single-digit percentage rate on net revenue of products and services that are covered by the licensed patent rights. This agreement also contained a provision for a $0.2 million payment upon a change of control or IPO event, which the Company paid in December 2021. For the years ended December 31, 2021 and 2020, the Company incurred an immaterial amount in royalty expense pursuant to these agreements.
Note 14 - Legal proceedings
The Company may be party to a litigation or subject to claims incident to the ordinary course of business. Although the results of litigation and claims cannot be predicted with certainty, the Company currently believes that the final outcome of these ordinary course matters will not have a material adverse effect on its business. Regardless of the outcome, litigation can have an adverse impact on the Company because of defense and settlement costs, diversion of management resources and other factors. The Company is not currently a party to any material legal proceedings, and the Company’s management believes that there are currently no claims or actions pending against the Company, the ultimate disposition of which could have a material adverse effect on the Company’s results of operations or financial condition.
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Note 15 - Other income (expense), net
Other income (expense), net consisted of the following:
	Year Ended December 31,
(in thousands)	2021	2020
Grant revenue	$2,667	$4,117
Change in fair value of warrants and loan commitment	(4,460)	(85)
Other income (expense)	165	—
Other income (expense), net	$(1,628)	$4,032
Note 16 - Net loss per share attributable to common stockholders
The Company excluded the following potential common shares, presented based on amounts outstanding at each period end, from the computation of diluted net loss per share attributable to common stockholders for the periods indicated because including them would have an anti-dilutive effect:
	Year Ended December 31,
	2021	2020
Options outstanding to purchase common stock	5,105,278	3,076,904
Convertible preferred stock (as converted to common stock)	—	25,693,216
Note 17 - Related party transactions
The Company has license agreements with Yale University and California Institute of Technology, which are holders of Common Stock. As described in Note 7, the Company has a Credit Agreement with Perceptive Credit Holdings III, LP, which is a holder of Common Stock. There are no current receivables or payables due from or to these entities as of December 31, 2021 and 2020.
Note 18 - Employee benefit plans
The Company maintains a retirement and profit sharing plan under Section 401(k) of the Internal Revenue Code for all of its domestic employees that meet certain qualifications. Participants in the plan may elect to contribute up to the maximum allowed by law. The Company elected to match 3% of the participant’s contributions beginning in the year 2021. For the year ended December 31, 2021, the Company recorded $0.6 million of expense for company contributions.
Note 19 - Subsequent events
The Company has evaluated for subsequent events through March 30, 2022, the date these financial statements were issued. On March 30, 2022, the Company entered into a Third Amendment to Credit Agreement and Guaranty with Perceptive Credit Holdings III, LP pursuant to which the prior $15.0 million Tranche C term loan, which was available through March 31, 2022 subject to several conditions, was changed to $7.5 million and such amount was borrowed on March 30, 2022. In addition, the Third Amendment added a new $7.5 million Tranche D term loan, which remains available through June 30, 2022 subject to several conditions, including pro forma compliance with the covenant showing total revenue of at least $16.8 million for the twelve-month period ending March 31, 2022.
In connection with entering into the above-referenced Third Amendment to the Credit Agreement, on March 30, 2022, the Company amended the warrant that had been previously issued to Perceptive Credit Holdings III, LP to purchase up to 811,374 shares of common stock at an exercise price of $9.62 per share. The warrant exercise price was amended to $6.00 per share.
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Item 9.	Changes in and Disagreements With Accountants on Accounting and Financial Disclosures
Not applicable.
Item 9A.	Controls and Procedures
Evaluation of Disclosure Controls and Procedures
Our management, with the participation of our Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of our disclosure controls and procedures as of the end of the period covered by this Form 10-K. The term “disclosure controls and procedures,” as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act, means controls and other procedures of a company that are designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. Management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving their objectives and management necessarily applies its judgement in evaluating the cost-benefit relationship of possible controls and procedures. Based on such evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that our disclosure controls and procedures were not effective as of December 31, 2021 due to the material weakness in internal control over financial reporting described below.
Material Weakness in Internal Control over Financial Reporting
We previously identified a material weakness in our internal control over financial reporting. Specifically, the material weakness related to lack of maintaining a sufficient complement of personnel commensurate with the accounting and financial reporting requirements in order to have adequate segregation of key duties and responsibilities, which affected the operation of controls over the recording of journal entries and reconciliation of key accounts. This material weakness did not result in a material misstatement to our annual or interim financial statements. We are in the process of implementing measures designed to improve internal control over financial reporting to remediate the control deficiencies that led to our material weakness by, among other things, hiring qualified personnel with appropriate expertise to perform specific functions and designing and implementing improved processes and internal controls, including establishing reviews over journal entries, segregation of duties and account reconciliations.
Notwithstanding the identified material weakness, management believes that the financial statements and related financial information included in this Form 10-K fairly present, in all material respects, our balance sheets, statements of operations, statements of changes in redeemable convertible preferred stock and stockholders’ equity (deficit) and statements of cash flows as of and for the periods presented. We will continue to assess the effectiveness of our internal control over financial reporting and take steps to remediate the known material weakness expeditiously.
Changes in Internal Control over Financial Reporting
Other than the changes to remediate the material weakness from the prior quarter, there were no changes in our internal control over financial reporting identified in connection with the evaluation required by Rule 13a-15(d) and 15d-15(d) of the Exchange Act that occurred during the period covered by this Form 10-K that has materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.
Item 9B.	Other Information
Third Amendment to Credit Agreement
On March 30, 2022, we entered into a Third Amendment to Credit Agreement and Guaranty with Perceptive Credit Holdings III, LP pursuant to which the prior $15.0 million Tranche C term loan, which was available through March 31, 2022 subject to several conditions, was changed to $7.5 million and such amount was borrowed on March 30, 2022. In addition, the Third Amendment added a new $7.5 million Tranche D term loan, which remains available through June 30, 2022 subject to several conditions, including pro forma compliance with the covenant showing total revenue of at least $16.8 million for the twelve-month period ending March 31, 2022.
F-1-98

Warrant Amendment
In connection with entering into the above-referenced Third Amendment to the Credit Agreement, on March 30, 2022 we amended the warrant that had been previously issued to Perceptive Credit Holdings III, LP to purchase up to 811,374 shares of common stock at an exercise price of $9.62 per share. The warrant exercise price was amended to $6.00 per share. The warrant provides for the further adjustment of the exercise price and the number of shares issuable upon the exercise of the warrant solely in the event of certain stock dividends, stock subdivisions, stock combinations, reorganizations, reclassifications, fundamental changes or other similar transactions, including certain defined liquidity events in which the warrant is not exercised. The warrant is exercisable until the earlier of (i) December 30, 2030, the tenth anniversary of the original issue date, or (ii) the occurrence of certain defined liquidity events.
Item 9C.	Disclosure Regarding Foreign Jurisdictions that Prevent Inspections.
Not applicable.
Part III
Item 10.	Directors, Executive Officers and Corporate Governance
The information required by this Item will be included in our 2022 Proxy Statement and is incorporated herein by reference.
Item 11.	Executive Compensation
The information required by this Item will be included in our 2022 Proxy Statement and is incorporated herein by reference.
Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters
The information required by this Item will be included in our 2022 Proxy Statement and is incorporated herein by reference.
Equity Compensation Plans
The following summarizes our equity compensation plan and warrants outstanding at December 31, 2021:
Equity Compensation Plan Information
Plan Category	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	5,916,652	$3.58	2,664,788
Equity compensation plans not approved by security holders	—	—	—
Total	5,916,652	$3.58	2,664,788
See “Item 8. Financial Statements and Supplementary Data - Notes to Consolidated Financial Statements- Notes 7 and 9” for a description of our outstanding warrants and stock incentive plan.
Item 13.	Certain Relationships and Related Transactions, and Director Independence
The information required by this Item will be included in our 2022 Proxy Statement and is incorporated herein by reference.
F-1-99

Item 14.	Principal Accountant Fees and Services
The information required by this Item will be included in our 2022 Proxy Statement and is incorporated herein by reference.
Part IV
Item 15.	Exhibits and Financial Statement Schedules
1. Financial Statements
We include this portion of Item 15 under Part II, Item 8 of this Form 10-K.
2. Financial Statement Schedules
We include the financial statement schedules required by the applicable accounting regulations of the SEC in the notes to our consolidated financial statements and incorporate that information in this Item 15 by reference.
3. Exhibits
		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date
3.1	Eighth Amended and Restated Certificate of Incorporation of IsoPlexis Corporation	8-K	001-40894	3.1	October 13, 2021

3.2	Amended and Restated Bylaws of IsoPlexis Corporation	8-K	001-40894	3.2	October 13, 2021

4.1	Form of Common Stock Certificate of IsoPlexis Corporation	S-1/A	333-258046	4.1	August 20, 2021

4.2§	Amended and Restated Investors’ Rights Agreement, dated as of December 30, 2020, by and among IsoPlexis Corporation and the other parties thereto	S-1/A	333-258046	4.2	August 20, 2021

4.3	Warrant Certificate, dated as of December 30, 2020, by and between IsoPlexis Corporation and Perceptive Credit Holdings III, LP	S-1	333-258046	4.3	July 20, 2021

4.4*	Description of Capital Stock

4.5*	Amended Warrant Certificate by and between IsoPlexis Corporation and Perceptive Credit Holdings III, LP dated March 30, 2022

10.1	Credit Agreement and Guaranty, dated as of December 30, 2020, by and among IsoPlexis Corporation, Perceptive Credit Holdings III, L.P., as administrative agent, and the other parties thereto	S-1	333-258046	10.1	July 20, 2021

10.2	First Amendment to Credit Agreement and Guaranty, dated as of May 27, 2021, by and among IsoPlexis Corporation, Perceptive Credit Holdings III, L.P. as administrative agent, and the other parties thereto	S-1	333-258046	10.2	July 20, 2021

F-1-100

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date
10.3§	Amended and Restated License Agreement, dated as of November 28, 2015, by and between IsoPlexis Corporation and Yale University	S-1	333-258046	10.3	July 20, 2021

10.4§	Amendment to the License Agreement, dated as of December 19, 2016, by and between IsoPlexis Corporation and Yale University	S-1	333-258046	10.4	July 20, 2021

10.5§	Second Amendment to the License Agreement, dated as of January 8, 2018, by and between IsoPlexis Corporation and Yale University	S-1	333-258046	10.5	July 20, 2021

10.6§	License Agreement, dated as of March 8, 2017, by and between IsoPlexis Corporation and the California Institute of Technology	S-1	333-258046	10.6	July 20, 2021

10.7§	Patent Purchase Agreement, dated as of May 12, 2021, by and among QIAGEN Sciences, LLC, QIAGEN GmbH and IsoPlexis Corporation	S-1	333-258046	10.7	July 20, 2021

10.8†	Offer Letter, dated November 18, 2019, by and between IsoPlexis Corporation and John Strahley	S-1	333-258046	10.8	July 20, 2021

10.9†	Offer Letter, dated May 5, 2020, by and between IsoPlexis Corporation and Peter Siesel	S-1	333-258046	10.9	July 20, 2021

10.10§	Third Amendment to the License Agreement, executed on July 22, 2021 and effective as of April 10, 2021, by and between IsoPlexis Corporation and Yale University	S-1/A	333-258046	10.10	August 20, 2021

10.11†	Letter Agreement, dated April 12, 2021, by and between IsoPlexis Corporation and Siddhartha Kadia	S-1/A	333-258046	10.11	August 20, 2021

10.12†	Letter Agreement, dated July 22, 2021, by and between IsoPlexis Corporation and Michael Egholm	S-1/A	333-258046	10.12	August 20, 2021

10.13†	Letter Agreement, dated July 22, 2021, by and between IsoPlexis Corporation and Jason Myers	S-1/A	333-258046	10.13	August 20, 2021

10.14†	IsoPlexis Corporation 2014 Stock Plan	S-1/A	333-258046	10.14	August 20, 2021

10.15†	Form of Notice of Grant under the IsoPlexis Corporation 2014 Stock Plan	S-1/A	333-258046	10.15	August 20, 2021

10.16†	IsoPlexis Corporation Non-Employee Director Compensation Program	S-1/A	333-258046	10.18	August 20, 2021

F-1-101

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date
10.17	Form of Indemnification Agreement	S-1/A	333-258046	10.19	September 23, 2021

10.18†	IsoPlexis Corporation 2021 Omnibus Incentive Compensation Plan	S-8	333-260161	99.2	October 8, 2021

10.19†	IsoPlexis Corporation 2021 Employee Stock Purchase Plan	S-8	333-260161	99.3	October 8, 2021

10.20†	Offer Letter, dated September 27, 2021, by and between IsoPlexis Corporation and Richard W. Rew II	8-K	001-40894	10.1	October 13, 2021

10.21†	Notice of Restricted Stock Award Agreement under the 2021 Omnibus Incentive Compensation Plan	10-Q	001-40894	10.21	November 12, 2021

10.22†	Notice of Stock Option Award Agreement under the 2021 Omnibus Incentive Compensation Plan	10-Q	001-40894	10.22	November 12, 2021

10.23	Second Amendment to Credit Agreement and Guaranty, dated as of October 29, 2021, by and among IsoPlexis Corporation, Perceptive Credit Holdings III, L.P. as administrative agent, and the other parties thereto	8-K	001-40894	10.1	November 1, 2021

10.24*
Third Amendment to Credit Agreement and Guaranty, dated as of March 30, 2022, by and among IsoPlexis Corporation, Perceptive Credit Holdings III, L.P. as administrative agent, and the other parties thereto

21.1*	Subsidiaries of the Registrant

23.1*	Consent of Deloitte and Touche LLP

31.1*	CEO Certification pursuant to Section 302 of the Sarbanes-Oxley Act

31.2*	CFO Certification pursuant to Section 302 of the Sarbanes-Oxley Act

32.1*‡	CEO Certification pursuant to Section 906 of the Sarbanes-Oxley Act

32.2*‡	CFO Certification pursuant to Section 906 of the Sarbanes-Oxley Act

101.INS*	XBRL Instance Document

101.SCH*	XBRL Taxonomy Extension Schema Document

F-1-102

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB*	XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

104*	Cover Page Interactive Data File (contained in Exhibit 101)
*	Filed herewith.
†	Indicates management contract or compensatory plan.
§	Portions of the exhibit, marked by brackets, have been omitted because the omitted information (i) is not material and (ii) is the type of information the Company treats as private or confidential.
‡
The certifications attached as Exhibits 32.1 and 32.2 that accompany this Annual Report on Form 10-K are deemed furnished and not filed with the Securities and Exchange Commission and are not to be incorporated by reference into any filing of IsoPlexis Corporation under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended, whether made before or after the date of this Annual Report on Form 10-K, irrespective of any general incorporation language contained in such filing.

Item 16.	Form 10-K Summary
None.
F-1-103

SIGNATURES
Pursuant to the requirement of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
IsoPlexis Corporation

By:	/s/ Sean Mackay
Name:	Sean Mackay
Title:	Chief Executive Officer and Co-Founder
Date:	March 30, 2022
Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.
	Signature	Title	Date
By:	/s/ Sean Mackay	Chief Executive Officer, Co-Founder and Director (Principal Executive Officer)	March 30, 2022
Sean Mackay

By:	/s/ John Strahley	Chief Financial Officer (Principal Financial Officer)	March 30, 2022
John Strahley

By:	/s/ Rajesh Khakhar	Vice President, Finance (Principal Accounting Officer)	March 30, 2022
Rajesh Khakhar

By:	/s/ John G. Conley	Chairman of the Board	March 30, 2022
John G. Conley

By:	/s/ Michael Egholm	Director	March 30, 2022
Michael Egholm

By:	/s/ James R. Heath	Director	March 30, 2022
James R. Heath

By:	/s/ Gregory P. Ho	Director	March 30, 2022
Gregory P. Ho

By:	/s/ Siddhartha Kadia	Director	March 30, 2022
Siddhartha Kadia

By:	/s/ Daniel Wagner	Director	March 30, 2022
Daniel Wagner

By:	/s/ Jason Myers	Director	March 30, 2022
Jason Myers

By:	/s/ Adam Wieschhaus	Director	March 30, 2022
Adam Wieschhaus
F-1-104

Annex F-2
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 10-Q
(Mark One)
☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended March 31, 2022
OR
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from     to
Commission file number 001-40894
IsoPlexis Corporation
(Exact name of Registrant as Specified in its Charter)
Delaware	46-2179799
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
35 NE Industrial Road, Branford, CT 06405
(Address of principal executive offices and zip code)
(203) 208-4111
Registrant’s telephone number, including area code
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ISO	The Nasdaq Stock Market LLC
Securities registered pursuant to Section 12(g) of the Act: None
Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports); and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No  ☐
Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).Yes  ☐ No ☒
The registrant had outstanding 39,078,949 shares of common stock as of May 9, 2022.

F-2-1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Quarterly Report on Form 10-Q (“Form 10-Q”) contains “forward-looking statements.” These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies and other future conditions. Such forward-looking statements may include, without limitation, statements about future opportunities for us and our products and services, our future operations, financial or operating results, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competitions and other expectations and targets for future periods. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “predict,” “project,” “target,” “potential,” “seek,” “will,” “would,” “could,” “should,” “continue,” “contemplate,” “plan,” and other words and terms of similar meaning.
Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes may differ materially from those made in or suggested by the forward-looking statements contained in this Form 10-Q. In addition, even if our results of operations, financial condition and cash flows, and the development of the markets in which we operate, are consistent with the forward-looking statements contained in this Form 10-Q, those results or developments may not be indicative of results or developments in subsequent periods. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, among others, the following:
•	estimates of our addressable market, market growth, future revenue, expenses, capital requirements and our needs for additional financing;
•	the implementation of our business model and strategic plans for our products and technologies;
•	competitive companies and technologies and our industry;
•	our ability to manage and grow our business by expanding our sales to existing customers or introducing our products to new customers;
•	our ability to develop and commercialize new products;
•	our ability to establish and maintain intellectual property protection for our products or avoid or defend claims of infringement;
•	the performance of third party suppliers;
•	our ability to hire and retain key personnel and to manage our future growth effectively;
•	our ability to obtain additional financing in future offerings;
•	the volatility of the trading price of our common stock;
•	the potential effects of government regulation;
•	the impact of COVID-19 on our business; and
•	our expectations about market trends.
For a further discussion of these and other factors that could impact our future results, performance or transactions, see Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2021 and our other subsequent filings with the Securities and Exchange Commission (the “SEC”). Given these uncertainties, you should not place undue reliance on these forward-looking statements.
You should read this Form 10-Q and the documents that we reference within it completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this Form 10-Q by these cautionary statements. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.
F-2-2

Unless the context otherwise requires, we use the terms “IsoPlexis,” the “Company,” “we,” “us” and “our” in this Form 10-Q to refer to IsoPlexis Corporation and our consolidated subsidiaries.
Channels for Disclosure of Information
Investors and others should note that we may announce material information to the public through filings with the SEC, our website (www.isoplexis.com), press releases, public conference calls, public webcasts and our social media accounts (including https://www.linkedin.com/company/isoplexis-inc-/). We use these channels to communicate with our customers and the public about the Company, our products, our services and other matters. We encourage our investors, the media and others to review the information disclosed through such channels as such information could be deemed to be material information. The information on such channels, including on our website and our social media accounts, is not incorporated by reference in this Form 10-Q and shall not be deemed to be incorporated by reference into any other filing under the Securities Act (as defined below) or the Exchange Act (as defined below), except as expressly set forth by specific reference in such a filing. Please note that this list of disclosure channels may be updated from time to time.
F-2-3

Part I - Financial Information
Item 1. Financial Statements
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share amounts)	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash	$97,608	$126,566
Accounts receivable, net	3,937	4,100
Inventories, net	34,504	24,299
Prepaid expenses and other current assets	3,241	3,478
Total current assets	139,290	158,443
Property and equipment, net	9,610	5,778
Intangible assets, net	20,750	21,008
Operating lease right-of-use assets	5,338	—
Other assets	1,124	2,243
Total assets	$176,112	$187,472
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,239	$4,839
Accrued expenses and other current liabilities	6,828	7,827
Deferred revenue	846	915
Total current liabilities	17,913	13,581
Long-term operating lease obligations	4,598	—
Long-term debt	38,902	31,646
Total liabilities:	61,413	45,227
Commitments and contingencies (Notes 10 and 12)
Stockholders’ equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, zero shares issued and outstanding as of March 31, 2022 and December 31, 2021	—	—
Common stock, $0.001 par value, 400,000,000 shares authorized; 39,043,119 and 39,036,010 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	39	39
Additional paid-in capital	277,358	276,179
Accumulated deficit	(162,698)	(133,973)
Total stockholders’ equity	114,699	142,245
Total liabilities and stockholders’ equity	$176,112	$187,472
The accompanying notes are an integral part of these condensed consolidated financial statements.
F-2-4

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Three months ended March 31,
(in thousands, except share and per share amounts)	2022	2021
Revenue
Product revenue	$4,454	$2,927
Service revenue	457	307
Total revenue	4,911	3,234
Cost of product revenue	2,329	1,550
Cost of service revenue	27	24
Gross profit	2,555	1,660
Operating expenses:
Research and development expenses	7,133	3,674
General and administrative expenses	11,476	4,378
Sales and marketing expenses	12,043	7,074
Total operating expenses	30,652	15,126
Loss from operations	(28,097)	(13,466)
Other income (expense):
Interest expense, net	(986)	(743)
Other income (expense), net	358	(1,350)
Net loss	$(28,725)	$(15,559)
Accrued dividends on preferred stock	—	(3,276)
Net loss attributable to common stockholders	(28,725)	(18,835)
Basic and diluted net loss per common share	$(0.74)	$(8.81)
Weighted-average common shares outstanding—basic and diluted	39,037,528	2,137,624
The accompanying notes are an integral part of these condensed consolidated financial statements.
F-2-5

CONSOLIDATED STATEMENTS OF CHANGES IN REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT) (UNAUDITED)
	Series A Preferred		Series A-2 Preferred		Series B Preferred		Series B-2 Preferred		Series C Preferred		Series C-2 Preferred		Series D Preferred		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
(in thousands, except share amounts)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at January 1, 2022	—	$—	—	$—	—	$—	—	$—	—	$—	$—	$—	$—	$—	39,036,010	$39	$276,179	$(133,973)	$142,245
Exercise of common stock options	—	—	—	—	—	—	—	—	—	—	—	—	—	—	7, 109	—	2	—	2
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	877	—	877
Warrant modification expense	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	300	—	300
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(28,725)	(28,725)
Balance at March 31, 2022	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	39,043,119	$39	$277,358	$(162,698)	$114,699
	Series A Preferred		Series A-2 Preferred		Series B Preferred		Series B-2 Preferred		Series C Preferred		Series C-2 Preferred		Series D Preferred		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
(in thousands, except share amounts)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at January 1, 2021	253,862	$1,596	290,002	$3,623	376,061	$6,606	237,183	$6,991	564,287	$24,839	515,218	$24,929	975,039	$74,876	2,133,904	$2	$1,151	$(52,404)	$(51,251)
Issuance of Preferred Stock	—	—	—	—	—	—	—	—	—	—	—	—	130,006	10,000	—	—	—	—	—
Exercise of common stock options	—	—	—	—	—	—	—	—	—	—	—	—	—	—	10,912	—	5	—	5
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	95	—	95
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(15,559)	(15,559)
Balance at March 31, 2021	253,862	$1,596	290,002	$3,623	376,061	$6,606	237,183	$6,991	564,287	$24,839	515,218	$24,929	1,105,045	$84,876	2,144,816	$2	$1,251	$(67,963)	$(66,710)
The accompanying notes are an integral part of these condensed consolidated financial statements.
F-2-6

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Three months ended March 31,
(in thousands)	2022	2021
Cash flows from operating activities
Net loss	$(28,725)	$(15,559)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	980	308
Provision for warranty costs	136	84
Change in fair value of warrants and loan commitment	—	1,946
Amortization of debt discount	428	155
Amortization of right-of-use assets	322	—
Share-based compensation	877	95
Provision for excess and obsolete inventories	45	—
Changes in operating assets and liabilities:
Accounts receivable	163	(803)
Inventories	(10,250)	(2,600)
Prepaid expenses and other current assets	237	(1,136)
Operating lease right-of-use assets	(5,660)	—
Other assets	747	135
Accounts payable	5,400	1,990
Accrued liabilities	(1,135)	677
Deferred revenue	(69)	287
Operating lease obligations	4,598	—
Net cash used in operating activities	(31,906)	(14,421)
Cash flows from investing activities
Purchases of property and equipment	(4,394)	(739)
Payments for patents acquired and capitalized	(160)	(86)
Net cash used in investing activities	(4,554)	(825)
Cash flows from financing activities
Proceeds from issuance of Preferred Stock - Series D	—	10,000
Proceeds received from borrowings on credit agreement	7,500	—
Exercise of common stock options	2	5
Net cash provided by financing activities	7,502	10,005
Net change in cash	(28,958)	(5,241)
Cash beginning	126,566	106,641
Cash ending	$97,608	$101,400
Non-cash investing and financing activities
Transfer of Tranche C loan commitment to contra-debt upon additional borrowing under credit agreement	$672	$—
Supplemental disclosure of cash flow information
Cash paid for interest	$987	719
The accompanying notes are an integral part of these condensed consolidated financial statements.
F-2-7

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
Note 1 - Nature of operations
IsoPlexis Corporation (together with its subsidiaries, the “Company”) was incorporated in the State of Delaware in March 2013. The Company is a life sciences company building solutions to accelerate the development of curative medicines and personalized therapeutics. The Company’s award-winning single-cell proteomics systems reveal unique biological activity in small subsets of cells, allowing researchers to connect more directly to in-vivo biology and develop more precise and personalized therapies. The Company’s products have been adopted by researchers around the world, including each of the top 15 global pharmaceutical companies by revenue and by approximately 75% of the comprehensive cancer centers in the United States. On December 28, 2018, the Company created IsoPlexis UK Limited (“IsoPlexis UK”), which has remained dormant. IsoPlexis (Shanghai) Trading Co., Ltd. was created on October 9, 2021.
COVID - 19
The COVID-19 pandemic developed rapidly in 2021, with a significant number of cases. Measures taken by various governments to contain the virus have affected economic activity. The Company has taken a number of measures to monitor and mitigate the effects of COVID-19, such as safety and health measures for the Company’s employees (such as social distancing and working from home) and securing the supply of materials that are essential to the production process.
At this stage, the impact on the Company’s business and results has not been significant and based on the Company’s experience to date management expects this to remain the case. The Company will continue to follow the various government policies and advice.
Liquidity and ability to continue as a going concern
Since its inception, the Company has incurred net losses and negative cash flows from operations.
During the three months ended March 31, 2022 and 2021, the Company incurred a net loss of $28.7 million and $15.6 million, respectively, and used $31.9 million and $14.4 million in cash for operations, respectively. In addition, as of March 31, 2022, the Company had an accumulated deficit of $162.7 million. The Company expects to continue to generate operating losses and negative cash flows for the foreseeable future.
The Company may seek additional funding in order to reach its business objectives. The Company may seek these funds either through public debt or equity offerings or further private equity financings, debt financings, and strategic alliances. The Company may not be able to obtain funding on acceptable terms, or at all, and the terms of any funding may adversely affect the holdings or the rights of the Company’s stockholders. If the Company is unable to obtain additional funding, it could adversely affect the Company’s business prospects.
The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business. The condensed consolidated financial statements do not reflect any adjustments relating to the recoverability and classification of assets or the amounts classification of liabilities that might be necessary if the company is unable to continue as a going concern.
Note 2 - Summary of significant accounting policies
Basis of presentation
The accompanying condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted (“GAAP”) in the United States. The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, IsoPlexis UK and Isoplexis (Shanghai) Trading Co., Ltd. All intercompany transactions have been eliminated.
Any reference in these notes to applicable guidance is meant to refer to GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) promulgated by the Financial Accounting Standards Board (“FASB”).
The condensed consolidated financial statements of the Company included herein have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain
F-2-8

information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted from these condensed consolidated financial statements, as is permitted by such rules and regulations. Accordingly, these condensed consolidated financial statements should be read in conjunction with the consolidated financial statements as of and for the year ended December 31, 2021 and the notes thereto. The results for interim periods are not necessarily indicative of results to be expected for the full year or any other interim period.
In the opinion of management, the information furnished reflects all adjustments, all of which are of a normal and recurring nature, necessary for a fair presentation of the results for the reported interim periods. The Company considers events or transactions that occur after the balance sheet date but before the financial statements are issued to provide additional evidence relative to certain estimates or to identify matters that require additional disclosure. The results of operations for interim periods are not necessarily indicative of results to be expected for the full year or any other interim period.
Significant Accounting Policies
With the exception of the following policy, the Company’s significant accounting policies are unchanged from those disclosed in Note 2, “Summary of significant accounting policies” in our consolidated financial statements as of and for the year ended December 31, 2021.
Recently adopted accounting pronouncements
The Company adopted ASU No. 2016-02 as of January 1, 2022, using a modified retrospective transition approach and elected the optional transition method to apply the provision of ASC 842 as of the effective date, rather than the earliest period presented. The Company elected the “package of practical expedients”, which permits it to not reassess under the new standard the Company’s prior conclusions about lease identification, lease classification and initial direct costs. The Company made an accounting policy election to exempt short-term leases of 12 months or less from balance sheet recognition requirements associated with the new standard. Leases with an initial term of twelve months or less, or on a month-to-month basis, are not recorded on the balance sheet and are recognized on a straight-line basis over the lease term. The Company also elected the practical expedient for use-of-hindsight to conclude on lease term. If applicable, the Company combines lease and non-lease components, which primarily relate to ancillary expenses associated with real estate leases such as common area maintenance charges and management fees.
The Company determines if an arrangement is a lease at inception and determines the classification of the lease, as either operating or finance, at commencement. Operating leases are included in operating lease right-of-use (“ROU”) assets, accrued expenses and other current liabilities and long-term operating lease obligations on our consolidated balance sheets. The Company presently does not have any finance leases.
ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at the commencement date of the lease based on the present value of lease payments over the lease term. The Company’s leases do not provide a readily determinable implicit discount rate. The Company’s borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments, and in similar economic environments. Operating lease ROU assets also factor in any lease payments made, initial direct costs and lease incentives received. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that it will exercise that option. Some of the Company’s leases include options to extend the lease term. Lease expense for lease payments is recognized on a straight-line basis over the lease term.
The adoption of this accounting standard resulted in recording operating lease ROU assets for six real estate and three equipment operating lease arrangements and corresponding operating lease liabilities of $5.7 million and $5.9 million, respectively, as of January 1, 2022. The operating lease assets at adoption were lower than the operating lease liabilities because of the balance of the Company’s deferred rent liabilities of $0.2 million at December 31, 2021, which was reclassified into operating lease assets. The adoption of the standard did not have a material effect on the Company’s condensed consolidated statements of operations or condensed consolidated statements of cash flows.
See Note 10 for further information concerning the Company’s leases.
F-2-9

New accounting standards not yet effective
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. This standard requires that credit losses be reported using an expected losses model rather than the incurred losses model that is currently used, and establishes additional disclosures related to credit risks. For available-for-sale debt securities with unrealized losses, this standard now requires allowances to be recorded instead of reducing the amortized cost of the investment. This standard will be effective for the Company on January 1, 2023. The Company has not yet determined the impact the adoption of this standard will have on the consolidated financial statements.
In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848) (“ASU 2020-04”), which provides companies with temporary optional financial reporting alternatives to ease the potential burden in accounting for reference rate reform and includes a provision that allows companies to account for a modified contract as a continuation of an existing contract. ASU 2020-04 is effective for all entities as of March 12, 2020 through December 31, 2022. The Company has certain debt instruments for which the interest rates are indexed to LIBOR, and as a result, is currently evaluating the effect that the implementation of this standard will have on the Company’s consolidated operating results, cash flows, financial condition and related disclosures.
Note 3 - Fair Value Measurement
Certain of the Company’s assets and liabilities are recorded at fair value, as described below.
The following tables set forth the Company’s financial instruments that were measured at fair value on recurring basis by level within the fair value hierarchy:
	March 31, 2022
(in thousands)	Level 1	Level 2	Level 3	Total
Loan commitment	$—	$—	$822	$822
	December 31, 2021
(in thousands)	Level 1	Level 2	Level 3	Total
Loan commitment	$—	$—	$1,169	$1,169
During the periods presented, the Company has not changed the manner in which it values assets and liabilities that are measured at fair value. The Company recognizes transfers between levels of the fair value hierarchy as of the end of the reporting period. There were no transfers within the hierarchy during the three months ended March 31, 2022 and 2021.
The commitment for an additional tranche under the Credit Agreement (see Note 7) qualifies as a freestanding financial instrument required to be recorded at estimated fair value. The fair value of the loan commitment was estimated based on the present value of future expected cash flows discounted at the Company’s effective interest rate of 14.09% and 14.12% at March 31, 2022 and December 31, 2021, respectively.
The following table presents changes during the three months ended March 31, 2022 and 2021 in Level 3 liabilities measured at fair value on a recurring basis:
(in thousands)	Loan Commitment	Series D Warrants	Series A Warrants
Balance at January 1, 2022	$1,169	$—	$—
Exercise of Tranche C loan commitment	(497)	—	—
Change in warrant exercise price	150	—	—
Balance at March 31, 2022	822	—	—
(in thousands)	Loan Commitment	Series D Warrants	Series A Warrants
Balance as January 1, 2021	$2,240	$4,430	$207
Change in estimated fair value	(139)	1,807	—
Balance at March 31, 2021	2,101	6,237	207
Under ASC Topic 480, Distinguishing Liabilities from Equity, the warrants (see Note 7) were freestanding financial instruments that qualified as liabilities required to be recorded at their estimated fair value at the inception
F-2-10

date and remeasured at each reported balance sheet date thereafter until settlement. The Series A-2 Preferred Stock Warrant was exercised on May 11, 2021, at an exercise price of $12.58606 per share for 3,178 shares of Series A-2 redeemable convertible preferred stock. Upon closing of the initial public offering (“IPO”) on October 12, 2021, the warrant held by Perceptive Credit Holdings III, LP to purchase Series D redeemable convertible preferred stock was converted into a warrant exercisable for a total of 811,374 shares of common stock. This common stock warrant is no longer considered “potentially redeemable” and the outstanding balance of the warrant liability has been reclassified into equity in accordance with ASC 480 for the year ended December 31, 2021.
On March 30, 2022, the Company entered into a Third Amendment to Credit Agreement and Guaranty with Perceptive Credit Holdings III, LP pursuant to which the prior $15.0 million Tranche C term loan, which was available through March 31, 2022 subject to several conditions, was changed to $7.5 million and such amount was borrowed on March 30, 2022. In addition, the Third Amendment added a new $7.5 million Tranche D term loan, which remains available through June 30, 2022. In connection with entering into the above-referenced Third Amendment to the Credit Agreement, on March 30, 2022, the Company amended the warrant that had been previously issued to Perceptive Credit Holdings III, LP to purchase up to 811,374 shares of common stock at an exercise price of $9.62 per share. The warrant exercise price was amended to $6.00 per share. The change in exercise price resulted in an increase to debt issuance costs of $0.3 million, half of which was recognized with the Tranche C term loan draw as shown in the table above.
The above fair value measurements are sensitive to changes in underlying unobservable inputs. A change in those inputs could result in a significantly higher or lower fair value measurement.
Changes in fair value of the warrants and loan commitment is included in other expense in the statements of operations.
Note 4 - Revenue
The Company’s revenue is generated primarily from the sale of products and services. Product revenue primarily consists of sales of instruments and consumables used in single cell research equipment. Service and other revenue primarily consists of revenue generated from measuring immune responses using the Company’s technology.
Revenue by source
	Three months ended March 31,
(in thousands)	2022	2021
Instruments	$3,035	$2,119
Consumables	1,419	809
Extended service warranty	226	151
Other service revenue	231	155
Total revenue	$4,911	$3,234
Revenue by geographic area
	Three months ended March 31,
Based on region of destination (in thousands)	2022	2021
Americas(1)	$3,359	$2,235
Europe(2)	367	565
Greater China(3)	967	226
Asia-Pacific(4)	218	208
Total revenue	$4,911	$3,234
(1)	Region includes revenue from the United States of America and Canada
(2)	Region includes revenue from the United Kingdom, Belgium, Czech Republic, Portugal, France, Spain, Germany, Sweden, Italy, Israel and Switzerland
(3)	Region includes revenue from China and Taiwan
(4)	Region includes revenue from Singapore, Japan, Australia and South Korea
F-2-11

Performance obligations
The Company regularly enters into contracts with multiple performance obligations. Most performance obligations are generally satisfied within a short time after the contract execution date. As of March 31, 2022, the aggregate amount of the transaction price allocated to remaining performance obligations was $0.8 million, of which substantially all is expected to be recognized as revenue during 2022.
Contract balances
Contract balances represent amounts presented in the consolidated balance sheets when either the Company has transferred goods or services to the customer, or the customer has paid consideration to the Company under the contract. These contract balances included accounts receivable (see Note 5) and deferred revenue. Accounts receivable balances represent amounts billed to customers for goods and services when the Company has an unconditional right to payment of the amount billed. Deferred revenue, as of March 31, 2022 and December 31, 2021 was $0.8 million and $0.9 million, respectively. Deferred revenue represents cash consideration received from customers for which all services or products have not yet been transferred. Revenue recorded during the three months ended March 31, 2022 included $0.2 million of previously deferred revenue that was included in contract liabilities as of December 31, 2021.
As of March 31, 2022 and December 31, 2021, no single customer represented 10% or more of accounts receivable. For the three months ended March 31, 2022 and March 31, 2021, no single customer represented 10% or more of revenue.
Note 5 - Supplemental Balance Sheet Details
Accounts receivable, net consists of the following:
(in thousands)	March 31, 2022	December 31, 2021
Accounts receivable	$3,983	$4,146
Allowance for doubtful accounts	(46)	(46)
Total accounts receivable net of allowance	$3,937	$4,100
Inventories, net consists of the following:
(in thousands)	March 31, 2022	December 31, 2021
Raw materials	$33,180	$22,179
Work in process	—	—
Finished goods	1,695	2,481
Reserve for excess and obsolete inventory	(371)	(361)
Total inventories, net	$34,504	$24,299
Property and equipment, net consist of the following:
(in thousands)	March 31, 2022	December 31, 2021
Furniture and equipment	$8,956	$5,585
Computers and technology	2,916	2,139
Leasehold improvements	1,319	1,073
Total	13,191	8,797
Accumulated depreciation	(3,581)	(3,019)
Property and equipment, net	$9,610	$5,778
Depreciation expense was $0.6 million and $0.2 million for the three months ended March 31, 2022 and 2021, respectively.
F-2-12

Accrued expenses and other current liabilities consist of the following:
(in thousands)	March 31, 2022	December 31, 2021
Accrued compensation	$1,854	$3,656
Accrued operating expenses	3,564	3,556
Short-term operating lease liability	1,006	—
Other, including warranties	404	615
Total accrued liabilities	$6,828	$7,827
Note 6 - Intangible assets
Intangible assets consist of the following:
	March 31, 2022
(in thousands)	Remaining Useful Life (Years)	Gross	Accumulated Amortization	Net
Patents	9 - 14	$21,767	$1,365	$20,402
Capitalized licenses	1 -4	670	322	348
Total intangible assets		$22,437	$1,687	$20,750
	December 31, 2021
(in thousands)	Remaining Useful Life (Years)	Gross	Accumulated Amortization	Net
Patents	9 - 14	$21,607	$981	$20,626
Capitalized licenses	1 -4	670	288	382
Total intangible assets		$22,277	$1,269	$21,008
During the three months ended March 31, 2022, there were $0.2 million of additions to patents with a weighted average useful life of 13.1 years.
Amortization expense was $0.4 million and $0.1 million for the three months ended March 31, 2022 and 2021, respectively. The amortization of intangible assets attributable to product sales is recognized in cost of product and service revenue. The amortization of intangible assets not attributable to product sales is recognized in general and administrative operating expenses.
As of March 31, 2022, the estimated annual amortization of intangible assets for the remainder of 2022 and the next four years is shown in the following table. Actual amortization expense to be reported in future periods could differ from these estimates as a result of acquisitions, divestitures, and asset impairments, among other factors.
Year (in thousands)	Estimated Annual Amortization
2022 (remaining nine months)	$1,264
2023	1,685
2024	1,685
2025	1,602
2026	1,574
Note 7 - Debt
On December 30, 2020, the Company closed on a $50.0 million Credit Agreement with a significant equity investor, of which the Company borrowed $25.0 million immediately upon closing. In May 2021, the Company borrowed an additional $10.0 million. On March 30, 2022, the Company entered into a Third Amendment to Credit Agreement and Guaranty with Perceptive Credit Holdings III, LP pursuant to which the prior remaining $15.0 million Tranche C term loan was changed to $7.5 million and such amount was borrowed on March 30, 2022. In addition, the Third Amendment added a new $7.5 million Tranche D term loan, which remains available through June 30, 2022 subject to several conditions, including compliance with the covenant showing total revenue of at least $16.8 million for the twelve-month period ending March 31, 2022.
F-2-13

Borrowings under the Credit Agreement bear interest at the one-month LIBOR, with a 1.75% floor, plus a 9.50% margin (11.25% at March 31, 2022). Monthly payments of interest-only are due over the term of the loan with no scheduled loan amortization. Amounts borrowed are due and payable on the maturity date, December 30, 2025. The loan is secured by substantially all of the Company’s assets. Financial covenants include a $3.0 million minimum cash balance at all times and trailing twelve-month minimum revenue amounts measured on a quarterly basis. On October 29, 2021, the Company entered into the Second Amendment to, among other things, eliminate the minimum total revenue covenant for the twelve months ending December 31, 2021 and reset the minimum total revenue covenants thereafter. Pursuant to the Second Amendment, the minimum total revenue covenant, as amended, has resumed testing for the twelve months ending March 31, 2022. As of March 31, 2022, the Company was in compliance with the minimum total revenue covenant requirement of $16.8 million and minimum cash balance covenant requirement of $3.0 million.
The total minimum revenue covenant requirements for the next twelve months are as follows:
Twelve-Month Period Ending	Minimum Total Revenue (in thousands)
June 30, 2022	$18,256
September 30, 2022	21,722
December 31, 2022	26,545
March 31, 2023	30,179
In connection with the Credit Agreement closing, the Company issued to the lender warrants to purchase 97,504 shares of Series D preferred stock. The warrants have a 10-year contractual life and had an exercise price of $76.92 per warrant share. The fair value at issuance was estimated at $4.4 million and was recorded as a warrant liability. Upon closing of the IPO on October 12, 2021, the Series D redeemable convertible preferred stock warrant was converted into a warrant exercisable for a total of 811,374 shares of common stock with an exercise price of $9.62 per warrant share. In connection with the Third Amendment to the Credit Agreement dated March 30, 2022, warrants were reissued and the exercise price was changed from $9.62 per warrant share to $6.00 per warrant share. The change in exercise price resulted in an increase to debt issuance costs of $0.3 million, half of which was recognized with the Tranche C term loan which was drawn on March 30, 2022. This common stock warrant is no longer considered “potentially redeemable” and the fair value of the warrant liability as of October 12, 2021 has been reclassified into equity in accordance with ASC 480 for the year ended December 31, 2021 (see Note 3).
In addition, given that the Credit Agreement contained additional tranches of potential borrowings at inception, the Company identified and recorded within other assets on the balance sheet a $2.2 million asset related to future loan commitments at December 30, 2020. During 2021, $0.8 million was reclassified as a reduction in the carrying value of the $10.0 million tranche drawn in May 2021 on a pro-rata basis, and will be amortized over the remaining term of the debt. In connection with the Tranche C draw on March 30, 2022, $0.5 million was reclassified as a reduction in the carrying value of the $7.5 million tranche and will be amortized over the remaining term of the debt. As of March 31, 2022, a $0.6 million asset related to the future loan commitment remains within other assets on the balance sheet. The Company determined that the loan commitment meets the definition within ASC 480 as a freestanding financial instrument to be recorded at fair value given that it is both (1) legally detachable per the explicit ability provided to the creditor allowing it to assign all or part of its interest under the Credit Agreement to any person or entity; and (2) separately exercisable given that it can be exercised or not exercised at the Company’s option without impacting the outstanding balance of the original $25.0 million borrowed upon execution of the Credit Agreement. The remaining proceeds were allocated to the value of the initial debt borrowed and the discount resulting on such debt is being amortized over the term of the Credit Agreement.
On December 31, 2021, the process of cessation of LIBOR as a reference rate took effect. After December 31, 2021, new borrowings will no longer use LIBOR as a reference rate. Instead, these borrowings will be subject to an interest rate based on either the Secured Overnight Financing Rate (“SOFR”), which is deemed a replacement benchmark for LIBOR under the Credit Agreement, or an alternate index to be agreed upon; provided that if such alternate rate of interest shall be less than 1.75%, such rate shall be deemed to be 1.75% for the purposes of the Credit Agreement. Between December 31,
2021 and June 30, 2023, any legacy borrowings may continue to use LIBOR as the basis for interest rates. After June 30, 2023, all borrowings will be based on SOFR or the alternate index.
F-2-14

Note 8 - Equity
Common stock
As of March 31, 2022, the Company had authorized 400,000,000 shares of Common Stock, of which a total of 39,043,119 and 39,036,010 shares were outstanding, as of March 31, 2022 and December 31, 2021, respectively.
Preferred stock
Upon closing of the IPO on October 12, 2021, all 3,344,836 shares of Preferred Stock that were outstanding immediately prior to the closing of the IPO automatically converted into 26,758,688 shares of Common Stock. In addition, the Company issued 1,643,374 shares of Common Stock to the holders of the outstanding Preferred Stock in respect of accrued dividends thereon accrued to but not including October 12, 2021, based on the IPO price of $15.00 per share.
Under the Amended and Restated Certificate of Incorporation filed upon the Company’s IPO, the Company authorized 20,000,000 shares of non-redeemable preferred stock, $0.001 par value per share (“Preferred Stock”), of which no shares were outstanding at March 31, 2022 and December 31, 2021.
Note 9 - Equity based compensation
The Company’s 2014 Stock Plan (the “Plan”) provides for the granting of stock options or restricted stock to key employees, officers, directors and consultants. Upon effectiveness of the 2021 Plan (as defined below), no further issuances were made under the 2014 Plan.
The Company’s 2021 Omnibus Incentive Compensation Plan (the “2021 Plan”) was adopted by its board of directors and became effective on October 7, 2021. Following the IPO, all equity-based awards are granted under the 2021 Plan. The 2021 Plan provides for the grant of both non-statutory and incentive stock options, stock appreciation rights, restricted stock awards, restricted stock units, deferred share units, cash incentive awards and other equity-based or equity-related awards to the Company’s employees, officers, directors and consultants. The terms of equity awards granted under the 2021 Plan to date are consistent with those granted under the 2014 Plan, as described below. The maximum number of shares outstanding under the 2021 Plan is 5,223,601, plus the number of shares of the Company’s common stock underlying awards under the 2014 Plan, not to exceed 5,113,324 shares, that become available again for grant under the 2014 Plan in accordance with its terms.
Stock options
Stock options expire 10 years from the date of grant. The stock options generally vest 25% upon the one-year anniversary of the service inception date and then ratably each month over the remaining 36 months. Upon termination of service, any unvested stock options are automatically returned to the Company. Vested stock options that are not exercised within the specified period, according to the terms and conditions of the option plan, following the termination as an employee, consultant, or service provider to the Company are surrendered back to the Company. Those stock options are added back to the plan pool and made available for future grants. Compensation cost is recorded on a straight-line basis over the requisite service period of the award based on the fair value of the options issued on the measurement date.
The following table summarizes stock option activity for the three months ended March 31, 2022:
	Stock Options
	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)	Aggregate Intrinsic Value (In thousands)
Outstanding as of December 31, 2021	5,105,278	$2.62	7.7
Granted	—	—
Forfeited	(6,596)	1.38
Exercised	(7,109)	0.71
Outstanding as of March 31, 2022	5,091,573	$2.60	7.4	$8,674
Vested and expected to vest as of March 31, 2022	5,091,573	$2.60	7.4	$8,674
Exercisable at March 31, 2022	2,535,176	$0.74	5.9	$6,832
F-2-15

No stock options were granted during the three months ended March 31, 2022. The weighted-average grant date fair value of stock options awarded during the three months ended March 31, 2021 was approximately $2.77 per share. As of March 31, 2022, there was a total of $11.7 million of unrecognized employee compensation costs related to non-vested stock option awards expected to be recognized over a weighted average period of 3.2 years.
The Company estimates the fair value of stock-based compensation utilizing the Black-Scholes option pricing model, which is dependent upon several variables, such as expected term, volatility, risk-free interest rate, and expected dividends. Each of these inputs is subjective and generally requires significant judgment to determine.
The following table summarizes the range of key assumptions used to determine the fair value of stock options granted during:
	Three Months Ended March 31,
	2022	2021
Risk-free interest rate	—%	0.94 - 1.4%
Expected term (in years)	zero	7
Expected volatility	—%	50%
Expected dividend yield	—	—
Exercise prices	$—	$1.83
Estimated fair value of common stock options	$—	$3.96 - $4.93
Restricted stock awards
Restricted stock awards are rights to receive shares of the Company’s Common Stock upon meeting specified vesting requirements. The fair value of a restricted stock award is the market value as determined by the closing price of the stock on the day of grant. These awards were granted under the Company’s 2021 Plan.
The following table summarizes restricted stock award activity for the three months ended March 31, 2022:
	Restricted Stock Awards	Weighted Average Grant Date Fair Value
Unvested as of December 31, 2021	507,013	$8.46
Granted	301,883	6.06
Vested	—	—
Forfeited	(16,650)	6.74
Unvested as of March 31, 2022	792,246	$7.59
No restricted stock awards vested during the three months ended March 31, 2022. As of March 31, 2022, there was approximately $5.4 million of total unrecognized compensation cost related to restricted stock awards. This amount is expected to be recognized over the remaining weighted-average vesting period of 3.8 years.
Employee stock purchase plan
In the third quarter of 2021, the Company approved the 2021 Employee Stock Purchase Plan (the “ESPP”), which became effective upon completion of the IPO. As of March 31, 2022, there has not been an offering under the ESPP and no shares of Common Stock have been purchased under the ESPP.
Expense
The following table summarizes stock-based compensation expense, and also the allocation within the consolidated statements of operations:
	Three Months Ended March 31,
(in thousands)	2022	2021
Research and development	$134	$19
General and administrative	582	47
Sales and marketing	161	29
Total stock-based compensation expense	$877	$95
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Note 10 - Commitments
Operating leases
At March 31, 2022, our operating leases had remaining lease terms of up to 4.75 years, including any reasonably probable extensions.
Lease balances within our consolidated balance sheet were as follows:
(in thousands)	March 31, 2022
Assets:
Operating lease right-of-use assets	$5,338
Liabilities:
Accrued expenses and other current liabilities	$1,006
Long-term operating lease obligations	4,598
Total lease liabilities	$5,604
Operating lease expense, including variable and short-term lease costs, which were insignificant to the total operating lease cash flows and supplemental cash flow information were as follows:
Three Months Ended March 31,
(in thousands)	2022
Cost of product revenue	$30
Research and development expenses	97
Sales and marketing expenses	158
General and administrative expenses	133
Total operating lease expense	$418
Operating cash outflows from operating leases	$418
The weighted average remaining lease liability term and the weighted average discount rate were as follows:
March 31, 2022
Weighted average lease liability term (in years)	4.01
Weighted average discount rate	5.00%
The following table reconciles the undiscounted cash flows for each of the first five years and thereafter to the operating lease liabilities recognized in our consolidated balance sheet at March 31, 2022. The reconciliation excludes short-term leases that are not recorded on the balance sheet.
(in thousands)	March 31, 2022
2022 (remaining nine months)	$1,194
2023	1,585
2024	1,645
2025	1,155
2026	607
Thereafter	—
Total lease payments	6,186
Less: imputed interest	(582)
Total lease liabilities	$5,604
We had one lease commence in December 2021 with payments beginning in February 2022.
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Purchase Commitments
On May 12, 2021 the Company entered into a Supply Agreement with QIAGEN GmbH, pursuant to which they have agreed to supply certain reagents to the Company, and the Company has agreed to certain annual minimum purchases. The future minimum purchase values are as follows:
(in millions)	Year Ending December 31,
2022	$2.5
2023	4.0
2024	5.0
2025	7.0
2026	9.0
2027	10.0
Total	$37.5
Note 11 - Product warranties
The Company warrants certain products generally for periods of one year following the delivery date. Accrued warranty costs are included in accrued expenses and other current liabilities.
	Three Months Ended March 31,
(in thousands)	2022	2021
Accrued warranty cost, beginning	$285	$135
Cost of warranty services	(69)	(43)
Estimated provision for warranty cost	136	84
Accrued warranty cost, end	$352	$176
Note 12 - Legal proceedings
The Company may be a party to litigation or subject to claims incident to the ordinary course of business. Although the results of litigation and claims cannot be predicted with certainty, the Company currently believes that the final outcome of these ordinary course matters will not have a material adverse effect on its business. Regardless of the outcome, litigation can have an adverse impact on the Company because of defense and settlement costs, diversion of management resources and other factors. The Company is not currently a party to any material legal proceedings, and the Company’s management believes that there are currently no claims or actions pending against the Company, the ultimate disposition of which could have a material adverse effect on the Company’s results of operations or financial condition.
Note 13 - Other income (expense), net
Other income (expense), net consisted of the following:
	Three Months Ended March 31,
(in thousands)	2022	2021
Grant revenue	$357	$596
Change in fair value of warrants and loan commitment	—	(1,946)
Other income (expense)	1	—
Other income (expense), net	$358	$(1,350)
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Note 14 - Net loss per share attributable to common stockholders
The Company excluded the following potential common shares, presented based on amounts outstanding at each period end, from the computation of diluted net loss per share attributable to common stockholders for the periods indicated because including them would have an anti-dilutive effect:
	March 31, 2022	March 31, 2021
Options outstanding to purchase common stock	5,091,573	3,452,128
Convertible preferred stock (as converted to common stock)	—	26,733,272
Note 15 - Related party transactions
The Company has license agreements with Yale University and California Institute of Technology, which are holders of Common Stock. As described in Note 7, the Company has a Credit Agreement with Perceptive Credit Holdings III, LP, which is a holder of Common Stock. There is an immaterial amount of receivables or payables due from or to these entities as of March 31, 2022.
Item 2.	Management's Discussion and Analysis of Financial Condition and Results of Operations
The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our unaudited condensed consolidated financial statements and related notes appearing elsewhere in this Form 10-Q and our audited consolidated financial statements and the related notes thereto and the discussion under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Form 10-K filed with the SEC on March 30, 2022 (the “2021 10-K”). Some of the information contained in this discussion and analysis or set forth elsewhere in this Form 10-Q, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the 2021 10-K, our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.
Data as of and for the three months ended March 31, 2022 and 2021 has been derived from our unaudited condensed consolidated financial statements appearing at the beginning of this Form 10-Q. Results for any interim period should not be construed as an inference of what our results would be for any full fiscal year or future period.
Overview
IsoPlexis is the Superhuman Cell company. Our systems uniquely identify a comprehensive range of multifunctional single cells, i.e. the superhero cells in the human body. These cells enable researchers to understand and predict disease progression, treatment resistance and therapeutic efficacy to advance all of human health. We are a life sciences company building solutions to accelerate the development of curative medicines and personalized therapeutics. Our award-winning single-cell proteomics systems reveal unique biological activity in small subsets of cells, allowing researchers to connect more directly to in vivo biology and develop more precise and personalized therapies.
We are enabling deeper access to in vivo biology and driving durable and potentially transformational research on disease in a new era of advanced medicine. We believe our platform is the first to employ both proteomics and single cell biology in an effort to fully characterize and link cellular function to patient outcomes by revealing treatment response and disease progression. Our single cell proteomics platform, which includes instruments, chip consumables and software, provides an end-to-end solution to reveal a more complete view of protein function at an individual cellular level. Since our commercial launch in June 2018, our platform has been adopted by the top 15 global biopharmaceutical companies by revenue and nearly three quarters of the comprehensive cancer centers in the United States to help develop more durable therapeutics, overcome therapeutic resistance, and predict patient responses for advanced immunotherapies, cell therapies, gene therapies, vaccines, and regenerative medicines. Our initial focus has been on developing applications of our platform for cancer immunology and cell and gene therapy. We are now expanding our capabilities to include applications for infectious diseases, inflammatory conditions, and neurological diseases.
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We currently market and sell our technology with an in-house commercial team in the United States and Europe. We are also utilizing our distribution network to market and sell across multiple countries, including Australia, Belgium, Canada, China, Czech Republic, France, Germany, Italy, Israel, Japan, Portugal, Singapore, South Korea, Spain, Switzerland, and the United Kingdom. We intend to further expand our international presence by growing our distribution networks in Brazil, India, Mexico and beyond.
We manufacture our instruments and chip consumables in our manufacturing facilities in Branford, Connecticut and do not outsource any of our production manufacturing to third party contract manufacturers. Certain of our suppliers of components and materials are single source suppliers and we do not have supply agreements with certain suppliers of these critical components and materials beyond purchase orders. As part of our overall risk management strategy, we continue to evaluate and identify alternative suppliers for each of our components and materials.
Since our inception in March 2013, we have devoted substantially all of our resources to organizing and staffing our company, business planning, raising capital, conducting research and development activities, and filing patent applications. Prior to the completion of our IPO, we financed our operations primarily through the private placement of our securities, the incurrence of indebtedness and, to a lesser extent, grant income and revenue derived from sales of our instruments and chip consumables. As of March 31, 2022, our principal source of liquidity was cash, which totaled $97.6 million.
We completed our first sale of our systems in June 2018 and have experienced significant revenue growth in recent periods. Revenue increased to $4.9 million for the three months ended March 31, 2022, as compared to $3.2 million for the three months ended March 31, 2021. Nevertheless, we have incurred recurring losses since inception. For the three months ended March 31, 2022, our net losses were $28.7 million as compared to $15.6 million for the three months ended
March 31, 2021. As of March 31, 2022, we had an accumulated deficit of $162.7 million. We expect to continue to incur significant expenses and operating losses for the foreseeable future in connection with ongoing development and business expansion activities, particularly as we continue to:
•	expand our research and development activities;
•	obtain, maintain and expand and protect our intellectual property portfolio;
•	market and sell new and existing products and services; and
•	attract, hire and maintain qualified personnel to support our expanding business efforts.
Furthermore, we will incur additional costs associated with operating as a public company, including significant legal, accounting, compliance, investor relations and other expenses that we did not incur as a private company.
As a result of these anticipated expenditures, we will need substantial additional financing to support our continuing operations and pursue our growth strategy. Until such time as we can generate positive cash flows from operations, if ever, we expect to finance our operations through a combination of equity offerings, debt financings, sales of products and services to our customers and, to a lesser extent, grant income. We may be unable to raise additional funds when needed on favorable terms or at all. Our inability to raise capital as and when needed would have a negative impact on our financial condition and our ability to pursue our business strategy. We will need to generate significant revenue to achieve profitability, and we may never do so.
Key Factors Affecting Our Performance
We believe that our financial performance has been, and in the foreseeable future will continue to be, primarily driven by the following factors. While each of these factors presents significant opportunities for our business, they also pose important challenges that we must successfully address in order to pursue our growth strategy and improve our results of operations. Our ability to successfully address the factors below is subject to various risks and uncertainties, including those factors set forth in the section titled “Risk Factors” included in our 2021 10-K.
New Customer Adoption of Our Platform
Our financial performance has been, and in the foreseeable future will continue to be, driven by our ability to increase the adoption of our platform and the installed base of our instruments. We plan to drive new customer adoption through a direct sales and marketing organization in the United States and parts of Europe and third party distributors in Europe, North America, the Middle East and Asia-Pacific. As of March 31, 2022, we market and sell
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our technology with an in-house commercial team of approximately 210 team members and also utilize our distribution network to market and sell across multiple countries.
Recurring Revenues from Sales of our Chip Consumables
Our IsoCode and CodePlex chip consumables represent a source of recurring revenue from customers using our platform across a wide range of applications. Our instruments and consumables are designed to work together exclusively. As we expand our installed base of instruments, we expect consumable revenues to increase on an absolute basis and become an increasingly important contributor to our overall revenues.
Adoption of Our Platform Across Existing Customers’ Organizations
There is an opportunity to grow our installed base and expand the number of instruments within organizations that are already utilizing our platform to advance their research and therapeutic development by their purchasing of additional instruments to support multiple locations or to increase capacity.
Adoption of Our Platform for New Applications
We founded our company to help solve critical challenges to accelerating advanced medicines and since our inception, we have developed multiple applications spanning cancer immunology, cell and gene therapy, infectious diseases, inflammatory conditions, and neurological diseases. As we continue to deploy our platform, we intend to concurrently expand the breadth of applications for our technologies to encourage increased use of our platform across our addressable markets. We expect our investments in these efforts to increase as we develop and market new applications, including a diagnostic application.
Components of Our Results of Operations
Revenue
Revenue consists of sales of instruments and consumables in addition to service revenue. Our total revenue for the three months ended March 31, 2022 was $4.9 million and $3.2 million for the three months ended March 31, 2021. We expect that our revenue will be less than our expenses for the foreseeable future and that we will experience losses as we continue to expand our business.
Cost of Product and Service Revenue
The Company’s cost of product revenue primarily consists of manufacturing related costs incurred in the production process, including personnel and related costs, costs of components and materials, labor and overhead, packaging and delivery costs and allocated costs for facilities and information technology. Cost of service revenue consists primarily of personnel and related costs of service and warranty costs to support our customers.
Research and Development Expenses
Research and development expenses include:
•	costs to obtain licenses to intellectual property and related future payments should certain success, development and regulatory milestones be achieved;
•	employee-related expenses, including salaries, benefits and stock-based compensation expense;
•	costs of purchasing lab supplies and non-capital equipment used in our research and development activities;
•	consulting and professional fees related to research and development activities; and
•	facility costs, depreciation, and other expenses, which include direct and allocated expenses for rent and maintenance of facilities, insurance, and other supplies.
We expense research and development costs as incurred. Research and development activities are central to our business model. We expect research and development costs to increase for the foreseeable future as our current development programs progress and new programs are added.
Because of the numerous risks and uncertainties associated with product development, we cannot determine with certainty the duration and completion costs of our current or future research and development efforts.
F-2-21

General and Administrative Expenses
General and administrative expenses consist primarily of employee-related expenses, including salaries, benefits and stock-based compensation, for personnel in executive, finance, business development, facility and administrative functions. Other significant costs include facility costs not otherwise included in research and development expenses, legal fees relating to patent and corporate matters and fees for accounting, tax and consulting services.
We anticipate that our general and administrative expenses will increase in the future to support continued expansion of our commercial, development and operating activities and increased costs of operating as a public company. These increases will likely include increased costs related to the hiring of additional personnel and fees to outside consultants, lawyers and accountants, among other expenses. Additionally, we anticipate increased costs associated with being a public company, including services associated with maintaining compliance with exchange listing and SEC requirements, director and officer insurance costs and investor and public relations costs.
Sales and Marketing Expenses
Sales and marketing expenses consist primarily of compensation related expenses, including salaries, bonuses, benefits, non-cash stock-based compensation, for sales and marketing personnel, advertising and promotion expenses, consulting and subcontractor fees, sales commissions, recruiting fees, and various other selling expenses. We anticipate that our sales and marketing expenses will increase in the future as we pursue our growth mission and as we identify and expand into new markets, including additional worldwide markets.
Grant Income
We are engaged in various Small Business Innovation Research (“SBIR”) grants with the federal government to help fund the costs of certain research and development activities. We believe that we have complied with all contractual requirements of the SBIR grants through the date of the financial statements. We do not currently expect future grant income to be a material source of funding for the Company.
Research and Development State Tax Credits
Research and development (“R&D”) tax credits exchanged for cash pursuant to the Connecticut R&D Tax Credit Exchange Program, which permits qualified small businesses engaged in R&D activities within Connecticut to exchange their unused R&D tax credits for a cash amount equal to 65% of the value of exchanged credits, are recorded as a receivable and other income in the year the R&D tax credits relate to, as it is reasonably assured that the R&D tax credits will be received, based upon our history of filing for and receiving the tax credits. R&D tax credits receivable where cash is expected to be received by us more than one year after the balance sheet date are classified as noncurrent in the consolidated balance sheets.
Fair Value Adjustment for Warrants and Loan Commitments
Warrants and loan commitments are freestanding financial instruments that qualify as liabilities and assets, respectively, required to be recorded at their estimated fair value at the inception date and remeasured at each reported balance sheet date thereafter until settlement, with gains and losses arising from changes in fair value recognized in the statement of operations during each period. Our preferred share warrants were converted to common share warrants upon our IPO and were reclassified from liabilities to equity for the year ended December 31, 2021.
F-2-22

Results of Operations
Comparisons of the Three Months Ended March 31, 2022 and 2021
The following table summarizes our results of operations for the three months ended March 31, 2022 and 2021, together with the dollar change in those items:
	Three months ended March 31,		Period to period change
(in thousands)	2022	2021
Revenue
Product revenue	$4,454	$2,927	$1,527
Service revenue	457	307	150
Total revenue	4,911	3,234	1,677
Cost of product revenue	2,329	1,550	779
Cost of service revenue	27	24	3
Gross profit	2,555	1,660	895
Operating expenses:
Research and development expenses	7,133	3,674	3,459
General and administrative expenses	11,476	4,378	7,098
Sales and marketing expenses	12,043	7,074	4,969
Total operating expenses	30,652	15,126	15,526
Loss from operations	(28,097)	(13,466)	(14,631)
Other income (expense), net:
Interest expense, net	(986)	(743)	(243)
Other income (expense), net	358	(1,350)	1,708
Net loss	$(28,725)	$(15,559)	$(13,166)
Revenue
Total revenue increased $1.7 million for the three months ended March 31, 2022 compared to the three months ended March 31, 2021. This consisted primarily of an increase of $0.9 million for instruments, $0.6 million for consumables and $0.2 million in service revenue.
The increase in instruments revenue for the three months ended March 31, 2022 was driven by an increase in unit sales generated from a larger commercial team, primarily hired in the second half of 2021. The increase in consumable revenue in 2021 was driven by an increase in the number of units at customer locations.
Gross Profit
Gross profit as a percentage of total revenues was 52% for the three months ended March 31, 2022 compared to 51% for the three months ended March 31, 2021.
Research and Development Expenses
	Three months ended March 31,		Period to period change
(in thousands)	2022	2021
Compensation related expenses	$3,967	$1,714	$2,253
Professional fees and sub-contractor	428	324	104
Prototyping	442	394	48
Recruiting	115	165	(50)
Lab materials	773	179	594
Supplies expense	882	675	207
Depreciation and amortization	154	108	46
Other	372	115	257
Total	$7,133	$3,674	$3,459
F-2-23

Research and development expenses increased by $3.5 million, or 94%, for the three months ended March 31, 2022 compared to the three months ended March 31, 2021, primarily due to increases in compensation related expenses of $2.3 million from hiring approximately 45 new employees year over year, a $0.1 million increase in professional fees and $0.6 million increase in lab materials related to Duomic, Codeplex, and initiatives to reduce material and production costs by unit of our existing products, a decrease of $0.1 million in recruiting expenses, an increase in supplies expense of $0.2 million, and increase in depreciation and amortization expense and other expenses of $0.3 million.
General and Administrative Expenses
General and administrative expenses increased by $7.1 million, or 162%, for the three months ended March 31, 2022 compared to the three months ended March 31, 2021, primarily due to increases in compensation related expenses of $3.4 million for additional personnel to support organizational growth, an increase of $0.9 million of professional fees related to process enhancements, an increase of $1.0 million in depreciation and amortization expenses primarily related to the amortization of patent expenses, an increase of $0.7 million in software and networking expenses to support a larger organization, and an increase of $1.1 million in various other expenses.
Sales and Marketing Expenses
Sales and marketing expenses increased by $5.0 million, or 70%, for the three months ended March 31, 2022 compared to the three months ended March 31, 2021, primarily due to increases in compensation related expenses of $3.2 million for additional personnel to support increased activities, an increase in professional fees of $1.3 million related to international staff increases, a decrease in recruiting expenses of $0.4 million, an increase in supplies expense of $0.6 million, and increase in other expense of $0.3 million. Overall, the increase was driven by the increase in headcount to support our growth mission and the hiring of consultants to help us identify and expand into new markets, including worldwide markets.
Interest expense
As a result of the Credit Agreement we entered into on December 30, 2020, we had $38.9 million of borrowings outstanding as of March 31, 2022, and we recognized $1.0 million in interest expense for the three months ended March 31, 2022.
Liquidity and Capital Resources
At March 31, 2022, we had $97.6 million in cash and $7.5 million available from our Credit Agreement. Cash as of March 31, 2022 decreased by $29.0 million compared to December 31, 2021, primarily due to the factors described under the heading “—Cash Flows” below. Our primary source of liquidity, other than cash on hand, has been cash flows from issuances of common stock in our IPO, issuances of preferred stock, debt financings and, to a lesser extent, grant income.
Cash Flows
Comparisons of the Three Months Ended March 31, 2022 and 2021
The following table provides information regarding our cash flows for the three months ended March 31, 2022 and 2021:
	Three months ended March 31,
(in thousands)	2022	2021
Net cash provided by (used in):
Operating activities	(31,906)	(14,421)
Investing activities	(4,554)	(825)
Financing activities	7,502	10,005
Net change in cash	$(28,958)	$(5,241)
Operating Activities
Net cash used by operating activities in the three months ended March 31, 2022 primarily consisted of net loss of $28.7 million, partially offset by net non-cash adjustments of $2.8 million, plus net changes in operating assets and liabilities of $6.0 million, including a $10.3 million inventory outflow. The primary non-cash adjustments to net
F-2-24

income included share-based compensation of $0.9 million, depreciation and amortization expenses of $1.0 million and amortization of debt discount of $0.4 million. Cash flow impact from changes in net operating assets and liabilities were primarily driven by an increase in inventories and partially offset by increases in accounts payable and a decrease in other assets and accrued liabilities.
Net cash used by operating activities in the three months ended March 31, 2021 primarily consisted of net loss of $15.6 million, partially offset by net non-cash adjustments of $2.6 million, plus net changes in operating assets and liabilities of $1.5 million. The primary non-cash adjustments to net income were change in fair value of warrants and loan commitment of $1.9 million and depreciation and amortization costs of $0.3 million. Cash flow impacts from changes in net operating assets and liabilities were primarily driven by increases in inventories, accounts receivable and prepaid expense and other current assets, partially offset by increases in accrued liabilities and accounts payable.
Investing Activities
Net cash used in investing activities totaled $4.6 million in the three months ended March 31, 2022. We purchased $4.4 million of property and equipment. We paid $0.2 million related to patents acquired and patent costs that were capitalized.
Net cash used in investing activities totaled $0.8 million in the three months ended March 31, 2021. We purchased $0.7 million of property and equipment. We paid $0.1 million related to patents acquired and patent costs that were capitalized.
Financing Activities
Net cash provided by financing activities was $7.5 million in the three months ended March 31, 2022. We drew $7.5 million from our Tranche C term loan.
Net cash provided by financing activities was $10.0 million in the three months ended March 31, 2021. We raised cash through the issuance of Series D redeemable convertible preferred stock, with net proceeds of $10.0 million.
Funding Requirements
We expect to continue to generate operating losses in connection with our ongoing activities, particularly as we continue our research and development efforts and expand our business efforts. Furthermore, we have incurred and will continue to incur additional costs as a result of being a public company. Accordingly, we will need to obtain additional funding in connection with our continuing operations. If we are unable to raise capital when needed or on attractive terms, we would be forced to delay, reduce or eliminate our research and development programs or future commercialization efforts.
We have based our projections of operating capital requirements on assumptions that may prove to be incorrect and we may use all of our available capital resources sooner than we expect. Because of the numerous risks and uncertainties associated with our research and development efforts, we are unable to estimate the exact amount of our operating capital requirements. Our future capital requirements will depend on many factors, including:
•	future research and development efforts;
•	the need to service and refinance our indebtedness;
•	our ability to enter into and terms and timing of any collaborations, licensing agreements or other arrangements;
•	the costs of sales, marketing, distribution and manufacturing efforts;
•	our headcount growth and associated costs as we expand our business;
•	the costs of preparing, filing and prosecuting patent applications, maintaining and protecting our intellectual property rights and defending against intellectual property related claims; and
•	the costs of operating as a public company
Until such time, if ever, as we can generate positive cash flows from operations, we expect to finance our additional cash needs through a combination of equity offerings, debt financings, sales of products and services to
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our customers and, to a lesser extent, grants. To the extent that we raise additional capital through the sale of equity or convertible debt securities, stockholder ownership interest will be diluted, and the terms of those securities may include liquidation or other preferences that adversely affect the rights of holders of common stock. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.
If we raise funds through additional strategic alliances or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies or future revenue streams or to grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity offerings, debt financings or grants when needed, we may be required to delay, limit, or reduce our expansion efforts.
Contractual Obligations and Commitments
Contractual obligations represent future cash commitments and liabilities under agreements with third parties and exclude orders for goods and services entered into in the normal course of business that are not enforceable or legally binding.
On December 30, 2020, we entered into the Credit Agreement, which provides for senior secured financing of up to $50.0 million, consisting of a $25.0 million Tranche A term loan and a $25.0 million Tranche B term loan. The Tranche A term loan of $25.0 million was drawn at the initial closing of the Credit Agreement on December 30, 2020. The Credit Agreement was amended on May 27, 2021 to split the previously remaining $25.0 million delayed draw term loan commitments under the Credit Agreement into a $10.0 million Tranche B term loan and a $15.0 million Tranche C term loan. The Tranche B term loan of $10.0 million was drawn on May 27, 2021. The Credit Agreement was amended on March 30, 2022 to split the remaining $15.0 million Tranche C term loan into a $7.5 million Tranche C term loan and a $7.5 million Tranche D term loan. The Tranche C term loan was drawn on March 30, 2022. Our ability to draw the $7.5 million Tranche D term loan remains available through June 30, 2022 subject to several conditions, including achieving total revenue of at least $16.8 million for the twelve month period ended March 31, 2022. The Company has achieved this revenue milestone as of March 31, 2022.
Borrowings under the Credit Agreement bear interest at a rate per annum equal to the one-month LIBOR rate (with a minimum LIBOR rate for such purposes of 1.75%) plus a margin of 9.50% (11.25% at March 31, 2022). Monthly payments of interest only are due over the term of the Credit Agreement with no scheduled loan amortization. Unless accelerated prior to such date, all amounts outstanding under the Credit Agreement are due to be repaid on December 30, 2025. In addition, the Credit Agreement includes a quarterly minimum total revenue covenant for the applicable trailing twelve month period. On October 29, 2021, we entered into the Second Amendment to, among other things, eliminate the minimum total revenue covenant for the twelve months ending December 31, 2021 and reset the total minimum revenue covenants thereafter. Pursuant to the Second Amendment, the minimum total revenue covenant, as amended, has resumed testing for the twelve months ending March 31, 2022. The Company is currently in compliance with the minimum total revenue covenant as of March 31, 2022.
The following table summarizes our commitments to settle contractual obligations as of March 31, 2022:
(in thousands)	Total	Less than 1 year	1-3 Years	4-5 Years	More than 5 years
Lease commitments(1)	$6,186	$1,594	$3,055	$1,537	$—
Purchase obligations(2)	36,875	2,875	9,750	16,750	7,500
Total	$43,061	$4,469	$12,805	$18,287	$7,500
(1)	Represents commitments under our non-cancelable leases.
(2)	Purchase obligations relate to our Patent Purchase Agreement with QIAGEN Sciences, LLC and QIAGEN GmbH for certain reagents.
Critical Accounting Policies and Significant Judgments and Estimates
The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in our consolidated financial statements and accompanying notes. Management bases its estimates on historical experience, market and other conditions, and various other assumptions it believes to be reasonable. Although these estimates are based on management’s best knowledge of current events and actions that may impact us in the future, the estimation process
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is, by its nature, uncertain given that estimates depend on events over which we may not have control. Though the impact of the COVID-19 pandemic to our business and operating results presents additional uncertainty, we continue to use the best information available to inform our critical accounting estimates. If market and other conditions change from those that we anticipate, our consolidated financial statements may be materially affected. In addition, if our assumptions change, we may need to revise our estimates, or take other corrective actions, either of which may also have a material effect on our consolidated financial statements.
During the three months ended March 31, 2022, there were no material changes to our critical accounting policies and use of estimates from those described under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Significant Judgments and Estimates” in the Form 10-K for the year ended December 31, 2021 and filed with the SEC on March 30, 2022.
Recent Accounting Pronouncements
Refer to Note 2, “Summary of Significant Accounting Policies,” in the accompanying notes to the unaudited condensed consolidated financial statements included elsewhere in this Form 10-Q for a discussion of recent accounting pronouncements.
Item 3.	Quantitative and Qualitative Disclosures about Market Risk
We are exposed to market risk related to changes in interest rates. As of March 31, 2022, we had cash of $97.6 million. Our primary exposure to market risk is interest rate sensitivity, which is affected by changes in the general level of interest rates. As of March 31, 2022, our cash is held primarily in savings and checking accounts. Because of the short-term nature of the instruments in our portfolio, an immediate 10% change in the interest rate would not have a material impact on the fair market value of our investment portfolio or on our financial position or results of operations.
We are exposed to changes in the U.S. dollar based short term rates, specifically LIBOR. Fluctuations in LIBOR may affect the amount of interest expense we incur on borrowing indexed to LIBOR, such as borrowing under our Credit Agreement, which bear interest at a per annum equal to the one-month LIBOR rate (with a minimum LIBOR rate for such purposes of 1.75%) plus a margin of 9.5%.
With the transition away from LIBOR, borrowings under our Credit Agreement will be subject to an interest rate based on an alternate index to be agreed upon under the Credit Agreement; provided that if such alternate rate of interest shall be less than 1.75%, such rate shall be deemed to be 1.75% for the purposes of the Credit Agreement.
Item 4.	Controls and Procedures
Evaluation of Disclosure Controls and Procedures
Our management, with the participation of our Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of our disclosure controls and procedures as of the end of the period covered by this Form 10-Q. The term “disclosure controls and procedures,” as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act, means controls and other procedures of a company that are designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. Management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving their objectives and management necessarily applies its judgement in evaluating the cost-benefit relationship of possible controls and procedures. Based on such evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that our disclosure controls and procedures were not effective as of March 31, 2022 due to the material weakness in internal control over financial reporting described below.
Material Weakness in Internal Control over Financial Reporting
We previously identified a material weakness in our internal control over financial reporting. Specifically, the material weakness related to lack of maintaining a sufficient complement of personnel commensurate with the accounting and financial reporting requirements in order to have adequate segregation of key duties and
F-2-27

responsibilities, which affected the operation of controls over the recording of journal entries and reconciliation of key accounts. This material weakness did not result in a material misstatement to our annual or interim financial statements. We are in the process of implementing measures designed to improve internal control over financial reporting to remediate the control deficiencies that led to our material weakness by, among other things, hiring qualified personnel with appropriate expertise to perform specific functions and designing and implementing improved processes and internal controls, including establishing reviews over journal entries, segregation of duties and account reconciliations.
Notwithstanding the identified material weakness, management believes that the financial statements and related financial information included in this Form 10-Q fairly present, in all material respects, our balance sheets, statements of operations, statements of changes in redeemable convertible preferred stock and stockholders’ equity (deficit) and statements of cash flows as of and for the periods presented. We will continue to assess the effectiveness of our internal control over financial reporting and take steps to remediate the known material weakness expeditiously.
Changes in Internal Control over Financial Reporting
Other than the changes to remediate the material weakness described above, there were no changes in our internal control over financial reporting identified in connection with the evaluation required by Rule 13a-15(d) and 15d-15(d) of the Exchange Act that occurred during the period covered by this Form 10-Q that has materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.
F-2-28

Part II - Other Information
Item 1.	Legal Proceedings
From time to time we are a party to various litigation matters incidental to the conduct of our business. We are not presently party to any legal proceedings the resolution of which we believe would have a material adverse effect on our business, prospects, financial condition, liquidity, results of operation, cash flows or capital levels.
Item 1A.	Risk Factors
The reader should carefully consider, in connection with the other information in this report, the risk factors discussed in “Part I, Item 1A. Risk Factors” of the Company’s 2021 Annual Report on 10-K filed with the SEC on March 30, 2022. There have been no material changes to such matters during the quarter ended March 31, 2022. These factors may cause our actual results to differ materially from those stated in forward-looking statements contained in this document and elsewhere.
Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds
None.
Item 3.	Defaults Upon Senior Securities
Not applicable.
Item 4.	Mine Safety Disclosures
Not applicable.
Item 5.	Other Information
None.
Item 6.	Exhibits
Exhibit Number	Exhibit Description
31.1*	CEO Certification pursuant to Section 302 of the Sarbanes-Oxley Act
31.2*	CFO Certification pursuant to Section 302 of the Sarbanes-Oxley Act
32.1*‡	CEO Certification pursuant to Section 906 of the Sarbanes-Oxley Act
32.2*‡	CFO Certification pursuant to Section 906 of the Sarbanes-Oxley Act
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema Document
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document
104*	Cover Page Interactive Data File (contained in Exhibit 101)
*	Filed herewith.
†	Indicates management contract or compensatory plan.
§	Portions of the exhibit, marked by brackets, have been omitted because the omitted information (i) is not material and (ii) would likely cause competitive harm if publicly disclosed.
‡
The certifications attached as Exhibits 32.1 and 32.2 that accompany this Quarterly Report on Form 10-Q are deemed furnished and not filed with the Securities and Exchange Commission and are not to be incorporated by reference into any filing of IsoPlexis Corporation under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended, whether made before or after the date of this Quarterly Report on Form 10-Q, irrespective of any general incorporation language contained in such filing.

F-2-29

SIGNATURES
Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
IsoPlexis Corporation

Date: May 11, 2022	By:	/s/ Sean Mackay
	Name:	Sean Mackay
	Title:	Chief Executive Officer and Director
(Principal Executive Officer)

Date: May 11, 2022	By:	/s/ John Strahley
	Name:	John Strahley
	Title:	Chief Financial Officer
(Principal Financial Officer)
F-2-30

Annex F-3
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 10-Q
(Mark One)
☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended June 30, 2022
OR
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from    to
Commission file number 001-40894
IsoPlexis Corporation
(Exact name of Registrant as Specified in its Charter)
Delaware	46-2179799
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
35 NE Industrial Road, Branford, CT 06405
(Address of principal executive offices and zip code)
(203) 208-4111
Registrant’s telephone number, including area code
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ISO	The Nasdaq Stock Market LLC
Securities registered pursuant to Section 12(g) of the Act: None
Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports); and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No  ☐
Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).Yes  ☐ No ☒
The registrant had outstanding 39,405,826 shares of common stock as of August 12, 2022.

F-3-1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Quarterly Report on Form 10-Q (“Form 10-Q”) contains “forward-looking statements.” These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies and other future conditions. Such forward-looking statements may include, without limitation, statements about future opportunities for us and our products and services, our future operations, financial or operating results, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competitions and other expectations and targets for future periods. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “predict,” “project,” “target,” “potential,” “seek,” “will,” “would,” “could,” “should,” “continue,” “contemplate,” “plan,” and other words and terms of similar meaning.
Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes may differ materially from those made in or suggested by the forward-looking statements contained in this Form 10-Q. In addition, even if our results of operations, financial condition and cash flows, and the development of the markets in which we operate, are consistent with the forward-looking statements contained in this Form 10-Q, those results or developments may not be indicative of results or developments in subsequent periods. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, among others, the following:
•	estimates of our addressable market, market growth, future revenue, expenses, capital requirements and our needs for additional financing;
•	the implementation of our business model and strategic plans for our products and technologies;
•	competitive companies and technologies and our industry;
•	our ability to manage and grow our business by expanding our sales to existing customers or introducing our products to new customers;
•	our ability to develop and commercialize new products;
•	our ability to establish and maintain intellectual property protection for our products or avoid or defend claims of infringement;
•	the performance of third party suppliers;
•	our ability to hire and retain key personnel and to manage our future growth effectively;
•	our ability to obtain additional financing in future offerings;
•	the volatility of the trading price of our common stock;
•	the potential effects of government regulation;
•	the impact of COVID-19 on our business; and
•	our expectations about market trends.
For a further discussion of these and other factors that could impact our future results, performance or transactions, see Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2021 and our other subsequent filings with the Securities and Exchange Commission (the “SEC”). Given these uncertainties, you should not place undue reliance on these forward-looking statements.
You should read this Form 10-Q and the documents that we reference within it completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this Form 10-Q by these cautionary statements. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.
F-3-2

Unless the context otherwise requires, we use the terms “IsoPlexis,” the “Company,” “we,” “us” and “our” in this Form 10-Q to refer to IsoPlexis Corporation and our consolidated subsidiaries.
Channels for Disclosure of Information
Investors and others should note that we may announce material information to the public through filings with the SEC, our website (www.isoplexis.com), press releases, public conference calls, public webcasts and our social media accounts (including https://www.linkedin.com/company/isoplexis-inc-/). We use these channels to communicate with our customers and the public about the Company, our products, our services and other matters. We encourage our investors, the media and others to review the information disclosed through such channels as such information could be deemed to be material information. The information on such channels, including on our website and our social media accounts, is not incorporated by reference in this Form 10-Q and shall not be deemed to be incorporated by reference into any other filing under the Securities Act (as defined below) or the Exchange Act (as defined below), except as expressly set forth by specific reference in such a filing. Please note that this list of disclosure channels may be updated from time to time.
F-3-3

Part I - Financial Information
Item 1.	Financial Statements
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share amounts)	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash	$71,608	$126,566
Accounts receivable, net	3,484	4,100
Inventories, net	38,988	24,299
Prepaid expenses and other current assets	2,139	3,478
Total current assets	116,219	158,443
Property and equipment, net	10,174	5,778
Intangible assets, net	20,478	21,008
Operating lease right-of-use assets	5,654	—
Other assets	441	2,243
Total assets	$152,966	$187,472
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,246	$4,839
Accrued expenses and other current liabilities	6,172	7,827
Deferred revenue	972	915
Total current liabilities	11,390	13,581
Long-term operating lease obligations	5,104	—
Long-term debt	45,897	31,646
Total liabilities:	62,391	45,227
Commitments and contingencies (Notes 10 and 12)
Stockholders’ equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, zero shares issued and outstanding as of June 30, 2022 and December 31, 2021	—	—
Common stock, $0.001 par value, 400,000,000 shares authorized; 39,378,424 and 39,036,010 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	39	39
Additional paid-in capital	278,840	276,179
Accumulated deficit	(188,304)	(133,973)
Total stockholders’ equity	90,575	142,245
Total liabilities and stockholders’ equity	$152,966	$187,472
The accompanying notes are an integral part of these condensed consolidated financial statements.
F-3-4

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Three months ended June 30,		Six months ended June 30,
(in thousands, except share and per share amounts)	2022	2021	2022	2021
Revenue
Product revenue	$3,323	$4,089	$7,777	$7,016
Service revenue	682	200	1,139	507
Total revenue	4,005	4,289	8,916	7,523
Cost of product revenue	1,813	2,001	4,142	3,551
Cost of service revenue	116	4	142	28
Gross profit	2,076	2,284	4,632	3,944
Operating expenses:
Research and development expenses	7,056	5,495	14,190	9,169
General and administrative expenses	8,447	5,186	19,923	9,564
Sales and marketing expenses	7,246	9,957	19,289	17,031
Restructuring expenses	3,699	—	3,699	—
Total operating expenses	26,448	20,638	57,101	35,764
Loss from operations	(24,372)	(18,354)	(52,469)	(31,820)
Other income (expense):
Interest expense, net	(1,210)	(870)	(2,196)	(1,613)
Other income (expense), net	(24)	(1,330)	334	(2,680)
Net loss	$(25,606)	$(20,554)	$(54,331)	$(36,113)
Accrued dividends on preferred stock	—	(3,335)	—	(6,611)
Net loss attributable to common stockholders	(25,606)	(23,889)	(54,331)	(42,724)
Basic and diluted net loss per common share	$(0.65)	$(11.10)	$(1.39)	$(19.92)
Weighted-average common shares outstanding—basic and diluted	39,117,157	2,152,083	39,077,369	2,144,856
The accompanying notes are an integral part of these condensed consolidated financial statements.
F-3-5

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN REDEEMABLE CONVERTIBLE PREFERRED STOCK AND
STOCKHOLDERS' EQUITY (DEFICIT) (UNAUDITED)
(in thousands, except share amounts)	Series A Preferred		Series A-2 Preferred		Series B Preferred		Series B-2 Preferred		Series C Preferred		Series C-2 Preferred		Series D Preferred		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at January 1, 2022	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	39,036,010	$39	$276,179	(133,973)	$142,245
Exercise of common stock options	—	—	—	—	—	—	—	—	—	—	—	—	—	—	7,109	—	2	—	2
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	877	—	877
Warrant modification expense	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	300	—	300
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(28,725)	(28,725)
Balance at March 31, 2022	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	39,043,119	$39	$277,358	$(162,698)	$114,699
Exercise of common stock options	—	—	—	—	—	—	—	—	—	—	—	—	—	—	273,002	—	87	—	87
Restricted stock awards released	—	—	—	—	—	—	—	—	—	—	—	—	—	—	62,303	—	—	—	—
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1,395	—	1,395
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(25,606)	(25,606)
Balance at June 30, 2022	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	39,378,424)	$39	$278,840	$(188,304)	$90,575
(in thousands, except share amounts)	Series A Preferred		Series A-2 Preferred		Series B Preferred		Series B-2 Preferred		Series C Preferred		Series C-2 Preferred		Series D Preferred		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at January 1, 2021	253,862	$1,596	290,002	$3,623	376,061	$6,606	237,183	$6,991	564,287	$24,839	515,218	$24,929	975,039	74,876	2,133,904	$2	$1,151	$(52,404)$	(51,251)
Issuance of Preferred Stock	—	—	—	—	—	—	—	—	—	—	—	—	130,006	10,000	—	—	—	—	—
Exercise of common stock options	—	—	—	—	—	—	—	—	—	—	—	—	—	—	10,912	—	5	—	5
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	95	—	95
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(15,559)	(15,559)
Balance at March 31, 2021	253,862	$1,596	290,002	$3,623	376,061	$6,606	237,183	$6,991	564,287	$24,839	515,218	$24,929	1,105,045	$84,876	2,144,816	$2	$1,251	$(67,963)	$(66,710)
Issuance of Preferred Stock	—	—	3,178	247	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Exercise of common stock options	—	—	—	—	—	—	—	—	—	—	—	—	—	—	68,016	—	4	—4	4
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	234	—	234
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—		(20,554)	(20,554)
Balance at June 30, 2021	253,862	$1,596	293,180	$3,870	376,061	$6,606	237,183	$6,991	564,287	$24,839	515,218	$24,929	1,105,045	$84,876	2,212,832	$2	$1,489	$(88,517)	$(87,026)
The accompanying notes are an integral part of these condensed consolidated financial statements.
F-3-6

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Six months ended June 30,
(in thousands)	2022	2021
Cash flows from operating activities
Net loss	$(54,331)	$(36,113)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,913	764
Provision for warranty costs	300	150
Change in fair value of warrants and loan commitment	—	4,007
Amortization of debt discount	745	301
Amortization of right-of-use assets	648	—
Share-based compensation	2,272	329
Provision for excess and obsolete inventories	61	40
Changes in operating assets and liabilities:
Accounts receivable	616	(1,438)
Inventories	(14,750)	(8,970)
Prepaid expenses and other current assets	1,339	(529)
Other assets	608	36
Accounts payable	(593)	4,886
Accrued liabilities	(2,477)	2,334
Deferred revenue	57	342
Operating lease obligations	(676)	—
Net cash used in operating activities	(64,268)	(33,861)
Cash flows from investing activities
Purchases of property and equipment	(5,524)	(1,961)
Payments for patents acquired and capitalized	(255)	(20,149)
Net cash used in investing activities	(5,779)	(22,110)
Cash flows from financing activities
Proceeds from issuance of Preferred Stock - Series A-2	—	40
Proceeds from issuance of Preferred Stock - Series D	—	10,000
Proceeds received from borrowings on credit agreement	15,000	10,000
Payment of deferred offering costs	—	(1,798)
Exercise of common stock options	89	9
Net cash provided by financing activities	15,089	18,251
Net change in cash	(54,958)	(37,720)
Cash beginning	126,566	106,641
Cash ending	$71,608	$68,921
Non-cash investing and financing activities
Transfer of Tranche B loan commitment to contra-debt upon additional borrowing under credit agreement	$—	$841
Transfer of Tranche C loan commitment to contra-debt upon additional borrowing under credit agreement	$497	$—
Transfer of Tranche D loan commitment to contra debt upon additional borrowing under credit agreement	$822	$—
Increase in right-of-use asset	$642	$—
Increase in operating lease liability obligations	$642	$—
Supplemental disclosure of cash flow information
Cash paid for interest	$2,200	1,546
The accompanying notes are an integral part of these condensed consolidated financial statements.
F-3-7

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
Note 1 - Nature of operations
IsoPlexis Corporation (together with its subsidiaries, the “Company”) was incorporated in the State of Delaware in March 2013. The Company is a life sciences company building solutions to accelerate the development of curative medicines and personalized therapeutics. The Company’s award-winning single-cell proteomics systems reveal unique biological activity in small subsets of cells, allowing researchers to connect more directly to in-vivo biology and develop more precise and personalized therapies. The Company’s products have been adopted by researchers around the world, including each of the top 15 global pharmaceutical companies by revenue and by approximately 75% of the comprehensive cancer centers in the United States. On December 28, 2018, the Company created IsoPlexis UK Limited (“IsoPlexis UK”), which has remained dormant. IsoPlexis (Shanghai) Trading Co., Ltd. was created on October 9, 2021.
COVID - 19
The COVID-19 pandemic developed rapidly in 2021 and 2022, with a significant number of cases. Measures taken by various governments to contain the virus have affected economic activity. The Company has taken a number of measures to monitor and mitigate the effects of COVID-19, such as safety and health measures for the Company’s employees (such as social distancing and working from home) and securing the supply of materials that are essential to the production process.
At this stage, the impact on the Company’s business and results has not been significant and based on the Company’s experience to date management expects this to remain the case. The Company will continue to follow the various government policies and advice.
Liquidity and ability to continue as a going concern
During the six months ended June 30, 2022 and 2021, the Company incurred a net loss of $54.3 million and $36.1 million, respectively, and used $64.3 million and $33.9 million in cash for operations, respectively. In addition, as of June 30, 2022, the Company had an accumulated deficit of $188.3 million. The Company expects to continue to generate operating losses and negative cash flows for the foreseeable future.
In addition, the Company’s Credit Agreement and Guaranty, dated as of December 30, 2020 (as amended, the “Credit Agreement”), between the Company and Perceptive Credit Holdings III, LP, as administrative agent and as a lender, includes a quarterly minimum total revenue covenant for the applicable trailing twelve month period through December 31, 2025. Although the Company remains in compliance with its covenants as of June 30, 2022, based on our current projections, the Company does not expect to meet certain of its financial covenants within one year following the date that these financial statements are issued. Therefore, the Company may be required to repay its outstanding debt within the next 12 months, the principal balance of which was $50.0 million as of June 30, 2022. We are currently working with the lenders to lower the existing revenue covenants in the Credit Agreement, although there can be no assurance that such revisions will be implemented on a timely basis or at all.
Accordingly, the foregoing conditions, taken together, raise substantial doubt about the Company’s ability to continue as a going concern for at least a period of one year from the issuance of these unaudited consolidated interim financial statements.
The Company may seek additional funding in order to reach its business objectives. The Company may seek these funds either through public debt or equity offerings or further private equity financings, debt financings, and strategic alliances. The Company may not be able to obtain funding on acceptable terms, or at all, and the terms of any funding may adversely affect the holdings or the rights of the Company’s stockholders. If the Company is unable to obtain additional funding, it could adversely affect the Company’s business prospects.
The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business. The condensed consolidated financial statements do not reflect any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary if the Company is unable to continue as a going concern.
F-3-8

Note 2 - Summary of significant accounting policies
Basis of presentation
The accompanying condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted (“GAAP”) in the United States. The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, IsoPlexis UK and Isoplexis (Shanghai) Trading Co., Ltd. All intercompany transactions have been eliminated.
Any reference in these notes to applicable guidance is meant to refer to GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) promulgated by the Financial Accounting Standards Board (“FASB”).
The condensed consolidated financial statements of the Company included herein have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted from these condensed consolidated financial statements, as is permitted by such rules and regulations. Accordingly, these condensed consolidated financial statements should be read in conjunction with the consolidated financial statements as of and for the year ended December 31, 2021 and the notes thereto. The results for interim periods are not necessarily indicative of results to be expected for the full year or any other interim period.
In the opinion of management, the information furnished reflects all adjustments, all of which are of a normal and recurring nature, necessary for a fair presentation of the results for the reported interim periods. The Company considers events or transactions that occur after the balance sheet date but before the financial statements are issued to provide additional evidence relative to certain estimates or to identify matters that require additional disclosure. The results of operations for interim periods are not necessarily indicative of results to be expected for the full year or any other interim period.
Significant Accounting Policies
With the exception of the following policy, the Company’s significant accounting policies are unchanged from those disclosed in Note 2, “Summary of significant accounting policies” in our consolidated financial statements as of and for the year ended December 31, 2021.
Recently adopted accounting pronouncements
The Company adopted ASU No. 2016-02 as of January 1, 2022, using a modified retrospective transition approach and elected the optional transition method to apply the provision of ASC 842 as of the effective date, rather than the earliest period presented. The Company elected the “package of practical expedients”, which permits it to not reassess under the new standard the Company’s prior conclusions about lease identification, lease classification and initial direct costs. The Company made an accounting policy election to exempt short-term leases of 12 months or less from balance sheet recognition requirements associated with the new standard. Leases with an initial term of twelve months or less, or on a month-to-month basis, are not recorded on the balance sheet and are recognized on a straight-line basis over the lease term. The Company also elected the practical expedient for use-of-hindsight to conclude on lease term. If applicable, the Company combines lease and non-lease components, which primarily relate to ancillary expenses associated with real estate leases such as common area maintenance charges and management fees.
The Company determines if an arrangement is a lease at inception and determines the classification of the lease, as either operating or finance, at commencement. Operating leases are included in operating lease right-of-use (“ROU”) assets, accrued expenses and other current liabilities and long-term operating lease obligations on our consolidated balance sheets. The Company presently does not have any finance leases.
ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at the commencement date of the lease based on the present value of lease payments over the lease term. The Company’s leases do not provide a readily determinable implicit discount rate. The Company’s borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments, and in similar economic environments. Operating lease ROU assets also factor in any lease payments made, initial
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direct costs and lease incentives received. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that it will exercise that option. Some of the Company’s leases include options to extend the lease term. Lease expense for lease payments is recognized on a straight-line basis over the lease term.
The adoption of this accounting standard resulted in recording operating lease ROU assets for six real estate and three equipment operating lease arrangements and corresponding operating lease liabilities of $5.7 million and $5.9 million, respectively, as of January 1, 2022. The operating lease assets at adoption were lower than the operating lease liabilities because of the balance of the Company’s deferred rent liabilities of $0.2 million at December 31, 2021, which was reclassified into operating lease assets. The adoption of the standard did not have a material effect on the Company’s condensed consolidated statements of operations or condensed consolidated statements of cash flows.
See Note 10 for further information concerning the Company’s leases.
New accounting standards not yet effective
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. This standard requires that credit losses be reported using an expected losses model rather than the incurred losses model that is currently used, and establishes additional disclosures related to credit risks. For available-for-sale debt securities with unrealized losses, this standard now requires allowances to be recorded instead of reducing the amortized cost of the investment. This standard will be effective for the Company on January 1, 2023. The Company has not yet determined the impact the adoption of this standard will have on the consolidated financial statements.
In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848) (“ASU 2020-04”), which provides companies with temporary optional financial reporting alternatives to ease the potential burden in accounting for reference rate reform and includes a provision that allows companies to account for a modified contract as a continuation of an existing contract. ASU 2020-04 is effective for all entities as of March 12, 2020 through December 31, 2022. The Company has certain debt instruments for which the interest rates are indexed to LIBOR, and as a result, is currently evaluating the effect that the implementation of this standard will have on the Company’s consolidated operating results, cash flows, financial condition and related disclosures.
Note 3 - Fair Value Measurement
Certain of the Company’s assets and liabilities are recorded at fair value, as described below.
The following tables set forth the Company’s financial instruments that were measured at fair value on recurring basis by level within the fair value hierarchy:
June 30, 2022
(in thousands)	Level 1	Level 2	Level 3	Total
Loan commitment	$—	$—	$—	$—
	December 31, 2021
(in thousands)	Level 1	Level 2	Level 3	Total
Loan commitment	$—	$—	$1,169	$1,169
During the periods presented, the Company has not changed the manner in which it values assets and liabilities that are measured at fair value. The Company recognizes transfers between levels of the fair value hierarchy as of the end of the reporting period. There were no transfers within the hierarchy during the six months ended June 30, 2022 and 2021.
The commitment for an additional tranche under the Credit Agreement (see Note 7) qualified as a freestanding financial instrument required to be recorded at estimated fair value. The fair value of the loan commitment was estimated based on the present value of future expected cash flows discounted at the Company’s effective interest rate of 14.09% and 14.12% at June 30, 2022 and December 31, 2021, respectively.
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The following table presents changes during the six months ended June 30, 2022 and 2021 in Level 3 liabilities measured at fair value on a recurring basis:
(in thousands)	Loan Commitment	Series D Warrants	Series A Warrants
Balance at January 1, 2022	$1,169	$—	$—
Exercise of Tranche C loan commitment	(497)	—	—
Change in warrant exercise price	150	—	—
Balance at March 31, 2022	822	—	—
Exercise of Tranche D loan commitment	(822)	—	—
Balance at June 30, 2022	—	—	—
(in thousands)	Loan Commitment	Series D Warrants	Series A Warrants
Balance as January 1, 2021	$2,240	$4,430	$207
Change in estimated fair value	(139)	1,807	—
Balance at March 31, 2021	2,101	6,237	207
Change in estimated fair value	—	2,061	—
Exercise of warrant	—	—	(207)
Exercise of Tranche B loan commitment	(841)	—	—
Balance at June 30, 2021	1,260	8,298	—
Under ASC Topic 480, Distinguishing Liabilities from Equity, the warrants (see Note 7) were freestanding financial instruments that qualified as liabilities required to be recorded at their estimated fair value at the inception date and remeasured at each reported balance sheet date thereafter until settlement. The Series A-2 Preferred Stock Warrant was exercised on May 11, 2021, at an exercise price of $12.58606 per share for 3,178 shares of Series A-2 redeemable convertible preferred stock. Upon closing of the Company’s initial public offering (“IPO”) on October 12, 2021, the warrant held by Perceptive Credit Holdings III, LP to purchase Series D redeemable convertible preferred stock was converted into a warrant exercisable for a total of 811,374 shares of common stock. This common stock warrant is no longer considered “potentially redeemable” and the outstanding balance of the warrant liability has been reclassified into equity in accordance with ASC 480 for the year ended December 31, 2021.
On March 30, 2022, the Company entered into a Third Amendment to Credit Agreement and Guaranty with Perceptive Credit Holdings III, LP pursuant to which the prior $15.0 million Tranche C term loan, which was available through March 31, 2022 subject to several conditions, was changed to $7.5 million and such amount was borrowed on March 30, 2022. In addition, the Third Amendment added a new $7.5 million Tranche D term loan, which was drawn upon on June 29, 2022. In connection with entering into the above-referenced Third Amendment to the Credit Agreement, on March 30, 2022, the Company amended the warrant that had been previously issued to Perceptive Credit Holdings III, LP to purchase up to 811,374 shares of common stock at an exercise price of $9.62 per share. The warrant exercise price was amended to $6.00 per share. The change in exercise price resulted in an increase to debt issuance costs of $0.3 million, half of which was recognized with the Tranche C term loan draw as shown in the table above. The other half was recognized on June 29, 2022, when Tranche D was drawn upon.
The above fair value measurements are sensitive to changes in underlying unobservable inputs. A change in those inputs could result in a significantly higher or lower fair value measurement.
Changes in fair value of the warrants and loan commitment is included in other expense in the statements of operations.
Note 4 - Revenue
The Company’s revenue is generated primarily from the sale of products and services. Product revenue primarily consists of sales of instruments and consumables used in single cell research equipment. Service and other revenue primarily consists of revenue generated from measuring immune responses using the Company’s technology.
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Revenue by source
	Three months ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
Instruments	$2,066	$2,849	$5,101	$4,968
Consumables	1,257	1,239	2,676	2,048
Extended service warranty	276	146	502	297
Other service revenue	406	55	637	210
Total revenue	$4,005	$4,289	$8,916	$7,523
Revenue by geographic area
	Three months ended June 30,		Six Months Ended June 30,
Based on region of destination (in thousands)	2022	2021	2022	2021
Americas(1)	$3,069	$3,386	$6,428	$5,621
Europe(2)	279	174	646	739
Greater China(3)	542	286	1,509	512
Asia-Pacific(4)	115	443	333	651
Total revenue	$4,005	$4,289	$8,916	$7,523
(1)	Region includes revenue from the United States of America and Canada
(2)	Region includes revenue from the United Kingdom, Belgium, Czech Republic, Portugal, France, Spain, Germany, Sweden, Italy, Israel and Switzerland
(3)	Region includes revenue from China and Taiwan
(4)	Region includes revenue from Singapore, Japan, Australia and South Korea
Performance obligations
The Company regularly enters into contracts with multiple performance obligations. Most performance obligations are generally satisfied within a short time after the contract execution date. As of June 30, 2022, the aggregate amount of the transaction price allocated to remaining performance obligations was $0.7 million, of which substantially all is expected to be recognized as revenue during 2022.
Contract balances
Contract balances represent amounts presented in the consolidated balance sheets when either the Company has transferred goods or services to the customer, or the customer has paid consideration to the Company under the contract. These contract balances included accounts receivable (see Note 5) and deferred revenue. Accounts receivable balances represent amounts billed to customers for goods and services when the Company has an unconditional right to payment of the amount billed. Deferred revenue, as of June 30, 2022 and December 31, 2021 was $1.0 million and $0.9 million, respectively. Deferred revenue represents cash consideration received from customers for which all services or products have not yet been transferred. Revenue recorded during the six months ended June 30, 2022 included $0.2 million of previously deferred revenue that was included in contract liabilities as of December 31, 2021.
As of June 30, 2022 and December 31, 2021, no single customer represented 10% or more of accounts receivable. For the three months ended June 30, 2022 and June 30, 2021, no single customer represented 10% or more of revenue.
Note 5 - Supplemental Balance Sheet Details
Accounts receivable, net consists of the following:
(in thousands)	June 30, 2022	December 31, 2021
Accounts receivable	$3,530	$4,146
Allowance for doubtful accounts	(46)	(46)
Total accounts receivable net of allowance	$3,484	$4,100
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Inventories, net consists of the following:
(in thousands)	June 30, 2022	December 31, 2021
Raw materials	$36,254	$22,179
Work in process	628	—
Finished goods	2,414	2,481
Reserve for excess and obsolete inventory	(308)	(361)
Total inventories, net	$38,988	$24,299
Property and equipment, net consist of the following:
(in thousands)	June 30, 2022	December 31, 2021
Furniture and equipment	$9,622	$5,585
Computers and technology	3,155	2,139
Leasehold improvements	1,544	1,073
Total	14,321	8,797
Accumulated depreciation	(4,147)	(3,019)
Property and equipment, net	$10,174	$5,778
Depreciation expense was $1.1 million and $0.5 million for the six months ended June 30, 2022 and 2021, respectively.
Accrued expenses and other current liabilities consist of the following:
(in thousands)	June 30, 2022	December 31, 2021
Accrued compensation	$2,043	$3,656
Accrued operating expenses	2,647	3,556
Short-term operating lease liability	812	—
Other, including warranties	670	615
Total accrued liabilities	$6,172	$7,827
On April 11, 2022, the Company completed a re-organization of the Commercial team and company-wide RIF (Reduction in Force). This action resulted in non-recurring restructuring expenses of $3.7 million which were primarily associated with severance, benefits, and outplacement services. Restructuring liability is included within other current liabilities on the consolidated balance sheets. The following table summarizes the restructuring liability accrual activity during the six months ended June 30, 2022:
(in thousands)	Costs Incurred for the Six Months Ended June 30, 2022	Payments Made During the Six Months Ended June 30, 2022	Liability as of June 30, 2022
Severance related	$3,019	$2,954	$65
Outplacement services	259	213	46
Stock-based compensation expense	176	176	—
Consultant fees	138	138	—
Other	108	108	—
Total	$3,700	$3,589	$111
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Note 6 - Intangible assets
Intangible assets consist of the following:
	Remaining Useful Life (Years)	June 30, 2022
(in thousands)		Gross	Accumulated Amortization	Net
Patents	9 - 14	$21,862	$1,700	$20,162
Capitalized licenses	1 -4	670	354	316
Total intangible assets		$22,532	$2,054	$20,478
	Remaining Useful Life (Years)	December 31, 2021
(in thousands)		Gross	Accumulated Amortization	Net
Patents	9 - 14	$21,607	$981	$20,626
Capitalized licenses	1 -4	670	288	382
Total intangible assets		$22,277	$1,269	$21,008
During the six months ended June 30, 2022, there were $0.2 million of additions to patents with a weighted average useful life of 13.1 years.
Amortization expense was $0.8 million and $0.2 million for the six months ended June 30, 2022 and 2021, respectively. The amortization of intangible assets attributable to product sales is recognized in cost of product and service revenue. The amortization of intangible assets not attributable to product sales is recognized in general and administrative operating expenses.
As of June 30, 2022, the estimated annual amortization of intangible assets for the remainder of 2022 and the next four years is shown in the following table. Actual amortization expense to be reported in future periods could differ from these estimates as a result of acquisitions, divestitures, and asset impairments, among other factors.
Year (in thousands)	Estimated Annual Amortization
2022 (remaining six months)	$849
2023	1,698
2024	1,698
2025	1,615
2026	1,587
Note 7 - Debt
On December 30, 2020, the Company closed on a $50.0 million Credit Agreement with a significant equity investor, of which the Company borrowed $25.0 million immediately upon closing. In May 2021, the Company borrowed an additional $10.0 million. On March 30, 2022, the Company entered into a Third Amendment to Credit Agreement and Guaranty with Perceptive Credit Holdings III, LP pursuant to which the prior remaining $15.0 million Tranche C term loan was changed to $7.5 million and such amount was borrowed on March 30, 2022. In addition, the Third Amendment added a new $7.5 million Tranche D term loan, which was drawn on June 29, 2022 subject to several conditions, including compliance with the covenant showing total revenue of at least $16.8 million for the twelve-month period ended March 31, 2022.
Borrowings under the Credit Agreement bear interest at the one-month LIBOR, with a 1.75% floor, plus a 9.50% margin (11.25% at June 30, 2022). Monthly payments of interest-only are due over the term of the loan with no scheduled loan amortization. Amounts borrowed are due and payable on the maturity date, December 30, 2025. The loan is secured by substantially all of the Company’s assets. Financial covenants include a $3.0 million minimum cash balance at all times and trailing twelve-month minimum revenue amounts measured on a quarterly basis. On October 29, 2021, the Company entered into the Second Amendment to, among other things, eliminate the minimum total revenue covenant for the twelve months ending December 31, 2021 and reset the minimum total revenue
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covenants thereafter. Pursuant to the Second Amendment, the minimum total revenue covenant, as amended, has resumed testing for the twelve months ended June 30, 2022. As of June 30, 2022, the Company was in compliance with the minimum total revenue covenant requirement of $18.3 million and minimum cash balance covenant requirement of $3.0 million.
The total minimum revenue covenant requirements for the next twelve months are as follows:
Twelve-Month Period Ending	Minimum Total Revenue (in thousands)
September 30, 2022	$21,722
December 31, 2022	26,545
March 31, 2023	30,179
June 30, 2023	35,221
In connection with the Credit Agreement closing, the Company issued to the lender warrants to purchase 97,504 shares of Series D preferred stock. The warrants have a 10-year contractual life and had an exercise price of $76.92 per warrant share. The fair value at issuance was estimated at $4.4 million and was recorded as a warrant liability. Upon closing of the IPO on October 12, 2021, the Series D redeemable convertible preferred stock warrant was converted into a warrant exercisable for a total of 811,374 shares of common stock with an exercise price of $9.62 per warrant share. In connection with the Third Amendment to the Credit Agreement dated March 30, 2022, warrants were reissued and the exercise price was changed from $9.62 per warrant share to $6.00 per warrant share. The change in exercise price resulted in an increase to debt issuance costs of $0.3 million, half of which was recognized with the Tranche C term loan which was drawn on March 30, 2022. This common stock warrant is no longer considered “potentially redeemable” and the fair value of the warrant liability as of October 12, 2021 has been reclassified into equity in accordance with ASC 480 for the year ended December 31, 2021 (see Note 3).
In addition, given that the Credit Agreement contained additional tranches of potential borrowings at inception, the Company identified and recorded within other assets on the balance sheet a $2.2 million asset related to future loan commitments at December 30, 2020. During 2021, $0.8 million was reclassified as a reduction in the carrying value of the $10.0 million tranche drawn in May 2021 on a pro-rata basis, and will be amortized over the remaining term of the debt. In connection with the Tranche C draw on March 30, 2022, $0.5 million was reclassified as a reduction in the carrying value of the $7.5 million tranche and will be amortized over the remaining term of the debt. As of June 30, 2022, the loan was fully drawn and the asset related to the future loan commitment was reduced to zero. The Company determined that the loan commitment meets the definition within ASC 480 as a freestanding financial instrument to be recorded at fair value given that it is both (1) legally detachable per the explicit ability provided to the creditor allowing it to assign all or part of its interest under the Credit Agreement to any person or entity; and (2) separately exercisable given that it can be exercised or not exercised at the Company’s option without impacting the outstanding balance of the original $25.0 million borrowed upon execution of the Credit Agreement. The remaining proceeds were allocated to the value of the initial debt borrowed and the discount resulting on such debt is being amortized over the term of the Credit Agreement.
On December 31, 2021, the process of cessation of LIBOR as a reference rate took effect. After December 31, 2021, new borrowings will no longer use LIBOR as a reference rate. Instead, these borrowings will be subject to an interest rate based on either the Secured Overnight Financing Rate (“SOFR”), which is deemed a replacement benchmark for LIBOR under the Credit Agreement, or an alternate index to be agreed upon; provided that if such alternate rate of interest shall be less than 1.75%, such rate shall be deemed to be 1.75% for the purposes of the Credit Agreement. Between December 31, 2021 and June 30, 2023, any legacy borrowings may continue to use LIBOR as the basis for interest rates. After June 30, 2023, all borrowings will be based on SOFR or the alternate index.
Note 8 - Equity
Common stock
As of June 30, 2022, the Company had authorized 400,000,000 shares of Common Stock, of which a total of 39,378,424 and 39,036,010 shares were outstanding, as of June 30, 2022 and December 31, 2021, respectively.
Preferred stock
Upon closing of the IPO on October 12, 2021, all 3,344,836 shares of Preferred Stock that were outstanding immediately prior to the closing of the IPO automatically converted into 26,758,688 shares of Common Stock. In
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addition, the Company issued 1,643,374 shares of Common Stock to the holders of the outstanding Preferred Stock in respect of accrued dividends thereon accrued to but not including October 12, 2021, based on the IPO price of $15.00 per share.
Under the Amended and Restated Certificate of Incorporation filed upon the Company’s IPO, the Company authorized 20,000,000 shares of non-redeemable preferred stock, $0.001 par value per share (“Preferred Stock”), of which no shares were outstanding at June 30, 2022 and December 31, 2021.
Note 9 - Equity based compensation
The Company’s 2014 Stock Plan (the “Plan”) provides for the granting of stock options or restricted stock to key employees, officers, directors and consultants. Upon effectiveness of the 2021 Plan (as defined below), no further issuances were made under the 2014 Plan.
The Company’s 2021 Omnibus Incentive Compensation Plan (the “2021 Plan”) was adopted by its board of directors and stockholders and became effective on October 7, 2021. Following the IPO, all equity-based awards are granted under the 2021 Plan. The 2021 Plan provides for the grant of both non-statutory and incentive stock options, stock appreciation rights, restricted stock awards, restricted stock units, deferred share units, cash incentive awards and other equity-based or equity-related awards to the Company’s employees, officers, directors and consultants. The terms of equity awards granted under the 2021 Plan to date are consistent with those granted under the 2014 Plan, as described below. The maximum number of shares outstanding under the 2021 Plan is 5,223,601, plus the number of shares of the Company’s common stock underlying awards under the 2014 Plan, not to exceed 5,113,324 shares, that become available again for grant under the 2014 Plan in accordance with its terms.
Stock options
Stock options expire 10 years from the date of grant. The stock options generally vest 25% upon the one-year anniversary of the service inception date and then ratably each month over the remaining 36 months. Upon termination of service, any unvested stock options are automatically returned to the Company. Vested stock options that are not exercised within the specified period, according to the terms and conditions of the option plan, following the termination as an employee, consultant, or service provider to the Company are surrendered back to the Company. Those stock options are added back to the plan pool and made available for future grants. Compensation cost is recorded on a straight-line basis over the requisite service period of the award based on the fair value of the options issued on the measurement date.
The following table summarizes stock option activity for the six months ended June 30, 2022:
	Stock Options
	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)	Aggregate Intrinsic Value (In thousands)
Outstanding as of December 31, 2021	5,105,278	$2.62	7.7
Granted	1,139,082	2.81
Forfeited	(359,619)	4.04
Exercised	(280,111)	0.62
Outstanding as of June 30, 2022	5,604,630	$2.67	7.7	$3,771
Vested and expected to vest as of June 30, 2022	5,604,630	$2.67	7.7	$3,771
Exercisable at June 30, 2022	2,768,974	$1.21	6.1	$3,402
Options to purchase 1.1 million shares were granted during the six months ended June 30, 2022. The weighted-average grant date fair value of stock options awarded during the six months ended June 30, 2021 was approximately $2.77 per share. As of June 30, 2022, there was a total of $12.0 million of unrecognized employee compensation costs related to non-vested stock option awards expected to be recognized over a weighted average period of 3.1 years.
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The Company estimates the fair value of stock-based compensation utilizing the Black-Scholes option pricing model, which is dependent upon several variables, such as expected term, volatility, risk-free interest rate, and expected dividends. Each of these inputs is subjective and generally requires significant judgment to determine.
The following table summarizes the range of key assumptions used to determine the fair value of stock options granted during:
	Six Months Ended June 30,
	2022	2021
Risk-free interest rate	1.2%	0.94 - 1.4%
Expected term (in years)	7	7
Expected volatility	55%	55%
Expected dividend yield	—	—
Exercise prices	$2.10 - $3.43	$1.83 - $4.81
Estimated fair value of common stock options	$1.16 - $1.90	$3.96 - $10.72
Restricted stock awards
Restricted stock awards are rights to receive shares of the Company’s Common Stock upon meeting specified vesting requirements. The fair value of a restricted stock award is the market value as determined by the closing price of the stock on the day of grant. These awards were granted under the Company’s 2021 Plan.
The following table summarizes restricted stock award activity for the six months ended June 30, 2022:
	Restricted Stock Awards	Weighted Average Grant Date Fair Value
Unvested as of December 31, 2021	507,013	$8.46
Granted	951,033	3.93
Vested	(62,303)	2.70
Forfeited	(456,942)	4.82
Unvested as of June 30, 2022	938,801	$6.02
62 thousand shares of restricted stock vested during the six months ended June 30, 2022. As of June 30, 2022, there was approximately $4.9 million of total unrecognized compensation cost related to restricted stock awards. This amount is expected to be recognized over the remaining weighted-average vesting period of 3.6 years.
Employee stock purchase plan
In the third quarter of 2021, the Company approved the 2021 Employee Stock Purchase Plan (the “ESPP”), which became effective upon completion of the IPO. As of June 30, 2022, there has not been an offering under the ESPP and no shares of Common Stock have been purchased under the ESPP.
Expense
The following table summarizes stock-based compensation expense, and also the allocation within the consolidated statements of operations:
	Six Months Ended June 30,
(in thousands)	2022	2021
Research and development	$239	$56
General and administrative	1,163	197
Sales and marketing	34	76
Total stock-based compensation expense	$1,436	$329
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The following table summarizes restricted stock-based compensation expense, and also the allocation within the consolidated statements of operations:
	Six Months Ended June 30,
(in thousands)	2022	2021
Research and development	$154	$—
General and administrative	140	—
Sales and marketing	542	—
Total restricted stock-based compensation expense	$836	$—
The $0.8 million of restricted stock-based compensation expense includes $0.2 million of accelerated expenses related to restructuring cost.
Note 10 - Commitments
Operating leases
At June 30, 2022, our operating leases had remaining lease terms of up to 3.80 years, including any reasonably probable extensions.
Lease balances within our consolidated balance sheet were as follows:
(in thousands)	June 30, 2022
Assets:
Operating lease right-of-use assets	$5,654
Liabilities:
Accrued expenses and other current liabilities	$812
Long-term operating lease obligations	5,104
Total lease liabilities	$5,916
Supplemental non-cash disclosures
Operating lease right-of-use assets obtained in exchange for lease obligations	$642
Operating lease expense, including variable and short-term lease costs, which were insignificant to the total operating lease cash flows and supplemental cash flow information were as follows:
Six Months Ended June 30,
(in thousands)	2022
Cost of product revenue	$56
Research and development expenses	190
Sales and marketing expenses	310
General and administrative expenses	276
Total operating lease expense	$832
Operating cash outflows from operating leases	$832
The weighted average remaining lease liability term and the weighted average discount rate were as follows:
June 30, 2022
Weighted average lease liability term (in years)	3.80
Weighted average discount rate	5.00%
The following table reconciles the undiscounted cash flows for each of the first five years and thereafter to the operating lease liabilities recognized in our consolidated balance sheet at June 30, 2022. The reconciliation excludes short-term leases that are not recorded on the balance sheet.
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(in thousands)	June 30, 2022
2022 (remaining six months)	$880
2023	1,741
2024	1,830
2025	1,330
2026	695
Thereafter	—
Total lease payments	6,476
Less: imputed interest	(560)
Total lease liabilities	$5,916
We had one lease commence in December 2021 with payments beginning in February 2022.
Purchase Commitments
On May 12, 2021 the Company entered into a Supply Agreement with QIAGEN GmbH, pursuant to which they have agreed to supply certain reagents to the Company, and the Company has agreed to certain annual minimum purchases. The future minimum purchase values are as follows:
(in millions)	Year Ending December 31,
2022	$2.5
2023	4.0
2024	5.0
2025	7.0
2026	9.0
2027	10.0
Total	$37.5
Note 11 - Product warranties
The Company warrants certain products generally for periods of one year following the delivery date. Accrued warranty costs are included in accrued expenses and other current liabilities.
	Six Months Ended June 30,
(in thousands)	2022	2021
Accrued warranty cost, beginning	$285	$135
Cost of warranty services	(300)	(75)
Estimated provision for warranty cost	300	150
Accrued warranty cost, end	$285	$210
Note 12 - Legal proceedings
The Company may be a party to litigation or subject to claims incident to the ordinary course of business. Although the results of litigation and claims cannot be predicted with certainty, the Company currently believes that the final outcome of these ordinary course matters will not have a material adverse effect on its business. Regardless of the outcome, litigation can have an adverse impact on the Company because of defense and settlement costs, diversion of management resources and other factors. The Company is not currently a party to any material legal proceedings, and the Company’s management believes that there are currently no claims or actions pending against the Company, the ultimate disposition of which could have a material adverse effect on the Company’s results of operations or financial condition.
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Note 13 - Other income (expense), net
Other income (expense), net consisted of the following:
	Three months ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
Grant revenue	$24	$730	$381	$1,327
Change in fair value of warrants and loan commitment	—	(2,061)	—	(4,007)
Currency gain/(loss)	(31)	—	(31)	—
Net book value of asset disposed	(16)	—	(16)	—
Other income/(expense)	(1)	1	—	—
Other income (expense), net	$(24)	$(1,330)	$334	$(2,680)
Note 14 - Net loss per share attributable to common stockholders
The Company excluded the following potential common shares, presented based on amounts outstanding at each period end, from the computation of diluted net loss per share attributable to common stockholders for the periods indicated because including them would have an anti-dilutive effect:
	June 30, 2022	June 30, 2021
Options outstanding to purchase common stock	5,604,630	4,641,192
Unvested restricted stock awards	938,801	—
Convertible preferred stock (as converted to common stock)	—	26,758,688
Note 15 - Related party transactions
The Company has license agreements with Yale University and California Institute of Technology, which are holders of Common Stock. There is an immaterial amount of receivables or payables due from or to these entities as of June 30, 2022. As described in Note 7, the Company has a Credit Agreement with Perceptive Credit Holdings III, LP, which is a holder of Common Stock.
Item 2.	Management's Discussion and Analysis of Financial Condition and Results of Operations
The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our unaudited condensed consolidated financial statements and related notes appearing elsewhere in this Form 10-Q and our audited consolidated financial statements and the related notes thereto and the discussion under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Form 10-K filed with the SEC on March 30, 2022 (the “2021 10-K”). Some of the information contained in this discussion and analysis or set forth elsewhere in this Form 10-Q, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the 2021 10-K, our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.
Data as of and for the three and six months ended June 30, 2022 and 2021 has been derived from our unaudited condensed consolidated financial statements appearing at the beginning of this Form 10-Q. Results for any interim period should not be construed as an inference of what our results would be for any full fiscal year or future period.
Overview
IsoPlexis Corporation is a company empowering labs to leverage the cells and proteome changing the course of human health. Our systems uniquely identify a comprehensive range of multifunctional single cells, i.e. the superhero cells in the human body. These cells enable researchers to understand and predict disease progression, treatment resistance and therapeutic efficacy to advance all of human health. We are a life sciences company building solutions to accelerate the development of curative medicines and personalized therapeutics. Our award-winning single-cell proteomics systems reveal unique biological activity in small subsets of cells, allowing researchers to connect more directly to in vivo biology and develop more precise and personalized therapies.
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We are enabling deeper access to in vivo biology and driving durable and potentially transformational research on disease in a new era of advanced medicine. We believe our platform is the first to employ both proteomics and single cell biology in an effort to fully characterize and link cellular function to patient outcomes by revealing treatment response and disease progression. Our single cell proteomics platform, which includes instruments, chip consumables and software, provides an end-to-end solution to reveal a more complete view of protein function at an individual cellular level. Since our commercial launch in June 2018, our platform has been adopted by the top 15 global biopharmaceutical companies by revenue and approximately three quarters of the comprehensive cancer centers in the United States to help develop more durable therapeutics, overcome therapeutic resistance, and predict patient responses for advanced immunotherapies, cell therapies, gene therapies, vaccines, and regenerative medicines. Our initial focus has been on developing applications of our platform for cancer immunology and cell and gene therapy. We are now expanding our capabilities to include applications for infectious diseases, inflammatory conditions, and neurological diseases.
We currently market and sell our technology with an in-house commercial team in the United States, China and Europe. We are also utilizing our distribution network to market and sell across multiple countries, including Australia, Belgium, Canada, China, Czech Republic, France, Germany, Italy, Israel, Japan, Portugal, Singapore, South Korea, Spain, Switzerland, and the United Kingdom. We intend to further expand our international presence by growing our distribution networks in Brazil, India, Mexico and beyond.
We manufacture our instruments and chip consumables in our manufacturing facilities in Branford, Connecticut and do not outsource any of our production manufacturing to third party contract manufacturers. Certain of our suppliers of components and materials are single source suppliers and we do not have supply agreements with certain suppliers of these critical components and materials beyond purchase orders. As part of our overall risk management strategy, we continue to evaluate and identify alternative suppliers for each of our components and materials.
Since our inception in March 2013, we have devoted substantially all of our resources to organizing and staffing our company, business planning, raising capital, conducting research and development activities, and filing patent applications. Prior to the completion of our IPO, we financed our operations primarily through the private placement of our securities, the incurrence of indebtedness and, to a lesser extent, grant income and revenue derived from sales of our instruments and chip consumables. As of June 30, 2022, our principal source of liquidity was cash, which totaled $71.6 million.
We completed our first sale of our systems in June 2018 and have generally experienced significant revenue growth in recent periods. Revenue was $4.0 million and $8.9 million for the three and six months ended June 30, 2022, as compared to $4.3 million and $7.5 million for the three and six months ended June 30, 2021. Nevertheless, we have incurred recurring losses since inception. For the three and six months ended June 30, 2022, our net losses were $25.6 million and $54.3 million as compared to $20.6 million and $36.1 million for the three and six months ended June 30, 2021. As of June 30, 2022, we had an accumulated deficit of $188.3 million. We expect to continue to incur significant expenses and operating losses for the foreseeable future in connection with ongoing development and business expansion activities, particularly as we continue to:
•	expand our research and development activities;
•	obtain, maintain and expand and protect our intellectual property portfolio;
•	market and sell new and existing products and services; and
•	attract, hire and maintain qualified personnel to support our expanding business efforts.
Furthermore, we will incur additional costs associated with operating as a public company, including significant legal, accounting, compliance, investor relations and other expenses that we did not incur as a private company.
As a result of these anticipated expenditures, we will need substantial additional financing to support our continuing operations and pursue our growth strategy. Until such time as we can generate positive cash flows from operations, if ever, we expect to finance our operations through a combination of equity offerings, debt financings, sales of products and services to our customers and, to a lesser extent, grant income. We may be unable to raise additional funds when needed on favorable terms or at all. Our inability to raise capital as and when needed would have a negative impact on our financial condition and our ability to pursue our business strategy. We will need to generate significant revenue to achieve profitability, and we may never do so.
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Key Factors Affecting Our Performance
We believe that our financial performance has been, and in the foreseeable future will continue to be, primarily driven by the following factors. While each of these factors presents significant opportunities for our business, they also pose important challenges that we must successfully address in order to pursue our growth strategy and improve our results of operations. Our ability to successfully address the factors below is subject to various risks and uncertainties, including those factors set forth in the section titled “Risk Factors” included in our 2021 10-K.
New Customer Adoption of Our Platform
Our financial performance has been, and in the foreseeable future will continue to be, driven by our ability to increase the adoption of our platform and the installed base of our instruments. We plan to drive new customer adoption through a direct sales and marketing organization in the United States, China and parts of Europe and third party distributors in Europe, North America, the Middle East and Asia-Pacific. As of June 30, 2022, we market and sell our technology with an in-house commercial team of approximately 140 team members and also utilize our distribution network to market and sell across multiple countries. Our headcount was reduced from 210 commercial team members as of March 31, 2022 to 140 as of June 30, 2022 primarily as a result of our company reorganization and reduction in force (RIF), discussed below.
Recurring Revenues from Sales of our Chip Consumables
Our IsoCode chip consumables represent a source of recurring revenue from customers using our platform across a wide range of applications. Our instruments and consumables are designed to work together exclusively. As we expand our installed base of instruments, we expect consumable revenues to increase on an absolute basis and become an increasingly important contributor to our overall revenues.
Adoption of Our Platform Across Existing Customers’ Organizations
There is an opportunity to grow our installed base and expand the number of instruments within organizations that are already utilizing our platform to advance their research and therapeutic development by their purchasing of additional instruments to support multiple locations or to increase capacity.
Adoption of Our Platform for New Applications
We founded our company to help solve critical challenges to accelerating advanced medicines and since our inception, we have developed multiple applications spanning cancer immunology, cell and gene therapy, infectious diseases, inflammatory conditions, and neurological diseases. As we continue to deploy our platform, we intend to concurrently expand the breadth of applications for our technologies to encourage increased use of our platform across our addressable markets. We expect our investments in these efforts to increase as we develop and market new applications, including a diagnostic application.
Components of Our Results of Operations
Revenue
Revenue consists of sales of instruments and consumables in addition to service revenue. Our total revenue for the three and six months ended June 30, 2022 was $4.0 million and $8.9 million and $4.3 million and $7.5 million for the three and six months ended June 30, 2021. We expect that our revenue will be less than our expenses for the foreseeable future and that we will experience losses as we continue to expand our business.
Cost of Product and Service Revenue
The Company’s cost of product revenue primarily consists of manufacturing related costs incurred in the production process, including personnel and related costs, costs of components and materials, labor and overhead, packaging and delivery costs and allocated costs for facilities and information technology. Cost of service revenue consists primarily of personnel and related costs of service and warranty costs to support our customers.
Company re-organization and reduction in force (RIF)
On April 11, 2022, the Company completed a re-organization of the Commercial team and company-wide RIF (Reduction in Force) which reduced total head count company-wide from approximately 500 as of March 31, 2022 to approximately 380 as of June 30, 2022. This action resulted in one-time non-recurring restructuring expenses of $3.7 million which were primarily associated with severance, benefits, and outplacement services.
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While the RIF was executed on April 11, 2022, we have continued to pursue further efficiencies and expect to achieve even lower operating expenses across multiple areas of our business, including but not limited to further savings in salaries and salary-related expenses, consultants and other professional services, internal material usage and licenses fees, in the second half of 2022 as seek to implement an accelerated path towards profitability. While we expect operating expenses to be lower in the short-term, over the longer-term operating expenses will go up as revenue increases, to support a larger installed instrument base and higher consumables sales.
Research and Development Expenses
Research and development expenses include:
•	costs to obtain licenses to intellectual property and related future payments should certain success, development and regulatory milestones be achieved;
•	employee-related expenses, including salaries, benefits and stock-based compensation expense;
•	costs of purchasing lab supplies and non-capital equipment used in our research and development activities;
•	consulting and professional fees related to research and development activities; and
•	facility costs, depreciation, and other expenses, which include direct and allocated expenses for rent and maintenance of facilities, insurance, and other supplies.
We expense research and development costs as incurred. Research and development activities are central to our business model.
Because of the numerous risks and uncertainties associated with product development, we cannot determine with certainty the duration and completion costs of our current or future research and development efforts.
General and Administrative Expenses
General and administrative expenses consist primarily of employee-related expenses, including salaries, benefits and stock-based compensation, for personnel in executive, finance, business development, facility and administrative functions. Other significant costs include facility costs not otherwise included in research and development expenses, legal fees relating to patent and corporate matters and fees for accounting, tax and consulting services.
We anticipate that our general and administrative expenses will increase in the long term to support continued expansion of our commercial, development and operating activities. These increases will likely include increased costs related to the hiring of additional personnel and fees to outside consultants, lawyers and accountants, among other expenses.
Sales and Marketing Expenses
Sales and marketing expenses consist primarily of compensation related expenses, including salaries, bonuses, benefits, non-cash stock-based compensation, for sales and marketing personnel, advertising and promotion expenses, consulting and subcontractor fees, sales commissions, recruiting fees, and various other selling expenses. We anticipate that our sales and marketing expenses will increase in the long term as we pursue growth and as we identify and expand into new markets, increase our product offerings, and expand our install base.
Grant Income
We are engaged in various Small Business Innovation Research (“SBIR”) grants with the federal government to help fund the costs of certain research and development activities. We believe that we have complied with all contractual requirements of the SBIR grants through the date of the financial statements. We do not currently expect future grant income to be a material source of funding for the Company.
Research and Development State Tax Credits
Research and development (“R&D”) tax credits exchanged for cash pursuant to the Connecticut R&D Tax Credit Exchange Program, which permits qualified small businesses engaged in R&D activities within Connecticut to exchange their unused R&D tax credits for a cash amount equal to 65% of the value of exchanged credits, are recorded as a receivable and other income in the year the R&D tax credits relate to, as it is reasonably assured that
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the R&D tax credits will be received, based upon our history of filing for and receiving the tax credits. R&D tax credits receivable where cash is expected to be received by us more than one year after the balance sheet date are classified as noncurrent in the consolidated balance sheets.
Fair Value Adjustment for Warrants and Loan Commitments
Warrants and loan commitments are freestanding financial instruments that qualify as liabilities and assets, respectively, required to be recorded at their estimated fair value at the inception date and remeasured at each reported balance sheet date thereafter until settlement, with gains and losses arising from changes in fair value recognized in the statement of operations during each period. Our preferred share warrants were converted to common share warrants upon our IPO and were reclassified from liabilities to equity for the year ended December 31, 2021.
Results of Operations
Comparisons of the Three Months Ended June 30, 2022 and 2021
The following table summarizes our results of operations for the three months ended June 30, 2022 and 2021, together with the dollar change in those items:
	Three months ended June 30,		Period to period change
(in thousands)	2022	2021
Revenue
Product revenue	$3,323	$4,089	$(766)
Service revenue	682	200	482
Total revenue	4,005	4,289	(284)
Cost of product revenue	1,813	2,001	(188)
Cost of service revenue	116	4	112
Gross profit	2,076	2,284	(208)
Operating expenses:
Research and development expenses	7,056	5,495	1,561
General and administrative expenses	8,447	5,186	3,261
Sales and marketing expenses	7,246	9,957	(2,711)
Restructuring expenses	3,699	—	3,699
Total operating expenses	26,448	20,638	5,810
Loss from operations	(24,372)	(18,354)	(6,018)
Other income (expense), net:
Interest expense, net	(1,210)	(870)	(340)
Other income (expense), net	(24)	(1,330)	1,306
Net loss	$(25,606)	$(20,554)	$(5,052)
Revenue
Total revenue decreased $0.3 million for the three months ended June 30, 2022 compared to the three months ended June 30, 2021. This consisted primarily of a decrease of $0.8 million from sales of instruments, partially offset by an increase of $0.5 million for service revenue. Consumables revenue was flat.
The decrease in instruments revenue for the three months ended June 30, 2022 was driven by a decrease in unit sales outside of North America and average sales price attributable to a difference in product mix between IsoLights and IsoSparks. Service revenue was up primarily due to additional collaboration revenue and an increase in service contracts compared to the prior period.
Gross Profit
Gross profit as a percentage of total revenues was 52% for the three months ended June 30, 2022 compared to 53% for the three months ended June 30, 2021.
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Operating Expenses
Operating expenses increased by $5.8 million for the three months ended June 30, 2022 compared to the three months ended June 30, 2021. This included $3.6 million of one-time restructuring charges associated with the re-organization of the sales and marketing teams, manufacturing operations and research and development. These costs consisted of severance, benefits, and outplacement services provided as part of the Company’s reduction in force. Total operating expenses of $26.4 million for the quarter ended June 30, 2022 represent a reduction of $4.3 million or 14% from the preceding quarter-ended March 31, 2022.
Research and Development Expenses
	Three months ended June 30,		Period to period change
(in thousands)	2022	2021
Compensation related expenses	$3,496	$2,328	$1,168
Professional fees and sub-contractor	560	398	162
Prototyping	905	793	112
Recruiting	—	153	(153)
Lab materials	117	333	(216)
Supplies expense	411	1,185	(774)
Depreciation and amortization	917	136	781
Other	650	169	481
Total	$7,056	$5,495	$1,561
Research and development expenses increased by $1.6 million, or 28%, for the three months ended June 30, 2022 compared to the three months ended June 30, 2021, primarily due to increases in compensation related expenses of $1.2 million from hiring approximately 20 new employees year over year, a $0.2 million increase in professional fees, a $0.8 million increase in depreciation and amortization expense related to patent expense and an increase in other expenses of $0.5 million, partially offset by a $0.2 million decrease in lab materials, a decrease of $0.2 million in recruiting expenses, and a decrease in supplies expense of $0.8 million.
General and Administrative Expenses
General and administrative expenses increased by $3.3 million, or 63%, for the three months ended June 30, 2022 compared to the three months ended June 30, 2021, primarily due to increases in compensation related expenses of $2.1 million for additional personnel to support organizational growth, an increase of $0.1 million of professional fees related to process enhancements, an increase of $0.5 million in depreciation and amortization expenses, an increase of $0.4 million in software and networking expenses to support a larger organization, and an increase of $0.2 million in various other expenses.
Sales and Marketing Expenses
Sales and marketing expenses decreased by $2.7 million, or 27%, for the three months ended June 30, 2022 compared to the three months ended June 30, 2021, primarily due to decreases in compensation related expenses of $0.4 million, a decrease in professional fees of $1.3 million related to the reduced usage of consultants, a decrease in recruiting expenses of $0.7 million, a decrease in supplies expense of $0.6 million, partially offset by an increase in other expense of $0.3 million. Overall, the decrease was driven by the elimination of consultants, and a decreased use of supplies and materials.
Interest expense
As a result of the Credit Agreement we entered into on December 30, 2020, we had $45.9 million of borrowings outstanding as of June 30, 2022, and we recognized $1.2 million in interest expense for the three months ended June 30, 2022. We recognized $0.7 million in interest expense for the three months ended June 30, 2021.
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Comparisons of the Six Months Ended June 30, 2022 and 2021
The following table summarizes our results of operations for the six months ended June 30, 2022 and 2021, together with the dollar change in those items:
	Six months ended June 30,		Period to period change
(in thousands)	2022	2021
Revenue
Product revenue	$7,777	$7,016	$761
Service revenue	1,139	507	632
Total revenue	8,916	7,523	1,393
Cost of product revenue	4,142	3,551	591
Cost of service revenue	142	28	114
Gross profit	4,632	3,944	688
Operating expenses:
Research and development expenses	14,190	9,169	5,021
General and administrative expenses	19,923	9,564	10,359
Sales and marketing expenses	19,289	17,031	2,258
Restructuring expenses	3,699	—	3,699
Total operating expenses	57,101	35,764	21,337
Loss from operations	(52,469)	(31,820)	(20,649)
Other income (expense):
Interest expense, net	(2,196)	(1,613)	(583)
Other income (expense), net	334	(2,680)	3,014
Net loss	$(54,331)	$(36,113)	(18,218)
Revenue
Total revenue increased $1.4 million for the six months ended June 30, 2022 compared to the six months ended June 30, 2021. This consisted primarily of an increase of $0.1 million from sales of instruments and $0.6 million from consumables and an increase of $0.6 million in service revenue.
The increase in instruments revenue for the six months ended June 30, 2022 was driven by an increase in unit sales and slightly offset by a decrease in average selling price due to product mix of IsoLights and IsoSparks. The increase in consumable revenue in 2022 was driven by an increase in the number of units at customer locations.
Gross Profit
Gross profit as a percentage of total revenues was 52% for the six months ended June 30, 2022 compared to 52% for the six months ended June 30, 2021.
Research and Development Expenses
	Six months ended June 30,		Period to period change
(in thousands)	2022	2021
Compensation related expenses	$7,463	$4,042	$3,421
Professional fees and sub-contractor	988	722	266
Prototyping	1,348	1,187	161
Recruiting	115	318	(203)
Lab materials	890	512	378
Supplies expense	1,292	1,860	(568)
Depreciation and amortization	1,071	244	827
Other	1,023	284	739
Total	$14,190	$9,169	$5,021
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Research and development expenses increased by $5.0 million, or 55%, for the six months ended June 30, 2022 compared to the six months ended June 30, 2021, primarily due to increases in compensation related expenses of $3.4 million from hiring approximately 20 new employees year over year, a $0.3 million increase in professional fees related to new product development and cost reduction projects, an increase of $0.4 million in lab materials, an increase of $0.2 million in prototyping for next generation product development, an increase of $0.8 million in other expenses primarily related to depreciation and amortization expense, and $0.7 million in other expenses, partially offset by a decrease of $0.2 million in recruiting expenses and a decrease of $0.6 million in supplies expense.
General and Administrative Expenses
General and administrative expenses increased by $10.4 million, or 108%, for the six months ended June 30, 2022 compared to the six months ended June 30, 2021, primarily due to increases in compensation related expenses of $5.5 million for additional personnel to support organizational growth, an increase of $1.0 million of professional fees related organizational process improvements, an increase of $0.4 million in office related expenses and an increase of $3.6 million in various other expenses, including increase of $1.0 million of technology costs and $1.5 million of depreciation and amortization expense.
Sales and Marketing Expenses
Sales and marketing expenses increased by $2.3 million, or 14%, for the six months ended June 30, 2022 compared to the six months ended June 30, 2021, primarily due to increases in compensation related expenses of $2.9 million for additional personnel added in the first quarter of 2022 and an increase various other office and selling expenses of $0.7 million, partially offset by a decrease in recruiting expenses of $1.1 million, Overall, the increase was driven by the carryover of head count from 2021 into the first quarter of 2022.
Change in fair value of warrants and loan commitments
As a result of changes in fair value, we recognized $0.3 million change in fair value adjustment of warrants and loan commitments for the six months ended June 30, 2022.
Interest expense
As a result of the Credit Agreement we entered into on December 30, 2020, we had $45.9 million of borrowings outstanding as of June 30, 2022, and we recognized $2.2 million in interest expense for the six months ended June 30, 2022. We recognized $1.5 million in interest expense for the six months ended June 30, 2021.
Liquidity and Capital Resources
At June 30, 2022, we had $71.6 million in cash. Cash as of June 30, 2022 decreased by $55.0 million compared to December 31, 2021, primarily due to the factors described under the heading “—Cash Flows” below. Our primary source of liquidity, other than cash on hand, has been cash flows from issuances of common stock in our IPO, issuances of preferred stock, debt financings and, to a lesser extent, grant income.
Cash Flows
Comparisons of the Six Months Ended June 30, 2022 and 2021
The following table provides information regarding our cash flows for the six months ended June 30, 2022 and 2021:
(in thousands)	2022	2021
Net cash provided by (used in):
Operating activities	(64,268)	(33,861)
Investing activities	(5,779)	(22,110)
Financing activities	15,089	18,251
Net change in cash	$(54,958)	$(37,720)
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Operating Activities
Net cash used by operating activities in the six months ended June 30, 2022 primarily consisted of net loss of $54.3 million, partially offset by net non-cash adjustments of $5.9 million, plus net changes in operating assets and liabilities of $15.9 million, including a $14.8 million inventory outflow. The primary non-cash adjustments to net income included share-based compensation of $2.3 million, depreciation and amortization expenses of $1.9 million and amortization of debt discount of $0.7 million. Cash flow impact from changes in net operating assets and liabilities were primarily driven by an increase in inventories and partially offset by increases in accounts payable and a decrease in other assets and accrued liabilities.
Net cash used by operating activities in the six months ended June 30, 2021 primarily consisted of net loss of $36.1 million, partially offset by net non-cash adjustments of $5.6 million, plus net changes in operating assets and liabilities of $3.3 million. The primary non-cash adjustments to net income were change in fair value of warrants and loan commitment of $4.0 million and depreciation and amortization costs of $0.8 million. Cash flow impacts from changes in net operating assets and liabilities were primarily driven by increases in inventories, accounts receivable and prepaid expense and other current assets, partially offset by increases in accrued liabilities and accounts payable.
Investing Activities
Net cash used in investing activities totaled $5.8 million in the six months ended June 30, 2022. We purchased $5.5 million of property and equipment. We paid $0.3 million related to patents acquired and patent costs that were capitalized.
Net cash used in investing activities totaled $22.1 million in the six months ended June 30, 2021. We purchased $2.0 million of property and equipment. We paid $20.1 million related to patents acquired and patent costs that were capitalized.
Financing Activities
Net cash provided by financing activities was $15.1 million in the six months ended June 30, 2022. We drew $15.0 million from our Tranche C and D term loans.
Net cash provided by financing activities was $18.3 million in the six months ended June 30, 2021. We raised cash through the issuance of Series D redeemable convertible preferred stock, with net proceeds of $10.0 million.
Funding Requirements
We expect to continue to generate operating losses in connection with our ongoing activities, particularly as we continue our research and development efforts and expand our business efforts. Furthermore, we have incurred and will continue to incur additional costs as a result of being a public company. Accordingly, we will need to obtain additional funding in connection with our continuing operations. If we are unable to raise capital when needed or on attractive terms, we would be forced to delay, reduce or eliminate our research and development programs or future commercialization efforts.
At the time of issuance of our unaudited consolidated interim financial statements for the six months ended June 30, 2022, we concluded that there was substantial doubt about our ability to continue as a going concern for one year from the issuance of such unaudited consolidated interim financial statements. However, we believe that, based on our current business plan, together with our existing cash as of June 30, 2022, and anticipated amendment with our lender as to the current revenue covenant, we will be able to fund our operating expenses and capital expenditure requirements into mid-2024.
We have based our projections of operating capital requirements on assumptions that may prove to be incorrect, and we may use all of our available capital resources sooner than we expect. Because of the numerous risks and uncertainties associated with our research and development efforts, we are unable to estimate the exact amount of our operating capital requirements. Our future capital requirements will depend on many factors, including:
•	future research and development efforts;
•	the need to service and refinance our indebtedness;
•	our ability to enter into and terms and timing of any collaborations, licensing agreements or other arrangements;
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•	the costs of sales, marketing, distribution and manufacturing efforts;
•	our headcount growth and associated costs as we expand our business;
•	the costs of preparing, filing and prosecuting patent applications, maintaining and protecting our intellectual property rights and defending against intellectual property related claims; and
•	the costs of operating as a public company
Until such time, if ever, as we can generate positive cash flows from operations, we expect to finance our additional cash needs through a combination of equity offerings, debt financings, sales of products and services to our customers and, to a lesser extent, grants. To the extent that we raise additional capital through the sale of equity or convertible debt securities, stockholder ownership interest will be diluted, and the terms of those securities may include liquidation or other preferences that adversely affect the rights of holders of common stock. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.
If we raise funds through additional strategic alliances or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies or future revenue streams or to grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity offerings, debt financings or grants when needed, we may be required to delay, limit, or reduce our expansion efforts.
Contractual Obligations and Commitments
Contractual obligations represent future cash commitments and liabilities under agreements with third parties and exclude orders for goods and services entered into in the normal course of business that are not enforceable or legally binding.
On December 30, 2020, we entered into the Credit Agreement, which provides for senior secured financing of up to $50.0 million, originally consisting of a $25.0 million Tranche A term loan and a $25.0 million Tranche B term loan. The Tranche A term loan of $25.0 million was drawn at the initial closing of the Credit Agreement on December 30, 2020. The Credit Agreement was amended on May 27, 2021 to split the previously remaining $25.0 million delayed draw term loan commitments under the Credit Agreement into a $10.0 million Tranche B term loan and a $15.0 million Tranche C term loan. The Tranche B term loan of $10.0 million was drawn on May 27, 2021. The Credit Agreement was amended on March 30, 2022 to split the remaining $15.0 million Tranche C term loan into a $7.5 million Tranche C term loan and a $7.5 million Tranche D term loan. The Tranche C term loan was drawn on March 30, 2022. The Tranche D term loan was drawn on June 29, 2022.
Borrowings under the Credit Agreement bear interest at a rate per annum equal to the one-month LIBOR rate (with a minimum LIBOR rate for such purposes of 1.75%) plus a margin of 9.50% (11.25% at June 30, 2022). Monthly payments of interest only are due over the term of the Credit Agreement with no scheduled loan amortization. Unless accelerated prior to such date, all amounts outstanding under the Credit Agreement are due to be repaid on December 30, 2025. In addition, the Credit Agreement includes a quarterly minimum total revenue covenant for the applicable trailing twelve month period. On October 29, 2021, we entered into the Second Amendment to, among other things, eliminate the minimum total revenue covenant for the twelve months ending December 31, 2021 and reset the total minimum revenue covenants thereafter. Pursuant to the Second Amendment, the minimum total revenue covenant, as amended, has resumed testing for the twelve months ended March 31, 2022. The Company is currently in compliance with the minimum total revenue covenant as of June 30, 2022.
The following table summarizes our commitments to settle contractual obligations as of June 30, 2022:
(in thousands)	Total	Less than 1 year	1-3 Years	4-5 Years	More than 5 years
Lease commitments (1)	$6,476	$880	$4,900	$696	$—
Purchase obligations (2)	36,250	3,250	10,500	17,500	5,000
Total	$42,726	$4,130	$15,400	$18,196	$5,000
(1)	Represents commitments under our non-cancelable leases.
(2)	Purchase obligations relate to our Patent Purchase Agreement with QIAGEN Sciences, LLC and QIAGEN GmbH for certain reagents.
F-3-29

Critical Accounting Policies and Significant Judgments and Estimates
The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in our consolidated financial statements and accompanying notes. Management bases its estimates on historical experience, market and other conditions, and various other assumptions it believes to be reasonable. Although these estimates are based on management’s best knowledge of current events and actions that may impact us in the future, the estimation process is, by its nature, uncertain given that estimates depend on events over which we may not have control. Though the impact of the COVID-19 pandemic to our business and operating results presents additional uncertainty, we continue to use the best information available to inform our critical accounting estimates. If market and other conditions change from those that we anticipate, our consolidated financial statements may be materially affected. In addition, if our assumptions change, we may need to revise our estimates, or take other corrective actions, either of which may also have a material effect on our consolidated financial statements.
During the three and six months ended June 30, 2022, there were no material changes to our critical accounting policies and use of estimates from those described under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Significant Judgments and Estimates” in the Form 10-K for the year ended December 31, 2021 and filed with the SEC on March 30, 2022.
Recent Accounting Pronouncements
Refer to Note 2, “Summary of Significant Accounting Policies,” in the accompanying notes to the unaudited condensed consolidated financial statements included elsewhere in this Form 10-Q for a discussion of recent accounting pronouncements.
Item 3.	Quantitative and Qualitative Disclosures about Market Risk
We are exposed to market risk related to changes in interest rates. As of June 30, 2022, we had cash of $71.6 million. Our primary exposure to market risk is interest rate sensitivity, which is affected by changes in the general level of interest rates. As of June 30, 2022, our cash is held primarily in savings and checking accounts. Because of the short-term nature of the instruments in our portfolio, an immediate 10% change in the interest rate would not have a material impact on the fair market value of our investment portfolio or on our financial position or results of operations.
We are exposed to changes in the U.S. dollar based short term rates, specifically LIBOR. Fluctuations in LIBOR may affect the amount of interest expense we incur on borrowing indexed to LIBOR, such as borrowing under our Credit Agreement, which bear interest at a per annum equal to the one-month LIBOR rate (with a minimum LIBOR rate for such purposes of 1.75%) plus a margin of 9.5%.
With the transition away from LIBOR, borrowings under our Credit Agreement will be subject to an interest rate based on an alternate index to be agreed upon under the Credit Agreement; provided that if such alternate rate of interest shall be less than 1.75%, such rate shall be deemed to be 1.75% for the purposes of the Credit Agreement.
Item 4.	Controls and Procedures
Evaluation of Disclosure Controls and Procedures
Our management, with the participation of our Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of our disclosure controls and procedures as of the end of the period covered by this Form 10-Q. The term “disclosure controls and procedures,” as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act, means controls and other procedures of a company that are designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. Management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving their objectives and management necessarily applies its judgement in
F-3-30

evaluating the cost-benefit relationship of possible controls and procedures. Based on such evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that our disclosure controls and procedures were effective as of June 30, 2022.
Changes in Internal Control over Financial Reporting
There were no changes in our internal control over financial reporting identified in connection with the evaluation required by Rule 13a-15(d) and 15d-15(d) of the Exchange Act that occurred during the period covered by this Form 10-Q that has materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.
F-3-31

Part II - Other Information
Item 1.	Legal Proceedings
From time to time we are a party to various litigation matters incidental to the conduct of our business. We are not presently party to any legal proceedings the resolution of which we believe would have a material adverse effect on our business, prospects, financial condition, liquidity, results of operation, cash flows or capital levels.
Item 1A.	Risk Factors
The reader should carefully consider, in connection with the other information in this report, the risk factors discussed in “Part I, Item 1A. Risk Factors” of the Company’s 2021 Annual Report on 10-K filed with the SEC on March 30, 2022. There have been no material changes to such matters during the quarter ended June 30, 2022. These factors may cause our actual results to differ materially from those stated in forward-looking statements contained in this document and elsewhere.
Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds
None.
Item 3.	Defaults Upon Senior Securities
Not applicable.
Item 4.	Mine Safety Disclosures
Not applicable.
Item 5.	Other Information
None.
Item 6.	Exhibits
Exhibit Number	Exhibit Description
31.1*	CEO Certification pursuant to Section 302 of the Sarbanes-Oxley Act
31.2*	CFO Certification pursuant to Section 302 of the Sarbanes-Oxley Act
32.1*‡	CEO Certification pursuant to Section 906 of the Sarbanes-Oxley Act
32.2*‡	CFO Certification pursuant to Section 906 of the Sarbanes-Oxley Act
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema Document
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document
104*	Cover Page Interactive Data File (contained in Exhibit 101)
*	Filed herewith.
†	Indicates management contract or compensatory plan.
§	Portions of the exhibit, marked by brackets, have been omitted because the omitted information (i) is not material and (ii) would likely cause competitive harm if publicly disclosed.
‡
The certifications attached as Exhibits 32.1 and 32.2 that accompany this Quarterly Report on Form 10-Q are deemed furnished and not filed with the Securities and Exchange Commission and are not to be incorporated by reference into any filing of IsoPlexis Corporation under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended, whether made before or after the date of this Quarterly Report on Form 10-Q, irrespective of any general incorporation language contained in such filing.

F-3-32

SIGNATURES
Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
IsoPlexis Corporation

Date: August 15, 2022	By:	/s/ Sean Mackay
	Name:	Sean Mackay
	Title:	Chief Executive Officer and Director
(Principal Executive Officer)

Date: August 15, 2022	By:	/s/ John Strahley
	Name:	John Strahley
	Title:	Chief Financial Officer
(Principal Financial Officer)
F-3-33

Annex F-4
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 10-Q
(Mark One)
☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended September 30, 2022
OR
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from     to
Commission file number 001-40894
IsoPlexis Corporation
(Exact name of Registrant as Specified in its Charter)
Delaware	46-2179799
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
35 NE Industrial Road, Branford, CT 06405
(Address of principal executive offices and zip code)
(203) 208-4111
Registrant’s telephone number, including area code
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ISO	The Nasdaq Stock Market LLC
Securities registered pursuant to Section 12(g) of the Act: None
Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports); and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No  ☐
Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).Yes  ☐ No ☒
The registrant had outstanding 39,575,989 shares of common stock as of November 8, 2022.

F-4-1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Quarterly Report on Form 10-Q (“Form 10-Q”) contains “forward-looking statements.” These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies and other future conditions. Such forward-looking statements may include, without limitation, statements about future opportunities for us and our products and services, our future operations, financial or operating results, anticipated business levels, future earnings, planned activities, anticipated growth, market opportunities, strategies, competitions and other expectations and targets for future periods. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “predict,” “project,” “target,” “potential,” “seek,” “will,” “would,” “could,” “should,” “continue,” “contemplate,” “plan,” and other words and terms of similar meaning.
Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes may differ materially from those made in or suggested by the forward-looking statements contained in this Form 10-Q. In addition, even if our results of operations, financial condition and cash flows, and the development of the markets in which we operate, are consistent with the forward-looking statements contained in this Form 10-Q, those results or developments may not be indicative of results or developments in subsequent periods. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, among others, the following:
•	estimates of our addressable market, market growth, future revenue, expenses, capital requirements and our needs for additional financing;
•	the implementation of our business model and strategic plans for our products and technologies;
•	competitive companies and technologies and our industry;
•	our ability to manage and grow our business by expanding our sales to existing customers or introducing our products to new customers;
•	our ability to develop and commercialize new products;
•	our ability to establish and maintain intellectual property protection for our products or avoid or defend claims of infringement;
•	the performance of third party suppliers;
•	our ability to hire and retain key personnel and to manage our future growth effectively;
•	our ability to obtain additional financing in future offerings;
•	the volatility of the trading price of our common stock;
•	the potential effects of government regulation;
•	the impact of COVID-19 on our business; and
•	our expectations about market trends.
For a further discussion of these and other factors that could impact our future results, performance or transactions, see Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2021 and our other subsequent filings with the Securities and Exchange Commission (the “SEC”). Given these uncertainties, you should not place undue reliance on these forward-looking statements.
You should read this Form 10-Q and the documents that we reference within it completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this Form 10-Q by these cautionary statements. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.
F-4-2

Unless the context otherwise requires, we use the terms “IsoPlexis,” the “Company,” “we,” “us” and “our” in this Form 10-Q to refer to IsoPlexis Corporation and our consolidated subsidiaries.
Channels for Disclosure of Information
Investors and others should note that we may announce material information to the public through filings with the SEC, our website (www.isoplexis.com), press releases, public conference calls, public webcasts and our social media accounts (including https://www.linkedin.com/company/isoplexis-inc-/). We use these channels to communicate with our customers and the public about the Company, our products, our services and other matters. We encourage our investors, the media and others to review the information disclosed through such channels as such information could be deemed to be material information. The information on such channels, including on our website and our social media accounts, is not incorporated by reference in this Form 10-Q and shall not be deemed to be incorporated by reference into any other filing under the Securities Act (as defined below) or the Exchange Act (as defined below), except as expressly set forth by specific reference in such a filing. Please note that this list of disclosure channels may be updated from time to time.
F-4-3

Part I - Financial Information
Item 1.	Financial Statements
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share amounts)	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$53,128	$126,566
Accounts receivable, net	4,569	4,100
Inventories, net	38,247	24,299
Prepaid expenses and other current assets	1,679	3,478
Total current assets	97,623	158,443
Property and equipment, net	11,331	5,778
Intangible assets, net	20,162	21,008
Operating lease right-of-use assets	5,381	—
Other assets	355	2,243
Total assets	$134,852	$187,472
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,032	$4,839
Accrued expenses and other current liabilities	6,150	7,827
Deferred revenue	1,034	915
Total current liabilities	11,216	13,581
Long-term operating lease obligations	4,080	—
Long-term debt	46,051	31,646
Total liabilities:	61,347	45,227
Commitments and contingencies (Notes 10 and 12)
Stockholders’ equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, zero shares issued and outstanding as of September 30, 2022 and December 31, 2021	—	—
Common stock, $0.001 par value, 400,000,000 shares authorized; 39,535,322 and 39,036,010 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	39	39
Additional paid-in capital	280,225	276,179
Accumulated deficit	(206,759)	(133,973)
Total stockholders’ equity	73,505	142,245
Total liabilities and stockholders’ equity	$134,852	$187,472
The accompanying notes are an integral part of these condensed consolidated financial statements.
F-4-4

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Three months ended September 30,		Nine months ended September 30,
(in thousands, except share and per share amounts)	2022	2021	2022	2021
Revenue
Product revenue	$3,633	$3,890	$11,410	$10,906
Service revenue	851	303	1,990	810
Total revenue	4,484	4,193	13,400	11,716
Cost of product revenue	2,187	2,207	6,329	5,758
Cost of service revenue	40	13	182	41
Gross profit	2,257	1,973	6,889	5,917
Operating expenses:
Research and development expenses	4,169	4,700	18,359	13,869
General and administrative expenses	8,782	7,106	28,705	16,670
Sales and marketing expenses	5,702	10,066	24,992	27,097
Restructuring expenses	574	—	4,273	—
Total operating expenses	19,227	21,872	76,329	57,636
Loss from operations	(16,970)	(19,899)	(69,440)	(51,719)
Other income (expense):
Interest expense, net	(1,485)	(1,065)	(3,679)	(2,678)
Other income (expense), net	—	765	334	(1,915)
Net loss	$(18,455)	$(20,199)	$(72,785)	$(56,312)
Accrued dividends on preferred stock	—	(3,400)	—	(10,010)
Net loss attributable to common stockholders	(18,455)	(23,599)	(72,785)	(66,322)
Basic and diluted net loss per common share	$(0.47)	$(10.66)	$(1.86)	$(30.59)
Weighted-average common shares outstanding—basic and diluted	39,464,883	2,213,825	39,227,703	2,168,259
The accompanying notes are an integral part of these condensed consolidated financial statements.
F-4-5

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT) (UNAUDITED)
(in thousands, except share amounts)	Series A Preferred		Series A-2 Preferred		Series B Preferred		Series B-2 Preferred		Series C Preferred		Series C-2 Preferred		Series D Preferred		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity (Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at January 1, 2022	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	39,036,010	$39	$276,179	$(133,973)	$142,245
Exercise of common stock options	—	—	—	—	—	—	—	—	—	—	—	—	—	—	7,109	—	2	—	2
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	877	—	877
Warrant modification expense	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	300	—	300
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(28,725)	(28,725)
Balance at March 31, 2022	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	39,043,119	$39	$277,358	$(162,698)	$114,699
Exercise of common stock options	—	—	—	—	—	—	—	—	—	—	—	—	—	—	273,002	—	87	—	87
Restricted stock awards released	—	—	—	—	—	—	—	—	—	—	—	—	—	—	62,303	—	—	—	—
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1,395	—	1,395
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(25,606)	(25,606)
Balance at June 30, 2022	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	39,378,424	$39	$278,840	$(188,304)	$90,575
Exercise of common stock options	—	—	—	—	—	—	—	—	—	—	—	—	—	—	153,977	—	185	—	185
Restricted stock awards released	—	—	—	—	—	—	—	—	—	—	—	—	—	—	2,921	—	—	—	—
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1200	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(18,455)	1,200
Balance at September 30, 2022	—	—	—	—	—	—	—	—	—	—	—	—	—	—	39,535,322	$39	$280,225	$(206,759)	$73,505
The accompanying notes are an integral part of these condensed consolidated financial statements.
F-4-6

(in thousands, except share amounts)	Series A Preferred		Series A-2 Preferred		Series B Preferred		Series B-2 Preferred		Series C Preferred		Series C-2 Preferred		Series D Preferred		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity (Deficit)
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at January 1, 2021	253,862	$1,596	290,002	$3,623	376,061	$6,606	237,183	$6,991	564,287	$24,839	515,218	$24,929	975,039	74,876	$2,133,904	$2	$1,151	$(52,404)	$(51,251)
Issuance of Preferred Stock	—	—	—	—	—	—	—	—	—	—	—	—	130,006	10,000	—	—	—	—	—
Exercise of common stock options	—	—	—	—	—	—	—	—	—	—	—	—	—	—	10,912		5	—	— 5
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	95	—	95
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(15,559)	(15,559)
Balance at March 31, 2021	253,862	$1,596	290,002	$3,623	376,061	$6,606	237,183	$6,991	564,287	$24,839	515,218	$24,929	1,105,045	$84,876	2,144,816	$2	$1,251	$(67,963)	$(66,710)
Issuance of Preferred Stock	—	—	3,178	247	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Exercise of common stock options	—	—	—	—	—	—	—	—	—	—	—	—	—	—	68,016	—	4	—	4
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	234	—	234
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(20,554)	(20,554)
Balance at June 30, 2021	253,862	$1,596	293,180	$3,870	376,061	$6,606	237,183	$6,991	564,287	$24,839	515,218	$24,929	1,105,045	$84,876	2,212,832	$2	$1,489	$(88,517)	$(87,026)
Exercise of common stock options	—	—	—	—	—	—	—	—	—	—	—	—	—	—	2,128	—	2	—	2
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	833	—	833
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(20,199)	(20,199)
Balance at September 30, 2021	253,862	$1,596	293,180	$3,870	376,061	$6,606	237,183	$6,991	564,287	$24,839	515,218	$24,929	1,105,045	$84,876	2,214,960	$2	$2,324	$(108,716)	$(106,390)
The accompanying notes are an integral part of these condensed consolidated financial statements.
F-4-7

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Nine months ended September 30,
(in thousands)	2022	2021
Cash flows from operating activities
Net loss	$(72,785)	$(56,312)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,841	1,517
Provision for warranty costs	318	190
Change in fair value of warrants and loan commitment	—	4,104
Amortization of debt discount	899	471
Amortization of right-of-use assets	1,043	—
Share-based compensation	3,472	1,162
Provision for excess and obsolete inventories	174	240
Changes in operating assets and liabilities:
Accounts receivable	(469)	(571)
Inventories	(14,122)	(16,517)
Prepaid expenses and other current assets	1,799	(594)
Operating lease right-of-use assets	(122)	—
Other assets	693	45
Accounts payable	(807)	3,772
Accrued liabilities	(3,265)	3,141
Deferred revenue	119	733
Operating lease obligations	(952)	—
Net cash used in operating activities	(81,164)	(58,619)
Cash flows from investing activities
Purchases of property and equipment	(7,183)	(2,203)
Payments for patents acquired and capitalized	(365)	(20,268)
Net cash used in investing activities	(7,548)	(22,471)
Cash flows from financing activities
Proceeds from issuance of Preferred Stock - Series A-2	—	40
Proceeds from issuance of Preferred Stock - Series D	—	10,000
Proceeds received from borrowings on credit agreement	15,000	10,000
Payment of deferred offering costs	—	(4,863)
Exercise of common stock options	274	11
Net cash provided by financing activities	15,274	15,188
Net change in cash and cash equivalents	(73,438)	(65,902)
Cash and cash equivalents beginning balance	126,566	106,641
Cash and cash equivalents ending balance	$53,128	$40,739
Non-cash investing and financing activities
Transfer of Tranche B loan commitment to contra-debt upon additional borrowing under credit agreement	$—	$841
Transfer of Tranche C loan commitment to contra-debt upon additional borrowing under credit agreement	$497	$—
Transfer of Tranche D loan commitment to contra-debt upon additional borrowing under credit agreement	$822	$—
Increase in right-of-use asset	$764	$—
Increase in operating lease liability obligations	$773	$—
Supplemental disclosure of cash flow information
Cash paid for interest	$3,709	$2,566
The accompanying notes are an integral part of these condensed consolidated financial statements.
F-4-8

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
Note 1 - Nature of Operations
IsoPlexis Corporation (together with its subsidiaries, the “Company”) was incorporated in the State of Delaware in March 2013. The Company is a life sciences company building solutions to accelerate the development of curative medicines and personalized therapeutics. The Company’s award-winning single-cell proteomics systems reveal unique biological activity in small subsets of cells, allowing researchers to connect more directly to in-vivo biology and develop more precise and personalized therapies. The Company’s products have been adopted by researchers around the world, including each of the top 15 global pharmaceutical companies by revenue and by approximately 79% of the comprehensive cancer centers in the United States. On December 28, 2018, the Company created IsoPlexis UK Limited (“IsoPlexis UK”), which has remained dormant. IsoPlexis (Shanghai) Trading Co., Ltd. was created on October 9, 2021.
COVID - 19
The COVID-19 pandemic developed rapidly in 2021 and 2022, with a significant number of cases. Measures taken by various governments to contain the virus have affected economic activity. The Company has taken a number of measures to monitor and mitigate the effects of COVID-19, such as safety and health measures for the Company’s employees (such as social distancing and working from home) and securing the supply of materials that are essential to the production process.
At this stage, the impact on the Company’s business and results has not been significant and based on the Company’s experience to date management expects this to remain the case.
Liquidity and ability to continue as a going concern
During the nine months ended September 30, 2022 and 2021, the Company incurred a net loss of $72.8 million and $56.3 million, respectively, and used $81.2 million and $58.6 million of cash for operations, respectively. In addition, as of September 30, 2022, the Company had an accumulated deficit of $206.8 million. The Company expects to continue to generate operating losses and negative cash flows for the foreseeable future.
In addition, the Company’s Credit Agreement and Guaranty, dated as of December 30, 2020 (as amended, the “Credit Agreement”), between the Company and Perceptive Credit Holdings III, LP, as administrative agent and as a lender, includes a quarterly minimum total revenue covenant for the applicable trailing twelve month period through December 31, 2025. Furthermore, the Company does not expect to meet certain of its financial covenants within one year following the date that these financial statements are issued. Therefore, the Company may be required to repay its outstanding debt within the next 12 months, the principal balance of which was $50.0 million as of September 30, 2022. The Company has obtained a waiver of the total minimum revenue requirements for the twelve month period ending September 30, 2022.
Accordingly, the foregoing conditions, taken together, raise substantial doubt about the Company’s ability to continue as a going concern for at least a period of one year from the issuance of these unaudited consolidated interim financial statements.
The Company may seek additional funding in order to reach its business objectives. The Company may seek these funds either through public debt or equity offerings or further private equity financings, debt financings, and strategic alliances. The Company may not be able to obtain funding on acceptable terms, or at all, and the terms of any funding may adversely affect the holdings or the rights of the Company’s stockholders. If the Company is unable to obtain additional funding, it could adversely affect the Company’s business prospects.
The accompanying condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business. The condensed consolidated financial statements do not reflect any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary if the Company is unable to continue as a going concern.
Note 2 - Summary of Significant Accounting Policies
Basis of presentation
The accompanying condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted (“GAAP”) in the United States. The condensed consolidated financial
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statements include the accounts of the Company and its wholly owned subsidiaries, IsoPlexis UK and Isoplexis (Shanghai) Trading Co., Ltd. All intercompany transactions have been eliminated.
Any reference in these notes to applicable guidance is meant to refer to GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) promulgated by the Financial Accounting Standards Board (“FASB”).
The condensed consolidated financial statements of the Company included herein have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted from these condensed consolidated financial statements, as is permitted by such rules and regulations. Accordingly, these condensed consolidated financial statements should be read in conjunction with the consolidated financial statements as of and for the year ended December 31, 2021 and the notes thereto.
In the opinion of management, the information furnished reflects all adjustments, all of which are of a normal and recurring nature, necessary for a fair presentation of the results for the reported interim periods. The Company considers events or transactions that occur after the balance sheet date but before the financial statements are issued to provide additional evidence relative to certain estimates or to identify matters that require additional disclosure. The results of operations for interim periods are not necessarily indicative of results to be expected for the full year or any other interim period.
Significant Accounting Policies
With the exception of the following policy, the Company’s significant accounting policies are unchanged from those disclosed in Note 2, “Summary of significant accounting policies” in our consolidated financial statements as of and for the year ended December 31, 2021.
Foreign currency transactions
Transaction gains and losses generated by the effect of changes in foreign currency exchange rates on recorded assets and liabilities denominated in a currency different than the functional currency of the applicable entity are recorded in other income (expense), net. See Note 13 for further information concerning transaction gains and losses.
Recently adopted accounting pronouncements
The Company adopted ASU No. 2016-02 as of January 1, 2022, using a modified retrospective transition approach and elected the optional transition method to apply the provision of ASC 842 as of the effective date, rather than the earliest period presented. The Company elected the “package of practical expedients”, which permits it to not reassess under the new standard the Company’s prior conclusions about lease identification, lease classification and initial direct costs. The Company made an accounting policy election to exempt short-term leases of 12 months or less from balance sheet recognition requirements associated with the new standard. Leases with an initial term of twelve months or less, or on a month-to-month basis, are not recorded on the balance sheet and are recognized on a straight-line basis over the lease term. The Company also elected the practical expedient for use-of-hindsight to conclude on lease term. If applicable, the Company combines lease and non-lease components, which primarily relate to ancillary expenses associated with real estate leases such as common area maintenance charges and management fees.
The Company determines if an arrangement is a lease at inception and determines the classification of the lease, as either operating or finance, at commencement. Operating leases are included in operating lease right-of-use (“ROU”) assets, accrued expenses and other current liabilities and long-term operating lease obligations on our consolidated balance sheets. The Company presently does not have any finance leases.
ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at the commencement date of the lease based on the present value of lease payments over the lease term. The Company’s leases do not provide a readily determinable implicit discount rate. The Company’s borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments, and in similar economic environments. Operating lease ROU assets also factor in any lease payments made, initial direct costs and lease incentives received. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that it will exercise that option. Some of the Company’s leases include options to extend the lease term. Lease expense for lease payments is recognized on a straight-line basis over the lease term.
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The adoption of this accounting standard resulted in recording operating lease ROU assets for six real estate and three equipment operating lease arrangements and corresponding operating lease liabilities of $5.7 million and $5.9 million, respectively, as of January 1, 2022. The operating lease assets at adoption were lower than the operating lease liabilities because of the balance of the Company’s deferred rent liabilities of $0.2 million at December 31, 2021, which was reclassified into operating lease assets. The adoption of the standard did not have a material effect on the Company’s condensed consolidated statements of operations or condensed consolidated statements of cash flows.
See Note 10 for further information concerning the Company’s leases.
New accounting standards not yet effective
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. This standard requires that credit losses be reported using an expected losses model rather than the incurred losses model that is currently used, and establishes additional disclosures related to credit risks. For available-for-sale debt securities with unrealized losses, this standard now requires allowances to be recorded instead of reducing the amortized cost of the investment. This standard will be effective for the Company on January 1, 2023. The Company has not yet determined the impact the adoption of this standard will have on the consolidated financial statements.
In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform (Topic 848) (“ASU 2020-04”), which provides companies with temporary optional financial reporting alternatives to ease the potential burden in accounting for reference rate reform and includes a provision that allows companies to account for a modified contract as a continuation of an existing contract. The amendments in ASU 2020-04 could be adopted beginning March 12, 2020 and are effective through December 31, 2022. The Company has certain debt instruments for which the interest rates are indexed to LIBOR, and as a result, is currently evaluating the effect that the implementation of this standard will have on the Company’s consolidated operating results, cash flows, financial condition and related disclosures.
Note 3 - Fair Value Measurement
Certain of the Company’s assets and liabilities are recorded at fair value, as described below.
The following tables set forth the Company’s financial instruments that were measured at fair value on recurring basis by level within the fair value hierarchy:
	September 30, 2022
(in thousands)	Level 1	Level 2	Level 3	Total
Cash equivalents- money market account	$30,055	—	—	$30,055
	December 31, 2021
(in thousands)	Level 1	Level 2	Level 3	Total
Loan commitment	$—	$—	$1,169	$1,169
During the periods presented, the Company has not changed the manner in which it values assets and liabilities that are measured at fair value. The Company recognizes transfers between levels of the fair value hierarchy as of the end of the reporting period. There were no transfers within the hierarchy during the nine months ended September 30, 2022 and 2021.
The commitment for an additional tranche under the Credit Agreement (see Note 7) qualified as a freestanding financial instrument required to be recorded at estimated fair value. The fair value of the loan commitment was estimated based on the present value of future expected cash flows discounted at the Company’s effective interest rate of 14.12% at December 31, 2021. The loan balance was fully drawn during the nine months ended September 30, 2022 and the loan commitment asset has been reduced to zero as shown below.
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The following table presents changes during the nine months ended September 30, 2022 and 2021 in Level 3 liabilities measured at fair value on a recurring basis:
(in thousands)	Loan Commitment	Series D Warrants	Series A Warrants
Balance at January 1, 2022	$1,169	$—	$—
Exercise of Tranche C loan commitment	(497)	—	—
Change in warrant exercise price	150	—	—
Balance at March 31, 2022	822	—	—
Exercise of Tranche D loan commitment	(822)	—	—
Balance at June 30, 2022	—	—	—
Balance at September 30, 2022	$—	$—	$—
(in thousands)	Loan Commitment	Series D Warrants	Series A Warrants
Balance as January 1, 2021	$2,240	$4,430	$207
Change in estimated fair value	(139)	1,807	—
Balance at March 31, 2021	2,101	6,237	207
Change in estimated fair value	—	2,061	—
Exercise of warrant	—	—	(207)
Exercise of Tranche B loan commitment	(841)	—	—
Balance at June 30, 2021	1,260	8,298	—
Change in estimated fair value	(65)	32	—
Balance at September 30, 2021	$1,195	$8,330	$—
Under ASC Topic 480, Distinguishing Liabilities from Equity, the warrants (see Note 7) were freestanding financial instruments that qualified as liabilities required to be recorded at their estimated fair value at the inception date and remeasured at each reported balance sheet date thereafter until settlement. The Series A-2 Preferred Stock Warrant was exercised on May 11, 2021, at an exercise price of $12.58606 per share for 3,178 shares of Series A-2 redeemable convertible preferred stock. Upon closing of the Company’s initial public offering (“IPO”) on October 12, 2021, the warrant held by Perceptive Credit Holdings III, LP to purchase Series D redeemable convertible preferred stock was converted into a warrant exercisable for a total of 811,374 shares of common stock. This common stock warrant is no longer considered “potentially redeemable” and the outstanding balance of the warrant liability has been reclassified into equity in accordance with ASC 480 for the year ended December 31, 2021.
On March 30, 2022, the Company entered into a Third Amendment to Credit Agreement and Guaranty with Perceptive Credit Holdings III, LP pursuant to which the prior $15.0 million Tranche C term loan, which was available through March 31, 2022 subject to several conditions, was changed to $7.5 million and such amount was borrowed on March 30, 2022. In addition, the Third Amendment added a new $7.5 million Tranche D term loan, which was borrowed on June 29, 2022. In connection with entering into the above-referenced Third Amendment to the Credit Agreement, on March 30, 2022, the Company amended the warrant that had been previously issued to Perceptive Credit Holdings III, LP to purchase up to 811,374 shares of common stock at an exercise price of $9.62 per share. The warrant exercise price was amended to $6.00 per share. The change in exercise price resulted in an increase to debt issuance costs of $0.3 million, half of which was recognized with the Tranche C term loan draw as shown in the table above. The other half was recognized on June 29, 2022, when Tranche D was drawn upon.
The above fair value measurements are sensitive to changes in underlying unobservable inputs. A change in those inputs could result in a significantly higher or lower fair value measurement.
Changes in fair value of the warrants and loan commitment is included in other expense in the statements of operations.
Note 4 - Revenue
The Company’s revenue is generated primarily from the sale of products and services. Product revenue primarily consists of sales of instruments and consumables used in single cell research equipment. Service and other revenue primarily consists of revenue generated from measuring immune responses using the Company’s technology.
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Revenue by source
	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2022	2021	2022	2021
Instruments	$2,118	$2,647	$7,219	$7,615
Consumables	1,515	1,243	4,191	3,291
Extended service warranty	357	213	859	510
Other service revenue	494	90	1,131	300
Total revenue	$4,484	$4,193	$13,400	$11,716
Revenue by geographic area
	Three months ended September 30,		Nine months ended September 30,
Based on region of destination (in thousands)	2022	2021	2022	2021
Americas(1)	$3,628	$2,933	$10,056	$8,554
Europe(2)	353	900	999	1,639
Greater China(3)	395	314	1,904	826
Asia-Pacific(4)	108	46	441	697
Total revenue	$4,484	$4,193	$13,400	$11,716
(1)	Region includes revenue from the United States of America and Canada
(2)	Region includes revenue from the United Kingdom, Belgium, Czech Republic, Portugal, France, Spain, Germany, Sweden, Italy, Israel and Switzerland
(3)	Region includes revenue from China and Taiwan
(4)	Region includes revenue from Singapore, Japan, Australia, New Zealand and South Korea
Performance obligations
The Company regularly enters into contracts with multiple performance obligations. Most performance obligations are generally satisfied within a short time after the contract execution date. As of September 30, 2022, the aggregate amount of the transaction price allocated to remaining performance obligations was $0.5 million, of which substantially all is expected to be recognized as revenue during 2022.
Contract balances
Contract balances represent amounts presented in the consolidated balance sheets when either the Company has transferred goods or services to the customer, or the customer has paid consideration to the Company under the contract. These contract balances included accounts receivable (see Note 5) and deferred revenue. Accounts receivable balances represent amounts billed to customers for goods and services when the Company has an unconditional right to payment of the amount billed. Deferred revenue, as of September 30, 2022 and December 31, 2021 was $1.0 million and $0.9 million, respectively. Deferred revenue represents cash consideration received from customers for which all services or products have not yet been transferred. Revenue recorded during the nine months ended September 30, 2022 included $0.5 million of previously deferred revenue that was included in contract liabilities as of December 31, 2021.
As of September 30, 2022, one customer, MediMergent, LLC, represented 10.7% of our accounts receivable. As of December 31, 2021, no single customer represented 10% or more of accounts receivable. For the three and nine months ended September 30, 2022 and September 30, 2021, no single customer represented 10% or more of revenue.
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Note 5 - Supplemental Balance Sheet Details
Accounts receivable, net consists of the following:
(in thousands)	September 30, 2022	December 31, 2021
Accounts receivable	$4,644	$4,146
Allowance for doubtful accounts	(75)	(46)
Total accounts receivable net of allowance	$4,569	$4,100
Inventories, net consists of the following:
(in thousands)	September 30, 2022	December 31, 2021
Raw materials	$35,186	$22,179
Work in process	1,163	—
Finished goods	2,319	2,481
Reserve for excess and obsolete inventory	(421)	(361)
Total inventories, net	$38,247	$24,299
Property and equipment, net consist of the following:
(in thousands)	September 30, 2022	December 31, 2021
Furniture and equipment	$10,123	$5,585
Computers and technology	4,401	2,139
Leasehold improvements	1,456	1,073
Total	15,980	8,797
Accumulated depreciation	(4,649)	(3,019)
Property and equipment, net	$11,331	$5,778
Depreciation expense was $1.6 million and $0.9 million for the nine months ended September 30, 2022 and 2021, respectively.
Accrued expenses and other current liabilities consist of the following:
(in thousands)	September 30, 2022	December 31, 2021
Accrued compensation	$2,186	$3,656
Accrued operating expenses	1,915	3,556
Short-term operating lease liability	1,561	—
Other, including warranties	488	615
Total accrued liabilities	$6,150	$7,827
On April 11, 2022, the Company completed a re-organization of the Commercial team and company-wide RIF (Reduction in Force). This action resulted in non-recurring restructuring expenses of $4.3 million which were primarily associated with severance, benefits, and outplacement services during the second and third quarters of 2022. Restructuring liability is included within other current liabilities on the consolidated balance sheets.
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The following table summarizes the restructuring liability accrual activity during the nine months ended September 30, 2022:
(in thousands)	Costs Incurred for the Nine Months Ended September 30, 2022	Payments Made During the Nine Months Ended September 30, 2022	Liability as of September 30, 2022
Severance related	$3,589	$3,572	$17
Outplacement services	259	215	44
Stock-based compensation expense	176	176	—
Consultant fees	138	138	—
Other	111	111	—
Total	$4,273	$4,212	$61
Note 6 - Intangible Assets
Intangible assets consist of the following:
		September 30, 2022
(in thousands)	Remaining Useful Life (Years)	Gross	Accumulated Amortization	Net
Patents	9 - 14	$21,971	$2,092	$19,879
Capitalized licenses	1 - 4	670	387	283
Total intangible assets		$22,641	$2,479	$20,162
		December 31, 2021
(in thousands)	Remaining Useful Life (Years)	Gross	Accumulated Amortization	Net
Patents	9 - 14	$21,607	$981	$20,626
Capitalized licenses	1 - 4	670	288	382
Total intangible assets		$22,277	$1,269	$21,008
During the nine months ended September 30, 2022, there were $0.4 million of additions to patents with a weighted average useful life of 11.0 years.
Amortization expense was $1.2 million and $0.6 million for the nine months ended September 30, 2022 and 2021, respectively. The amortization of intangible assets attributable to product sales is recognized in cost of product and service revenue. The amortization of intangible assets not attributable to product sales is recognized in general and administrative operating expenses.
As of September 30, 2022, the estimated annual amortization of intangible assets for the remainder of 2022 and the next four years is shown in the following table. Actual amortization expense to be reported in future periods could differ from these estimates as a result of acquisitions, divestitures, and asset impairments, among other factors.
Year (in thousands)	Estimated Annual Amortization
2022 (remaining three months)	$427
2023	1,710
2024	1,710
2025	1,627
2026	1,599
Note 7 - Debt
On December 30, 2020, the Company closed on a $50.0 million Credit Agreement with Perceptive Credit Holdings III, LP, a significant equity investor, of which the Company borrowed $25.0 million immediately upon closing. In May 2021, the Company borrowed an additional $10.0 million. On March 30, 2022, the Company entered
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into a Third Amendment to Credit Agreement and Guaranty pursuant to which the prior remaining $15.0 million Tranche C term loan was changed to $7.5 million and such amount was borrowed on March 30, 2022. In addition, the Third Amendment added a new $7.5 million Tranche D term loan, which was drawn on June 29, 2022.
Borrowings under the Credit Agreement bear interest at the one-month LIBOR, with a 1.75% floor, plus a 9.50% margin (12.07% at September 30, 2022). Monthly payments of interest-only are due over the term of the loan with no scheduled loan amortization. Amounts borrowed are due and payable on the maturity date, December 30, 2025. The loan is secured by substantially all of the Company’s assets. Financial covenants include a $3.0 million minimum cash balance at all times and trailing twelve-month minimum revenue amounts measured on a quarterly basis. On October 29, 2021, the Company entered into the Second Amendment to, among other things, eliminate the minimum total revenue covenant for the twelve months ending December 31, 2021 and reset the minimum total revenue covenants thereafter. As of September 30, 2022, the Company was not in compliance with the minimum total revenue covenant requirement of $21.7 million and was in compliance with the minimum cash balance covenant requirement of $3.0 million. The Company has obtained a waiver of the minimum total revenue requirements for the twelve month period ending September 30, 2022.
The total minimum revenue covenant requirements for the next twelve months are as follows:
Twelve-Month Period Ending	Minimum Total Revenue (in thousands)
December 31, 2022	$26,545
March 31, 2023	30,179
June 30, 2023	35,221
September 30, 2023	40,649
In connection with the Credit Agreement closing, the Company issued to the lender warrants to purchase 97,504 shares of Series D preferred stock. The warrants have a 10-year contractual life and had an exercise price of $76.92 per warrant share. The fair value at issuance was estimated at $4.4 million and was recorded as a warrant liability. Upon closing of the IPO on October 12, 2021, the Series D redeemable convertible preferred stock warrant was converted into a warrant exercisable for a total of 811,374 shares of common stock with an exercise price of $9.62 per warrant share. In connection with the Third Amendment to the Credit Agreement dated March 30, 2022, warrants were amended and the exercise price was changed from $9.62 per warrant share to $6.00 per warrant share. The change in exercise price resulted in an increase to debt issuance costs of $0.3 million, half of which was recognized with the Tranche C term loan which was drawn on March 30, 2022. This common stock warrant is no longer considered “potentially redeemable” and the fair value of the warrant liability as of October 12, 2021 has been reclassified into equity in accordance with ASC 480 for the year ended December 31, 2021 (see Note 3).
In addition, given that the Credit Agreement contained additional tranches of potential borrowings at inception, the Company identified and recorded within other assets on the balance sheet a $2.2 million asset related to future loan commitments at December 30, 2020. During 2021, $0.8 million was reclassified as a reduction in the carrying value of the $10.0 million tranche drawn in May 2021 on a pro-rata basis, and will be amortized over the remaining term of the debt. In connection with the Tranche C draw on March 30, 2022, $0.5 million was reclassified as a reduction in the carrying value of the $7.5 million tranche and will be amortized over the remaining term of the debt. As of September 30, 2022, the loan was fully drawn and the asset related to the future loan commitment was reduced to zero. The Company determined that the loan commitment meets the definition within ASC 480 as a freestanding financial instrument to be recorded at fair value given that it is both (1) legally detachable per the explicit ability provided to the creditor allowing it to assign all or part of its interest under the Credit Agreement to any person or entity; and (2) separately exercisable given that it can be exercised or not exercised at the Company’s option without impacting the outstanding balance of the original $25.0 million borrowed upon execution of the Credit Agreement. The remaining proceeds were allocated to the value of the initial debt borrowed and the discount resulting on such debt is being amortized over the term of the Credit Agreement.
On December 31, 2021, the process of cessation of LIBOR as a reference rate took effect. After December 31, 2022, new borrowings will no longer use LIBOR as a reference rate. Instead, these borrowings will be subject to an interest rate based on either the Secured Overnight Financing Rate (“SOFR”), which is deemed a replacement benchmark for LIBOR under the Credit Agreement, or an alternate index to be agreed upon; provided that if such alternate rate of interest shall be less than 1.75%, such rate shall be deemed to be 1.75% for the purposes of the Credit Agreement. Between December 31, 2022 and June 30, 2023, any legacy borrowings may continue to use LIBOR as the basis for interest rates. After June 30, 2023, all borrowings will be based on SOFR or the alternate index.
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Note 8 - Equity
Common stock
As of September 30, 2022, the Company had authorized 400,000,000 shares of Common Stock, of which a total of 39,535,322 and 39,036,010 shares were outstanding, as of September 30, 2022 and December 31, 2021, respectively.
Preferred stock
Upon closing of the IPO on October 12, 2021, all 3,344,836 shares of Preferred Stock that were outstanding immediately prior to the closing of the IPO automatically converted into 26,758,688 shares of Common Stock. In addition, the Company issued 1,643,374 shares of Common Stock to the holders of the outstanding Preferred Stock in respect of accrued dividends thereon accrued to but not including October 12, 2021, based on the IPO price of $15.00 per share.
Under the Amended and Restated Certificate of Incorporation filed upon the Company’s IPO, the Company authorized 20,000,000 shares of non-redeemable preferred stock, $0.001 par value per share (“Preferred Stock”), of which no shares were outstanding at September 30, 2022 and December 31, 2021.
Note 9 - Equity based Compensation
The Company’s 2014 Stock Plan (the “Plan”) provides for the granting of stock options or restricted stock to key employees, officers, directors and consultants. Upon effectiveness of the 2021 Plan (as defined below), no further issuances were made under the 2014 Plan.
The Company’s 2021 Omnibus Incentive Compensation Plan (the “2021 Plan”) was adopted by its board of directors and stockholders and became effective on October 7, 2021. Following the IPO, all equity-based awards are granted under the 2021 Plan. The 2021 Plan provides for the grant of both non-statutory and incentive stock options, stock appreciation rights, restricted stock awards, restricted stock units, deferred share units, cash incentive awards and other equity-based or equity-related awards to the Company’s employees, officers, directors and consultants. The terms of equity awards granted under the 2021 Plan to date are consistent with those granted under the 2014 Plan, as described below. The maximum number of shares outstanding under the 2021 Plan is 5,223,601, plus the number of shares of the Company’s common stock underlying awards under the 2014 Plan, not to exceed 5,113,324 shares, that become available again for grant under the 2014 Plan in accordance with its terms.
Stock options
Stock options expire 10 years from the date of grant. The stock options generally vest 25% upon the one-year anniversary of the service inception date and then ratably each month over the remaining 36 months. Upon termination of service, any unvested stock options are automatically returned to the Company. Vested stock options that are not exercised within the specified period, according to the terms and conditions of the option plan, following the termination as an employee, consultant, or service provider to the Company are surrendered back to the Company. Those stock options are added back to the plan pool and made available for future grants. Compensation cost is recorded on a straight-line basis over the requisite service period of the award based on the fair value of the options issued on the measurement date.
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The following table summarizes stock option activity for the nine months ended September 30, 2022:
	Stock Options
	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)	Aggregate Intrinsic Value (In thousands)
Outstanding as of December 31, 2021	5,105,278	$2.62	7.7
Granted	1,335,924	2.67
Forfeited/Expired/Canceled	(566,397)	3.73
Exercised	(433,980)	0.63
Outstanding as of September 30, 2022	5,440,825	$2.69	7.4	$2,283
Vested and expected to vest as of September 30, 2022	5,440,825	$2.69	7.4	$2,283
Exercisable at September 30, 2022	2,907,227	$1.61	5.9	$2,186
Options to purchase 1.3 million shares were granted during the nine months ended September 30, 2022. The weighted-average grant date fair value of stock options awarded during the nine months ended September 30, 2022 was approximately $1.55 per share. As of September 30, 2022, there was a total of $9.7 million of unrecognized employee compensation costs related to non-vested stock option awards expected to be recognized over a weighted average period of 2.5 years.
The Company estimates the fair value of stock-based compensation utilizing the Black-Scholes option pricing model, which is dependent upon several variables, such as expected term, volatility, risk-free interest rate, and expected dividends. Each of these inputs is subjective and generally requires significant judgment to determine.
The following table summarizes the range of key assumptions used to determine the fair value of stock options granted during:
	Nine months ended September 30,
	2022	2021
Risk-free interest rate	1.2%	0.94 - 1.4%
Expected term (in years)	7	7
Expected volatility	55%	55%
Expected dividend yield	—	—
Exercise prices	$1.90 - $3.43	$1.83 - $10.72
Estimated fair value of common stock options	$1.05 - $1.90	$3.96 - $10.72
Restricted stock awards
Restricted stock awards are rights to receive shares of the Company’s Common Stock upon meeting specified vesting requirements. The fair value of a restricted stock award is the market value as determined by the closing price of the stock on the day of grant. These awards were granted under the Company’s 2021 Plan.
The following table summarizes restricted stock award activity for the nine months ended September 30, 2022:
	Restricted Stock Awards	Weighted Average Grant Date Fair Value
Unvested as of December 31, 2021	507,013	$8.46
Granted	967,783	3.91
Vested	(65,224)	2.70
Forfeited	(645,092)	4.67
Unvested as of September 30, 2022	764,480	$6.40
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65 thousand shares of restricted stock vested during the nine months ended September 30, 2022. As of September 30, 2022, there was approximately $4.0 million of total unrecognized compensation cost related to restricted stock awards. This amount is expected to be recognized over the remaining weighted-average vesting period of 3.3 years.
Employee stock purchase plan
In the third quarter of 2021, the Company approved the 2021 Employee Stock Purchase Plan (the “ESPP”), which became effective upon completion of the IPO. As of September 30, 2022, there has not been an offering under the ESPP and no shares of Common Stock have been purchased under the ESPP.
Expense
The following table summarizes stock-based compensation expense, and also the allocation within the consolidated statements of operations:
	Nine months ended September 30,
(in thousands)	2022	2021
Research and development	$179	$178
General and administrative	2,217	716
Sales and marketing	3	268
Total stock-based compensation expense	$2,399	$1,162
The following table summarizes restricted stock-based compensation expense, and also the allocation within the consolidated statements of operations:
	Nine months ended September 30,
(in thousands)	2022	2021
Research and development	$234	$—
General and administrative	304	—
Sales and marketing	535	—
Total restricted stock-based compensation expense	$1,073	$—
The $1.1 million of restricted stock-based compensation expense includes $0.2 million of accelerated expenses related to restructuring cost.
Note 10 - Commitments
Operating leases
At September 30, 2022, our operating leases had remaining lease terms of up to 4.25 years, including any reasonably probable extensions.
Lease balances within our consolidated balance sheet were as follows:
(in thousands)	September 30, 2022
Assets:
Operating lease right-of-use assets	$5,381
Liabilities:
Accrued expenses and other current liabilities	$1,561
Long-term operating lease obligations	4,080
Total lease liabilities	$5,641
Supplemental non-cash disclosures
Operating lease right-of-use assets obtained in exchange for lease obligations	$764
F-4-19

Operating lease expense, including variable and short-term lease costs, which were insignificant to the total operating lease cash flows and supplemental cash flow information, were as follows:
Nine months ended September 30,
(in thousands)	2022
Cost of product revenue	$92
Research and development expenses	285
Sales and marketing expenses	465
General and administrative expenses	407
Total operating lease expense	$1,249
Operating cash outflows from operating leases	$1,249
The weighted average remaining lease liability term and the weighted average discount rate were as follows:
September 30, 2022
Weighted average lease liability term (in years)	3.53
Weighted average discount rate	5.00%

The following table reconciles the undiscounted cash flows for each of the first five years and thereafter to the operating lease liabilities recognized in our consolidated balance sheet at September 30, 2022. The reconciliation excludes short-term leases that are not recorded on the balance sheet.
(in thousands)	September 30, 2022
2022 (remaining three months)	$451
2023	1,785
2024	1,747
2025	1,388
2026	776
Thereafter	—
Total lease payments	6,147
Less: imputed interest	(506)
Total lease liabilities	$5,641
We had one lease commence in December 2021 with payments beginning in February 2022.
Purchase Commitments
On May 12, 2021 the Company entered into a Supply Agreement with QIAGEN GmbH, pursuant to which they have agreed to supply certain reagents to the Company, and the Company has agreed to certain annual minimum purchases. The future minimum purchase values are as follows:
(in millions)	Year Ending December 31,
2022	$2.5
2023	4.0
2024	5.0
2025	7.0
2026	9.0
2027	10.0
Total	$37.5
Note 11 - Product Warranties
The Company warrants certain products generally for periods of one year following the delivery date. Accrued warranty costs are included in accrued expenses and other current liabilities.
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	Nine months ended September 30,
(in thousands)	2022	2021
Accrued warranty cost, beginning	$285	$135
Cost of warranty services	(318)	(75)
Estimated provision for warranty cost	366	190
Accrued warranty cost, end	$333	$250
Note 12 - Legal Proceedings
The Company may be a party to litigation or subject to claims incident to the ordinary course of business. Although the results of litigation and claims cannot be predicted with certainty, the Company currently believes that the final outcome of these ordinary course matters will not have a material adverse effect on its business. Regardless of the outcome, litigation can have an adverse impact on the Company because of defense and settlement costs, diversion of management resources and other factors. The Company is not currently a party to any material legal proceedings, and the Company’s management believes that there are currently no claims or actions pending against the Company, the ultimate disposition of which could have a material adverse effect on the Company’s results of operations or financial condition.
Note 13 - Other Income (Expense), net
Other income (expense), net consisted of the following:
	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2022	2021	2022	2021
Grant revenue	$—	$862	$381	$2,189
Investment income	55	—	55	—
Change in fair value of warrants and loan commitment	—	(97)	—	(4,104)
Currency gain/(loss)	(55)	—	(86)	—
Net book value of asset disposed	—	—	(16)	—
Other income/(expense)	—	—	—	—
Other income (expense), net	$—	$765	$334	$(1,915)
Note 14 - Net Loss per Share Attributable to Common Stockholders
The Company excluded the following potential common shares, presented based on amounts outstanding at each period end, from the computation of diluted net loss per share attributable to common stockholders for the periods indicated because including them would have an anti-dilutive effect:
	September 30, 2022	September 30, 2021
Options outstanding to purchase common stock	5,440,825	5,113,324
Unvested restricted stock awards	764,480	—
Convertible preferred stock (as converted to common stock)	—	26,758,688
Note 15 - Related Party Transactions
The Company has license agreements with Yale University and California Institute of Technology. Yale University is a holder of Common Stock. There is an immaterial amount of receivables or payables due from or to these entities as of September 30, 2022. As described in Note 7, the Company has a Credit Agreement with Perceptive Credit Holdings III, LP, which is a holder of Common Stock.
Note 16 - Subsequent Events
On November 8, 2022, the Company obtained a waiver of the minimum total revenue requirements for the twelve month period ending September 30, 2022 under the Credit Agreement with Perceptive Credit Holdings III, LP and other lenders party thereto.
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Item 2.	Management's Discussion and Analysis of Financial Condition and Results of Operations
The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our unaudited condensed consolidated financial statements and related notes appearing elsewhere in this Form 10-Q and our audited consolidated financial statements and the related notes thereto and the discussion under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Form 10-K filed with the SEC on March 30, 2022 (the “2021 10-K”). Some of the information contained in this discussion and analysis or set forth elsewhere in this Form 10-Q, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the 2021 10-K, our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.
Data as of and for the three and nine months ended September 30, 2022 and 2021 has been derived from our unaudited condensed consolidated financial statements appearing at the beginning of this Form 10-Q. Results for any interim period should not be construed as an inference of what our results would be for any full fiscal year or future period.
Overview
IsoPlexis Corporation is a company empowering labs to leverage the cells and proteome changing the course of human health. Our systems uniquely identify a comprehensive range of multifunctional single cells, i.e. the superhero cells in the human body. These cells enable researchers to understand and predict disease progression, treatment resistance and therapeutic efficacy to advance all of human health. We are a life sciences company building solutions to accelerate the development of curative medicines and personalized therapeutics. Our award-winning single-cell proteomics systems reveal unique biological activity in small subsets of cells, allowing researchers to connect more directly to in vivo biology and develop more precise and personalized therapies.
We are enabling deeper access to in vivo biology and driving durable and potentially transformational research on disease in a new era of advanced medicine. We believe our platform is the first to employ both proteomics and single cell biology in an effort to fully characterize and link cellular function to patient outcomes by revealing treatment response and disease progression. Our single cell proteomics platform, which includes instruments, chip consumables and software, provides an end-to-end solution to reveal a more complete view of protein function at an individual cellular level. Since our commercial launch in June 2018, our platform has been adopted by the top 15 global biopharmaceutical companies by revenue and approximately three quarters of the comprehensive cancer centers in the United States to help develop more durable therapeutics, overcome therapeutic resistance, and predict patient responses for advanced immunotherapies, cell therapies, gene therapies, vaccines, and regenerative medicines. Our initial focus has been on developing applications of our platform for cancer immunology and cell and gene therapy. We are now expanding our capabilities to include applications for infectious diseases, inflammatory conditions, and neurological diseases.
We currently market and sell our technology with an in-house commercial team in the United States, China and Europe. We are also utilizing our distribution network to market and sell across multiple countries, including Australia, Belgium, Canada, China, Czech Republic, France, Germany, Italy, Israel, Japan, Portugal, Singapore, South Korea, Spain, Switzerland, and the United Kingdom. We intend to further expand our international presence by growing our distribution networks in Brazil, India, Mexico and beyond.
We manufacture our instruments and chip consumables in our manufacturing facilities in Branford, Connecticut and do not outsource any of our production manufacturing to third party contract manufacturers. Certain of our suppliers of components and materials are single source suppliers and we do not have supply agreements with certain suppliers of these critical components and materials beyond purchase orders. As part of our overall risk management strategy, we continue to evaluate and identify alternative suppliers for each of our components and materials.
Since our inception in March 2013, we have devoted substantially all of our resources to organizing and staffing our company, business planning, raising capital, conducting research and development activities, and filing patent applications. Prior to the completion of our IPO, we financed our operations primarily through the private placement of our securities, the incurrence of indebtedness and, to a lesser extent, grant income and revenue derived from sales of our instruments and chip consumables. As of September 30, 2022, our principal source of liquidity was cash, which totaled $53.1 million.
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We completed our first sale of our systems in June 2018 and have generally experienced revenue growth in recent periods. Revenue was $4.5 million and $13.4 million for the three and nine months ended September 30, 2022, as compared to $4.2 million and $11.7 million for the three and nine months ended September 30, 2021. Nevertheless, we have incurred recurring losses since inception. For the three and nine months ended September 30, 2022, our net losses were $18.5 million and $72.8 million as compared to $20.2 million and $56.3 million for the three and nine months ended September 30, 2021. As of September 30, 2022, we had an accumulated deficit of $206.8 million. We expect to continue to incur significant expenses and operating losses for the foreseeable future in connection with ongoing development and business expansion activities, particularly as we continue to:
•	expand our research and development activities;
•	obtain, maintain and expand and protect our intellectual property portfolio;
•	market and sell new and existing products and services; and
•	attract, hire and maintain qualified personnel to support our expanding business efforts.
Furthermore, we will incur additional costs associated with operating as a public company, including significant legal, accounting, compliance, investor relations and other expenses that we did not incur as a private company.
As a result of these anticipated expenditures, we will need substantial additional financing to support our continuing operations and pursue our growth strategy. Until such time as we can generate positive cash flows from operations, if ever, we expect to finance our operations through a combination of equity offerings, debt financings, sales of products and services to our customers and, to a lesser extent, grant income. We may be unable to raise additional funds when needed on favorable terms or at all. Our inability to raise capital as and when needed would have a negative impact on our financial condition and our ability to pursue our business strategy. We will need to generate significant revenue to achieve profitability, and we may never do so.
Key Factors Affecting Our Performance
We believe that our financial performance has been, and in the foreseeable future will continue to be, primarily driven by the following factors. While each of these factors presents significant opportunities for our business, they also pose important challenges that we must successfully address in order to pursue our growth strategy and improve our results of operations. Our ability to successfully address the factors below is subject to various risks and uncertainties, including those factors set forth in the section titled “Risk Factors” included in our 2021 10-K.
New Customer Adoption of Our Platform
Our financial performance has been, and in the foreseeable future will continue to be, driven by our ability to increase the adoption of our platform and the installed base of our instruments. We plan to drive new customer adoption through a direct sales and marketing organization in the United States, China and parts of Europe and third party distributors in Europe, North America, the Middle East and Asia-Pacific. As of September 30, 2022, we market and sell our technology with an in-house commercial team and also utilize our distribution network to market and sell across multiple countries.
Recurring Revenues from Sales of our Chip Consumables
Our IsoCode chip consumables represent a source of recurring revenue from customers using our platform across a wide range of applications. Our instruments and consumables are designed to work together exclusively. As we expand our installed base of instruments, we expect consumable revenues to increase on an absolute basis and become an increasingly important contributor to our overall revenues.
Adoption of Our Platform Across Existing Customers’ Organizations
There is an opportunity to grow our installed base and expand the number of instruments within organizations that are already utilizing our platform to advance their research and therapeutic development by their purchasing of additional instruments to support multiple locations or to increase capacity.
Adoption of Our Platform for New Applications
We founded our company to help solve critical challenges to accelerating advanced medicines and since our inception, we have developed multiple applications spanning cancer immunology, cell and gene therapy, infectious
F-4-23

diseases, inflammatory conditions, and neurological diseases. As we continue to deploy our platform, we intend to concurrently expand the breadth of applications for our technologies to encourage increased use of our platform across our addressable markets. We expect our investments in these efforts to increase as we develop and market new applications, including a diagnostic application.
Components of Our Results of Operations
Revenue
Revenue consists of sales of instruments and consumables in addition to service revenue. Our total revenue for the three and nine months ended September 30, 2022 was $4.5 million and $13.4 million and was $4.2 million and $11.7 million for the three and nine months ended September 30, 2021. We expect that our revenue will be less than our expenses for the foreseeable future and that we will experience losses as we continue to expand our business.
Cost of Product and Service Revenue
The Company’s cost of product revenue primarily consists of manufacturing related costs incurred in the production process, including personnel and related costs, costs of components and materials, labor and overhead, packaging and delivery costs and allocated costs for facilities and information technology. Cost of service revenue consists primarily of personnel and related costs of service and warranty costs to support our customers.
Company re-organization and reduction in force (RIF)
On April 11, 2022, the Company completed a re-organization of the Commercial team and company-wide RIF (Reduction in Force) which reduced total head count company-wide from approximately 500 as of March 31, 2022 to approximately 380 as of June 30, 2022. This action resulted in one-time non-recurring restructuring expenses of $4.3 million which were primarily associated with severance, benefits, and outplacement services during the second and third quarters of 2022.
While the RIF was executed on April 11, 2022, we have continued to pursue further efficiencies and expect to achieve even lower operating expenses across multiple areas of our business, including but not limited to further savings in salaries and salary-related expenses, consultants and other professional services, internal material usage and licenses fees, in the fourth quarter of 2022 as seek to implement an accelerated path towards profitability. While we expect operating expenses to be lower in the short-term, over the longer-term operating expenses will go up as revenue increases, to support a larger installed instrument base and higher consumables sales.
Research and Development Expenses
Research and development expenses include:
•	costs to obtain licenses to intellectual property and related future payments should certain success, development and regulatory milestones be achieved;
•	employee-related expenses, including salaries, benefits and stock-based compensation expense;
•	costs of purchasing lab supplies and non-capital equipment used in our research and development activities;
•	consulting and professional fees related to research and development activities; and
•	facility costs, depreciation, and other expenses, which include direct and allocated expenses for rent and maintenance of facilities, insurance, and other supplies.
We expense research and development costs as incurred. Research and development activities are central to our business model.
Because of the numerous risks and uncertainties associated with product development, we cannot determine with certainty the duration and completion costs of our current or future research and development efforts.
General and Administrative Expenses
General and administrative expenses consist primarily of employee-related expenses, including salaries, benefits and stock-based compensation, for personnel in executive, finance, business development, facility and administrative functions. Other significant costs include facility costs not otherwise included in research and development expenses, legal fees relating to patent and corporate matters and fees for accounting, tax and consulting services.
F-4-24

We anticipate that our general and administrative expenses will increase in the long term to support continued expansion of our commercial, development and operating activities. These increases will likely include increased costs related to the hiring of additional personnel and fees to outside consultants, lawyers and accountants, among other expenses.
Sales and Marketing Expenses
Sales and marketing expenses consist primarily of compensation related expenses, including salaries, bonuses, benefits, non-cash stock-based compensation for sales and marketing personnel, advertising and promotion expenses, consulting and subcontractor fees, sales commissions, recruiting fees, and various other selling expenses. We anticipate that our sales and marketing expenses will increase in the long term as we pursue growth and as we identify and expand into new markets, increase our product offerings, and expand our install base.
Grant Income
We are engaged in various Small Business Innovation Research (“SBIR”) grants with the federal government to help fund the costs of certain research and development activities. We believe that we have complied with all contractual requirements of the SBIR grants through the date of the financial statements. We do not currently expect future grant income to be a material source of funding for the Company.
Research and Development State Tax Credits
Research and development (“R&D”) tax credits exchanged for cash pursuant to the Connecticut R&D Tax Credit Exchange Program, which permits qualified small businesses engaged in R&D activities within Connecticut to exchange their unused R&D tax credits for a cash amount equal to 65% of the value of exchanged credits, are recorded as a receivable and other income in the year the R&D tax credits relate to, as it is reasonably assured that the R&D tax credits will be received, based upon our history of filing for and receiving the tax credits. R&D tax credits receivable where cash is expected to be received by us more than one year after the balance sheet date are classified as noncurrent in the consolidated balance sheets.
Fair Value Adjustment for Warrants and Loan Commitments
Warrants and loan commitments are freestanding financial instruments that qualify as liabilities and assets, respectively, required to be recorded at their estimated fair value at the inception date and remeasured at each reported balance sheet date thereafter until settlement, with gains and losses arising from changes in fair value recognized in the statement of operations during each period. Our preferred share warrants were converted to common share warrants upon our IPO and were reclassified from liabilities to equity for the year ended December 31, 2021.
F-4-25

Results of Operations
Comparisons of the Three Months Ended September 30, 2022 and 2021
The following table summarizes our results of operations for the three months ended September 30, 2022 and 2021, together with the dollar change in those items:
	Three months ended September 30,		Period to period change
(in thousands)	2022	2021
Revenue
Product revenue	$3,633	$3,890	$(257)
Service revenue	851	303	548
Total revenue	4,484	4,193	291
Cost of product revenue	2,187	2,207	(20)
Cost of service revenue	40	13	27
Gross profit	2,257	1,973	284
Operating expenses:
Research and development expenses	4,169	4,700	(531)
General and administrative expenses	8,782	7,106	1,676
Sales and marketing expenses	5,702	10,066	(4,364)
Restructuring expenses	574	—	574
Total operating expenses	19,227	21,872	(2,645)
Loss from operations	(16,970)	(19,899)	2,929
Other income (expense), net:
Interest expense, net	(1,485)	(1,065)	(420)
Other income (expense), net	—	765	(765)
Net loss	$(18,455)	$(20,199)	$1,744
Revenue
Total revenue increased $0.3 million for the three months ended September 30, 2022 compared to the three months ended September 30, 2021. This consisted primarily of a decrease of $0.5 million from sales of instruments, more than offset by an increase of $0.3 million for consumable revenue and $0.5 million increase in service revenue.
The decrease in instruments revenue for the three months ended September 30, 2022 was driven by a decrease in unit sales outside of North America and average sales price attributable to a difference in product mix between IsoLights and IsoSparks. Service revenue was up primarily due to additional collaboration revenue and an increase in service contracts compared to the prior period.
Gross Profit
Gross profit as a percentage of total revenues was 50% for the three months ended September 30, 2022 compared to 47% for the three months ended September 30, 2021 primarily driven by product mix and higher service revenue.
Operating Expenses
Operating expenses decreased by $2.6 million for the three months ended September 30, 2022 compared to the three months ended September 30, 2021. This included $0.6 million of one-time restructuring charges associated with the re-organization of the sales and marketing teams, manufacturing operations and research and development. These costs consisted of severance, benefits, and outplacement services provided as part of the Company’s reduction in force. Total operating expenses of $19.2 million for the quarter ended September 30, 2022 represent a reduction of $7.2 million or 27% from the preceding quarter-ended June 30, 2022.
F-4-26

Research and Development Expenses
	Three months ended September 30,		Period to period change
(in thousands)	2022	2021
Compensation related expenses	$2,760	$2,674	$86
Professional fees and sub-contractor	—	365	(365)
Prototyping	339	591	(252)
Recruiting	—	89	(89)
Lab materials	184	155	29
Supplies expense	273	465	(192)
Depreciation and amortization	581	15	566
Other	32	346	(314)
Total	$4,169	$4,700	$(531)
Research and development expenses decreased by $0.5 million, or 11%, for the three months ended September 30, 2022 compared to the three months ended September 30, 2021, primarily due to reduced spending around categories of professional fees and contractors by $0.4 million due to capitalization of software expense, prototyping by $0.3 million and supplies by $0.2 million. This was partially offset by a $0.1 million increase in compensation related expense and a $0.6 million increase in depreciation and amortization expense.
General and Administrative Expenses
General and administrative expenses increased by $1.7 million, or 24%, for the three months ended September 30, 2022 compared to the three months ended September 30, 2021, primarily driven by an increase of $0.6 million related to stock based compensation, an increase of $0.7 million to support compliance as a publicly traded company, increases in compensation related expenses of $0.5 million in personnel to support organizational growth, and an increase of $0.3 million in software and networking expenses to support a larger organization. This was partially offset by a decrease of $0.3 million of recruiting related to our overall cost reduction effort.
Sales and Marketing Expenses
Sales and marketing expenses decreased by $4.4 million, or 43%, for the three months ended September 30, 2022 compared to the three months ended September 30, 2021, primarily due to decreases in compensation related expenses of $2.3 million around personnel reduction from restructuring, a decrease in professional fees of $1.1 million related to the reduced spending on consultants, a decrease in recruiting expenses of $0.5 million, and a decrease in usage of internal inventory items of $0.7 million.
Interest expense
As a result of the Credit Agreement we entered into on December 30, 2020, we had $50.0 million of borrowings outstanding as of September 30, 2022, and we recognized $1.5 million in interest expense for the three months ended September 30, 2022. We recognized $1.0 million in interest expense for the three months ended September 30, 2021.
F-4-27

Comparisons of the Nine Months Ended September 30, 2022 and 2021
The following table summarizes our results of operations for the nine months ended September 30, 2022 and 2021, together with the dollar change in those items:
	Nine months ended September 30,		Period to period change
(in thousands)	2022	2021
Revenue
Product revenue	$11,410	$10,906	$504
Service revenue	1,990	810	1,180
Total revenue	13,400	11,716	1,684
Cost of product revenue	6,329	5,758	571
Cost of service revenue	182	41	141
Gross profit	6,889	5,917	972
Operating expenses:
Research and development expenses	18,359	13,869	4,490
General and administrative expenses	28,705	16,670	12,035
Sales and marketing expenses	24,992	27,097	(2,105)
Restructuring expenses	4,273	—	4,273
Total operating expenses	76,329	57,636	18,693
Loss from operations	(69,440)	(51,719)	(17,721)
Other income (expense):
Interest expense, net	(3,679)	(2,678)	(1,001)
Other income (expense), net	334	(1,915)	2,249
Net loss	$(72,785)	$(56,312)	(16,473)
Revenue
Total revenue increased $1.7 million for the nine months ended September 30, 2022 compared to the nine months ended September 30, 2021. This consisted primarily of an increase of $0.9 million from consumables and an increase of $1.2 million in service revenue partially offset by a decrease of $0.4 million from sales of instruments driven by product mix of IsoLights and IsoSparks.
Gross Profit
Gross profit as a percentage of total revenues was 51% for both the nine months ended September 30, 2022 and the nine months ended September 30, 2021.
Research and Development Expenses
	Nine months ended September 30,		Period to period change
(in thousands)	2022	2021
Compensation related expenses	$10,373	$6,716	$3,657
Professional fees and sub-contractor	366	1,087	(721)
Prototyping	1,687	1,778	(91)
Recruiting	115	407	(292)
Lab materials	1,073	667	406
Supplies expense	1,565	2,325	(760)
Depreciation and amortization	1,652	259	1,393
Other	1,528	630	898
Total	$18,359	$13,869	$4,490
Research and development expenses increased by $4.5 million, or 32%, for the nine months ended September 30, 2022 compared to the nine months ended September 30, 2021, primarily due to increases in
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compensation related expenses of $3.7 million from hiring approximately 20 new employees year over year, an increase of $1.4 million related to depreciation and amortization expense, an increase of $0.9 million in other expenses, and an increase of $0.4 million in lab materials, partially offset by a $0.7 million decrease in professional fees related to new product development and cost reduction projects, a decrease of $0.1 million in prototyping for next generation product development, a decrease of $0.3 million in recruiting expenses and a decrease of $0.8 million in supplies expense.
General and Administrative Expenses
General and administrative expenses increased by $12.0 million, or 72%, for the nine months ended September 30, 2022 compared to the nine months ended September 30, 2021, largely driven by increases in compensation related expenses of $6.6 million due to year over year increase in personnel, an increase of $1.7 million of stock based compensation, an increase of $1.4 million of technology costs, an increase of $1.2 million of depreciation and amortization expense, an increase of $1.0 million of professional fees related to organizational process improvements, and an increase of $0.7 million in office related expenses. This was offset to a smaller extent by a decrease of $0.4 million in recruiting expense.
Sales and Marketing Expenses
Sales and marketing expenses decreased by $2.1 million, or 8%, for the nine months ended September 30, 2022 compared to the nine months ended September 30, 2021, primarily due to decreases in professional fees and contractors of $1.1 million, decrease in inventory items used of $0.7 million, a decrease in recruiting of $1.6 million, and a decrease in technology cost of $0.2 million, partially offset by an increase in compensation related expense of $0.9 million, and an increase in marketing expense of $0.5 million. Overall, the decrease was driven by controlled spending in categories of outside consultants and recruiting expense.
Interest expense
As a result of the Credit Agreement we entered into on December 30, 2020, we had $50.0 million of borrowings outstanding as of September 30, 2022, and we recognized $3.7 million in interest expense for the nine months ended September 30, 2022. We recognized $2.7 million in interest expense for the nine months ended September 30, 2021.
Liquidity and Capital Resources
At September 30, 2022, we had $53.1 million in cash. Cash as of September 30, 2022 decreased by $73.4 million compared to December 31, 2021, primarily due to the factors described under the heading “—Cash Flows” below. Our primary source of liquidity, other than cash on hand, has been cash flows from issuances of common stock in our IPO, issuances of preferred stock, debt financings and, to a lesser extent, grant income.
Cash Flows
Comparisons of the Nine Months Ended September 30, 2022 and 2021
The following table provides information regarding our cash flows for the nine months ended September 30, 2022 and 2021:
(in thousands)	2022	2021
Net cash provided by (used in):
Operating activities	(81,164)	(58,619)
Investing activities	(7,548)	(22,471)
Financing activities	15,274	15,188
Net change in cash	$(73,438)	$(65,902)
Operating Activities
Net cash used by operating activities in the nine months ended September 30, 2022 primarily consisted of net loss of $72.8 million, partially offset by net non-cash adjustments of $8.7 million, plus net changes in operating assets and liabilities of $17.1 million, including a $14.1 million inventory increase. The primary non-cash adjustments to
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net income included share-based compensation of $3.5 million, depreciation and amortization expenses of $2.8 million and amortization of debt discount of $0.9 million. Cash flow impact from changes in net operating assets and liabilities were primarily driven by an increase in inventories and decrease in accrued expenses and other liabilities.
Net cash used by operating activities in the nine months ended September 30, 2021 primarily consisted of net loss of $56.3 million, partially offset by net non-cash adjustments of $7.7 million, plus net changes in operating assets and liabilities of $10.0 million, including a $16.0 million inventory increase. The primary non-cash adjustments to net income included share-based compensation of $1.2 million, depreciation and amortization expenses of $1.5 million, change in fair value of warrants and loan commitment of $4.1 million, amortization of debt discount of $0.5 million, provision for excess and obsolete inventories of $0.2 million and provision for warranty costs of $0.2 million. Cash flow impact from changes in net operating assets and liabilities were primarily driven by an increase in accounts receivable, inventories and prepaid expenses and other current assets and partially offset by increases in accounts payable, accrued liabilities, deferred revenue, deferred rent and a decrease in other assets.
Investing Activities
Net cash used in investing activities totaled $7.5 million in the nine months ended September 30, 2022. We purchased $7.2 million of property and equipment. We paid $0.3 million related to patents acquired and patent costs that were capitalized.
Net cash used in investing activities totaled $22.5 million in the nine months ended September 30, 2021. We purchased $2.2 million of property and equipment. We paid $20.3 million related to patents acquired and patent costs that were capitalized.
Financing Activities
Net cash provided by financing activities was $15.3 million in the nine months ended September 30, 2022. We drew $15.0 million from our Tranche C and D term loans.
Net cash provided by financing activities was $15.2 million in the nine months ended September 30, 2021. We raised cash through the issuance of Series D redeemable convertible preferred stock, with net proceeds of $10.0 million. We also borrowed the Tranche B term loan under our Credit Agreement, with net proceeds of $10.0 million. We paid $4.9 million in costs related to the IPO.
Funding Requirements
We expect to continue to generate operating losses in connection with our ongoing activities, particularly as we continue our research and development efforts and expand our business efforts. Furthermore, we have incurred and will continue to incur additional costs as a result of being a public company. Accordingly, we will need to obtain additional funding in connection with our continuing operations. If we are unable to raise capital when needed or on attractive terms, we would be forced to delay, reduce or eliminate our research and development programs or future commercialization efforts.
At the time of issuance of our unaudited consolidated interim financial statements for the nine months ended September 30, 2022, we concluded that there was substantial doubt about our ability to continue as a going concern for one year from the issuance of such unaudited consolidated interim financial statements. However, we believe that, based on our current business plan and anticipated amendment with our lender as to the current revenue covenant, we will be able to fund our operating expenses and capital expenditure requirements into mid-2024.
We have based our projections of operating capital requirements on assumptions that may prove to be incorrect, and we may use all of our available capital resources sooner than we expect. Because of the numerous risks and uncertainties associated with our research and development efforts, we are unable to estimate the exact amount of our operating capital requirements. Our future capital requirements will depend on many factors, including:
•	future research and development efforts;
•	the need to service and refinance our indebtedness;
•	our ability to enter into and terms and timing of any collaborations, licensing agreements or other arrangements;
F-4-30

•	the costs of sales, marketing, distribution and manufacturing efforts;
•	our headcount growth and associated costs as we expand our business;
•	the costs of preparing, filing and prosecuting patent applications, maintaining and protecting our intellectual property rights and defending against intellectual property related claims; and
•	the costs of operating as a public company
Until such time, if ever, as we can generate positive cash flows from operations, we expect to finance our additional cash needs through a combination of equity offerings, debt financings, sales of products and services to our customers and, to a lesser extent, grants. To the extent that we raise additional capital through the sale of equity or convertible debt securities, stockholder ownership interest will be diluted, and the terms of those securities may include liquidation or other preferences that adversely affect the rights of holders of common stock. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.
If we raise funds through additional strategic alliances or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies or future revenue streams or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity offerings, debt financings or grants when needed, we may be required to delay, limit, or reduce our expansion efforts.
Contractual Obligations and Commitments
Contractual obligations represent future cash commitments and liabilities under agreements with third parties and exclude orders for goods and services entered into in the normal course of business that are not enforceable or legally binding.
On December 30, 2020, we entered into the Credit Agreement, which provides for senior secured financing of up to $50.0 million, originally consisting of a $25.0 million Tranche A term loan and a $25.0 million Tranche B term loan. The Tranche A term loan of $25.0 million was drawn at the initial closing of the Credit Agreement on December 30, 2020. The Credit Agreement was amended on May 27, 2021 to split the previously remaining $25.0 million delayed draw term loan commitments under the Credit Agreement into a $10.0 million Tranche B term loan and a $15.0 million Tranche C term loan. The Tranche B term loan of $10.0 million was drawn on May 27, 2021. The Credit Agreement was further amended on March 30, 2022 to split the remaining $15.0 million Tranche C term loan into a $7.5 million Tranche C term loan and a $7.5 million Tranche D term loan. The Tranche C term loan was drawn on March 30, 2022. The Tranche D term loan was drawn on June 29, 2022.
Borrowings under the Credit Agreement bear interest at a rate per annum equal to the one-month LIBOR rate (with a minimum LIBOR rate for such purposes of 1.75%) plus a margin of 9.50% (12.07% at September 30, 2022). Monthly payments of interest only are due over the term of the Credit Agreement with no scheduled loan amortization. Unless accelerated prior to such date, all amounts outstanding under the Credit Agreement are due to be repaid on December 30, 2025. In addition, the Credit Agreement includes a quarterly minimum total revenue covenant for the applicable trailing twelve month period. On October 29, 2021, we entered into the Second Amendment to, among other things, eliminate the minimum total revenue covenant for the twelve months ending December 31, 2021 and reset the total minimum revenue covenants thereafter. As of September 30, 2022, the Company was not in compliance with the minimum total revenue covenant requirement of $21.7 million. On November 8, 2022, the Company obtained a waiver of the total minimum revenue requirements for the twelve month period ending September 30, 2022 under the Credit Agreement.
The following table summarizes our commitments to settle contractual obligations as of September 30, 2022:
(in thousands)	Total	Less than 1 year	1-3 Years	4-5 Years	More than 5 years
Lease commitments(1)	$6,147	$1,799	$3,290	$1,058	$—
Purchase obligations(2)	35,625	3,625	11,250	18,250	2,500
Total	$41,772	$5,424	$14,540	$19,308	$2,500
(1)	Represents commitments under our non-cancelable leases.
(2)	Purchase obligations relate to our Patent Purchase Agreement with QIAGEN Sciences, LLC and QIAGEN GmbH for certain reagents.
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Critical Accounting Policies and Significant Judgments and Estimates
The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in our consolidated financial statements and accompanying notes. Management bases its estimates on historical experience, market and other conditions, and various other assumptions it believes to be reasonable. Although these estimates are based on management’s best knowledge of current events and actions that may impact us in the future, the estimation process is, by its nature, uncertain given that estimates depend on events over which we may not have control. Though the impact of the COVID-19 pandemic to our business and operating results presents additional uncertainty, we continue to use the best information available to inform our critical accounting estimates. If market and other conditions change from those that we anticipate, our consolidated financial statements may be materially affected. In addition, if our assumptions change, we may need to revise our estimates, or take other corrective actions, either of which may also have a material effect on our consolidated financial statements.
During the three and nine months ended September 30, 2022, there were no material changes to our critical accounting policies and use of estimates from those described under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Significant Judgments and Estimates” in the Form 10-K for the year ended December 31, 2021 and filed with the SEC on March 30, 2022.
Recent Accounting Pronouncements
Refer to Note 2, “Summary of Significant Accounting Policies,” in the accompanying notes to the unaudited condensed consolidated financial statements included elsewhere in this Form 10-Q for a discussion of recent accounting pronouncements.
Item 3.	Quantitative and Qualitative Disclosures about Market Risk
Interest Rate Risk
We are exposed to market risk related to changes in interest rates. As of September 30, 2022, we had cash of $53.1 million. Our primary exposure to market risk is interest rate sensitivity, which is affected by changes in the general level of interest rates. As of September 30, 2022, our cash is held primarily in savings and checking accounts. Because of the short-term nature of the instruments in our portfolio, an immediate 10% change in the interest rate would not have a material impact on the fair market value of our investment portfolio or on our financial position or results of operations.
We are exposed to changes in the U.S. dollar based short term rates, specifically LIBOR. Fluctuations in LIBOR may affect the amount of interest expense we incur on borrowing indexed to LIBOR, such as borrowing under our Credit Agreement, which bear interest at a per annum equal to the one-month LIBOR rate (with a minimum LIBOR rate for such purposes of 1.75%) plus a margin of 9.5%.
With the transition away from LIBOR, borrowings under our Credit Agreement will be subject to an interest rate based on an alternate index to be agreed upon under the Credit Agreement; provided that if such alternate rate of interest shall be less than 1.75%, such rate shall be deemed to be 1.75% for the purposes of the Credit Agreement.
Foreign Currency Exchange Rate Risk
At September 30, 2022, we had wholly owned subsidiaries in the United Kingdom and China. Our results of operations and cash flow are subject to fluctuations due to changes in foreign currency exchange rates. Certain of our revenue and expenses are denominated Chinese Yuan, the Euro and the Pound. Our results of operations and cash flow are, therefore, subject to fluctuations due to changes in foreign currency exchange rates and may be adversely affected in the future due to changes in foreign exchange rates. We do not hedge our foreign currency exchange risk and the materiality of these fluctuations have not had a material effect on our financial results. In the future, we may enter into formal currency hedging transactions to decrease the risk of financial exposure from fluctuations in the exchange rates of our principal operating currencies. These measures, however, may not adequately protect us from significant changes in such fluctuations.
Item 4.	Controls and Procedures
Evaluation of Disclosure Controls and Procedures
Our management, with the participation of our Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of our disclosure controls and procedures as of the end of the period covered by this Form
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10-Q. The term “disclosure controls and procedures,” as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act, means controls and other procedures of a company that are designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. Management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving their objectives and management necessarily applies its judgement in evaluating the cost-benefit relationship of possible controls and procedures. Based on such evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that our disclosure controls and procedures were effective as of September 30, 2022.
Changes in Internal Control over Financial Reporting
There were no changes in our internal control over financial reporting identified in connection with the evaluation required by Rule 13a-15(d) and 15d-15(d) of the Exchange Act that occurred during the period covered by this Form 10-Q that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.
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Part II - Other Information
Item 1.	Legal Proceedings
From time to time we are a party to various litigation matters incidental to the conduct of our business. We are not presently party to any legal proceedings the resolution of which we believe would have a material adverse effect on our business, prospects, financial condition, liquidity, results of operation, cash flows or capital levels.
Item 1A.	Risk Factors
The reader should carefully consider, in connection with the other information in this report, the risk factors discussed in “Part I, Item 1A. Risk Factors” of the Company’s 2021 Annual Report on 10-K filed with the SEC on March 30, 2022. There have been no material changes to such matters during the quarter ended September 30, 2022. These factors may cause our actual results to differ materially from those stated in forward-looking statements contained in this document and elsewhere.
Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds
None.
Item 3.	Defaults Upon Senior Securities
Not applicable.
Item 4.	Mine Safety Disclosures
Not applicable.
Item 5.	Other Information
None.
Item 6.	Exhibits
Exhibit Number	Exhibit Description
10.1*	Limited Waiver between Perceptive Credit Holdings III, LP and IsoPlexis Corporation, dated November 8, 2022
31.1*	CEO Certification pursuant to Section 302 of the Sarbanes-Oxley Act
31.2*	CFO Certification pursuant to Section 302 of the Sarbanes-Oxley Act
32.1*‡	CEO Certification pursuant to Section 906 of the Sarbanes-Oxley Act
32.2*‡	CFO Certification pursuant to Section 906 of the Sarbanes-Oxley Act
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema Document
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document
104*	Cover Page Interactive Data File (contained in Exhibit 101)
*	Filed herewith.
†	Indicates management contract or compensatory plan.
§	Portions of the exhibit, marked by brackets, have been omitted because the omitted information (i) is not material and (ii) would likely cause competitive harm if publicly disclosed.
‡
The certifications attached as Exhibits 32.1 and 32.2 that accompany this Quarterly Report on Form 10-Q are deemed furnished and not filed with the Securities and Exchange Commission and are not to be incorporated by reference into any filing of IsoPlexis Corporation under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended, whether made before or after the date of this Quarterly Report on Form 10-Q, irrespective of any general incorporation language contained in such filing.

F-4-34

SIGNATURES
Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
IsoPlexis Corporation

Date: November 10, 2022	By:	/s/ Sean Mackay
	Name:	Sean Mackay
	Title:	Chief Executive Officer and Director
(Principal Executive Officer)

Date: November 10, 2022	By:	/s/ John Strahley
	Name:	John Strahley
	Title:	Chief Financial Officer
(Principal Financial Officer)
F-4-35

Annex G
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549
SCHEDULE 14A

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 1)
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
IsoPlexis Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply)
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

EXPLANATORY NOTE
On April 27, 2022, IsoPlexis Corporation (the “Company”) filed a DEF14A that inadvertently mis-categorized certain fees paid to its independent registered public accounting firm and failed to include certain beneficial owners of greater than 5% of the Company’s stock. Below is a corrected DEFR14A that corrects disclosures with respect to such fees and updates the names and addresses and the percentage ownership of beneficial owners of more than 5% of the company’s outstanding stock. A printed version of the corrected DEFR14A is the only version of the DEFR14A that will be mailed to stockholders.

IsoPlexis Corporation
35 N.E. Industrial Road
Branford, CT 06405
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 16, 2022
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of stockholders of IsoPlexis Corporation, a Delaware corporation. The meeting will be held on Thursday, June 16, 2022 at 4:00 p.m. local time at 36 East Industrial Road, Branford, CT 06405 for the following purposes:
1.	To elect the three Class I nominees named herein to our Board of Directors to hold office until the 2025 annual meeting of stockholders.
2.	To ratify the selection by our Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022.
3.	To conduct any other business properly brought before the meeting. These items of business are more fully described in the proxy statement accompanying this notice.
The record date for the Annual Meeting is April 20, 2022. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof. On or about May 4, 2022, we will be mailing our Proxy Materials to our stockholders.
Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on
Thursday, June 16, 2022 at 4:00 p.m. local time at
36 East Industrial Road, Branford, CT 06405
The proxy statement and annual report to stockholders are also available at www.isoplexis.com.
By Order of the Board of Directors
/s/Richard W. Rew II
Richard W. Rew II
Senior Vice President, General Counsel & Secretary
Branford, CT
April 29, 2022

IsoPlexis Corporation
35 N.E. Industrial Road
Branford, CT 06405
PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

Thursday, June 16, 2022
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of IsoPlexis Corporation for use at the Annual Meeting of Stockholders to be held on Thursday, June 16, 2022, and including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.
How do I attend the Annual Meeting?
The Annual Meeting will be held on Thursday, June 16, 2022 at 4:00 p.m. local time at our offices located at 36 East Industrial Road, Branford, CT 06405. Directions to the Annual Meeting may be found at www.isoplexis.com. Information on how to vote in person at the Annual Meeting is discussed below.
In light of the ongoing COVID-19 pandemic, we are mindful that there may be restrictions on public gatherings that may be in effect on the date of the Annual Meeting. If such restrictions are put in place that would preclude the holding of the annual meeting in person as planned, we will arrange for meeting via the internet, although we have not arranged for such a meeting format at this time.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 20, 2022 will be entitled to vote at the Annual Meeting. On this record date, there were 39,043,156 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on April 20, 2022, your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone, via U.S. mail, or on the Internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 20, 2022, your shares are held not in your name but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and this proxy statement is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
There are two matters scheduled for a vote:
•
Proposal No. 1 - To elect the three Class I nominees named herein to our Board of Directors to hold office until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal; and

•	Proposal No. 2 - To ratify the selection by our Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022.
As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the Annual Meeting.

What if another matter is properly brought before the Annual Meeting?
Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
For each of the matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, or through the Internet or vote by proxy using the proxy card that is being delivered to you. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.
•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
•
To vote using the proxy card, simply complete, sign and date the proxy card that is being delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•
To vote over the telephone, dial toll-free 1-800-652-VOTE (8683) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time on June 15, 2022 to be counted.

•
To vote through the Internet, go to www.investorvote.com to complete an electronic proxy card. You will be asked to provide the control number from the proxy card. Your Internet vote must be received by 11:59 p.m. Eastern Time on June 15, 2022 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.
Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of April 20, 2022.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet, via U.S. mail, or in person at the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee (sometimes referred to as shares held in “street name”) and you do not provide instructions how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. “Non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal No. 1 without your instructions, but may vote your shares on Proposal No. 2 even in the absence of your instruction.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable:
•	“For” the election of all three Class I nominees for director; and
•	“For” the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022.
If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, we may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but Broadridge Financial Solutions, Inc. will be paid its customary fee of approximately $7,000, exclusive of printing and mailing fees. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each set to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the Internet.
•	You may send a timely written notice that you are revoking your proxy to our Secretary at 35 N.E. Industrial Road, Branford, CT 06405.
•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
Your most current proxy card, telephone or Internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 28, 2022, to our Secretary at 35 N.E. Industrial Road, Branford, CT 06405. If you wish to submit a proposal (including a director nomination) at the 2023 annual meeting that is not to be included in next year’s proxy materials, you must provide specified information in writing to our corporate Secretary at the address above no earlier than the close of business on February 16, 2023, nor later than the close of business on March 18, 2023; provided, however, that if our 2023 annual meeting is held before May 17, 2023, or after July 16, 2023, notice by the stockholder to be timely must be received prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. You are also advised to review our Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count votes “For” and “Against,” abstentions and, if applicable, broker non-votes.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares and such shares are counted as “broker non-votes.” Proposal 1 is considered to be “non-routine” and we therefore expect broker non-votes in connection with this proposal.
How many votes are needed to approve each proposal?
On each matter to be voted upon, stockholders have one vote for each share of our common stock owned as of April 20, 2022. Votes will be counted by the inspector of election. The following table summarizes vote requirements and the effect of abstentions and broker non-votes:
Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non- Votes
1	To elect three Class I directors	PLURALITY of votes cast	None	None
2	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022	MAJORITY of shares present in person and entitled to vote on the matter	Against	Not applicable(1)
(1)
This proposal is considered to be a “routine” matter. Accordingly, if you hold your shares of common stock in street name and do not provide voting instructions to your broker, bank, or other agent that holds your shares, your broker, bank, or other agent has discretionary authority to vote your shares on this proposal.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of our then outstanding shares of the common stock entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 39,043,156 shares outstanding and entitled to vote.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement but will have no effect on the outcome of the vote for Proposal No. 1 and abstentions will have the effect of a vote against Proposal No. 2. However, brokers will have discretionary authority to vote on Proposal No. 2. If there is no quorum, the chairman of the meeting or the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting.

If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.
All references to “IsoPlexis,” “we,” “us” or “our” in this proxy statement mean IsoPlexis Corporation and, as applicable, its consolidated subsidiaries.

PROPOSAL 1

ELECTION OF DIRECTORS
Our Board is divided into three classes. Each class has a three-year term. Vacancies on our Board may be filled only by persons elected by a majority of the remaining directors then in office. A director elected to the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified, subject to their earlier resignation or removal. There are currently no vacancies on our Board to be filled.
Our Board has nominated for election at the Annual Meeting Gregory P. Ho, Daniel Wagner, and Adam Wieschhaus, Ph.D., to hold office until the 2025 annual meeting of stockholders, or until his successor is elected and qualified, subject to such director’s earlier resignation or removal. Each of the nominees currently serves as a Class I director on our Board. We encourage directors and nominees for directors to attend the Annual Meeting.
In accordance with our Amended and Restated Bylaws, directors are elected if they receive a plurality of the votes cast at the annual meeting.
Set forth below is certain information for each nominee and each director as of April 20, 2022.
Name	Age	Position(s)
Gregory P. Ho	69	Class I nominee
Daniel Wagner	51	Class I nominee
Adam Wieschhaus	39	Class I nominee
Michael Egholm	59	Class II director
James R. Heath	60	Class II director
Siddhartha Kadia	52	Class II director
Jason Myers	46	Class III director
John G. Conley	65	Class III director and Chairman of the Board
Sean Mackay	39	Class III director and CEO
CLASS I DIRECTOR NOMINEES
Our Nominating and Governance Committee and our Board seek to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, our Board has identified and evaluated nominees in the broader context of our Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that our Board views as critical to effective functioning of our Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led our Board to believe that that nominee should continue to serve on our Board. However, each of the members of our Board may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for our Board, and these views may differ from the views of other members.
The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led our Board to recommend that person as a nominee for director, as of the date of this proxy statement.
Gregory P. Ho has served as a member of our board of directors since 2014. Mr. Ho serves as President of Spring Mountain Capital, LP (“SMC”), an investment management firm that he co-founded with John L. Steffens in 2001. Previously, he was a Principal and Chief Financial Officer of McKinsey & Company, Inc. (“McKinsey”). During his 16 years with McKinsey, he led financial and tax planning for the firm and its worldwide partner group. Mr. Ho was also a member of the firm’s Investment Committee and a Trustee of McKinsey’s Profit-Sharing Retirement Plan. In these capacities, he oversaw the identification, evaluation, and selection of traditional and alternative asset managers and investments for over $1 billion of assets managed by the McKinsey Investment Office. After leaving McKinsey in 1998 and prior to co-founding SMC, Mr. Ho was a private investor and consultant. Prior to joining McKinsey, he was associated with the law firm of Donovan Leisure Newton & Irvine. Mr. Ho currently serves on the boards of ReNetX Bio, Inc. and AtlasXomics Inc. and is a member of the Advisory Board for Venture for America. He received a J.D. from Columbia Law School and a B.S. with honors in Administrative Science from Yale College. He is a member of the New York Bar and the California Bar. We believe that Mr. Ho is qualified to serve on our board of directors because of his financial expertise and experience in the venture capital industry.
Daniel Wagner has served as a member of our board of directors since 2014. Mr. Wagner has served as Senior Managing Director of Investments at Connecticut Innovations, Incorporated (“CI”) since 2007 and is an active board member of multiple life sciences companies. Mr. Wagner contributes to CI’s expertise in biotechnology with more than 10 years in the industry. He was previously employed by CuraGen Corporation, where he held a variety of scientific and operational management positions. He holds an M.B.A. and M.H.S. degree in Biomedical Sciences from Quinnipiac University, and a B.S. degree in Biology from the University of Dayton. We believe that Mr. Wagner is qualified to serve on our board of directors because of his extensive experience in the biotechnology and life sciences industries and experience serving as a member of other private and public company boards.
Adam Wieschhaus, Ph.D., CFA, has served as a member of our board of directors since 2021. Dr. Wieschhaus serves as a Director at Northpond Ventures, LLC (“Northpond Ventures”), a global science, medical, and technology-focused venture capital firm, since 2020, where he leads the firm’s work in life science research and development solutions, molecular diagnostics, and environmental sciences. Previously, Dr. Wieschhaus was a Vice President at Cowen and Company, where he covered the life science tools and diagnostics space from 2014 to 2020. Prior to Cowen, he conducted his postdoctoral studies at Tufts Medical School, where he developed and refined drug candidates across several therapeutic areas. Dr. Wieschhaus serves on the boards of directors of various private companies, including Inflammatix, Isolere Bio, Ori Biotech, SpeeDx, Torus Biosystems, Ultivue, and Vestaron. He holds a Ph.D. from the University of Illinois College of Medicine, a B.S. in biochemistry and molecular biology from University of Georgia, and is a CFA charterholder. We believe Dr. Wieschhaus is qualified to serve on our board of directors because of his financial, managerial, and scientific experience, coupled with his substantial experience as an investor in emerging tools and diagnostics companies.
THE BOARD RECOMMENDS A VOTE IN FAVOR OF EACH NAMED CLASS I NOMINEE.

CONTINUING DIRECTORS
Class II Directors Continuing in Office until the 2023 Annual Meeting
Michael Egholm, Ph.D., has served as a member of our board of directors since 2018. Dr. Egholm has served as Chief Executive Officer and as a member of the Board of Directors of Standard Biotools, Inc., a life science tools company, since October, 2021. Prior to this service, Dr. Egholm served as the Chief Technology Officer of Danaher Life Sciences, the life sciences arm of Danaher Corporation, a global science and technology company, from 2017 to 2021. Prior to that, he served as President, Biopharmaceuticals at Pall Corporation, a global supplier of filtration, separations and purification products, from 2014 to 2017 and as their Chief Technology Officer from 2010 to 2014. Dr. Egholm completed his Ph.D. and Master’s degree in Chemistry at the University of Copenhagen. We believe that Dr. Egholm is qualified to serve on our board of directors because of his expertise in the field of biochemistry and life sciences and track record of academic excellence.
James R. Heath, Ph.D., has served as a member of our board of directors since 2015. Dr. Heath has been president of the Institute of Systems Biology since 2018 and serves on the boards of PACT Pharma, Inc., a biotechnology company, and Indi Molecular, Inc., an emerging life sciences company. He is also a member of the Scientific Advisory Board of AtlasXomics Inc., a biotechnology company, and previously served on the board of Sofie Biosciences, Inc., a biotechnology company that he co-founded, from 2010 to 2020. Dr. Heath was the Elizabeth W. Gilloon Professor and Professor of Chemistry at Caltech from 2003 to 2018, and Professor of Molecular & Medical Pharmacology at the University of California, Los Angeles (UCLA), and Director of the National Cancer Institute’s NSB Cancer Center. He has founded or co-founded several companies, including NanoSys, MTI, and Indi Dx, and has served on the board of a number of organizations including the Board of Scientific Advisors of the National Cancer Institute. Dr. Heath graduated with a degree in Chemistry from Baylor University in Texas. He completed his Ph.D. in Physics and Chemistry from Rice University. He was awarded the 2000 Feynman Prize in Nanotechnology. He became a fellow of American Physical Society in 1999 and in 2009 he was named one of the seven most powerful innovators of the world by Forbes magazine. We believe that Dr. Heath is qualified to serve on our board of directors because of his extensive medical and scientific knowledge and track record of academic excellence.
Siddhartha Kadia, Ph.D., has served as a member of our board of directors since 2021. Dr. Kadia has served as the Chief Executive Officer of Berkely Lights, Inc., a life science tools company, since March, 2022. Dr. Kadia currently serves on the boards of NuVasive, Inc., a medical devices company, Berkeley Lights Inc., and ALS Limited, a testing and verification services company, as well as other private biotechnology companies. Dr. Kadia also previously served on the board of publicly listed Horizon Discovery Group, Volcano Corporation and Newport Corporation. From 2014 to 2018, Dr. Kadia served as president and CEO of EAG, Inc., a global scientific services company providing analytical testing and consulting solutions. Prior to his time at EAG, Inc., Dr. Kadia spent nine years with Life Technologies Corporation and its predecessor Invitrogen Corporation. Dr. Kadia held various positions with increasing responsibilities, including marketing and operations roles, as well as leadership roles in Japan and China. Most notably, he served as President, Life Sciences Division at Life Technologies where he managed a $2 billion product portfolio. Prior to Life Technologies, Dr. Kadia was a management consultant at McKinsey & Company in the Healthcare Practice, assisting global medical device companies, local and state governments, and healthcare providers. Dr. Kadia earned a B.E. in electronics and telecommunications from Gujarat University in India, an M.S. in biomedical engineering from Rutgers University, and a Ph.D. in biomedical engineering from Johns Hopkins University. We believe that Dr. Kadia is qualified to serve on our board of directors because of his extensive experience in leadership and the biotechnology and life sciences industries.
Class III Directors Continuing in Office until the 2024 Annual Meeting
John G. Conley has served as the chairman of our board of directors since 2014. Mr. Conley also serves on the board of Cognoptix, Inc., a biotechnology company, and Windgap Medical, Inc., a pharmaceutical company. Mr. Conley is also currently a partner at Gilliam Capital LLC, a life science investment firm he co-founded in 2007, and has been a member of Launchpad Venture Group since 2013. From 2015 to 2018, Mr. Conley served as the Chief Operating Officer of Entrepreneurship for All, a nonprofit that is accelerating economic and social impact through fostering entrepreneurship in mid-sized cities. He co-founded the RNA interference therapeutics company Alnylam Pharmaceuticals in 2002 where he held the position of Vice President, Strategy and Finance and Chief Financial Officer through to its successful IPO in 2004. Prior to that, he had over ten years of experience at Biogen where he served in several marketing, business development, sales and finance positions, including Country Manager – United Kingdom and Ireland, and Treasurer. He was a Manager at the strategy-consulting firm of Bain & Company for four years. Mr. Conley graduated with a B.S. in Economics from the University of Pennsylvania’s Wharton School and an M.B.A. from the Yale School of Management. He was a 2014 Fellow in the Advanced Leadership Initiative at Harvard University. We believe that Mr. Conley is qualified to serve on our board of directors because of his extensive leadership experience in the biotechnology and life sciences industries.
Sean Mackay, our co-founder, has served as our Chief Executive Officer and as a member of our board of directors since 2014. Mr. Mackay also serves on the board of AbbraTech, a biotechnology company. Previously, Mr. Mackay worked at Lazard, and advised on a number of transactions across industries, helping life sciences and medical device companies manage and reconfigure their capital structures to pursue various operational goals. Additionally, Mr. Mackay was part of Kleiner Perkins-incubated Lifesquare, which aimed to connect patients, payers, and providers through sharing essential healthcare information. Throughout his career, Mr. Mackay has focused on advising and building companies that can improve the healthcare ecosystem with breakthrough technology. Mr. Mackay has co-authored publications centered around immunology and is an inventor on various patents for single cell products. We believe that Mr. Mackay is qualified to serve on our board of directors because of the perspective and experience he brings as our Chief Executive Officer, his experience in the biotechnology and life sciences industry and his scientific knowledge.
Jason Myers, Ph.D., has served as a member of our board since 2021. Dr. Myers currently serves as the Chief Executive Officer and as a member of the board of GenapSys, a genomic sequencing technology company. From 2015 to 2020, Dr. Myers founded and served as CEO and member of the board of directors of ArcherDX, Inc., a genomics and oncology technology company. He later served as President and member of the board of directors of Invitae Corporation, a medical genetics company, following its acquisition of ArcherDX, where he led oncology strategy development from 2020 to 2021. Prior to founding ArcherDX, Dr. Myers led cross-functional platform and sequencing application development for Ion TorrentTM, which was acquired by Life Technologies in 2010. Dr. Myers received his Ph.D. in Molecular Pharmacology from Stanford University School of Medicine and a Bachelor of Science from Colorado State University. We believe Dr. Myers is qualified to serve on our board of directors because of his extensive experience in the biotechnology industry and experience scaling businesses and bringing innovative technologies to market.

PROPOSAL 2

TO RATIFY THE SELECTION BY OUR AUDIT COMMITTEE OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022
Our Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022 and has further directed that management submit the selection of Deloitte & Touche LLP for ratification by the stockholders at the Annual Meeting. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. However, our Audit Committee is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and those of our stockholders.
“For” votes exceeding the number of shares voted “Against” or “Abstain” from holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting that cast votes is required to ratify the selection of Deloitte & Touche LLP. Abstentions and broker non-votes will count towards a quorum, but broker non-votes will have no effect on the outcome of this Proposal 2. However, if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other agent that holds your shares, your broker, bank, or other agent has discretionary authority to vote your shares on this proposal.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us for the years ended December 31, 2021 and 2020 by Deloitte & Touche LLP, our principal accountant.
	For the Year Ended
(in thousands)	12/31/2021	12/31/2020
Audit Fees(1)	$1,754	$225
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,754	$225
(1)
Audit fees for 2021 and 2020 consist of fees billed for professional services provided in connection with the audit of our annual financial statements, the review of our quarterly financial statements, and audit services that are normally provided by independent registered public accounting firm in connection with regulatory filings and were $846,000 and $225,000 respectively. The audit fees for the fiscal year ended December 31, 2021 also include fees for professional services provided in connection with our initial public offering, including comfort letters, consents and review of documents filed with the SEC which totaled $908,000.

All fees described above were pre-approved by the Audit Committee.
Pre-Approval Policies and Procedures
Our Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of our Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of our Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
Our Audit Committee has determined that the services other than audit services rendered by Deloitte & Touche LLP during the fiscal year ended December 31, 2021 are compatible with maintaining the principal accountant’s independence.
THE BOARD RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

INFORMATION REGARDING THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE
Independence of the Board of Directors
As required under The Nasdaq Stock Market LLC (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board must qualify as “independent,” as affirmatively determined by the Board. Our Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, our Board has affirmatively determined that all our directors and nominees, with the exception of Sean Mackay, our Chief Executive Officer and President, are independent directors within the meaning of the applicable Nasdaq listing standards. In making this determination, our Board found that none of these directors or nominees for director had a material or other disqualifying relationship with IsoPlexis.
Our Board considered the relationships between such directors and certain of our investors and determined that such relationships did not affect such directors' independence under Nasdaq listing standards, or, where applicable, under SEC rules.
Board Leadership Structure
Our Board has an independent Chairman who has authority, among other things, to preside over Board meetings, including meetings of stockholders, and shall have such powers and duties as may, from time to time, be assigned by the Board. Accordingly, the Chairman has substantial ability to shape the work of the Board. We believe that separation of the Chairman and Chief Executive Officer positions reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management's performance, increasing management accountability and improving the ability of our Board to monitor whether management's actions are in our best interests and those of our stockholders. As a result, we believe that having an independent Chairman can enhance the effectiveness of our Board as a whole.
Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. Our Board has received regular updates from the management team on the continuing COVID-19 pandemic and is involved in decisions related to the impact of the COVID-19 pandemic on our business. Our Audit Committee has the responsibility to consider and discuss our major financial and cybersecurity risk exposures and the steps management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with certain legal and regulatory requirements. Our Nominating and Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Management periodically reports to the Board or relevant committee, which provides guidance on risk assessment and mitigation. Each committee charged with risk oversight reports to the Board on such matters.
Meetings of the Board of Directors
Our Board met five (5) times during 2021. Each Board member in 2021 attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served that were held during the portion of the year for which he or she was a director or committee member.

As required under applicable Nasdaq listing standards, in 2021, our independent directors met three times in regularly scheduled executive sessions at which only independent directors were present.
Information Regarding Committees of the Board of Directors
Our Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Our Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to Isoplexis.
The following table provides our committee membership for each Board committee and the number of meetings held by each committee in 2021.
Name	Audit	Compensation	Nominating and Governance
John G. Conley	X	—	X
Michael Egholm	—	X*	—
James R. Heath	—	—	X
Gregory P. Ho	X*	—	—
Siddhartha Kadia	—	—	X*
Jason Myers	—	X	—
Daniel Wagner	X	—	—
Adam Wieschhaus	—	X	—
Total meetings in 2021	2	2	1
*	Committee Chairperson
Audit Committee
The Audit Committee was established by our Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of our financial statements. The purpose of the Audit Committee is assisting the board of directors’ oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the independent auditors’ qualifications and independence, and (4) the performance of the independent auditors and our internal audit function. The responsibilities of the Audit Committee include:
•
appointment, compensation, retention and oversight of the work of our independent auditors and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review or attestation service;

•	pre-approval, or the adoption of appropriate procedures to pre-approve, all audit and non-audit services to be provided by our independent auditors;
•	consideration of reports or communications submitted to the Audit Committee by our independent auditors, including reports and communications related to the overall audit strategy;
•
meeting with management and our independent auditors to discuss the scope of the annual audit, to review and discuss our financial statements and related disclosures, to discuss any significant matters arising from any audit and any major issues regarding accounting principles and financial statement presentations;

•
discussing with members of the legal department any significant legal, compliance or regulatory matters that may have a material effect on our financial statements, business or compliance policies; and

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Audit Committee is currently comprised of three directors: Messrs. Ho, Conley and Wagner. Mr. Ho serves as the Chair of the Audit Committee. Our Board has adopted a written Audit Committee charter that is publicly available in the corporate governance section of our website at www.isoplexis.com.
Our Board reviews the definition of independence for Audit Committee members on an annual basis and has determined that Messrs. Ho, Conley and Wagner satisfy the independence standards for such committee established by Rule 10A-3 under the Exchange Act, and other SEC and Nasdaq listing standards, as applicable, including Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards.
Our Board has also determined that Messrs. Ho, Conley and Wagner qualify as an “audit committee financial experts,” as defined in applicable SEC rules. Our Board made a qualitative assessment of Messrs. Ho, Conley and Wagner’s level of knowledge and experience based on a number of factors, including Mr. Ho’s previous experience as a Chief Financial Officer, Mr. Conley’s experience running an investment firm, and Mr. Wagner’s experience as the managing director of an investment firm.
Report of the Audit Committee of the Board of Directors
The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2021 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2021.
Mr. Gregory P. Ho
Mr. John G. Conley
Mr. Daniel Wagner
The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
The Compensation Committee is currently comprised of three directors: Messrs. Egholm, Myers and Dr. Wieschhaus. Mr. Egholm serves as the Chair of the Compensation Committee. Each of Messrs. Egholm, Myers and Dr. Wieschhaus are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards). Our Board has adopted a written Compensation Committee charter that is available to stockholders in the corporate governance section of our website at www.isoplexis.com.
The responsibilities of the Compensation Committee include:
•
establishing and approving, and making recommendations to the board of directors regarding, performance goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of those goals and objectives and setting, or recommending to the full board of directors for approval, the Chief Executive Officer’s compensation, including incentive-based and equity-based compensation, based on that evaluation;

•	setting the compensation of our other executive officers, based in part on recommendations of the Chief Executive Officer;
•	exercising administrative authority under our equity incentive plans and employee benefit plans;
•	establishing policies and making recommendations to our board of directors regarding director compensation; and
•
preparing a compensation committee report on executive compensation as may be required from time to time to be included in our annual proxy statements or annual reports on Form 10-K filed with the SEC.

Each year, our Compensation Committee reviews with management our executive compensation tables and accompanying narrative disclosure and considers whether to recommend that it be included in proxy statements and other filings.
Compensation Committee Processes and Procedures
The agenda for each meeting of the Compensation Committee is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer and the Senior Vice President of People Operations. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of our Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising our Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
In January 2022, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, IsoPlexis’s Compensation Committee engaged F. W. Cook as compensation consultants. F.W. Cook was selected because it is a well-known and respected national compensation consulting firm that commonly provides information, recommendations and other executive compensation advice to compensation committees and management. F. W. Cook developed recommendations that were presented to the Compensation Committee and ultimately, the Board for consideration. In 2022, the Compensation Committee requested that F.W. Cook:
•	evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals; and
•	assist in refining our compensation strategy and in developing and implementing an executive compensation program to execute that strategy.
Nominating and Governance Committee
The Nominating and Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of our Board (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, selecting candidates for election to our Board, making recommendations to our Board regarding the membership of the committees of the Board, assessing the performance of management and our Board. The responsibilities of the Nominating and Governance Committee include:
•	identifying and recommending director nominees, consistent with criteria approved by the board of directors;
•	developing and recommending to the board of directors standards to be applied in making determinations as to the absence of material relationships between us and a director; and
•	developing and recommending corporate governance guidelines to the board of directors.
The Nominating and Governance Committee is comprised of three directors: Dr. Kadia, Dr. Heath and Mr. Conley. Dr. Kadia serves as Chair of the Nominating and Governance Committee. All members of our Nominating and Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). Our Board has adopted a written Nominating and Governance Committee charter that is available to stockholders in the corporate governance section of our website at www.isoplexis.com.

The Nominating and Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. Our Nominating and Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, our Nominating and Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, our Nominating and Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given our current needs and the needs of our Board, to maintain a balance of knowledge, experience and capability.
In the case of incumbent directors whose terms of office are set to expire, our Nominating and Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, our Nominating and Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
At this time, the Nominating and Governance Committee does not have a policy with regard to director candidates recommended by stockholders. Our Nominating and Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board.
Stockholder Communications with the Board of Directors
The Board desires that the views of our stockholders be heard by the Board, its committees or individual directors, as applicable, and that appropriate responses be provided to stockholders on a timely basis. Stockholders wishing to formally communicate with the Board, any committee of the Board, the independent directors as a group or any individual director may send communications directly to us at: IsoPlexis Corporation, 35 N.E. Industrial Road, Branford, CT 06405, Attention: Corporate Secretary. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied, and forwarded to the director(s) to whom the communication was addressed. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.
Board Diversity
The Board has adopted a Diversity Policy set forth in the Company’s Corporate Governance Guidelines. Pursuant to the Diversity Policy, the Board believes it is important for directors to represent diverse viewpoints and professional backgrounds and experiences and, further, that the personal backgrounds and qualifications of the directors, considered as a group, should provide a composite mix of experience, knowledge and abilities. The Nominating and Governance Committee reviews the makeup of the Board and the nominees for election with this Diversity Policy in mind. Upon consideration of this diversity policy, the Nominating and Governance Committee recommended to the Board that it seek to add gender diversity to its current membership. The Board is therefore committed to recruiting and appointing a qualified female board member prior to the Company’s 2023 Annual Meeting.
Code of Ethics
In August, 2021, we adopted our Code of Business Conduct and Ethics that applies to all officers, directors, employees and agents. The Code of Business Conduct and Ethics is available in the corporate governance section of our website at www.isoplexis.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.
Compliance with Section 16(a) of the Exchange Act
Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than 10% of a registered class of our equity securities (collectively, the “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
Based solely on our review of copies of such forms received by us, and on representations made to us, we believe that during the year ended December 31, 2021, all filing requirements applicable to all officers, directors and greater than 10% beneficial shareholders were timely complied with.
Hedging Policy
We generally do not permit our board of directors, executive officers, and employees to engage in the trading of derivative securities, short sales, transactions in put or call options, hedging transactions, pledges, holding equity securities in margin accounts or other inherently speculative transactions relating to our equity securities.
Director Compensation for 2021
In August 2021, prior to our initial public offering, we adopted our Non-Employee Director Compensation Program. Our Non-Employee Director Compensation Program is intended to attract and retain, on a long-term basis, exceptional directors. We intend to periodically evaluate our Non-Employee Director Compensation Program as part of our regular review of our overall compensation strategy.
Under our Non-Employee Director Compensation Program, each non-employee director receives cash and equity compensation for services on our board of directors. We also reimburse our non-employee directors for reasonable out-of-pocket and documented expenses incurred in attending meetings of the board of directors or any committee thereof. Each non-employee director is entitled to receive an annual retainer of $40,000, payable quarterly in arrears. In addition, the non-executive chair of our board of directors, committee chairs and committee members are entitled to receive the following additional annual retainers, payable quarterly in arrears:
•	$30,000 for the non-executive chair of our board of directors;
•	$15,000 for the chair of our Audit Committee;
•	$8,000 for the chair of our Nominating and Governance Committee;
•	$10,000 for the chair of our Compensation Committee;
•	$7,500 for each other member of our Audit Committee;
•	$4,000 for each other member of our Nominating and Governance Committee; and
•	$5,000 for each other member of our Compensation Committee.
Each person who becomes a non-employee director will receive an automatic initial award of a number of stock options to purchase shares of our common stock determined by dividing $374,000 by the grant date closing price of our common stock. This initial award will vest in equal monthly installments over approximately three years, subject to the non-employee director continuing in service through each applicable vesting date. Additionally, on the date of each annual meeting of our stockholders following the effective date of our Non-Employee Director Compensation Program, each non-employee director continuing in service after the meeting will automatically be granted a number of stock options to purchase shares of our common stock determined by dividing $187,000 by the grant date closing price of our common stock. Such annual grants will vest on the earlier of (i) the first anniversary of such grants and (ii) the day prior to the date of the next annual meeting following the applicable grant date, in each case, subject to such non-employee director continuing in service through the vesting date.

The following table summarizes the compensation paid with respect to the fiscal year ended December 31, 2021 to each of the Company’s non-employee directors:
Name	Fees earned of paid in cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
John G Conley	—	23,680	—	23,680
Michael Egholm	12,500	236,800	—	249,300
James R. Heath	—	23,680	—	23,680
Gregory P. Ho	—	—	—	—
Siddhartha Kadia	30,167	146,000	—	176,167
Jason Myers	12,500	236,800	—	249,300
Daniel Wagner	—	—	—	—
Adam Wieschhaus	—	—	—	—
(1)
We utilize the grant date fair value using the Black-Scholes method as described in Note 9 to the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2021.

EXECUTIVE OFFICERS
The following table sets forth information about our executive officers.
Name	Age	Position(s)
Sean Mackay	39	Chief Executive Officer, co-founder and director
John Strahley	55	Chief Financial Officer
Jing Zhou	52	Chief Scientific Officer
Richard W. Rew II	54	Senior Vice President, General Counsel & Secretary
Sean Mackay’s biography is included under the section titled “Proposal No. 1 - Election of Directors”.
John Strahley has served as our Chief Financial Officer since 2019. Prior to joining the Company, Mr. Strahley served as Managing Director at Ironwood Capital (“Ironwood”), a private equity fund manager, from 2010 to 2019. Mr. Strahley is a financial services professional with diverse experience in operational and investment roles with early-stage and closely held private companies. As CFO, Mr. Strahley leads strategic planning and financial management and reporting across the organization. While a Managing Director at Ironwood, Mr. Strahley was responsible for originating, structuring and closing debt and equity investments. In this role, Mr. Strahley worked closely with portfolio company management teams on strategy and execution, financial reporting, fund raising and acquisition. Prior to his time at Ironwood, Mr. Strahley was a Senior Vice President at Webster Bank, where he helped launch the bank’s venture capital practice, built a loan sales and structuring group and during the 2008 financial crisis, led the credit administration group. Mr. Strahley began his career as a certified public accountant.
Jing Zhou, M.D., Ph.D., has served as our Chief Scientific Officer since 2020. Dr. Zhou served as our Senior Vice President of Translational Medicine from January 2019 to December 2019, Vice President of Immunology and Translational Medicine from January 2017 to December 2018, and Director of Immunology from January 2016 to December 2016. Working with the talented multidisciplinary teams at the Company, she is responsible for developing single cell assays for precisely profiling the functional properties and heterogeneity of immune cells using our IsoCode proteomics platform, and for discovery of predictive biomarkers as correlates of patient outcome to immunotherapies. Since joining the Company in 2015, she has led multiple studies with various biopharma and trial center leaders, particularly in the immuno-oncology space, to develop single cell polyfunctional metrics that can distinguish and predict patient response to CAR-T and antibody-based cancer immunotherapies. These novel findings have led to numerous presentations at prestigious scientific conferences including AACR, ASH, ASCO, SITC, FOCiS and high-impact publications in journals such as Blood and JITC. Prior to joining the Company, she was an immunologist at the Yale School of Medicine with expertise in defining phenotype and functionality of immune cells in diseased and healthy settings, with a good track record of 30+ scientific publications in leading journals. Dr. Zhou earned her medical degree in Clinical Medicine from Bengbu Medical College, M.S. and Ph.D. in Immunology from Shanghai Jiao Tong University, and has been the principal investigator of NIH, AHA and Yale University grants.
Richard W. Rew II has served as our Senior Vice President, General Counsel and Secretary since 2021. Prior to joining the Company, Mr. Rew served as Senior Vice President, General Counsel and Secretary from 2015 to 2021 and also served as Chief Compliance Officer from February 2021 to July 2021 at Luminex Corporation (“Luminex”), a biotechnology company now part of DiaSorin S.p.A. At Luminex, Mr. Rew was responsible for managing all legal, compliance and corporate development matters, including multiple acquisitions. Prior to his time at Luminex, Mr. Rew served as Senior Vice President, General Counsel and Secretary at ArthroCare Corporation, a publicly-traded medical devices company, from 2009 to 2014. In this role, he helped guide the company through a restatement process and successful resolution of a multi-year Department of Justice and SEC investigation and related shareholder class action litigation. Mr. Rew holds a J.D. from the University of Oklahoma and a B.A. from the University of Texas at Austin.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2022 by:
•	each director and nominee for director;
•	each of our named executive officers;
•	each stockholder known by us to be beneficial owners of more than 5% of outstanding common stock; and
•	all of our current directors and executive officers as a group.
The number of shares beneficially owned by each stockholder is determined under the rules of the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of March 31, 2022 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
Except as otherwise indicated in the footnotes to the following table, to our knowledge all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws.
Except as otherwise indicated, the address for each stockholder listed below is c/o IsoPlexis Corporation, 35 NE Industrial Rd, Branford, CT 06405.
Name and address of beneficial owners	Shares Beneficially Owned as of March 31, 2022	Percent Owned
5% stockholders:
Entities affiliated with Northpond Ventures, LP(1)	8,801,531	22.5%
Entities affiliated with Spring Mountain Capital, LP(2)	6,064,661	15.5%
Entities affiliated with Perceptive Advisors LLC(3)	4,875,530	12.2%
Entities affiliated with North Sound Ventures, LP(4)	3,778,558	9.7%
Connecticut Innovations, Incorporated(5)	2,672,123	6.8%
BlackRock, Inc.(6)	2,452,397	6.3%
Danaher Innovation Center LLC(7)	1,976,791	5.1%
Directors and named executive officers:
Sean Mackay(8)	2,012,158	5.2%
John Conley(9)	99,940	*
Michael Egholm	—	—%
James Heath(10)	240,388	*
Gregory Ho	—	—%
Siddhartha Kadia(11)	10,625	*
Jason Myers	—	—%
Richard W. Rew II	—	—%
John Strahley(12)	58,984	*
Daniel Wagner	—	—%
Adam Wieschhaus	—	—%
Jing Zhou(13)	65,150	*
Rajesh Khakhar	—	—%
All Directors and Executive Officers as a Group (13 persons)(14)	2,487,245	6.4%
*	Less than 1%
(1)
Represents aggregate amount of beneficially owned common stock as reported in a Schedule 13D filed by filed jointly by Northpond Ventures, LP (“Northpond LP”), Northpond Ventures GP, LLC (“Northpond GP”), Northpond Capital, LP (“Northpond Capital”),

Northpond Capital GP, LLC (“Northpond Capital GP”) and Michael P. Rubin on October 22, 2021. As of the date thereof, Northpond LP owned directly 6,727,570 shares of Common Stock. Northpond LP has the shared power to vote, or direct the voting of, and the shared power to dispose of, or direct the disposition of, the Common Stock held by it. As the general partner of Northpond LP, Northpond GP may be deemed to be the indirect beneficial owner of the 6,727,570 shares of Common Stock beneficially owned by Northpond LP. Northpond GP has the shared power to vote, or direct the voting of, and the shared power to dispose of, or direct the disposition of, the Common Stock held by Northpond LP. As of the date thereof, Northpond Capital owned directly 2,080,961 shares of Common Stock. Northpond Capital has the shared power to vote, or direct the voting of, and the shared power to dispose of, or direct the disposition of, the Common Stock held by it. As the general partner of Northpond Capital, Northpond Capital GP may be deemed to be the indirect beneficial owner of the 2,080,961 shares of Common Stock beneficially owned by Northpond Capital LP. Northpond Capital GP has the shared power to vote, or direct the voting of, and the shared power to dispose of, or direct the disposition of, the Common Stock held by Northpond Capital LP. Michael P. Rubin is the sole managing member of each of Northpond GP and Northpond Capital GP. As a result of the foregoing relationships, Mr. Rubin may be deemed to be the indirect beneficial owner of the 8,808,531 shares of Common Stock beneficially owned by Northpond LP and Northpond Capital LP. Mr. Rubin has the shared power to vote, or direct the voting of, and the shared power to dispose of, or direct the disposition of, the Common Stock held by Northpond LP and Northpond Capital LP. Each Reporting Person disclaimed beneficial ownership of the securities reported herein except to the extent of his or its pecuniary interest therein.
(2)
Represents aggregate amount of beneficially owned common stock as reported in a Schedule 13G filed by SMC Growth Capital II GP, LLC and affiliates on January 25, 2022. The securities are directly held by SMC Growth Capital Partners II, LP (“GCII”), SMC Private Equity Holdings, LP (“PEH”), and SMC Holdings II, LP (“Holdings”). SMC Growth Capital II GP, LLC, a Delaware limited liability company (“GCII GP”), is the general partner of GCII. SMC Private Equity Holdings G.P., LLC, a Delaware limited liability company (“PEH GP”), is the general partner of PEH. SMC Holdings II G.P., LLC, a Delaware limited liability company (“Holdings GP”), is the general partner of Holdings. Spring Mountain Capital G.P., LLC, a Delaware limited liability company (“SMC GP”), is the managing member of GCII GP and PEH GP. John L. Steffens and Gregory P. Ho each serve as a managing member of SMC GP and Holdings GP. The address of the entities mentioned in this footnote is 650 Madison Avenue, 20th Floor, New York, NY 10022.

(3)
Represents aggregate amount of beneficially owned common stock as reported in a Schedule 13G Amendment No. 1 filed by Perceptive Advisors LLC and affiliates on January 25, 2022. Neither Perceptive Advisors LLC (“Perceptive”) nor Joseph Edelman directly holds any shares of Common Stock. Perceptive Life Sciences Master Fund, Ltd. (“Master Fund”) directly holds 3,554,587 shares of Common Stock. Perceptive Credit Holdings III, LP (“Perceptive Credit Holdings III”) directly holds 335,962 shares of Common Stock and warrants exercisable for 780,032 shares of Common Stock. PCOF EQ AIV III, LP (“PCOF”) holds directly 204,949 shares of Common Stock. Perceptive Advisors LLC serves as the investment manager to the Master Fund. Perceptive Credit Advisors, LLC (“Perceptive Credit”) serves as the investment manager to Perceptive Credit Holdings III and PCOF. Mr. Edelman is the managing member of Perceptive Advisors LLC and Perceptive Credit. The address of Perceptive and Perceptive Credit is 51 Astor Place, 10th Floor, New York, New York 10003.

(4)
Represents aggregate amount of beneficially owned common stock as reported in a Schedule 13G filed by North Sound Ventures, LP and affiliates on December 23, 2021. As the general partner of North Sound Trading, LP (“NST”) and North Sound Ventures, LP (“NSV”), North Sound Management, Inc. (“NS Management”) may be deemed to beneficially own the shares held by NST and NSV. Brian Miller is the sole owner of NS Management and may be deemed to beneficially own the shares beneficially owned by NS Management. The address of the entities mentioned in this footnote is 115 East Putnam Avenue, Greenwich, CT 06830.

(5)
Represents aggregate amount of beneficially owned common stock as reported in a Schedule 13G filed by Connecticut Innovations, Incorporated (“CII”) on January 26, 2022. The address of CII is 470 James Street, Suite 8, New Haven, CT 06513.

(6)	Represents aggregate amount of beneficially owned common stock as reported in a Schedule 13G filed on February 4, 2022. The address of BlackRock, Inc. is 55 East 52nd Street, New York , NY 10055.
(7)
Represents aggregate amount of beneficially owned common stock as reported in a Schedule 13G filed on February 1, 2022. DHR Innovation Center LLC (“DHR Innovation”) is a subsidiary of Danaher Corporation. Danaher Corporation may be deemed to beneficially own the securities held by DHR Innovation. The address of DHR Innovation is 2200 Pennsylvania Avenue, N.W., Suite 800W, Washington, D.C. 20037.

(8)	Includes 1,212,958 shares underlying stock options that are currently exercisable as of March 31, 2022 or vest within 60 days of March 31, 2022.
(9)	Includes 35,188 shares underlying stock options that are currently exercisable as of March 31, 2022 or vest within 60 days of March 31, 2022.
(10)	Includes 240,388 shares underlying stock options that are currently exercisable as of March 31, 2022 or vest within 60 days of March 31, 2022.
(11)	Includes 10,625 shares underlying stock options that are currently exercisable as of March 31, 2022 or vest within 60 days of March 31, 2022.
(12)	Includes 46,484 shares underlying stock options that are currently exercisable as of March 31, 2022 or vest within 60 days of March 31, 2022.
(13)	Includes 65,150 shares underlying stock options that are currently exercisable as of March 31, 2022 or vest within 60 days of March 31, 2022.
(14)	Includes 1,610,793 shares underlying stock options that are currently exercisable as of March 31, 2022 or vest within 60 days of March 31, 2022.

EXECUTIVE COMPENSATION
IsoPlexis Executive Compensation
As an emerging growth company under the JOBS Act, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which permit us to limit reporting of executive compensation to our principal executive officer and our two other most highly compensated executive officers. Our executive compensation program is designed to attract, motivate and retain high quality leadership and incentivize our executive officers to achieve performance goals over the short- and long-term, which also aligns the interests of our executive officers with those of our shareholders.
Our named executive officers (“NEOs”) for 2021, which consist of our principal executive officer and our two other most highly compensated executive officers, were:
•	Sean Mackay, our Chief Executive Officer;
•	John Strahley, our Chief Financial Officer; and
•	Peter Siesel, our Chief Commercial Officer.
Summary Compensation Table
The following table presents compensation awarded to, earned by and paid to our NEOs for the fiscal years ended December 31, 2021 and 2020.
Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Nonequity Incentive Compensation ($)(2)	All Other Compensation $(3)	Total ($)
Sean Mackay, Chief Executive Officer	2021	420,000	5,758,560	210,000	5,550	6,394,110
	2020	380,000	439,560	150,000	—	969,560
John Strahley, Chief Financial Officer	2021	325,000	774,000	113,750	5,362	1,218,112
	2020	250,000	—	75,000	—	325,000
Peter Siesel, Chief Commercial Officer	2021	300,000	678,400	180,000	6,525	1,164,925
	2020	171,875	40,700	110,000	—	322,575
(1)
The amounts reported here do not reflect the actual economic value realized by each NEO. In accordance with SEC rules, these columns represent the grant date fair value of shares underlying stock options, calculated in accordance with Accounting Standards Update 718, “Compensation—Stock Compensation (Topic 718).” For additional information, see note 2 in “Notes to the Consolidated Financial Statements” contained in our Form 10-K for the year ended December 31, 2021. The assumptions used in calculating the grant date fair value of the stock options reported in this table are set forth in Note 9 in “Notes to the Consolidated Financial Statements” contained in our Form 10-K for the year ended December 31, 2021.

(2)	Reflects annual incentive bonuses. See “—Annual Incentive Awards” below for more information.
(3)	This column includes matching payments under our 401(k) plan
(4)	Reflects Mr. Siesel’s annual salary pro-rated from his hire date in May 2020.
Narrative Disclosure to Summary Compensation Table
The following describes the material elements of our compensation program for the year ended December 31, 2021 as applicable to our NEOs and reflected in the Summary Compensation Table above. As part of our transition to a publicly-traded company following our initial public offering in 2021, we are continuing to evaluate our executive compensation program, which may differ in several respects from our historical program.
Base Salary
Base salaries for our executive officers were established primarily based on individual negotiations with the executive officers when they joined the Company. In determining compensation for our executive officers, we considered salaries provided to executive officers of our peer companies, each executive officer’s anticipated role criticality relative to others at the Company, and our determination of the essential need to attract and retain these executive officers. Shortly after the completion of our Initial Public Offering, the Compensation Committee reviewed the base salary of our Chief Executive Officer, Mr. Mackay, and determined to raise it from $420,000 annually to $550,000 annually, effective January 1, 2022. The Committee later raised Mr. Strahley’s base salary from $325,000 annually to $375,000 annually, also effective January 1, 2022.
Annual Incentive Awards
Each of our NEOs is eligible to receive an annual cash bonus, with the target opportunity expressed as a percentage of base salary and payable based upon the achievement of performance goals set annually by our board of directors. On January 28, 2022, the Compensation Committee authorized the payment of 2021 bonuses to the Named Executive Officers based on 100% achievement of the 2021 revenue targets and other performance factors determined by the Compensation Committee. The Compensation Committee authorized bonuses of $210,000 for Mr. Mackay; $113,750 for Mr. Strahley and $180,000 for Mr. Siesel.
Employee Benefits and Perquisites
Our NEOs are eligible to participate in our health and welfare plans on the same terms and conditions as provided to our full-time employees generally. We generally do not provide our NEOs with perquisites or other personal benefits.
Retirement Benefits
We maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain Code limits, which are updated annually. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their own contributions. The Company may elect to make matching or other contributions into participants’ individual accounts. The Company did not make any such contributions in 2020, but our board of directors has approved a 3% matching contribution beginning in respect of 2021. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not taxable to the employees until withdrawn or distributed from the 401(k) plan.
Employment Agreements
We currently do not have a formal employment agreement or offer letter with Mr. Mackay.
In November 2019 and May 2020, Messrs. Strahley and Siesel, respectively, each executed an offer letter with the Company, which provides for at-will employment and sets forth initial base salary, eligibility for an annual cash bonus and certain employee benefits. Mr. Strahley’s offer letter additionally provides that upon a termination of his employment by the Company without cause at any time prior to, or within twelve months following, a “change in control” of the Company (as defined in the offer letter), Mr. Strahley would be entitled to an amount equal to six months of his then-current base salary, subject to his execution of the Company’s standard form of release agreement.
Long-Term Incentive Awards
We have granted our NEOs from time to time stock options to purchase shares of our common stock, each with an exercise price equal to the fair market value of a share of our common stock on the date of grant and subject to the terms of our 2014 Stock Plan and 2021 Omnibus Incentive Compensation Plan (see “—Equity Plans” below) and the applicable award agreement. Generally 25% of the stock options granted to the NEOs vest upon the first anniversary of the vesting commencement date, with the remainder vesting in 36 equal monthly installments thereafter. Certain of Mr. Mackay’s and Mr. Siesel’s stock options are also subject to performance goals. For more information on the stock options granted to our NEOs and any applicable performance goals, see “—Outstanding Equity Awards at Fiscal Year-End” and accompanying footnote disclosure below.
On February 21, 2021, the Company granted stock options to Mr. Siesel to purchase 20,000 shares of the Company’s common stock at an option price of $1.83/share. The options were granted for a ten (10) year period with 25% vesting on the first anniversary of the date of the grant and the remainder vesting in 36 equal monthly installments thereafter. On June 21, 2021 the Company granted stock options to our Executive Officers as follows.

Mr. Mackay was granted options to purchase 744,000 shares of the Company’s common stock at an option price of $4.81/share. The options were granted for a ten (10) year period with 25% vesting on the first anniversary of the date of the grant and the remainder vesting in 36 equal monthly installments thereafter. Mr. Strahley was granted options to purchase 100,000 shares of the Company’s common stock at an option price of $4.81/share. The options were granted for a ten (10) year period with 25% vesting on the first anniversary of the date of the grant and the remainder vesting in 36 equal monthly installments thereafter. Mr. Siesel was granted options to purchase 80,000 shares of the Company’s common stock at an option price of $4.81/share. The options were granted for a ten (10) year period with 25% vesting on the first anniversary of the date of the grant and the remainder vesting in 36 equal monthly installments thereafter.
In the event a NEO terminates employment for any reason, all unvested stock options are forfeited, unless the NEO is terminated by the Company for cause, in which case both vested and unvested stock options are forfeited.
Outstanding Equity Awards at Fiscal Year-End
The following table presents information regarding outstanding equity awards held by our NEOs as of December 31, 2021.
Name	Option Awards
	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Option Expiration Date
Sean Mackay	11/01/2015	113,333	6,667	—	0.28	10/31/2025
	10/20/2016	52,000	—	—	0.44	10/19/2026
	10/05/2017	122,500	17,500	14,000(4)	0.73	10/4/2027
	01/16/2018	23,500	500	—	0.73	1/15/2028
	02/12/2018	48,000	—	—	0.73	2/11/2028
	06/29/2018	45,500	6,500	—	0.73	6/28/2028
	09/27/2018	32,500	7,500	—	0.73	9/26/2028
	12/14/2018	72,000	24,000	—	0.96	12/13/2028
	04/15/2020	680,000(2)	—	—	1.03	4/14/2030
	06/21/2021	—	744,000	—	4.81	6/7/2031
John Strahley	12/04/2019	37,500	50,000	—	1.03	12/03/2029
	6/21/2021	—	100,000	—	4.81	6/7/2031
Peter Siesel	06/10/2020	31,666	80,000(3)	—	1.03	06/09/2030
	2/22/2021	5,000	15,000	—	1.83	12/14/2030
	6/21/2021	—	80,000	—	4.81	6/7/2031
(1)	These stock options are subject to the time-based vesting schedule described above in “—Long Term Incentive Awards.”
(2)	These stock options were granted subject to the achievement of certain 2020 revenue targets. In December 2020 our board of directors accelerated the vesting of these stock options.
(3)
Includes 28,000 stock options that were subject to vesting based upon the achievement of our 2020 revenue target, which was achieved, in addition to the time-based vesting schedule described above in “—Long Term Incentive Awards.”

(4)	These stock options vest based upon the achievement of specified sales goals and are also subject to the time-based vesting schedule described above in “—Long Term Incentive Awards.”
Emerging Growth Company Status
We are an “emerging growth company” as defined in the JOBS Act. As an emerging growth company we will be exempt from certain requirements related to executive compensation, including, but not limited to, the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Potential Payments Upon Termination or Change in Control
Other than Mr. Strahley’s severance payments described above in the section titled “—Employment Agreement,” none of our NEOs are entitled to any payments or benefits that are payable upon termination or in connection with a change in control of the Company.
Equity Plans
2014 Stock Plan
Our 2014 Stock Plan (the “2014 Plan”) was adopted by our board of directors and our stockholders in May 2014. Our 2014 Plan provides for the grant of non-qualified stock options, incentive stock options and restricted and unrestricted stock. Awards may be granted to employees, officers, directors, advisors and consultants of the Company or any of its affiliates.
Shares of our common stock granted under the 2014 Plan that are reacquired by the Company or underlying forfeited or canceled awards will again be available for issuance under the 2014 Plan.
Our 2014 Plan is administered by our board of directors or a committee designated by our board of directors (as applicable, the “administrator”). The administrator has the authority to grant awards; to construe, and determine the terms and provisions of, the applicable award agreements and the 2014 Plan (including correcting any defect or any inconsistencies); to prescribe, amend and rescind rules and regulations relating to the 2014 Plan; and to make all other determinations in the judgment of the administrator necessary or desirable for the administration of the 2014 Plan. The administrator’s interpretation of the 2014 Plan is final and conclusive.
In the event of any recapitalization, reclassification, stock dividend, stock split, reverse stock split, liquidation, exchange of shares, spin-off, combination, consolidation or other similar transaction, an appropriate and proportionate adjustment shall be made in (i) the maximum number and kind of shares reserved for issuance under the 2014 Plan, (ii) the number and kind of restricted shares granted and shares or other securities subject to any then outstanding options and (iii) the exercise price of any stock options. The administrator’s determination regarding adjustments is final, binding and conclusive.
In the event of a “change of control” (as defined in the 2014 Plan), the 2014 Plan provides the administrator with discretion to, with respect to an award, provide for (i) full or partial vesting or (ii) cash-out of a vested award.
The 2014 Plan provides that, subject to certain exceptions, no participant may, among other things, lend, offer, pledge, sell, contract to sell, or otherwise transfer or dispose of, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for our capital stock, in each case, during the period commencing on the date of the final prospectus relating to the registration by us of shares of our common stock or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3, and ending on the date specified by us and the managing underwriter (such period not to exceed 180 days or such period as may be requested by us or an underwriter to accommodate certain regulatory restrictions).
Awards granted under our 2014 Plan generally may not be transferred or assigned in any manner other than by will, or the laws of descent and distribution, unless otherwise permitted by the administrator.
The administrator may amend or modify the 2014 Plan at any time without either a participant’s consent (unless such amendment or waiver would adversely impact the rights of the participant) or stockholder approval (unless such approval is required under applicable law).
Unless sooner terminated in accordance with its terms, the 2014 Plan will terminate upon the earliest of (i) any date determined by our board of directors, (ii) the date all shares under the 2014 Plan have been issued and are free of all restrictions and (iii) the dissolution or liquidation of the Company. Upon effectiveness of the 2021 Omnibus Incentive Compensation Plan described below, no further grants will be made under the 2014 Plan. The Company’s common stock underlying awards under the 2014 Plan, not to exceed 5,113,324 shares, became available again for grant under the 2014 Plan in accordance with its terms.
2021 Omnibus Incentive Compensation Plan
Our board of directors has adopted, and our stockholders have approved, the 2021 Omnibus Incentive Compensation Plan (the “2021 Plan”), pursuant to which equity-based and cash incentives may be granted to current or prospective directors, officers, employees and consultants. The 2021 Plan replaced the 2014 Plan and no further grants will be made under the 2014 Plan. The following is a summary of certain terms and conditions of the 2021 Plan. The maximum number of shares of common stock reserved under the 2021 Plan as of March 31, 2022 is 2,545,395, plus the number of shares of the Company’s common stock underlying awards under the 2014 Plan, not to exceed 5,113,324 shares, that become available again for grant under the 2014 Plan in accordance with its terms. The share pool will automatically increase on January 1 of each year beginning with January 1, 2022 by the lesser of (i) five percent (5%) of the number of shares of common stock issued and outstanding on December 31 of the immediately preceding calendar year and (ii) such number of shares of common stock determined by the Compensation Committee.
The 2021 Plan provides for the grant of nonqualified stock options, incentive (qualified) stock options, stock appreciation rights, restricted share awards, restricted stock units, performance awards, cash incentive awards and other equity-based awards (including deferred share units and fully vested shares).
Our Compensation Committee administers the 2021 Plan and has the authority to determine the terms and conditions of any agreements evidencing awards granted under the 2021 Plan and to establish, amend, suspend or waive such rules or regulations relating to the 2021 Plan as it deems appropriate. Our Compensation Committee will have full discretion to administer and interpret the 2021 Plan and to establish such rules, regulations and procedures, and to determine, among other things, the circumstances under which the awards may be vested, exercised or settled. With respect to director awards, our board of directors may, at its discretion, grant or administer such awards, or may delegate such authority to a committee of our board of directors.
Any current or prospective directors, officers, employees and consultants of the Company or its affiliates who are selected by our Compensation Committee will be eligible for awards under the 2021 Plan.
The number of shares of our common stock initially reserved for issuance under the 2021 Plan was equal to approximately 8.4% of the number of shares of our common stock that will be outstanding immediately after the closing of our initial public offering in 2021 (the “Initial Pool”) and will be increased on each January 1 that occurs following, and prior to the tenth anniversary of, the effective date of the registration statement of which this prospectus forms a part, in an amount equal to the lesser of (i) 5% of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year and (ii) such number of shares determined by our Compensation Committee. The maximum amount payable to any non-employee director under the 2021 Plan for the first fiscal year is $1,000,000, and following such first fiscal year, is $750,000.
The maximum number of shares that may be delivered upon the exercise of incentive stock options will be equal to the Initial Pool. The maximum number of shares of common stock reserved under the 2021 Plan is 5,223,601 plus the number of shares of the Company’s common stock underlying awards under the 2014 Plan that become available again for grant under the 2014 Plan in accordance with its terms.
Shares of our common stock underlying forfeited or canceled awards will again be available for issuance under the 2021 Plan, but shares of our common stock used to pay any exercise price or applicable tax withholding obligation with respect to an award will not.
If there is a change in the Company’s corporate capitalization in the event of an extraordinary dividend or other extraordinary distribution (whether in the form of cash, shares or other securities or property), recapitalization, rights offering, stock split, reverse stock split, split-off or spin-off, our Compensation Committee will equitably adjust any or all of the following: (i) the number and kind of securities reserved for issuance under the 2021 Plan, (ii) the number and kind of securities covered by awards then outstanding under the 2021 Plan and (iii) the exercise price, if applicable, with respect to any award. In addition, upon any reorganization, merger, consolidation, combination, repurchase or exchange of securities of the Company, issuance of warrants or other rights to purchase securities of the Company or other similar corporate transaction or event affecting the shares or the financial statements of the Company or any affiliate, or any changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law, then our Compensation Committee may, in such manner as it may deem appropriate or desirable, (i) make any of the adjustments described above; (ii) adjust any performance goal, target or measure, as applicable; (iii) make provision for a cash payment to the holder of an outstanding award in consideration for the cancellation of such award; or (iv) provide for the cancellation, substitution, termination or acceleration of vesting of any award.
In the event of a “change of control” (as defined in the 2021 Plan), the applicable award agreement will specify the effect of the change of control on the award.

Awards granted under our 2021 Plan generally may not be transferred or assigned in any manner other than by will, or the laws of descent and distribution, unless otherwise permitted by the committee.
The 2021 Plan has a term of ten years. Our board of directors may amend, modify or terminate the 2021 Plan at any time, subject to stockholder approval of any amendment to increase the number of shares of our common stock reserved under the plan (other than certain adjustments upon changes in capitalization), to change the class of individuals eligible to participate or to reprice options or stock appreciation right in a manner that requires stockholder approval. No amendment, modification or termination may materially and adversely affect the rights of any participant of any award without the consent of the participant. Our Compensation Committee may amend, modify or terminate any award granted or related award agreement without a participant’s consent unless such amendment, modification or termination would materially and adversely affect the rights of any participant. In addition, any such amendment or modification to reprice options or stock appreciation right in a manner that requires stockholder approval will be subject to such stockholder approval.
Employee Stock Purchase Plan
Our board of directors has adopted, and our stockholders have approved, the Employee Stock Purchase Plan (the “ESPP”). The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Code (the “423 Component”) and also authorizes the grant of purchase rights under a component that is not intended to meet the requirements of Section 423 of the Code.
Generally, employees, including executive officers, employed by us or by any of our designated affiliates may participate in the ESPP. However, the administrator, in its discretion, may exclude certain employees from participating to the extent permitted under Section 423 of the Code.
The number of shares of our common stock initially reserved for issuance under the ESPP will be equal to approximately 1% of the number of shares of our common stock that will be outstanding immediately after the closing of our initial public offering in 2021, and will be increased on each January 1 that occurs following, and prior to the tenth anniversary of, the effective date of the registration statement of which this prospectus forms a part, in an amount equal to the lesser of (i) 1% of the number of outstanding shares of our common stock as of the last day of the immediately preceding calendar year and (ii) such number of shares of our common stock determined by the administrator. A total of 779,800 shares of Common Stock are reserved for issuance under the ESPP as of March 31, 2022. In no event will more than 2,400,000 shares of our common stock be issued under the ESPP.
Our board of directors or a committee appointed by our board of directors will administer the ESPP. The administrator will have full and exclusive discretionary authority to, among other things, construe, interpret and apply the terms of the ESPP, delegate ministerial duties to any of our employees, designate separate offerings under the ESPP, designate our subsidiaries and affiliates as participating in the ESPP, determine eligibility, adjudicate all disputed claims filed under the ESPP and establish procedures that it deems necessary or advisable for the administration of the ESPP, including adopting such procedures, sub-plans and appendices to the enrollment agreement as are necessary or appropriate to permit participation in the ESPP by employees who are foreign nationals or employed outside the United States.
The ESPP will be implemented through a series of discrete offerings with durations designated by the administrator (not to exceed 27 months), which may be concurrent or overlapping and consist of one or more purchase periods. The ESPP provides participants the opportunity to purchase shares (an “option”) of our common stock upon completion of an offering through contributions (in the form of payroll deductions or otherwise to the extent permitted by the administrator) of a whole percentage of their eligible compensation at a price per share determined under the terms of the applicable offering, which may be at a discount from the trading price of our common stock on the start date of the offering period or the date of purchase. The maximum discount permissible under the ESPP for offerings under the Section 423 Component is the lesser of 85% of the fair market value of a share of our common stock on the start date of an offering and the date of purchase, whichever is lower.
A participant in the Section 423 Component may purchase no more than $25,000 worth of shares of our common stock under the ESPP for each calendar year in which a purchase right is outstanding and will have the same rights and privileges as other participants to the extent required under Section 423 of the Code. During each purchase period, a participant may not purchase more shares of our common stock than the limit determined by the administrator prior to the commencement of the applicable offering.

Participants may end their participation at any time during an offering period and will be paid their accrued contributions that have not yet been used to purchase shares of our common stock. Participation ends automatically upon termination of employment with us.
Options granted under the ESPP may not be transferred, unless permitted by the administrator, in which case, rights cannot be transferred by any manner other than by will, by the laws of descent and distribution or by beneficiary designation, or as otherwise provided under the ESPP.
In the event of an extraordinary dividend or other extraordinary distribution (whether in the form of cash, shares or other securities or property), recapitalization, rights offering, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of our common stock or our other securities or other change in our corporate structure affecting our common stock, the administrator will equitably adjust the maximum number and/or class of shares reserved under the ESPP, the number of shares and purchase price of each option under the ESPP that has not yet been exercised, and the other numerical share limits specified by the ESPP.
The ESPP provides that in the event of our proposed dissolution or liquidation, “change of control” (as defined in the ESPP) or other similar transaction, the current purchase period will be shortened by setting a new purchase date.
The ESPP has a term of 20 years, unless it is terminated earlier by our board of directors. The administrator has the authority to amend, suspend or terminate the ESPP at any time, subject to stockholder approval as required under Section 423 of the Code.

TRANSACTIONS WITH RELATED PERSONS
Described below are all transactions occurring since January 1, 2020 and all currently proposed transactions to which either we were a party and in which (i) the amounts involved exceeded or will exceed $120,000, and (ii) a director, executive officer, holder of more than 5% of our outstanding common stock, or any member of such person's immediate family had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.” We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions with unrelated third parties.
Series D Convertible Preferred Stock Financing
In December 2020 and January 2021, we issued and sold an aggregate of 1,105,045 shares of our Series D redeemable convertible preferred stock at a purchase price of $76.92 per share for an aggregate purchase price of approximately $85.0 million. All shares of our Series D redeemable convertible preferred stock converted to shares of common stock at IPO.
The following table summarizes purchases of our Series D redeemable convertible preferred stock by investors that hold more than 5% of our outstanding voting securities and their affiliated entities.
Investor	Series D Convertible Preferred Shares	Total Purchase Price
Connecticut Innovations, Incorporated(1)	13	$1,000
Entities affiliated with BlackRock, Inc.(2)	195	$15,000
Entities affiliated with Danaher Innovation Center LLC(3)	56	$4,300
Entities affiliated with Northpond Ventures, LP(4)	321	$24,700
Entities affiliated with Perceptive Advisors LLC(5)	390	$30,000
(1)	Daniel Wagner, a member of our board of directors, is affiliated with Connecticut Innovations, Incorporated.
(2)
Entities affiliated with BlackRock, Inc. whose shares are aggregated for the purposes of reporting ownership information include BlackRock Health Sciences Master Unit Trust and BlackRock Health Sciences Trust II.

(3)	Entities affiliated with Danaher Innovation Center LLC whose shares are aggregated for the purposes of reporting ownership information include Danaher Innovation Center LLC and DH Life Sciences LLC.
(4)
Entities affiliated with Northpond Ventures, LP whose shares are aggregated for the purposes of reporting ownership information include Northpond Capital, LP and Northpond Ventures II, LP. Adam Wieschhaus, a member of our board of directors, is affiliated with Northpond Ventures, LP.

(5)
Entities affiliated with Perceptive Advisors LLC whose shares are aggregated for the purposes of reporting ownership information include Perceptive Life Sciences Master Fund, Ltd., Perceptive Credit Holdings III, LP and PCOF EQ AIV III, LP. Jason Myers, a member of our board of directors, was designated by Perceptive Life Sciences Master Fund, Ltd. pursuant to the terms of our Voting Agreement.

Credit Agreement and Guaranty
On December 30, 2020, we closed on a $50.0 million Credit Agreement with a significant equity investor, of which we borrowed $25.0 million immediately upon closing. In May 2021, we borrowed an additional $10.0 million. On March 30, 2022, we entered into a Third Amendment to Credit Agreement and Guaranty with Perceptive Credit Holdings III, LP pursuant to which the prior remaining $15.0 million Tranche C term loan was changed to $7.5 million and such amount was borrowed on March 30, 2022. In addition, the Third Amendment added a new $7.5 million Tranche D term loan, which remains available through June 30, 2022 subject to several conditions, including pro forma compliance with the covenant showing total revenue of at least $16.8 million for the twelve-month period ending March 31, 2022.
Borrowings under the Credit Agreement bear interest at the one-month LIBOR, with a 1.75% floor, plus a 9.50% margin (11.25% at December 31, 2021). Monthly payments of interest-only are due over the term of the loan with no scheduled loan amortization. Amounts borrowed are due and payable on the maturity date, December 30, 2025. The loan is secured by substantially all of the Company’s assets. Financial covenants include a $3.0 million minimum cash balance at all times and minimum revenue amounts measured on a quarterly basis. On October 29, 2021, we entered into the Second Amendment to, among other things, eliminate the minimum total revenue covenant for the twelve months ending December 31, 2021 and reset the minimum total revenue covenants thereafter. Pursuant to the Second Amendment, the minimum total revenue covenant, as amended, has resumed testing for the twelve months ending March 31, 2022. As of March 31, 2022, the Company was in compliance will the minimum total revenue covenant requirement of $16.8 million.
In connection with the execution of the Credit Agreement, we issued to Perceptive Credit Holdings III, LP a warrant to purchase up to 97,504 shares of Series D redeemable convertible preferred stock at a price per share equal to $76.92. Upon closing of the IPO on October 12, 2021, the Series D redeemable convertible preferred stock warrant was converted into a warrant exercisable for a total of 811,374 shares of common stock with an exercise price of $9.62 per warrant share. In connection with the Third Amendment to the Credit Agreement dated March 30, 2022, warrants were reissued and the exercise price was changed from $9.62 per warrant share to $6.00 per warrant share.
Investors’ Rights Agreement
We are party to our Sixth Amended and Restated Investors’ Rights Agreement (the “Investor Rights Agreement”), dated as of December 30, 2020, with certain holders of our capital stock, including entities affiliated with Northpond Ventures, LP, Spring Mountain Capital, LP, Perceptive Advisors LLC, Connecticut Innovations, Incorporated and Danaher Innovation Center LLC. The Investor Rights Agreement provides, among other things, that certain holders of our capital stock have the right to demand that we file a registration statement or request that their shares of capital stock be covered by a registration statement that we are otherwise filing, subject to certain exceptions. The registration and associated rights will expire no later than five years following the completion of our initial public offering (i.e. October, 2026). All other rights set forth in the Investor Rights Agreement terminated immediately prior to the completion of our initial public offering.
Right of First Refusal and Co-Sale Agreement
We were party to our Sixth Amended and Restated Right of First Refusal and Co-Sale Agreement (the “Right of First Refusal Agreement”), dated as of December 30, 2020, under which we have a right of first refusal, and certain holders satisfying an ownership threshold of redeemable convertible preferred stock have a right of first refusal and co-sale, with respect to shares of capital stock that certain stockholders propose to sell to third parties. Entities affiliated with Northpond Ventures, LP, Spring Mountain Capital, LP, Perceptive Advisors LLC, Connecticut Innovations, Incorporated and Danaher Innovation Center LLC are among the parties to the Right of First Refusal Agreement. This Agreement terminated upon completion of the Company’s initial public offering.
Voting Agreement
We were party to our Sixth Amended and Restated Voting Agreement (the “Voting Agreement”), dated as of December 30, 2020, under which certain holders of our capital stock, including Sean Mackay, our Chief Executive Officer, and entities affiliated with Northpond Ventures, LP, Spring Mountain Capital, LP, Perceptive Advisors LLC, Connecticut Innovations, Incorporated and Danaher Innovation Center LLC, have agreed to the manner in which they will vote their shares on certain matters, including the election of directors. See “Management—Board Composition.” In connection with this offering, the Voting Agreement will terminate following completion of this offering and none of our stockholders will have any special rights regarding the election or designation of any members of our board of directors or the voting of our capital stock. This Agreement terminated upon completion of the Company’s initial public offering.
Indemnification
We provide indemnification to our directors and officers so that they will be free from undue concern about personal liability in connection with their service to us. Under our Amended and Restated Bylaws and Certificate of Incorporation, we are required to indemnify our directors and officers to the extent not prohibited under Delaware or other applicable law. We have also entered into indemnity agreements with certain officers and directors. These agreements provide, among other things, that we will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of IsoPlexis, and otherwise to the fullest extent permitted under Delaware law and our Amended and Restated Bylaws and Certificate of Incorporation.

Related Person Transactions Policy and Procedures
We have adopted a written Related Person Transactions and SEC Compliance Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related persons transactions.” For purposes of our policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.
Under the policy, where a transaction has been identified as a related person transaction, management must present information regarding the proposed related person transaction to our Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of our Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits of the transaction to us and whether any alternative transactions were available. To identify related person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee determines in the good faith exercise of its discretion.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are IsoPlexis stockholders will be “householding” our proxy materials. A single set of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.

OTHER MATTERS
The Board of Directors, at the time of the preparation of this proxy statement, knows of no business to come before the Annual Meeting other than that referred to herein. If any other business should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with his or her best judgment.
By Order of the Board of Directors
/s/ Richard W. Rew II
Richard W. Rew II
Secretary
Branford, CT
April 29, 2022
A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2021 is available without charge upon written request to: Corporate Secretary, IsoPlexis Corporation, 35 N.E. Industrial Road, Branford, CT 06405.

Annex H
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 28, 2022
IsoPlexis Corporation
(Exact name of Registrant as specified in its charter)
Delaware	001-40894	46-2179799
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
35 NE Industrial Road, Branford, CT 06405
(Address of principal executive offices and zip code)
(203) 208-4111
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ISO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 28, 2022, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of IsoPlexis Corporation (the “Company”) authorized the payment of 2021 bonuses to the executive officer group, based on 100% achievement of 2021 revenue targets and other performance factors determined by the Compensation Committee, as follows:
Name	Title	2021 Base Salary	2021 Bonus Target as a Percentage of Base	2021 Bonus Percentage Achieved	2021 Bonus Paid
Sean Mackay	Chief Executive Officer	$420,000.00	50%	100%	$210,000.00
John Strahley	Chief Financial Officer	$325,000.00	35%	100%	$113,750.00
Jing Zhou	Chief Scientific Officer	$350,000.00	25%	100%	$87,500.00
Peter Siesel	Chief Commercial Officer	$300,000.00	60%	100%	$180,000.00
Richard Rew	SVP, General Counsel & Secretary	$400,000.00	50%	100%	$44,000.00*
*	Prorated for partial period worked during 2021.

ITEM 9.01.	Financial Statements and Exhibits
(d) Exhibits
Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ISOPLEXIS CORPORATION

Date: February 2, 2021
	By:	/s/ John Strahley
		Name:	John Strahley
		Title:	Chief Financial Officer

Annex I
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 6, 2022
IsoPlexis Corporation
(Exact name of registrant as specified in its charter)
Delaware	001-40894	46-2179799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
35 NE Industrial Road, Branford, CT 06405
(Address of principal executive offices and zip code)
(203) 208-4111
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ISO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.
On April 11, 2022, IsoPlexis Corporation (the “Company”) issued a press release reporting its preliminary unaudited financial revenue for the quarter ended March 31, 2022. A copy of the press release is furnished herewith as Exhibit 99.1.
The information furnished with this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 6, 2022, Peter Siesel agreed to step down, effective immediately, from his position as Chief Commercial Officer of the Company. In connection with his departure from the Company, on April 6, 2022, the Company agreed in principle, subject to execution of a written separation agreement, that: (i) the Company will pay to Mr. Siesel severance benefits in an amount equal to nine (9) months of his salary at the current rate (representing a payment of $225,000) and twenty-five percent (25%) of his target bonus (representing a payment of $45,000), less applicable withholdings, with such payment to be made in connection with the first payroll processed by the Company after the eighth day following execution of a separation agreement; (ii) the Company will cover the total premium for nine (9) months of continued health insurance coverage under COBRA from May 2022 through January 2023; and (iii) the Company will make available to Mr. Siesel, at the Company’s expense, certain outplacement services and career transition coaching. In consideration of the foregoing, Mr. Siesel is expected to provide the Company with a customary general release and agree to the continuation of covenants with respect to confidentiality and non-competition and non-solicitation covenants of 4-months and 1-year, respectively.
Item 8.01.	Other Events.
On April 6, 2022, the Company initiated a reorganization of its workforce to more tightly integrate its commercial, operational and development functions, while accelerating its path to profitability (“Reorganization”). At the conclusion of the Reorganization, the Company anticipates retaining approximately 80% of its prior workforce. Workforce reductions associated with the Reorganization primarily affected positions in the Company’s commercial team, technical support, and operations.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits
Exhibit No.	Description
99.1	Press Release of IsoPlexis Corporation, dated April 11, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ISOPLEXIS CORPORATION

Date: April 11, 2022
	By:	/s/ John Strahley
		Name:	John Strahley
		Title:	Chief Financial Officer

Annex J
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):      June 16, 2022
IsoPlexis Corporation
(Exact name of registrant as specified in its charter)
Delaware	001-40894	46-2179799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
35 NE Industrial Road Branford, CT 06405
(Address of principal executive offices and zip code)
(203) 208-4111
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ISO	The Nasdaq Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Stockholders of IsoPlexis Corporation (the “Company”) held on June 16, 2022, the stockholders of the Company:
a.
elected Gregory P. Ho, Daniel Wagner, and Adam Wieschhaus to serve as directors of the Company to hold office until the Annual Meeting of Stockholders to be held in 2025 and until their successors have been duly elected and qualified; and

a.	ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.
1.	The votes cast by the stockholders for election of directors were as follows:
Director Votes “For” Votes “Against” Abstentions Broker Non-Votes
Gregory P. Ho 30,869,836 304,321 128,180 847,541
Daniel Wagner 30,816,861 357,221 128,255 847,541
Adam Wieschhaus 30,998,076 175,941 128,320 847,541
2.
The votes cast by stockholders with respect to the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 were as follows:

Votes “For” Votes “Against” Abstentions
31,822,635 13,720 313,523
There were no broker non-votes with respect to this proposal.
J-1

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ISOPLEXIS CORPORATION

Date: June 21, 2022
	By:	/s/ John Strahley
		Name:	John Strahley
		Title:	Chief Financial Officer
J-2

Annex K
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 22, 2022
IsoPlexis Corporation
(Exact name of registrant as specified in its charter)
Delaware	001-40894	46-2179799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
35 NE Industrial Road, Branford, CT 06405
(Address of principal executive offices and zip code)
(203) 208-4111
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ISO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of New Director
On August 22, 2022, upon the recommendation of the Nominating and Governance Committee, the Board of Directors (the “Board”) of IsoPlexis Corporation (the “Company”) elected Nachum “Homi” Shamir to the Board as a Class II director, effective immediately. Mr. Shamir’s term will expire, along with the terms of the other Class II directors, at the Company’s annual meeting of stockholders expected to be held in June 2023 (“Annual Meeting”). In addition, Mr. Shamir has been appointed to the Nominating and Governance and Compensation Committees of the Board, effective immediately. There are no arrangements or understandings between Mr. Shamir and any other persons pursuant to which he was elected as a director. Upon the recommendation of the Nominating and Governance Committee, the Board has determined that Mr. Shamir qualifies as an independent director within the meaning of the listing standards of the Nasdaq Global Select Market. Additionally, there are no transactions involving the Company and Mr. Shamir that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.
Mr. Shamir, age 68, was most recently the Chairman, and Chief Executive Officer of Luminex Corporation from 2014 through its sale to DiaSorin S.p.A.(“DiaSorin”) in 2021. Mr. Shamir continued to serve as President of Luminex after its sale to DiaSorin pursuant to a transition agreement with DiaSorin until June 2022. Additionally, Mr. Shamir has served as President and Chief Executive Officer of Given Imaging from 2006 through its sale to Covidien (now Medtronic) in 2014. Mr. Shamir currently serves on the Board of Directors of Strata Skin Sciences (Nasdaq: SSKN); and as Chairman of the Boards of Mediwound (Nasdaq: MDWD) and Cactus Acquisition Corp. (Nasdaq: CCTS). Mr. Shamir holds a Bachelor of Science degree from the Hebrew University of Jerusalem and a Masters of Public Administration from Harvard University.
Pursuant to the Company’s non-employee director compensation policy as currently in effect, Mr. Shamir will receive an annual cash retainer of $49,000, payable quarterly in arrears. Such amount will be prorated for the current quarter. In addition, Mr. Shamir received a stock option grant (the “Option”) to purchase 196,842 shares of Company common stock at an exercise price of $1.90 per share. The Option will vest in equal monthly installments over three (3) years, subject to Mr. Shamir continuing in service through each applicable vesting date. Mr. Shamir also entered into the Company’s standard director and officer indemnification agreement.
Resignation of Directors
On August 22, 2022 Michael Egholm, Ph.D. provided notice to the Company of his resignation as a member of the Board and from his service as the Chairman of the Compensation Committee of the Board, effective immediately. Mr. Egholm’s decision to resign was not the result of any disagreement with the Company. In connection with his departure, the Company agreed to accelerate the vesting of:
a.
44,523 shares of stock issuable pursuant to an option grant of 89,047 shares granted on June 16, 2022 at $2.10/share. The shares were originally set to vest at the Annual Meeting, but would otherwise expire upon departure before such Annual Meeting; and

b.	9,167 shares of stock issuable pursuant to an option grant made on July 22, 2021 at $10.72/share, that would otherwise expire on departure.
On August 22, 2022 Siddhartha Kadia, Ph.D. provided notice to the Company of his resignation as a member of the Board and from his service as the Chairman of the Compensation Committee of the Board, effective immediately. Mr. Kadia’s decision to resign was not the result of any disagreement with the Company. In connection with his departure, the Company agreed to accelerate the vesting of:
a.
44,523 shares of stock issuable pursuant to an option grant of 89,047 shares granted on June 16, 2022 at $2.10/share. The shares were originally set to vest at the Annual Meeting, but would otherwise expire upon departure before such Annual Meeting; and

b.	6,667 shares of stock issuable pursuant to an option grant made on April 30, 2021 at $1.83/share, that would otherwise expire on departure.
Item 7.01.	Regulation FD Disclosure.
On August 23, 2022, the Company issued a press release announcing changes to its Board of Directors. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits
Exhibit No.	Description
99.1	Press Release of IsoPlexis Corporation, dated August 23, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ISOPLEXIS CORPORATION

Date: August 23, 2022
	By:	/s/ John Strahley
		Name:	John Strahley
		Title:	Chief Financial Officer

Annex L
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2022
IsoPlexis Corporation
(Exact name of registrant as specified in its charter)
Delaware	001-40894	46-2179799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
35 NE Industrial Road, Branford, CT	06405
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 208-4111

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ISO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.
Merger Agreement
On December 21, 2022, IsoPlexis Corporation, a Delaware corporation (“IsoPlexis”), Berkeley Lights, Inc., a Delaware corporation (“Berkeley Lights”), and Iceland Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Berkeley Lights (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the Delaware General Corporation Law, Merger Sub will be merged with and into IsoPlexis (the “Merger”), with IsoPlexis surviving the Merger as a wholly owned subsidiary of Berkeley Lights. The Merger Agreement was unanimously approved by the board of directors of IsoPlexis (the “IsoPlexis Board”) and the board of directors of Berkeley Lights (the “Berkeley Lights Board”).
Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001, of IsoPlexis (“IsoPlexis Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares of IsoPlexis Common Stock owned (i) by IsoPlexis as treasury stock, (ii) by Berkeley Lights or Merger Sub (unless owned by Berkeley Lights or Merger Sub in a fiduciary, representative or other capacity on behalf of other persons) or (iii) by any wholly owned subsidiary of IsoPlexis or Berkeley Lights (other than Merger Sub and unless held in a fiduciary, representative or other capacity on behalf of other persons)) will be converted into the right to receive 0.6120 fully paid and nonassessable shares (the “Exchange Ratio”) of common stock, par value $0.00005, of Berkeley Lights (“Berkeley Lights Common Stock”) (the “Merger Consideration”), together with cash in lieu of fractional shares of Berkeley Lights Common Stock, if any, and any unpaid dividends or other distributions. It is expected that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes.
At the Effective Time, (i) outstanding IsoPlexis stock options (whether vested or unvested) held by continuing employees will (a) if the per-share exercise price is equal to or greater than the average closing trading price for a share of IsoPlexis Common Stock rounded to the nearest one-tenth of a cent, as reported on The Nasdaq Global Select Market for the five most recent trading days ending on and including the third business day prior to the Effective Time (the “Company Trading Price”), be canceled for no consideration and (b) if the per-share exercise price is less than the Company Trading Price, convert into Berkeley Lights stock options of approximately equivalent value and generally on the same terms and conditions applicable immediately prior to the Effective Time, (ii) outstanding IsoPlexis stock options held by IsoPlexis service providers (other than continuing employees) that are (a) vested and unexercised or (b) would vest solely as a result of the consummation of the Merger will, in each case, be exercisable prior to the Effective Time and, to the extent unexercised at the Effective Time, will be canceled for no consideration, and (iii) outstanding IsoPlexis restricted shares will convert into restricted shares of Berkeley Lights Common Stock generally on the same terms and conditions applicable immediately prior to the Effective Time. In addition, at the Effective Time, the outstanding warrant for shares of IsoPlexis Common Stock issued by IsoPlexis to Perceptive Credit Holdings III, LP (“Perceptive”) will become exercisable for the Merger Consideration in accordance with the terms of the Warrant Certificate, dated March 30, 2022, between IsoPlexis and Perceptive.
The consummation of the Merger is subject to customary closing conditions, including, among others, (i) the adoption of the Merger Agreement by IsoPlexis’ stockholders and the approval by Berkeley Lights’ stockholders of the issuance of Berkeley Lights Common Stock to IsoPlexis stockholders in connection with the Merger (the “Share Issuance”), (ii) termination or expiration of any waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) effectiveness of the Berkeley Lights’ registration statement on Form S-4 to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Merger Agreement, (iv) approval of the listing on The Nasdaq Global Select Market of the shares of Berkeley Lights Common Stock issuable as Merger Consideration, subject to official notice of issuance and (v) the absence of a judgment or law that prevents, makes illegal, enjoins or prohibits the consummation of the Merger. The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct, subject to the materiality standards set forth in the Merger Agreement, and the other party having performed in all material respects its obligations under the Merger Agreement, in each case as set forth in the Merger Agreement. The obligation of IsoPlexis to consummate the Merger is further conditioned upon the receipt of a tax opinion of legal counsel to IsoPlexis.
The Merger Agreement contains customary representations, warranties and covenants of Berkeley Lights and IsoPlexis. Pursuant to the Merger Agreement, each of Berkeley Lights and IsoPlexis is required, among other things, (i) subject to certain exceptions, to use commercially reasonable efforts to conduct its business in the ordinary course consistent with past practice in all material respects during the interim period between the execution of the Merger Agreement and the consummation of the Merger, (ii) not to solicit alternative transactions and (iii) subject to certain exceptions, not to participate in discussions or negotiations regarding alternative transactions. In addition, the Merger Agreement contains covenants that require each of Berkeley Lights and IsoPlexis to call and hold special stockholder meetings and, subject to certain exceptions, require the IsoPlexis Board to recommend to IsoPlexis’ stockholders the adoption of the Merger Agreement and require the Berkeley Lights Board to recommend to Berkeley Lights’ stockholders the approval of the Share Issuance.
Prior to the adoption of the Merger Agreement by IsoPlexis’ stockholders, the IsoPlexis Board may, among other things, change its recommendation that IsoPlexis’ stockholders adopt the Merger Agreement. Prior to the approval of the share issuance by Berkeley Lights’ stockholders, the Berkeley Lights Board may, among other things, change its recommendation that Berkeley Lights’ stockholders approve the Share Issuance. Neither the IsoPlexis Board nor the Berkeley Lights Board, as applicable, may terminate the Merger Agreement to enter into a definitive acquisition agreement providing for a superior alternative transaction. Notwithstanding a change in the recommendation by the IsoPlexis Board or the Berkeley Lights Board, as applicable, each party is still required to convene the meeting of its stockholders to vote on the adoption of the Merger Agreement or the approval of the Share Issuance, as applicable.
The Merger Agreement provides for certain termination rights of both Berkeley Lights and IsoPlexis, including, among others, in the event that (i) the Merger is not consummated on or before June 21, 2023 (the “End Date”), which date may be extended, under certain circumstances, for up to two three-month periods up to December 21, 2023; (ii) the approval of the stockholders of IsoPlexis or the stockholders of Berkeley Lights is not obtained; or (iii) (a) by Berkeley Lights if the IsoPlexis Board changes its recommendation that IsoPlexis stockholders adopt the Merger Agreement and (b) by IsoPlexis if the Berkeley Lights Board changes its recommendation that Berkeley Lights stockholders approve the Share Issuance. The Merger Agreement further provides that, on termination of the Merger Agreement under specified circumstances, Berkeley Lights may be required to pay to IsoPlexis a termination fee of $2.3 million or IsoPlexis may be required to pay to Berkeley Lights a termination fee of $2.3 million, as applicable.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.
The Merger Agreement and the above description of the Merger Agreement have been included to provide investors with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about Berkeley Lights, IsoPlexis or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made by each party to the other for the purposes of allocating contractual risk between the parties rather than establishing matters as facts, and may be subject to a contractual standard of materiality that differs from those generally applicable to investors. Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Berkeley Lights or IsoPlexis. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Berkeley Lights, IsoPlexis or any of their respective subsidiaries, affiliates or businesses.
IsoPlexis Voting Agreement
On December 21, 2022, concurrently with the execution of the Merger Agreement, Berkeley Lights, Merger Sub and IsoPlexis entered into a voting agreement (the “IsoPlexis Voting Agreement”) with each of Brian Paul Miller, Brian P Miller and Giovanna R Miller, JTWROS, Connecticut Innovations, Incorporated, Northpond Capital, LP, Northpond Ventures, LP, North Sound Trading, LP, PCOF EQ AIV III, LP, Perceptive Credit Holdings III, LP, Perceptive Life Sciences Master Fund, Ltd., SMC Growth Capital Partners II, LP, SMC Holdings II, LP, SMC Private Equity Holdings, LP, Sean Mackay, The Miller Family 2011 Trust and Rong Fan (collectively, the “Specified IsoPlexis Stockholders”), who, together, hold approximately 68% of the outstanding shares of IsoPlexis Common Stock (the “Covered Shares”), pursuant to which, among other things, each Specified IsoPlexis Stockholder has (i) agreed to vote (or cause to be voted) all of its Covered Shares in favor of, among other things, the adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement and against alternative transactions and (ii) agreed, subject to certain exceptions, not to transfer its Covered Shares during the term of the IsoPlexis Voting Agreement; provided, that in the event that the IsoPlexis Board changes its recommendation that IsoPlexis stockholders adopt the Merger Agreement, the aggregate number of Covered Shares will automatically be reduced on a pro rata basis so that the Covered Shares shall collectively only constitute 30% of the outstanding shares of IsoPlexis Common Stock.
The IsoPlexis Voting Agreement will terminate upon the earliest to occur of (i) the Effective Time; (ii) the termination of the Merger Agreement in accordance with its terms or (iii) the date on which any amendment to the Merger Agreement is effected, or any waiver of IsoPlexis’ rights under the Merger Agreement is granted, in each case, without the Specified IsoPlexis Stockholders’ prior written consent, that (A) diminishes the Merger Consideration to be received by the stockholders of IsoPlexis, (B) changes the form of Merger Consideration payable to the stockholders of IsoPlexis, (C) extends the End Date or imposes any additional conditions to the consummation of the Merger or (D) affects any of the other material terms of certain specified provisions of the Merger Agreement in a manner that is materially adverse to any of the Specified IsoPlexis Stockholders in their capacity as such.
The foregoing description of the IsoPlexis Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the IsoPlexis Voting Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Berkeley Lights Voting Agreement
On December 21, 2022, concurrently with the execution of the Merger Agreement, IsoPlexis, Berkeley Lights and Merger Sub entered into a voting agreement (the “Berkeley Lights Voting Agreement”) with Dr. Igor Khandros and Susan Bloch (collectively, the “Specified Berkeley Lights Stockholders”), that, together, hold approximately 13% of the outstanding shares of Berkeley Lights Common Stock, pursuant to which, among other things, each Specified Berkeley Lights Stockholder has (i) agreed to vote (or cause to be voted) all of its shares of Berkeley Lights Common Stock in favor of, among other things, the approval of the Share Issuance and against alternative transactions and (ii) agreed, subject to certain exceptions, not to transfer its shares of Berkeley Lights Common Stock during the term of the Berkeley Lights Voting Agreement.
The Berkeley Lights Voting Agreement will terminate upon the earliest to occur of (i) the Effective Time; (ii) the termination of the Merger Agreement in accordance with its terms or (iii) the date on which any amendment to the Merger Agreement is effected, or any waiver of Berkeley Lights’ rights or IsoPlexis’ obligation under the Merger Agreement is granted, in each case, without the Specified Berkeley Lights Stockholders’ prior written consent, that (A) increases the Merger Consideration to be received by the stockholders of IsoPlexis, (B) changes the form of Merger Consideration payable to the stockholders of IsoPlexis, (C) extends the End Date or imposes any additional conditions to the consummation of the Merger or (D) affects any of the other material terms of certain specified provisions of the Merger Agreement in a manner that is materially adverse to any of the Specified Berkeley Lights Stockholders in their capacity as such.
The foregoing description of the Berkeley Lights Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Berkeley Lights Voting Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.
Item 8.01	Other Events.
On December 21, 2022, IsoPlexis and Berkeley Lights issued a joint press release announcing the entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Investor Presentation
On December 21, 2022, IsoPlexis and Berkeley Lights released a joint investor presentation. A copy of the joint investor presentation is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Letter to Employees
On December 21, 2022, IsoPlexis sent a letter to its employees regarding the Merger. A copy of the letter is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of December 21, 2022, among IsoPlexis Corporation, Berkeley Lights, Inc. and Iceland Merger Sub Inc.*
10.1	Voting Agreement, dated as of December 21, 2022, among Berkeley Lights, Inc., Iceland Merger Sub Inc., IsoPlexis Corporation and the stockholders party thereto
10.2	Voting Agreement, dated as of December 21, 2022, among IsoPlexis Corporation, Berkeley Lights, Inc., Iceland Merger Sub Inc. and the stockholders party thereto
99.1	Joint Press Release, dated December 21, 2022
99.2	Joint Investor Presentation
99.3	Letter to Employees
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request by the SEC.
Forward-Looking Statements
Certain statements in this communication regarding the proposed transaction between Berkeley Lights and IsoPlexis, the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding Berkeley Lights’s and IsoPlexis’ future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are often, but not always, made through the use of words or phrases such as “may”, “believe,” “anticipate,” “would,” “could”, “should,” “intend,” “seek,” “plan,” “will,” “expect(s),” “estimate(s),” “predict(s),” “project(s),” “target(s),” “forecast(s)”, “continue(s),” “contemplate(s),” “positioned,” “potential,” “strategy,” “outlook,” “forward,” “continuing,” “ongoing” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: the risk that the proposed transaction may not be completed in a timely manner or at all; the failure to receive, on a timely basis or otherwise, the required approvals of the proposed transaction by both Berkeley Lights’s stockholders and IsoPlexis’ stockholders; the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction, including in circumstances which would require Berkeley Lights or IsoPlexis to pay a termination fee; the effect of the announcement, pendency or completion of the proposed transaction on each of Berkeley Lights’s and IsoPlexis’ ability to attract, motivate or retain key employees, its ability to maintain relationships with its customers, suppliers, distributors and others with whom it does business, or its operating results and business generally; risks related to the proposed transaction diverting management’s attention from each of Berkeley Lights’s and IsoPlexis’ ongoing business operations; the risk of stockholder litigation in connection with the proposed transaction, including resulting expense or delay; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in connection with the proposed transaction within the expected timeframes or at all and to successfully integrate IsoPlexis’ operations into those of Berkeley Lights; the integration of IsoPlexis’ operations into those of Berkeley Lights being more difficult, time-consuming or costly than expected; effects relating to the announcement of the proposed transaction or any further announcements or the consummation of the proposed transaction on the market price of the common stock of each of Berkeley Lights and IsoPlexis; the possibility that each of Berkeley Lights’s and IsoPlexis’ expectations as to expenses, cash usage and cash needs may prove not to be correct for reasons such as changes in plans or actual events being different than its assumptions; the impacts of changes in general economic and business conditions, including changes in the financial markets; the implementation of each of Berkeley Lights’s and IsoPlexis’ business model and strategic plans for its products and technologies, and challenges inherent in developing, manufacturing, launching, marketing and selling existing and new products; uncertainties in contractual relationships, including interruptions or delays in the supply of components or materials for, or manufacturing of, products for each of Berkeley Lights and IsoPlexis; the ability of each of Berkeley Lights and IsoPlexis to establish and maintain intellectual property protection for products or avoid or defend claims of infringement; risks relating to competition within the industry in which each of Berkeley Lights and IsoPlexis operate; the impacts of potential product performance and quality issues; changes to and the impact of the laws, rules and regulations that regulate each of Berkeley Lights’s and IsoPlexis’ operations; and any other risks discussed in each of Berkeley Lights’s and IsoPlexis’ filings with the SEC, including Berkeley Lights’s and IsoPlexis’ Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Berkeley Lights and IsoPlexis assume no obligation to update or revise publicly the information in this communication, whether as a result of new information, future events or otherwise, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.
Participants in the Solicitation
Berkeley Lights, IsoPlexis and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction between Berkeley Lights and IsoPlexis under the rules of the SEC. Information regarding Berkeley Lights’s directors and executive officers is set forth in Berkeley Lights’s Proxy Statement on Schedule 14A for its 2022 Annual Meeting of Stockholders, which was filed with the SEC on April 15, 2022, and in certain of Berkeley Lights’s Current Reports on Form 8-K. To the extent holdings of Berkeley Lights’s securities by Berkeley Lights’s directors and executive officers have changed since the amounts set forth in such proxy statement, such changes have been or will be reflected on subsequent statements of beneficial ownership filed with the SEC. Information regarding IsoPlexis’ directors and executive officers is set forth in IsoPlexis’ revised Proxy Statement on Schedule 14A for its 2022 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2022, and in certain of IsoPlexis’ Current Reports on Form 8-K. To the extent holdings of IsoPlexis’ securities by IsoPlexis’ directors and executive officers have changed since the amounts set forth in such proxy statement, such changes have been or will be reflected on subsequent statements of beneficial ownership filed with the SEC. These documents can be obtained free of charge from the sources indicated below. Additional information regarding the interests of these participants will be set forth in the joint proxy statement/prospectus relating to the proposed transaction when it becomes available.
Additional Information and Where to Find It
In connection with the proposed transaction between Berkeley Lights and IsoPlexis, Berkeley Lights and IsoPlexis intend to file relevant materials with the SEC, including a Berkeley Lights registration statement on Form S-4 that will include a joint proxy statement of Berkeley Lights and IsoPlexis that also constitutes a prospectus of Berkeley Lights. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BERKELEY LIGHTS, ISOPLEXIS AND THE PROPOSED TRANSACTION. The joint proxy statement/prospectus and other documents relating to the proposed transaction (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. These documents (when they are available) can also be obtained free of charge from Berkeley Lights’s investor relations website at www.investors.berkeleylights.com or from IsoPlexis’ investor relations website at www.investors.isoplexis.com.
No Offer or Solicitation
This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 21, 2022	ISOPLEXIS CORPORATION

	By:	/s/ John Strahley
Name: John Strahley
Title: Chief Financial Officer

isoplexis VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.investorvote.com/ISO** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Sign up for electronic delivery at www.investorvote.com/ISO

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

+

A Proposals — The Board of Directors recommends you vote "FOR" each of the following proposals:

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X +

03R68B

The Special Meeting of IsoPlexis Corporation Stockholders will be held on March 16, 2023 at 11:00 a.m., Eastern Time, virtually via the Internet at meetnow.global/MXPL9X4

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Special Meeting of IsoPlexis Corporation Stockholders. The material is available at: www.investorvote.com/ISO

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Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/ISO

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

IsoPlexis Corporation

Notice of Special Meeting of IsoPlexis Corporation Stockholders

Proxy Solicited by Board of Directors for Special Meeting — March 16, 2023

Sean Mackay and John G. Conley, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of IsoPlexis Corporation to be held on March 16, 2023 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote "FOR" the IsoPlexis merger proposal and "FOR" the IsoPlexis adjournment proposal.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

(Items to be voted appear on reverse side)